As filed with the Securities and Exchange Commission on February 9, 1998.

                                                     Registration No. 333-20299

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                AMENDMENT NO. 4
                                      TO
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        GROUP TECHNOLOGIES CORPORATION
            (Exact name of registrant as specified in its charter)

            FLORIDA                         3672                 59-2948116
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)
                          10901 Malcolm McKinley Drive
                             Tampa, Florida  33612
                                 (813) 972-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Thomas W. Lovelock, President
                         Group Technologies Corporation
                          10901 Malcolm McKinley Drive
                              Tampa, Florida 33612
                            Telephone (813) 972-6000
                            Facsimile (813) 972-6978
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With Copies to:
          DAVID C. SHOBE, ESQ.                    ROBERT A. HEATH, ESQ.
          Fowler, White, Gillen, Boggs,           Wyatt, Tarrant & Combs
          Villareal and Banker, P.A.              2800 Citizens Plaza
          Suite 1700                              500 West Jefferson Street
          501 East Kennedy Boulevard              Louisville, Kentucky 40202
          Tampa, Florida  33602                   Telephone (502) 562-7201
          Telephone (813) 222-1123                Facsimile (502) 589-0309
          Facsimile (813) 228-9401

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after conditions contained in the Reorganization Agreement have been satisfied.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Letterhead of Group Technologies Corporation

                               February __, 1998


To the Shareholders of Group Technologies Corporation:

     You are cordially invited to attend a Special Meeting of Shareholders of Group Technologies Corporation ("GTC") to be held at the Holiday Inn located at 2701 East Fowler Avenue, Tampa, Florida on Monday, March 16, 1998, at 10:00 a.m. local time (the "GTC Special Meeting").

     At the GTC Special Meeting, you will be asked to approve: (i) the Fourth Amended and Restated Agreement and Plan of Reorganization, dated as of February 5, 1998 (the "Reorganization Agreement"), by and among GTC, Group Financial Partners, Inc. ("GFP"), Tube Turns Technologies, Inc. ("Tube Turns") and Bell Technologies, Inc. ("Bell"), including the issuance of shares of GTC's voting common stock, par value $.01 per share (the "GTC Common Stock") contemplated thereby; (ii) amendments to GTC's Articles of Incorporation to increase the authorized shares of voting common stock and to effect a 1-for-4 reverse stock split (the "Reverse Stock Split"); and (iii) the reincorporation of GTC in Delaware through the merger of GTC into a newly formed Delaware corporation wholly-owned by GTC (the "Reincorporation"). Pursuant to the Reorganization Agreement, the following events will occur, in chronological order: (i) all of the outstanding shares of GFP Partners-V, Inc., Unison Commercial Group, Inc. and BW Riverport, Inc. will be distributed to the shareholders of GFP; (ii) Tube Turns will merge with and into a newly formed, wholly-owned subsidiary of GTC ("New Tube Turns"); (iii) Bell will merge with and into a newly formed, wholly-owned subsidiary of GTC ("New Bell"); (iv) GFP will merge with and into GTC; and
(v) GTC will contribute all of the assets of GTC (other than the shares of New Tube Turns and New Bell and the shares of BT Holdings, Inc. and Metrum-Datatape, Inc., former wholly-owned subsidiaries of GFP) into a newly formed, wholly-owned subsidiary of GTC, and this subsidiary will assume all of the liabilities of GTC, all in accordance with the Florida Business Corporation Act, as amended, and the Kentucky Revised Statutes, as amended, (the "Reorganization"). Approval of the Reorganization Agreement requires the affirmative vote of a majority of the votes cast by holders of GTC Common Stock entitled to vote at the GTC Special Meeting. Immediately after consummation of the Reorganization, GTC will effect the Reverse Stock Split and the Reincorporation.

     Because, under the Reorganization Agreement, the shares of GTC Common Stock will be valued at $3.04 per share, the shareholders of GFP, Tube Turns and Bell will bear the risk of market fluctuations below $3.04 per share inasmuch as they will receive 34,255,530, 7,472,877 and 13,638,857 shares, respectively, in the aggregate, regardless of the actual trading price of shares of GTC Common Stock. Similarly, under the Reorganization Agreement, GTC will bear the risk of market fluctuations above $3.04 per share. The number of shares of GTC Common Stock issuable to the shareholders of GFP includes the 15,064,625 shares of GTC Common Stock owned by GFP immediately prior to the effective time of the Reorganization and the 19,190,905 shares of GTC Common Stock to be received by GFP in the Tube Turns Merger and the Bell Merger attributable to GFP's ownership of Tube Turns and Bell, respectively.

     The aggregate consideration to be received by the shareholders of GFP, Tube Turns and Bell is $104,136,813, $22,717,679 and $41,462,080, respectively. The aggregate consideration to be received by shareholders of GFP includes $45,796,377 attributable to the GTC Common Stock owned by GFP immediately prior to the effective time of the Reorganization and $21,261,900 and $37,078,536 attributable to shares of GTC Common Stock receivable in the Tube Turns Merger and the Bell Merger, respectively. The valuations used in determining the aggregate consideration were determined by or under the direction of certain affiliates of GTC who have conflicts of interest in this transaction, as more fully explained in the accompanying Joint Proxy Statement/Prospectus under the heading "Summary--Conflicts of Interest."

     The accompanying Joint Proxy Statement/Prospectus and the appendices thereto provide information about each of the proposals your Board of Directors will be recommending at the GTC Special Meeting. These documents contain detailed information concerning the proposed Reorganization and certain additional information, including, without limitation, the information set forth under the heading "Risk Factors," which describes, among other items, risks inherent in the proposed Reorganization, all of which you are urged to read carefully. It is important that your GTC Common Stock be represented at the GTC Special Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the GTC Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the GTC Special Meeting.

     A Special Committee of your Board of Directors consisting of the independent directors has recommended the Reorganization for the reasons set forth in the accompanying Joint Proxy Statement/Prospectus. The Special Committee engaged J.C. Bradford & Co., LLC ("Bradford"), a nationally recognized investment banking firm, to advise the Special Committee in connection with the Reorganization. Bradford has delivered its opinion to the Special Committee, a copy of which is attached hereto, to the effect that the merger of GFP with and into GTC and the merger of Tube Turns and Bell with and into the New Tube Turns and the New Bell, respectively, are fair to the shareholders of GTC, other than GFP, from a financial point of view. Based on the foregoing, the Special Committee and your Board of Directors believes that the Reorganization is fair to, and in the best interests of, GTC and its shareholders. Based on the recommendation of the Special Committee, the Board has approved the Reorganization Agreement and recommends that you vote to approve the Reorganization Agreement and the issuance of GTC Common Stock pursuant to the Reorganization Agreement. Certain members of the Board of Directors of GTC have conflicts of interests in this transaction, but these persons were not members of the Special Committee of your Board of Directors. See "The Reorganization-- Conflicts of Interest" in the accompanying Joint Proxy Statement/Prospectus.

     The Board of Directors also recommends that you vote to approve the amendment to the GTC Articles of Incorporation to increase the authorized shares of voting common stock, the Reverse Stock Split and the Reincorporation.

                                       Sincerely,


                                       Thomas W. Lovelock
                                       President and Chief Executive Officer

                        GROUP TECHNOLOGIES CORPORATION
                         10901 Malcolm McKinley Drive
                             Tampa, Florida 33612

                                --------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MARCH 16, 1998


To the Shareholders of Group Technologies Corporation:

          Notice is hereby given that a Special Meeting of Shareholders of Group Technologies Corporation ("GTC") has been called by the Board of Directors and will be held at the Holiday Inn, located at 2701 East Fowler Avenue, Tampa, Florida on Monday, March 16, 1998 at 10:00 a.m. local time, for the following purposes:

          1. To consider and vote upon a proposal to approve the Fourth Amended and Restated Agreement and Plan of Reorganization dated as of February 5, 1998 (the "Reorganization Agreement"), by and among GTC, Group Financial Partners, Inc., Tube Turns Technologies, Inc. and Bell Technologies, Inc. including the issuance of shares of GTC's voting common stock, par value $.01 per share ("GTC Common Stock"), contemplated thereby;

          2. Conditioned upon the approval of proposal 1, and further conditioned upon the failure to approve proposal 4 below to reincorporate GTC in Delaware, to consider and vote upon a proposal to amend the Articles of Incorporation of GTC to increase the authorized shares of GTC Common Stock from 40,000,000 shares to 60,000,000 shares;

          3. Conditioned upon the approval of proposal 1, to consider and vote upon a proposal to amend the Articles of Incorporation of GTC to effect a 1-for-4 reverse stock split;

          4. Conditioned upon the approval of proposal 1, to consider and vote upon a proposal to reincorporate GTC in Delaware through the merger of GTC with and into a newly formed Delaware corporation wholly-owned by GTC; and

          5. To transact other business incidental to the conduct of the Special Meeting or any adjournments or postponements thereof.

          The Board of Directors has fixed the close of business on February 9, 1998 as the record date for the determination of the holders of GTC Common Stock entitled to notice of and to vote at the Special Meeting. The Reorganization Agreement and related matters and other proposals to be considered at the Special Meeting are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the Appendices thereto, which form a part of this Notice.

          ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT SHAREHOLDER HAS RETURNED A PROXY. ANY SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE SPECIAL MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON. WRITTEN REVOCATIONS OF A PROXY OR SUBSEQUENT DATED PROXIES MAY BE DELIVERED BY FACSIMILE TO THE ATTENTION OF THE UNDERSIGNED, FACSIMILE NUMBER (813) 972-6715, AND WILL BE ACCEPTED ON THE DAY OF THE SPECIAL MEETING UP UNTIL VOTING IS CLOSED ON ANY SPECIFIC MATTER AS TO WHICH SUCH PROXY RELATES.

                                       By Order of the Board of Directors,


                                       Michael L. Schuman
                                       Secretary

Tampa, Florida
February __, 1998

                        GROUP TECHNOLOGIES CORPORATION
                                REVOCABLE PROXY
     (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GROUP TECHNOLOGIES
               CORPORATION FOR A SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MARCH 16, 1998)


     The undersigned hereby appoints Jeffrey T. Gill and Thomas W. Lovelock and either of them, with full power of substitution, as attorneys and proxies for the undersigned, to represent and vote shares of common stock of Group Technologies Corporation, a Florida corporation ("GTC") standing in my name on the books and records of GTC at the close of business on February 9, 1998, which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at the Holiday Inn located at 2701 East Fowler Avenue, Tampa, Florida, on Monday, March 16, 1998 at 10:00 a.m. local time, and at any and all adjournments or postponements, as follows:

     1. To approve the Fourth Amended and Restated Agreement and Plan of Reorganization dated as of February 5, 1998 (the "Reorganization Agreement") by and among GTC, Group Financial Partners, Inc., Tube Turns Technologies, Inc. and Bell Technologies, Inc., including the issuance of shares of GTC voting common stock, par value $.01 per share ("GTC Common Stock"), contemplated thereby.

                [_] FOR         [_] AGAINST         [_] ABSTAIN

     2. Conditioned upon the approval of proposal 1 and further conditioned upon the failure to approve proposal 4, to approve an amendment to GTC's Articles of Incorporation to increase the authorized shares of GTC Common Stock from 40,000,000 shares to 60,000,000 shares.

                [_] FOR         [_] AGAINST         [_] ABSTAIN

     3. Conditioned upon the approval of proposal 1, to approve an amendment to GTC's Articles of Incorporation to effect a 1-for-4 reverse stock split.

                [_] FOR         [_] AGAINST         [_] ABSTAIN

     4. Conditioned upon the approval of proposal 1, to approve the reincorporation of GTC in Delaware through the merger of GTC with and into a newly formed Delaware corporation wholly-owned by GTC.

                [_] FOR         [_] AGAINST         [_] ABSTAIN

     THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSAL(S) STATED ABOVE IF NO CHOICE IS MADE HEREON.

     To vote in their discretion upon other matters incidental to the conduct of the Special Meeting or any adjournment thereof.

     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of GTC at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt of a Notice of Special Meeting called for the 16th day of March, 1998 and the Joint Proxy Statement/Prospectus dated the ____ day of February, 1998 prior to the execution of this Proxy.


                                       DATE:
                                             -------------------------------

                                       -------------------------------------
                                              Print Name of Shareholder

                                       -------------------------------------
                                               Signature of Shareholder

                                       DATE:
                                             -------------------------------

                                       -------------------------------------
                                              Print Name of Shareholder

                                       -------------------------------------
                                               Signature of Shareholder

     (Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one trustee, all should sign. If shares are held jointly, each holder should sign.)

                 Letterhead of Group Financial Partners, Inc.



                               February __, 1998


To the Shareholders of Group Financial Partners, Inc.:

          You are cordially invited to attend a Special Meeting of Shareholders of Group Financial Partners, Inc. ("GFP") to be held at 455 South Fourth Avenue, Suite 350, Louisville, Kentucky, on Tuesday, March 17, 1998 at the hour of 10:00 a.m. local time (the "GFP Special Meeting").

          At the GFP Special Meeting, you will be asked to approve the Fourth Amended and Restated Agreement and Plan of Reorganization dated as of February 5, 1998 (the "Reorganization Agreement"), by and among Group Technologies Corporation ("GTC"), Tube Turns Technologies, Inc. ("Tube Turns"), Bell Technologies, Inc. ("Bell") and GFP. Pursuant to the Reorganization Agreement, the following events will occur, in chronological order: (i) all of the outstanding shares of GFP Partners-V, Inc., Unison Commercial Group, Inc. and BW Riverport, Inc. will be distributed to the shareholders of GFP; (ii) Tube Turns will merge with and into a newly formed, wholly-owned subsidiary of GTC ("New Tube Turns"); (iii) Bell will merge with and into a newly formed, wholly-owned subsidiary of GTC ("New Bell"); (iv) GFP will merge with and into GTC; and (v) GTC will contribute all of the assets of GTC (other than the shares of New Tube Turns and New Bell and the shares of BT Holdings, Inc. and Metrum-Datatape, Inc., former wholly-owned subsidiaries of GFP) into a newly formed, wholly-owned subsidiary of GTC, and this subsidiary will assume all of the liabilities of GTC, all in accordance with the Florida Business Corporation Act, as amended, and the Kentucky Revised Statutes, as amended (the "Reorganization"). Approval of the Reorganization Agreement requires the affirmative vote of a majority of the votes cast by holders of the common stock, no par value per share of GFP (the "GFP Common Stock"), entitled to vote at the GFP Special Meeting.

          Because, under the Reorganization Agreement, the shares of GTC Common Stock will be valued at $3.04 per share, the shareholders of GFP, Tube Turns and Bell will bear the risk of market fluctuations below $3.04 per share inasmuch as they will receive 34,255,530, 7,472,877 and 13,638,857 shares, respectively, in the aggregate, regardless of the actual trading price of shares of GTC Common Stock. Similarly, under the Reorganization Agreement, GTC will bear the risk of market fluctuations above $3.04 per share. The number of shares of GTC Common Stock issuable to the shareholders of GFP includes the 15,064,625 shares of GTC Common Stock owned by GFP immediately prior to the effective time of the Reorganization and the 19,190,905 shares of GTC Common Stock to be received by GFP in the Tube Turns Merger and the Bell Merger attributable to GFP's ownership of Tube Turns and Bell, respectively.

          The aggregate consideration to be received by the shareholders of GFP is $104,136,813. The aggregate consideration to be received by shareholders of GFP includes $45,796,377 attributable to the GTC Common Stock owned by GFP immediately prior to the effective time of the Reorganization and $21,261,900 and $37,078,536 attributable to shares of GTC Common Stock receivable in the Tube Turns Merger and the Bell Merger, respectively. The valuations used in determining the aggregate consideration were determined by or under the direction of certain affiliates of GTC who have conflicts of interest in this transaction, as more fully explained in the accompanying Joint Proxy Statement/Prospectus under the heading "Summary--Conflicts of Interest."

          The accompanying Joint Proxy Statement/Prospectus and the appendices thereto provide detailed information concerning the proposed Reorganization and certain additional information, including, without limitation, the information set forth under the heading "Risk Factors," which describes, among other items, risks inherent in the proposed Reorganization, all of which you are urged to read carefully. It is important that your GFP Common Stock be represented at the GFP Special Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the GFP Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the GFP Special Meeting.

          Your Board of Directors believes that the Reorganization is fair to, and in the best interests of, GFP and its shareholders. The Board of Directors has unanimously approved the Reorganization Agreement and unanimously recommends that you vote to approve the Reorganization Agreement. Members of the Board of Directors of GFP have conflicts of interest in this transaction. See "The Reorganization--Conflicts of Interest" in the accompanying Joint Proxy Statement/Prospectus.

          Please note that immediately after the Reorganization, GTC proposes to engage in two additional transactions: (i) a 1-for-4 reverse stock split (the "Reverse Stock Split") and (ii) the reincorporation of GTC in Delaware through the merger of GTC into a newly formed Delaware corporation wholly-owned by GTC (the "Reincorporation"). While you will not have the right to vote on either of these transactions, your rights as a post-Reorganization shareholder of GTC will be affected by these transactions. Accordingly, you are urged to review the information on the Reverse Stock Split and the Reincorporation contained in the accompanying Joint Proxy Statement/Prospectus.

                                       Sincerely,



                                       Jeffrey T. Gill
                                       President and Chief Executive Officer

                        GROUP FINANCIAL PARTNERS, INC.
                            455 South Fourth Avenue
                                   Suite 350
                          Louisville, Kentucky 40202

                                 -------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MARCH 17, 1998


To the Shareholders of Group Financial Partners, Inc.:

     Notice is hereby given that a Special Meeting of Shareholders of Group Financial Partners, Inc., a Kentucky corporation ("GFP"), has been called by the Board of Directors and will be held at 455 South Fourth Avenue, Suite 350, Louisville, Kentucky, on Tuesday, March 17, 1998 at the hour of 10:00 a.m. local time, for the following purposes:

     1. To consider and vote upon a proposal to approve the Fourth Amended and Restated Agreement and Plan of Reorganization dated as of February 5, 1998 (the "Reorganization Agreement"), by and among Group Technologies Corporation, Tube Turns Technologies, Inc., Bell Technologies, Inc. and GFP.

     2. To transact such other business incidental to the conduct of the Special Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on February 9, 1998 as the record date for the determination of the holders of the common stock, no par value per share, of GFP entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. The Reorganization and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the Appendices thereto, which form a part of this Notice.

     PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE SPECIAL MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON. WRITTEN REVOCATIONS OF A PROXY OR SUBSEQUENT DATED PROXIES MAY BE DELIVERED BY FACSIMILE TO THE ATTENTION OF THE UNDERSIGNED, FACSIMILE NUMBER (502) 585-1602, AND WILL BE ACCEPTED ON THE DAY OF THE SPECIAL MEETING UP UNTIL VOTING IS CLOSED ON ANY SPECIFIC MATTER AS TO WHICH SUCH PROXY RELATES.

                                       By Order of the Board of Directors,


                                       R. Scott Gill
                                       Secretary

Louisville, Kentucky
February __, 1998

                        GROUP FINANCIAL PARTNERS, INC.
                                REVOCABLE PROXY
               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
             GROUP FINANCIAL PARTNERS, INC. FOR A SPECIAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON MARCH 17, 1998)


          The undersigned hereby appoints Anthony C. Allen and Richard L. Davis, and either of them, with full power of substitution, as attorneys and proxies for the undersigned, to represent and vote shares of common stock of Group Financial Partners, Inc., a Kentucky corporation ("GFP"), standing in my name on the books and records of GFP at the close of business on February 9, 1998, which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at 455 South Fourth Avenue, Suite 350, Louisville, Kentucky, on Tuesday, March 17, 1998 at the hour of 10:00 a.m. local time, and at any and all adjournments or postponements, as follows:

          1. To approve the Fourth Amended and Restated Agreement and Plan of Reorganization dated as of February 5, 1998 (the "Reorganization Agreement"), by and among Group Technologies Corporation, Tube Turns Technologies, Inc., Bell Technologies, Inc. and GFP.

                [_] FOR         [_] AGAINST         [_] ABSTAIN

          THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE IF NO CHOICE IS MADE HEREON.

          To vote in their discretion upon other matters incidental to the conduct of the Special Meeting or any adjournment thereof.

          Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of GFP at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

          The undersigned acknowledges receipt of a Notice of Special Meeting called for the 17th day of March, 1998 and the Joint Proxy Statement/Prospectus dated the ____ day of February, 1998 prior to the execution of this Proxy.

                                       DATE:
                                             -------------------------------

                                       -------------------------------------
                                              Print Name of Shareholder

                                       -------------------------------------
                                               Signature of Shareholder

                                       DATE:
                                             -------------------------------

                                       -------------------------------------
                                              Print Name of Shareholder

                                       -------------------------------------
                                               Signature of Shareholder

          (Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one trustee, all should sign. If shares are held jointly, each holder should sign.)

                  Letterhead of Tube Turns Technologies, Inc.


                               February __, 1998


To the Shareholders of Tube Turns Technologies, Inc.:

          You are cordially invited to attend a Special Meeting of Shareholders of Tube Turns Technologies, Inc. ("Tube Turns") to be held at 2820 West Broadway, Louisville, Kentucky, on Tuesday, March 17, 1998 at the hour of 11:30 a.m. local time (the "Tube Turns Special Meeting").

          At the Tube Turns Special Meeting, you will be asked to approve the Fourth Amended and Restated Agreement and Plan of Reorganization dated as of February 5, 1998 (the "Reorganization Agreement"), by and among Group Technologies Corporation ("GTC"), Bell Technologies, Inc. ("Bell"), Group Financial Partners, Inc. ("GFP") and Tube Turns. Pursuant to the Reorganization Agreement, the following events will occur, in chronological order: (i) all of the outstanding shares of GFP Partners-V, Inc., Unison Commercial Group, Inc. and BW Riverport, Inc. will be distributed to the shareholders of GFP; (ii) Tube Turns will merge with and into a newly formed, wholly-owned subsidiary of GTC ("New Tube Turns"); (iii) Bell will merge with and into a newly formed, wholly-owned subsidiary of GTC ("New Bell"); (iv) GFP will merge with and into GTC; and
(v) GTC will contribute all of the assets of GTC (other than the shares of New Tube Turns and New Bell and the shares of BT Holdings, Inc. and Metrum-Datatape, Inc., former wholly-owned subsidiaries of GFP) into a newly formed, wholly-owned subsidiary of GTC, and this subsidiary will assume all of the liabilities of GTC, all in accordance with the Florida Business Corporation Act, as amended, and the Kentucky Revised Statutes, as amended (the "Reorganization"). Approval of the Reorganization Agreement requires the affirmative vote of a majority of the votes cast by holders of the common stock, no par value per share of Tube Turns (the "Tube Turns Common Stock"), entitled to vote at the Tube Turns Special Meeting.

          Because, under the Reorganization Agreement, the shares of GTC Common Stock will be valued at $3.04 per share, the shareholders of GFP, Tube Turns and Bell will bear the risk of market fluctuations below $3.04 per share inasmuch as they will receive 34,255,530, 7,472,877 and 13,638,857 shares, respectively, in the aggregate, regardless of the actual trading price of shares of GTC Common Stock. Similarly, under the Reorganization Agreement, GTC will bear the risk of market fluctuations above $3.04 per share. The number of shares of GTC Common Stock issuable to the shareholders of GFP includes the 15,064,625 shares of GTC Common Stock owned by GFP immediately prior to the effective time of the Reorganization and the 19,190,905 shares of GTC Common Stock to be received by GFP in the Tube Turns Merger and the Bell Merger attributable to GFP's ownership of Tube Turns and Bell, respectively.

          The aggregate consideration to be received by the shareholders of Tube Turns is $22,717,679. The valuation used in determining this aggregate consideration was determined by or under the direction of certain affiliates of Tube Turns who have conflicts of interest in this transaction, as more fully explained in the accompanying Joint Proxy Statement/Prospectus under the heading "Summary--Conflicts of Interest."

          The accompanying Joint Proxy Statement/Prospectus and the appendices thereto provide detailed information concerning the proposed Reorganization and certain additional information, including, without limitation, the information set forth under the heading "Risk Factors," which describes, among other items, risks inherent in the proposed Reorganization, all of which you are urged to read carefully. It is important that your Tube Turns Common Stock be represented at the Tube Turns Special Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Tube Turns Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Tube Turns Special Meeting.

          Your Board of Directors believes that the Reorganization is fair to, and in the best interests of, Tube Turns and its shareholders. The Board of Directors has unanimously approved the Reorganization Agreement and unanimously recommends that you vote to approve the Reorganization Agreement. Certain members of the Board of Directors of Tube Turns have conflicts of interest in this transaction. See "The Reorganization--Conflicts of Interest" in the accompanying Joint Proxy Statement/Prospectus.

          Please note that immediately after the Reorganization, GTC proposes to engage in two additional transactions: (i) a 1-for-4 reverse stock split (the "Reverse Stock Split") and (ii) the reincorporation of GTC in Delaware through the merger of GTC into a newly formed Delaware corporation wholly-owned by GTC (the "Reincorporation"). While you will not have the right to vote on either of these transactions, your rights as a post-Reorganization shareholder of GTC will be affected by these transactions. Accordingly, you are urged to review the information on the Reverse Stock Split and the Reincorporation contained in the accompanying Joint Proxy Statement/Prospectus.

                                      Sincerely,

                                      John M. Kramer
                                      President and Chief Executive Officer

                         TUBE TURNS TECHNOLOGIES, INC.
                              2820 West Broadway
                          Louisville, Kentucky 40211
                               ________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MARCH 17, 1998

To the Shareholders of Tube Turns Technologies, Inc.:

          Notice is hereby given that a Special Meeting of Shareholders of Tube Turns Technologies, Inc., a Kentucky corporation ("Tube Turns"), has been called by the Board of Directors and will be held at 2820 West Broadway, Louisville, Kentucky on Tuesday, March 17, 1998 at the hour of 11:30 a.m. local time, for the following purposes:

          1. To consider and vote upon a proposal to approve the Fourth Amended and Restated Agreement and Plan of Reorganization dated as of February 5, 1998 (the "Reorganization Agreement"), by and among Group Technologies Corporation, Bell Technologies, Inc., Group Financial Partners, Inc. and Tube Turns.

          2. To transact such other business incidental to the conduct of the Special Meeting or any adjournments or postponements thereof.

          The Board of Directors has fixed the close of business on February 9, 1998 as the record date for the determination of the holders of the common stock, no par value per share, of Tube Turns entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. The Reorganization and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the Appendices thereto, which form a part of this Notice.

     PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

          ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE SPECIAL MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON. WRITTEN REVOCATIONS OF A PROXY OR SUBSEQUENT DATED PROXIES MAY BE DELIVERED BY FACSIMILE, TO THE ATTENTION OF THE UNDERSIGNED, FACSIMILE NUMBER (502) 774-6336, AND WILL BE ACCEPTED ON THE DAY OF THE SPECIAL MEETING UP UNTIL VOTING IS CLOSED ON ANY SPECIFIC MATTER AS TO WHICH SUCH PROXY RELATES.

                                        By Order of the Board of Directors,


                                        Norman E. Zelesky
                                        Secretary

Louisville, Kentucky
February __, 1998

                         TUBE TURNS TECHNOLOGIES, INC.
                                REVOCABLE PROXY
               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              TUBE TURNS TECHNOLOGIES, INC. FOR A SPECIAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON MARCH 17, 1998)

          The undersigned hereby appoints John M. Kramer and Russell H. Johnson, and either of them, with full power of substitution, as attorneys and proxies for the undersigned, to represent and vote shares of common stock of Tube Turns Technologies, Inc., a Kentucky corporation ("Tube Turns"), standing in my name on the books and records of Tube Turns at the close of business on February 9, 1998, which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at 2820 West Broadway, Louisville, Kentucky, on Tuesday, March 17, 1998 at the hour of 11:30 a.m. local time, and at any and all adjournments or postponements, as follows:

          1. To approve the Fourth Amended and Restated Agreement and Plan of Reorganization dated as of February 5, 1998 (the "Reorganization Agreement"), by and among Group Technologies Corporation, Bell Technologies, Inc., Group Financial Partners, Inc. and Tube Turns.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

          THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE IF NO CHOICE IS MADE HEREON.

          To vote in their discretion upon other matters incidental to the conduct of the Special Meeting or any adjournment thereof.

          Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of Tube Turns at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

          The undersigned acknowledges receipt of a Notice of Special Meeting called for the 17th day of March, 1998 and the Joint Proxy Statement/Prospectus dated the ____ day of February, 1998 prior to the execution of this Proxy.

                         DATE:______________________________

                         ___________________________________
                         Print Name of Shareholder

                         ___________________________________
                         Signature of Shareholder

                         DATE:_____________________________

                         ___________________________________
                         Print Name of Shareholder

                         ___________________________________
                         Signature of Shareholder

          (Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one trustee, all should sign. If shares are held jointly, each holder should sign.)

                     Letterhead of Bell Technologies, Inc.

                               February __, 1998

To the Shareholders of Bell Technologies, Inc.:

     You are cordially invited to attend a Special Meeting of Shareholders of Bell Technologies, Inc. ("Bell") to be held at 6120 Hanging Moss Road, Orlando, Florida, on Monday, March 16, 1998 at the hour of 2:00 p.m. local time (the "Bell Special Meeting").

     At the Bell Special Meeting, you will be asked to approve the Fourth Amended and Restated Agreement and Plan of Reorganization dated as of February 5, 1998 (the "Reorganization Agreement"), by and among Group Technologies Corporation ("GTC"), Tube Turns Technologies, Inc., Group Financial Partners, Inc. and Bell. Pursuant to the Reorganization Agreement, the following events will occur, in chronological order: (i) all of the outstanding shares of GFP Partners-V, Inc., Unison Commercial Group, Inc. and BW Riverport, Inc. will be distributed to the shareholders of GFP; (ii) Tube Turns will merge with and into a newly formed, wholly-owned subsidiary of GTC ("New Tube Turns"); (iii) Bell will merge with and into a newly formed, wholly-owned subsidiary of GTC ("New Bell"); (iv) GFP will merge with and into GTC; and (v) GTC will contribute all of the assets of GTC (other than the shares of New Tube Turns and New Bell and the shares of BT Holdings, Inc. and Metrum-Datatape, Inc., former wholly-owned subsidiaries of GFP) into a newly formed, wholly-owned subsidiary of GTC, and this subsidiary will assume all of the liabilities of GTC, all in accordance with the Florida Business Corporation Act, as amended, and the Kentucky Revised Statutes, as amended (the "Reorganization"). Approval of the Reorganization Agreement requires the affirmative vote of a majority of the votes cast by holders of the common stock, par value $.01 per share of Bell (the "Bell Common Stock"), entitled to vote at the Bell Special Meeting.

     Because, under the Reorganization Agreement, the shares of GTC Common Stock will be valued at $3.04 per share, the shareholders of GFP, Tube Turns and Bell will bear the risk of market fluctuations below $3.04 per share inasmuch as they will receive 34,255,530, 7,472,877 and 13,638,857 shares, respectively, in the aggregate, regardless of the actual trading price of shares of GTC Common Stock. Similarly, under the Reorganization Agreement, GTC will bear the risk of market fluctuations above $3.04 per share. The number of shares of GTC Common Stock issuable to the shareholders of GFP includes the 15,064,625 shares of GTC Common Stock owned by GFP immediately prior to the effective time of the Reorganization and the 19,190,905 shares of GTC Common Stock to be received by GFP in the Tube Turns Merger and the Bell Merger attributable to GFP's ownership of Tube Turns and Bell, respectively.

     The aggregate consideration to be received by the shareholders of Bell is $41,462,080. The valuation used in determining this aggregate consideration was determined by or under the direction of certain affiliates of Bell who have conflicts of interest in this transaction, as more fully explained in the accompanying Joint Proxy Statement/Prospectus under the heading "Summary-- Conflicts of Interest."

     The accompanying Joint Proxy Statement/Prospectus and the appendices thereto provide detailed information concerning the proposed Reorganization and certain additional information, including, without limitation, the information set forth under the heading "Risk Factors," which describes, among other items, risks inherent in the proposed Reorganization, all of which you are urged to read carefully. It is important that your Bell Common Stock be represented at the Bell Special Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the

Bell Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Bell Special Meeting.

     Your Board of Directors believes that the Reorganization is fair to, and in the best interests of, Bell and its shareholders. The Board of Directors has unanimously approved the Reorganization Agreement and unanimously recommends that you vote to approve the Reorganization Agreement. Certain members of the Board of Directors of Bell have conflicts of interest in this transaction. See "The Reorganization--Conflicts of Interest" in the accompanying Joint Proxy Statement/Prospectus.

     Please note that immediately after the Reorganization, GTC proposes to engage in two additional transactions: (i) a 1-for-4 reverse stock split (the "Reverse Stock Split") and (ii) the reincorporation of GTC in Delaware through the merger of GTC into a newly formed Delaware corporation wholly-owned by GTC (the "Reincorporation"). While you will not have the right to vote on either of these transactions, your rights as a post-Reorganization shareholder of GTC will be affected by these transactions. Accordingly, you are urged to review the information on the Reverse Stock Split and the Reincorporation contained in the accompanying Joint Proxy Statement/Prospectus.

                                  Sincerely,

                                  Robert E. Gill
                                  President and Chief Executive Officer

                            BELL TECHNOLOGIES, INC.
                            6120 Hanging Moss Road
                            Orlando, Florida 32807
                               ________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MARCH 16, 1998

To the Shareholders of Bell Technologies, Inc.:

          Notice is hereby given that a Special Meeting of Shareholders of Bell Technologies, Inc., a Florida corporation ("Bell"), has been called by the Board of Directors and will be held at 6120 Hanging Moss Road, Orlando, Florida, on Monday, March 16, 1998 at the hour of 2:00 p.m. local time, for the following purposes:

          1. To consider and vote upon a proposal to approve the Fourth Amended and Restated Agreement and Plan of Reorganization dated as of February 5, 1998 (the "Reorganization Agreement"), by and among Group Technologies Corporation, Tube Turns Technologies, Inc., Group Financial Partners, Inc. and Bell.

          2. To transact such other business incidental to the conduct of the Special Meeting or any adjournments or postponements thereof.

          The Board of Directors has fixed the close of business on February 9, 1998 as the record date for the determination of the holders of the common stock, par value $.01 per share, of Bell entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. The Reorganization and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the Appendices thereto, which form a part of this Notice.

     PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

          ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE SPECIAL MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON. WRITTEN REVOCATION OF A PROXY OR SUBSEQUENT DATED PROXIES MAY BE DELIVERED BY FACSIMILE, TO THE ATTENTION OF THE UNDERSIGNED, FACSIMILE NUMBER (407) 678-0578, AND WILL BE ACCEPTED ON THE DAY OF THE SPECIAL MEETING UP UNTIL VOTING IS CLOSED ON ANY SPECIFIC MATTER AS TO WHICH SUCH PROXY RELATES.

                                        By Order of the Board of Directors,


                                        Thomas C. Jamieson
                                        Secretary

Orlando, Florida
February __, 1998

                            BELL TECHNOLOGIES, INC.
                                REVOCABLE PROXY
               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 BELL TECHNOLOGIES, INC. FOR A SPECIAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON MARCH 16, 1998)

          The undersigned hereby appoints Rick A. Affolter and Thomas C. Jamieson, and either of them, with full power of substitution, as attorneys and proxies for the undersigned, to represent and vote shares of common stock of Bell Technologies, Inc., a Florida corporation ("Bell"), standing in my name on the books and records of Bell at the close of business on February 9, 1998, which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at 6120 Hanging Moss Road, Orlando, Florida, on Monday, March 16, 1998 at the hour of 2:00 p.m. local time, and at any and all adjournments or postponements, as follows:

          1. To approve the Fourth Amended and Restated Agreement and Plan of Reorganization dated as of February 5, 1998 (the "Reorganization Agreement"), by and among Group Technologies Corporation, Tube Turns Technologies, Inc., Group Financial Partners, Inc. and Bell.

                     [_] FOR     [_] AGAINST   [_] ABSTAIN

          THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE IF NO CHOICE IS MADE HEREON.

          To vote in their discretion upon other matters incidental to the conduct of the Special Meeting or any adjournment thereof.

          Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of Bell at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

          The undersigned acknowledges receipt of a Notice of Special Meeting called for the 16th day of March, 1998 and the Joint Proxy Statement/Prospectus dated the ____ day of February, 1998 prior to the execution of this Proxy.

                                 DATE:______________________________

                                 ___________________________________
                                 Print Name of Shareholder

                                 ___________________________________
                                 Signature of Shareholder

                                 DATE:______________________________

                                 ___________________________________
                                 Print Name of Shareholder

                                 ___________________________________
                                 Signature of Shareholder

          (Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one trustee, all should sign. If shares are held jointly, each holder should sign.)

                    PROSPECTUS DATED FEBRUARY __, 1998
                             Joint Proxy Statement
        GROUP TECHNOLOGIES CORPORATION, GROUP FINANCIAL PARTNERS, INC.,
           TUBE TURNS TECHNOLOGIES, INC. AND BELL TECHNOLOGIES, INC.
                                  __________

                                  Prospectus
                        GROUP TECHNOLOGIES CORPORATION

                    Up to 53,376,008 Shares of Common Stock

          This Joint Proxy Statement and Prospectus ("Joint Proxy Statement/Prospectus") is being furnished to shareholders of Group Technologies Corporation, a Florida corporation ("GTC"), Group Financial Partners, Inc., a Kentucky corporation ("GFP"), Tube Turns Technologies, Inc., a Kentucky corporation ("Tube Turns"), and Bell Technologies, Inc., a Florida corporation ("Bell"), in connection with the solicitation of proxies by the Boards of Directors of GTC, GFP, Tube Turns and Bell for use at their respective Special Meetings of Shareholders and any adjournments or postponements thereof (collectively, the "Special Meetings"), to be held at the time and place and for the purposes set forth in the accompanying notice. It is anticipated that the mailing of this Joint Proxy Statement/Prospectus and the enclosed proxy cards will commence on or about February __, 1998.

          At the Special Meetings, shareholders of GTC, GFP, Tube Turns and Bell will, among other things, be asked to approve a Fourth Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of February 5, 1998, and the transactions contemplated thereby. As more fully described herein, and subject to the terms and conditions of the Reorganization Agreement, the following will occur in chronological order: (i) the distribution of all of the outstanding shares of GFP Partners-V, Inc. ("Partners-V"), Unison Commercial Group, Inc. ("Unison") and BW Riverport, Inc. ("BW") to the shareholders of GFP (the "Spin Off"); (ii) the merger of Tube Turns with and into a newly formed, wholly-owned subsidiary of GTC ("New Tube Turns") (the "Tube Turns Merger"); (iii) the merger of Bell with and into a newly formed, wholly-owned subsidiary of GTC ("New Bell") (the "Bell Merger"); (iv) the merger of GFP with and into GTC (the "Merger"); and (v) the contribution by GTC of all of the assets of GTC (other than the shares of New Tube Turns and New Bell and the shares of BT Holdings, Inc. and Metrum-Datatape, Inc., former wholly-owned subsidiaries of GFP) into a newly formed, wholly-owned subsidiary of GTC (the "GTC Contribution"), and the assumption by this subsidiary of all of the liabilities of GTC, all in accordance with the Florida Business Corporation Act, as amended (the "FBCA"), and the Kentucky Revised Statutes, as amended (the "KRS") (the "Reorganization"). The Merger, the Tube Turns Merger and the Bell Merger are referred to collectively as the "Merger Transactions." For federal income tax purposes, it is intended that the Merger Transactions will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the GTC Contribution will qualify as a tax-free transfer of property to a controlled corporation under Section 351 of the Code. It is not expected that the Spin Off will qualify as a tax-free spin off under Section 355 of the Code. The transactions contemplated by the Reorganization Agreement are expected to be closed on or before March 31, 1998.

          Immediately after and conditioned upon the approval of the Reorganization, GTC proposes to engage in two additional transactions: (i) a 1-for-4 reverse stock split (the "Reverse Stock Split") and (ii) the reincorporation of GTC in Delaware through the merger of GTC into a newly formed Delaware corporation wholly-owned by GTC (the "Reincorporation").

          Subject to the terms of the Reorganization Agreement: (i) the number of shares of voting common stock, par value $.01 per share of GTC ("GTC Common Stock") to be issued to the shareholders of Tube Turns in the Tube Turns Merger is equal to the number of shares of GTC Common Stock determined by multiplying the Tube Turns Conversion Ratio of 5.4276 (as defined in the Reorganization Agreement) by the number of shares of Tube Turns held by such shareholders, subject to adjustment for any stock dividend, stock split or similar matters between the date of the Reorganization Agreement and the effective time of such merger as provided in the Reorganization Agreement (the "Tube Turns Merger Shares"); (ii) the number of shares of GTC Common Stock to be issued to the shareholders of Bell in the Bell Merger is equal to the number of shares of GTC Common Stock determined by multiplying the Bell Conversion Ratio of 14.4737 (as defined in the Reorganization Agreement) by the number of shares of Bell held by such shareholders, subject to adjustment for any stock dividend, stock split or similar matters between the date of the Reorganization Agreement and the effective time of such merger as provided in the Reorganization Agreement (the "Bell Merger Shares"); and (iii) the number of shares of GTC Common Stock to be issued to the shareholders of GFP in the Merger is equal to the number of shares of GTC Common Stock determined by multiplying the GFP Conversion Ratio of
106.2012 (as defined in the Reorganization Agreement) by the number of shares of GFP held by such shareholders, subject to adjustment for any stock dividend, stock split or similar matters between the date of the Reorganization Agreement and the effective time of such merger as provided in the Reorganization Agreement (the "Merger Shares"). Each shareholder of Tube Turns will receive a number of shares of GTC Common Stock equal to the number of shares of Tube Turns owned by such shareholder multiplied by the Tube Turns Conversion Ratio of
5.4276. Each shareholder of Bell will receive a number of shares of GTC Common Stock equal to the number of shares of Bell owned by such shareholder multiplied by the Bell Conversion Ratio of 14.4737. Each shareholder of GFP will receive a number of shares of GTC Common Stock equal to the number of shares of GFP owned by such shareholder multiplied by the GFP Conversion Ratio of 106.2012. Fractional shares will be paid in cash based upon the GTC Share Value as hereinafter defined.

          Because, under the Reorganization Agreement, the shares of GTC Common Stock will be valued at $3.04 per share, the shareholders of GFP, Tube Turns and Bell will bear the risk of market fluctuations below $3.04 per share inasmuch as they will receive 34,255,530, 7,472,877 and 13,638,857 shares, respectively, in the aggregate, regardless of the actual trading price of shares of GTC Common Stock. Similarly, under the Reorganization Agreement, GTC will bear the risk of market fluctuations above $3.04 per share. The number of shares of GTC Common Stock issuable to the shareholders of GFP includes the 15,064,625 shares of GTC Common Stock owned by GFP immediately prior to the effective time of the Reorganization and the 19,190,905 shares of GTC Common Stock to be received by GFP in the Tube Turns Merger and the Bell Merger attributable to GFP's ownership of Tube Turns and Bell, respectively.

          The aggregate consideration to be received by the shareholders of GFP, Tube Turns and Bell is $104,136,813, $22,717,679 and $41,462,080, respectively.
The aggregate consideration to be received by shareholders of GFP includes $45,796,377 attributable to the GTC Common Stock owned by GFP immediately prior to the effective time of the Reorganization and $21,261,900 and $37,078,536 attributable to shares of GTC Common Stock receivable in the Tube Turns Merger and the Bell Merger, respectively. The "GTC Share Value" is $3.04 per share. The valuations used in determining the aggregate consideration were determined by or under the direction of certain affiliates of GTC who have conflicts of interest in this transaction, as more fully explained in the accompanying Joint Proxy Statement/Prospectus under the heading "Summary--Conflicts of Interest." The methodology used to calculate the valuations is discussed in the section "Summary" under the subsection "Comparative Market Prices of Common Stock."

          GTC Common Stock is quoted on the Nasdaq Stock Market under the symbol "GRTK." On February 5, 1998, the closing price for GTC Common Stock as reported by Nasdaq was $3.125 per share.

     The closing share price for GTC Common Stock, as reported on the Nasdaq Stock Market, over the ninety (90) day period extending from November 1, 1997 to January 30, 1998, has ranged from a low of $2.75 per share to a high of $4.00 per share, with an average price during the period of $3.24. The average daily volume of shares traded during the same period has ranged from a low of 600 shares to a high of 51,100 shares, with an average daily volume of 12,350 shares.

               FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN
               EVALUATING THE REORGANIZATION, SEE "RISK FACTORS"

     All information contained in this Joint Proxy Statement/Prospectus with respect to GTC and its subsidiaries has been provided by GTC. All information contained in this Joint Proxy Statement/Prospectus with respect to GFP, Tube Turns and Bell has been provided by each of GFP, Tube Turns and Bell, respectively.

        THE SECURITIES TO BE ISSUED IN THE REORGANIZATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Joint Proxy Statement/Prospectus, which also constitutes GTC's Prospectus for up to 53,376,008 shares of GTC Common Stock, is February __, 1998.

     No person is authorized to give any information or to make any representation with respect to the matters described in this Joint Proxy Statement/Prospectus other than those contained herein or in the documents incorporated by reference herein and, if given or made, such information or representation must not be relied upon as having been authorized by GTC, GFP, Tube Turns or Bell. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, nor does it constitute the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any sale made hereby shall, under any circumstances, create any implication that there has been no change in the affairs of GTC, GFP, Tube Turns or Bell since the date hereof, or that the information herein is correct as of any time subsequent to its date.

                          FORWARD LOOKING STATEMENTS

     This Joint Proxy Statement/Prospectus includes forward looking statements based on current plans and expectations of GTC, GFP, Tube Turns and Bell, relating to, among other matters, analyses and estimates of amounts that are not yet determinable. Such forward looking statements are contained in the sections entitled "Summary," "The Reorganization," "Business of GTC," "Management's Discussion and Analysis of Financial Condition and Results of Operation of GTC," "Business of GFP," "Management's Discussion and Analysis of Financial Condition and Results of Operation of GFP," and other sections of this Joint Proxy Statement/Prospectus. Such statements involve risks and uncertainties which may cause actual future activities and results of operations to be materially different from those suggested in this Joint Proxy Statement/Prospectus, including, among others: GTC's dependence on its current management and the management of GFP, Tube Turns and Bell; the risks and uncertainties present in GTC's, GFP's, Bell's and Tube Turns' business; business conditions and growth in the advanced manufacturing, engineering and testing services industry and the general economy; competitive factors and price pressures; availability of third party component parts at reasonable prices; inventory risks due to shifts in market demand and/or price erosion of purchased components; changes in product mix; cost and yield issues associated with GTC's, Tube Turns' and Bell's manufacturing facilities; as well as other factors described elsewhere in this Joint Proxy Statement/Prospectus.

                             AVAILABLE INFORMATION

     GTC (Commission File No. 0-24020) is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 or through the World Wide Web (http://www.sec.gov). Copies of such materials may be obtained by mail, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. GTC Common Stock is quoted on the Nasdaq Stock Market (the "Nasdaq Stock Market") and material filed by GTC can be inspected at the offices of the Nasdaq Stock Market, 9513 Key West Avenue, 3rd Floor, Rockville, Maryland 20850.

     This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement"), of which this Joint Proxy Statement/Prospectus is a part, and which GTC has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to GTC and the GTC Common Stock offered hereby, please refer to such Registration Statement. While the statements contained herein or incorporated herein by reference concerning the provision of documents include all material elements of such documents, they are nonetheless summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document if filed with the Commission or attached as an appendix hereto.

                               TABLE OF CONTENTS

                                                                                                                                Page
                                                                                                                                ----

Forward Looking Statements.......................................................................................................iv
Available Information............................................................................................................iv
Summary...........................................................................................................................1
Selected Historical Consolidated Financial Data of GTC...........................................................................14
Selected Historical Consolidated Financial Data of GFP...........................................................................15
Selected Historical Consolidated Financial Data of Tube Turns....................................................................17
Selected Historical Consolidated Financial Data of Bell..........................................................................18
Selected Unaudited Pro Forma Combined Financial Data.............................................................................19
Risk Factors.....................................................................................................................21
The Reorganization Parties.......................................................................................................29
The GFP Special Meeting..........................................................................................................29
The Tube Turns Special Meeting...................................................................................................32
The Bell Special Meeting.........................................................................................................35
The GTC Special Meeting..........................................................................................................38
The Reorganization...............................................................................................................50
Unaudited Pro Forma Combined Financial Statements................................................................................73
Recent Developments..............................................................................................................84
Description Of GTC's Capital Stock...............................................................................................85
Effect Of The Reorganization On Rights Of Shareholders...........................................................................86
Certain Relationships And Related Transactions...................................................................................96
GTC Executive Compensation.......................................................................................................98
Ownership of GTC Common Stock...................................................................................................103
Ownership of GTC Preferred Stock................................................................................................105
Business of GTC.................................................................................................................106
Management's Discussion and Analysis of Financial Condition and Results of Operations of GTC....................................114
Ownership of GFP Common Stock...................................................................................................126
Ownership of Tube Turns Common Stock............................................................................................127
Ownership of Bell Common Stock..................................................................................................128
Business of GFP.................................................................................................................129
Management's Discussion and Analysis of Financial Condition and Results of Operations of GFP....................................133
Legal Matters...................................................................................................................141
Experts.........................................................................................................................141

APPENDIX A     Fourth Amended and Restated Agreement and Plan of Reorganization
APPENDIX B     Text of Subtitle 13 of Section 271B of the Kentucky Revised Statutes
APPENDIX C     Text of Sections 607.1301-607.1320 of the Florida Business Corporation Act
APPENDIX D     Text of Amendment to Articles of Incorporation of GTC
APPENDIX E     Opinion of J. C. Bradford & Co., LLC
APPENDIX F     Text of Amendment to Articles of Incorporation of GTC to Effect the Reverse Stock Split
APPENDIX G     Reincorporation Agreement
APPENDIX H     Certificate of Incorporation of Sypris Solutions, Inc.
APPENDIX I     Bylaws of Sypris Solutions, Inc.

                                 SUMMARY

     This summary is necessarily general and abbreviated and has been prepared to assist shareholders in their review of this Joint Proxy Statement/Prospectus. This summary is not intended to be a complete explanation of the matters covered in this Joint Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in this Joint Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated herein, which shareholders are urged to read and consider carefully. Shareholders of GTC, GFP, Tube Turns and Bell should carefully review the matters set forth under "Risk Factors," as presented in this Joint Proxy Statement/Prospectus, before voting upon the matters submitted herein for consideration by shareholders. Whenever any reference is made in this Joint Proxy Statement/Prospectus to shares of GTC Common Stock to be received by shareholders of GFP, Tube Turns and Bell in the Reorganization, such reference also includes shares to be received by persons holding options to acquire shares of GFP, Tube Turns and Bell.

The Reorganization Transaction

     In accordance with and subject to the terms and conditions of the Reorganization Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix A, the following will occur in chronological order: (i) the Spin Off; (ii) the Tube Turns Merger; (iii) the Bell Merger;
(iv) the Merger; and (v) the GTC Contribution (collectively called "The Reorganization Transactions"). Immediately after and conditioned upon the approval of the Reorganization, GTC proposes to engage in two additional transactions: (i) a 1-for-4 reverse stock split (the "Reverse Stock Split") and
(ii) the reincorporation of GTC in Delaware through the merger of GTC into a newly formed Delaware corporation wholly-owned by GTC (the "Reincorporation").


     The Spin Off. At the effective time specified in the Reorganization Agreement for the Spin Off (the "Spin Off Effective Time"), by virtue of the Spin Off, the shares of Partners-V, Unison and BW held by GFP shall be transferred to the shareholders of GFP. Partners-V, Unison and BW are wholly-owned subsidiaries of GFP which do not currently have any material assets.

     The Tube Turns Merger. Upon the terms and subject to the conditions set forth in the Reorganization Agreement, at the effective time specified in the Reorganization Agreement for the Tube Turns Merger (the "Tube Turns Merger Effective Time"), Tube Turns will be merged with and into New Tube Turns in accordance with the KRS, whereupon the separate existence of Tube Turns will cease and New Tube Turns will continue as the surviving corporation. Subject to the terms of the Reorganization Agreement, the number of shares of GTC Common Stock to be issued to the shareholders of Tube Turns in connection with the Tube Turns Merger is equal to the Tube Turns Conversion Ratio of 5.4276 multiplied by the shares of Tube Turns Common Stock, no par value per share (the "Tube Turns Common Stock") held by such shareholders, subject to adjustment for any stock dividend, stock split or similar matters between the date of the Reorganization Agreement and the effective time of such merger as provided in the Reorganization Agreement (the "Tube Turns Merger Shares").

     The Bell Merger. Upon the terms and subject to the conditions set forth in the Reorganization Agreement, at the effective time specified in the Reorganization Agreement for the Bell Merger (the "Bell Merger Effective Time"), Bell will be merged with and into New Bell in accordance with the FBCA, whereupon the separate existence of Bell shall cease and New Bell will continue as the surviving corporation. Subject to the terms of the Reorganization Agreement, the number of shares of GTC Common Stock to be issued to the shareholders of Bell, in connection with the Bell Merger is equal to the Bell Conversion Ratio of 14.4737 multiplied by the shares of Bell Common Stock, par value $.01 per share (the "Bell Common Stock") held by such shareholders, subject to adjustment for any stock dividend, stock split or similar matters between the date of the Reorganization Agreement and the effective time of such merger as provided in the Reorganization Agreement (the "Bell Merger
Shares").

     The Merger. At the effective time specified in the Reorganization Agreement for the Merger (the "Merger Effective Time") and subject to the conditions set forth in the Reorganization Agreement, GFP will be merged with and into GTC in accordance with the KRS and the FBCA, whereupon the separate existence of GFP will cease and GTC will continue as the surviving corporation. Subject to the terms of the Reorganization Agreement, the number of shares of GTC Common Stock to be issued to shareholders of GFP in the Merger is equal to the GFP Conversion Ratio of 106.2012 multiplied by the shares held by such shareholders, subject to adjustment for any stock dividend, stock split or similar matters between the date of the Reorganization Agreement and the effective time of such merger as provided in the Reorganization Agreement (the "Merger Shares"). Each share of GTC Common Stock issued and outstanding immediately prior to the Merger Effective Time which is held by GFP shall be canceled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

     The GTC Contribution. GTC will contribute all of the assets of GTC (other than the shares of New Tube Turns and New Bell and the shares of BT Holdings, Inc., and Metrum-Datatape, Inc., former wholly-owned subsidiaries of GFP) into a newly formed, wholly-owned subsidiary of GTC (which will thereafter change its name to Group Technologies Corporation) and this subsidiary will assume all of the assets and liabilities related to the business operated by GTC prior to the Reorganization. GTC will immediately thereafter merge with and into Sypris Solutions, Inc., a newly formed Delaware corporation, wholly-owned by GTC ("Sypris"), which will leave Sypris as the holding company for GTC, Tube Turns, Bell, BT Holdings, Inc. and Metrum-Datatape, Inc.

Parties to the Reorganization

GTC

     GTC, a Florida corporation, is a subsidiary of GFP and provides advanced manufacturing, engineering and testing services to original equipment manufacturers ("OEMs") of electronics products. New Tube Turns and New Bell are wholly-owned subsidiaries of GTC.

     GTC's principal executive offices are located at 10901 Malcolm McKinley Drive, Tampa, Florida 33612, and its telephone number is (813) 972-6000.

GFP

     GFP, a Kentucky corporation, is a privately-held holding company whose principal assets are the shares of GTC, Tube Turns and Bell owned by it.

     GFP's principal executive offices are located at 455 South Fourth Avenue, Louisville, Kentucky 40202, and its telephone number is (502) 585-5544.

Tube Turns

     Tube Turns, a Kentucky corporation, is a subsidiary of GFP and provides a range of manufacturing services for heavy industry and manufactures a number of proprietary engineered products.

     Tube Turns' principal executive offices are located at 2820 West Broadway, Louisville, Kentucky 40232, and its telephone number is (502) 774-6300.

Bell

     Bell, a Florida corporation, is a subsidiary of GFP and provides a range of outsourcing services for the electronics industry and manufactures a series of specialty electronic products.

     Bell's principal executive offices are located at 6120 Hanging Moss Road, Orlando, Florida 32807, and its telephone number is (407) 678-6900.

Combined Entity

     Immediately after the Reorganization, GTC will amend its Articles of Incorporation to effect the Reverse Stock Split and will effect the Reincorporation pursuant to which GTC will merge with an into Sypris, a newly formed Delaware corporation, wholly-owned by GTC, which will leave Sypris as the holding company for GTC, Tube Turns, Bell, BT Holdings, Inc. and Metrum-Datatape, Inc. See "The GTC Special Meeting--Proposal to Amend the GTC Articles to Effect the Reverse Stock Split" and "Proposal to Approve the
Reincorporation."

Special Meetings

     Time, Place and Date

     The Special Meeting of GTC shareholders will be held at the Holiday Inn located at 2701 East Fowler Avenue, Tampa, Florida, on Monday, March 16, 1998, at 10:00 a.m. local time (including any and all adjournments or postponements thereof, the "GTC Special Meeting"). See "The GTC Special Meeting."

     The Special Meeting of GFP shareholders will be held at 455 Fourth Avenue, Suite 350, Louisville, Kentucky, on Tuesday, March 17, 1998, at 10:00 a.m. local time (including any and all adjournments or postponements thereof, the "GFP Special Meeting"). See "The GFP Special Meeting."

     The Special Meeting of Tube Turns shareholders will be held at 2820 West Broadway, Louisville, Kentucky, on Tuesday, March 17, 1998, at 11:30 a.m. local time (including any and all adjournments or postponements thereof, the "Tube Turns Special Meeting"). See "The Tube Turns Special Meeting."

     The Special Meeting of Bell shareholders will be held at 6120 Hanging Moss Road, Orlando, Florida, on Monday, March 16, 1998, at 2:00 p.m. local time (including any and all adjournments or postponements thereof, the "Bell Special Meeting"). See "The Bell Special Meeting."

     Purpose of the Meetings

     The GTC Special Meeting. At the GTC Special Meeting, holders of GTC Common Stock will consider and vote upon (i) a proposal to approve the Reorganization Agreement, including the issuance of shares of GTC Common Stock contemplated thereby, (ii) a proposal to amend the Articles of Incorporation of GTC to increase the number of authorized shares of GTC Common Stock from 40,000,000 shares to 60,000,000 shares, (iii) a proposal to amend the Articles of Incorporation of GTC to effect the Reverse Stock Split, (iv) a proposal to approve the Reincorporation, and (v) any other business incidental to the conduct of the GTC Special Meeting. See "The GTC Special Meeting--Purposes of the GTC Special Meeting."

     The GFP Special Meeting. At the GFP Special Meeting, holders of GFP Common Stock will consider and vote upon (i) a proposal to approve the Reorganization Agreement, and (ii) any other business incidental to the conduct of the GFP Special Meeting. See "The GFP Special Meeting--Purposes of the GFP Special Meeting."

     The Tube Turns Special Meeting. At the Tube Turns Special Meeting, holders of Tube Turns Common Stock will consider and vote upon (i) a proposal to approve the Reorganization Agreement, and (ii) any other business incidental to the conduct of the Tube Turns Special Meeting. See "The Tube Turns Special Meeting--Purposes of the Tube Turns Special Meeting."

     The Bell Special Meeting. At the Bell Special Meeting, holders of Bell Common Stock will consider and vote upon (i) a proposal to approve the Reorganization Agreement, and (ii) any other business incidental to the conduct of the Bell Special Meeting. See "The Bell Special Meeting--Purposes of the Bell Special Meeting."

     Votes Required; Record Date; Revocability of Proxies

     GTC. The affirmative vote of the holders of a majority of the shares of GTC Common Stock and the shares of preferred stock, par value $.01 per share ("GTC Preferred Stock"), each voting as a group, outstanding as of the GTC Record Date (defined below) and entitled to vote at the GTC Special Meeting is required to approve the Reorganization under the Reorganization Agreement. Approval of the amendments to GTC's Articles of Incorporation to increase the number of authorized shares of GTC Common Stock and to effect the Reverse Stock Split, requires that more votes be cast for the proposal than votes cast against the proposal by the holders of GTC Common Stock and GTC Preferred Stock, each voting as a group. The affirmative vote of a majority of the outstanding shares of GTC Common Stock and GTC Preferred Stock, each voting as a group, entitled to vote thereon at the GTC Special Meeting is required to approve the Reincorporation. Abstentions will be counted as "no" votes on the vote to approve the Reorganization Agreement and the vote to approve the Reincorporation. Holders of GTC Common Stock are entitled to one vote per share. Holders of GTC Preferred Stock are entitled to 8.1 votes per share. Only holders of GTC Common Stock and GTC Preferred Stock at the close of business on February 9, 1998 (the "GTC Record Date") will be entitled to notice of and to vote at the GTC Special Meeting. As of the GTC Record Date, directors and executive officers of GTC and their affiliates and persons and entities related to the foregoing were beneficial owners of 13,071,847 shares of GTC Common Stock entitled to vote at the GTC Special Meeting, representing approximately 80.2% of the total number of shares of GTC Common Stock entitled to vote at the GTC Special Meeting. In addition, such persons are also the beneficial owners of 250,000 shares of GTC Preferred Stock which they are entitled to vote at the GTC Special Meeting, based on 8.1 votes per share, giving such person 82.4% of the total votes of shares of GTC stock which they are entitled to vote at the GTC Special Meeting. The affirmative votes by the holders of these shares will affect the outcome of the vote and such holders are expected to vote in favor of all of the proposals. Accordingly, if such shares are voted in favor, approval of the Reorganization, the Reverse Stock Split and the Reincorporation is assured. Any proxy given pursuant to this solicitation may be revoked by (i) filing written notice to such effect or submitting a later dated proxy to the Secretary of GTC before the taking of the vote at the GTC Special Meeting, or (ii) attending the GTC Special Meeting and voting in person. See "The GTC Special Meeting--Record Date; Voting Rights; Proxies."

     GFP. The affirmative vote of the holders of a majority of the shares of GFP Common Stock outstanding as of the GFP Record Date (defined below) and entitled to vote at the GFP Special Meeting is required to approve the Reorganization under the Reorganization Agreement. Holders of GFP Common Stock are entitled to one vote per share. Only holders of GFP Common Stock at the close of business on February 9, 1998 (the "GFP Record Date") will be entitled to notice of and to vote at the GFP Special Meeting. As of the GFP Record Date, directors and executive officers of GFP and their affiliates and persons and entities related to the foregoing were beneficial owners of 315,467 shares of GFP Common Stock representing approximately 99.8% of the outstanding shares of GFP Common Stock. The affirmative votes by the holders of these shares will affect the outcome of the vote and such holders are expected to vote in favor of the proposal. Accordingly, if such shares are voted in favor, approval of the Reorganization is assured. Any proxy given pursuant to this solicitation may be revoked by (i) filing written notice to such effect or submitting a later dated proxy to the Secretary of GFP before the taking of the vote at the GFP Special

Meeting, or (ii) attending the GFP Special Meeting and voting in person. See "The GFP Special Meeting--Record Date; Voting Rights; Proxies."

     Tube Turns. The affirmative vote of the holders of a majority of the shares of Tube Turns Common Stock outstanding as of the Tube Turns Record Date (defined below) and entitled to vote at the Tube Turns Special Meeting is required to approve the Reorganization under the Reorganization Agreement. Holders of Tube Turns Common Stock are entitled to one vote per share. Only holders of Tube Turns Common Stock at the close of business on February 9, 1998 (the "Tube
Turns Record Date") will be entitled to notice of and to vote at the Tube Turns Special Meeting. As of the Tube Turns Record Date, directors and executive officers of Tube Turns and their affiliates and persons and entities related to the foregoing were beneficial owners of 1,292,981 shares of Tube Turns Common Stock representing approximately 98.9% of the outstanding shares of Tube Turns Common Stock. The affirmative votes by the holders of these shares will affect the outcome of the vote and such holders are expected to vote in favor of the proposal. Accordingly, if such shares are voted in favor, approval of the Reorganization is assured. Any proxy given pursuant to this solicitation may be revoked by (i) filing written notice to such effect or submitting a later dated proxy to the Secretary of Tube Turns before the taking of the vote at the Tube Turns Special Meeting, or (ii) attending the Tube Turns Special Meeting and voting in person. See "The Tube Turns Special Meeting--Record Date; Voting Rights; Proxies."

     Bell. The affirmative vote of the holders of a majority of the shares of Bell Common Stock outstanding as of the Bell Record Date (defined below) and entitled to vote at the Bell Special Meeting is required to approve the Reorganization under the Reorganization Agreement. Holders of Bell Common Stock are entitled to one vote per share. Only holders of Bell Common Stock at the close of business on February 9, 1998 (the "Bell Record Date") will be entitled to notice of and to vote at the Bell Special Meeting. As of the Bell Record Date, directors and executive officers of Bell and their affiliates and persons and entities related to the foregoing were beneficial owners of 858,496 shares of Bell Common Stock representing approximately 97.6% of the outstanding shares of Bell Common Stock. The affirmative votes by the holders of these shares will affect the outcome of the vote and such holders are expected to vote in favor of the proposal. Accordingly, if such shares are voted in favor, approval of the Reorganization is assured. Any proxy given pursuant to this solicitation may be revoked by (i) filing written notice to such effect or submitting a later dated proxy to the Secretary of Bell before the taking of the vote at the Bell Special Meeting, or (ii) attending the Bell Special Meeting and voting in person. See "The Bell Special Meeting--Record Date; Voting Rights; Proxies."

Reasons for the Reorganization

     In the discussions which led to the signing of the Reorganization Agreement, the respective managements of each of GTC, GFP, Tube Turns and Bell considered a number of factors, including: (i) the recent poor financial performance of GTC; (ii) the need to obtain long-term capital for operating activities within GTC; (iii) the potential for operating efficiencies in certain administrative areas; (iv) the increased liquidity for and more efficient pricing of the shares of GFP, Tube Turns and Bell; (v) the potential to increase the efficiency of and access to debt and equity capital; and (vi) the potential to expand the range of career opportunities available to employees. Additionally, the managements of each of GTC, GFP, Tube Turns, and Bell, and the GTC Special Committee, considered certain negative factors, including the potential impact of litigation pending against Tube Turns. See "The Reorganization--Reasons for the Reorganization; Recommendation of the Special Committee and the GTC Board;" "Reasons for the Reorganization; Recommendation of the GFP Board;" "Reasons for the Reorganization; Recommendation of the Tube Turns Board;" "Reasons for the Reorganization; Recommendation of the Bell Board;" and "Risk Factors."

Recommendation of the Special Committee and the GTC Board

     The Board of Directors of GTC (the "GTC Board") has unanimously approved the Reorganization Agreement and recommends a vote for approval of the Reorganization Agreement by the shareholders of GTC at the GTC Special Meeting. A special committee composed of the directors of GTC who are not employees of GTC or any affiliate of GTC (the "Independent Directors") (the "Special Committee") has reviewed the Reorganization and retained J.C. Bradford & Co., LLC ("Bradford") to advise it, among other things, on the fairness of the Merger Transactions to the shareholders of GTC, other than GFP (the "Unaffiliated Shareholders of GTC"), from a financial point of view. Bradford has delivered its opinion to the Special Committee to the effect that, subject to the assumptions set forth therein, the Merger Transactions are fair to the Unaffiliated Shareholders of GTC from a financial point of view. The Special Committee recommended to the GTC Board that the Reorganization be approved by the GTC Board and submitted to the GTC shareholders for approval. For a discussion of the factors considered by the GTC Board and the Special Committee in reaching their decision, see "The Reorganization--Background of the Reorganization" and "The Reorganization--Reasons for the Reorganization; Recommendation of the Special Committee and the GTC Board." Certain members of the GTC Board have conflicts of interest in this transaction, but these persons were not members of the Special Committee. See "The Reorganization--Conflicts of Interest."

     The GTC Board has approved the proposed amendments to the GTC Articles of Incorporation including the Reverse Stock Split, and the Reincorporation and recommends a vote for approval of these proposals at the GTC Special Meeting.

Recommendation of the GFP Board

     The Board of Directors of GFP (the "GFP Board") has approved the Reorganization Agreement and recommends a vote for approval of the Reorganization by the shareholders of GFP at the GFP Special Meeting. The GFP Board believes that the terms of the Reorganization are fair to, and in the best interest of, GFP and its shareholders. For a discussion of the factors considered by the GFP Board in reaching its decision, see "The Reorganization-- Background of the Reorganization" and "The Reorganization--Reasons for the Reorganization; Recommendation of the GFP Board." Certain members of the GFP Board have conflicts of interest in this transaction. See "The Reorganization-- Conflicts of Interest."

Recommendation of the Tube Turns Board

     The Board of Directors of Tube Turns (the "Tube Turns Board") has approved the Reorganization Agreement and recommends a vote for approval of the Reorganization by the shareholders of Tube Turns at the Tube Turns Special Meeting. The Tube Turns Board believes that the terms of the Reorganization are fair to, and in the best interest of, Tube Turns and its shareholders. For a discussion of the factors considered by the Tube Turns Board in reaching its decision, see "The Reorganization--Background of the Reorganization" and "The Reorganization--Reasons for the Reorganization; Recommendation of the Tube Turns Board." Certain members of the Tube Turns Board have conflicts of interest in this transaction. See "The Reorganization--Conflicts of Interest."

Recommendation of the Bell Board

     The Board of Directors of Bell (the "Bell Board") has approved the Reorganization Agreement and recommends a vote for approval of the Reorganization by the shareholders of Bell at the Bell Special Meeting. The Bell Board believes that the terms of the Reorganization are fair to, and in the best interest of, Bell and its shareholders. For a discussion of the factors considered by the Bell Board in reaching its decision, see "The Reorganization-- Background of the Reorganization" and "The Reorganization--Reasons for the Reorganization; Recommendation of the Bell Board." Certain members of the Bell Board have conflicts of interest in this transaction. See "The Reorganization-- Conflicts of Interest."

Opinion of Financial Advisor

     The Special Committee has retained Bradford to act as its financial advisor in connection with the Reorganization and to render an opinion as to the fairness, from a financial point of view, of the Merger Transactions to the Unaffiliated Shareholders of GTC. The Special Committee selected Bradford as its financial advisor after interviewing several candidates because, among other things, Bradford is a nationally recognized investment banking firm, which, as a part of its investment banking business, engages in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporations for other purposes. The Special Committee also selected Bradford because of Bradford's familiarity with the electronics contract manufacturing industry generally. Representatives of Bradford conducted interviews with the management of GTC, GFP, Tube Turns and Bell and performed extensive analyses relating to the proposed transactions. On December 16, 1996, September 12, 1997, November 12, 1997, January 8, 1998 and again on February 4, 1998. Bradford rendered its written opinion to the Special Committee that, subject to the assumptions set forth therein, the Merger Transactions were fair, from a financial point of view, to the Unaffiliated Shareholders of GTC. Bradford subsequently confirmed such opinion by delivery of a written opinion to the Special Committee dated the date hereof. A copy of that opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix E hereto and should be read in its entirety.

Risk Factors

     In connection with the Reorganization, the shareholders of GTC, GFP, Tube Turns and Bell should carefully consider certain risk factors before voting on the matters described herein. Such risk factors include (i) the pending litigation involving GTC and Tube Turns which, if determined adversely, could have a material adverse effect on GTC and Tube Turns, (ii) the fixed GTC Share Value, (iii) the conflicts of interest of and controlling interests by the Gill Family, (iv) the recent losses of GTC and the related fluctuation and volatility of its stock price, (v) the dependence of GTC on sales to government agencies and prime contractors, (vi) the rapid rate of technological change and extensive competitive pressures faced by GTC, (vii) the restriction on the future payment of dividends, (viii) the tax risks associated with the completion of the Merger Transactions, and (ix) the exposure of GTC, GFP, Tube Turns and Bell to a variety of environmental regulations. See "Risk Factors."

Conflicts of Interest

     In considering the recommendations of the GTC, GFP, Tube Turns and Bell boards to approve the Reorganization Agreement and the transactions contemplated thereby, shareholders should be aware that certain officers and directors of such entities have interests in the Reorganization that are in addition to the interests of shareholders of such entities generally, and which may create actual or perceived conflicts of interest. Robert E. Gill and Jeffrey T. Gill currently serve in a number of overlapping positions at GTC, GFP, Tube Turns and Bell. Robert E. Gill serves as Chairman of GFP, President, Chief Executive Officer and a director of Bell, and a director of GTC and Tube Turns. Jeffrey T. Gill serves as President, Chief Executive Officer and a director of GFP and Chairman of GTC, Bell and Tube Turns. In addition, as of February 5, 1998, Robert E. Gill, Virginia G. Gill, Jeffrey T. Gill, R. Scott Gill and Patricia G. Gill (collectively, the "Gill Family") own approximately 99.4% of the GFP Common Stock, and GFP in turn owns approximately 80.0% of the GTC Common Stock, 100% of the GTC Preferred Stock, approximately 98.6% of the Tube Turns Common Stock and approximately 95.8% of the Bell Common Stock. Should the Reorganization be completed, the Gill Family ownership of GTC (including the conversion of GTC Preferred Stock) will increase from approximately 82.3% to approximately 89.2%. Robert E. Gill will become Chairman of GTC and Jeffrey T. Gill will become the President and Chief Executive Officer of GTC. Both men will continue to serve as directors of GTC after the Reorganization. The President of Tube Turns, who currently serves as a director of Tube Turns, will have rights to a substantial number of shares of stock under option in GTC should the Reorganization be completed as planned. R. Scott Gill currently serves as a director of GFP, Bell and Tube Turns and is expected to serve as a director of GTC after the Reorganization.

Richard L. Davis currently serves as Vice President and Chief Financial Officer of GFP and as a director of Tube Turns. Anthony C. Allen currently serves as Vice President of Finance of GFP and as a director of Bell. In each such case, Mr. Davis and Mr. Allen will have rights to a substantial number of shares of stock under option in GTC should the merger be completed as planned. William L. Healey and Robert Sroka currently serve as directors of Bell and are expected to serve as directors of GTC after the Reorganization. See "The Reorganization-- Conflicts of Interest."

Conditions to the Reorganization

     The obligations of GTC, GFP, Tube Turns and Bell to consummate the Reorganization are subject to the satisfaction or waiver of certain conditions, including: (i) obtaining the approval of the shareholders of GTC, GFP, Tube Turns and Bell; (ii) the effectiveness of the Registration Statement with the Commission; (iii) the absence of any injunction prohibiting consummation of the Reorganization; and (iv) the receipt of opinions of counsel, at or prior to the Closing Date, concerning certain federal income tax consequences of the Reorganization (other than the Spin Off), which condition has been satisfied as of the date hereof. See "The Reorganization--Conditions to Consummation of the Reorganization."

Closing Date

     The closing of the Reorganization will occur within ten (10) business days following the date on which the last of the conditions set forth in the Reorganization Agreement to be fulfilled shall have been fulfilled, including obtaining requisite shareholder approvals, or on such other date as GTC, GFP, Tube Turns and Bell may agree (the "Closing Date"). It is estimated that the Reorganization will be consummated on or before March 31, 1998. The Reverse Stock Split and the Reincorporation are anticipated to occur immediately after The Reorganization.

Exchange Procedures

     On or prior to the applicable effective time for each of the Merger Transactions (the "Effective Time"), a letter of transmittal will be mailed or delivered to each GFP, Tube Turns and Bell shareholder to be used in forwarding certificates evidencing the share(s) of such holder's respective corporation's common stock for surrender and exchange for certificates evidencing GTC Common Stock to which such holder will become entitled and, if applicable, cash in lieu of fractional shares of GTC Common Stock. After receipt of such letter of transmittal, each holder of certificates formerly representing shares of GFP, Tube Turns and Bell common stock should surrender such certificates to GTC pursuant to and in accordance with the instructions accompanying such letter of transmittal, and each holder will receive in exchange therefor certificates evidencing the whole number of shares of GTC Common Stock to which such holder is entitled, including any cash which may be payable in lieu of fractional shares of GTC Common Stock. See "The Reorganization--The Reorganization Transaction." Such letter of transmittal will be accompanied by instructions specifying other details of the exchange. GFP, TUBE TURNS AND BELL SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

Termination of the Reorganization Agreement

     The Reorganization Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Closing Date, in the circumstances specified in the Reorganization Agreement, including: (i) with the mutual consent of GTC, GFP, Tube Turns and Bell; (ii) if the Reorganization is not consummated on or prior to April 15, 1998; and (iii) if certain representations and warranties contained in the Reorganization Agreement are breached. For a discussion of such circumstances, see "The Reorganization--Termination of the Reorganization Agreement."

Certain Differences in Shareholders' Rights

     The rights of shareholders of GFP and Tube Turns, both Kentucky corporations, are governed by the KRS and by GFP's and Tube Turns' respective Articles of Incorporation (as amended to date, respectively, the "GFP Articles" and the "Tube Turns Articles"), and GFP's and Tube Turns' respective Bylaws (as amended to date, respectively, the "GFP Bylaws" and the "Tube Turns Bylaws"). The rights of shareholders of GTC and Bell, both Florida corporations, are governed by the FBCA and by GTC's and Bell's respective Articles of Incorporation (as amended to date, respectively, the "GTC Articles" and the "Bell Articles"), and GTC's and Bell's respective Bylaws (as amended to date, respectively, the "GTC Bylaws" and the "Bell Bylaws"). Upon completion of the Reorganization, the shareholders of GFP, Tube Turns and Bell will become shareholders of GTC, and their rights as shareholders of GTC will be determined by the FBCA and the GTC Articles and GTC Bylaws. The rights of shareholders of GTC differ from rights of the shareholders of GFP, Tube Turns and Bell. These differences result from (i) the differences between Kentucky and Florida law, and (ii) differences between the respective governing instruments of the corporations. For a summary of these differences, see "Effect of the Reorganization on Rights of Shareholders." In addition, after the Reincorporation, the shareholders of GTC will become shareholders of Sypris and their rights as shareholders will be determined by the Delaware General Corporation Law (the "DGCL"). The rights of shareholders of GTC differ from the rights of shareholders of Sypris, as a result of differences between (i) Florida and Delaware law, and (ii) differences between the respective governing instruments of the corporations. See "The GTC Special Meeting--Proposal to Approve the Reincorporation."

Dissenters' Rights

     Under the KRS, shareholders of GFP and Tube Turns will have the right to dissent from the Reorganization if the Reorganization Agreement is approved and the Reorganization is consummated. Under the FBCA, shareholders of GTC will not be entitled to dissenter's rights under Florida law or any other statute if the Reorganization Agreement is approved and the Reorganization is consummated. Under the FBCA, shareholders of Bell will have the right to dissent from the Reorganization if the Reorganization Agreement is approved and the Reorganization is consummated, and demand the fair value of the shares of Bell Common Stock held by such holders in cash, if such dissenting shareholders follow the procedures provided by applicable law, which procedures are described elsewhere in this Joint Proxy Statement/Prospectus. See "The GTC Special Meeting--Dissenters' Rights;" "The GFP Special Meeting--Dissenters' Rights;" "The Tube Turns Special Meeting--Dissenters' Rights;" and "The Bell Special Meeting--Dissenters' Rights."

Certain Federal Income Tax Consequences

     It is intended that, for federal income tax purposes, the Merger Transactions will be treated as reorganizations within the meaning of Section 368 of the Code and the GTC Contribution will qualify as a tax-free transfer of property to a controlled corporation under Section 351 of the Code, and, accordingly, that for federal income tax purposes, no gain or loss will be recognized by GTC, GFP, Tube Turns or Bell as a result of the Merger Transactions and the GTC Contribution, and shareholders will recognize gain in connection with the Merger Transactions only to the extent of any cash received in the Merger Transactions. Consummation of the Reorganization is dependent upon, among other conditions, receipt by each of GTC, GFP, Tube Turns and Bell of an opinion of counsel, dated at or prior to the Closing Date, that the Merger Transactions will be treated as reorganizations within the meaning of Section 368 of the Code and that the GTC Contribution will qualify as a tax-free transfer of property to a controlled corporation under Section 351 of the Code. No opinion of counsel will be obtained concerning the Spin Off and it is anticipated that the Spin Off will not qualify as a tax-free spin off under the Code. See "The Reorganization--Certain Federal Income Tax Consequences." No ruling from the Internal Revenue Service (the "IRS") has been or will be requested regarding the federal income tax consequences of the Reorganization. See "Risk Factors--Tax Risks." For a discussion of the tax consequences of the Reverse Stock Split and the Reincorporation, see "The GTC Special Meeting-- Proposal to Amend the GTC Articles to Effect the Reverse Stock Split" and "Proposal to Approve the Reincorporation."

Accounting Treatment

     GTC intends to account for the Reorganization in accordance with generally accepted accounting principles governing a downstream merger, under which the Merger is accounted for as a purchase of the minority interests of GTC. Other than any adjustments necessary to reflect the purchase of the minority interests of GTC, the assets and liabilities of GTC, Tube Turns and Bell, each of which are under the common control of GFP, will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. The issuance of GTC Common Stock to the shareholders of Tube Turns and Bell in connection with the Tube Turns Merger and the Bell Merger, respectively, will be accounted for as a purchase and accordingly, the amount by which the fair market value of the GTC Common Stock issued exceeds the fair market value of the proportional share of the net assets of Tube Turns and Bell, if any, will be allocated to the assets and liabilities of Tube Turns and Bell based upon the fair values thereof and any excess to goodwill. A final determination of the fair values of the assets and liabilities of Tube Turns and Bell has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma financial information appearing elsewhere in this Joint Proxy Statement/Prospectus are preliminary and have been made solely for the purposes of developing such pro forma financial information to comply with disclosure requirements of the Commission. Although the final purchase allocation is likely to differ, the pro forma financial information reflects management's best estimate based upon currently available information. After the Reorganization, the historical financial statements of GTC will be those of GFP since GFP is the acquirer for accounting purposes. After the Reincorporation, the historical financial statements of Sypris will in turn be those of GTC. No material accounting adjustments are expected in accounting for the Reincorporation. The Reverse Stock Split will be accounted for retrospectively with effect from the date of the Reverse Stock Split and will be presented in all statements of operations and in all other financial statements and notes to financial statements in which earnings per share are reported.

Resale Restrictions

     Shares of GTC Common Stock to be issued to certain shareholders of GFP, Tube Turns and Bell in connection with the Reorganization and shares of Sypris common stock to be issued in exchange therefor pursuant to the Reincorporation (the "Sypris Common Stock") will be subject to certain resale limitations pursuant to Rule 145 under the Securities Act. In general, these limitations will consist of volume and manner of sale restrictions on the resale of the shares of GTC Common Stock and Sypris Common Stock. Pursuant to the Reorganization Agreement, each of GFP, Tube Turns and Bell are required to deliver to GTC a letter identifying all persons who are, at the time of the Special Meetings, "affiliates" of each of GFP, Tube Turns and Bell for purposes of Rule 145 under the Securities Act (each such person an "Affiliate"). It is a condition to GTC's obligations to consummate the Reorganization that each of GFP, Tube Turns and Bell must cause each shareholder of GFP, Tube Turns and Bell, respectively, who is identified as an Affiliate of GFP, Tube Turns or Bell, as applicable, to deliver to GTC on or prior to the Merger Effective Time, a written statement to the effect that such person will not offer to sell, transfer or otherwise dispose of any shares of GTC Common Stock issued to such person in the Reorganization, except in accordance with the applicable provisions of the Securities Act and the rules and regulations of the Commission. GTC may place legends on certificates representing shares of GTC Common Stock that are issued to such shareholders of GFP, Tube Turns and Bell in the Reorganization to restrict such transfers. Sypris may place similar legends on certificates representing shares of Sypris Common Stock issued in exchange therefor in the Reincorporation.

Comparative Market Prices of Common Stock

        On October 9, 1996, the last business day preceding the date that GTC made its public announcement of the proposed Reorganization, the closing sale price per share of the GTC Common Stock as reported on the Nasdaq Stock Market was $2.00 per share. On February 5, 1998 the closing sale price per share of the GTC Common Stock as reported on the Nasdaq Stock Market was $3.125 per share. The equivalent per share prices of the Tube Turns Common Stock and the Bell Common Stock held by shareholders other than GFP were $15.00 and $34.00, respectively, on October 9, 1996 and $16.50 and $44.00, respectively, on February 5, 1998. The equivalent per share prices of the GFP Common Stock on October 9, 1996 and February 5, 1998 were $195.63 and $326.82, respectively.

        The aggregate consideration in the Reorganization and the related equivalent price per share for the Tube Turns Common Stock were determined in the following manner: (i) a list of comparable public companies was identified for purposes of gathering comparable valuation measures; (ii) the median was calculated for each of the following five (5) valuation measures, (a) 1997 estimated net income, (b) 1998 estimated net income, (c) earnings before interest, taxes, depreciation and amortization for the previous twelve (12) months, (d) earnings before interest and taxes for the previous twelve (12) months, and (e) net income for the previous twelve (12) months; (iii) the median for each of these measures was reduced by a factor of 30 percent (30%) to reflect the general lack of liquidity of the shares of stock; (iv) two (2) additional valuation measures (book value and revenue for the past twelve (12) months) were added to the group without discount; (v) each of these seven (7) valuation measures were applied to the appropriate financial results of Tube Turns to determine the range of corporate values; (vi) the high and low values were discarded and the resulting five (5) values were averaged to determine the aggregate consideration; and (vii) the aggregate consideration was divided by the number of shares outstanding and/or reserved for issuance under options, which, when rounded to the nearest dollar, resulted in a stock price of $16.50 per share.

        The aggregate consideration in the Reorganization and the related equivalent price per share for the Bell Common Stock were determined in the following manner: (i) a list of comparable public companies was identified for purposes of gathering comparable valuation measures; (ii) the median was calculated for each of the following five (5) valuation measures, (a) 1997 estimated net income, (b) 1998 estimated net income, (c) earnings before interest, taxes, depreciation and amortization for the previous twelve (12) months, (d) earnings before interest and taxes for the previous twelve (12) months, and (e) net income for the previous twelve (12) months; (iii) the median for each of these measures was reduced by a factor of 30 percent (30%) to reflect the general lack of liquidity of the shares of stock; (iv) two (2) additional valuation measures (book value and revenue for the past twelve (12) months) were added to the group without discount; (v) each of these seven (7) valuation measures were applied to the appropriate financial results of Bell to determine the range of corporate values; (vi) the high and low values were discarded and the resulting five (5) values were averaged to determine the aggregate consideration; and (vii) the aggregate consideration was divided by the number of shares outstanding and/or reserved for issuance under options, which, when rounded to the nearest dollar, resulted in a stock price of $44.00 per share.

        The aggregate consideration in the Reorganization and the related equivalent price per share for the GFP Common Stock were determined by taking the sum of the consideration attributable to (i) the 13,039,625 shares of GTC Common Stock held by GFP, (ii) the 2,025,000 shares of GTC Common Stock to be issued to GFP upon conversion of the shares of GTC Preferred Stock held by it immediately prior to the Reorganization, and (iii) the 19,190,905 shares of GTC Common Stock receivable by GFP in the Tube Turns Merger and the Bell Merger. The resulting value was divided by the number of shares outstanding and/or reserved for issuance under options, which resulted in an exchange rate of 106.2012 shares of GTC Common Stock to be issued in exchange for each share of GFP Common Stock.

        GTC made its initial public offering on May 18, 1994 at a price to the public of $10.00 per share. The shares of GTC Common Stock are quoted on the Nasdaq Stock Market under the symbol GRTK. The following table sets forth, for the periods indicated, the high and low sales prices per share for GTC Common Stock as reported by the Nasdaq Stock Market:



                                                              High      Low

Year Ended December 31, 1994
     Second Quarter (May 18, 1994 - June 30, 1994).........  $10.500  $10.000
     Third Quarter (July 1, 1994 - September 30, 1994).....  $10.500  $ 7.250
     Fourth Quarter (October 1, 1994 - December 31, 1994)..  $ 8.625  $ 5.000

Year Ended December 31, 1995
     First Quarter (January 1, 1995 - March 31, 1995)......  $ 7.000  $ 4.500
     Second Quarter (April 1, 1995 - June 30, 1995)........  $ 6.000  $ 4.500
     Third Quarter (July 1, 1995 - September 30, 1995).....  $ 8.000  $ 4.500
     Fourth Quarter (October 1, 1995 - December 31, 1995)..  $ 6.250  $ 1.875

Year ended December 31, 1996
     First Quarter (January 1, 1996 - March 31, 1996)......  $ 3.750  $ 2.125
     Second Quarter (April 1, 1996 - June 30, 1996)........  $ 4.250  $ 2.125
     Third Quarter (July 1, 1996 - September 30, 1996).....  $ 3.000  $ 1.750

     Fourth Quarter (October 1, 1996 - December 31, 1996)..  $ 2.625  $ 0.750


Year ended December 31, 1997
     First Quarter (January 1, 1997 - March 31, 1997)......  $ 1.875  $ 1.000
     Second Quarter (April 1, 1997 - June 30, 1997)........  $ 1.500  $ 0.813
     Third Quarter (July 1, 1997 - September 30, 1997).....  $ 4.125  $ 1.125
     Fourth Quarter (October 1, 1997 - December 31, 1997)..  $ 4.563  $ 2.750

        As of February 5, 1998 there were approximately 650 holders of record of GTC Common Stock. As of February 5, 1998, there were approximately 9,140 and 247 holders of record of the GFP Common Stock, the Tube Turns Common Stock and the Bell Common Stock, respectively.

        No cash dividends have been paid on GTC Common Stock, GFP Common Stock, Tube Turns Common Stock or Bell Common Stock since the organization of each respective company. GTC presently intends to retain all of its earnings for the future operation and growth of its business and does not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon GTC's results of operations, earnings, capital requirements, contractual restrictions and other factors considered relevant by the GTC Board. The existing credit facility of GTC, Tube Turns and Bell prohibits each company from declaring or paying any dividends or other distributions, without the lender's prior written consent (see "Risk Factors-- Dividend Restrictions").

        There has been no public market for the common stock of GFP, Tube Turns or Bell. Shares of common stock of GFP, Tube Turns and Bell are closely-held and are not listed on any exchange or quotation system. Pursuant to the various stock purchase plans and stock restriction agreements for each of GFP, Tube Turns and Bell, transactions have occurred within the last twelve months in which each such company has sold shares to, or repurchased shares from, their employee shareholders. The per share price of the transactions was approximately $130.00 per share for the GFP Common Stock, approximately $14.00 per share for the Tube Turns Common Stock and approximately $22.00 per share for the Bell Common Stock.

        BECAUSE THE MARKET PRICE OF THE GTC COMMON STOCK IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF THE GTC COMMON STOCK THAT HOLDERS OF GFP, TUBE TURNS AND BELL COMMON STOCK WILL RECEIVE IN THE REORGANIZATION MAY INCREASE OR DECREASE PRIOR TO THE CLOSING DATE. IN ADDITION, THE MARKET VALUE OF THE GTC COMMON STOCK MAY INCREASE OR DECREASE FOLLOWING THE REORGANIZATION. SHAREHOLDERS ARE ENCOURAGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE GTC COMMON STOCK.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF GTC
                   (in thousands, except for per share data)

        The following selected historical consolidated financial data for GTC should be read in conjunction with the consolidated financial statements of GTC, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of GTC." The statement of operations data set forth below with respect to the years ended December 31, 1994, 1995 and 1996 and the balance sheet data at December 31, 1995 and 1996 are derived from, and are qualified by reference to, the audited financial statements of GTC included elsewhere in this Joint Proxy Statement/Prospectus. The statement of operations data for the years ended December 31, 1992 and 1993 and the balance sheet data at December 31, 1992, 1993 and 1994 are derived from audited financial statements of GTC not included herein. For 1996 and 1997, the actual ending dates for the first fiscal nine month periods of GTC were September 29 and September 28, respectively as indicated in the tables below; however, for ease of presentation, the date September 30, 1997 will be used in this Joint Proxy Statement/Prospectus where GTC is consolidated into GFP. The statement of operations data for the nine months ended September 29, 1996 and September 28,1997, and the balance sheet data at September 28, 1997, are unaudited, but in the opinion of management include all normal, recurring adjustments considered necessary for a fair presentation. The unaudited results of operations for the nine months ended September 28, 1997, are not necessarily indicative of results expected for the full year.

                                                                                                              Nine Months Ended
                                                              Years Ended December 31,                    -------------------------
                                               ------------------------------------------------------      Sept. 29,     Sept. 28,
                                                 1992    1993(1)        1994    1995(2)      1996(3)       1996(3)         1997
                                               --------  --------     --------  --------     --------      ---------     ---------
                                                                                                                  (Unaudited)
Statement of Operations Data:
Revenue......................................  $116,572  $243,856     $274,147  $273,647     $224,661      $180,380       $84,452
Cost of operations...........................   103,471   200,408      237,867   269,150      217,890       170,549        85,173
                                               --------  --------     --------  --------     --------      --------       -------
Gross profit (loss)..........................    13,101    43,448       36,280     4,497        6,771         9,831          (721)
Selling, general and administrative expense..     5,947    21,808       20,561    19,683       11,453         8,597         4,986
Research and development.....................     1,190     4,138        5,170     3,041          299           296            99
                                               --------  --------     --------  --------     --------      --------       -------
Operating income (loss)......................     5,964    17,502       10,549   (18,227)      (4,981)          938        (5,806)
Interest expense.............................     1,169     1,647        2,048     2,907        2,858         2,682         1,087
Other expense (income).......................        --        --          504       521          (59)          166        (3,461)
                                               --------  --------     --------  --------     --------      --------       -------
Income (loss) before income taxes............     4,795    15,855        7,997   (21,655)      (7,780)       (1,910)       (3,432)
Income taxes.................................     1,588     5,882        3,297    (3,982)        (799)          845           152
                                               --------  --------     --------  --------     --------      --------       -------
Net income (loss)............................  $  3,207  $  9,973     $  4,700  $(17,673)    $ (8,579)     $ (2,755)      $(3,584)
                                               ========  ========     ========  ========     ========      ========       =======
Net income (loss) per share:
  Primary....................................     $0.24     $0.71        $0.30    $(1.13)      $(0.53)       $(0.17)       $(0.22)
  Fully diluted..............................     $0.24     $0.69        $0.30    $(1.13)      $(0.53)       $(0.17)       $(0.22)

Shares used in computing per share amounts:
  Primary....................................    13,551    14,066       15,644    15,695       16,157        16,135        16,221
  Fully diluted..............................    13,551    14,554       15,789    15,695       16,157        16,135        16,221

                                                                                      December 31,
                                                                   --------------------------------------------------  September 28,
                                                                   1992(4)   1993(5)      1994     1995(6)    1996(7)     1997
                                                                   -------   --------   --------   --------   -------    -------
                                                                                                                       (Unaudited)
Balance Sheet Data:
Working capital.................................................   $24,066   $ 37,305   $ 56,622   $ 23,922    $ 7,839   $ 9,920
Total assets....................................................    67,030    111,925    122,566   113,106      67,465    44,886
Current portion of long-term debt...............................     3,000      4,271      2,080     8,171       3,513       198
Long-term debt, less current portion............................    21,469     30,362     30,392    23,050      10,119        --
Redeemable Common Stock and related additional paid-in capital..     1,971      2,508         --        --          --        --
Total shareholders' equity......................................     6,926     17,340     42,799    25,840      19,403     15,937

---------------
(1) Reflects the results of operations from the date of acquisition of Metrum, Inc. ("Metrum") and Philips Circuit Assemblies ("PCA") on December 31, 1992 and July 30, 1993, respectively.
(2) Reflects the results of operations through the date of disposition of the peripheral products and imaging products business units of Metrum on May 31, 1995 and June 6, 1995, respectively.
(3) Reflects the results of operations through the date of disposition of the instrumentation products business unit of Metrum on February 9, 1996.
(4)  Reflects the acquisition of Metrum on December 31, 1992.
(5)  Reflects the acquisition of PCA on July 30, 1993.
(6) Reflects the disposition of the peripheral products and imaging products business units of Metrum on May 31, 1995 and June 6, 1995, respectively.
(7) Reflects the disposition of the instrumentation products business unit of Metrum on February 9, 1996.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF GFP

                   (in thousands, except for per share data)

        The following selected historical consolidated financial data for GFP should be read in conjunction with the consolidated financial statements of GFP, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of GFP." The statement of operations data set forth below with respect to the years ended December 31, 1994, 1995 and 1996 and the balance sheet data at December 31, 1995 and 1996 are derived from the audited financial statements of GFP included elsewhere in this Joint Proxy Statement/Prospectus. The statement of operations data for the years ended December 31, 1992 and 1993 and the balance sheet data at December 31, 1992, 1993 and 1994 are derived from audited financial statements of GFP not included herein. The statement of operations data for the nine months ended September 30, 1996 and 1997, and the balance sheet data at September 30, 1997, are unaudited, but in the opinion of management include all normal, recurring adjustments considered necessary for a fair presentation. The unaudited results of operations for the nine months ended September 30, 1997, are not necessarily indicative of results expected for the full year.

                                                                                                                  Nine Months Ended
                                                               Years Ended December 31,                             September 30,
                                                      ------------------------------------------------------    --------------------
                                                        1992     1993(1)      1994     1995(2)(3)     1996       1996        1997
                                                      --------   --------   --------   ----------   --------    --------   --------
                                                                                                                    (Unaudited)
Statement of Operations Data:
Revenue.............................................  $155,663   $296,880   $326,327    $328,977    $308,598    $240,963   $159,236
Cost of operations..................................   135,758    242,909    279,609     312,712     278,678     214,753    137,369
                                                      --------   --------   --------    --------    --------    --------   --------
Gross profit........................................    19,905     53,971     46,718      16,265      29,920      26,210     21,867
Selling, general and administrative expense.........    12,629     33,247     33,148      31,081      29,407      21,133     21,719
                                                      --------   --------   --------    --------    --------    --------   --------
Operating income (loss).............................     7,276     20,724     13,570     (14,816)        513       5,077        148
Interest expense....................................     1,905      2,358      2,558       3,397       3,979       3,549      1,724
Other expense (income), net.........................        --        319       (199)        196        (828)       (608)    (3,643)
                                                      --------   --------   --------    --------    --------    --------   --------
Income (loss) before gain on issuance of stock
 by subsidiary, income taxes, minority interests
 and discontinued operations........................     5,371     18,047     11,211     (18,409)     (2,638)      2,136      2,067
Gain on issuance of stock by subsidiary.............        --         --     13,307          --          --          --         --
                                                      --------   --------   --------   ----------   --------    --------   --------
Income (loss) before income taxes, minority
 interests and discontinued operations..............     5,371     18,047     24,518     (18,409)     (2,638)      2,136      2,067
Income taxes........................................     1,199      3,803      9,845      (3,109)      1,614       2,317        750
                                                      --------   --------   --------   ----------   --------    --------   --------
Income (loss) before minority interests and
 discontinued operations............................     4,172     14,244     14,673     (15,300)     (4,252)       (181)     1,317
Minority interests in (earnings) losses of
 consolidated subsidiaries..........................                            (331)      3,535       1,716         551        717
                                                      --------   --------   --------   ----------   --------    --------   --------
Income (loss) from continuing operations............     4,172     14,244     14,342     (11,765)     (2,536)        370      2,034
Loss from discontinued operations, net of tax.......    (1,374)      (216)      (437)       (905)       (609)       (336)      (327)
Gain on disposal of discontinued operations, net
 of tax.............................................        --        --          --       4,637       4,066       1,210      4,192
                                                      --------   --------   --------   ----------   --------    --------   --------
Net income (loss)...................................  $  2,798   $ 14,028   $ 13,905   $  (8,033)   $    921    $  1,244   $  5,899
                                                      ========   ========   ========   ==========   ========    ========   ========

                                                                                                                  Nine Months Ended
                                                                      Years Ended December 31,                      September 30,
                                                      ------------------------------------------------------    --------------------
                                                        1992     1993(1)      1994     1995(2)(3)     1996        1996        1997
                                                      --------   --------   --------   ----------   --------    --------   --------
                                                                                                                    (Unaudited)
Earnings per share:
  Income (loss) from continuing operations..........  $  13.11   $  44.59   $  44.62    $ (36.64)   $  (7.92)   $   1.16   $   6.33
  Net income (loss).................................  $   8.79   $  43.92   $  43.26    $ (25.02)   $   2.88    $   3.89   $  18.35

Shares used in computing per share amounts..........   318,219    319,426    321,424     321,084     320,128     320,131    321,449

                                                                            December 31,
                                                      ------------------------------------------------------        September 30,
                                                       1992(4)    1993(5)     1994     1995(6)(7)     1996              1997
                                                      --------   --------   --------   ----------   --------        -------------
                                                                                                                     (Unaudited)
Balance Sheet Data:

Working capital.....................................  $ 35,014   $ 47,711   $ 61,783    $ 26,159    $  6,337           $30,380
Total assets........................................   131,677    178,533    188,300     173,028     132,960            98,530
Notes payable.......................................        --      1,705      6,457       5,920          --                --
Current portion of long-term debt...................     6,992      7,292      4,357      10,946      25,009             2,356
Long-term debt, less current portion................    78,282     81,122     73,018      52,868      21,588            13,114
Redeemable common stock.............................                1,031      1,791       1,806       1,821             1,079
Total shareholders' equity..........................     1,826     15,840     29,496      21,463      22,384            28,151

---------------
(1) Reflects the results of operations from the date of acquisition of Metrum and Services Group Corporation ("SGC") on December 31, 1992 and PCA on July 30, 1993.
(2) Reflects the results of operations from the date of acquisition of Associated Testing Laboratories, Inc. ("ATL") on January 31, 1995.
(3) Reflects the results of operations through the respective dates of disposition of the peripheral products and imaging products business units of Metrum on May 31, 1995 and June 6, 1995, respectively.
(4)  Reflects the acquisition of Metrum and SGC on December 31, 1992.
(5)  Reflects the acquisition of PCA on July 30, 1993.
(6)  Reflects the acquisition of ATL on January 31, 1995.
(7) Reflects the disposition of the peripheral products and imaging products business units of Metrum on May 31, 1995 and June 6, 1995, respectively.

               SELECTED HISTORICAL FINANCIAL DATA OF TUBE TURNS

                   (in thousands, except for per share data)

        The following selected historical financial data for Tube Turns should be read in conjunction with the consolidated financial statements of GFP, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of GFP." The statement of operations and balance sheet data set forth below, are unaudited, but in the opinion of management include all normal, recurring adjustments considered necessary for a fair presentation. The unaudited results of operations for the nine months ended September 30, 1997, are not necessarily indicative of results expected for the full year.

                                                                                                                Nine Months Ended
                                                            Years Ended December 31,                              September 30,
                                            --------------------------------------------------------------   -----------------------
                                               1992         1993        1994          1995       1996(3)        1996        1997
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                            (Unaudited)                                                            (Unaudited)
Statement of Operations Data:

Revenue.................................    $   26,213   $   22,641   $   23,148   $   23,858   $   24,683   $   18,160   $  22,497
Cost of operations......................        23,662       20,133       20,063       20,730       21,656       16,179      18,774
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
Gross profit............................         2,551        2,508        3,085        3,128        3,027        1,981       3,723
Selling, general and administrative
  expense...............................         1,611        1,767        1,683        1,848        1,741        1,274       1,778
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
Operating income........................           940          741        1,402        1,280        1,286          707       1,945
Interest expense........................           397          279          224           70           22           13           8
Other (income) expense..................            --           --         (703)        (446)        (832)        (774)       (154)
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes..............           543          462        1,881        1,656        2,096        1,468       2,091
Income taxes............................           143          193          855          601          432          368        694
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income..............................    $      400   $      269   $    1,026   $    1,055   $    1,664   $    1,100   $   1,397
                                            ==========   ==========   ==========   ==========   ==========   ==========   ==========
Net income per share....................    $     0.30   $     0.20   $     0.77   $     0.76   $     1.23   $     0.81   $    1.04
Shares used in computing per share
  amounts:..............................     1,313,905    1,318,868    1,326,492    1,395,633    1,349,245    1,350,356    1,346,652

                                                                            December 31,
                                                      ------------------------------------------------------        September 30,
                                                       1992(4)    1993(5)     1994     1995(6)(7)     1996              1997
                                                      --------   --------   --------   ----------   --------        -------------
                                                                                                                     (Unaudited)
Balance Sheet Data:

Working capital...................................    $  5,925   $  5,348   $  5,283    $  4,785    $  4,997          $   3,452
Total assets......................................      17,371     15,546     15,714      15,674      18,721             19,495
Current portion of long-term debt.................         600        700         --          --          --                 --
Long-term debt, less current portion..............       4,700      2,900      1,704         143          --                 --
Redeemable common stock...........................          --        361        416         419         535                261
Total shareholders' equity........................       4,026      4,229      5,303       6,437       8,087              9,317

                    SELECTED HISTORICAL FINANCIAL DATA OF BELL
                   (in thousands, except for per share data)

          The following selected historical financial data for Bell should be read in conjunction with the consolidated financial statements of GFP, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of GFP." The statement of operations data for the years ended December 31, 1993, 1994, 1995 and 1996 and the balance sheet data at December 31, 1993, 1994, 1995, 1996 are derived from audited financial statements of Bell not included herein. The statement of operations data for the 1992 and for the nine months ended September 30, 1996 and 1997, and the balance sheet data at December 31, 1992 and September 30, 1997, are unaudited, but in the opinion of management include all normal, recurring adjustments considered necessary for a fair presentation. The unaudited results of operations for the nine months ended September 30, 1997, are not necessarily indicative of results expected for the full year.

                                                                                                      Nine Months Ended
                                                           Years Ended December 31,                     September 30,
                                               -----------------------------------------------------  ------------------
                                                  1992        1993       1994      1995      1996(1)    1996      1997
                                               -----------  --------   --------  --------  ---------  --------  --------
                                               (Unaudited)                                               (Unaudited)
Statement of Operations Data:

Revenue......................................    $  8,041   $ 31,164   $ 30,264  $ 33,499  $ 59,254   $ 42,445  $ 52,287
Cost of operations...........................       4,319     23,013     22,911    24,859    39,132     28,047    33,422
                                                 --------   --------   --------  --------  --------   --------  --------
Gross profit.................................       3,722      8,151      7,353     8,640    20,122     14,398    18,865
Selling, general and administrative expense..       2,384      5,476      5,179     6,119    14,242     10,170    12,033
Research and development.....................          --         --         --        --        --         --        --
                                                 --------   --------   --------  --------  --------   --------  --------
Operating income.............................       1,338      2,675      2,174     2,521     5,880      4,228     6,832
Interest expense.............................         168        485        479       658     1,210        942       822
Other expense................................          --        319         --       121        63         --       939
                                                 --------   --------   --------  --------  --------   --------  --------
Income before income taxes...................       1,170      1,871      1,695     1,742     4,607      3,286     5,071
Income taxes.................................         511        707        642       682     1,840      1,282     2,049
                                                 --------   --------   --------  --------  --------   --------  --------
Net income...................................    $    659   $  1,164   $  1,053  $  1,060  $  2,767   $  2,004  $  3,022
                                                 ========   ========   ========  ========  ========   ========  ========
Net income per share.........................    $   0.76   $   1.32   $   1.17  $   1.15  $   2.98   $   2.16  $   3.27
Shares used in computing per share...........     869,507    882,754    903,606   919,800   927,914    928,414   924,325

                                                                    December 31,
                                               -----------------------------------------------------    September 30,
                                                  1992        1993       1994      1995     1996(1)         1997
                                               -----------  --------   --------  --------  ---------    -------------
                                               (Unaudited)                                               (Unaudited)
Balance Sheet Data:

Working capital..............................    $  4,197   $  3,503   $  3,658  $  4,007  $ 10,815       $ 14,293
Total assets.................................      13,315     13,279     13,691    16,224    29,695         30,514
Current portion of long-term debt............       2,105      2,710      1,116     1,748     2,798            158
Long-term debt, less current portion.........       6,563      4,426      4,649     5,049    11,469         12,396
Redeemable common stock......................          --        374        595     1,059     1,056            590
Total shareholders' equity...................       1,789      2,953      4,072     4,960     7,008          9,890

_______________
(1) Reflects the acquisition of Metrum on February 9, 1996.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                                 (in thousands)

          The following selected unaudited pro forma combined financial data as of September 30, 1997 and for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been derived from the Unaudited Pro Forma Combined Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus and should be read in conjunction therewith, including the related notes thereto. Such unaudited pro forma combined financial data reflects the pro forma effects of the sale of GTC's Latin American operations, the Reorganization and the acquisition of Datatape on GFP's historical cost balance sheet as of September 30, 1997 and statements of operations for the periods presented. The pro forma effects of the acquisition of Datatape on November 14, 1997 are shown separately from the pro forma combined data in the Unaudited Pro Forma Combined Financial Statements.

          The following selected unaudited pro forma combined financial data should also be read in conjunction with the consolidated financial statements of GTC, GFP and Datatape, including the respective notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations of GTC," "Management's Discussion and Analysis of Financial Condition and Results of Operations of GFP," "Selected Historical Consolidated Financial Data of GTC," and "Selected Historical Consolidated Financial Data of GFP" included elsewhere in this Joint Proxy Statement/Prospectus.

          The unaudited pro forma combined financial data is not necessarily indicative of the results of operations or financial position that would have been achieved had the Reorganization, the sale of GTC's Latin American operations and the acquisition of Datatape been consummated as of the beginning of the periods presented and should not be construed as representative of such amounts for any future dates or periods.

                                                     Year Ended December 31, 1996
                                            ---------------------------------------------------
                                                                             Pro Forma for
                                                  Pro Forma for        the sale of GTC's Latin
                                             the sale of GTC's Latin   American operations, the
                                             American operations and    Reorganization and the
                                               the Reorganization         Datatape acquisition
                                             -----------------------   ------------------------
Statement of Operations Data:
 Revenue...................................          $250,141                   $296,804
 Operating income..........................               691                      6,668
 (Loss) income from continuing operations..           (1,293)                      1,712

                                                     Nine Months Ended September 30, 1997
                                             -------------------------------------------------
                                                                            Pro Forma for
                                                  Pro Forma for        the sale of GTC's Latin
                                             the sale of GTC's Latin   American operations, the
                                             American operations and    Reorganization and the
                                               the Reorganization        Datatape acquisition
                                             -----------------------   ------------------------
Statement of Operations Data:
 Revenue...................................          $142,305                   $170,190
 Operating income..........................             1,881                      5,861
 Income from continuing operations.........               909                      2,805


                                                         September 30, 1997
                                             ------------------------------------------------
                                                                             Pro Forma for
                                                  Pro Forma for        the sale of GTC's Latin
                                             the sale of GTC's Latin   American operations, the
                                             American operations and    Reorganization and the
                                                the Reorganization        Datatape acquisition
                                             -----------------------   ------------------------
Balance Sheet Data:
 Working capital...........................          $ 30,175                   $ 33,691
 Total assets..............................           108,756                    130,294
 Current portion of long-term debt.........             2,356                      2,474
 Long-term debt, less current portion......            13,114                     27,697
 Total shareholders' equity................            43,180                     43,180


Comparative Per Share Data

     The following table sets forth (i) the historical net income (loss) per common share (or income (loss) from continuing operations for GFP) and the historical book value per common share of the GTC Common Stock, the GFP Common Stock, the Tube Turns Common Stock and the Bell Common Stock, (ii) the unaudited pro forma combined income from continuing operations per common share and the unaudited pro forma combined book value per common share after giving effect to the Reorganization using generally accepted accounting principles governing a downstream merger and the sale of GTC's Latin American operations, and (iii) the unaudited equivalent pro forma combined income from continuing operations and book value per common share for the GFP Common Stock, the Tube Turns Common Stock and the Bell Common Stock based on the Conversion Ratios of 106.2012,
5.4276 and 14.4737 shares of GTC Common Stock for each share of GFP Common Stock, Tube Turns Common Stock and Bell Common Stock, respectively, and reflecting the Reverse Stock Split. The information presented in the table should be read in conjunction with the respective separate historical audited and unaudited consolidated financial statements of GTC and GFP and the notes thereto appearing elsewhere in this Joint Proxy Statement/Prospectus. Also see "Unaudited Pro Forma Combined Financial Statements."

                                                    Historical
                                        ---------------------------------
                                                           Tube
                                           GTC      GFP    Turns   Bell
                                           ---      ---    -----   ----
Net income (loss) from continuing
 operations per common share:
 Year ended December 31, 1996..........  $(0.53)  $(7.92)  $1.23   2.98
 Nine months ended September 30, 1997..   (0.22)    6.33    1.04   3.27
Book value per common share:
 As of December 31, 1996...............    1.20    69.92    6.37   7.55
 As of September 30, 1997..............    0.98    87.58    7.10  10.70

                                                           Equivalent Pro Forma Combined
                                                         ---------------------------------
                                        Pro Forma        Tube
                                        Combined         GFP          Turns           Bell
                                        ---------        ----         -----           ----
Net income (loss) from continuing
 operations per common share:
 Year ended December 31, 1996..........  $(0.13)       $ (3.55)       $(0.18)         (0.48)
 Nine months ended September 30, 1997..    0.09           2.49          0.13           0.34
Book value per common share:
 As of December 31, 1996...............    4.02         106.68          5.45          14.54
 As of September 30, 1997..............    4.46         118.39          6.05          16.13


                                 RISK FACTORS

Shareholders of GTC, GFP, Tube Turns and Bell should carefully consider the following factors before voting on the matters described herein and in evaluating GTC and its business, in addition to the other information in this Joint Proxy Statement/Prospectus.

General Risk Factors

        Pending Litigation

        Tube Turns is a co-defendant in two lawsuits in Louisiana arising out of an explosion in a coker plant owned by Exxon Corporation located in Baton Rouge, Louisiana. According to the complaints, Tube Turns is the alleged manufacturer of a carbon steel pipe elbow which is alleged to have been improperly installed in the plant in a place where a chromium alloy elbow should have been used, thereby causing the elbow to fail, which in turn caused the explosion which destroyed the coker plant and caused unspecified damages to surrounding property owners. There is no allegation that the carbon steel pipe elbow was improperly manufactured. Instead, the case seems to center around the fact that the carbon steel elbow should have been a chromium steel elbow. Tube Turns is defending this case based upon its assertion that it had no knowledge that the carbon steel elbow was being improperly used, nor does it know how the contractors who installed the wrong part obtained that carbon steel elbow. Accordingly, Tube Turns has asked the court to dismiss the action against Tube Turns. The suits are being defended for Tube Turns by its insurance carrier. One of the actions was brought by Exxon and claims damages for destruction of the plant which Exxon estimates exceed $100.0 million. In this action Tube Turns is a co-defendant with the fabricator who built the pipe line in which the elbow was incorporated and with the general contractor for the plant. The second action is a class action filed on behalf of the residents living around the plant and claims damages in an amount as yet undetermined. Exxon is a co-defendant with Tube Turns, the contractor and the fabricator in this action. Currently the case is stayed as a result of the bankruptcy of the fabricator. While Tube Turns believes that it will be dismissed from this litigation when the stay is lifted, there is no assurance that Tube Turns will be dismissed or if not dismissed, that it will not be found liable for some or all of the alleged damages. The litigation is in the initial stages and should Tube Turns ultimately be found liable, the damages could exceed Tube Turns' insurance policy limits which could materially and adversely affect Tube Turns' financial performance and adversely affect a shareholder's investment in GTC post-Reorganization to the extent of

Tube Turns' contribution to the assets and earnings of GTC post-Reorganization. Neither Tube Turns nor GTC are indemnified for this potential liability above the insurance policy limits, which as a result, could place a significant part of the investment of the shareholders of GTC, GFP, Tube Turns and Bell at risk after the Reorganization has been consummated, if Tube Turns is found liable.

     Calculation of Conversion Ratios

     The conversion ratios in the Reorganization will be calculated based in part upon a GTC Share Value of $3.04. Accordingly, if shareholders of GFP, Tube Turns and Bell receive shares of GTC Common Stock in the Reorganization based on a value of $3.04 per share when this amount exceeds the GTC trading price, such shareholders could be viewed as having received, in the Reorganization, shares of GTC Common Stock worth less than the values of their shares of GFP, Tube Turns and Bell. Conversely, if shareholders of GFP, Tube Turns and Bell receive shares of GTC Common Stock in the Reorganization based on a value of $3.04 per share when this amount is less than the GTC trading price, GTC could be viewed as having issued, in the Reorganization, shares of GTC Common Stock worth more than the shares of GFP, Tube Turns and Bell exchanged therefor. In addition, in the determination of the values of GFP, Tube Turns and Bell for purposes of the Reorganization, any proceeds from the exercise of options to be received by GTC for options converted in the Reorganization into options to purchase GTC Common Stock, were not included in such valuations. While the Special Committee of the GTC Board obtained a fairness opinion from Bradford on the Merger Transactions, GFP, Tube Turns and Bell have not obtained fairness opinions on the Merger Transactions. See "The Reorganization--Opinion of Financial Advisor."

     Uncertainties Related to the Reorganization

     There can be no assurance that GTC will be successful in efficiently integrating the acquired businesses into its own, or that GTC will retain key personnel.

     Conflicts of Interest

     Robert E. Gill and Jeffrey T. Gill currently serve in a number of overlapping positions at GTC, GFP, Tube Turns and Bell. Robert E. Gill serves as Chairman of GFP, President, Chief Executive Officer and a director of Bell, and a director of GTC and Tube Turns. Jeffrey T. Gill serves as President, Chief Executive Officer and a director of GFP and Chairman of GTC, Bell and Tube Turns. In addition, as of February 5, 1998, the Gill Family controlled approximately 99.4% of the GFP Common Stock, and GFP in turn controlled approximately 80.0% of the GTC Common Stock, 100% of the GTC Preferred Stock, approximately 98.6% of the Tube Turns Common Stock, and approximately 95.8% of the Bell Common Stock. Should the Reorganization be completed, the Gill Family ownership of GTC (including the conversion of GTC Preferred Stock) will increase from approximately 82.3% to approximately 89.2% and ownership of GTC by the Unaffiliated Shareholders will decrease from approximately 17.8% to approximately 10.3%. Robert E. Gill will become Chairman of GTC and Jeffrey T. Gill will become the President and Chief Executive Officer of GTC. Both men will continue to serve as directors of GTC after the Reorganization. The President of Tube Turns, who currently serves as a director of Tube Turns, will have rights to a substantial number of shares of stock under option in GTC should the merger be completed as planned. R. Scott Gill currently serves as a director of GFP, Bell and Tube Turns and is expected to serve as a director of GTC after the Reorganization. Richard L. Davis currently serves as Vice President and Chief Financial Officer of GFP and as a director of Tube Turns. Anthony C. Allen currently serves as Vice President of Finance of GFP and as a director of Bell. In each such case, both individuals will have rights to a substantial number of shares of stock under option in GTC should the merger be completed as planned. William L. Healey and Robert Sroka currently serve as directors of Bell and are expected to serve as directors of GTC after the Reorganization. See "The Reorganization--Conflicts of Interest."

     Control by Principal Shareholders and Increased Voting Power of the Gill Family

     As of February 5, 1998, the Gill Family controlled approximately 99.4% of GFP Common Stock, and GFP in turn controlled approximately 80.0% of the GTC Common Stock, 100% of the GTC Preferred Stock, approximately 98.6% of the Tube Turns Common Stock and approximately 95.8% of the Bell Common Stock. Should the Reorganization be completed, the Gill Family will own approximately 89.2% of the outstanding shares of GTC Common Stock assuming the conversion of all shares of GTC Preferred Stock into shares of GTC Common Stock immediately prior to the Reorganization. As a result of the above specified ownership by the Gill Family, the Gill Family voting as a group will be able to elect all of the GTC Board and to approve or disapprove any matter submitted to a vote of shareholders. Robert
E. Gill and Jeffrey T. Gill are members of the GTC Board and will continue to serve as directors after the Reorganization. R. Scott Gill is expected to serve on the GTC Board upon completion of the Reorganization. This may have the effect of discouraging unsolicited offers to acquire GTC.

     Stock Price Fluctuations Until Closing and Volatility of Stock Price

     The market price of the GTC Common Stock at the Merger Effective Time may vary significantly from the GTC Share Value prices as of the date of the execution of the Reorganization Agreement, the date hereof or the date on which the shareholders vote on the Reorganization, due to a number of factors, including: (i) changes in the business, operations and prospects of GTC; (ii) market assessments of the likelihood that the Reorganization will be consummated and the timing thereof; (iii) general market and economic conditions; and (iv) other factors affecting the perceived value of the GTC Common Stock from time-to-time. See "The Reorganization--The Reorganization Transaction." During the three month period ending January 30, 1998, the price of GTC stock has fluctuated from a low of $2.75 to a high of $4.00. See "Comparative Market Prices of Common Stock."

     Dividend Restrictions

     GTC, Tube Turns and Bell are currently parties to a loan agreement with Bank One, Kentucky, NA which prohibits GTC, Tube Turns and Bell from declaring or paying dividends upon any class of their capital stock or distributing any of their property or assets without the bank's prior written consent.

     Tax Risks

     The Merger Transactions are intended to be tax-free reorganizations for federal income tax purposes. No party to the Reorganization intends to request a ruling from the IRS that the Merger Transactions qualify as tax-free reorganizations under Section 368 of the Code. It is a condition of the closing of the Reorganization that at or prior to such closing GTC, GFP, Tube Turns and Bell receive the opinion of Wyatt, Tarrant & Combs that, based on certain assumptions, qualifications, conditions and representations, the Merger Transactions will so qualify, the GTC Contribution will qualify as a tax-free transfer of property to a controlled corporation under Section 351 of the Code and the Reincorporation will qualify as a tax-free reorganization under Section 368 of the Code. Such assumptions will be based in part upon actions to be taken following the closing of the Reorganization. Persons receiving this Joint Proxy Statement/Prospectus should be aware that opinions of counsel are not binding on the IRS or any court. In addition, no opinion of counsel will be obtained concerning the Spin Off or the Reverse Stock Split. During the first quarter of 1997, GFP Partners-IV, Ltd. (the limited partnership in which Partners-V is the 99% general partner) sold substantially all of its assets resulting in a tax liability of approximately $1.0 million which is a liability of the consolidated group which includes GTC.

     Dependence on Key Personnel and Recent Resignations

     The continued success of GTC, GFP, Tube Turns and Bell depends to a large extent upon the efforts and abilities of key managerial and technical employees. The loss of services of certain of these key managers could have a material adverse effect on each company. Each company's business will also depend upon its ability to continue to attract and retain qualified employees. GFP, Tube Turns and Bell generally do not have employment agreements or noncompetition agreements with their key employees. Effective January 4, 1996, Jack Calderon resigned his positions as GTC's Vice President and General Manager of International Operations. Effective January 8, 1996, Gregory A. Tymn resigned his positions as GTC's Vice President of Finance and Chief Financial Officer. Effective October 31, 1996, Carl P. McCormick resigned his positions as GTC's President and Chief Executive Officer. Effective February 6, 1997, J. Hardie Harris resigned his positions as GTC's Vice President and General Manager of U.S. EMS Operations. Effective April 4, 1997, Aviram Margalith resigned his positions as GTC's Vice President and General Manager of International EMS Operations and Engineering Services. Robert E. Gill replaced Mr. McCormick as President and Chief Executive Officer of GTC for an interim period and on February 28, 1997, Thomas W. Lovelock was elected President and Chief Executive Officer of GTC. GTC instituted a series of employment agreements with key personnel during the time leading up to the sale of GTC's international operations. The agreements with key personnel terminate on May 31, 1998. GTC has also entered into employment agreements with two current officers of GTC, Thomas
W. Lovelock, President and Chief Executive Officer and James G. Cocke, Vice President. GTC had an employment agreement with one of its key employees working in a foreign location. This agreement was assumed by SCI Systems, Inc. in connection with the sale of the international operations of GTC on June 30, 1997. See "GTC Executive Compensation--Employment Contracts."

     Environmental Compliance and Existing Contamination

     GTC, GFP, Tube Turns and Bell are subject to a variety of environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals and substances used in their operations. Any failure by GTC, GFP, Tube Turns or Bell to comply with statutes and regulations presently existing, or enacted in the future, could subject such company to liabilities or the suspension of production which could materially and adversely impact the earnings of such company. In addition, compliance with such statutes and regulations could restrict each company's ability to expand its facilities or require the acquisition of costly equipment or other significant expenses. Groundwater contamination has occurred at certain of GTC's and Bell's current and former properties during the operation of those properties by their respective predecessors. Environmental contamination has also occurred at certain of Tube Turns' property during the operation of that property by its predecessors.

     Differences in Rights of Shareholders

     The rights of GFP's, Tube Turns' and Bell's shareholders are governed by the GFP Articles and GFP Bylaws, the Tube Turns Articles and Tube Turns Bylaws, and the Bell Articles and Bell Bylaws, respectively, and by the KRS in the case of GFP and Tube Turns, and the FBCA in the case of Bell. After consummation of the Reorganization, the rights of shareholders of GFP, Tube Turns and Bell, as shareholders of GTC, will be governed by the FBCA and the GTC Articles and GTC Bylaws, and after consummation of the Reincorporation, will be governed by the DGCL and the Sypris Articles and Sypris Bylaws.

     Certain material differences exist between the rights of the shareholders of GFP, Tube Turns and Bell and the rights of the shareholders of GTC, including the right of the shareholders of GFP and Tube Turns to cumulate their shares in voting for directors. See "Effect of the Reorganization on Rights of Shareholders." Such differences also exist between the rights of shareholders of GTC and the rights of shareholders of Sypris. See "The GTC Special Meeting-- Proposal to Approve the Reincorporation."

     Limitations on Acquisition and Change in Control Could Deter a Takeover Which Might Otherwise be in the Shareholders' Best Interests

     Any acquisition or change in control of GTC would be limited by: (i) various anti-takeover statutes of the state of Florida (if the Reincorporation is not approved) or in the state of Delaware (if the Reincorporation is approved); (ii) certain provisions of GTC's Articles (if the Reincorporation is not approved) or of Sypris' Articles (if the Reincorporation is approved) which would have the effect of limiting a change in control; and (iii) the concentration of voting stock in the Gill Family. See "Effect of the Reorganization on Rights of Shareholders" and "Description of GTC's Capital Stock." Similar factors exist concerning Sypris. See "The GTC Special Meeting-- Proposal to Approve the Reincorporation."

     Shares Available for Future Sale Could Adversely Affect Price of GTC Common Stock

     Sales of a substantial number of shares of GTC Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the GTC Common Stock and could impair the future ability of GTC to raise capital through an offering of equity securities. The GTC Common Stock to be issued upon consummation of the Reorganization will be freely tradable, except that shares of GTC Common Stock to be received by persons who are deemed to be Affiliates of GFP, Tube Turns and Bell at the time of the Special Meetings may be resold by them only in certain permitted circumstances. See "The Reorganization--Resale Restrictions." No prediction can be made about the effect that future sales of GTC Common Stock will have on the market prices of the GTC Common Stock. Similar considerations exist for Sypris Common Stock. See "The GTC Special Meeting--Proposal to Approve the Reincorporation."

     Immediate and Substantial Dilution

     The Reorganization would result in substantial dilution of the interests of GTC's current shareholders in GTC and its equity. Based upon the GTC Share Value of $3.04 per share, and the number of shares outstanding as of the respective record dates for the Special Meetings, 34,185,103 shares of GTC Common Stock would be issued to GFP, Tube Turns and Bell shareholders in the Reorganization (excluding shares to be issued under option and before the elimination of fractional shares). The shares of GTC Common Stock owned by GFP prior to the Reorganization will be canceled. Based upon the number of outstanding shares of GTC Common Stock, GFP Common Stock, Tube Turns Common Stock and Bell Common Stock as of the respective record dates, and assuming conversion of the GTC Preferred Stock held by GFP into GTC Common Stock prior to the effectiveness of the Reorganization, the number of shares beneficially owned by the Gill Family will represent approximately 89.2% of the 37,437,699 shares of GTC Common Stock to be outstanding after the Reorganization as compared to approximately 82.3% of the 18,317,221 shares of GTC Common Stock outstanding prior to the Reorganization, assuming conversion of the GTC Preferred Stock. Accordingly, the aggregate percentage voting power of the Unaffiliated Shareholders of GTC will also be reduced. See "Risk Factors--Control by Principal Shareholders and Increased Voting Power of the Gill Family." The dilution resulting from the Reorganization could reduce the market price of GTC Common Stock unless and until earnings growth or other business synergies sufficient to offset the effect of such issuance can be achieved. There can be no assurance that such synergies or earnings growth will be achieved. See "Selected Unaudited Pro Forma Combined Financial Data--Comparative Per Share Data" and "The Reorganization-- Dilution."

     No Indemnification for Breach of Representations and Warranties

     The representations and warranties made by each of the parties to the Reorganization Agreement will not survive the closing of the Reorganization. In addition, there is no indemnification running to any party in respect of a breach of any of the representations or warranties contained in the Reorganization Agreement, and there can be no assurance that such a breach will not occur or that if it occurs the resulting damage would not be material to GTC.

     Minimum Criteria for Inclusion in the Nasdaq Stock Market

     The National Association of Securities Dealers ("NASD") recently updated rules which result in new minimum criteria which a company must meet for inclusion in either the Nasdaq Stock Market or the Small Cap Market. Under the recently adopted rules, companies will be required to meet higher financial standards and maintain a stated minimum bid of at least $1.00 per share, or else face termination of their designation for inclusion in either the Nasdaq Stock Market or Small Cap Market. Additionally, the updated rules of the Nasdaq Stock Market state that in order to remain eligible for Nasdaq listing, a security must have a bid price of at least $1.00 per share and the market value of publicly held shares (those held by persons other than officers, directors and 10% shareholders) must be at least $5.0 million and the company's net tangible assets must be at least $4.0 million. On December 31, 1996, GTC received a letter from the Nasdaq Stock Market concerning GTC's failure to meet the then applicable listing requirements as of December 30, 1996. The closing bid price of GTC Common Stock on December 30, 1996 was $0.75 and the market value of the public float as of that date was $2.1 million. Accordingly, on that date the GTC Common Stock did not meet the Nasdaq listing requirements. The closing price of the GTC Common Stock on February 5, 1998 was $3.125, with a corresponding market float of approximately $10.2 million. While the GTC Common Stock is currently quoted on the Nasdaq Stock Market, there can be no assurance that its designation for inclusion thereon will not be terminated if GTC is not able to meet the updated NASD rules. If the designation for GTC Common Stock is terminated, trading in the GTC Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, the "OTC Bulletin Board Service." As a result, an investor would likely find it to be more difficult to dispose of, or to obtain accurate quotations as to the value of, the GTC Common Stock. If delisting occurs prior to the Merger Effective Time, the existing shareholders of GTC Common Stock will have dissenters' rights under the FBCA.

     Possible Application of SEC Rules Governing Sale of Penny Stock to GTC Common Stock

     Pursuant to the criteria established by the Commission, a security that fails to meet certain requirements, including having a market price of $5.00 or more and being a reported security, is deemed to be "penny stock" and broker transactions in such stock are subject to extensive disclosure requirements regarding, among other things, pricing and trading activity information on such stock. The penny stock rules require the delivery, prior to any transaction in such stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. For these types of transactions, the broker-dealers must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to the sale. If GTC Common Stock is ever deemed to be penny stock, the application of such rules could have the effect of discouraging trading in such stock.

GTC Risk Factors

     Potential Fluctuations in Financial Results

     GTC's annual and quarterly operating results may be affected by a number of factors. GTC will generally incur significant start-up costs in the production of a particular product. Start-up costs are expensed as incurred. Accordingly, GTC's level of experience in manufacturing a particular product and its efficiency in minimizing start-up costs can impact GTC's operating results. The level and timing of orders placed by an OEM customer also may vary due to the OEM's attempts to manage its inventory, changes in the OEM's manufacturing strategy and variation in the demand for its products due to, among other things, product life cycles, competitive conditions and general economic conditions. The efficiencies of GTC in managing inventories, production capacity, the degree of automation used in the assembly process, fluctuations in material costs and the mix of material costs versus labor and manufacturing and overhead costs are also significant factors affecting the annual and quarterly operating results of GTC. Other factors include price competition, the ability to pass on excess costs to customers, the timing of expenditures in anticipation of increased sales and customer product delivery requirements. Any one of these factors, or a combination thereof, could adversely affect GTC's annual and quarterly results of operations. GTC also conducts a portion of its business under long-term contracts and uses the percentage of completion units of shipment method of accounting which involves substantial estimation processes, including estimates of future costs to complete contracts. Revisions of estimates can and do occur and are reflected in operating results in the period in which the factors causing the revision become known. Accordingly, quarterly and annual operating results are subject to the effect of the revisions of such estimates. In addition, the use of the units of shipment method of applying the percentage of completion method of accounting can affect reported quarterly and annual operating results because revenue is recorded as units are shipped. Therefore, delays in shipments for any reason, whether internal or imposed by the customer, will affect quarterly and annual operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of GTC."

     Recent Losses

     GTC reported an operating loss of $18.2 million and a net loss of $17.7 million during the year ended December 31, 1995. These losses were the result of several factors, including among others: (i) the recognition of certain charges during the second and fourth quarters of 1995 in the amount of $11.1 million in the aggregate, which related to a variety of issues, including the decision to adjust certain accounting estimates, the decision to terminate a number of unprofitable contracts, the recognition of certain operating lease liabilities, the recognition of a book to physical inventory adjustment and the disposition of certain underutilized assets; (ii) the recognition of $2.2 million in charges related to the divestiture of the name brand products business; (iii) the recognition of very low margins on an unfavorable revenue mix for its domestic manufacturing business; and (iv) the underutilization of its Tampa facility. GTC reported an operating loss of $5.0 million and a net loss of $8.6 million during the year ended December 31, 1996. These losses were the result of several factors, including: (i) the reduction of revenue to $224.7 million in 1996 from $273.6 million in 1995; (ii) the recognition of $3.6 million in charges related to contract terminations and inventory adjustments; (iii) the recognition of $1.8 million of charges related to the adjustment of certain contract estimates; and (iv) the recognition of $1.6 million in charges associated with asset disposals and deferred rent payments for capital equipment. For the nine months ended September 28, 1997, GTC's revenue has continued to decrease and, accordingly, GTC reported an operating loss of $5.8 million and a net loss of $3.6 million. On June 30, 1997, GTC divested its Latin American operations and repaid its existing bank debt. At this date, it is uncertain whether this divestiture will have a positive or negative impact on the business. See "Recent Developments." There is no assurance that the business will return to profitability at any time during the foreseeable future. See "Selected Historical Consolidated Financial Data of GTC" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of GTC."

     Pledge of Assets to Secure Credit Facility

     On November 14, 1997, the credit agreement of BT Holdings, Inc. (the wholly-owned subsidiary of GFP that was established to administer the credit facility for various subsidiaries of GFP) ("BT Holdings") with Bank One, Kentucky, NA was amended and expanded to include GTC and Metrum-Datatape, Inc. ("Metrum-Datatape") as co-borrowers along with Tube Turns and Bell. Certain of the availability under the $45 million facility was used by GFP to acquire substantially all of the assets of Datatape Incorporated ("Datatape") by GFP's wholly-owned subsidiary Metrum-Datatape. Under this credit facility, the assets of GTC are pledged as collateral for the total credit extended under the facility for use by all parties thereto, including Tube Turns, Bell and Metrum-Datatape, and the borrowing base under the facility is dependent on the aggregate borrowing base eligibility and use of GTC, Tube Turns, Bell and Metrum-Datatape. If the financial results of Tube Turns, Bell or Metrum-Datatape were to significantly deteriorate, there is no assurance that, under this credit facility, GTC will have access to sufficient funds for its capital needs or that the bank will not seek to realize on the assets of GTC pledged as collateral under the facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of GFP."

     Sales to Government Agencies and Prime Contractors; Reliance on Key
     Customers

     GTC sells products and services to a number of governmental agencies (including the Department of Defense) which, in the aggregate, represented approximately 19%, 20% and 17% of GTC's revenue in 1994, 1995 and 1996, respectively, and 25% for the nine months ended September 28, 1997. GTC also served as a subcontractor to a variety of prime contractors under contract with the federal government. Sales to these prime contractors, in the aggregate, represented approximately 11%, 9% and 12% of GTC's revenue in 1994, 1995 and 1996, respectively, and 12% for the nine months ended September 28, 1997. GTC is not able to predict the volume of future business to be received from these governmental agencies or their prime contractors, although it is likely that any reductions in the size of the United States military budget will result in reductions of purchases of GTC's products and services by these customers. GTC's largest commercial customer in 1996 was IBM, which represented approximately 16% of GTC's revenue. In the nine months ended September 28, 1997, IBM accounted for 14% of GTC's revenue. The loss of one or more of these customers could have a material adverse affect on GTC's operating results.

     Dependence on Certain Industries

     GTC is dependent upon the continued growth, viability and financial stability of its OEM customers, which are in turn substantially dependent upon the growth, viability and financial stability of the industries in which they operate, including the computer/office equipment, industrial electronics, instrumentation and communication industries. These industries have been characterized by rapid technological change and shortened product life cycles, and recently have experienced pricing and profit margin pressures. In addition, GTC's customers are affected by general economic conditions. Adverse changes in the industries in which the OEMs operate could have a material adverse effect on GTC's operating results. GTC's business may also be adversely affected by changes in funding levels for certain government programs and the manner in which products are acquired under these programs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of GTC" and "Business of GTC--Customers and Marketing."

     Variability of Customer Demand and Exposure Due to Significant Customer Receivables

     The level and timing of orders placed by customers of GTC vary due to its customers' attempts to manage their inventory and changes in its customers' manufacturing strategies and product demands due to, among other things, product life cycles, competitive conditions or general economic conditions. Due in part to these factors, most of GTC's customers do not commit to firm production schedules for more than one quarter in advance. GTC's inability to forecast the level of customer orders with certainty makes it difficult to schedule production and maximize utilization of manufacturing capacity. In the past, GTC has been required to increase staffing and incur other expenses in order to meet the anticipated demand of its customers. Anticipated orders from some of GTC's customers have failed to materialize and/or delivery schedules have been deferred as a result of changes in the customer's business needs, thereby adversely affecting GTC's operating results. On other occasions, customers have required rapid increases in production which have placed an excessive burden on GTC's resources. Such customers' order fluctuations and deferrals have had an adverse effect on GTC's operating results in the past, and there can be no assurance that GTC will not experience such effects in the future. At September 28, 1997 GTC's backlog of customer orders was $73.1 million. In addition, GTC recognizes significant accounts receivable in connection with providing manufacturing services to its customers. If one or more of GTC's principal customers were to become insolvent, or otherwise were unable to pay for the services provided by GTC, GTC's operating results and financial condition could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operation of GTC."

     Cost, Limited Availability of Components and Reliance on Single Sources for Certain Components

     A substantial part of GTC's revenue is derived from turnkey manufacturing in which GTC provides materials sourcing, procurement, testing and assembly. In turnkey manufacturing, GTC could be exposed to the risk of component price increases, which could adversely affect GTC's gross profit margins. Some of the products and assemblies manufactured by GTC require one or more components that are ordered from, or which may be available from, only one source. Some of these components are allocated in response to supply shortages. In some cases, supply shortages will substantially curtail production of all assemblies using a particular component. In addition, at various times there have been industry-wide shortages of electronic components, in particular memory and logic devices, and there can be no assurance that such shortages will not occur in the future. Any such shortages could have a material adverse effect on GTC's operating results in the future. GTC purchases certain components that are used in a significant manufacturing contract from a sole source. If there was an interruption in this source, GTC would be unable to perform its obligations under this manufacturing contract.

     Rapid Technological Change and Process Development

     The market for GTC's manufacturing services is characterized by rapidly changing technology and continuing process development. GTC believes that its future success will depend in large part upon its ability to develop and market manufacturing services which meet changing customer needs, maintain technological leadership and successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis. There can be no assurance that GTC's process development efforts will be successful.

     Pending Litigation

     GTC is a named party in pending litigation and is in receipt of claims arising in the normal course of business. In certain of these cases GTC has not reserved any amounts in respect of the potential exposure of such litigation. There can be no assurance that GTC will be successful or that damages will not exceed the amounts which GTC has reserved in respect of some of these litigation matters. In connection with GTC's wholly-owned subsidiary, Metrum Inc. ("Metrum"), GTC has been notified that a claim of up to $4.0 million may be asserted against Metrum related to contracts acquired by Metrum from Alliant Techsystems, Inc. There is no assurance that Metrum will not be found liable on such claim and, should Metrum be found liable, the damages could exceed the amounts reserved by Metrum which could materially and adversely affect GTC's financial position or results of operations. (Metrum is the former owner of the assets and liabilities which were sold to Bell on February 9, 1996 and is separate and distinct from both the Metrum division of Bell and Metrum-Datatape).

     Competitive Pressures

     GTC operates in a highly competitive environment and competes against numerous domestic and foreign manufacturers. In addition, in the future GTC may encounter competition from other large electronic manufacturers or distributors that are selling, or may begin to sell, contract manufacturing services. Some of GTC's competitors have more extensive international operations and substantially greater manufacturing, financial, research and development or marketing resources than GTC. GTC also faces competition from the manufacturing operations of its current and potential OEM customers, which GTC believes continue to evaluate the merits of manufacturing products internally versus the advantages of using contract manufacturers.

Tube Turns Risk Factors

     Litigation and Environmental Contamination

     In addition to the litigation discussed in the first Risk Factor, the 383,000 square foot office and manufacturing facility which comprise Tube Turns headquarters in Louisville, Kentucky are located on a site which was subject to environmental contamination by the predecessor owner. While Tube Turns has obtained an indemnity from Sumitomo Metal Industries, Ltd., Sumitomo Corporation and Sumitomo Corporation of America for these matters, there is no assurance that the costs associated with environmental cleanup and compliance with applicable environmental laws and regulations will not exceed the amounts covered by such indemnity.

GFP Risk Factors

     Real Estate Holdings

     GFP has historically, through subordinate entities, owned real estate investments which as of the Merger Effective Time will have been divested. While GFP knows of no material liability resulting from the ownership of such real estate under current law, it may, in the future, be subject to claims for environmental liabilities by reason of its previous indirect ownership of such properties. It is impossible to estimate the probability that claims, if any, will be asserted or the expense, if any, which might be incurred by GFP as a result of such claims. Any such liabilities will be assumed by GTC in the Reorganization.

     Datatape Acquisition

     GFP, through its newly formed, wholly-owned subsidiary Metrum-Datatape, recently closed on the acquisition of substantially all of the assets of Datatape. As part of this transaction, GFP became aware that Datatape was experiencing financial difficulty. GFP will dedicate personnel and resources to restructure and strengthen the business operations of Datatape but, as with any acquisition, there can be no assurance that GFP will be successful in integrating the assets, personnel and operations of Datatape with its existing businesses. In addition, despite express contractual limitations on liabilities assumed by Metrum-Datatape, as with any acquisition there can be no assurance that claims will not be asserted against Metrum-Datatape at some future time.

                          THE REORGANIZATION PARTIES

     Group Technologies Corporation. GTC provides advanced manufacturing, engineering and testing services to OEMs of electronic products. GFP owns approximately 80.3% of the issued and outstanding shares of GTC Common Stock and 100% of the issued and outstanding shares of GTC Preferred Stock.

     GTC was incorporated under the laws of the State of Florida in 1988. Its principal executive offices are located at 10901 Malcolm McKinley Drive, Tampa, Florida 33612, and its telephone number is (813) 972-6000.

     Group Financial Partners, Inc. GFP is a privately-held holding company whose principal assets are the shares of GTC, Tube Turns and Bell owned by it.

     GFP was incorporated under the laws of the State of Kentucky in 1982. Its principal executive offices are located at 455 Fourth Avenue, Louisville, Kentucky 40202, and its telephone number is (502) 585-5544.

     Tube Turns Technologies, Inc. Tube Turns provides a range of manufacturing services for heavy industry and manufactures a number of proprietary engineered products. GFP owns approximately 98.6% of the issued and outstanding shares of the Tube Turns Common Stock.

     Tube Turns was incorporated under the laws of the State of Kentucky in 1954. Its principal executive offices are located at 2820 West Broadway, Louisville, Kentucky 40232, and its telephone number is (502) 774-6300.

    Bell Technologies, Inc. Bell provides a range of outsourcing services and manufactures a series of specialty electronic products. GFP owns approximately 97.0% of the issued and outstanding shares of the Bell Common Stock.

     Bell was incorporated under the laws of the State of Florida in 1986. Its principal executive offices are located at 6120 Hanging Moss Road, Orlando, Florida 32807, and its telephone number is (407) 678-6900.

                            THE GFP SPECIAL MEETING

Purposes of the GFP Special Meeting

     The Reorganization. At the GFP Special Meeting, holders of GFP Common Stock will consider and vote upon a proposal to approve the Reorganization Agreement.

     THE MEMBERS OF THE GFP BOARD UNANIMOUSLY APPROVED AND ADOPTED THE REORGANIZATION AGREEMENT AND THE REORGANIZATION AND RECOMMEND THAT GFP'S SHAREHOLDERS VOTE FOR APPROVAL OF THE REORGANIZATION AGREEMENT. SEE "THE REORGANIZATION--BACKGROUND OF THE REORGANIZATION," AND "THE REORGANIZATION-- REASONS FOR THE REORGANIZATION; RECOMMENDATION OF THE GFP BOARD." MEMBERS OF THE BOARD OF DIRECTORS OF GFP HAVE CONFLICTS OF INTEREST IN THIS TRANSACTION. SEE "THE REORGANIZATION--CONFLICTS OF INTEREST."

     Other Matters. GFP's shareholders will also consider and vote upon such other matters that may be incidental to the conduct of the GFP Special Meeting.

Record Date; Voting Rights; Proxies

     The GFP Board has fixed the close of business on February 9, 1998 as the GFP Record Date for determining holders entitled to notice of and to vote at the GFP Special Meeting.

     As of the GFP Record Date, there were 315,953 shares of GFP Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of GFP Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF A PROPERLY EXECUTED PROXY HAS BEEN RETURNED AND NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF GFP COMMON STOCK WILL BE VOTED IN FAVOR OF THE REORGANIZATION AGREEMENT IN ACCORDANCE WITH THE RECOMMENDATION OF THE GFP BOARD. GFP does not know of any matters other than as described in the accompanying Notice of Special Meeting that are to come before the GFP Special Meeting. With respect to matters incidental to the conduct of the GFP Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of GFP, by signing and returning a later dated proxy, or by voting in person at the GFP Special Meeting; however, mere attendance at the GFP Special Meeting will not in and of itself have the effect of revoking the proxy.

Solicitation of Proxies

     GFP will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of GFP Common Stock held in their names. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of GFP, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with shareholders or their representatives.

Dissenters' Rights

     Pursuant to KRS 271B.13-010 to 271B.13-310, any shareholder of GFP who desires to dissent from the Reorganization must deliver a written objection to the Reorganization to GFP before the vote on the Reorganization at the GFP Special Meeting and must not vote his shares in favor of the Reorganization. The failure to vote against the Reorganization will not constitute a waiver of the shareholders' dissenters' rights if all statutory requisites are satisfied. A vote against the proposed Reorganization will not itself satisfy the notice requirement of the dissenters' right statute. If the Reorganization is approved by the required vote, the surviving corporation must deliver, within ten (10) days after the date of the GFP Special Meeting, a written notice to each shareholder who has properly delivered a written objection to the Reorganization and did not vote in favor of the Reorganization. Such notice (the "Dissenters' Notice") must: (i) state where the dissenter must send a payment demand and when and where the dissenter must deliver certificates for his shares; (ii) supply a form for the shareholders' demand for payment; (iii) set a date, not fewer than thirty (30) days nor more than sixty (60) days after the Dissenters' Notice is delivered, by which date the surviving corporation must receive the shareholders' payment demand; and (iv) include a copy of KRS 271B.13-010 to 271B.13-310. A shareholder who is sent the Dissenters' Notice must demand payment, certify whether he acquired beneficial ownership of his shares before the date of the first announcement of the Reorganization (as set forth in the Dissenters' Notice) and deposit his certificates in accordance with the terms of the Dissenters' Notice. Any shareholder failing to demand payment by the dates specified in the Dissenters' Notice or failing to deposit his share certificates at the place and by the times specified in the Dissenters' Notice will be bound by the terms of the proposed Reorganization.

     At the Merger Effective Time, or upon its receipt of a payment demand from the shareholder, the surviving corporation must pay the amount the surviving corporation estimates to be the fair value of the shares, plus accrued interest, to each dissenter who properly submits payment demand and deposits his shares at the place specified in the Dissenters' Notice. The payment must be accompanied by certain of the surviving corporation's financial statements, a statement of the surviving corporation's estimate of the fair value of the shares, an explanation of how interest was calculated and a statement of the dissenters' right to demand payment if dissatisfied with the payment. The surviving corporation may elect to withhold payment from any dissenter who became the beneficial owner of shares after the date of the first announcement of the Reorganization, in which case the surviving corporation must send an offer to pay its estimate of the fair value of the shares, together with a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment if dissatisfied with the offer.

     A dissenting shareholder may notify the surviving corporation in writing of his own estimate of the fair value of the shares and the amount of interest due, and demand payment of his estimate (less any payment already received), or in the case of a dissenter who acquired his shares after the first announcement of the Reorganization, reject the surviving corporation's offer and demand payment of his estimate of the fair value of the shares and interest due, if: (i) the dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest due is incorrectly calculated; (ii) the surviving corporation fails to make payment within sixty (60) days after the date set for demanding payment in the Dissenters' Notice; or (iii) if the Reorganization does not occur, and the surviving corporation fails to return deposited certificates within sixty (60) days after the date set for demanding payment. A dissenter waives his rights to demand payment if dissatisfied with the surviving corporation's payment for his shares or offer to pay if the dissenter fails to notify the surviving corporation in writing within thirty (30) days after the surviving corporation made or offered payment for his shares.

     If a dissenter's demand for payment remains unsettled, the surviving corporation must commence a proceeding within sixty (60) days after receiving payment demand in the Jefferson Circuit Court of Jefferson County, Kentucky, and petition the Court to determine the fair value of the shares and accrued interest. If the surviving corporation does not commence the proceeding within the sixty (60) day period, it must pay each dissenter whose demand remains unsettled the amount the dissenter demanded. The surviving corporation also must make all dissenters whose demands remain unsettled parties to the proceeding. Each dissenter will be entitled to judgment for the amount, if any, for which the Court finds the fair value of his shares, plus interest, exceeds the amount paid by the surviving corporation, or the fair value plus accrued interest of any shares for which the surviving corporation offered to pay its estimate of the fair value of such shares.

     All costs of the proceedings will be assessed against the surviving corporation, except the Court may assess the costs against all or some of the dissenters, in amounts the Court finds equitable, to the extent the Court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The Court may also assess the fees and expenses of counsel and experts for the respective parties in the amount the Court finds equitable, (i) against the surviving corporation and in favor of any or all dissenters, if the Court finds the surviving corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280, or (ii) against either the surviving corporation or a dissenter, in favor of any other party, if a Court finds the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith. If the Court finds that the services of counsel for any dissenter was of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the surviving corporation, the Court may award to these counselors reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

     The foregoing summary of the rights of dissenting shareholders, which summary includes all material elements of such rights, is qualified in its entirety by reference to the provisions of KRS 271B.13-010 to 271B.13-310, which are set forth in full in Appendix B to this Joint Proxy Statement/Prospectus.

Quorum

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of GFP Common Stock entitled to vote at the GFP Special Meeting is necessary to constitute a quorum at the GFP Special Meeting. Abstentions will be counted for purposes of determining whether a quorum is present at the GFP Special Meeting.

Required Vote

     Assuming a quorum is present, the approval of the Reorganization Agreement requires the affirmative vote of a majority of the votes entitled to be cast by holders of GFP Common Stock. As of the GFP Record Date, directors and executive officers and their affiliates, and persons and entities related to the foregoing, were beneficial holders of 315,467 shares of GFP Common Stock, representing approximately 100% of the issued and outstanding shares of GFP Common Stock entitled to vote at the GFP Special Meeting. The affirmative votes of the holders of such shares will determine the outcome of the vote and such holders are expected to vote in favor of the proposal.

     Votes cast by proxy or in person at the GFP Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as shares not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote.

     THE MATTERS TO BE CONSIDERED AT THE GFP SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF GFP. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES THERETO, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                        THE TUBE TURNS SPECIAL MEETING

Purposes of the Tube Turns Special Meeting

     The Reorganization. At the Tube Turns Special Meeting, holders of Tube Turns Common Stock will consider and vote upon a proposal to approve the Reorganization Agreement.

     THE DISINTERESTED MEMBERS OF THE TUBE TURNS BOARD UNANIMOUSLY APPROVED AND ADOPTED THE REORGANIZATION AGREEMENT AND THE REORGANIZATION AND RECOMMEND THAT TUBE TURNS' SHAREHOLDERS VOTE FOR APPROVAL OF THE REORGANIZATION AGREEMENT. SEE "THE REORGANIZATION--BACKGROUND OF THE REORGANIZATION," AND "THE REORGANIZATION--REASONS FOR THE REORGANIZATION; RECOMMENDATION OF THE TUBE TURNS BOARD." CERTAIN MEMBERS OF THE BOARD OF DIRECTORS OF TUBE TURNS HAVE CONFLICTS OF INTEREST IN THIS TRANSACTION. SEE "THE REORGANIZATION--CONFLICTS OF INTEREST."

     Other Matters. Tube Turns' shareholders will also consider and vote upon such other matters that may be incidental to the conduct of the Tube Turns Special Meeting.

Record Date; Voting Rights; Proxies

     The Tube Turns Board has fixed the close of business on February 9, 1998 as the Tube Turns Record Date for determining holders entitled to notice of and to vote at the Tube Turns Special Meeting.

     As of the Tube Turns Record Date, there were 1,306,829 shares of Tube Turns Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Tube Turns Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF A PROPERLY EXECUTED PROXY HAS BEEN RETURNED AND NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF TUBE TURNS COMMON STOCK WILL BE VOTED IN FAVOR OF THE REORGANIZATION AGREEMENT IN ACCORDANCE WITH THE RECOMMENDATION OF THE TUBE TURNS BOARD. Tube Turns does not know of any matters other than as described in the accompanying Notice of Special Meeting that are to come before the Tube Turns Special Meeting. With respect to matters incidental to the conduct of the Tube Turns Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Tube Turns, by signing and returning a later dated proxy, or by voting in person at the Special Meeting; however, mere attendance at the Tube Turns Special Meeting will not in and of itself have the effect of revoking the proxy.

Solicitation of Proxies

     Tube Turns will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of Tube Turns Common Stock held in their names. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of Tube Turns, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with shareholders or their representatives.

Dissenters' Rights

     Pursuant to KRS 271B.13-010 to 271B.13-310, any shareholder of Tube Turns who desires to dissent from the Reorganization must deliver a written objection to the Reorganization to Tube Turns before the vote on the Reorganization at the Tube Turns Special Meeting and must not vote his shares in favor of the Reorganization. The failure to vote against the Reorganization will not constitute a waiver of the shareholders' dissenters' rights if all statutory requisites are satisfied. A vote against the proposed Reorganization will not itself satisfy the notice requirement of the dissenters' right statute. If the Reorganization is approved by the required vote, the surviving corporation must deliver, within ten (10) days after the date of the Tube Turns Special Meeting, a written notice to each shareholder who has properly delivered a written objection to the Reorganization and did not vote in favor of the Reorganization. Such notice (the "Dissenters' Notice") must: (i) state where the dissenter must send a payment demand and when and where the dissenter must deliver certificates for his shares; (ii) supply a form for the shareholders' demand for payment;
(iii) set a date, not fewer than thirty (30) days nor more than sixty (60) days after the Dissenters' Notice is delivered, by which date the surviving corporation must receive the shareholders' payment demand; and (iv) include a copy of KRS 271B.13-010 to 271B.13-310. A shareholder who is sent the Dissenters' Notice must demand payment, certify whether he acquired beneficial ownership of his shares before the date of the first announcement of the Reorganization (as set forth in the Dissenters' Notice) and deposit his certificates in accordance with the terms of the Dissenters' Notice. Any shareholder failing to demand payment by the dates specified in the Dissenters' Notice or failing to deposit his share certificates at the place and by the times specified in the Dissenters' Notice will be bound by the terms of the proposed Reorganization.

     At the Tube Turns Merger Effective Time, or upon its receipt of a payment demand from the shareholder, the surviving corporation must pay the amount the surviving corporation estimates to be the fair value of the shares, plus accrued interest, to each dissenter who properly submits payment demand and deposits his shares at the place specified in the Dissenters' Notice. The payment must be accompanied by certain of the surviving corporation's financial statements, a statement of the surviving corporation's estimate of the fair value of the shares, an explanation of how interest was calculated and a statement of the dissenters' right to demand payment if dissatisfied with the payment. The surviving corporation may elect to withhold payment from any dissenter who became the beneficial owner of shares after the date of the first announcement of the Reorganization, in which case the surviving corporation must send an offer to pay its estimate of the fair value of the shares, together with a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment if dissatisfied with the offer.

     A dissenting shareholder may notify the surviving corporation in writing of his own estimate of the fair value of the shares and the amount of interest due, and demand payment of his estimate (less any payment already received), or in the case of a dissenter who acquired his shares after the first announcement of the Reorganization, reject the surviving corporation's offer and demand payment of his estimate of the fair value of the shares and interest due, if: (i) the dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest due is incorrectly calculated; (ii) the surviving corporation fails to make payment within sixty (60) days after the date set for demanding payment in the Dissenters' Notice; or (iii) if the Reorganization does not occur, and the surviving corporation fails to return deposited certificates within sixty (60) days after the date set for demanding payment. A dissenter waives his rights to demand payment if dissatisfied with the surviving corporation's payment for his shares or offer to pay if the dissenter fails to notify the surviving corporation in writing within thirty
(30) days after the surviving corporation made or offered payment for his shares.

     If a dissenter's demand for payment remains unsettled, the surviving corporation must commence a proceeding within sixty (60) days after receiving payment demand in the Jefferson Circuit Court of Jefferson County, Kentucky, and petition the Court to determine the fair value of the shares and accrued interest. If the surviving corporation does not commence the proceeding within the sixty (60) day period, it must pay each dissenter whose demand remains unsettled the amount the dissenter demanded. The surviving corporation also must make all dissenters whose demands remain unsettled parties to the proceeding. Each dissenter will be entitled to judgment for the amount, if any, for which the Court finds the fair value of his shares, plus interest, exceeds the amount paid by the surviving corporation, or the fair value plus accrued interest of any shares for which the surviving corporation offered to pay its estimate of the fair value of such shares.

     All costs of the proceedings will be assessed against the surviving corporation, except the Court may assess the costs against all or some of the dissenters, in amounts the Court finds equitable, to the extent the Court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The Court may also assess the fees and expenses of counsel and experts for the respective parties in the amount the Court finds equitable, (i) against the surviving corporation and in favor of any or all dissenters, if the Court finds the surviving corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280, or (ii) against either the surviving corporation or a dissenter, in favor of any other party, if a Court finds the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith. If the Court finds that the services of counsel for any dissenter was of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the surviving corporation, the Court may award to these counselors reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

     The foregoing summary of the rights of dissenting shareholders, which summary includes all material elements of such rights, is qualified in its entirety by reference to the provisions of KRS 271B.13-010 to 271B.13-310, which are set forth in full in Appendix B to this Joint Proxy Statement/Prospectus.

Quorum

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Tube Turns Common Stock entitled to vote at the Tube Turns Special Meeting is necessary to constitute a quorum at the Tube Turns Special Meeting. Abstentions will be counted for purposes of determining whether a quorum is present at the Tube Turns Special Meeting.

Required Vote

     Assuming a quorum is present, the approval of the Reorganization Agreement requires the affirmative vote of a majority of the votes entitled to be cast by holders of Tube Turns Common Stock. As of the Tube Turns Record Date, directors and executive officers and their affiliates, and persons and entities related to the foregoing, were beneficial holders of 1,292,981 shares of Tube Turns Common Stock, representing approximately 98.9% of the issued and outstanding shares of Tube Turns Common Stock entitled to vote at the Tube Turns Special Meeting. The affirmative votes of the holders of such shares will determine the outcome of the vote and such holders are expected to vote in favor of the proposal.

     Votes cast by proxy or in person at the Tube Turns Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as shares not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote.

     THE MATTERS TO BE CONSIDERED AT THE TUBE TURNS SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF TUBE TURNS. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION

PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES THERETO, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                           THE BELL SPECIAL MEETING

Purposes of the Bell Special Meeting

     The Reorganization. At the Bell Special Meeting, holders of Bell Common Stock will consider and vote upon a proposal to approve the Reorganization Agreement.

     THE DISINTERESTED MEMBERS OF THE BELL BOARD UNANIMOUSLY APPROVED AND ADOPTED THE REORGANIZATION AGREEMENT AND THE REORGANIZATION AND RECOMMEND THAT BELL'S SHAREHOLDERS VOTE FOR APPROVAL OF THE REORGANIZATION AGREEMENT. SEE "THE REORGANIZATION--BACKGROUND OF THE REORGANIZATION," AND "THE REORGANIZATION-- REASONS FOR THE REORGANIZATION; RECOMMENDATION OF THE BELL BOARD." CERTAIN MEMBERS OF THE BOARD OF DIRECTORS OF BELL HAVE CONFLICTS OF INTEREST IN THIS TRANSACTION. SEE "THE REORGANIZATION--CONFLICTS OF INTEREST."

     Other Matters. Bell's shareholders will also consider and vote upon such other matters that may be incidental to the conduct of the Bell Special Meeting.

Record Date; Voting Rights; Proxies

     The Bell Board has fixed the close of business on February 9, 1998 as the Bell Record Date for determining holders entitled to notice of and to vote at the Bell Special Meeting.

     As of the Bell Record Date, there were 869,020 shares of Bell Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Bell Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF A PROPERLY EXECUTED PROXY HAS BEEN RETURNED AND NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF BELL COMMON STOCK WILL BE VOTED IN FAVOR OF THE REORGANIZATION AGREEMENT IN ACCORDANCE WITH THE RECOMMENDATION OF THE BELL BOARD. Bell does not know of any matters other than as described in the accompanying Notice of Special Meeting that are to come before the Bell Special Meeting. With respect to matters incidental to the conduct of the Bell Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Bell by signing and returning a later dated proxy, or by voting in person at the Bell Special Meeting; however, mere attendance at the Bell Special Meeting will not in and of itself have the effect of revoking the proxy.

Solicitation of Proxies

     Bell will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of Bell Common Stock held in their names. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of Bell, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with shareholders or their representatives.

Dissenters' Rights

     A shareholder of Bell may dissent from the Reorganization and receive in cash the fair value, as of the day prior to the Bell Special Meeting, of the shares of Bell Common Stock held by such shareholder pursuant to Sections 607.1301, 607.1302 and 607.1320 of the FBCA (the "Florida Dissent Provisions"). Such fair value is exclusive of any appreciation or depreciation in anticipation of the Reorganization, unless such exclusion would be inequitable. The appraisal value of the Bell Common Stock may differ from the consideration that a shareholder of Bell is entitled to receive in the Reorganization. The following is a summary of the Florida Dissent Provisions, the full text of which is set forth as Appendix C to this Joint Proxy Statement/Prospectus.

     Under the Florida Dissent Provisions, a shareholder of Bell may dissent from the Reorganization by following the following procedures: (i) the dissenting shareholder must deliver to Bell, prior to the Bell Special Meeting, written notice of his intent to demand payment for his shares; (ii) the dissenting shareholder must refrain from voting in favor of the Reorganization;
(iii) within ten (10) days after the date of the Bell Special Meeting, Bell shall give written notice of authorization of the Reorganization by the shareholders to such dissenting shareholder; and (iv) within twenty (20) days after the giving of notice to the dissenting shareholder, the dissenting shareholder shall file with Bell a notice of election and a demand for payment of the fair value of his shares. Any dissenting shareholder filing an election to dissent shall deposit his certificates for certificated shares with Bell simultaneously with the filing of the election to dissent. A shareholder may dissent as to less than all of the shares of Bell Common Stock held by him, and in such event, he is treated as two separate shareholders. Once Bell offers to pay the dissenting shareholder for his shares, the notice of election cannot be withdrawn except with the consent of Bell. However, the right of a dissenting shareholder to be paid the fair value of his shares shall cease if (i) the demand is withdrawn, (ii) the proposed Reorganization is abandoned, (iii) no demand or petition for determination of fair value by a court has been made or is filed within the time provided by law or (iv) a court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by the Florida Dissent Provisions.

     Within ten (10) days after the later of the expiration of the period in which the dissenting shareholder may file his notice of election to dissent or the Bell Merger Effective Time, the surviving corporation is required to make a written offer to each dissenting shareholder to purchase the shares of Bell Common Stock at a price deemed by the surviving corporation to be the fair value of such shares. If, within thirty (30) days after the making of such offer, any shareholder accepts the same, payment therefor shall be made within ninety (90) days after the later of the date such offer was made or the consummation of the Reorganization. However, if, within such thirty (30) day period, the surviving corporation and the dissenting shareholder are unable to agree with respect to a price, then the surviving corporation, within thirty (30) days after receipt of written demand from such dissenting shareholder given within sixty (60) days after the Bell Merger Effective Time, shall, or at its election within such period may, file an action in a court of competent jurisdiction in the county in which Bell maintained its registered office requesting that the fair value of the shares of Bell Common Stock be determined. If Bell or the surviving corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of Bell. All dissenting shareholders, except for those that have agreed upon a value with the corporation, are deemed to be parties to the proceeding as an action against their shares. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The surviving corporation shall pay each dissenting shareholder the amount found to be due within ten (10) days after final determination of the proceedings. Upon payment of such judgment, the dissenting shareholder will cease to have any interest in the shares of Bell Common Stock.

     Any judgment rendered in any dissent proceeding may, at the discretion of the court, include an allowance for interest at such rate as the court may deem fair and equitable. The cost and expenses of any such dissent proceeding shall be determined by the court and shall be assessed against the surviving corporation, but all or any part of such costs and expenses may be apportioned and assessed against the dissenting shareholders, in such amount as the court deems equitable, if the court determines that the surviving corporation made an offer to the dissenting shareholders and the shareholders' failure to accept such offer was arbitrary, vexatious or not in good faith. The expenses awarded by the court shall include compensation for, and reasonable expenses of any appraiser but shall not include the fees and expenses of counsel or experts employed by any party. If the fair value of the shares of Bell Common Stock, as determined by the proceeding, materially exceeds the amount which the corporation initially offered to pay, or if no offer was made, the court, in its discretion, may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation for any expert attorney or expert employed by the shareholder in the proceeding.

     The foregoing summary of the rights of dissenting shareholders, which summary includes material elements of such rights, is qualified in its entirety by reference to the Florida Dissent Provisions which are set forth as Appendix C to this Joint Proxy Statement/Prospectus.

Quorum

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Bell Common Stock entitled to vote at the Bell Special Meeting is necessary to constitute a quorum at the Bell Special Meeting. Abstentions will be counted for purposes of determining whether a quorum is present at the Bell Special Meeting.

Required Vote

     Assuming a quorum is present, the approval of the Reorganization Agreement requires the affirmative vote of a majority of the votes entitled to be cast by holders of Bell Common Stock. As of the Bell Record Date, directors and executive officers and their affiliates, and persons and entities related to the foregoing, were beneficial holders of 858,496 shares of Bell Common Stock, representing approximately 97.6% of the issued and outstanding shares of Bell Common Stock entitled to vote at the Bell Special Meeting. The affirmative votes of the holders of such shares will determine the outcome of the vote and such holders are expected to vote in favor of the proposal.

     Votes cast by proxy or in person at the Bell Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as shares not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     THE MATTERS TO BE CONSIDERED AT THE BELL SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF BELL. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES THERETO, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            THE GTC SPECIAL MEETING

Purposes of the GTC Special Meeting

        At the GTC Special Meeting, holders of GTC Common Stock will consider and vote upon:

        (i) the Reorganization Agreement, including the issuance of shares of GTC Common Stock in accordance with the Reorganization Agreement; See "The Reorganization."

        (ii) conditioned upon the approval of proposal (i), and further conditioned upon the failure to approve proposal (iv) below, a proposed amendment to the GTC Articles to increase the number of authorized shares of GTC Common Stock from 40,000,000 shares to 60,000,000 shares;

        (iii) conditioned upon the approval of proposal (i), a proposed Amendment to the GTC Articles to effect the Reverse Stock Split;

        (iv) conditioned upon the approval of proposal (i), a proposal to approve the Reincorporation; and

        (v) any other business incidental to the conduct of the GTC Special Meeting.

Proposal to Amend the GTC Articles to Increase the Authorized Common Stock from 40,000,000 shares to 60,000,000 Shares

        The GTC Board has adopted and recommended to the shareholders a proposal to amend the GTC Articles to increase the number of authorized shares of GTC Common Stock from 40,000,000 shares to 60,000,000 shares. This amendment is recommended because the presently authorized capital stock of GTC (40,000,000 shares of GTC Common Stock and 1,000,000 shares of the GTC Preferred Stock) is not adequate to cover the sum of (i) number of shares necessary for issuance if the Reorganization is approved, and (ii) the number of shares reserved for issuance under the stock option plans of GTC. Assuming the GTC Preferred Stock is converted into GTC Common Stock prior to the Reorganization, 34,185,103 shares of GTC Common Stock will be issued to the shareholders of GFP, Tube Turns and Bell in connection with the Merger Transactions (excluding shares to be issued under option) which, when combined with the 3,252,596 shares of GTC Common Stock currently held by the existing Unaffiliated Shareholders of GTC, would begin to approach the 40,000,000 shares of authorized GTC Common Stock prior to adoption of this proposed amendment. Upon approval of this proposed amendment, consummation of the Merger Transactions and issuance of the new shares of GTC Common Stock to the shareholders of GFP, Tube Turns and Bell in accordance with the Reorganization Agreement, there would be 37,437,699 shares of GTC Common Stock outstanding and 22,562,301 shares of GTC Common Stock would remain authorized but unissued, of which 1,991,256 shares under option will be assumed by GTC as a result of the Reorganization, 6,449,400 shares would be reserved for issuance under the stock option plans of GTC and 325,000 shares would be reserved for outstanding warrants of GTC. The complete text of the Amendment is set forth on Appendix D hereto; however, such text is subject to change as may be required by the Florida Secretary of State.

        THE GTC BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND GTC'S ARTICLES TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK TO 60,000,000 SHARES. PROPERLY EXECUTED PROXIES SOLICITED BY THE GTC BOARD WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

Proposal to Amend the GTC Articles to Effect the Reverse Stock Split

        General

        On September 12, 1997, the GTC Board adopted a resolution proposing that the GTC Articles be amended to effect the Reverse Stock Split. If the Reverse Stock Split is approved by the requisite vote of GTC's shareholders, upon the filing of an amendment to the GTC Articles with the Florida Secretary of State (the "Amendment"), the Reverse Stock Split will be deemed effective, and each certificate representing shares of GTC Common Stock outstanding immediately prior to the Reverse Stock Split (the "Old Shares") will be deemed automatically, without any action on the part of the shareholders, to represent 1/4 of the number of shares of GTC Common Stock after the Reverse Stock Split (the "New Shares"); provided, however, that no fractional New Shares will be issued as a result of the Reverse Stock Split. In lieu thereof, each shareholder of Old Shares who would otherwise be entitled to receive a fractional share of New Shares will receive one additional new share for the fractional new share that such shareholder would otherwise be entitled to receive as a result of the Reverse Stock Split. After the Reverse Stock Split becomes effective, shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by GTC. Upon such surrender, certificates representing the New Shares will be issued and forwarded to the shareholders. However, each certificate representing Old Shares will continue to be valid and represent New Shares equal to 1/4 the number of Old Shares. The complete text of the Amendment is set forth on Appendix F hereto; however, such text is subject to change as may be required by the Florida Secretary of State or as may be necessary to reflect the appropriate amendment to the GTC Articles based on the authorized GTC Common Stock.

        The number of shares of GTC Common Stock authorized by the GTC Articles will be reduced from 60,000,000 (the number which will be authorized upon filing Articles of Amendment as contemplated by the Proposal discussed immediately above) or 40,000,000 (if such proposal is not effected), to 15,000,000 or 10,000,000 (if such proposal is not effected), as a result of the proposed Reverse Stock Split. The GTC Common Stock issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The voting and other rights that presently characterize the GTC Common Stock will not be altered by the Reverse Stock Split.

        Purposes of the Proposed Reverse Stock Split

        The GTC Board believes the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split should enhance the acceptability and marketability of the GTC Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of GTC Common Stock caused by the Reverse Stock Split is expected to result in a broader market for the GTC Common Stock than that which currently exists. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The GTC Board believes that the proposed Reverse Stock Split should result in a price level for the GTC Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the GTC Common Stock. (Any reduction in brokerage commissions resulting from a Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by the Reverse Stock Split.) The expected increased price level may also encourage interest and trading in the GTC Common Stock and possibly promote greater liquidity for GTC's shareholders, although such liquidity could be adversely affected by the reduced number of shares of GTC Common Stock outstanding after the Reverse Stock Split. Finally, the GTC Board expects the Reverse Stock Split to help GTC meet the minimum maintenance standards established by the Nasdaq Stock Market and applicable to all Nasdaq Stock Market companies.

        However, no assurance can be given that the Reverse Stock Split will have any or all of these effects; including, without limitation, that the market price per New Share of GTC Common Stock after the Reverse Stock Split will be 4 times the market price per Old Share of GTC Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, no assurance can be given that the market for the GTC Common Stock will be improved. Shareholders should note that the GTC Board cannot predict what effect the Reverse Stock Split will have on the market price of the GTC Common Stock.

        Changes Affecting Capital Stock

        The par value of the GTC Common Stock will remain at $.01 per share following the Reverse Stock Split, and the number of shares of GTC Common Stock authorized and outstanding will be reduced from 60,000,000 to 15,000,000 (or 40,000,000 to 10,000,000 if the proposal to increase the authorized shares of GTC Common Stock is not effected), and from 37,437,699 to 9,359,425 shares outstanding, respectively, after the Reorganization.

        The GTC Common Stock is currently registered under Section 12(g) of the Exchange Act, and, as a result, GTC is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the GTC Common Stock under the Exchange Act.

        Implementation of Reverse Stock Split

        The Reverse Stock Split will be effected by filing the Amendment to the GTC Articles with the Florida Secretary of State. Assuming approval of the Reverse Stock Split by the requisite vote of the shareholders of GTC, the Amendment to the GTC Articles will thereafter be filed with the Florida Secretary of State as promptly as practicable and the Reverse Stock Split will become effective on the date of such filing (the "Reverse Stock Split Effective Date"). Without any further action on the part of GTC or the shareholders, after the Reverse Stock Split Effective Date, the certificates representing Old Shares will be deemed to represent 1/4 of the number of New Shares.

        As soon as practicable after the Reverse Stock Split Effective Date, GTC will send a letter of transmittal to each holder of record of Old Shares of GTC Common Stock outstanding on the Reverse Stock Split Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to First Union National Bank of North Carolina, GTC's exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a shareholder will be entitled to receive a certificate representing the number of New Shares of GTC Common Stock into which his Old Shares have been reclassified and changed as a result of the Reverse Stock Split.

        Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a shareholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

        Certain Federal Income Tax Consequences

        GTC has not sought and will not seek an opinion of counsel or a ruling from the IRS regarding the federal income tax consequences of the Reverse Stock Split. GTC, however, believes that because the Reverse Stock Split is not part of a plan to periodically increase shareholder's proportionate interest in the assets or earnings and profits of GTC, the Reverse Stock Split will have the following federal income tax effects:

        (i) the Reverse Stock Split will constitute a reorganization within the meaning of the Code, and GTC will not recognize any gain or loss as a result of the Reverse Stock Split;

        (ii) a shareholder will not recognize gain or loss on the exchange. In the aggregate, the shareholder's basis in the New Shares will equal his basis in the Old Shares; and

        (iii) a shareholder's holding period for the New Shares will be the same as the holding period for the Old Shares exchanged therefor provided that the Old Shares are held as a capital asset on the effective date of the Reverse Stock Split.

        Miscellaneous

        The GTC Board may abandon the proposed Reverse Stock Split at any time prior to the Reverse Stock Split Effective Date if for any reason the GTC Board deems it advisable to abandon the proposal. The GTC Board may consider abandoning the proposed Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split would adversely affect the ability of GTC to raise capital or the liquidity of the GTC Common Stock, among other things. The GTC Board may make any and all changes to the Amendment to the GTC Articles that it deems necessary to file the Amendment to the GTC Articles with the Florida Secretary of State and give effect to the Reverse Stock Split.

        THE GTC BOARD BELIEVES THAT THE REVERSE STOCK SPLIT IS ADVISABLE AND IN THE BEST INTERESTS OF GTC AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE REVERSE STOCK SPLIT.

Proposal to Approve the Reincorporation

        General

        The GTC Board has unanimously approved, and recommends for shareholder approval, the change of GTC's state of incorporation from Florida to Delaware. The reincorporation transaction will not result in any change in the business, management, assets, liabilities or net worth of GTC. Upon consummation of the Reorganization, GTC will function as a holding company with no business operations in the state of Florida. Reincorporation in Delaware will allow GTC to take advantage of certain provisions of the corporate laws of Delaware. The purposes and effects of the proposed transaction are summarized below.

        In order to effect GTC's reincorporation in Delaware, GTC will be merged into a newly formed, wholly-owned subsidiary incorporated in Delaware. The Delaware subsidiary, named Sypris Solutions, Inc., has not engaged in any activities except in connection with the proposed transaction. The mailing address of its principal executive offices and its telephone number are 455 South Fourth Street, Louisville, Kentucky 40202, telephone (502) 585-5544. It is anticipated that after the merger is approved, the offices of the surviving company will be located at this address. As part of its approval and recommendations of GTC's reincorporation in Delaware, the GTC Board has approved, and recommends to the shareholders for their adoption and approval, an Agreement and Plan of Merger (the "Reincorporation Agreement") pursuant to which GTC will be merged with and into Sypris Solutions, Inc. The full texts of the Reincorporation Agreement and the Certificate of Incorporation and Bylaws of the successor Delaware corporation under which GTC's business would be conducted after the merger are set forth as Appendix G, Appendix H and Appendix I, respectively, hereto. While the summary of the documents contained herein includes all material elements of such documents or matters, the discussion contained in this Joint Proxy Statement/Prospectus, under the heading "The GTC Special Meeting--Proposal to Approve the Reorganization," is qualified in its entirety by reference to such Appendices.

        The reincorporation of GTC in Delaware through the Reincorporation requires approval of GTC's shareholders by the affirmative vote of a majority of the votes entitled to vote the GTC Common Stock at the GTC Special Meeting.

        In the following discussion of the proposed Reincorporation, the term "GTC" refers to GTC as currently organized as a Florida corporation, the term "Sypris" refers to the new wholly-owned Delaware subsidiary of GTC that will be the surviving corporation after the completion of the transaction.

        Upon shareholder approval of the Reincorporation, and upon approval of appropriate articles and certificates of merger by the Secretaries of State of the States of Florida and Delaware, GTC will be merged with and into Sypris pursuant to the Reincorporation Agreement, resulting in a change in GTC's state of incorporation. GTC will then be subject to the DGCL and the Certificate of Incorporation and Bylaws set forth in Appendix H and Appendix I, respectively. Upon the effective time of the Reincorporation, each outstanding share of GTC Common Stock automatically will be converted into one share of Sypris Common Stock. Outstanding options to purchase shares of common stock of GTC will be converted into options to purchase the same number of shares of Sypris Common Stock. Each employee stock plan and any other employee benefit plan to which GTC is a party, whether or not such plan relates to the GTC Common Stock, will be assumed by Sypris and, to the extent any such plan provides for the issuance or purchase of GTC Common Stock, will be deemed to provide for the issuance or purchase of shares of Sypris Common Stock.

        IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF GTC TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR CERTIFICATES OF SYPRIS; OUTSTANDING STOCK CERTIFICATES OF GTC SHOULD NOT BE DESTROYED OR SENT TO GTC. The GTC Common Stock will continue to be traded on the Nasdaq Stock Market, and Nasdaq will consider the existing stock certificates as constituting "good delivery" in transactions subsequent to the Reincorporation.

        Principal Reasons for Changing GTC's State of Incorporation

        Upon consummation of the Reorganization, GTC will no longer have business operations in the State of Florida. The GTC Board therefore considered whether it would be advantageous to incorporate in another jurisdiction. The GTC Board believes that the Reincorporation will provide flexibility for both the management and business of GTC.

        Delaware is a favorable legal and regulatory environment in which to operate. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations, which provide greater predictability with respect to corporate legal affairs.

        The GTC Board believes that the DGCL affords desirable flexibility and predictability in the exercise of corporate powers to an extent not available to corporations organized under the FBCA. In addition, the GTC Board believes that the fact that a large number of major corporations has maintained domicile in Delaware over many years and the resultant creation of a judiciary particularly familiar with corporate matters and the substantial body of Delaware judicial decisions construing and clarifying its corporate law and establishing public policy concerning corporations is also advantageous.

        For the foregoing reasons, the GTC Board believes that the activities of GTC can be carried on better if GTC is able to operate as a corporation organized under and governed by the DGCL. In some instances, however, shareholders have fewer rights and therefore less protection under the DGCL than under the FBCA.

     The Delaware Business Combinations Statute

     Section 203 of the DGCL (the "Delaware Business Combinations Statute") prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person that is directly or indirectly a beneficial owner of 15% or more of the voting power of the outstanding voting stock of a Delaware corporation and such person's affiliates and associates. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of a company, and certain transactions that would increase the interested stockholder's proportionate share ownership in a company) between an interested stockholder and a company for a period of three years after the date the interested stockholder acquired its stock, unless (i) the business combination is approved by such company's Board of Directors prior to the time the interested stockholder acquired its shares, (ii) the interested stockholder acquired at least 85% of the voting stock of such company in the transaction in which it became an interested stockholder, or (iii) the business combination is approved by a majority of the Board of Directors and the affirmative vote of two thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting.

     If the Reincorporation is consummated, the Delaware Business Combinations Statute will apply to Sypris. The effect of the application of the Delaware Business Combinations Statute would be to reduce the likelihood of situations in which Sypris may be forced to accept a proposal for the takeover of Sypris without ample time to evaluate the proposal and appropriate alternatives and to encourage anyone contemplating a transaction with Sypris to negotiate directly with Sypris on a fair and equitable basis. The application of the Delaware Business Combinations Statute could adversely affect the ability of shareholders to benefit from certain transactions which are opposed by the Sypris Board or by shareholders owning 15% of Sypris Common Stock, even if the price offered in such transactions represents a premium over the then current market price of Sypris Common Stock. To the extent that the Sypris Board disapproves of a proposed transaction and therefore discourages establishment of a controlling stock interest, the position of the Sypris Board and current management may be strengthened, thereby assisting those persons in retaining their positions.

     However, the GTC Board believes on balance that GTC's becoming subject to the provisions of the Delaware Business Combinations Statute will be in the best interests of GTC and its shareholders. The protections afforded by the Delaware Business Combinations Statute will increase the likelihood that anyone contemplating a transaction with GTC would negotiate directly with GTC in advance. Although the FBCA contains a somewhat similar statute that regulates such transactions (see "Effect of the Reorganization on Rights of Shareholders-- Business Combinations Statute (Affiliated Transactions)"), and while the Reincorporation is not being recommended in response to any specific effort of which GTC is aware to accumulate GTC's shares or to obtain control of GTC, the GTC Board believes that the provisions of the Delaware Business Combinations Statute will enhance the GTC Board's ability to assure more equitable treatment of GTC's shareholders in the event of a possible takeover attempt.

     Comparison of Certain Provisions of the Certificate of Incorporation and Bylaws of Sypris, Delaware Corporate Law, the Articles of Incorporation and Bylaws of GTC, and Florida Corporate Law

     Upon consummation of the Reincorporation, the Certificate of Incorporation and Bylaws of Sypris will become GTC's Certificate of Incorporation and Bylaws. The following is a summary of certain significant differences between the provisions of the Certificate of Incorporation and Bylaws of Sypris and those of the Articles of Incorporation and Bylaws of GTC. This summary includes all material elements of such documents or matters, but does not purport to be complete, and reference is made to the Certificate of Incorporation and

Bylaws of Sypris, which are attached hereto as Appendix H and Appendix I, respectively. Copies of the Articles of Incorporation and Bylaws of GTC are available for inspection at the principal executive offices of GTC and will be sent to shareholders of GTC upon written request. Also summarized below are certain differences between the FBCA and the DGCL which may affect the interests of shareholders. The summary does not purport to be a complete statement of the differences between the FBCA and the DGCL and related laws affecting shareholders' rights, and while the summary includes all material elements of such matters, the summary is qualified in its entirety by reference to the provisions of those laws.

     Capitalization

     The Certificate of Incorporation of Sypris authorizes the issuance of 20,000,000 shares of common stock, par value $.01 per share, 10,000,000 shares of nonvoting common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share ("Sypris Preferred Stock"). Sypris Preferred Stock may be issued in series, each series being composed of such number of shares and having such dividend, liquidation, voting, conversion, redemption and other rights, if any, as the Sypris Board may determine. Currently GTC is authorized to issue 40,000,000 shares of GTC Common Stock (which is proposed to be increased to 60,000,000 shares as discussed above), 16,292,221 shares of which were outstanding as of February 5, 1998; and 1,000,000 shares of GTC Preferred Stock, of which 250,000 shares are issued and outstanding, but will be converted into GTC Common Stock immediately prior to the Reorganization. Under the Reverse Stock Split, the number of authorized shares of GTC Common Stock will be reduced to 15,000,000 shares (assuming the prior increase in authorized shares to 60,000,000) or 10,000,000 shares (absent such increase) and the outstanding shares will be reduced to 9,359,425 and assuming the Reverse Stock Split has been effected, one share of Sypris Common Stock will be issued for each outstanding share of GTC Common Stock.

     The GTC Board believes that it is desirable to have preferred stock available for future financings, acquisitions, stock splits or dividends, employee benefit plans or other corporate purposes. GTC has no definitive plans, arrangements, commitments, or understandings with respect to the issuance of any shares of preferred stock which would be authorized by the Certificate of Incorporation of Sypris. The Sypris Board (subject to applicable law, rules of regulatory agencies and requirements of Nasdaq) has the power to issue shares of preferred stock without further shareholder approval. One of the effects of the ability of Sypris to issue preferred stock may be to enable the Sypris Board to render more difficult or discourage an attempt to obtain control of Sypris. The Sypris Board would have the ability to issue shares of preferred stock with terms which would make a takeover substantially more expensive. In addition, any issuance of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock.

     Upon consummation of the Merger Transactions and the Reincorporation and issuance of the new shares of Sypris Common Stock to the shareholders of Bell, Tube Turns and GFP in accordance with the Reorganization Agreement and the Reincorporation, assuming the implementation of the Reverse Stock Split, there would be 9,359,425 shares of Sypris Common Stock outstanding and 10,640,575 shares of Sypris Common Stock would remain authorized but unissued. The GTC Board believes that the availability of the additional authorized but unissued shares for other corporate purposes, without delay or the necessity for an additional special shareholders' meeting, would be beneficial to GTC. GTC has pursued a strategy of making select acquisitions of companies in related industries and continues to explore opportunities to implement its acquisition strategy. In connection with any such acquisition, it may be desirable for Sypris to issue equity securities in exchange for equity securities of the company to be acquired. Alternatively, it may be desirable to issue equity securities in a public offering or offerings subsequent to an acquisition in order to reduce or eliminate any debt incurred in connection with such acquisition and Sypris may issue shares of equity securities as a means of raising capital for the purpose of facilitating a prospective acquisition or acquisitions. However, other than the Reorganization and the outstanding options and warrants of GTC, GTC does not have any immediate plans, arrangements, commitments, or understandings with respect to the issuance of any of the additional shares of Sypris

Common Stock which will be authorized by the Delaware Certificate of Incorporation (the "Delaware Certificate").

     The holders of any of the additional shares of Sypris Common Stock issued in the future would have the same rights and privileges as the holders of the shares of GTC Common Stock currently authorized and outstanding.

     The Delaware Certificate authorizes a class of 10,000,000 shares of nonvoting common stock, par value $.01 per share, to be designated "Nonvoting Common Stock" which will have dividends and distribution rights, rights on dissolution or merger and rights respecting recapitalization of Sypris identical to the rights of Sypris Common Stock. The Nonvoting Common Stock will not have voting rights except for those voting rights required by the DGCL.

     The Nonvoting Common Stock will enable Sypris to issue up to 10,000,000 shares of nonvoting equity securities in acquisitions, mergers or other transactions, or for general corporate purposes, without diluting the voting power of holders of Sypris Common Stock. The GTC Board believes that the maintenance of beneficial, long term supplier, customer and employee relationships will be enhanced by preservation of the current voting control of GTC in the Gill Family. Currently, Robert E. Gill, his wife and their sons, including Jeffrey T. Gill, Chairman of the GTC Board, indirectly control an aggregate of approximately 82.3% of the total votes of GTC Common Stock which will increase to approximately 89.2% upon completion of the Reorganization, assuming the conversion of GTC Preferred Stock. Accordingly, Sypris believes that in certain circumstances it may be desirable to issue nonvoting equity securities, such as shares of the proposed Nonvoting Common Stock, to enable Sypris to effect acquisitions or raise capital without materially altering the current voting control of the holders of Sypris Common Stock. Issuance of additional equity securities could significantly dilute the voting power of holders of Sypris Common Stock.

     GTC Common Stock is currently authorized for quotation on the Nasdaq Stock Market. Accordingly, GTC must comply with the qualification requirements established by Nasdaq to continue to have its common stock quoted on the Nasdaq Stock Market. Currently, pursuant to the requirements of Rule 19c-4 promulgated by the Commission (the "Rule"), Nasdaq will withhold or deny authorization for a quotation of any common stock if the issuer issues any class of security, or takes other corporate action, with the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of an outstanding class of common stock of such issuer. Accordingly, any issuance of shares of Nonvoting Common Stock in an exchange offer for shares of Sypris Common Stock may be prohibited and the issuance of shares of Sypris Common Stock subsequent to the issuance of shares of Nonvoting Common Stock may be restricted, depending on the facts and circumstances under which such shares are issued. While the issuance of securities with lesser voting rights than an existing class of securities is generally not prohibited by the Rule, the issuance of such securities as dividends or in mergers or acquisitions may, depending on the facts and circumstances, involve application of the Rule. Accordingly, Sypris may seek advice from the NASD to clarify application of the Rule to any proposed transaction. Sypris has no present plan or intention to issue any shares of Nonvoting Common Stock.

     No further action or authorization by Sypris' shareholders would be necessary prior to the issuance of shares of Nonvoting Common Stock unless required by applicable law or regulatory agencies or by the rules of Nasdaq or any stock exchange on which GTC securities may then be listed.

     Shareholders of Sypris do not have any preemptive rights to subscribe for any shares of Sypris Common Stock, Sypris Preferred Stock or Nonvoting Common Stock that may be issued.

     Use of Authorized Stock for Anti-Takeover Defenses

     As stated above, GTC has no immediate plans, arrangements, commitments, or understandings with respect to the issuance of any additional shares of Sypris Common Stock, Sypris Preferred Stock or Nonvoting Common Stock. However, the increased authorized shares contained in the Delaware Certificate could be used to make a takeover attempt more difficult such as by using the shares to make a counteroffer for the shares of the bidder or by selling shares of authorized but unissued Sypris Common Stock to dilute the voting power of the bidder. As of this date, the GTC Board is unaware of any specific effort to accumulate shares of GTC Common Stock or to obtain control of GTC by means of a merger, tender offer, solicitation in opposition to management or otherwise. As long as the Gill Family maintains control, it is unlikely that such an effort would occur.

     The Delaware Certificate also authorizes 1,000,000 shares of Sypris Preferred Stock. The Sypris Board (subject to applicable law or rules of regulatory agencies and requirements of stock exchanges or the Nasdaq Stock Market) has the power to issue the Sypris Preferred Stock without further shareholder approval, with such rights as the Sypris Board deems advisable, including conversion rights, redemption rights, and liquidation rights. The Sypris Preferred Stock could be issued to deter a takeover by establishing the terms of the Sypris Preferred Stock so as to make the takeover substantially more expensive.

     Description of Voting Common Stock and Nonvoting Common Stock

     The Sypris Common Stock and Nonvoting Common Stock are identical in all respects, except as follows:

     Each share of Sypris Common Stock entitles the holder thereof to one vote on each matter submitted to a shareholders' vote, while shares of Nonvoting Common Stock have no voting rights, except for those voting rights required by the DGCL.

     Subject to the limitations described in the Delaware Certificate, holders of the Sypris Common Stock and Nonvoting Common Stock participate equally in any dividends (payable in cash, stock or property) and stock splits, when and as declared by the Sypris Board, out of legally available assets of the corporation; provided, however, that, in the event of a stock split, or a pro rata stock dividend of like shares declared on outstanding shares, the holders of Sypris Common Stock will receive shares of Sypris Common Stock and the holders of Nonvoting Common Stock will receive shares of Nonvoting Common Stock.

     In the event Sypris is liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Sypris Common Stock and Nonvoting Common Stock participate equally in any distribution.

     If at any time while there are shares of Sypris Common Stock and Nonvoting Common Stock issued and outstanding, the Sypris Board determines, in its sole discretion, that legislation or regulations are enacted or any judicial or administrative determination is made which would prohibit the quotation, listing, or trading of Sypris Common Stock or Nonvoting Common Stock on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, or which would otherwise have a material adverse effect on Sypris, due to Sypris having more than one class of common shares outstanding, then the Sypris Board may by reversion convert all outstanding shares of Nonvoting Common Stock into Sypris Common Stock on a share for share basis. To the extent practicable, notice of such conversion of Nonvoting Common Stock specifying the date fixed for said conversion shall be mailed, postage prepaid, at least ten (10) days but not more than thirty (30) days prior to said conversion date to the holders of record of shares of Sypris Common Stock and Nonvoting Common Stock at their respective addresses as the same shall appear on the books of the corporation; provided, however, that no failure or inability to provide such notice will limit the authority or ability of the Sypris Board to convert all outstanding shares of Nonvoting Common Stock into Sypris Common Stock.

     Removal of Directors

     Under Delaware law, any director or the entire board of directors generally may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Under the FBCA, a director generally may be removed only if the number of votes cast to remove him exceed the number of votes cast not to remove him.

     Limitation on Directors' Liability

     The Delaware Certificate provides that, to the fullest extent allowed by the laws of Delaware, a director will not be personally liable for monetary damages to Sypris or its shareholders for any breach of fiduciary duty as a director. See "Purposes and Effects of Certain Provisions of the Certificate of Incorporation and Bylaws of Sypris--Limitation of Directors' Liability." For a discussion of limitation of liability under the GTC Articles of Incorporation and the FBCA, see "Effect of the Reorganization on Rights of Shareholders-- Liability of Directors."

     Amendment of the Certificate of Incorporation

     Under Delaware law, unless the certificate of incorporation otherwise provides, amendments of the certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the rights, powers or preferences of such class or series, a majority of the outstanding stock of such class or series also would have to approve the amendment. For a discussion of Florida law, see "Effect of the Reorganization on Rights of Shareholders--Amendment of Articles of Incorporation."

     Vote Required for Mergers

     Delaware law permits a merger without approval of the shareholders of the surviving corporation if, among other things, no charter amendment is involved, each outstanding share of common stock is to be an identical share of the surviving corporation after the merger, and the merger results in no more than a 20% increase in outstanding shares of common stock of such corporation.

     Dividends and Other Distributions

     Under Delaware law, a corporation may generally pay dividends out of surplus. In addition, Delaware law permits a corporation, under certain circumstances, to pay dividends if there is no surplus out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Under Delaware law a corporation may purchase or redeem shares of any class except when its capital is impaired or such purchase would cause impairment of capital, except that a corporation may purchase or redeem out of capital any of its preferred shares if such shares will be retired upon the acquisition and the capital of the corporation will be thereby reduced. For a discussion of Florida law, see "Effect of the Reorganization on Rights of Shareholders--Dividends and Other Distributions."

     Dissenters' Rights

     Delaware law provides appraisal rights in the case of a shareholder objecting to certain mergers or consolidations. Such appraisal rights do not apply (i) to shareholders of the surviving corporation in a merger if shareholder approval of the merger is not required or (ii) to any class of stock which is either listed on a national securities exchange or held of record by more than 2,000 holders unless shareholders are required to accept for their shares in the merger or consolidation anything other than stock of the surviving or resulting corporation or stock of another corporation that is so listed or held (and cash in lieu of fractional shares). For a description of Florida Law, see "Effect of the Reorganization on Rights of Shareholders--Dissenters' Rights."

     Purposes and Effects of Certain Provisions of the Certificate of Incorporation and Bylaws of Sypris

     The Delaware Certificate contains several provisions that may have an anti-takeover impact and may make tender offers, proxy contests and certain mergers more difficult. These include provisions (i) providing that only a majority of the Sypris Board or the holders of not less than 50% of all shares entitled to cast votes at the meeting may call a special meeting of shareholders and (ii) restricting the procedures by which shareholders may nominate persons for election to the Board of Directors and the procedures by which shareholders may properly bring business before annual meetings of shareholders. In addition, the ability of Sypris to issue preferred stock and Nonvoting Common Stock, with such rights, preferences, privileges and limitations as the Sypris Board may determine, could have the effect of impeding the acquisition of control of Sypris.

     Limitation of Directors' Liability

     The Delaware Certificate contains a provision that eliminates a director's liability for monetary damage for breaches of fiduciary duty of care, subject to certain exceptions described below (the "Liability Provision").

     The Delaware legislature enacted an amendment to the DGCL in 1985 allowing provisions such as the Liability Provision as a response to changes in the market for directors' liability insurance. The proliferation of shareholder derivative and class action suits for breaches of directors' fiduciary duties has in large part made it difficult to obtain liability insurance. Thus, the Delaware legislature amended the DGCL in order to maintain qualified and able directors to govern corporations.

     The Liability Provision does not relieve a director of monetary liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, the unlawful repurchase or redemption of stock or payment of unlawful dividends or any transaction from which a director derives an improper personal benefit. Thus, liability for monetary damages will still exist under the Liability Provision if liability is based upon one of these grounds. The Liability Provision will have no effect on the availability of equitable remedies, such as an injunction or rescission for the breach of a director's fiduciary duty, and will in no way limit or otherwise affect liability for violation of the federal securities laws.

     The Liability Provision's coverage extends only so far as is legally permitted. If the courts or the Delaware legislature narrow or expand the coverage of the amendment to the DGCL, the Liability Provision will likewise be narrowed or expanded without further shareholder action. Under present law, however, any subsequent change to the actual wording of the Liability Provision will require a shareholder vote, notwithstanding new legislation or interpretations.

     In the event that a shareholder desires to commence a derivative or class action suit against a director for violation of his or her fiduciary duty of care, the Liability Provision of the Delaware Certificate provides that monetary damages will not be payable by the director, subject to the exceptions set forth above, even if such violation is proved. This means that directors will not be liable for monetary damages for grossly negligent business decisions, including decisions taken in connection with merger proposals, negotiations and other substantive matters affecting Sypris and its shareholders, unless one of the exceptions set forth in the statute applies.

     Certain Federal Income Tax Consequences

     The parties to the Reincorporation have not and do not intend to seek a ruling from the IRS as to the federal income tax consequences of the Reincorporation. Instead, such parties have obtained the opinion of Wyatt, Tarrant & Combs (the "Opinion") as to certain of the expected federal income tax consequences of the Reincorporation, a copy of which is attached as an exhibit to the Registration Statement. For a summary of the Opinion see "The Reorganization--Certain Federal Income Tax Consequences."

     Right to Dissent and Appraisal

     Under the FBCA, shareholders of GTC will not be entitled to dissenter's rights if the Reincorporation Agreement is approved and the Reincorporation is consummated.

     Amendment

     The Reincorporation Agreement may be amended, modified or supplemented prior to the effective time of the Reincorporation upon the approval of the GTC Board and the Sypris Board. However, no amendment, modification or supplement may be made after the adoption of the Reincorporation Agreement by the shareholders of GTC which changes the Reincorporation Agreement in a way which, in the judgment of the GTC Board would have a material adverse effect on the shareholders of GTC, unless such amendment, modification or supplement is approved by such shareholders.

     Termination

     The Reincorporation Agreement provides that the GTC Board may terminate the Reincorporation Agreement and abandon the merger contemplated thereby at any time prior to its effective time, whether before or after approval by the shareholders of GTC, if (i) the Reincorporation shall not have received the requisite approval of the shareholders of GTC or (ii) the GTC Board determines for any reason in its sole judgment that the consummation of the transaction would be inadvisable or not in the best interests of GTC and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL

Record Date; Voting Rights; Proxies

     The GTC Board has fixed the close of business on February 9, 1998 as the GTC Record Date for determining holders entitled to notice of and to vote at the GTC Special Meeting.

     As of the GTC Record Date, there were 16,292,221 shares of GTC Common
Stock issued and outstanding, each of which entitles the holder thereof to one vote, and 250,000 shares of GTC Preferred Stock issued and outstanding, each of which entitles the holder thereof to 8.1 votes. All shares of GTC Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF A PROPERLY EXECUTED PROXY HAS BEEN RETURNED AND NO INSTRUCTIONS ARE INDICATED, SUCH GTC COMMON STOCK WILL BE VOTED IN FAVOR OF THE REORGANIZATION AGREEMENT, IN FAVOR OF THE AMENDMENTS TO THE GTC ARTICLES AND IN FAVOR OF THE REINCORPORATION. GTC does not know of any matters other than as described in the accompanying Notice of Special Meeting that are to come before the GTC Special Meeting. With respect to matters incidental to the conduct of the GTC Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of GTC, by signing and returning a later dated proxy, or by voting in person at the GTC Special Meeting; however, mere attendance at the GTC Special Meeting will not in and of itself have the effect of revoking the proxy.

     Votes cast by proxy or in person at the GTC Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as shares not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Solicitation of Proxies

     GTC will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out of pocket expenses in forwarding proxy materials to beneficial owners of GTC Common Stock held in their names. Proxies may be solicited by directors, officers and regular employees of GTC, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic communications with, shareholders or their representatives.

Dissenters' Rights

     Under the FBCA, shareholders of GTC will not be entitled to dissenter's rights if the Reorganization Agreement is approved and the Reorganization is consummated. See "Effect of the Reorganization on Rights of Shareholders--Dissenters' Rights." In addition, such shareholders will not be entitled to dissenter's rights under Florida law or any other statute if the Reverse Stock Split and the Reincorporation are effected. See "The GTC Special Meeting--Proposal to Amend the GTC Articles to Effect the Reverse Stock Split" and "Proposal to Approve the Reincorporation."

Quorum

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of GTC Common Stock entitled to vote at the GTC Special Meeting is necessary to constitute a quorum at the GTC Special Meeting.

Required Vote

     Under the Reorganization Agreement, approval of the Reorganization Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of GTC Common Stock and GTC Preferred Stock entitled to vote thereon at the GTC Special Meeting. Approval of the Reorganization Agreement will constitute approval of all of the transactions contemplated as a part of the Reorganization, including the issuance of shares of GTC Common Stock as required by the Reorganization Agreement.

     The approval of the proposed amendments to the GTC Articles requires that the number of votes cast in favor of the proposal at the GTC Special Meeting exceed the number of votes cast against the proposal by the holders of GTC Common Stock and GTC Preferred Stock, each voting as a group.

     The approval of the proposed Reincorporation requires the affirmative vote of the holders of a majority of the outstanding shares of GTC Common Stock and GTC Preferred Stock entitled to vote thereon at the GTC Special Meeting.

     Only holders of GTC Common Stock and GTC Preferred Stock on the GTC Record Date will be entitled to notice of and to vote on the Reorganization Agreement or any other matters to be considered at the GTC Special Meeting. As of the GTC Record Date, directors and executive officers and their affiliates were beneficial owners of 13,071,847 shares of GTC Common Stock and 250,000 shares of GTC Preferred Stock entitled to vote at the GTC Special Meeting, representing approximately 80.3% of the total number of shares of GTC Common Stock and 100% of the total number of shares of GTC Preferred Stock entitled to vote at the GTC Special Meeting. The affirmative votes by the holders of such shares will determine the outcome of the vote and such holders are expected to vote in favor of the proposals.

     THE MATTERS TO BE CONSIDERED AT THE GTC SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF GTC. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES THERETO, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     THE DISINTERESTED MEMBERS OF THE GTC BOARD UNANIMOUSLY APPROVED AND
ADOPTED THE REORGANIZATION AGREEMENT AND THE REORGANIZATION AND RECOMMEND THAT GTC'S SHAREHOLDERS VOTE FOR APPROVAL OF THE REORGANIZATION AGREEMENT. THE GTC BOARD HAS APPROVED THE PROPOSED AMENDMENTS TO THE GTC ARTICLES AND RECOMMENDS THAT GTC'S SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS. THE GTC BOARD HAS ALSO APPROVED THE REINCORPORATION AND RECOMMENDS THAT GTC'S SHAREHOLDERS VOTE FOR APPROVAL OF THE REINCORPORATION. SEE "THE REORGANIZATION--BACKGROUND OF THE REORGANIZATION," "THE REORGANIZATION--REASONS FOR THE REORGANIZATION; RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE GTC BOARD," AND "THE GTC SPECIAL MEETING--PROPOSAL TO AMEND THE GTC ARTICLES TO INCREASE THE AUTHORIZED COMMON STOCK FROM 40,000,000 SHARES TO 60,000,000 SHARES; PROPOSAL TO AMEND THE GTC ARTICLES TO EFFECT THE REVERSE STOCK SPLIT; PROPOSAL TO APPROVE THE REINCORPORATION." CERTAIN MEMBERS OF THE BOARD OF DIRECTORS OF GTC HAVE CONFLICTS OF INTEREST IN THESE TRANSACTIONS. SEE "THE REORGANIZATION--CONFLICTS OF INTEREST."

                              THE REORGANIZATION

     This section of the Joint Proxy Statement/Prospectus describes certain aspects of the Reorganization and the Reorganization Agreement. While this description describes all material aspects of the Reorganization and the Reorganization Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement which is attached as Appendix A to this Joint Proxy Statement/ Prospectus and is incorporated herein by reference. Capitalized terms used in this section but not defined in this Joint Proxy Statement/Prospectus have the meanings ascribed to them in the Reorganization Agreement. All shareholders are urged to read the Reorganization Agreement in its entirety.

The Reorganization Transaction

     In accordance with and subject to the terms and conditions of the Reorganization Agreement, the following will occur in chronological order: (i) the Spin Off; (ii) the Tube Turns Merger; (iii) the Bell Merger; (iv) the Merger; and (v) the GTC Contribution. Immediately after and conditioned upon the approval of the Reorganization, GTC proposes to engage in two additional transactions: (i) the Reverse Stock Split and (ii) the Reincorporation.

     The Spin Off. At the Spin Off Effective Time, by virtue of the Spin Off, the shares of Partners-V, Unison and BW held by GFP shall be transferred to the shareholders of GFP.

     The Tube Turns Merger. Upon the terms and subject to the conditions set forth in the Reorganization Agreement, at the Tube Turns Merger Effective Time, Tube Turns will be merged with and into New Tube Turns in accordance with the KRS, whereupon the separate existence of Tube Turns will cease and New Tube Turns will continue as the surviving corporation. Subject to the terms of the Reorganization Agreement, the number of shares of GTC Common Stock to be issued to the shareholders of

Tube Turns in connection with the Tube Turns Merger is equal to the Tube Turns Conversion Ratio multiplied by the shares held by such shareholders, subject to adjustment for any stock dividend, stock split or similar matters between the date of the Reorganization Agreement and the effective time of such merger as provided in the Reorganization Agreement (the "Tube Turns Merger Shares"). The "Tube Turns Conversion Ratio" is equal to such fraction as is obtained by dividing the GTC/Tube Turns Merger Shares (as hereinafter defined) by the Total Tube Turns Shares (as hereinafter defined). The "GTC/Tube Turns Merger Shares" is equal to such number of whole shares of GTC Common Stock as is obtained by dividing the Aggregate Tube Turns Consideration (as hereinafter defined) by the GTC Share Value. The "Total Tube Turns Shares" is equal to 1,376,829. The "Aggregate Tube Turns Consideration" is equal to $22,717,679.

     No fractional shares of GTC Common Stock will be issued in the Tube Turns Merger. All fractional shares of GTC Common Stock to which a holder of Tube Turns Common Stock immediately prior to the Tube Turns Merger Effective Time would otherwise be entitled at the Tube Turns Merger Effective Time shall be aggregated. If a fractional share results from such aggregation, such shareholder shall be entitled, after the later of (i) the Tube Turns Merger Effective Time, or (ii) the surrender of such shareholder's certificate(s) that represent such shares of the Tube Turns Common Stock, to receive from GTC an amount in cash in lieu of such fractional share, based on the GTC Share
Value.

     The New Tube Turns Articles and the New Tube Turns Bylaws as in effect immediately prior to the Tube Turns Merger Effective Time shall be the Articles of Incorporation and bylaws, respectively, of the surviving corporation of the Tube Turns Merger, and the directors and officers of New Tube Turns immediately prior to the Tube Turns Merger Effective Time shall be the directors and officers of the surviving corporation of the Tube Turns Merger.

     The Bell Merger. Upon the terms and subject to the conditions set forth in the Reorganization Agreement, at the Bell Merger Effective Time, Bell will be merged with and into New Bell in accordance with the FBCA, whereupon the separate existence of Bell will cease and New Bell will continue as the surviving corporation. Subject to the terms of the Reorganization Agreement, the number of shares of GTC Common Stock to be issued to the shareholders of Bell in connection with the Bell Merger is equal to the Bell Conversion Ratio multiplied by the shares held by such shareholders, subject to adjustment for any stock dividend, stock split or similar matters between the date of the Reorganization Agreement and the effective time of such merger as provided in the Reorganization Agreement (the "Bell Merger Shares"). The "Bell Conversion Ratio" is equal to such fraction as is obtained by dividing the GTC/Bell Merger Shares (as hereinafter defined) by the Total Bell Shares (as hereinafter defined). The "GTC/Bell Merger Shares" is equal to such number of whole shares of GTC Common Stock as is obtained by dividing the Aggregate Bell Consideration (hereinafter defined) by the GTC Share Value. The "Total Bell Shares" is equal to 942,320. The "Aggregate Bell Consideration" is equal to $41,462,080.

     No fractional shares of GTC Common Stock will be issued in the Bell Merger. All fractional shares of GTC Common Stock to which a holder of Bell Common Stock immediately prior to the Bell Merger Effective Time would otherwise be entitled at the Bell Merger Effective Time shall be aggregated. If a fractional share results from such aggregation, such shareholder shall be entitled, after the later of (i) the Bell Merger Effective Time, or (ii) the surrender of such shareholder's certificate(s) that represent such shares of the Bell Common Stock, to receive from GTC an amount in cash in lieu of such fractional share, based on the GTC Share Value.

     The New Bell Articles and the New Bell Bylaws as in effect immediately prior to the Bell Merger Effective Time shall be the Articles of Incorporation and Bylaws, respectively, of the surviving corporation of the Bell Merger, and the directors and officers of New Bell immediately prior to the Bell Merger Effective Time shall be the directors and officers of the surviving corporation of the Bell Merger.

     The Merger. At the Merger Effective Time, and subject to the conditions set forth in the Reorganization Agreement, GFP will be merged with and into GTC in accordance with the KRS and the

FBCA, whereupon the separate existence of GFP will cease and GTC will continue as the surviving corporation. Subject to the terms of the Reorganization Agreement, the number of shares of GTC Common Stock to be issued to shareholders of GFP in the Merger is equal to the GFP Conversion Ratio multiplied by the shares held by such shareholders, subject to adjustment for any stock dividend, stock split or similar matters between the date of the Reorganization Agreement and the effective time of such merger as provided in the Reorganization Agreement (the "Merger Shares"). The "GFP Conversion Ratio" is equal to such fraction as is obtained by dividing the GTC/GFP Merger Shares (as hereinafter defined) by the Total GFP Shares (as hereinafter defined). The "GTC/GFP Merger Shares" is equal to such number of whole shares of GTC Common Stock as is obtained by dividing the Aggregate GFP Consideration (hereinafter defined) by the GTC Share Value. The "Total GFP Shares" is equal to 322,553. The "Aggregate GFP Consideration" is equal to $104,136,813.

     Each share of GTC Common Stock issued and outstanding immediately prior to the Merger Effective Time which is held by GFP shall be canceled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor. No fractional shares of GTC Common Stock will be issued in the Merger. All fractional shares of GTC Common Stock to which a holder of GFP Common Stock immediately prior to the Merger Effective Time would otherwise be entitled at the Merger Effective Time will be aggregated. If a fractional share results from such aggregation, such shareholder will be entitled, after the later of (i) the Merger Effective Time, or (ii) the surrender of such shareholder's certificate(s) that represent such shares of the GFP Common Stock, to receive from GTC an amount in cash in lieu of such fractional share, based on the GTC Share Value.

     The GTC Articles and the GTC Bylaws as in effect immediately prior to the Merger Effective Time shall be the Articles of Incorporation and bylaws, respectively, of the surviving corporation of the Merger, and the directors and officers of GTC immediately prior to the Merger Effective Time shall be the directors and officers of the surviving corporation of the Merger.

     The GTC Contribution. Immediately after the Spin Off, the Tube Turns Merger, the Bell Merger and the Merger, GTC will contribute all of the assets of GTC (other than the shares of New Tube Turns and New Bell and the shares of BT Holdings and Metrum-Datatape, former wholly-owned subsidiaries of GFP) into a newly formed, wholly-owned subsidiary of GTC (which will thereafter change its name to Group Technologies Corporation) and this subsidiary will assume all of the liabilities related to the business operated by GTC prior to the Reorganization. GTC will immediately thereafter merge with and into Sypris, a newly formed Delaware corporation, wholly-owned by GTC, which will leave Sypris as the holding company for GTC, Tube Turns, Bell, BT Holdings and Metrum-Datatape.

Background of the Reorganization

     On September 16, 1996, the GTC Board met in Chicago to review a variety of strategic alternatives that had been prepared by management for purposes of strengthening the company's financial condition. After the meeting, Robert E. Gill and Jeffrey T. Gill informed the Independent Directors that they were considering a merger of GTC with GFP, and the further mergers involving Bell and Tube Turns, as contemplated by the Reorganization, as a means for achieving this objective. The motivation for the transaction centered on (i) the need to improve the margins and profitability of GTC, (ii) the need to improve the ability of GTC to support its future growth initiatives, and (iii) the benefits to be derived through increased diversification and the addition of new service offerings.

     On September 26 and 27, 1996, the plan was discussed with senior management at Bell and Tube Turns, and discussed further with the GFP Board. Soon thereafter, the independent directors of Bell were informed of the planning process that was underway. From early October through the first part of December, 1996, extensive work was performed to complete the definitive terms and conditions of the transaction, including, among other things, investigation of the tax implications of the proposed transaction in light of alternative structures, determination of the transaction values for each of GFP, Bell and Tube Turns, determination of the composition of the Board of Directors of the surviving entity, and the role of key officers of GFP, Bell and Tube Turns after completion of the transaction. On October 10, 1996, GTC issued a press release announcing the proposed transaction. During this period of time the Special Committee was established to review the fairness of the proposed transaction. GFP retained the law firm of Wyatt, Tarrant & Combs, and GTC, with the concurrence of the Special Committee, engaged the law firm of Fowler, White, Gillen, Boggs, Villareal and Banker, P.A. The Special Committee, which consisted of Henry F. Frigon, Roger W. Johnson and Sidney R. Petersen, the Independent Directors of GTC, retained Bradford to deliver an opinion as to whether the Merger Transactions were fair to the Unaffiliated Shareholders of GTC from a financial point of view.

     As part of its review of the Reorganization, the Special Committee conducted interviews with senior management of each of Tube Turns and Bell on December 4, 1996 and December 6, 1996, respectively, and asked the Special Committee lawyers to perform certain due diligence review procedures. The Special Committee then met on December 16, 1996, for purposes of considering and voting on the approval of the Reorganization. Extensive discussions took place which included outside counsel and Bradford. On December 16, 1996, Bradford delivered its opinion to the Special Committee that the terms of the Merger Transactions were fair to the Unaffiliated Shareholders of GTC from a financial point of view. The Special Committee approved the Reorganization and submitted it to the GTC Board for review and final approval. The GTC Board met on December 17, 1996, and approved the Reorganization. The Board of Directors of each of Tube Turns, Bell and GFP met on December 18, 1996, December 20, 1996 and December 23, 1996, respectively, and approved the Reorganization. See "The Reorganization--Opinion of Financial Advisor." At the December 17, 1996 meeting of the GTC Board, Robert E. Gill and Jeffrey T. Gill disclosed their possible conflict of interest created by their overlapping positions with GFP, Tube Turns and Bell but, in accordance with Florida statutes, voted with the Independent Directors to unanimously accept the recommendation of the Special Committee and approve the Reorganization, as did the Boards of GFP, Tube Turns and Bell, and each Board recommended that the transaction be submitted to their respective shareholders for approval. In addition, the GTC Board unanimously approved the other proposals to be considered at the Special Meeting, recommended that such proposals be submitted to the shareholders of GTC for their approval, and authorized the issuance of shares of GTC Common Stock in connection with the Reorganization.

     Thereafter, the GTC Board concluded that it would be necessary to further restructure GTC in order to insure its longer term viability and delayed the consummation of the Reorganization. On June 30, 1997, GTC completed the restructuring program with the sale of its Latin American operations to SCI Systems, Inc.

     Beginning in February, 1997 and continuing each month thereafter, the members of the Special Committee received monthly operating and financial reports from the management of each of Tube Turns and Bell. In addition, the management of each of Tube Turns and Bell conducted detailed financial and business reviews of their operations at the GTC Board meetings in February, April, June, August and December of 1997. On September 3, 1997, Bradford conducted a series of comprehensive business discussions with the management of each of GTC, Tube Turns and Bell to review current and prospective financial performance. The Special Committee then met on September 12, 1997, for purposes of considering and voting on the approval of the Reorganization. Extensive discussions took place which included outside counsel and Bradford. On September 12, 1997, Bradford delivered its opinion to the Special Committee that the terms of the Merger Transactions were fair to the Unaffiliated Shareholders of GTC from a financial point of view. The Special Committee approved the Reorganization and submitted it to the GTC Board for review and final approval. The GTC Board held a meeting on September 12, 1997, and approved the Reorganization. The Board of Directors of each of Tube Turns, Bell and GFP held meetings on September 12, 1997, and approved the Reorganization. See "The Reorganization--Opinion of Financial Advisor." During the September 12, 1997 meeting of the GTC Board, Robert E. Gill and Jeffrey T. Gill again disclosed their possible conflict of interest created by their overlapping positions with GFP, Tube Turns and Bell but, in accordance with Florida statutes, voted with the Independent Directors to unanimously accept the recommendation of the Special Committee and approve the Reorganization, as did the Boards of GFP, Tube Turns and Bell, and each Board recommended that the transaction be submitted to their respective shareholders for approval. In addition, the GTC Board unanimously approved the other proposals to be considered at the Special Meeting, as described in this Joint Proxy Statement/Prospectus, recommended that such proposals be submitted to the shareholders of GTC for their approval, and authorized the issuance of shares of GTC Common Stock in connection with the Reorganization. On November 4, 1997, Bradford conducted business discussions with the management of Datatape and GFP to review the terms of the Datatape Acquisition as well as the current and prospective financial performance of Datatape. On November 12, 1997, Bradford delivered its opinion to the Special Committee that the terms of the Merger Transaction, as revised, were fair to the unaffiliated shareholders of GTC from a financial point of view. The Special Committee and the GTC Board approved the Reorganization, as revised, on November 25, 1997. The Boards of Directors of each of Tube Turns, Bell and GFP approved the Reorganization, as revised, on November 25, 1997. Thereafter the terms of the Reorganization were again revised to provide for a revised uniform valuation for the shares of Tube Turns and the payment of no additional consideration in the Reorganization for the cash of GFP. On January 8, 1998 Bradford delivered its opinion to the Special Committee that the terms of the Merger Transactions, as further revised, were fair to the unaffiliated shareholders of GTC from a financial point of view. The Special Committee and the GTC Board approved the Reorganization, as further revised, on January 8, 1998. The Boards of Directors of each of Tube Turns, Bell and GFP approved the Reorganization, as further revised, on January 8, 1998.


      Finally, on February 5, 1998 the Reorganization was further revised to provide for a fixed GTC Share Value of $3.04 per share based on the arithmetic average of the closing price of the GTC Common Stock for each of the ten (10) consecutive trading days ending February 5, 1998. The Board of GTC had concluded that this revision was appropriate due to the substantial uncertainty over the future trading price average of the GTC shares due to, among other factors, volatility in the reported trading prices and the relative low number of shares being traded. On February 4, 1998 Bradford delivered its opinion to the Special Committee that the terms of the Merger Transactions, as so further revised, were fair to the unaffiliated shareholders of GTC from a financial point of view. The Special Committee and the GTC Board approved the Reorganization, as so further revised, on February 4, 1998. The Boards of Directors of each of Tube Turns, Bell and GFP approved the Reorganization, as so further revised, on February 4, 1998.

     The Board of Directors of each of GFP, Tube Turns and Bell concluded that it was not necessary to retain a financial advisor for purposes of advising them on, among other things, the fairness of the Merger Transactions to the shareholders of each of GFP, Tube Turns and Bell, from a financial point of view, for a number of reasons, including: (i) the Gill Family owns approximately 99.4% of the GFP Common Stock and management of GFP owns substantially all of the remaining shares; (ii) GFP owns approximately 98.6% of the Tube Turns Common Stock and 95.8% of the Bell Common Stock, the balance of which is substantially owned or controlled by management of each of Tube Turns and Bell; (iii) the Gill Family and the management of GFP, Tube Turns and Bell believe they have the requisite knowledge and experience in business and financial matters to adequately assess the value of GTC, GFP, Tube Turns and Bell; and (iv) the shareholders of each of GFP, Tube Turns and Bell will have the right under applicable state law to dissent from the Reorganization if the Reorganization Agreement is approved and the Reorganization is consummated.

Reasons for the Reorganization; Recommendation of the Special Committee and the GTC Board

     The Special Committee and the GTC Board believe that the terms of the Reorganization are fair to, and in the best interests of, GTC and its shareholders, and recommend that the shareholders of GTC vote in person or by proxy at the GTC Special Meeting FOR the proposal to approve the Reorganization Agreement. Certain members of the GTC Board have conflicts of interest in this transaction. See "The Reorganization--Conflicts of Interest."

     In reaching their conclusions, the Special Committee and the GTC Board considered a number of negative factors, including: (i) the conflicts of interest of and controlling interests by the Gill Family; (ii) the tax risks associated with the completion of the Merger Transactions; (iii) the existence of certain environmental contamination at properties occupied by Tube Turns and Bell; and (iv) the pending litigation at Tube Turns. The Special Committee reviewed with its counsel the known facts concerning the Tube Turns Exxon litigation previously discussed under the heading "Risk Factors." After reviewing these facts, the Special Committee determined that while there was a risk attendant to this litigation, the business risks were outweighed by the other benefits derived from the merger as set forth above. Because management of Tube Turns and the Special Committee did not believe that the litigation risk to be material, no loss contingency reserve was established in any materials which Bradford reviewed in connection with rendering its fairness opinion.

     In addition, the Special Committee and the GTC Board considered a number of positive factors, including: (i) the expected increase in financial stability to be realized as a result of the Reorganization; (ii) the expected benefits to be derived by GTC from the increase in the number of customers and markets served as a result of the Reorganization; (iii) the potential for operating efficiencies in certain administrative areas; (iv) Bradford's fairness opinion; (v) the expected positive effect on the earnings of GTC expected to result from the Reorganization, assuming Tube Turns and Bell continue to perform as expected based on past history; (vi) the expected relative contributions of Tube Turns and Bell post-Reorganization which are believed to be consistent with post-Reorganization share ownership of GTC; and
(vii) expected increased cash flow to GTC post-Reorganization which is expected to positively affect GTC's relationships with its customers and creditors. The Special Committee and the Board of Directors also received an opinion from Bradford that the proposed consideration for the Merger Transactions was fair, from a financial point of view, to the unaffiliated shareholders of GTC. See "The Reorganization--Opinion of Financial Advisor."

     The potential for operating efficiencies in certain administrative areas include: (i) the potential to consolidate pension plan assets and management;
(ii) the potential to consolidate the management of healthcare and other employee benefit plans; (iii) the potential to consolidate treasury and other cash management activities; (iv) the potential to standardize on a single information systems platform and database; and (v) the potential to consolidate legal and contracts functions. GTC does not anticipate that there will be any material reductions in work force as a result of the Reorganization.


     The positive effect on the earnings of GTC expected to result from the Reorganization was outlined for the Board by the management of GTC in the form of certain internal management financial projections for the years ended 1998, 1999, 2000 and 2001. As a matter of policy, GTC does not generally publicly disclose internal management projections of the type reviewed by its Board in connection with the Reorganization and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, factors related to general economic conditions, competition and sourcing decisions of customers. Accordingly, actual results could vary significantly from those set forth in such projections. More specifically, although no assurance can be given that any of the following amounts will be achieved, management of GTC estimates that revenue of the combined companies will approximate $249.1 million, $265.6 million, $281.0 million and $297.2 million in each of 1998, 1999, 2000 and 2001, respectively. Management also estimates earnings before interest and taxes of the combined companies will approximate $18.5 million, $22.8 million, $27.0 million and $29.3 million in each of 1998, 1999, 2000 and 2001, respectively, while its estimates of net income of the combined companies approximated $9.9 million, $12.8 million, $15.7 million and $17.7 million in each of 1998, 1999, 2000 and 2001 respectively.

     The immediately preceding paragraph includes forward looking statements based on current plans and expectations of GTC, GFP, Tube Turns and Bell relating to, among other matters, analyses and estimates of amounts that are not yet determinable. Such statements involve risks and uncertainties which may cause actual future activities and results of operations to be materially different from those set forth above, including, among others: GTC's dependence on its current management and the management of GFP, Tube Turns and Bell; the risks and uncertainties present in GTC's, GFP's, Bell's and Tube Turns' business; business conditions and growth in the advanced manufacturing, engineering and testing services industry and the general economy; competitive factors and price pressures; availability of third party component parts at reasonable prices; inventory risks due to shifts in market demand and/or price erosion of purchased components; changes in product mix; cost and yield issues associated with GTC's, Tube Turns' and Bell's manufacturing facilities as well as other factors described elsewhere in this Joint Proxy Statement/Prospectus.


     In approving the amended terms of the prior Reorganization Agreement on January 8, 1998, the Special Committee considered the compensatory element which would have resulted from a two-tier pricing structure for the Tube Turns Common Stock and the related benefits of having a uniform price for all outstanding shares of Tube Turns Common Stock. In addition, while considering the terms of the Reorganization Agreement and in making its determination as to the fairness to the unaffiliated shareholders of GTC, the Special Committee noted that the amended terms included all of the cash of GFP in the assets to be received by GTC, without requiring the issuance of additional shares of GTC Common Stock to the shareholders of GFP in exchange for such cash, which would have otherwise been required under the previous terms. Based on the foregoing, the Special Committee determined that the prior Reorganization Agreement, as further revised, provided benefits to GTC which were at least equal to or greater than any benefits it would have derived under the previous terms.



     The recommendation of the Special Committee was determined without the participation of either Robert E. Gill or Jeffrey T. Gill, who through the controlling interest of the Gill Family in GFP, also control 80% or more of the stock of GTC, Tube Turns and Bell. The absence of the Gill's participation helped to ensure that the Special Committee could review the proposed Reorganization based upon its merits to the Unaffiliated Shareholders of GTC.

     In considering the foregoing factors, the Special Committee took all factors into consideration as a whole without assigning any relative weight to any single factor. The GTC Board, in adopting the recommendation of the Special Committee, relied on the findings and report of the Special Committee.

Reasons for the Reorganization; Recommendation of the GFP Board

     The GFP Board believes that the terms of the Reorganization are fair to, and in the best interests of, GFP and its shareholders and recommends that the shareholders of GFP vote in person or by proxy at the GFP Special Meeting FOR the proposal to approve the Reorganization Agreement. The primary reason that the GFP Board approved the Reorganization Agreement and is recommending its approval to the GFP shareholders is that it believes that the Reorganization will provide its shareholders with increased liquidity for, and more efficient pricing of, their shareholdings. The members of the GFP Board have conflicts of interest in this transaction. See "The Reorganization--Conflicts of Interest."

     In making its determination with respect to the Reorganization, the GFP Board considered the following factors: (i) information relating to the financial performance, condition, business operations and prospects of GTC, GFP, Tube Turns and Bell and current industry, economic and market conditions; (ii) the terms of the Reorganization Agreement; and (iii) the opportunity for GFP shareholders to become shareholders of a publicly-traded company.

     The GFP Board also considered certain potentially negative factors in its deliberations concerning the Reorganization, including: (i) the pending litigation or claim involving GTC and Tube Turns; (ii) the poor operating performance of GTC in 1995, 1996 and 1997 year-to-date; (iii) the lack of historical market liquidity for the shareholders of GTC; (iv) the potential competitive disadvantage of public disclosure of business information; (v) the recent fluctuation and volatility of the GTC stock price; (vi) the dependence of GTC on sales to government agencies and prime contractors; (vii) the rapid rate of technological change and extensive competitive pressures faced by GTC in its markets; and (viii) the tax risks associated with the completion of the Merger Transactions.

Reasons for the Reorganization; Recommendation of the Tube Turns Board

     The Tube Turns Board believes that the terms of the Reorganization are fair to, and in the best interests of, Tube Turns and its shareholders and recommends that the shareholders of Tube Turns vote in person or by proxy at the Tube Turns Special Meeting FOR the proposal to approve the Reorganization Agreement. The primary reasons that the Tube Turns Board approved the Reorganization Agreement and is recommending its approval to the Tube Turns shareholders are that it believes that the Reorganization will (i) provide its shareholders with increased liquidity for, and more efficient pricing of, their shareholdings,
(ii) provide Tube Turns with greater access to capital and thereby enhance the company's growth opportunities, (iii) provide for an expanded range of career growth opportunities for its employees, and (iv) provide for an opportunity to realize operating efficiencies in certain administrative areas. Tube Turns does not anticipate that there will be any material reductions in work force as a result of the Reorganization. Certain members of the Tube Turns Board have conflicts of interest in this transaction. See "The Reorganization--Conflicts of Interest."

     In making its determination with respect to the Reorganization, the Tube Turns Board considered the following factors: (i) information relating to the financial performance, condition, business operations and prospects of GTC, GFP, Tube Turns and Bell and current industry, economic and market conditions; (ii) the terms of the Reorganization Agreement; and (iii) the opportunity for Tube Turns' shareholders to become shareholders of a larger, publicly-traded company.

     The Tube Turns Board also considered certain potentially negative factors in its deliberations concerning the Reorganization, including: (i) the pending litigation or claim involving GTC; (ii) the poor operating performance of GTC in 1995, 1996 and 1997 year-to-date; (iii) the lack of historical market liquidity for the shareholders of GTC; (iv) the potential competitive disadvantage of public disclosure of business information; (v) the recent fluctuation and volatility of the GTC stock price; (vi) the dependence of GTC on sales to government agencies and prime contractors; (vii) the rapid rate of technological change and extensive competitive pressures faced by GTC in its markets; and
(viii) the tax risks associated with the completion of the Merger Transactions.

Reasons for the Reorganization; Recommendation of the Bell Board

     The Bell Board believes that the terms of the Reorganization are fair to, and in the best interests of, Bell and its shareholders and recommends that the shareholders of Bell vote in person or by proxy at the Bell Special Meeting FOR the proposal to approve the Reorganization Agreement. The primary reasons that the Bell Board approved the Reorganization Agreement and is recommending its approval to the Bell shareholders are that it believes that the Reorganization will (i) provide its shareholders with increased liquidity for, and more efficient pricing of, their shareholdings, (ii) provide Bell with greater access to capital and thereby enhance the company's growth opportunities, (iii) provide for an expanded range of career growth opportunities for its employees, and (iv) provide for an opportunity to realize operating efficiencies in certain administrative areas. Bell does not anticipate that there will be any material reductions in work force as a result of the Reorganization. Certain members of the Board of Directors of Bell have conflicts of interest in this transaction. See "The Reorganization--Conflicts of Interest."

     In making its determination with respect to the Reorganization, the Bell Board considered the following factors: (i) information relating to the financial performance, condition, business operations and prospects of GTC, GFP, Tube Turns and Bell and current industry, economic and market conditions; (ii) the terms of the Reorganization Agreement; and (iii) the opportunity for Bell shareholders to become shareholders of a larger publicly-traded company.

     The Bell Board also considered certain potentially negative factors in its deliberations concerning the Reorganization, including: (i) the pending litigation or claim involving GTC and Tube Turns, (ii) the poor operating performance of GTC in 1995, 1996 and 1997 year-to-date; (iii) the lack of historic market liquidity for the shareholders of GTC; (iv) the potential competitive disadvantage of public disclosure of business information; (v) the recent fluctuation and volatility of the GTC stock price; (vi) the dependence of GTC on sales to government agencies and prime contractors; (vii) the rapid rate of technological change and extensive competitive pressures faced by GTC in its markets; and (viii) the tax risks associated with the completion of the Merger Transactions.

Opinion of Financial Advisor

     The Special Committee has retained Bradford to act as its financial advisor in connection with the Reorganization. The Special Committee selected Bradford as its financial advisor because Bradford is a nationally recognized investment banking firm, which, as a part of its investment banking business, engages in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporations or other purposes. The Special Committee also selected Bradford because of Bradford's familiarity with the electronics contract manufacturing industry generally. Representatives of Bradford attended the meeting of the Special Committee on December 16, 1996 and rendered Bradford's oral opinion (which was subsequently confirmed in writing on December 17, 1996) that, as of the date of such opinion, the proposed consideration for the Merger Transactions was fair, from a financial point of view, to the Unaffiliated Shareholders of GTC. On December 16, 1996, the Special Committee recommended to the GTC Board that the Reorganization be approved by the GTC Board and submitted to the GTC shareholders for approval. Following the delay surrounding the further restructuring of GTC, Bradford resumed its role as financial advisor to the Special Committee. On September 12, 1997, Bradford attended the meeting of the Special Committee and delivered to the Special Committee an updated opinion that the Merger Transactions were fair to the Unaffiliated Shareholders of GTC from a financial point of view. On November 12, 1997, Bradford delivered its opinion to the Special Committee that the terms of the Merger Transactions, as revised, were fair to the unaffiliated shareholders of GTC from a financial point of view. On January 8, 1998, Bradford delivered its opinion to the Special Committee that the terms of the Merger Transactions, as further revised, were fair to the unaffiliated shareholders of GTC from a financial point of view. Finally, on February 4, 1998, Bradford delivered its opinion to the Special Committee that the terms of the Merger Transactions, as finally revised, were fair to the unaffiliated shareholders of GTC from a financial point of view. Bradford subsequently confirmed such opinion by delivery of a written opinion dated February 3, 1998, which subsequent opinion supersedes all prior opinions. A copy of that opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix E hereto and should be read in its entirety.

     In conducting its analysis and delivering its opinions, Bradford considered such financial and other factors as it deemed appropriate and feasible under the circumstances, including the following items that Bradford considers to be material to its opinion: (i) draft copies of the Reorganization Agreement; (ii) the historical and current financial position and results of operations of GTC, GFP, Tube Turns, Bell and Datatape; (iii) certain internal operating data and financial analyses and forecasts of GTC, GFP, Tube Turns, Bell and Datatape for the years beginning January 1, 1996 and ending December 31, 2001, as prepared by their respective senior managements; (iv) certain financial and securities trading data of certain other companies, the securities of which are publicly-traded and that Bradford believed to be comparable to GTC, Tube Turns, Bell and Datatape or relevant to the transactions; (v) the financial terms of other transactions that Bradford believed to be relevant; (vi) reported price and trading activity for the GTC Common Stock. Bradford also held discussions with members of the senior management of GTC, GFP, Tube Turns, Bell and Datatape regarding the past and current business operations, financial condition, and future prospects of each company. In addition, Bradford took into account its assessment of general economic, market, and financial conditions and its experience in other transactions as well as its experience in securities valuation and its knowledge of the industries in which GTC, GFP, Tube Turns, Bell and Datatape operate generally.

     Material differences between Bradford's analysis in December 1996 and Bradford's analysis in February 1998 include differences resulting from (i) the revised terms of the merger including (a) the inclusion of the assets of Datatape in the GFP exchange, (b) the revised uniform valuation for the shares of Tube Turns and the payment of no additional consideration in the Reorganization for the cash of GFP, and (c) the fixed GTC Share Value, (ii) revisions to Tube Turn's forecasted financial results, (iii) revisions to GTC's forecasted financial results, (iv) the 1997 restructuring of GTC including the sale of its Latin American operations, (v) changes in valuation multiples of publicly-traded comparable companies due to changing market conditions, and (vi) changing economic, market and other conditions, generally.

     Bradford's opinions are necessarily based upon general economic, market, financial, and other conditions as they existed on their respective dates and the information made available to Bradford through such dates. Bradford relied upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinions and did not assume any responsibility for independent verification of such information. With respect to the internal financial analyses and forecasts supplied to Bradford, Bradford has assumed, and the managements of the respective companies have represented, that such analyses and forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of such company's senior management as to the recent and likely future performance of such company. In addition, Bradford was not asked to consider, and its opinion does not address the relative merits of the Merger Transactions as compared to any other transactions in which GTC might engage. Furthermore, Bradford has not made an independent evaluation or appraisal of the assets and liabilities of GTC, GFP, Tube Turns, Bell, or Datatape and has not been furnished with any such evaluation or appraisal. In rendering its opinion that the Merger Transactions were fair to the unaffiliated shareholders of GTC, Bradford was not asked to consider and has not addressed the potential liability associated with any pending litigation involving GTC, GFP, Tube Turns, Bell or Datatape.

     The projections furnished to Bradford were prepared by the respective managements of each company. As a matter of policy, GTC does not publicly disclose internal management projections of the type provided to Bradford in connection with its analysis of the Reorganization, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, factors related to general economic conditions, competition and sourcing decisions of customers. Accordingly, actual results could vary significantly from those set forth in such projections.

     In preparing its report to the Special Committee, Bradford performed a variety of financial and comparative analyses, including: (i) pro forma merger analysis; (ii) relative contribution analysis; (iii) discounted cash flow analysis; (iv) leveraged buyout valuation analysis; and (v) comparable company analysis. The summary of Bradford's material analyses and material assumptions are set forth below. This does not purport, however, to be a complete description of all of the analyses and assumptions underlying Bradford's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Bradford did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Bradford believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinions. With respect to the comparable company analysis, no public company, acquisition, or transaction utilized as a comparison is identical to GTC, GFP, Bell, Tube Turns, or Datatape or the Merger Transactions and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading values of the companies concerned. In performing its analyses, Bradford made numerous assumptions with respect to industry performance, general business, economic, market, and financial conditions, and other matters. The analyses performed by Bradford are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     The following are all material financial and comparative analyses which were performed by Bradford in arriving at its opinion as to the fairness of the consideration paid by GTC.

     (a) Pro Forma Merger Analysis. Bradford reviewed certain forecasted pro forma financial information for GTC after the Reorganization, as provided by the management of each of GTC, GFP, Tube Turns and Bell. Bradford analyzed the impact of the Reorganization on the forecasted earnings per share ("EPS"), revenues, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and the net income of the combined company for the fiscal years ending December 31, 1998 and 1999. The results of the pro forma merger analysis suggest that the Reorganization will be accretive (non-dilutive) to the EPS of GTC in each of the years analyzed. The actual results achieved by the combined company may vary from management's projected results and the variations may be material.

     (b) Relative Contribution Analysis. For the year ended December 31, 1997, Bradford analyzed the estimated revenues, gross profit, EBITDA, EBIT, and pretax income of each of GTC, Tube Turns, Bell and Datatape before the Reorganization in order to compare the contribution of each of GTC, Tube Turns, Bell and Datatape as a percentage of GTC after the Reorganization versus the projected fully-diluted ownership of GTC by the existing shareholders of each of GTC, Tube Turns and Bell after the Reorganization. Bradford observed that Tube Turns shareholders and Bell shareholders, including GFP, are expected to own approximately 19.7% and 35.9%, respectively, of GTC after the Reorganization. Such analysis indicated that for the year ended December 31, 1997, Bell would contribute 28.7% of revenue, 67.2% of EBITDA (before corporate overhead), and 79.8% of pretax income (before corporate overhead) of GTC after the Reorganization. Such analysis also indicated that for the year ended December 31, 1997, Tube Turns would contribute 12.4% of revenue, 19.4% of EBITDA (before corporate overhead), and 30.0% of pretax income (before corporate overhead) of GTC after the Reorganization. Such analysis also indicated that for the year ended December 31, 1997, Datatape would contribute 13.3% of revenue, 24.0% of EBITDA (before corporate overhead), and 22.6% of pretax income (before corporate overhead) of GTC after the Reorganization. The sum of the contributions of Tube Turns, Bell and Datatape for EBITDA and pretax income exceed 100% due to the losses incurred at GTC.

          (c) Discounted Cash Flow Analysis. Using discounted cash flow analysis, based on information obtained from management of GFP, Bell and Tube Turns, Bradford discounted to present value the projected future cash flows that Bell, Tube Turns and

          Datatape are projected to produce through 2001, under various circumstances, assuming each of Bell, Tube Turns and Datatape performed in accordance with the earnings forecast of management. Bradford calculated terminal values for Bell, Tube Turns and Datatape (i.e., the values at the 2001 year end) by applying multiples to EBITDA and net income in the year 2001. The cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding each of Bell's and Tube Turns' cost of capital. Based on the above described analysis, the implied value per share of Bell ranged from $49.20 to $72.66 as compared to the value per share for Bell of $44.00 in the Merger Transactions. Based on the above-described analysis, the implied value per share for Tube Turns ranged from $17.18 to $24.94 as compared to the value per share for Tube Turns of $16.50 in the Merger Transactions. Based on the above-described analysis, the implied value for Datatape ranged from $15.2 million to $26.1 million as compared to the purchase price paid by GFP of $14.4 million.

     (d) Leveraged Buyout Valuation Analysis. Bradford utilized management's projections for each of Bell and Tube Turns to analyze the value of each as a stand-alone entity in a leveraged transaction. The analysis focused on determining the values for Bell and Tube Turns which would enable an equity investor to achieve a five-year internal rate of return of at least 35% while maintaining reasonable leverage ratios and debt amortization. Based upon its experience and understanding of leveraged transactions, Bradford assumed that these return levels would be required in a transaction such as the one contemplated by this analysis, and that such transactions would be funded with a capital structure consisting of 25% equity, 30% subordinated debt and 45% senior bank financing. The costs for these financing instruments were examined at various market rates. The subordinated debt financing was assumed to require an interest rate of 12% and associated warrants for 15% to 20% of the company's fully-diluted equity. The senior bank financing was assumed to require an interest rate of 9%. The derived values for Bell and Tube Turns resulting from this analysis and based on the foregoing assumptions were $51.95 per share and $22.51 per share, respectively, as compared to the values for Bell and Tube Turns in the Merger Transactions of $44.00 per share and $16.50 per share, respectively.

     (e) Comparable Company Analysis. Using publicly available information, Bradford reviewed selected financial data, including revenues, historical and projected earnings and EBITDA for several publicly traded companies engaged in businesses similar to Bell's including the digital and analog recording equipment manufacturing, electronic measurement device manufacturing and technical contracting services industries. These companies include Aeroflex, Inc., Ampex Corporation, CDI Corp., DSP Technology, Inc., Failure Group, Inc., Fluke Corp., Lecroy Corp., Thermospectra Corp., Transmation Inc., and X-Rite, Inc. (the "Bell Comparable Group"). Bradford calculated current market price as a multiple of estimated 1997 earnings (which ranged from 7.5x to 20.9x with a median multiple of 18.5x); current market price as multiple of estimated 1998 earnings (which ranged from 3.8x to 17.2x with a median multiple of 13.8x); total firm value (defined as equity market value plus net debt) as a multiple of last twelve months ("LTM") revenues (which ranged from 0.6x to 4.2x with a median multiple of 1.2x); and total firm value as a multiple of LTM EBITDA (which ranged from 3.8x to 17.2x with a median multiple of 13.8x). Bradford then compared the Bell Comparable Group multiples to the corresponding multiples in the Bell Merger including 8.6x estimated 1997 Bell Earnings, 8.1x estimated 1998 Bell earnings, 0.8x LTM Bell revenues and 5.3x LTM Bell EBITDA.

          Bradford also reviewed selected financial data, including revenues, historical and projected earnings and EBITDA for several publicly traded companies engaged in businesses similar to Tube Turns including the steel processing, automotive component manufacturing and piping/valve manufacturing industries. These companies include Amcast Industrial Corp., Atchison Casting Corp., Citation Corp., Cummins Engine, Dana Corp., Daniel Industries, Eaton Corp., Gibraltar Steel Corp., Kentucky Electric Steel, Inc., Maverick Tube Corp., Northwest Pipe Co., Park-Ohio Industries, Precision Castparts Corp., Steel Technologies, Synalloy Corp., and Worthington Industries (the "Tube Turns Comparable Group"). Bradford calculated current market price as a multiple of estimated 1997 earnings (which ranged from 10.2x to 29.5x with a median multiple of 15.1x); current market price as a multiple of estimated 1998 earnings (which ranged from 9.5x to 19.6x with a median multiple of 11.6x); total firm value (defined as equity market value plus net debt) as a multiple of LTM revenues (which ranged from 0.6x to 1.9x with a median multiple of 0.9x); and total firm value as a multiple of LTM EBITDA (which ranged from 4.8x to 33.2x with a median multiple of 8.8x). Bradford then compared the Tube Turns Comparable Group multiples to the corresponding multiples in the Tube Turns Merger including 11.8x estimated 1997 Tube Turns earnings, 7.9x estimated 1998 Tube Turns earnings, 0.9x LTM Tube Turns revenues and 7.7x LTM Tube Turns EBITDA.

          Bradford also noted that in each case, the multiples paid in the Bell Merger and the Tube Turns Merger, respectively, were within or below the ranges and, in some cases, below the medians of the ranges of the multiples for the Bell Comparable Group and the Tube Turns Comparable Group, respectively.

          Bradford also reviewed selected financial data, including revenues, historical and projected earnings and EBITDA for several publicly traded companies engaged in businesses similar to GTC including the electronics contract manufacturing industry. These companies include ACT Manufacturing, Inc., Altron Inc., Benchmark Electronics, Inc. CMC Industries Inc., DII Group, Inc., EFTC Corp., Flextronics International, IEC Electronics Corp., Jabil Circuit, Inc., Nam Tai Electronics, Plexus Corp., Sanmina Corp., SCI Systems, Inc., Solectron Corp., and Xetel Corp. (the "GTC Comparable Group"). Bradford calculated current market price as a multiple of estimated 1997 earnings (which ranged from 7.3x to 51.1x with a median multiple of 21.4x); current market price as a multiple of estimated 1998 earnings (which ranged from 9.5x to 28.1x with a median multiple of 16.9x); total firm value (defined as equity market value plus net debt) as a multiple of LTM revenues (which ranged from 0.3x to 7.7x with a median multiple of 0.9x); and total firm value as a multiple of LTM EBITDA (which ranged from 2.2x to 24.4x with a median multiple of 8.8x). Bradford then compared the GTC Comparable Group multiples to the corresponding multiples for GTC including 29.6x estimated 1998 GTC earnings and 0.4x LTM GTC revenues, assuming an average stock price at the time the Bradford opinion was rendered of $2.96. Bradford also noted that the total firm value (defined as equity market value plus net debt) to LTM EBITDA and market price to estimated 1997 earnings multiple for GTC could not be calculated as GTC incurred negative EBITDA for the last twelve months and is projected to incur a net operating loss for the year ended December 31, 1997.

     Bradford has advised the Special Committee and GTC that Bradford, on the basis of general contract and other legal principals, does not believe that any person (including a shareholder of GTC) other than the Special Committee has the legal right to rely on its fairness opinion for any claim arising under state law. Furthermore, if any such state law claim is brought against Bradford, in light of the absence of binding precedent, Bradford will raise this assertion as a defense. The availability of such a defense will be resolved by a court of competent jurisdiction. Resolution of this matter under state law, however, should have no effect on the rights and responsibilities of any person under the federal securities laws or on the rights and responsibilities of the Special Committee or the Board under applicable state law. Nothing in the fairness opinions should be deemed to constitute a recommendation by Bradford to any GTC shareholder to vote in favor of the Reorganization. Bradford has consented to the attachment of the Opinion to this Proxy Statement/Prospectus and to the descriptions thereof in this Joint Proxy Statement/Prospectus.

     Pursuant to an engagement letter dated November 13, 1996, Bradford has earned fees totaling $110,000 for its services as financial advisor to the Special Committee in connection with the Reorganization including delivery of the fairness opinions. In addition, Bradford will earn an additional $20,000 upon the closing of the Reorganization. GTC has also agreed to indemnify Bradford against certain liabilities arising out of or in connection with the services rendered by Bradford in connection with the engagement.

     Bradford has issued GTC with a consent to use its opinion in this Joint Proxy Statement/Prospectus, a copy of which is included herewith as Appendix E.

Conflicts of Interest

     Robert E. Gill and Jeffrey T. Gill currently serve in a number of overlapping positions at GTC, GFP, Tube Turns and Bell. Robert E. Gill serves as Chairman of GFP, President, Chief Executive Officer and a director of Bell, and a director of GTC and Tube Turns. Jeffrey T. Gill serves as President, Chief Executive Officer and a director of GFP and Chairman of GTC, Bell and Tube Turns. In addition, as of February 5, 1998, the Gill Family controlled approximately 99.4% of the GFP Common Stock, and GFP in turn controlled approximately 80.0% of the GTC Common Stock, 100% of the GTC Preferred Stock, approximately 98.6% of the Tube Turns Common Stock, and approximately 95.8% of the Bell Common Stock. Should the Reorganization be completed, the Gill Family ownership of GTC (including the conversion of GTC Preferred Stock) will increase from approximately 82.3% to approximately 89.2% and ownership of GTC by the Unaffiliated Shareholders will decrease from approximately 17.8% to approximately 10.3%. Robert E. Gill will become Chairman of GTC and Jeffrey T. Gill will become the President and Chief Executive Officer of GTC. Both men will continue to serve as directors of GTC after the Reorganization. The President of Tube Turns, who currently serves as a director of Tube Turns, will have rights to a substantial number of shares of stock under option in GTC should the merger be completed as planned. R. Scott Gill currently serves as a director of GFP, Bell and Tube Turns and is expected to serve as a director of GTC after the Reorganization. Richard L. Davis currently serves as Vice President and Chief Financial Officer of GFP and as a director of Tube Turns. Anthony C. Allen currently serves as Vice President of Finance of GFP and as a director of Bell. In each such case, both individuals will have rights to a substantial number of shares of stock under option in GTC should the merger be completed as planned. William L. Healey and Robert Sroka currently serve as directors of Bell and are expected to serve as directors of GTC after the Reorganization.

Stock Options

     At the applicable Effective Times, pursuant to the Option Assumption Agreements described below, GTC will assume all of GFP's, Tube Turns' and Bell's respective rights and obligations with respect to certain outstanding stock options held by certain employees of GFP, Tube Turns and Bell, respectively, which are outstanding and unexercised at the Effective Time (respectively, the "GFP Options," the "Tube Turns Options," and the "Bell Options"), whether or not the GFP Options, the Tube Turns Options and the Bell Options are then exercisable. GTC will have received from each of the holders of GFP Options, Tube Turns Options and Bell Options a duly executed Option Assumption Agreement (hereinafter defined) on or prior to the Closing Date. Immediately following such assumption, GTC will substitute for each of the GFP Options, the Tube Turns Options and the Bell Options, nonqualified options to be granted, as applicable, under the GTC 1994 Stock Option Plan for Key Employees and the GTC Independent Directors' Stock Option Plan (the "Nonqualified Options") with vesting terms and conditions matching those contained in the GFP Options, the Tube Turns Options and the Bell Options, respectively, at the Effective Time to the extent such vesting terms and conditions are consistent with the terms and conditions of such Plans and such other revisions to such terms and conditions as GTC, GFP, Tube Turns and Bell shall mutually agree upon. The Nonqualified

Options shall thereafter evidence the right to purchase the number of shares of GTC Common Stock equal to the product (rounded up or down as appropriate to a whole share) of (i) the number of shares of GFP Common Stock, Tube Turns Common Stock or Bell Common Stock, as appropriate, covered by such GFP Option, Tube Turns Option or Bell Option, as appropriate, immediately prior to the Effective Time, multiplied by (ii) the GFP Conversion Ratio, the Tube Turns Conversion Ratio, or the Bell Conversion Ratio, as appropriate. The exercise price of such Nonqualified Options for each share of GTC Common Stock subject thereto shall be equal to the quotient rounded up or down as appropriate (to the nearest whole cent) obtained by dividing (i) the per share exercise price for shares of GFP Common Stock, Tube Turns Common Stock or Bell Common Stock, as appropriate, subject to such GFP Option, Tube Turns Option or Bell Option, as appropriate, immediately prior to the applicable Effective Time, by (ii) the GFP Conversion Ratio, the Tube Turns Conversion Ratio, or the Bell Conversion Ratio, as appropriate. Under the Reincorporation, the option plans of GTC will be assumed by Sypris.

     As a result of the Reorganization, GTC will assume options pursuant to which others may acquire up to 1,991,256 shares of GTC Common Stock at an average exercise price of $0.92 with vesting dates ranging until 2006. Included in this amount are 1,582,375 shares which are currently exercisable at an average exercise price of $0.81. The effect of the exercise of such options is reflected in the calculation of dilution experienced by the current shareholders of GTC. See "The Reorganization--Dilution."

     At least ten (10) days prior to the applicable Effective Times, GTC will deliver to each holder of a GFP Option, a Tube Turns Option and a Bell Option, an appropriate written notice and option assumption agreement (the "Option Assumption Agreement") setting forth GTC's assumption of the GFP Option, Tube Turns Option and Bell Option, as appropriate, and substitution of the Nonqualified Option in accordance with the terms of the Reorganization Agreement. The form of such Option Assumption Agreement shall be delivered to GFP, Tube Turns and Bell prior to its distribution to holders of the GFP Options, Tube Turns Options and Bell Options and shall be subject to their reasonable approval.

     Pursuant to the Reorganization Agreement, GTC agrees to cause the shares of GTC Common Stock issuable upon exercise of the Nonqualified Options to be registered with the Commission on a Form S-8 Registration Statement as promptly following the Effective Time as is reasonably practicable. GTC further agrees to cause the shares of GTC Common Stock issuable upon exercise of the Nonqualified Options to be registered or exempt from the registration requirements of all applicable state securities laws, rules and regulations. Under the Reincorporation, these obligations of GTC will be assumed by Sypris.

     Approval of the Reorganization Agreement by the shareholders of each of GFP, Tube Turns and Bell shall constitute authorization and approval of any and all of the actions described above regarding such options.

Dilution

     The net tangible book value of GTC at September 28, 1997 was $18,437,000 or $1.01 per share, assuming conversion of the GTC Preferred Stock into shares of GTC Common Stock. Net tangible book value per share is equal to GTC's total assets (excluding intangible assets) less its total liabilities divided by the sum of the total number of outstanding shares of GTC Common Stock plus the number of shares of GTC Common Stock issuable upon conversion of the GTC Preferred Stock. After giving effect to (i) the pro forma adjustments to net tangible book value for the Reorganization and the sale of GTC's Latin American operations; (ii) the issuance of 34,185,103 shares of GTC Common Stock to the shareholders of GFP, Tube Turns and Bell (excluding shares to be issued under option); and (iii) the cancellation of 13,039,625 shares of GTC Common Stock currently held by GFP, the pro forma combined net tangible book value of GTC would have been $30,472,000 or $0.81 per share. This represents an immediate decrease in such net tangible book value of $0.20 per share to the existing shareholders and an immediate dilution of $2.23 per share to new shareholders receiving shares in the Reorganization. The following table illustrates this per share dilution:

Conversion price per share.....................................................                $ 3.04

Net tangible book value per share as of September 30, 1997.....................     $ 1.01
Decrease per share attributable to new shareholders............................      (0.20)
                                                                                    ------
Pro forma combined net tangible book value per share after the Reorganization..                  0.81
                                                                                               ------
Dilution per share to new shareholders.........................................                $ 2.23
                                                                                               ======

     In addition, as of February 5, 1998, certain Executive Officers and Directors of GFP, Tube Turns and Bell hold options to purchase shares of GFP Common Stock, Tube Turns Common Stock and Bell Common Stock, respectively, at various exercise prices per share. At the applicable Effective Times, GTC will convert such options into options to purchase shares of GTC Common Stock, the number of which will be determined by multiplying the applicable Conversion Ratio by the number of options, and the exercise price of which will be determined by dividing the exercise price of such option by the applicable Conversion Ratio. Based upon the GTC Share Value, the number of shares of GTC Common Stock issuable under such options would be 1,991,256 and the average exercise price per share would be $0.92. If these options were assumed to be exercised in full as of September 30, 1997, pro forma combined net tangible book value per share would be $0.82 per share, representing dilution to new shareholders of $2.22 per share. Dilution is determined by subtracting the per share pro forma net tangible book value of the GTC Common Stock after the Reorganization from the assumed conversion price per share.

Shares Subject to Vesting

     At the applicable Effective Times, certain shares of GFP Common Stock, Tube Turns Common Stock and Bell Common Stock will be subject to vesting requirements under existing stock purchase and restriction plans of such corporations (the "Stock Plans"). While the Reorganization Agreement provides that such Stock Plans will terminate at the applicable Effective Times, the shares of GTC Common Stock issued for such shares in the Reorganization will continue to be subject to such vesting requirements as will the shares of Sypris Common Stock exchanged for such shares, pursuant to the Reincorporation.

Accounting Treatment

     GTC intends to account for the Reorganization in accordance with generally accepted accounting principles governing a downstream merger, under which the Merger is accounted for as a purchase of the minority interests of GTC. Other than any adjustments necessary to reflect the purchase of the minority interests of GTC, the assets and liabilities of GTC, Tube Turns and Bell, each of which are under the common control of GFP, will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. The issuance of GTC Common Stock to the shareholders of Tube Turns and Bell, other than GTC (as successor by merger to GFP), in connection with the Tube Turns Merger and the Bell Merger, respectively, will be accounted for as a purchase and accordingly, the amount by which the fair market value of the GTC Common Stock issued exceeds the fair market value of the proportional share of the net assets of Tube Turns and Bell, if any, will be allocated to the assets and liabilities of Tube Turns and Bell based upon the fair values thereof and any excess to goodwill. A final determination of the fair values of the assets and liabilities of Tube Turns and Bell has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma financial information appearing elsewhere in this Joint Proxy Statement/Prospectus are preliminary and have been made solely for the purposes of developing such pro forma financial information to comply with disclosure requirements of the Commission. Although the final purchase allocation is likely to differ, the pro forma financial information reflects management's best estimate based upon currently available information. After the Reorganization, the historical financial statements of GTC will be those of GFP since GFP is the acquirer for accounting purposes. After the Reincorporation, the historical financial statements of Sypris will in turn be those of GTC. No material accounting adjustments are expected in accounting for the Reincorporation. The Reverse Stock Split will be accounted for retrospectively with effect from the date of the Reverse Stock Split and will be presented in all statements of operations and in all other financial statements and notes to financial statements in which earnings per share are reported.

Certain Federal Income Tax Consequences

     The parties to the Reorganization have not and do not intend to seek a ruling from the IRS as to the federal income tax consequences of the Reorganization or the Reincorporation. Instead, GTC, GFP, Tube Turns and Bell have obtained the Opinion of Wyatt, Tarrant & Combs as to certain of the expected federal income tax consequences of the Reorganization and the Reincorporation, a copy of which is attached as an exhibit to the Registration Statement.

     The Opinion does not address, among other matters: (i) state, local, foreign or other federal tax consequences of the Reorganization or the Reincorporation not specifically addressed therein; (ii) federal income tax consequences to shareholders of GFP, GTC, Bell and Tube Turns subject to special rules under the Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who do not own such stock as a capital asset; (iii) federal income tax consequences affecting shares of GTC, GFP, Tube Turns and Bell stock acquired upon exercise of stock options, stock purchase plan rights or otherwise as compensation; (iv) the tax consequences to holders of warrants, options or other rights to acquire shares of such stock; and (v) the tax consequences of the conversion of the shares of GTC Preferred Stock (the "Conversion"), the Spin Off and the Reverse Stock Split to any party thereto.

     The Spin Off will, unless the requirements of Sections 368(a)(1)(D) and 355 of the Code are satisfied, result in recognition of gain (but not loss) by GFP equal to the difference between the value of the shares of Partners-V, Unison and BW distributed to the shareholders of GFP and GFP's adjusted basis in such shares. Each GFP shareholder will recognize ordinary income in an amount up to the lesser of the value of the shares of Partners-V, Unison and BW it receives or its pro-rata share of GFP's current and accumulated earnings and profits. If the value of the shares of Partners-V, Unison and BW received by a GFP shareholder exceed its pro-rata share of GFP's current and accumulated earnings and profits, the excess will reduce its adjusted basis in its shares. To the extent the value of the shares of Partners-V, Unison and BW also exceeds a GFP shareholder's adjusted basis in its GFP shares, it will recognize a capital gain or ordinary income equal to such excess depending upon whether its GFP shares are a capital asset in its hands. As the successor corporation in the merger, GTC would become liable for the federal income taxes incurred in respect of any gain recognized by GFP in the Spin Off. Counsel will not render an opinion as to whether the Spin Off satisfies the requirements of Section 368(a)(1)(D) and 355 of the Code, and it is anticipated that the Spin Off will not satisfy those requirements.

     Subject to the conditions, qualifications, representations and assumptions contained herein and in the Opinion, counsel has opined that:


The Tube Turns Merger

     (i) The acquisition by New Tube Turns of substantially all of the assets of Tube Turns in exchange for shares of GTC Common Stock and the assumption of liabilities of Tube Turns pursuant to the Tube Turns Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

     (ii) Tube Turns, GTC, and New Tube Turns will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (iii) No gain or loss will be recognized by Tube Turns as a result of the Tube Turns Merger.

     (iv) No gain or loss will be recognized by New Tube Turns or GTC as a result of the Tube Turns Merger.

     (v) The tax basis of the assets received by New Tube Turns will be the same as the tax basis of such assets of Tube Turns immediately prior to the Tube Turns Merger.

     (vi) The holding period of the assets of Tube Turns received by New Tube Turns will in each instance include the period for which such assets were held by Tube Turns.

     (vii) No gain or loss will be recognized by the shareholders of Tube Turns as a result of the exchange of Tube Turns Common Stock for GTC Common Stock pursuant to the Tube Turns Merger, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share. Assuming that the Tube Turns Common Stock is held as a capital asset by the respective Tube Turns shareholders, any gain or loss recognized as a result of the receipt of cash in lieu of a fractional share will be a capital gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the Tube Turns Common Stock allocable to the fractional share.

     (viii) The tax basis of GTC Common Stock to be received by the shareholders of Tube Turns will be the same as the tax basis of the Tube Turns Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     (ix) The holding period of the GTC Common Stock to be received by shareholders of Tube Turns will include the holding period of the Tube Turns Common Stock surrendered in exchange therefor, provided the Tube Turns Common Stock was held as a capital asset by the shareholders of Tube Turns on the date of the exchange.

     (x) A shareholder of Tube Turns who perfects his dissenter's rights and who receives payment of the fair market value of his shares of Tube Turns Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of
Section 302 of the Code.

The Bell Merger

     (i) The acquisition by New Bell of substantially all of the assets of Bell in exchange for shares of GTC Common Stock and the assumption of liabilities of Bell pursuant to the Bell Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

     (ii) Bell, GTC, and New Bell will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (iii) No gain or loss will be recognized by Bell as a result of the Bell Merger.

     (iv) No gain or loss will be recognized by New Bell or GTC as a result of the Bell Merger.

     (v) The tax basis of the assets received by New Bell will be the same as the tax basis of such assets of Bell immediately prior to the Bell Merger.

     (vi) The holding period of the assets of Bell received by New Bell will in each instance include the period for which such assets were held by Bell.

     (vii) No gain or loss will be recognized by the shareholders of Bell as a result of the exchange of Bell shares for GTC Common Stock pursuant to the Bell Merger, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share. Assuming that the Bell Common Stock is held as a capital asset by the respective Bell shareholders, any gain or loss recognized as a result of the receipt of cash in lieu of a fractional share will be a capital gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the Bell Common Stock allocable to the fractional share.

     (viii) The tax basis of GTC Common Stock to be received by the shareholders of Bell will be the same as the tax basis of the Bell Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     (ix) The holding period of the GTC Common Stock to be received by the shareholders of Bell will include the holding period of the Bell Common Stock surrendered in exchange therefor, provided the Bell Common Stock was held as a capital asset by the shareholders of Bell on the date of the exchange.

     (x) A shareholder of Bell who perfects his dissenter's rights and who receives payment of the fair market value of his shares of Bell Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code.


The Merger

     (i) The Merger of GFP with and into GTC will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     (ii) GFP and GTC will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (iii) No gain or loss will be recognized by GFP as a result of the Merger.

     (iv) No gain or loss will be recognized by GTC as a result of the Merger.

     (v) The tax basis of the assets received by GTC will be the same as the tax basis of such assets of GFP immediately prior to the Merger.

     (vi) The holding period of the assets of GFP received by GTC will in each instance include the period for which such assets were held by GFP.

     (vii) No gain or loss will be recognized by the shareholders of GFP as a result of the exchange of GFP Common Stock for GTC Common Stock pursuant to the Merger, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share. Assuming that the GFP Common Stock is held as a capital asset by the respective GFP shareholders, any gain or loss recognized as a result of the receipt of cash in lieu of a fractional share will be a capital gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the GFP shares allocable to the fractional share.

     (viii) The tax basis of GTC Common Stock to be received by the shareholders of GFP will be the same as the tax basis of the GFP Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     (ix) The holding period of the GTC Common Stock to be received by the shareholders of GFP will include the holding period of the GFP Common Stock surrendered in exchange therefor, provided the GFP Common Stock was held as a capital asset by the shareholders of GFP on the date of the exchange.

     (x) A shareholder of GFP who perfects his dissenter's rights and who receives payment of the fair market value of his shares of GFP Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code.

The GTC Contribution

     (i) No gain or loss will be recognized by GTC on its transfer of assets to New GTC in exchange for New GTC stock and the assumption by New GTC of certain liabilities of GTC.

     (ii) No gain or loss will be recognized by New GTC upon the issuance of New GTC stock in consideration for the assets transferred to it by GTC.

     (iii) The basis of each asset received by New GTC will be the same as the basis of that asset of GTC immediately before its transfer.

     (iv) The holding period of each asset received by New GTC will include the period during which that asset was held by GTC.

     (v) The basis of the New GTC stock received by GTC will be the same as the basis of the assets transferred by GTC to New GTC, decreased by the sum of the liabilities of GTC assumed by New GTC plus the amount of liabilities to which the transferred assets are subject.

     (vi) The holding period of the New GTC stock received by GTC will include the period during which GTC held the transferred assets, provided the transferred assets are capital assets of GTC on the date of transfer.

     (vii) New GTC will not succeed to any tax attributes, including the earnings and profits, of GTC.

The Reincorporation

     (i) The merger of GTC with and into Sypris will constitute a reorganization within the meaning of Section 368(a) of the Code.

     (ii) GTC and Sypris will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (iii) No gain or loss will be recognized by GTC or Sypris as a result of the Reincorporation.

     (iv) No gain or loss will be recognized by shareholders who exchange their GTC shares solely for Sypris shares.

     (v) Shareholders of GTC will have the same tax basis in the shares of Sypris received in the Reincorporation as the basis in the shares of GTC exchanged therefor.

     (vi) The holding period of the shares of Sypris will include the period during which the shares of GTC were held, provided such shares of GTC were held as capital assets on the effective date of the Reincorporation.

     The Opinion is based on the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative pronouncements of the IRS, all existing and in effect on the date of the Opinion and all of which are subject to change at any time, possibly retroactively. Any such change could have a material impact on the conclusions reached in the Opinion. The Opinion represents only such counsel's best judgment as to the expected federal income tax consequences of the Reorganization and the Reincorporation and is not binding on the IRS or the courts. The IRS may challenge the conclusions stated therein and shareholders of GTC, GFP, Tube Turns and Bell may incur the cost and expense of defending positions taken by them with respect to the Reorganization and the Reincorporation. A successful challenge by the IRS could have material adverse consequences to the parties to the Reorganization and Reincorporation, including shareholders of GTC, GFP, Tube Turns and Bell.

     In rendering the Opinion, counsel has relied, as to factual matters, solely on the continuing accuracy of (i) the description of the facts relating to the Reorganization and the Reincorporation contained in the Reorganization Agreement, the Reincorporation Agreement and Registration Statement, (ii) the factual representations and warranties contained in the Reorganization Agreement, the Reincorporation Agreement and Registration Statement and related documents and agreements, and (iii) certain factual matters addressed by representations made by certain executive officers of GTC, New GTC, Sypris, GFP, Tube Turns, New Tube Turns, Bell and New Bell, as further described in the Opinion. Events occurring after the date of the Opinion could alter the facts upon which the Opinion is based, in which event the conclusions reached therein and in this summary could be materially impacted.

     ACCORDINGLY, FOR ALL OF THE ABOVE REASONS, SHAREHOLDERS OF GTC, GFP, TUBE TURNS AND BELL ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

Regulatory Approvals

     GTC, GFP, Tube Turns and Bell believe that no regulatory or other approvals are required to consummate the Reorganization.

Resale Restrictions

     Shares of GTC Common Stock to be issued to certain shareholders of GFP, Tube Turns and Bell in connection with the Reorganization will be subject to certain resale limitations pursuant to Rule 145 under the Securities Act. In general, these limitations will consist of volume and manner of sale restrictions on the resale of the shares of GTC Common Stock. Pursuant to the Reorganization Agreement, each of GFP, Tube Turns and Bell shall deliver to GTC a letter identifying all persons who are, at the time of the Special

Meetings, Affiliates of each of GFP, Tube Turns and Bell for purposes of Rule 145 under the Securities Act. It is a condition to GTC's obligations to consummate the Reorganization that each of GFP, Tube Turns and Bell shall cause each shareholder of GFP, Tube Turns and Bell, respectively, who is identified as an Affiliate of GFP, Tube Turns or Bell, as applicable, to deliver to GTC on or prior to the applicable Effective Time a written statement to the effect that such person will not offer to sell, transfer or otherwise dispose of any shares of GTC Common Stock issued to such person in the Reorganization, except in accordance with the applicable provisions of the Securities Act and the rules and regulations of the Commission. GTC may place legends on certificates representing shares of GTC Common Stock that are issued to shareholders of GFP, Tube Turns and Bell in the Reorganization to restrict such transfers. Under the Reincorporation, shares of Sypris Common Stock received by such persons in exchange for such shares of GTC Common Stock will be subject to the same restrictions.

Nasdaq Stock Market Listing

     The GTC Common Stock is quoted on the Nasdaq Stock Market. Pursuant to the Reorganization Agreement, GTC agreed to file an additional shares notification with Nasdaq to approve for listing, subject to official notice of its issuance, the shares of GTC Common Stock to be issued in connection with the Merger, the Tube Turns Merger and the Bell Merger. To remain eligible for continued inclusion in the Nasdaq Stock Market, the GTC Common Stock must meet Nasdaq's minimum bid requirement, the market value of public float and net tangible asset requirement. See "Risk Factors--Minimum Criteria for Inclusion in the Nasdaq Stock Market."

Representations and Warranties

     The Reorganization Agreement contains various customary representations and warranties relating to, among other things: (i) the due organization, power, authority and standing of GTC, GFP, Tube Turns and Bell and similar corporate matters; (ii) the authorization, execution, delivery and enforceability of the Reorganization Agreement; (iii) the capital structure of GTC, GFP, Tube Turns and Bell; (iv) violations of any instruments or law; (v) required consents or approvals; (vi) certain documents filed by GTC with the Commission; and (vii) financial statements of GTC, GFP, Tube Turns and Bell, and the accuracy of information contained therein. With respect to GFP, Tube Turns and Bell, the Reorganization Agreement contains representations and warranties as to litigation, conduct of business in the ordinary course and the absence of certain changes or events that would have a Material Adverse Effect (as defined in the Reorganization Agreement) on the business, results of operations or financial condition of GFP, Tube Turns or Bell, as the case may be, insurance, taxes, properties, environmental matters, employee benefit plans, labor matters, undisclosed liabilities, contracts and commitments.

     For purposes of the Reorganization Agreement, "Material Adverse Effect" is defined to mean any change or effect that, individually or when taken together with all other such changes or effects, is or is reasonably likely to be materially adverse to the business, assets, prospects, liabilities, results of operations or condition (financial or otherwise) of the entity to which the term relates and such entities' subsidiaries, taken as a whole.

Certain Covenants

     Each of GTC, GFP, Tube Turns and Bell have agreed, among other things, prior to consummation of the Reorganization, except as otherwise permitted by the Reorganization Agreement: (i) to cooperate fully in making application for all necessary regulatory approvals and obtaining all other consents necessary for consummation of the Reorganization; (ii) to carry on its business in the ordinary course and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment except those in the ordinary course of business; (iii) not to change or amend its Articles of Incorporation or bylaws, which change or amendment would have a Material Adverse Effect; (iv) not to issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of its capital stock or rights or obligations convertible into or exchangeable for any shares of its capital stock and, except as contemplated in the Reorganization Agreement, not alter the terms of any presently outstanding options or make any changes (by split-up, combination, reorganization or otherwise) in its capital structure; (v) not to acquire or enter into an agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity; (vi) to use its reasonable efforts to preserve intact its corporate existence, goodwill and business organization, to keep its officers and employees available and to preserve its relationships with customers, suppliers and others with which it has business relations; (vii) not to create, incur or assume any long-term debt (including obligations in respect of capital leases which individually involve annual payments in excess of $250,000 or, except in the ordinary course of business under existing lines of credit, create, incur or assume any short-term debt for borrowed money; (viii) not to assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with industry practice; (ix) not to make any loans or advances to any other person, except in the ordinary course of business and consistent with industry practice; (x) not to make any capital contributions to, or investments in, any person, except in the ordinary course of business and consistent with industry practices with respect to investments; (xi) not to make any single capital expenditure involving in excess of $1.0 million in the case of Tube Turns, $0.5 million in the case of Bell, and $2.0 million in the case of GTC, and to limit the sum of all capital expenditures to $2.0 million in the case of Tube Turns, $2.5 million in the case of Bell and $5.0 million in the case of GTC; (xii) not to enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors nor grant any increase in the compensation of officers, directors or employees other than increases in the ordinary course of business or consistent with industry practices; (xiii) to perform in all material respects all of its obligations under all of each of their respective material contracts and not enter into, assume or amend any contract or commitment that would be a material contract other than contracts to provide products or services entered into in the ordinary course of business;
(xiv) to use its reasonable efforts to maintain in full force and effect and in the same amounts policies of insurance; and (xv) to use its reasonable efforts to continue to collect its accounts receivable in the ordinary course of business and consistent with past practices.

     Each of GTC, GFP, Tube Turns and Bell also agreed to provide each other party and its accountants, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances, to any and all of its premises, properties, contracts, commitments, books, records and other information pertaining to its business as each other party shall from time to time reasonably request. Each of such parties also agreed not to intentionally take or cause to be taken any action, whether before or after the applicable Effective Time, that would disqualify the Merger, the Tube Turns Merger and the Bell Merger as a "reorganization" within the meaning of Section 368 of the Code.

Conditions to Consummation of the Reorganization

     The respective obligations of GTC, GFP, Tube Turns and Bell to effect the Reorganization are subject to the fulfillment or waiver of each of the following conditions, among others: (i) the Reorganization Agreement shall have received the requisite approval of the holders of the outstanding shares of GTC Common Stock, GFP Common Stock, Tube Turns Common Stock and Bell Common Stock entitled to vote thereon; (ii) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order, and GTC shall have received all state securities laws or "Blue Sky" permits and other authorizations necessary to issue the GTC Common Stock in connection with the Reorganization and otherwise consummate the transactions contemplated by the Reorganization Agreement; (iii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Reorganization Agreement, shall be in effect; (iv) GTC, GFP, Tube Turns and Bell shall have each received a written opinion of counsel as to certain federal income tax consequences of the Reorganization (other than the Spin Off) (which condition has been satisfied); and (v) the applicable waiting periods under the HSR Act shall have expired or been determined to be inapplicable.

     The obligation of GTC to consummate on the Closing Date the transactions contemplated by the Reorganization Agreement is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless expressly waived in writing by GTC: (i) GTC shall have received the written opinion of counsel for GFP, Tube Turns and Bell; (ii) the representations and warranties of each of GFP, Tube Turns and Bell set forth in the Reorganization Agreement shall be true and correct, except to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times (each considered without any exclusions for lack of Material Adverse Effect set forth in the individual representation or warranty) does not constitute a Material Adverse Effect on each of GFP, Tube Turns and/or Bell, and GTC shall have received a certificate of the chief executive officer of each of GFP, Tube Turns and Bell to such effect; (iii) each of the agreements and covenants to be performed and complied with by each of GFP, Tube Turns and Bell pursuant to the Reorganization Agreement prior to the Effective Time shall have been duly performed and complied with except to the extent that the aggregate effect of any nonperformance or noncompliance by GFP, Tube Turns and/or Bell (each considered without any exclusions for lack of Material Adverse Effect set forth in the individual covenant or agreement) does not constitute a Material Adverse Effect on GFP, Tube Turns and/or Bell, and GTC shall have received a certificate of the chief executive officer of each of GFP, Tube Turns and Bell to such effect; and (iv) each of GFP, Tube Turns and Bell shall have delivered to GTC a tax certificate in the form attached to the Reorganization Agreement.

     The obligation of each of GFP, Tube Turns and Bell to consummate, on the Closing Date, the transactions contemplated by the Reorganization Agreement will be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless expressly waived, in writing, by each of GFP, Tube Turns and Bell: (i) each of GFP, Tube Turns and Bell shall have received the written opinion of counsel for GTC; (ii) the representations and warranties of GTC set forth in the Reorganization Agreement shall be true and correct except to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times (each considered without any exclusions for lack of Material Adverse Effect set forth in the individual representation or warranty) does not constitute a Material Adverse Effect on GTC, and GFP, Tube Turns and Bell shall have received a certificate of the chief executive officer of GTC to such effect; and (iii) each of the agreements and covenants of GTC to be performed and complied with by GTC pursuant to the Reorganization Agreement prior to the Effective Time shall have been duly performed and complied with except to the extent that the aggregate effect of any nonperformance or noncompliance by GTC (each considered without any exclusions for lack of Material Adverse Effect set forth in the individual covenant or agreement) does not constitute a Material Adverse Effect on GTC, and GFP, Tube Turns and Bell shall have received a certificate of the chief executive officer of GTC to such effect.

Termination of the Reorganization Agreement

     The Reorganization Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Closing Date, before or after the approval of the shareholders of GTC, GFP, Tube Turns and Bell, in the following circumstances:

     (i)  by the mutual written consent of GTC, GFP, Tube Turns and Bell;

     (ii) by GTC, if GFP, Tube Turns or Bell breaches any of its respective representations, warranties or covenants which breach has a Material Adverse Effect on the breaching party;

     (iii) by GFP, Tube Turns or Bell if GTC breaches any representation, warranty or covenant of GTC which breach has a Material Adverse Effect on GTC; and

     (iv) by GFP, Tube Turns, Bell or GTC if the transactions contemplated by the Reorganization Agreement shall not have been consummated on or before April 15, 1998, unless the failure to so consummate by such time is due to the breach of the Reorganization Agreement by the party seeking to terminate.

Expenses

     Each party to the Reorganization Agreement shall be responsible for the payment or other satisfaction of its own expenses incurred in connection therewith. If the Reorganization is not consummated, the parties will have incurred substantial expenses in connection with the aborted transaction.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma combined financial statements were derived from, should be read in conjunction with, and are qualified in their entirety by reference to, the separate consolidated financial statements of GTC and GFP and the notes thereto. GTC, Tube Turns and Bell are subsidiaries of GFP and are included in the consolidated financial statements of GFP. After the Reorganization, GFP will be the reporting entity from an accounting point of view and therefore, the following unaudited pro forma condensed combined financial statements are prepared to show the potential impact of the sale of GTC's Latin American operations, the Reorganization and the acquisition of Datatape on the historical consolidated financial statements of GFP as if the transactions had been consummated as of the beginning of the indicated period for the results of operations or as of September 30, 1997 for the balance sheet.

     The pro forma consolidated financial data are based upon certain assumptions and estimates and are not necessarily indicative of the results which would actually have been attained if the transactions had been consummated at the beginning of the indicated periods or as of the date specific, or which may be attained in the future.

     The sale of GTC's Latin American operations to SCI Systems, Inc. occurred on June 30, 1997. GTC utilized a portion of the sale proceeds to fully extinguish its debt payable to its primary lender and has terminated its credit agreement with that lender effective June 30, 1997. GFP completed the divestiture of all operations related to its real estate segment in the first quarter of 1997. The results of operations for the real estate segment are presented as discontinued operations in the historical consolidated financial statements of GFP and, therefore, are not included in the pro forma statements of operations.

     The acquisition of Datatape occurred on November 14, 1997. Datatape was acquired by a wholly owned subsidiary of GFP and will be accounted for under the purchase method of accounting and, therefore, these pro forma financial statements are prepared on such a basis. The purchase price for Datatape has been allocated to the assets and liabilities based upon preliminary estimates of their respective fair values and the pro forma adjustments do not give effect to any synergies.

     In the opinion of management, all adjustments necessary to present fairly such pro forma condensed combined financial statements, as set forth in the accompanying explanatory notes, have been made. The unaudited pro forma condensed combined statements of operations, which include results of operations as if the Reorganization had been consummated on January 1, 1996 and January 1, 1997, do not reflect transaction costs anticipated to be incurred or the effects of potential cost savings and operating synergies anticipated to result from the Reorganization. See "Selected Unaudited Pro Forma Combined Financial Data."

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (in thousands, except per share data)

                                                        Pro Forma Adjustments
                                                   --------------------------------                      Pro Forma
                                                       For the                                          Adjustments     Pro Forma
                                                    sale of GTC's                                         for the        Combined
                                          GFP      Latin American       For the           Pro Forma      Datatape          and
                                      Historical   operations (1)   Reorganization         Combined   Acquisition (7)  Acquisition
                                      -----------  ---------------  ---------------       ----------  ---------------  ------------
Revenue..............................   $308,598      $   (58,457)     $        --        $250,141          $46,663      $296,804
Cost of operations...................    278,678          (57,079)              --         221,599           28,936       250,535
                                        --------      -----------      -----------        --------          -------      --------
Gross profit.........................     29,920           (1,378)              --          28,542           17,727        46,269
Selling, general and administrative
 expense.............................     29,407           (2,204)             648 (5)      27,851           11,750        39,601
                                        --------      -----------      -----------        --------          -------      --------
Operating income.....................        513              826             (648)            691            5,977         6,668
Interest expense, net................      3,979           (1,920) (2)          --           2,059            1,125         3,184
Other income, net....................       (828)            (140)              --            (968)              82          (886)
                                        --------      -----------      -----------        --------          -------      --------
(Loss) income before income taxes,
 minority interests and discontinued
 operations..........................     (2,638)           2,886             (648)           (400)           4,770         4,370
Income taxes.........................      1,614             (481) (3)        (240) (6)        893            1,765         2,658
                                        --------      -----------      -----------        --------          -------      --------
(Loss) income before minority
 interests and discontinued
 operations..........................     (4,252)           3,367             (408)         (1,293)           3,005         1,712
Minority interests...................      1,716             (673) (4)      (1,043) (4)         --               --            --
                                        --------      -----------      -----------        --------          -------      --------
(Loss) income from continuing
 operations..........................   $ (2,536)     $     2,694      $    (1,451)       $ (1,293)         $ 3,005      $  1,712
                                        ========      ===========      ===========        ========          =======      ========
(Loss) income per share from
 continuing operations...............   $  (7.92)                                         $  (0.13)                      $   0.18
Weighted average shares outstanding..        320                                             9,668  (25)                    9,668

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (in thousands, except per share data)

                                                             Pro Forma Adjustments
                                                        --------------------------------                Pro Forma
                                                           For the                                     Adjustments      Pro Forma
                                                         sale of GTC's                                    for the         Combined
                                               GFP      Latin American       For the      Pro Forma       Datatape          and
                                           Historical   operations (8)   Reorganization    Combined   Acquisition (15)  Acquisition
                                           ----------   ---------------  ---------------  ----------  ----------------  ------------
Revenue..................................   $159,236      $(16,931)         $  --          $142,305        $27,885         $170,190
Cost of operations.......................    137,369       (17,776)            --           119,593         15,445          135,038
                                            --------      --------          -----          --------        -------         --------
Gross profit.............................     21,867           845             --            22,712         12,440           35,152
Selling, general and administrative
 expense.................................     21,719          (880)            (8) (13)      20,831          8,460           29,291
                                            --------      --------          -----          --------        -------         --------
Operating income.........................        148         1,725              8             1,881          3,980            5,861
Interest expense, net....................      1,724          (915)  (9)       --               809            844            1,653
Other income, net........................     (3,643)        3,205  (10)       --              (438)           126             (312)
                                            --------      --------          -----          --------        -------         --------
Income before income taxes, minority
 interests and discontinued operations...      2,067          (565)             8             1,510          3,010            4,520
Income taxes.............................        750          (152) (11)        3 (14)          601          1,114            1,715
                                            --------      --------          -----          --------        -------         --------
Income before minority interests and
 discontinued operations.................      1,317          (413)             5               909          1,896            2,805
Minority interests.......................        717            83  (12)     (800) (12)          --             --               --
                                            --------      --------          -----          --------        -------         --------
Income from continuing operations........   $  2,034      $   (330)         $(795)         $    909        $ 1,896         $  2,805
                                            ========      ========          =====          ========        =======         ========
Income per share from continuing
 operations..............................   $   6.33                                       $   0.09                        $   0.29
Weighted average shares outstanding......        321                                          9,684 (25)                      9,684

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (in thousands)

                                                                                             Pro Forma
                                                         Pro Forma                          Adjustments         Pro Forma
                                                        Adjustments                           for the           Combined
                                           GFP            for the          Pro Forma          Datatape             and
                                        Historical    Reorganization        Combined      Acquisition (22)     Acquisition
                                        ----------    ---------------     ------------    ----------------     -----------
ASSETS
Cash and cash equivalents.............    $10,197        $    --            $ 10,197           $    --           $ 10,197
Accounts receivable...................     25,140             --              25,140             3,445             28,585
Inventories...........................     35,267             --              35,267             6,551             41,818
Other current assets..................      2,961             --               2,961                41              3,002
                                          -------        -------            --------           -------           --------
Total current assets..................     73,565             --              73,565            10,037             83,602
Property, plant and equipment, net....     21,860             --              21,860             4,866             26,726
Other assets..........................      3,105         10,226  (16)        13,331             6,635 (23)        19,966
                                          -------        -------            --------           -------           --------
                                          $98,530        $10,226            $108,756           $21,538           $130,294
                                          =======        =======            ========           =======           ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable......................    $13,865        $    --            $ 13,865           $ 3,080           $ 16,945
Accrued liabilities...................     26,964            205  (17)        27,169             3,323             30,492
Current portion of long-term debt.....      2,356             --               2,356               118              2,474
                                          -------        -------            --------           -------           --------
Total current liabilities.............     43,185            205              43,390             6,521             49,911

Long-term debt........................     13,114             --              13,114            14,583 (24)        27,697
Other noncurrent liabilities..........     10,339         (1,267) (18)         9,072               434              9,506
                                          -------        -------            --------           -------           --------
Total noncurrent liabilities..........     23,453         (1,267)             22,186            15,017             37,203

Minority interests in subsidiaries....      3,187         (3,187) (19)            --                --                 --
Redeemable common stock...............      1,079         (1,079) (17)            --                --                 --

Common stock..........................      7,892         (7,795) (20)            97                --                 97
Additional paid-in capital............         --          7,795  (20)        23,204                --             23,204
                                                             729  (17)
                                                          11,493  (21)
                                                           3,187  (19)
Retained earnings.....................     19,734            145  (17)        19,879                --             19,879
                                          -------        -------            --------           -------           --------
Total shareholders' equity............     27,626         15,554              43,180                --             43,180
                                          -------        -------            --------           -------           --------
                                          $98,530        $10,226            $108,756           $21,538           $130,294
                                          =======        =======            ========           =======           ========

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Reflects the results of operations for GTC's Latin American operations for the year ended December 31, 1996 assuming the disposition of the operations occurred on January 1, 1996.

(2) Reflects the reduction in interest expense of $372,000 incurred by GTC's Latin American operations and a reduction of $1,548,000 resulting from the repayment of indebtedness with the proceeds of the disposition.

(3) Reflects a reduction in income tax expense for foreign income tax recorded by GTC's Latin American operations.

(4) Reflects a reduction in minority shareholders' 20% proportionate share of the loss from continuing operations of GTC's Latin American operations, and the elimination of the remaining balance of minority shareholders' 20% proportionate share of the loss of GTC.

(5) Reflects a net increase in selling, general and administrative expense for the following:

     Increase in amortization expense of estimated intangible assets recorded for the step-up in basis on the acquisition of minority interests of GTC, Tube Turns and Bell by GFP in the Reorganization (a)....................  $682,000
     Decrease for accretion recognized for the change in redemption value on redeemable common stock....................   (34,000)
                                                                                                                          --------
     Increase in selling, general and administrative expense............................................................  $648,000
                                                                                                                          ========

     (a) The intangible asset is being amortized using the straight-line method over an estimated useful life of 15 years.

(6) Reflects income taxes on pro forma adjustments to selling, general and administrative expense for the Reorganization at an assumed effective income tax rate of 37%.

(7) Reflects the results of operations of Datatape for the year ended December 31, 1996 assuming the acquisition occurred on January 1, 1996. Below is a table which sets out the adjustments between the audited financial statements of Datatape and the pro forma financial statements:

                                                                     Datatape      Pro Forma
                                                                    Historical    Adjustments            Pro Forma
                                                                    ----------    -----------            ---------
                                                                                    (in thousands)
     Revenue........................................................  $50,485       $(3,822)(a)           $46,663
     Cost of operations.............................................   33,111        (3,559)(b)            28,936
                                                                                     (1,344)(c)
                                                                                        728 (d)
                                                                      -------       -------               -------
     Gross profit...................................................   17,374           353                17,727
     Selling, general and administrative expense....................   15,894          (664)(c)            11,750
                                                                                        400 (d)
                                                                                        361 (e)
                                                                                       (863)(f)
                                                                                       (258)(g)
                                                                                     (1,400)(h)
                                                                                     (1,720)(i)
                                                                      -------       -------               -------
     Operating income...............................................    1,480         4,497                 5,977
     Interest expense, net..........................................    1,437        (1,437)(j)             1,125
                                                                                      1,125 (k)
     Other expense, net.............................................      339          (257)(l)                82
                                                                      -------       -------               -------
     (Loss) income before income taxes and discontinued operations..     (296)        5,066                 4,770
     Income taxes...................................................        1         1,764 (m)             1,765
                                                                      -------       -------               -------
     (Loss) income from continuing operations.......................  $  (297)      $ 3,302               $ 3,005
                                                                      =======       =======               =======

     (a) Elimination of revenue from a component of Datatape not acquired by GFP. The acquisition of Datatape excludes certain operating assets and liabilities associated with a strategically unrelated product line.

     (b) Elimination of cost of operations associated with the product line not acquired.

     (c) Elimination of historical depreciation of the fixed assets of Datatape.

     (d) To reflect pro forma depreciation of fixed assets based upon adjustments to record the assets at the estimated fair value, depreciated over an estimated weighted average remaining useful life of
         4.3 years.

     (e) To reflect amortization of the estimated goodwill that results from the acquisition using the straight-line method over an estimated useful life of 15 years.

     (f) Elimination of direct selling, general and administrative expense associated with the product line not acquired.

     (g) Elimination of direct research and development expense associated with the product line not acquired.

     (h) Elimination of research and development expense incurred by the seller since the seller retained the assets related thereto and the Company will not incur these expenses after the acquisition.

     (i) Elimination of expenses allocated by the seller which will not be incurred subsequent to the acquisition. Such expenses will not be incurred by the Company after the acquisition and would not have been incurred on a stand-alone basis.

     (j) Elimination of interest expense on debt of the seller not assumed.

     (k) To reflect interest resulting from borrowings for the acquisition based upon an average outstanding debt of $14.4 million assuming an annual interest rate of 7.5%.

     (l) Elimination of other expenses associated with the product line not acquired.

     (m) Reflects an assumed effective tax rate of 37%.

(8) Reflects the results of operations for GTC's Latin American Operations for the nine months ended September 30, 1997 assuming the disposition of the operations occurred on January 1, 1997.

(9) Reflects the reduction in interest expense of $239,000 incurred by GTC's Latin American operations and a reduction of $676,000 resulting from the repayment of indebtedness with the proceeds of the disposition.

(10) Reflects the elimination of the $3,200,000 gain recognized by GTC on the June 30, 1997 sale of its Latin American operations, after giving consideration to an expected repayment to the buyer of $2,900,000, which is subject to final determination to be made in accordance with the purchase and sale agreement. GTC's deferred income tax assets are fully reserved, including those relative to tax operating loss carryforwards. Since such tax operating loss carryforwards exceed the potential taxable gain on the sale of the Latin American Operations, no net tax expense was recognized for the disposition.

(11) Reflects a reduction in income tax expense for foreign income tax recorded by GTC's Latin American operations.

(12) Reflects a reduction in minority shareholders' 20% proportionate share of the loss from continuing operations of GTC's Latin American operations, and the elimination of the remaining balance of minority shareholders' 20% proportionate share of the loss of GTC.

(13) Reflects a net decrease in selling, general and administrative expense for the following:

     Increase in amortization expense of estimated intangible
      assets recorded for the step-up in basis on the
      acquisition of minority interests of GTC, Tube Turns
      and Bell by GFP in the Reorganization (a)................$511,000
     Decrease for accretion recognized for the change in
      redemption value on redeemable common stock..............(519,000)
                                                                --------

     Decrease in selling, general and administrative expense...$ (8,000)
                                                               ========
----------------------
     (a) The intangible asset is being amortized using the straight-line method over an estimated useful life of 15 years.

(14) Reflects income taxes on pro forma adjustments to selling, general and administrative expense for the Reorganization at an assumed effective income tax rate of 37%.

(15) Reflects the results of operations of Datatape for the nine months ended September 30, 1997 assuming the acquisition occurred on January 1, 1997. Below is a table which sets out the adjustments between the audited financial statements of Datatape and the pro-forma financial statements:

                                                                       Datatape           Pro Forma
                                                                      Historical         Adjustments           Pro Forma
                                                                      ----------         -----------           ---------
                                                                                         (in thousands)
     Revenue........................................................      $29,880        $(1,995)  (a)        $27,885
     Cost of operations.............................................       18,125         (2,299)  (b)         15,445
                                                                                            (927)  (c)
                                                                                             546   (d)
                                                                          -------         ------              -------
     Gross profit...................................................       11,755            685               12,440
     Selling, general and administrative expense....................       13,045           (510)  (c)          8,460
                                                                                             300   (d)
                                                                                             271   (e)
                                                                                            (503)  (f)
                                                                                            (459)  (g)
                                                                                          (2,927)  (h)
                                                                                            (757)  (i)
                                                                          -------         ------              -------
     Operating (loss) income........................................       (1,290)         5,270                3,980
     Interest expense, net..........................................        1,090         (1,090)  (j)            844
                                                                                             844   (k)
     Other expense, net.............................................          127             (1)                 126
                                                                          -------        -------              -------
     (Loss) income before income taxes and discontinued operations..       (2,507)         5,517                3,010
     Income taxes...................................................           --          1,114   (l)          1,114
                                                                          -------        -------              -------
     (Loss) income from continuing operations.......................      $(2,507)       $ 4,403              $ 1,896
                                                                          =======        =======              =======

     (a) Elimination of revenue from a component of Datatape not acquired by GFP. The acquisition of Datatape excludes certain operating assets and liabilities associated with a strategically unrelated product line.

     (b) Elimination of cost of operations associated with the product line not acquired.

     (c) Elimination of historical depreciation of the fixed assets of Datatape.

     (d) To reflect pro forma depreciation of fixed assets based upon adjustments to record the assets at the estimated fair value, depreciated over an estimated weighted average remaining useful life of
         4.3 years.

     (e) To reflect amortization of the estimated goodwill that results from the acquisition using the straight-line method over an estimated useful life of 15 years.

     (f) Elimination of direct selling, general and administrative expense associated with the product line not acquired.

     (g) Elimination of direct research and development expense associated with the product line not acquired.

     (h) Elimination of research and development expense incurred by the seller since the seller retained the assets related thereto and the Company will not incur these expenses after the acquisition.

     (i) Elimination of expenses allocated by the seller which will not be incurred subsequent to the acquisition. Such expenses will not be incurred by the Company after the acquisition and would not have been incurred on a stand-alone basis.

     (j) Elimination of interest expense on debt of the seller not assumed.

     (k) To reflect interest resulting from borrowings for the acquisition based upon an average outstanding debt of $14.4 million assuming an annual interest rate of 7.5%.

     (l) Reflects an assumed effective tax rate of 37%.

(16) Reflects the estimated intangible asset recorded as a result of the step-up in basis to occur for the acquisition of minority interests by GFP in the Reorganization. The step-up in basis is anticipated to be allocated to the assets and liabilities of GTC, Tube Turns and Bell in accordance with the rules of purchase accounting. The final allocation of the step-up in basis is dependent on certain valuations that have not progressed sufficiently to enable Sypris to make a final allocation in the accompanying pro forma financial statements. Accordingly, the cost allocation adjustments have not been made and the entire amount is preliminarily classified as other assets in the combined pro forma balance sheet. The computation of the estimated intangible asset and the related deferred tax liability is as follows:

                                                                                             GTC     Tube Turns    Bell     Total
                                                                                           --------  -----------  -------  --------
                                                                                                        (in thousands)
     Fair value of common stock issued in exchange for common stock held by minority
      interests (a)......................................................................  $10,018        $ 305   $1,637   $11,960
     Fair value of stock options issued in exchange for stock options held by minority
      interests (b)......................................................................    1,384          436    1,470     3,290
     Minority interests' proportionate share of the net assets of the acquired entity....   (3,187)        (133)    (437)   (3,757)
                                                                                           -------        -----   ------   -------
     Excess of fair value of common stock and stock options issued over proportionate
      share of net assets acquired.......................................................    8,215          608    2,670    11,493
     Reduction in allocable cost for reversal of deferred tax liability attributable to
      GFP's tax basis in GTC common stock (c)............................................   (5,051)          --       --    (5,051)
                                                                                           -------        -----   ------   -------
     Pre-tax step-up in basis attributable to acquisition of minority interests..........    3,164          608    2,670     6,442
     Deferred tax liability attributable to increase in basis of proportionate share of
      net assets acquired (using 37% effective income tax rate)..........................    1,859          357    1,568     3,784
                                                                                           -------        -----   ------   -------
     Step-up in basis allocable to identifiable assets and to goodwill, if any,
      attributable to acquisition of minority interests..................................  $ 5,023        $ 965   $4,238   $10,226
                                                                                           =======        =====   ======   =======

     (a) The computation of the fair value of common stock issued in exchange for common stock held by minority interests is as follows:

                                                                                                     GTC      Tube Turns     Bell
                                                                                                 -----------  ----------  ----------

         Outstanding shares held by minority shareholders......................................    3,252,596      18,229      36,726

         Conversion ratios applicable to the outstanding shares................................           --      5.4276     14.4737

         Shares of GTC common stock issuable...................................................           --      98,940     531,561

         Fair value of GTC common stock issuable to minority interests based on $3.08 per share  $10,018,000    $305,000  $1,637,000


         The per share amount of $3.08 assigned to the GTC Common Stock issuable to minority interests represents the estimated average closing price of the GTC Common Stock for the two trading days before and after the most recent announcement of the terms of the Reorganization on February 4, 1998. The transaction will be recorded based upon the actual average closing price of the GTC Common Stock for this period.

         The Conversion Ratios of Tube Turns and Bell are described in "The Reorganization--The Tube Turns Merger" and "The Reorganization--The Bell Merger," respectively. See also "The Reorganization--The Merger."

     (b) The fair value assigned to the vested and unvested options issuable by GTC to the option holders of GFP, Tube Turns and Bell were determined using the Black-Scholes option pricing model.

     (c) The reversal of the deferred tax liability attributable to GFP's basis in GTC common stock and the corresponding reduction in allocable basis results from the determination that the taxable temporary difference which gave rise to the recognition of the deferred tax liability is not expected to occur as a result of the Reorganization. The deferred tax liability was originally recorded in connection with recognition of a gain by GFP on the issuance of shares by GTC in its initial public offering in 1994. Effective with the Reorganization, deferred taxes on GFP's investment in GTC will be determined by reference to the tax basis of GTC's net assets rather than the tax basis of GTC common stock owned by GFP.

(17) Reflects the reclassification of redeemable common stock to shareholders' equity, since the redemption obligation associated therewith will terminate upon completion of the Reorganization, and the elimination of deferred taxes on the cumulative accretion recognized for the change in redemption value on redeemable common stock. The adjustments related to redeemable common stock are as follows:

     Redeemable common stock........................................  $1,079,000
     Additional paid-in capital for redeemable common stock.........    (729,000)
                                                                      ----------
     Cumulative accretion on redeemable shares outstanding..........     350,000
     Deferred income taxes attributable to redeemable common stock..    (205,000)
                                                                      ----------
     Increase to retained earnings..................................  $  145,000
                                                                      ==========

(18) Reflects the net effect of a $3,784,000 deferred tax liability recorded on the step-up in basis for acquisition of minority interests by GFP in the Reorganization and the reversal of a $5,051,000 deferred tax liability in the consolidated financial statements of GFP associated with the gain on sale of unissued shares in the initial public offering of GTC Common Stock (see Note 16). Since the shares of GTC Common Stock held by GFP prior to the Reorganization will be converted to shares of GTC Common Stock which will be issued to the individual shareholders of GFP in the Reorganization, the difference between GFP's tax basis and its financial reporting basis which gave rise to the $5,051,000 deferred tax liability is not expected to result in a taxable temporary difference to GFP.

(19) Reflects the reclassification of minority interests to shareholders' equity for the GTC minority shareholders' proportionate share of GTC's shareholders' equity.

(20) Reflects the reclassification of paid-in capital for the conversion of GFP Common Stock, no par value, to GTC Common Stock, $.01 par value, based upon the total shares assumed to be outstanding after the Reorganization and the Reverse Stock Split.

(21) Reflects the estimated excess of fair value of common stock and stock options issued over proportionate share of net assets acquired in connection with the acquisition of the minority interests of GTC, Bell and Tube Turns (see Note 16).

(22) Reflects the estimated fair values of assets and liabilities acquired in the November 14, 1997 acquisition of Datatape, assuming the acquisition occurred on September 28, 1997.

(23) Includes estimated goodwill of $5,417,000 and deferred tax assets of $1,218,000 related to the acquisition of Datatape. Goodwill will be amortized over an estimated useful life of 15 years.

(24) Includes the purchase price of $14,400,000 for the acquisition of Datatape which was funded through borrowings under GFP's credit facility.

(25) Pro forma weighted average shares outstanding were computed as follows:

                                                                                                                        Nine months
                                                                                                          Year ended       ended
                                                                                                         December 31,  September 30,
                                                                                                             1996          1997
                                                                                                         ------------  -------------

                                                                                                               (in thousands)
       Weighted average shares of GTC Common Stock outstanding.........................................        16,157         16,221
       Weighted average of the estimated shares of GTC Common Stock to be issued in conjunction with
        the Reorganization (a).........................................................................        21,145         21,145
       Net effect of dilutive stock options to be issued by GTC to the option holders of GFP, Tube
        Turns and Bell in conjunction with the Reorganization..........................................         1,369          1,369
                                                                                                               ------         ------
       Total...........................................................................................        38,671         38,735
                                                                                                               ======         ======
       To reflect the 1 for 4 Reverse Stock Split......................................................         9,668          9,684
                                                                                                               ======         ======


------------

     (a) The estimated shares of GTC Common Stock to be issued in conjunction with the Reorganization represents the 34,185,103 shares of GTC Common Stock issuable to the shareholders of GFP, Tube Turns and Bell in the Reorganization, net of the 13,039,625 shares of GTC Common Stock owned by GFP prior to the Reorganization.

                              RECENT DEVELOPMENTS


     On November 14, 1997, GFP, through its newly formed, wholly-owned subsidiary Metrum-Datatape acquired substantially all of the assets of Datatape Incorporated for approximately $14.4 million in cash, plus the assumption of certain liabilities. These assets included inventory, equipment, accounts receivable, contract rights and intellectual property. The purchase price was based on comparable earnings and book value multiples after giving due consideration to the cost and risk associated with restoring the business. Datatape provides a range of special purpose digital and analog data acquisition and storage systems for use in a variety of high performance applications. In addition, Datatape provides its customers with a variety of integrated logistics support services to back up these systems. The General Manager of Datatape is Daniel Wilkerson. The Controller of Datatape is Cynthia Belak. Metrum-Datatape intends to continue to utilize the assets acquired in this business. It is anticipated that, after the Reorganization, Metrum-Datatape will acquire the assets of the Metrum division of Bell, located in Littleton, Colorado. It is further anticipated that the Datatape business will continue to be located in California and the Metrum business will continue to be located in Colorado. Metrum-Datatape and the Metrum division of Bell are currently exploring ways to take advantage of synergies related to their complementary product capabilities. (The Metrum division of Bell and Metrum-Datatape are separate and distinct from Metrum, Inc., a wholly-owned subsidiary of GTC, which is the former owner of the assets and liabilities of Metrum prior to the sale from GTC to Bell).

     Datatape was established as a division of the Consolidated Engineering Corporation ("CEC") in 1957 to design and manufacture a variety of magnetic tape recorders for commercial and military use. Datatape was subsequently sold to Bell and Howell in 1960, Eastman Kodak Company in 1983 and Delta Tango, Inc. in 1994. Since its beginnings, Datatape has been a pioneer in the development of signal and data storage systems for critical instrumentation recording and data collection applications in test aircraft, spacecraft, satellites, ships and submarines, in addition to scientific laboratories and commercial data centers. Datatape has been a consistent supplier of recorders for use by NASA in each of the various stages of the space program, ranging from Gemini and Apollo to Skylab and the Space Shuttle. Datatape sells its products and services through its direct sales force, as well as through a series of domestic and international sales representatives and distributors. Datatape utilizes a central marketing organization to insure that a consistent marketing message is delivered to all customers across all divisions. Datatape's sales efforts are supported by advertising in numerous trade media, sales literature, participation in trade shows and direct mail promotions. Datatape has approximately 161 employees, many of whom have specialized skills that are of great value to Datatape. The future success of Datatape will depend in large part upon its ability to attract and retain highly skilled technical, managerial, sales, financial and marketing personnel. Datatape has never experienced a work stoppage or strike and none of its employees are represented by a union or covered by a collective bargaining agreement. Datatape's principal executive offices and corporate headquarters are situated in a 70,000 square foot leased facility located in California. Management believes that its existing facilities are in good condition and are suitable and adequate to meet its requirements for the foreseeable future and that suitable additional or substitute space will be readily available as needed. Most of the manufacturing and testing equipment, fixtures and furnishings are owned by Datatape and are considered by it to be modern, efficient and adequate for Datatape's immediate requirements. Datatape believes that its operations are in compliance in all material respects with requirements relating to the environment and energy conservation.

     On November 14, 1997, the BT Holdings credit agreement was amended and expanded to include GTC and Metrum-Datatape as co-borrowers. The credit agreement with Bank One, Kentucky, NA, as amended, totals $45 million, including a $30 million revolving credit loan and a $15 million term loan. The amended loan proceeds were used to finance the acquisition of the assets of Datatape. Revolving credit availability may be used for the general corporate purposes of GTC, Bell, Tube Turns and Metrum-Datatape and for ordinary operating expenses of GFP.

     On June 30, 1997, GTC sold its wholly-owned foreign operations to SCI Systems, Inc. These foreign operations consisted of Group Technologies S.A. de C.V. ("GTC Mexico") located in Mexico City, Mexico, Group Technologies Suprimentos de Informatica Industria e Comercio Ltda. and Group Technologies Integracoes em Eletcronica Ltda. (collectively, "GTC Brazil"), both of which are located in Campinas, Brazil. In the third quarter, GTC recorded a gain on the sale, net of costs and estimated purchase price repayments, amounting to approximately $3.2 million.

     A portion of the $18.0 million proceeds received from the June 30, 1997, divestiture of GTC Mexico and GTC Brazil was used to repay all of GTC's bank borrowings. GTC also expects to utilize approximately $2.9 million of the proceeds, subject to final adjustment, to repay SCI Systems, Inc., for changes in the net book value of GTC Mexico and GTC Brazil in accordance with the purchase and sale agreement.

                      DESCRIPTION OF GTC'S CAPITAL STOCK

GTC Common Stock

     GTC is a Florida corporation subject to the provisions of the FBCA. The following description of GTC Common Stock and certain provisions of the GTC Articles and GTC Bylaws is a summary and, while it describes all relevant material aspects, is qualified in its entirety by reference to the provisions of the GTC Articles and GTC Bylaws.

     GTC is authorized to issue 40,000,000 shares of GTC Common Stock. As of February 5, 1998, there were 16,292,221 shares of GTC Common Stock outstanding which were held by 647 shareholders of record. At the GTC Special Meeting, the shareholders of GTC will be requested to approve amendments to the GTC Articles to increase the authorized shares of GTC Common Stock from 40,000,000 shares to 60,000,000 shares. See "The GTC Special Meeting--Proposal to Amend the GTC Articles of Incorporation to Increase the Authorized Common Stock from 40,000,000 Shares to 60,000,000 Shares." At the GTC Special Meeting, the shareholders of GTC will also be requested to approve the Reverse Stock Split, which will thereafter reduce the authorized shares of GTC Common Stock to 15,000,000 shares. See "The GTC Special Meeting--Proposal to Amend the GTC Articles to Effect the Reverse Stock Split."

     The holders of GTC Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Subject to preferences that may be applicable to any outstanding GTC Preferred Stock, the holders of GTC Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the GTC Board out of funds legally available therefor. In the event of liquidation, dissolution or winding up of GTC, the holders of GTC Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of the GTC Preferred Stock, if any, then outstanding. The GTC Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the GTC Common Stock. All outstanding shares of GTC Common Stock are fully paid and nonassessable, and the shares of GTC Common Stock to be issued upon completion of the transaction will be fully paid and nonassessable.

GTC Preferred Stock

     GTC is authorized to issue 1,000,000 shares of GTC Preferred Stock. The GTC Board has the authority to issue the GTC Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund provisions, and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders. The issuance of GTC Preferred Stock may have the effect of delaying, deferring or preventing a change in control of GTC without further action by the shareholders and may adversely affect the voting and other rights of the holders of GTC Common Stock. The issuance of GTC Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of GTC Common Stock, including the loss of voting control to others. In connection with the March 28, 1997 amendment to the Credit Agreement, GFP invested $2,500,000 in GTC in exchange for 250,000 shares of GTC Preferred Stock. The GTC Preferred Stock is redeemable and pays a quarterly dividend of 8.5% per annum. The GTC Preferred Stock is redeemable at the option of the holder upon repayment by GTC of all of its outstanding Credit Agreement indebtedness. The GTC Preferred Stock is also convertible and each share may be exchanged for 8.1 shares of GTC Common Stock. GFP will convert the shares of GTC Preferred Stock held by it to GTC Common Stock immediately prior to the Reorganization. The conversion rate of 8.1 was derived from the average closing price for GTC Common Stock on the three days immediately preceding the investment by GFP.

Certain Provisions of the GTC Articles and GTC Bylaws

     Certain provisions of the GTC Articles and GTC Bylaws may make it more difficult for a third party to acquire GTC or to change control of the GTC Board, thereby reducing GTC's vulnerability to an unsolicited takeover bid. The GTC Articles authorize the issuance of 1,000,000 shares of GTC Preferred Stock (the rights and preferences of which may be determined by the GTC Board), thus providing GTC with the flexibility to issue stock for various purposes, including deterrence of takeover bids, without further shareholder approval. The GTC Board, without shareholders' approval, can issue GTC Preferred Stock with voting and conversion rights which could adversely affect the voting power of the GTC Common Stock.

     The GTC Articles also limit the circumstances under which directors of GTC may be held monetarily liable for their acts and provide that any further elimination or limitation of such liability of directors hereafter adopted under Florida law will be applicable to GTC's directors. The GTC Articles further provide that any repeal or modification of this provision by GTC's shareholders will not adversely affect any right or protection of a director existing at the time of such repeal or modification. Under this provision, directors of GTC may be held monetarily liable only for: (i) acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (ii) distributions made in violation of the FBCA; or (iii) any transaction from which the director derives an improper personal benefit.

     Certain of these provisions, particularly in light of the relatively high degree of share ownership of GTC by GFP (80.0% of the issued and outstanding shares of GTC Common Stock and 100% of the GTC Preferred Stock as of February 5,
1998) and by GTC's officers and directors (including the share ownership of GFP, 80.2% of the issued and outstanding shares of Common Stock and 100% of the GTC Preferred Stock as of February 5, 1998), could have the effect of deterring certain corporate transactions, including tender or exchange offers for GTC Common Stock. The provisions could also have the effect of maintaining incumbent management or of discouraging or defeating proposals that might be viewed as favorable by some holders of the GTC Common Stock other than GTC's officers and directors.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for the GTC Common Stock is First Union National Bank of North Carolina.

            EFFECT OF THE REORGANIZATION ON RIGHTS OF SHAREHOLDERS

     Each of GTC and Bell is a Florida corporation subject to the provisions of the FBCA. Each of GFP and Tube Turns is a Kentucky corporation subject to the provisions of the KRS. Shareholders of GFP, Tube Turns and Bell, whose rights are governed by the GFP Articles and GFP Bylaws, the Tube Turns Articles and Tube Turns Bylaws, and the Bell Articles and Bell Bylaws, respectively, will, upon consummation of the Reorganization, become shareholders of GTC whose rights will then be governed by the GTC Articles and GTC Bylaws and by the FBCA. The following is a summary of the material differences in the rights of shareholders of GTC, GFP, Tube Turns and Bell and is qualified in its entirety by reference to the governing law and the Articles of Incorporation or Bylaws of each of GTC, GFP, Tube Turns and Bell. Certain topics discussed below are also subject to federal law and the regulations promulgated thereunder.

Removal of Directors

     The FBCA provides that shareholders may remove one or more directors with or without cause unless the Articles of Incorporation provide that directors may be removed only for cause. The GTC Articles and Bell Articles do not include such a provision. Under the FBCA a director generally may be removed only if the number of votes cast to remove him exceed the number of votes cast not to remove him.

     The KRS provides that shareholders may remove one or more directors with or without cause unless the Articles of Incorporation provide that directors may be removed only for cause. The GFP Articles and Tube Turns Articles do not include such a provision. Under the KRS, a director may not be removed if the number of votes sufficient to elect him under cumulative voting are voted against his removal.

Number of Directors

     The GTC Articles provide that the affairs of the corporation are to be conducted by a board of directors of not fewer than three (3) nor more than twelve (12) members, the number to be set by the directors as provided in the GTC Bylaws. The GTC Board has the power to increase or decrease the number of directors on the GTC Board last approved by the shareholders pursuant to and in accordance with the limitations provided by Florida law; provided, however, that at no time shall the number of directors be fewer than three (3) nor more than twelve (12) without amendment of the GTC Articles. Any additional director or directors elected to fill a vacancy must be elected by the vote of a majority of the directors then in office, although less than a quorum, and any director so chosen will hold office for a term that expires at the time of the next annual meeting of shareholders at which directors are elected. In no case will a decrease in the number of directors shorten the term of any incumbent director.

     The GFP Articles provide that the business and affairs of GFP shall be managed by a board of directors of not less than four (4) members, the exact number to be set in the manner provided in the GFP Bylaws. The Tube Turns Articles provide that the affairs of Tube Turns shall be conducted by a board of directors consisting of not less than three (3) persons, the exact number of directors to be set in the Tube Turns Bylaws. Under the KRS, vacancies in the board of directors may be filled by the shareholders, by the board of directors or, if the directors remaining in office constitute less than a quorum, by the affirmative vote of a majority of all of the directors remaining in office.

     The Bell Articles provide that the initial board of directors of Bell shall consist of five (5) members. Under the Bell Bylaws, the number of directors is currently nine (9).

Conflict-of-Interest Transactions

     Under the FBCA, a contract or other transaction between a corporation and one or more of its directors or between a corporation and an entity in which one or more of its directors are financially interested is not void or voidable merely because of the director's interest in the transaction if (i) the transaction is approved or ratified, after disclosure of the interest, by the disinterested directors or the shareholders or (ii) the transaction or contract is fair and reasonable to the corporation at the time it is authorized. For a transaction to be approved by the disinterested directors after a disclosure of the interested directors' relationship or interest, the affirmative vote of a majority of the directors on the board who have no relationship or interest in the transaction is required. The transaction may not, however, be authorized, approved or ratified by one director acting alone. If a majority of the disinterested directors approves the transaction, a quorum is deemed to be present under the FBCA. If an interested director is present or if a director votes on a matter in which the director has an interest, the director's presence or vote will not affect the validity of the action taken under the FBCA, provided the transaction was otherwise approved by a sufficient vote of disinterested directors. The presence or vote of interested directors may be counted for purposes of determining whether the transaction was approved under other sections of the FBCA. As long as a majority of fully informed disinterested directors apply business judgment in good faith to authorize the transaction, or the transaction is approved by the shareholders who are informed of the conflict, judicial inquiry into substantive fairness is not appropriate and the business judgment rule will remove the transaction from the scope of judicial inquiry. The FBCA does not contain a similar provision relating to officers. Thus, officers are subject to common law guidelines.

     The FBCA also provides that a corporation may lend money to, guarantee an obligation of, or otherwise assist an officer, director or employee of the corporation or of a subsidiary, whenever, in the judgment of the board of directors, the loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in a manner approved by the board of directors, including a pledge of shares of stock of the corporation. Such transactions are expressly subject to the conflict of interest statute discussed above.

     Under the KRS, a transaction with a corporation in which a director of the corporation has a direct or indirect interest is not voidable by the corporation solely because of the director's interest in the transaction if (i) the transaction is authorized, approved or ratified, after disclosure of the material facts of the transaction and the director's interest therein, by the disinterested directors or the disinterested shareholders or (ii) the transaction is fair to the corporation. For a transaction to be approved by the disinterested directors after disclosure of the material facts of the transaction and the director's interest therein, the affirmative vote of a majority of directors on the board of directors (or on a committee thereof) who have no direct or indirect interest in the transaction is required. The transaction may not be authorized, approved or ratified by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is deemed to be present under the KRS. If an interested director is present or votes on a matter in which the director has an interest, the director's presence or vote will not affect the validity of the action taken under the KRS, provided the transaction was otherwise approved by a sufficient vote of disinterested directors. As long as a majority of fully informed disinterested directors apply business judgment and good faith to authorize the transaction, or the transaction is approved by the shareholders as set forth above, judicial inquiry into the substantive fairness of the transaction is not appropriate and the business judgment rule will remove the transaction from the scope of judicial inquiry. The KRS does not contain a similar provision relating to officers, and officers, therefore, are subject to common law guidelines.

     The KRS also provides that a corporation may not lend money to or guarantee the obligation of a director of the corporation unless the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes and shares owned by or voted under the control of the benefited director, or the corporation's board of directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

Special Meetings

     Special meetings of a Florida corporation's shareholders may be called by its board of directors, by the persons authorized to do so in its Articles of Incorporation or bylaws or by the holders of not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting, unless a greater percentage not to exceed 50% is required by the Articles of Incorporation. The GTC Articles and GTC Bylaws provide that special meetings of shareholders may be called only by the GTC Board pursuant to a resolution adopted by a majority of the directors in writing or by the holders of not less than 50% of all shares entitled to cast votes at the meeting. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. The Bell Bylaws provide that special meetings of shareholders may be called by the Bell Board.

     Special meetings of a Kentucky corporation's shareholders may be called by its board of directors, by the persons authorized to do so in its Articles of Incorporation or bylaws or by the holders of not less than 33 1/3% (or such higher or lower percent as is contained in the Articles of Incorporation) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. The GFP Bylaws authorize its president to call a special meeting of shareholders. The Tube Turns Bylaws provide that special meetings of shareholders may be called upon the written request of any director. Notice of a special meeting of a Kentucky corporation must include a description of the purpose or purposes for which the meeting is called.

Required Vote for Authorization of Certain Actions

     Under the FBCA, directors are generally elected by a plurality of the votes cast by the shareholders entitled to vote at a shareholders' meeting at which a quorum is present. With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the FBCA or a Florida corporation's Articles of Incorporation (but not its bylaws), if a quorum exists, action on any matter generally is approved by the shareholders if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action. Accordingly, under the FBCA, abstentions have no impact on the outcome of a vote. The GTC Articles and Bell Articles do not include a provision requiring a greater vote on any matter than that required by the FBCA.

     Under the KRS, at each election for directors, each shareholder entitled to vote shall have as many votes in the aggregate as he shall be entitled to vote under the corporation's Articles of Incorporation, multiplied by the number of directors to be elected at such election, and each shareholder may cast the whole number of votes for one (1) candidate or distribute such votes among two
(2) or more candidates. With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the KRS or a Kentucky corporation's Articles of Incorporation (but not its bylaws), if a quorum exists, action on any matter generally is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action. Accordingly, under the KRS abstentions have no impact on the outcome of a vote. The GFP Articles and Tube Turns Articles do not include a provision requiring a greater vote on any matter than that required by the KRS.

Action by Written Consent

     Action By Written Consent of Shareholders of Florida Corporations. Under the FBCA and in accordance with the GTC Bylaws and Bell Bylaws, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken, are dated and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such written consent(s) must be delivered to the corporation by delivery to its principal office in Florida, its principal place of business, the corporate secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action.

     Action by Written Consent of Shareholders of Kentucky Corporations. Under the KRS, except as provided in the Articles of Incorporation of a Kentucky corporation, any action required or permitted to be taken at a shareholder's meeting may be taken without a meeting and without prior notice, if one or more written consents describing the action taken, and signed by the shareholders taking the action, are delivered to the corporation for inclusion in the minutes or filing with the corporate records. If the Articles of Incorporation of a Kentucky corporation so provide, any action except the election of directors may be so taken if the action is taken by shareholders entitled to vote on the action representing not less than 80% (or such higher percentage required by the KRS or the Articles of Incorporation) of the votes entitled to be cast.

The GFP Articles do not provide for such action by less than all of such shareholders. The Tube Turns Articles, however, do provide that such action by not less than 80% of the votes entitled to be cast may be taken. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent must be given to those shareholders entitled to vote on the action who have not consented in writing.

     Action by Written Consent of Directors of Florida Corporations. Under the FBCA and in accordance with the GTC and Bell Bylaws, any action required or permitted to be taken at a meeting of the board of directors or at a meeting of a committee, may be taken without a meeting if a consent, in writing, setting forth the action so taken is signed by all of the directors, or all of the members of the committee, as the case may be, and included in minutes or filed with the corporate records.

     Action by Written Consent of Directors of Kentucky Corporations. Under the KRS and in accordance with the GFP Bylaws and Tube Turns Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or at a meeting of a committee, may be taken without a meeting if a consent, in writing, setting forth the actions so taken shall be signed by all of the directors, or all of the members of the committee, as the case may be, and included in minutes or filed with the corporate records.

Inspection Rights

     Under the FBCA, a shareholder is entitled to inspect and copy the Articles of Incorporation, bylaws, certain board of directors and shareholder resolutions, certain written communication to shareholders, a list of the names and business addressees of the corporation's directors and officers, and the corporation's most recent annual report, during regular business hours if the shareholder gives at least five (5) business days' prior written notice to the corporation. In addition, a shareholder of a Florida corporation is entitled to inspect and copy other books and records of the corporation during regular business hours if the shareholder gives at least five (5) business days' prior written notice to the corporation and (i) the shareholder's demand is made in good faith and for a proper purpose, (ii) the demand describes with particularity its purpose and the records to be inspected or copied, and (iii) the requested records are directly connected with such purpose. The FBCA also provides that a corporation may deny any demand for inspection if the demand was made for an improper purpose or if the demanding shareholder has, within two (2) years preceding such demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, has aided or abetted any person in procuring a list of shareholders for such purpose or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

     Under the KRS, a shareholder is entitled to inspect and copy the Articles of Incorporation, bylaws, certain board and shareholder resolutions, certain written communications to shareholders, a list of the names and business addresses of the corporation's directors and officers, and the corporation's most recent annual report during regular business hours if the shareholder gives at least five (5) days' prior written notice to the corporation. In addition, a shareholder of a Kentucky corporation is entitled to inspect and copy certain other books and records of the corporation during regular business hours if the shareholder gives at least five (5) business days' prior written notice to the corporation and (i) the shareholder's demand is made in good faith and for a proper purpose, (ii) the demand describes with reasonable particularity its purpose and the record desired to be inspected, and (iii) the records are directly connected with such purpose.

Amendment of Bylaws

     Under the FBCA, the board of directors of a corporation may amend or repeal the corporation's bylaws, unless a corporation's Articles of Incorporation or the FBCA, reserve the power to amend for the shareholders. The GTC Bylaws provide that the board of directors may alter, amend or rescind the bylaws, subject to the rights of shareholders to replace or modify such actions. The Bell Bylaws provide that the Bell Board may alter, amend or repeal the bylaws.

     Under the KRS, the board of directors of a corporation may amend or repeal the corporation's bylaws, unless the Articles of Incorporation or the KRS reserve this power exclusively to the shareholders in whole or in part or the shareholders, in amending or repealing a particular bylaw, provided expressly that the board of directors may not amend or repeal that bylaw. The GFP Bylaws provide that the board of directors may alter, amend or rescind the bylaws. The Tube Turns Bylaws provide that the board of directors may alter or repeal the bylaws.

Amendment of Articles of Incorporation

     An amendment to a Florida corporation's Articles of Incorporation must be approved by the corporation's shareholders, except that certain immaterial amendments specified in the FBCA may be made by the board of directors. Unless a specific section of the FBCA or a Florida corporation's Articles of Incorporation require a greater vote, an amendment to a Florida corporation's Articles of Incorporation generally must be approved by a majority of the votes entitled to be cast on the amendment. The GTC Articles and Bell Articles do not include any provision requiring greater than a majority of votes to amend their respective Articles of Incorporation.

     An amendment to a Kentucky corporation's Articles of Incorporation must be approved by the corporation's shareholders except that certain immaterial amendments specified in the KRS may be made by the board of directors. Unless the KRS, the Kentucky corporation's Articles of Incorporation or the board of directors requires a greater vote or a vote by voting groups, the amendment to a Kentucky corporation's Articles of Incorporation generally is approved if the votes cast favoring the action exceed the votes cast opposing the action. The GFP Articles and Tube Turns Articles do not include any provisions requiring greater voting requirements to amend their Articles of Incorporation.

Voluntary Dissolution

     Under the FBCA, a corporation may be voluntarily dissolved if (i) the board of directors adopts, and a majority of shares approve, a proposal for dissolution, or (ii) shareholders approve dissolution by written consent without a meeting. The KRS contains a similar provision.

Liability of Directors

     The FBCA provides that a director is not personally liable for monetary damages to the corporation or any other person for any act or omission as a director unless the director breached or failed to perform his statutory duties as a director and such breach or failure (i) constitutes a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) constitutes a transaction from which the director derived an improper personal benefit,
(iii) results in an unlawful distribution, (iv) in a derivative action or an action by a shareholder, constitutes conscious disregard for the best interest of the corporation or willful misconduct, or (v) in a proceeding other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

     Under the KRS, in addition to any other limitation on a director's liability for monetary damages contained in any provision of the Kentucky corporation's Articles of Incorporation, any action taken as a director or any failure to take any action as a director, will not be the basis for monetary damages or injunctive relief unless (i) the director has breached or failed to perform the duties of the director's office in compliance with the KRS, and (ii) in the case of an action for monetary damages, the breach or failure to perform constitutes willful misconduct or wanton or reckless disregard for the best interest of the corporation and its shareholders.

     The Tube Turns Articles currently contain a provision that a director shall not be liable to the corporation or its shareholders for monetary damages for any act or omission constituting a breach of his duties as a director unless such act or omission (i) is one in which the director has a personal financial interest which is in conflict with the financial interest of the corporation or its shareholders, (ii) is not in good faith or involves intentional misconduct or is known to the director to be a violation of law, (iii) is a vote for or assent to a distribution made in violation of the Articles of Incorporation or which renders the corporation unable to pay its debts as they become due in the usual course of business or which results in the corporation's total liabilities exceeding its assets, or (iv) is a transaction from which the director derived an improper personal benefit. If the KRS is amended after adoption of this provision of the Tube Turns Articles to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Tube Turns shall be eliminated or limited to the fullest extent permitted by the KRS, as so amended. Any repeal or modification of this provision of the Tube Turns Articles by the shareholders of the corporation shall not adversely affect any right or protection of a director existing at the time of such repeal or modification. The GFP Articles do not contain such a provision.

     The GTC Articles currently include a provision eliminating the personal liability of its directors except for liability (i) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law, (ii) for distributions made in violation of the FBCA, or (iii) for any transaction from which the director derives an improper personal benefit.

     If the FBCA is amended after approval by the shareholders of the Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the FBCA, as so amended. Any repeal or modification of the Articles of Incorporation by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. The Bell Articles do not contain such a provision.

Indemnification

     Under the FBCA, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement of any proceedings (other than derivative actions), if they acted in good faith and in manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in derivative actions, except that indemnification may be made only for (i) expenses (including attorney's fees) and certain amounts paid in settlement, and
(ii) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto. The FBCA provides that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith. The FBCA also provides that, unless a corporation's Articles of Incorporation provide otherwise, if a corporation does not indemnify such persons, they may seek, and a court may order, indemnification under certain circumstances even if the board of directors or shareholders of the corporation have determined that the persons are not entitled to indemnification. The GTC Bylaws provide that directors, officers, employees or agents will be indemnified to the full amount against any liability, and the reasonable cost or expense (including attorneys' fees, monetary or other judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in such person's capacity as a director, officer, employee or agent or arising out of such person's status as a director, officer, employee or agent; provided, however, no such person shall be indemnified against any such liability, cost or expense incurred in connection with any action, suit or proceeding in which such person shall have been adjudged liable on the basis that personal benefit was improperly received by such person or if such indemnification would be prohibited by law.

     The Bell Bylaws provide that Bell shall indemnify and may advance expenses to directors, officers, employees and agents to the fullest extent that is expressly permitted or required by Florida or other law.

     Under the KRS, a corporation may generally indemnify officers, directors, employees and agents against expenses (including attorney's fees) in a proceeding if they conducted themselves in good faith and they reasonably believed that their conduct was in or not opposed to the best interests of the corporation, and in the case of criminal proceedings, they had no reasonable cause to believe their conduct was unlawful. A corporation may not indemnify officers, directors, employees or agents in a derivative proceeding in which such persons were adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person, in which such person was adjudged liable on the basis that personal benefit was improperly received. In the case of a derivative action, indemnification is limited to reasonable expenses incurred in the proceeding. The KRS provides that unless limited by its Articles of Incorporation, a corporation must indemnify such persons who were wholly successful, on the merits or otherwise, in the defense of any proceeding, against reasonable expenses incurred. The KRS also provides that a court may order indemnification in certain circumstances.

     The GFP Bylaws provide that GFP shall indemnify and may advance expenses to directors, officers, employees and agents to the fullest extent that is expressly permitted or required by Kentucky or other law.

     The Tube Turns Articles provide that directors will be indemnified to the full amount against any liability, and the reasonable cost or expenses (including attorneys' fees, monetary or other judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in such person's capacity as a director; provided, however, that no such person shall be indemnified in connection with any proceeding in which such person shall have been adjudged liable on the basis that personal benefit was improperly received by such person or if such indemnification would be prohibited by law. The Tube Turns Bylaws provide that it shall indemnify its officers, directors and employees to the extent permitted by Kentucky law.

Business Combination Statute (Affiliated Transactions)

     The FBCA contains an affiliated transactions statute which provides that certain transactions involving a corporation and a shareholder owning 10% or more of the corporation's outstanding voting shares (an "Affiliated Shareholder") must generally be approved by the affirmative vote of the holders of 66 2/3% of the voting shares other than those owned by the Affiliated Shareholder. The transactions covered by the statute include, with certain exceptions, (i) mergers and consolidations to which the corporation and the Affiliated Shareholder are parties, (ii) sales or other dispositions of substantial amounts of the corporation's assets to the Affiliated Shareholder,
(iii) issuances by the corporation of substantial amounts of its securities to the Affiliated Shareholder, (iv) the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the Affiliated Shareholder, (v) any reclassification of the corporation's securities which has the effect of substantially increasing the percentage of the outstanding voting shares of the corporation beneficially owned by the Affiliated Shareholder, and (vi) the receipt by the Affiliated Shareholder of certain loans or other financial assistance from the corporation. These special voting requirements do not apply in any of the following circumstances: (i) if the transaction was approved by a majority of the corporation's disinterested directors; (ii) if the corporation did not have more than 300 shareholders of record at any time during the preceding three years; (iii) if the Affiliated Shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for five years; (iv) if the Affiliated Shareholder is the beneficial owner of at least 90% of the corporation's outstanding voting shares, exclusive of those acquired in a transaction not approved by a majority of disinterested directors; or (v) if the consideration received by each shareholder in connection with the transaction satisfies the "fair price" provisions of the statute. This statute applies to any Florida corporation unless the original Articles of Incorporation or an amendment to the Articles of Incorporation or bylaws contain a provision expressly electing not to be governed by this statute. Such an amendment to the Article of Incorporation or bylaws must be approved by the affirmative vote of a majority of disinterested shareholders and is not effective until 18 months after approval. The GTC Articles and GTC Bylaws and the Bell Articles and Bell Bylaws do not contain a provision electing not to be governed by the statute. This statute is not applicable to the Reorganization.

     The KRS contains a business combination statute which provides that certain transactions involving a corporation and a shareholder owning 10% or more of the corporation's outstanding voting shares (an "Interested Shareholder") must be approved by either a majority of the independent members of the board of directors who are also continuing directors, or approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group; and
(ii) two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock beneficially owned by the Interested Shareholder who is, or whose affiliate is, a party to the transaction, or by an affiliate of such Interested Shareholder, voting together as a single voting group, unless a fair price is paid in the transaction. The transactions covered by the Kentucky statute are substantially similar to the transactions covered by the Florida statute. The requirements of shareholder vote and board of directors approval do not apply to a business combination of a corporation which does not have on the date any Interested Shareholder became an Interested Shareholder: (i) 500 or more beneficial shareholders; (ii) its principal office located in Kentucky; and
(iii) more than 200 beneficial shareholders residing in Kentucky, more than 10% of its beneficial shareholders residing in Kentucky, more than 10% of its outstanding stock owned by Kentucky residents, more than 100 employees working in the state, or assets of at least $1,000,000. The statute also provides that a corporation shall not engage in a business combination with a 10% shareholder for five years after the date on which the person became a 10% shareholder unless the business combination is approved by a majority of independent directors before such date. This statute is not applicable to the Reorganization.

Business Combination Provisions of Articles of Incorporation

     The GTC Articles do not contain any provision specifically addressing business combinations. The Bell Articles, GFP Articles and Tube Turns Articles also do not contain any provision specifically addressing business combinations.

Control Share Acquisition Act

     The FBCA also contains a control share acquisition statute which provides that, except with respect to certain acquisitions, a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless the voting rights are approved by a majority of the shares entitled to vote, excluding interested shares. The acquisition of shares of an issuing public corporation does not constitute a control-share acquisition if, among other exceptions, the acquisition is pursuant to a merger or share exchange if the issuing public corporation is a party to the agreement or plan of merger, or if the acquisition was approved by the board of directors of such issuing public corporation. This statute does not apply to acquisitions of shares of a corporation if, prior to the pertinent acquisition of shares, the corporation's Articles of Incorporation or bylaws provide that the corporation shall not be governed by the statute. This statute also permits a corporation to adopt a provision in its Articles of Incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. Unless otherwise provided in the corporation's Articles of Incorporation or bylaws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the shareholders of the corporation and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters' rights. The GTC Articles and GTC Bylaws and the Bell Articles and Bell Bylaws do not contain any provisions with respect to this statute.

     The KRS does not contain a control share acquisition statute. This statute would not be applicable to the Reorganization.

Dividends and Other Distributions

     A Florida corporation may make distributions to shareholders as long as, after giving effect to such distribution (i) the corporation would be able to pay its debts as they become due in the usual course of business, and (ii) the corporation's total assets would not be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise, which the GTC Articles and Bell Articles do not) the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Under the FBCA, a corporation's redemption of its own capital stock is deemed to be a distribution.

     A Kentucky corporation may make distributions to shareholders, subject to any restriction in the Articles of Incorporation of the corporation, as long as, after giving effect to such distribution, (i) the corporation would be able to pay its debts as they become due in the usual course of business, and (ii) the corporation's total assets would not be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise, which the GFP Articles and Tube Turns Articles do not) the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those in receiving the distribution. Under the KRS, a corporation's redemption of its own stock is deemed to be a distribution.

Dissenters' Rights

     A shareholder of a Florida corporation, with certain exceptions, has the right to dissent from, and obtain payment of the fair value of his shares in the event of: (i) a merger or consolidation to which the corporation is a party;
(ii) a sale or exchange of all or substantially all of the corporation's property other than in the usual and regular course of business; (iii) the approval of a control share acquisition; (iv) a statutory share exchange to which the corporation is a party as the corporation whose shares will be acquired; (v) an amendment to the Articles of Incorporation if the shareholder is entitled to vote on the amendment and the amendment would adversely affect the shareholder; and (vi) any corporate action taken to the extent that the Articles of Incorporation provide for dissenters' rights with respect to such action. The FBCA provides that unless a corporation's Articles of Incorporation provide otherwise, which the GTC Articles and Bell Articles do not, a shareholder does not have dissenters' rights with respect to a plan of merger, share exchange or proposed sale or exchange of property if the shares held by the shareholder are either registered on a national securities exchange or designated as a national market system security on or an interdealer quotation system by the NASD or held of record by 2,000 or more shareholders.

     A shareholder of a Kentucky corporation, with certain exceptions, has the right to dissent from, and obtain payment of the fair value of his shares in the event of: (i) a merger to which the corporation is a party if shareholder approval is required or if the corporation is a subsidiary that is merged with its parent pursuant to the KRS; (ii) a share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan; (iii) a sale or exchange of substantially all of the corporation's property other than in the usual and regular course of business if the shareholder is entitled to vote on the sale or exchange; (iv) an amendment of the Articles of Incorporation that materially and adversely affects rights in respect of a dissenter's shares; (v) any transaction subject to the requirements of the Kentucky business combination statutes or exempted from the voting requirements of such provisions; or (vi) any corporate action taken pursuant to a shareholder vote to the extent the Articles of Incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent.

Preemptive Rights

     Under the FBCA, the shareholders of a corporation do not have a preemptive right to acquire the corporation's unissued shares except to the extent the Articles of Incorporation provide. The provisions of the KRS are similar. The GTC Articles provide no holder of shares of the corporation of any class, as such, shall have any preemptive right to subscribe for stock, obligations, warrants, subscription rights, or other securities of the corporation of any class, regardless of when authorized. The GFP Articles, Tube Turns Articles and Bell Articles contain similar provisions.

Derivative Actions

     Under the FBCA, a person may not bring a derivative action unless the person was a shareholder of the corporation at the time of the challenged transaction or unless the person acquired the shares by operation of law from a person who was a shareholder at such time. The FBCA also provides that a complaint in a derivative proceeding must be verified and must allege with particularity that a demand was made to obtain action by the board of directors and that the demand was refused or ignored. Under the FBCA, a derivative proceeding may be settled or discontinued only with court approval, and the court may dismiss a derivative proceeding if the court finds that certain independent directors (or a committee of independent persons appointed by such directors) have determined in good faith after conducting a reasonable investigation that the maintenance of the action is not in the best interests of the corporation. The FBCA also provides that if an action was brought without reasonable cause the court may require the plaintiff to pay the corporation's reasonable expenses, and if the plaintiff is successful the court may require the corporation to pay the reasonable expenses of the plaintiff.

     Under the KRS, a person may not commence a derivative action unless he was a shareholder of the corporation at the time of the challenged transaction or unless he became a shareholder through transfer by operation of law from one who was a shareholder at that time. The KRS also requires that the complaint be verified, and must allege with particularity the demand made, if any, to obtain action by the board of directors and either that the demand was refused and ignored or why demand was not made. A derivative proceeding may not be discontinued or settled without court approval. If the court determines that a proposed discontinuance or settlement will substantially affect the interest of the corporation's shareholders or a class of shareholders, the court will direct that notice be given to affected shareholders. Under the KRS, the court may require the plaintiff to pay any defendant's reasonable expenses, including attorney's fees incurred in a proceeding, if it finds that the proceeding was commenced without reasonable cause.

Quorum for Shareholder Meetings

     Under the FBCA, unless otherwise provided in a corporation's Articles of Incorporation (but not its bylaws), a majority of shares entitled to vote on a matter constitutes a quorum at a meeting of shareholders, but in no event may a quorum consist of less than 33 1/3% of the shares entitled to vote on such matter. The GTC Articles and Bell Articles do not include a provision altering the shareholder quorum requirement. The provisions of the KRS are similar except a quorum may not be reduced by the Articles of Incorporation to less than such majority. The GFP Articles and Tube Turns Articles do not include a provision altering this quorum requirement.

Treasury Stock

     A Florida corporation may reacquire its own issued and outstanding capital stock. Under the FBCA, however, all capital stock reacquired by a Florida corporation is automatically returned to the status of authorized but not issued or outstanding, and is not deemed treasury stock. The KRS contains a similar provision.

Board Vacancies

     The FBCA provides that a vacancy on the board of directors generally may be filled by the affirmative vote of a majority of the remaining directors or by the shareholders, unless the Articles of Incorporation provide otherwise. The GTC Articles and Bell Articles do not alter this provision. The provisions of the KRS are similar. The GFP Articles and Tube Turns Articles do not alter this provision.

Other Constituencies

     The FBCA contains a so-called "stakeholder" statute, providing that directors of a Florida corporation, in discharging their duties to the corporation and in determining what they believe to be in the best interests of the corporation, may, in addition to considering the effects of any corporate action on the shareholders and the corporation, consider the effects of the corporate action on employees, suppliers and customers of the corporation or its subsidiaries and the communities in which the corporation and its subsidiaries operate. The KRS does not include such a provision.

Shareholder Rights Plans

     The FBCA has a provision which explicitly authorizes corporations to adopt "poison pill" or "shareholder rights" plans. These plans may be adopted in a number of forms, but generally involve the distribution by the corporation to its shareholders of rights or options which are triggered by a hostile takeover attempt or by a party acquiring a specified percentage of a class of the corporation's securities. These plans can make hostile takeovers excessively or prohibitively expensive unless the board of directors cancels the plan. The KRS contains a similar provision.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     GTC paid GFP management fees in the amount of $488,000 and $548,000 for the years ended December 31, 1993 and 1994, respectively. The management fee paid to GFP for the year ended December 31, 1995 consisted of a cash payment of $274,000 and the issuance of 69,813 shares of GTC Common Stock valued at $300,000. The number of shares issued was determined monthly and was computed based upon a monthly management fee of $50,000 and the per share price equal to the average closing price of the GTC Common Stock on the last three trading days of each calendar month from July 1995 to January 1996. The management fee was paid to GFP in exchange for financial advisory and management consulting services. The management fee to GFP was suspended as of January 31, 1996, and accordingly, the only payment in 1996 consisted of the issuance of 17,391 shares of GTC Common Stock.

     GTC issued 59,090 shares of GTC Common Stock to GFP in a private placement transaction in October 1995 to provide funding for GTC's expansion into Brazil. The shares were sold to GFP in exchange for $325,000. The per share price of the transaction was equal to the closing price of the GTC Common Stock on the trading day immediately preceding the date of sale.

     In connection with the restructuring of GTC's credit agreement on March 29, 1996, GFP invested $1,000,000 in GTC in exchange for 374,531 shares of GTC Common Stock. The per share price of the transaction was equal to the average closing price of the GTC Common Stock on the three trading days preceding the date of sale.

     GTC and its domestic subsidiaries are parties to a tax sharing agreement with GFP and were included in the consolidated federal income tax return of GFP from GTC's inception through March 22, 1995. Effective March 23, 1995, as a result of a decrease in GFP's ownership percentage of GTC, GTC did not meet the 80-percent-voting power and value requirements defined by the Code for affiliated group membership and ceased to be an includable member of GFP's affiliated group. Effective March 29, 1996, as a result of the aforementioned investment by GFP of $1,000,000 in GTC, GFP's ownership percentage in GTC exceeded 80% and, therefore, became an includable member of GFP's affiliated group. GTC and its domestic subsidiaries separately filed its initial consolidated federal income tax return for the period March 23, 1995 through December 31, 1995, and will separately file a final consolidated federal income tax return for the period January 1, 1996 to March 29, 1996.

     In connection with the restructuring of GTC's Credit Agreement on March 28, 1997, GFP invested $2,500,000 in GTC in exchange for 250,000 shares of GTC Preferred Stock with a cumulative annual dividend rate of 8.5% convertible into GTC Common Stock. The conversion ratio of 8.1 shares of GTC Common Stock for each share of GTC Preferred Stock was determined based on the average closing price of GTC Common Stock over the three day period immediately preceding the investment by GFP.

     GTC previously engaged in certain business transactions with Bell involving the provision of certain turnkey circuit card manufacturing services to Bell. GTC believes the terms and conditions of these transactions were the same as those which would be determined on an arms-length basis and were not material to the financial performance of GTC. In 1995, the amount received by GTC from transactions with Bell was not material.

     On February 9, 1996, the assets of the instrumentation products business unit of Metrum were sold to Bell for $10,104,000 cash and an earn-out provision which provides for additional payments to GTC of up to $3,000,000 in the event annual earnings before interest and taxes exceeds defined amounts through December 31, 2000. The proceeds from the sale transactions were used to reduce GTC's debt balance and to fund working capital needs. Due to the common ownership interest of GFP in GTC and Bell, GTC requested and obtained an independent opinion, which indicated that the consideration received by GTC for the sale of the instrumentation products business was fair, from a financial point of view, to the Unaffiliated Shareholders of GTC. In addition, due to the common ownership, the amount by which the sales price exceeded the net book value of assets and liabilities transferred has been recorded by GTC as a contribution to its capital of $613,000. GTC reported this transaction on a Form 8-K filed with the Commission on February 23, 1996, and amended on March 28, 1996.

     On November 14, 1997, the BT Holdings credit agreement with Bank One, Kentucky, NA was amended and expanded to include GTC and Metrum-Datatape as co-borrowers along with Tube Turns and Bell. Certain of the availability under the $45 million facility was used by GFP to acquire substantially all of the assets of Datatape by its wholly-owned subsidiary, Metrum-Datatape. Under this credit facility, the assets of GTC are pledged as collateral for the total credit extended under the facility for use by all parties thereto, including Tube Turns, Bell and Metrum-Datatape. The assets of Tube Turns and Bell are similarly pledged for this purpose. The borrowing base under the facility is dependent on the aggregate borrowing base eligibility and use of GTC, Tube Turns, Bell and Metrum-Datatape. GFP is a guarantor under the credit facility and has pledged the shares of GTC, Tube Turns, Bell and Metrum-Datatape to secure the credit.

                           GTC EXECUTIVE COMPENSATION

Summary Compensation

     The following table sets forth the annual and long-term compensation paid or accrued by GTC during the years indicated to persons serving as GTC's Chief Executive Officer at any time during 1996 and GTC's other three highest paid executive officers (collectively, the "Named Officers").

                                                                                  Long-Term
                                           Annual Compensation (1)            Compensation Awards
                                           -----------------------            -------------------
                                                                         Restricted     Options/        All
                                                                           Stock          SARs         Other
Name and Principal Position       Year     Salary           Bonus          Awards         (#)       Compensation
---------------------------       ----   -----------     -----------     ----------    ----------   ------------

Carl P. McCormick (2)...........  1996   $199,529 (3)    $   --           $   --      124,066 (3)  $365,916 (4)
  President & Chief Executive     1995    280,299            --               --           --        13,868
  Officer                         1994    269,135            --               --           --        11,216

Robert E. Gill (5)..............  1996         --            --               --           --            --
  President & Chief Executive
  Officer

Aviram Margalith (6)............  1996    152,885        10,000 (7)           --       10,000 (7)     8,389 (8)
  Vice President & General        1995    149,151            --               --           --         7,187
  Manager of International        1994    129,206            --               --           --         6,689
  EMS Operations

J. Hardie Harris (9)............  1996    136,154            --               --       80,000         6,286 (10)
  Vice President & General        1995     99,380        20,000               --       30,000         4,987
  Manager of U.S. EMS
  Operations

David D. Johnson................  1996    119,849        50,000 (11)          --      120,000         2,319 (12)
  Vice President &
  Chief Financial Officer

------------

(1) Includes amounts deferred, at the election of the Named Officers, pursuant to GTC's 401(k) Plan. The Named Officers received certain perquisites and benefits; however, GTC has concluded that the aggregate amount of such personal benefits and other compensation is the lesser of $50,000 or 10% of the total annual salary and bonus paid to each of the Named Officers.

(2) Carl P. McCormick resigned from his positions as President and Chief Executive Officer of GTC on October 31, 1996. However, he assumed other duties and, therefore, remained on active status on GTC's payroll through December 31, 1996.

(3) From March 11, 1996 through December 31, 1996, Mr. McCormick received a portion of his salary in the form of nonstatutory stock options in lieu of cash. The dollar amount shown in the Salary column is the cash portion of his salary. The total number of shares represented by stock options received by Mr. McCormick in lieu of his salary is shown in the Options/SARs column. Each of the options for the purchase of these shares has an exercise price that is equal to the fair market value (calculated as the average of the closing bid and ask quotations on the business day immediately preceding the date of grant) of GTC Common Stock on the date the option was granted and, accordingly, Mr. McCormick did not realize any additional compensation at the time the options were granted. The expiration date of each option is seven years after the date of grant.

(4) The amount shown includes $355,000 payable to Mr. McCormick pursuant to the terms of a separation agreement signed in December 1996, plus $9,716 for Matching and Profit Sharing

     Contributions made by GTC pursuant to its 401(k) Plan and $1,200 of premiums paid by GTC for term life insurance for the benefit of Mr. McCormick during 1996.

(5) Robert E. Gill replaced Mr. McCormick as President and Chief Executive Officer of GTC on October 31, 1996. Mr. Gill served GTC in these positions, without compensation of any kind from GTC or any third party, until he resigned and was replaced by Thomas W. Lovelock on February 28, 1997.

(6) Dr. Margalith resigned from his position as Vice President and General Manager of International EMS Operations and Engineering Services on April 4, 1997.

(7) The amount shown is the cash portion of a bonus paid to Dr. Margalith in February 1996. The balance of the bonus was paid to him in the form of a nonstatutory stock option to purchase 10,000 shares of GTC Common Stock. The total number of shares for the stock option portion of the bonus is shown in the Options/SARs column. The option for the purchase of these shares has an exercise price that is equal to the fair market value of GTC Common Stock on the date the option was granted and, accordingly, Dr. Margalith did not realize any additional compensation at the time the option was granted. The option was to become exercisable in annual increments of 5,000 shares each, beginning one year from the date of grant. Dr. Margalith resigned from his position as Vice President and General Manager of International EMS Operations and Engineering Services on April 4, 1997 and all of his options were canceled as of that date.

(8) The amount shown is for Matching and Profit Sharing Contributions made by GTC pursuant to its 401(k) Plan.

(9) J. Hardie Harris was hired as Vice President and General Manager of U.S. EMS Operations on April 3, 1995. He resigned from this position on February 6, 1997.

(10) The amount shown is for Matching and Profit Sharing Contributions made by GTC pursuant to its 401(k) Plan.

(11) David D. Johnson received a hiring bonus from GTC in the amount of $50,000 on March 22, 1996.

(12) The amount shown is for Matching and Profit Sharing Contributions made by GTC pursuant to its 401(k) Plan.

Option Grants in Last Fiscal Year

     Set forth below is information on stock options granted during the fiscal year ended December 31, 1996 to the Named Officers of GTC.

                                                                                     Potential
                                         Individual Grants (1)                       Realizable
                           --------------------------------------------------     Value at Assumed
                             No. of     % of Total                               Rates of Stock Price
                           Securities     Options       Exercise                   Appreciation for
                           Underlying   Granted to      or Base                     Option Term (2)
                             Options    Employees in     Price     Expiration    --------------------
Name                         Granted    Fiscal Year    ($/Share)      Date          5%          10%
----                       ----------   ------------   ---------   ----------    -------      -------
Carl P. McCormick (3)....     8,417        1.5%          $3.00       04/10/03    $10,280      $23,956
                              9,182        1.7%           2.75       05/10/03     10,280       23,956
                              6,733        1.2%           3.75       06/10/03     10,280       23,956
                              9,619        1.7%          2.625       07/10/03     10,280       23,956
                             11,222        2.0%           2.25       08/10/03     10,280       23,956
                             14,429        2.6%           1.75       09/10/03     10,280       23,956
                             10,632        1.9%          2.375       10/10/03     10,280       23,956
                             16,160        2.9%         1.5625       11/10/03     10,280       23,956
                             18,364        3.3%          1.375       12/10/03     10,280       23,956
                             19,308        3.5%        0.84375       12/30/03      6,632       15,457

Robert E. Gill (4).......        --          --             --          --            --           --

Aviram Margalith (5).....     5,000        0.9%           3.00       02/19/01      3,799        8,395
                              5,000        0.9%           3.00       02/19/01      3,799        8,395

J. Hardie Harris (6).....    10,000        1.8%           2.75       02/01/06     17,295       43,828
                             10,000        1.8%           2.75       02/01/06     17,295       43,828
                             10,000        1.8%           2.75       02/01/06     17,295       43,828
                             10,000        1.8%           2.75       02/01/06     17,295       43,828
                             10,000        1.8%           2.75       02/01/06     17,295       43,828
                             10,000        1.8%           2.75       02/01/06     17,295       43,828
                             10,000        1.8%           2.75       02/01/06     17,295       43,828
                             10,000        1.8%           2.75       02/01/06     17,295       43,828

David D. Johnson (7).....    15,000        2.7%           2.25       03/21/06     21,225       53,789
                             15,000        2.7%           2.25       03/21/06     21,225       53,789
                             15,000        2.7%           2.25       03/21/06     21,225       53,789
                             15,000        2.7%           2.25       03/21/06     21,225       53,789
                             15,000        2.7%           2.25       03/21/06     21,225       53,789
                             15,000        2.7%           2.25       03/21/06     21,225       53,789
                             15,000        2.7%           2.25       03/21/06     21,225       53,789
                             15,000        2.7%           2.25       03/21/06     21,225       53,789

-------------
(1) Each grant was made pursuant to GTC's 1994 Stock Option Plan for Key Employees.

(2) The 5% and 10% assumed rates of appreciation are required by rules of the Commission and do not represent GTC's estimate or projection of the future GTC Common Stock price.

(3) GTC granted stock options to Mr. McCormick on a monthly basis from April 11, 1996 through December 11, 1996. Mr. McCormick also received a stock option from GTC on December 31, 1996. These options each have an exercise price that is equal to the fair market value (calculated as the average of the closing bid and ask quotations on the business day immediately preceding the date of grant) of the GTC Common Stock on the date the option was granted. Each of the options becomes exercisable two years from the date of grant.

(4) Mr. Gill served as President and Chief Executive Officer from October 31, 1996 until February 28, 1997 and did not receive any options or other compensation for his services.

(5) GTC granted Dr. Margalith a stock option for the purchase of 10,000 shares of GTC Common Stock as part of a bonus paid to him on February 20, 1996. The option has an exercise price that is equal to the fair market value of GTC Common Stock on the date the option was granted. The option was to become exercisable in annual increments of 5,000 shares each, beginning one year from the date of grant. Dr. Margalith resigned from his position as Vice President and General Manager of International EMS Operations and Engineering Services on April 4, 1997. All options held by Dr. Margalith were canceled as of that date.

(6) GTC granted Mr. Harris a stock option for the purchase of 80,000 shares of GTC Common Stock on February 2, 1996. The option was to become exercisable in annual increments of 10,000 shares each, beginning one year from the date of grant. Mr. Harris resigned from his position as Vice President and General Manager of U.S. EMS Operations on February 6, 1997. All options held by Mr. Harris were canceled as of that date.

(7) GTC granted Mr. Johnson a stock option for the purchase of 120,000 shares of GTC Common Stock on March 22, 1996. The option becomes exercisable in annual increments of 15,000 shares each, beginning one year from the date of grant.

Fiscal Year End Option Values

       Set forth below is information on each exercise of stock options during the fiscal year ended December 31, 1996, and the value as of December 31, 1996, of unexercised stock options held by the Named Officers of GTC.

                                                             Number of Securities           Value of Unexercised
                               Number of                    Underlying Unexercised        In-the-Money Options at
                                Shares                    Options at Fiscal Year-End        Fiscal Year-End (2)
                              Acquired on      Value      ---------------------------    ----------------------------
Name                          Exercise (1)  Realized (1)  Exercisable   Unexercisable    Exercisable    Unexercisable
----                          -----------   -----------   -----------   -------------    -----------    -------------
Carl P. McCormick (3)......       --          $ --          300,000        124,066            $ --          $3,017
Robert E. Gill (4).........       --            --               --             --              --              --
Aviram Margalith (5).......       --            --          180,000         10,000              --              --
J. Hardie Harris (6).......       --            --               --        110,000              --              --
David D. Johnson...........       --            --               --        120,000              --              --

----------
(1)  No options were exercised.

(2) Based on a market value equal to the reported closing price of GTC Common Stock on The Nasdaq Stock Market at December 31, 1996 of $1.00, the indicated options were not in-the-money as of that date, except for an option held by Carl P. McCormick to purchase 19,308 shares.

(3) Carl P. McCormick resigned from his positions as President and Chief Executive Officer of GTC on October 31, 1996. All options held by Mr. McCormick which are or will become exercisable on or before December 31, 1998 will remain valid and effective per the terms and conditions of each such option, as amended. All other options held by Mr. McCormick were canceled as of December 31, 1996.

(4) Robert E. Gill replaced Mr. McCormick as President and Chief Executive Officer of GTC on October 31, 1996. Mr. Gill served GTC in these positions, without compensation of any kind from GTC or any third party, until he resigned and was replaced by Thomas W. Lovelock on February 28, 1997.

(5) Aviram Margalith resigned from his position as Vice President and General Manager of International EMS Operations and Engineering Services on April 4, 1997. All options held by Dr. Margalith were canceled as of that date.

(6) J. Hardie Harris resigned from his position as Vice President and General Manager of U.S. EMS Operations on February 6, 1997. All options held by Mr. Harris were canceled as of that date.

Compensation of Directors

     Directors who are employees of GTC or any affiliate of GTC are not eligible to receive any compensation for services rendered as a director, but they are reimbursed for travel and related expenses they incur in order to attend GTC Board meetings. The Independent Directors are compensated pursuant to the terms and conditions of GTC's Independent Directors' Compensation Program (the "Program") which was adopted by the GTC Board on September 1, 1995. As amended by the GTC Board on June 25, 1997, the Program provides that each Independent Director shall be granted a stock option for the purchase of 10,000 shares of GTC Common Stock each time he or she is elected and reelected to serve for a full term on the GTC Board. If an Independent Director is elected to the GTC Board after the beginning of a term, the Program states that the number of underlying shares for the option shall be prorated accordingly.

     In addition to the aforementioned stock options, each of the Independent Directors is paid an annual retainer of $15,000 and an attendance fee of $1,000 for each GTC Board meeting the director attends in person, or alternatively, a fee of $300 for each meeting the director participates in by telephone. Independent Directors are entitled to compensation for attending or participating in meetings of committees of the GTC Board only if such meetings are held on dates other than the dates of meetings of the full GTC Board. In the event that committee meetings are held on dates other than the dates of meetings of the full GTC Board, each Independent Director who attends a committee meeting in person and serves as the chairperson of the meeting shall receive the sum of $1,250 per meeting, and each of the other Independent Directors who attend such a committee meeting in person shall receive the sum of $1,000 per meeting. Alternatively, each Independent Director who, as the chairperson or as a committee member, participates by telephone in committee meetings of the GTC Board which are held on dates other than the dates of meetings of the full GTC Board, shall receive the sum of $300 per meeting. Each of the Independent Directors is also reimbursed for travel and related expenses he or she incurs in order to attend GTC Board and/or committee meetings.

     An Independent Director may elect to receive his or her annual retainer and attendance fees either in cash or in the form of stock options granted to him or her by GTC pursuant to the GTC Independent Directors' Stock Option Plan. Those Independent Directors who elect to receive cash compensation may elect to defer any of their compensation by participating in GTC's Management Deferred Compensation Plan. During 1996, Roger W. Johnson elected to receive his annual retainer and attendance fees in cash, without any deferral. Mr. Johnson received an option to purchase 7,000 shares of GTC Common Stock, at an exercise price of $3.13, upon his election to the GTC Board in 1996 and he received a total of $10,500 from GTC as compensation for services rendered during 1996. Mr. Frigon and Mr. Petersen were also each granted options to purchase 7,000 shares of GTC Common Stock at an exercise price of $3.13 upon being reelected to the GTC Board in 1996 and each of them elected to receive their annual retainers and meeting fees in the form of stock options during 1996. GTC granted additional options for the purchase of 28,012 shares, at a weighted average exercise price of $2.60, and 29,359 shares, at a weighted average exercise price of $2.58, to Mr. Frigon and Mr. Petersen, respectively, for services rendered in 1996. None of the Independent Directors exercised GTC stock options in 1996.

Employment Contracts

     GTC entered into a separation agreement in December, 1996, with Carl P. McCormick, the former President and Chief Executive Officer of GTC. Under the separation agreement, Mr. McCormick resigned as

President, Chief Executive Officer and as a director of GTC effective October 31, 1996, but continued as an employee of GTC through December 31, 1996. Effective January 1, 1997, Mr. McCormick was placed on lay-off status through December 31, 1998. During the remainder of 1996, Mr. McCormick assisted in the transition of his duties and provided certain other services to GTC. Through December 31, 1996, Mr. McCormick continued to receive salary and benefits at his then current level and received a car allowance and previously approved club memberships and similar benefits. GTC also agreed to reimburse Mr. McCormick for professional executive outplacement services up to a maximum of $5,000. GTC will continue to pay Mr. McCormick a salary of $175,000 per year from January 1, 1997 through December 31, 1998, and during this period Mr. McCormick will continue to receive customary medical and dental benefits at his cost. GTC also agreed to amend its Key Employees Plan so that all stock options granted to and held by Mr. McCormick that will have vested by December 31, 1998, will remain valid and effective for the stated term of the options. Mr. McCormick agreed to certain nonsolicitation, noncompetition and confidentiality agreements with GTC and executed a general release of GTC for any employment based claims.

     GTC entered into an employment agreement in June, 1997, with Thomas W. Lovelock, GTC's President and Chief Executive Officer. Subject to certain conditions, the term of the employment agreement extends from July 1, 1997 through June 30, 1999. During the term of the agreement, Mr. Lovelock is to receive a base salary of $200,000, which amount may be adjusted by GTC at its sole discretion. Additionally, upon meeting certain conditions, Mr. Lovelock is also eligible to receive a one-time, lump sum cash bonus in the amount of $75,000. The agreement also provides that, if GTC terminates Mr. Lovelock without cause or for other than certain specified reasons, Mr. Lovelock shall receive pay continuance for a period of two years from the date of termination, along with customary medical and dental benefits and life insurance coverage for a period of one year from the date of termination, and GTC shall take the necessary actions to permit all stock options held by Mr. Lovelock to remain valid beyond the date of such termination. Mr. Lovelock agreed to certain nonsolicitation, noncompetition and confidentiality provisions which shall remain in force beyond the term of the agreement and shall, accordingly, survive any termination thereof.

     GTC also entered into an employment agreement in June, 1997, with James G. Cocke, GTC's Vice President and Manager of the Federal Systems Division. Subject to certain conditions, the term of the employment agreement extends from July 1, 1997 through June 30, 1998. During the term of the agreement, Mr. Cocke is to receive a base salary of $140,000, which amount may be adjusted by GTC at its sole discretion. Additionally, upon meeting certain conditions, Mr. Cocke is also eligible to receive a one-time, lump sum cash bonus in the amount of $50,000. The agreement also provides that, if GTC terminates Mr. Cocke without cause or for other than certain specified reasons, Mr. Cocke shall receive pay continuance, along with customary medical and dental benefits and life insurance coverage, for a period of one year from the date of termination. Mr. Cocke agreed to certain confidentiality provisions, which shall remain in force beyond the term of the agreement and shall, accordingly, survive any termination thereof.

                         OWNERSHIP OF GTC COMMON STOCK


     The following table sets forth certain information with respect to beneficial ownership of GTC Common Stock, including beneficial ownership (i) of each person (or group of affiliated persons) who is known by GTC to own beneficially more than 5% of the shares of GTC Common Stock, (ii) by each of GTC's directors who owns shares, (iii) by each of the Named Officers reflected in the Summary Compensation Table and (iv) by all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of GTC Common Stock shown as beneficially owned by them.


                                                                                  Shares Beneficially Owned
                                                                       ----------------------------------------------------
                                                                                                           After the
                                                                             January 30, 1998            Reorganization
                                                                       --------------------------     ---------------------
                     Name                                                Number        Percent(1)     Number(2)     Percent
                     ----                                              ----------      ----------     ---------     -------
(a) Certain Beneficial Owners
     Group Financial Partners, Inc. (3)...........................     15,064,625         82.2%               --        --
      455 South Fourth Avenue
      Louisville, Kentucky 40202

(b) Management
     Carl P. McCormick............................................        336,846(4)       2.0%          336,846       1.1%
     Thomas W. Lovelock...........................................         13,422            *            13,422         *
     David D. Johnson.............................................         16,525(5)         *            16,525         *
     Avarim Margalith (6).........................................             --           --                --        --
     J. Hardie Harris (7).........................................             --           --                --        --
     Henry F. Frigon..............................................        118,809(8)         *           118,809         *
     Sidney R. Petersen...........................................        117,129(9)         *           117,129         *
     Roger W. Johnson.............................................         38,543(10)        *            38,543         *
     Robert E. Gill...............................................     15,068,625(11)     82.3%       13,456,913      35.0%
     Jeffrey T. Gill..............................................     15,065,300(12)     82.2%       11,158,134      29.0%
     All directors and executive officers as a group..............     15,715,674         83.8%       24,608,241      65.0%

-----------------
* less than 1%

(1) The percentages shown were calculated based upon 16,292,221 shares of GTC Common Stock which were outstanding as of January 30, 1998, plus the respective number of additional shares for each person which are deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(2)  Based on the GTC Share Value of $3.04 per share.

(3) Includes 250,000 shares of GTC Preferred Stock convertible into GTC Common Stock at a rate of 8.1 shares of GTC Common Stock for each share of GTC Preferred Stock. Robert E. Gill, Jeffrey T. Gill, R. Scott Gill, Virginia
     G. Gill and Patricia G. Gill own 19.3%, 32.3%, 28.0%, 19.7% and 0.1%,
     respectively (99.4% in the aggregate), of the outstanding stock of GFP and, therefore, may be deemed to have an indirect beneficial interest in all of the shares of GTC Common Stock and GTC Preferred Stock owned by GFP. Robert
     E. Gill is also a director of GTC and Jeffrey T. Gill is a director and an executive officer of GTC. All of the shares of GTC Common Stock and GTC Preferred Stock held by GFP have been pledged by GFP to secure the credit facility between GTC and Bank One, Kentucky, NA. Each of Robert E. Gill, Jeffrey T. Gill, R. Scott Gill, Virginia G. Gill and Patricia G. Gill disclaims beneficial ownership of any shares of GTC Common Stock and GTC Preferred Stock held by GFP, other than the pro rata portion of such shares allocable to any of them and their spouses.

(4)  Includes 150,000 shares issuable under currently exercisable options.

(5)  Includes 15,000 shares issuable under currently exercisable options.

(6) Dr. Margalith resigned from his position as Vice President and General Manager of International EMS Operations and Engineering Services on April 4, 1997. All options held by Dr. Margalith were canceled as of that date.

(7) Mr. Harris resigned from his position as Vice President and General Manager of U.S. EMS Operations on February 6, 1997. All options held by Mr. Harris were canceled as of that date.

(8)  Includes 113,809 shares issuable under currently exercisable options.

(9)  Includes 114,629 shares issuable under currently exercisable options.

(10) Includes 38,543 shares issuable under currently exercisable options.

(11) Includes (i) 2,000 shares directly owned by Robert E. Gill, (ii) 2,000 shares owned by his spouse, (iii) 13,039,625 shares of GTC Common Stock held by GFP which may be deemed beneficially owned by him, but a portion of which ownership is disclaimed as set forth in note (3) above, and (iv) 2,025,000 shares of GTC Common Stock into which the shares of GTC Preferred Stock held by GFP are convertible, but a portion of which ownership is disclaimed as set forth in note (3) above.

(12) Includes (i) 675 shares directly owned by Jeffrey T. Gill, (ii) 13,039,625 shares of GTC Common Stock held by GFP which may be deemed beneficially owned by him, but a portion of which ownership is disclaimed as set forth in note (3) above, and (iii) 2,025,000 shares of GTC Common Stock into which the shares of GTC Preferred Stock held by GFP are convertible, but a portion of which ownership is disclaimed as set forth in note (3) above.

                       OWNERSHIP OF GTC PREFERRED STOCK


     The following table sets forth certain information with respect to beneficial ownership of GTC Preferred Stock, including beneficial ownership (i) of each person (or group of affiliated persons) who is known by GTC to own beneficially more than 5% of the shares of GTC Preferred Stock, (ii) by each of GTC's directors who owns shares, (iii) by each of the Named Officers reflected in the Summary Compensation Table and (iv) by all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of GTC Preferred Stock shown as beneficially owned by them.


                                                                 Shares Beneficially Owned
                                                       -----------------------------------------------
                                                                                         After the
                                                          January 30, 1998            Reorganization
                                                          ----------------           ---------------
                Name                                    Number       Percent       Number      Percent
                ----                                   -------       -------       ------      -------
(a)  Certain Beneficial Owners
       Group Financial Partners, Inc..............     250,000 (1)    100.0%          --           --
       455 South Fourth Avenue
       Louisville, Kentucky 40202

(b)  Management
       Carl P. McCormick..........................          --           --           --           --
       Thomas W. Lovelock.........................          --           --           --           --
       David D. Johnson...........................          --           --           --           --
       Avarim Margalith...........................          --           --           --           --
       J. Hardie Harris...........................          --           --           --           --
       Henry F. Frigon............................          --           --           --           --
       Sidney R. Petersen.........................          --           --           --           --
       Roger W. Johnson...........................          --           --           --           --
       Robert E. Gill.............................     250,000 (2)    100.0%          --           --
       Jeffrey T. Gill............................     250,000 (3)    100.0%          --           --
       All directors and executive officers
        as a group................................     250,000        100.0%          --           --
----------------

(1) GFP will convert the shares of GTC Preferred Stock held by it into GTC Common Stock immediately prior to the Reorganization based upon the conversion rate of 8.1 shares of GTC Common Stock for each share of GTC Preferred Stock. Robert E. Gill, Jeffrey T. Gill, R. Scott Gill, Virginia
     G. Gill and Patricia G. Gill own 19.3%, 32.3%, 28.0%, 19.7% and 0.1%,
     respectively (99.4% in the aggregate), of the outstanding stock of GFP and, therefore, may be deemed to have an indirect beneficial interest in all of the shares of GTC Common Stock and GTC Preferred Stock owned by GFP. Robert
     E. Gill is also a director of GTC and Jeffrey T. Gill is a director and an executive officer of GTC. All of the shares of GTC Preferred Stock held by GFP have been pledged by GFP to secure the credit facility between GTC and Bank One, Kentucky, NA. Each of Robert E. Gill, Jeffrey T. Gill, R. Scott Gill, Virginia G. Gill and Patricia G. Gill disclaims beneficial ownership of any shares of GTC Common Stock and GTC Preferred Stock held by GFP, other than the pro rata portion of such shares allocable to any of them and their spouses.

(2) Consists of 250,000 shares of GTC Preferred Stock held by GFP which may be deemed beneficially owned by Robert E. Gill and his spouse, but a portion of which ownership is disclaimed as set forth in note (1) above.

(3) Consists of 250,000 shares of GTC Preferred Stock held by GFP which may be deemed beneficially owned by Jeffrey T. Gill and his spouse, but a portion of which ownership is disclaimed as set forth in note (1) above.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires GTC's officers and directors, and persons who beneficially own more than 10% of a registered class of GTC's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 and 5 with the Commission and the NASD. Federal securities regulations require that officers, directors and greater than 10% shareholders furnish GTC with copies of all Section 16(a) forms they file.

     Based solely on GTC's review of the copies of such forms and written representations furnished to GTC by these reporting persons, GTC believes that during 1996 and the preceding year, its officers, directors, and greater than 10% beneficial owners were in compliance with all applicable filing requirements.

                                BUSINESS OF GTC
General

     GTC provides advanced manufacturing, engineering and testing services to OEMs of electronic products. GTC was incorporated on December 27, 1988 as a subsidiary of GFP. On May 21, 1989, GTC acquired certain assets and assumed certain liabilities of the Defense Communications and Production division of Honeywell, Inc. ("Honeywell").

     GTC custom manufactures complex circuit card assemblies, subsystems and end-user products for use in a wide variety of markets, including automotive, commercial avionics, computer, government systems, industrial electronics, networking, space, and telecommunications. GTC offers its customers traditional turnkey manufacturing solutions, including basic design services (such as board layout, production and testing), materials management (including selection, sourcing and procurement), automated assembly and quality assurance. GTC also provides high-level engineering services, such as design services, software development and product redesign. GTC believes that its ability to offer its customers a broad range of sophisticated engineering services, which complement its basic manufacturing services, gives it a competitive advantage.

     On June 30, 1997, GTC sold its wholly-owned foreign operations to SCI Systems, Inc. These foreign operations consisted of GTC Mexico and GTC Brazil. Substantially all of the assets of Metrum, Inc. ("Metrum"), a wholly-owned subsidiary of GTC, were divested to Bell during the first quarter of 1996, and GTC immediately ceased all operations at its Littleton, Colorado facility. Also during the first quarter of 1996, GTC sold substantially all of the assets related to its Badger line of name brand products.

     For a discussion of GTC recent developments see "Recent Developments."

Strategic Initiatives

     GTC initiated several highly focused programs during 1995, 1996 and 1997 to incrementally improve its manufacturing processes, communications systems, materials management, contract management, accounting and marketing efforts. GTC remains optimistic that additional improvements to its operating performance will continue to be realized by the business as a result of these programs.

     GTC successfully reduced the break-even point for its commercial manufacturing operations in Tampa, Florida by taking steps to reduce its headcount and overhead costs during 1995, 1996 and 1997. While GTC recorded certain expenses in 1995, 1996 and 1997 as a result of taking these steps, management believes the steps will facilitate GTC's efforts to return to profitability.

     During 1995 and 1996, GTC successfully divested all of its name brand products businesses in order to enable GTC to focus its resources on GTC's core contract manufacturing capabilities. GTC generated a total of approximately $16,400,000 in cash from the sale of these assets. The instrumentation products business unit was sold to Bell in February 1996 for $10,104,000.

Industry Background

     OEMs originally utilized contract manufacturing sources primarily to reduce labor costs in the production of electronic assemblies and to provide for additional manufacturing capacity in times of peak demand. These early contract manufacturers typically were employed on a consignment basis in which the OEM provided the circuit and production designs, procured all components and performed the final product testing. During this period of time, the industry was characterized by small regional job shops with few, if any, competitors of significant size.

     During the early 1980s, the commercialization of the personal computer began to fuel substantial growth in the electronics industry and with it, the growth of contract manufacturers. At about the same time, significant advancements were made in manufacturing know-how as surface mount technology ("SMT") began to replace pin-through-hole technology as the preferred method for the assembly of circuit boards. SMT provided the OEMs with significant cost savings while at the same time increasing the performance of their products. Many of the benefits, especially those relating to cost reduction, were passed along to consumers, which GTC believes helped to sustain the double-digit growth of the electronics industry into the 1990s.

     Despite the rapid growth in the industry, the market soon became characterized by intense price competition and demands for more frequent product introductions. In an effort to survive and meet the requirements of the marketplace, OEMs were forced to restructure and focus their resources on core strategic competencies, such as product development, software design and marketing, and to outsource capital intensive manufacturing operations to specialists. As contract manufacturers began to perform more turnkey services, the relationship between OEMs and contract manufacturers became more strategic in nature, with the two now linked in a close relationship to deliver cost effective, high-quality products quickly to the marketplace.

     GTC believes that the strategic use of contract manufacturers has provided significant benefits to both the contract manufacturers and to the OEMs. Contract manufacturers have benefited from the economies of scale resulting from larger and more frequent orders from OEMs, as well as from the strategic and operational benefits arising from the stability of longer-term relationships. OEMs in turn have benefited from significantly reduced manufacturing costs, reduced levels of investment in property, plant, equipment and working capital, reduced cycle time for new product introductions, increased flexibility, and access to the most advanced manufacturing technologies available.

     GTC believes that the contract manufacturing industry has grown through a series of phases during which first price and then quality became the principal methods of differentiation among contract manufacturers. During the 1980s, the low-overhead, low-cost, high-volume contract manufacturer was in favor and served primarily to provide OEMs with low cost products. By the early 1990s, price alone no longer served to differentiate contract manufacturers and quality became an important additional selling point. Contract manufacturers which were able to deliver products to exacting international standards of quality began to grow more rapidly. As a result, the contract manufacturing industry began to standardize around global quality certifications, such as ISO 9000.

     GTC believes that the contract manufacturing industry is entering a new phase now that both low price and high quality are considered to be entry level standards for companies in the industry. In the future, successful contract manufacturers will become increasingly important in helping OEMs to introduce new products, faster, more frequently and with a greater number of features than in previous generations. The production volumes are expected to be smaller with the products targeted at specialized niche markets. GTC believes that its ability to provide OEMs with product design enhancements, quick-turn prototyping and complete system solutions will be critical to the future success of its relationships with OEMs.

     The contract manufacturing industry is characterized by a high degree of customer and market concentration and is anticipated to grow significantly. GTC believes that the integration of digital and wireless technologies into new products will help generate growth from several markets outside of the computer industry, such as telecommunications, industrial electronics and medical instrumentation. In addition to growth in the electronics industry, GTC believes that further growth in the contract manufacturing industry will come from an increasing need for OEMs to reduce product time to market and to manage more complex product designs, inventories and component procurements.

Business Strategy

     GTC's objectives are to provide a broad range of value-added manufacturing and engineering services that will help its customers compete more effectively in the marketplace and to improve GTC's financial performance through implementation of the following strategies.

     Focused Manufacturing and Service Capability

     GTC intends to increase its focus on the federal systems electronic assembly market, which represents an area of significant experience for GTC. GTC intends to service the niche market of commercial electronic assembly customers with characteristics similar to the federal systems business. These characteristics include customers with low-to-medium volume requirements, high complexity, frequent changes and numerous board styles.

     Value-Added Services

     GTC intends to continue to utilize its advanced engineering services capabilities to provide its customers with complete system solutions which exceed the scope of traditional turnkey services provided by most contract manufacturers. GTC believes that the ability to provide its customers with these services, which include software development, ASIC design, prototype development, product re-engineering, feature enhancement, product ruggedization, cost reduction, product miniaturization, and EMI interference and Tempest shielding is instrumental in moving new products to market quickly and regularly.

     Diversified Customer Base

     GTC intends to pursue customers across a number of industries in order to avoid the customer and market concentration that is more typical of other companies in the industry. GTC's quality and technical certifications enable it to provide a series of advanced design engineering and manufacturing services for customers requiring special certifications, such as NASA, FAA and MIL-STD, in markets that are not considered to be traditional sources of business for contract manufacturers. GTC believes that its customer base is well-balanced and that it will strengthen its prospects for future growth by serving a variety of customers and industries.

Manufacturing Services

     GTC provides its customers with a broad variety of solutions, from low-volume prototype assembly to high-volume turnkey systems manufacturing. GTC employs a multi-disciplined engineering team which provides comprehensive manufacturing and design support to customers. The turnkey systems solutions offered by GTC include design conversion and enhancement, materials procurement, system assembly, testing and final system configuration.

     GTC's manufacturing capabilities are enhanced by up-to-date manufacturing techniques. Among these techniques are just-in-time procurement and continuous flow manufacturing (where practical), statistical process control, total quality management, stringent and real-time engineering change control routines, and total cycle time reduction techniques. GTC has also invested in integrated manufacturing support systems to maximize performance. These systems provide a continuous flow of information from the initial estimating phase of a project through final shipment.

     GTC provides varied levels of testing services, ranging from in-circuit test, burn-in test and environmental stress screening to functional test. Increasingly, GTC is asked to provide final systems assembly ("box build") services. As a result, testing procedures and equipment are required to ensure that finished products are tested to standards that reflect their required use.

Engineering Services

     GTC utilizes its advanced engineering services capabilities to provide its customers with complete system solutions that exceed the scope of traditional turnkey services provided by most contract manufacturers. GTC believes that the ability to provide its customers with these services, including software development, design services, prototype development, product re-engineering, feature enhancement, product ruggedization, cost reduction, product miniaturization, and EMI interference and shielding is instrumental in moving new products to market quickly and regularly. GTC's engineers perform design work on a contract basis for a number of customers, including those requiring high levels of security clearance.

Customers and Marketing

     GTC has pursued the diversification of its market segments and customer base and has sought relationships with leading OEMs in the markets it serves. GTC's principal sources of new business originate from the expansion of existing relationships, referrals and direct sales through senior management, direct sales personnel, and market specialists. Supported by the executive staff, market specialists identify and attempt to develop relationships with potential OEM customers who meet a certain profile, which includes financial stability, industry leadership, need for technology driven turnkey manufacturing, anticipated unit volume growth and long-term relationship potential.

     GTC's sales efforts are further supported by advertising in numerous trade media and sales literature and by promotions. GTC promotes the concept of manufacturing relationships with each of its customers. The focus of this relationship is centered on the belief that GTC and its employees must become an essential part of every customer's operations. To facilitate this relationship, GTC employs program managers who are dedicated to one or more customers to ensure that customer contract requirements are met and that information critical to the success of each program is communicated and acted upon in an expedient fashion. This requires that program managers maintain close contact with GTC employees and with the customers that they support, communicating project status in addition to resolving specific issues which arise. GTC believes that this dedicated relationship is critical to meeting the dynamic needs of its customers.

     During the last three years, GTC's largest individual commercial customer was IBM, which accounted for approximately 14%, 16%, and 16%, of GTC's revenue in 1994, 1995 and 1996, respectively, and 14% for the nine months ended September 28, 1997. Sales to International Game Technology represented approximately 10% of GTC's revenue in 1996. GTC's sales of products and services to United States government agencies represented approximately 19%, 20% and 17% of GTC's revenue in 1994, 1995 and 1996, respectively, and 25% for the nine months ended September 28, 1997. GTC's sales of products and services to a variety of prime contractors under contract with the federal government, in the aggregate, represented approximately 11%, 9% and 12% of GTC's revenue in 1994, 1995 and 1996, respectively, and 12% for the nine months ended September 28, 1997.

Competition

     GTC operates in a highly competitive environment and competes against numerous domestic and foreign manufacturers. GTC's competitors include AVEX Electronics, Benchmark Electronics, DII Group, IEC Electronics, Jabil Circuit, Plexus, SCI Systems, Sanmina, and Solectron. In addition, GTC may encounter competition in the future from other large electronic manufacturers which are selling, or may begin to sell, contract manufacturing services. GTC may also face competition from the manufacturing operations of its current and potential OEM customers, which GTC believes continue to evaluate the merits of manufacturing products internally versus the value of contract manufacturing.

     GTC believes that the primary basis of competition in its targeted markets are time to market, capability, price, manufacturing quality, advanced manufacturing technology and reliable delivery. GTC believes that it generally competes favorably with respect to each of these factors. To remain competitive, GTC must continue to provide technologically advanced manufacturing services, maintain world-class quality levels, offer flexible delivery schedules, deliver finished products on a reliable basis and compete favorably on the basis of price.

Backlog

     GTC's order backlog at December 31, 1996 was approximately $65 million as compared to order backlog at December 31, 1995 of approximately $124 million. Order backlog at September 28, 1997 was $73.1 million. Backlog consists of firm purchase orders and commitments, substantially all of which is expected to be filled within twelve months. However, since orders and commitments may be rescheduled or canceled, backlog is not a definitive indicator of future financial performance.

Suppliers

     GTC procures components from a broad group of suppliers, determined on an assembly-by-assembly basis. Some of the products and assemblies manufactured by GTC require one or more components that may be available from only a single source. Also, certain components are allocated in response to supply shortages. GTC attempts to ensure the continuity of supply of these components. In cases where unanticipated customer demand or supply shortages occur, GTC attempts to arrange for alternative sources of supply, where available, or defers planned production to meet the anticipated availability of the critical component. In some cases, supply shortages will substantially curtail production of all assemblies using a particular component. In addition, at various times there have been industry-wide shortages of electronic components, especially memory and logic devices. While GTC has not experienced significant material shortages in the recent past, such shortages could produce significant short-term interruptions of GTC's future operations.

     GTC believes it fosters fair and strong relationships with its suppliers. These relationships are built upon a history of GTC providing suppliers with accurate and timely information when ordering materials and responding to the suppliers' requirements. In return, suppliers are expected to provide competitive material prices with flexible delivery schedules, to honor their commitments for delivery of materials on time, and to meet or exceed all quality requirements.

Research and Development

     GTC invested $5.2 million, $3.0 million and $0.3 million, in research and development in 1994, 1995 and 1996, respectively, and $0.1 million for the nine months ended September 28, 1997. The investments made prior to 1996 were made primarily in support of GTC's name brand products line of business, substantially all of which was divested by GTC by the end of the first quarter of 1996. GTC also utilizes its research and development capability to develop processes and technologies for the benefit of its customers.

GTC plans to perform a limited amount of research and development in the future. GTC cannot forecast the impact of such expenditures upon the overall success of its sales.

Proprietary Rights, Patents and Trademarks

     GTC regards its manufacturing processes and circuit designs as proprietary trade secrets and confidential information. GTC relies largely upon a combination of trade secret laws, agreements with its OEM customers, internal security systems, confidentiality procedures and employee agreements to maintain the trade secrecy of its circuit designs and manufacturing processes. Although GTC takes steps to protect its trade secrets, there can be no assurance that misappropriation will not occur.

     GTC licenses some technology from third parties which it uses in providing manufacturing services to its OEM customers. GTC believes that such licenses are generally available on commercial terms from a number of licensers. Generally, the agreements governing such technology grant GTC nonexclusive, worldwide licenses with respect to the subject technology and terminate upon a material breach by GTC.

     Although GTC does not believe that its circuit designs or manufacturing processes infringe on the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against GTC in the future with respect to current or future designs or processes. Any such assertion may require GTC to enter into a royalty arrangement or result in costly litigation.

Certifications

     GTC's Tampa facility is certified to ISO 9001, the international standard for quality assurance in design, development, production, installation and service. GTC also meets the National Aeronautics and Space Administration's NHB5300.4 specification for space programs and numerous military specifications including MIL-Q-9858A (quality program), MIL-STD-2000A (high-reliability soldering), MIL-STD 45662 (calibration and metrology) and MIL-STD-801D (environmental testing). GTC also meets certain manufacturing and quality practices required by the Federal Aviation Administration. GTC will continue to utilize these certifications to provide service to these and other niche markets.

Government Regulation

     GTC's operations are subject to certain federal, state and local regulatory requirements relating to environmental, waste management, health and safety matters. Management believes that GTC's business is operated in material compliance with applicable regulations promulgated by the Occupational Safety and Health Administration and the Environmental Protection Agency and corresponding state agencies which, respectively, pertain to health and safety in the workplace and the use, discharge and storage of chemicals employed in the manufacturing process. Current costs of compliance are not material to GTC. However, new or modified requirements, not presently anticipated, could be adopted creating additional expense for GTC.

     GTC's former leased facility located on Waters Avenue in Tampa, Florida is currently subject to remediation activities related to ground water contamination by methylene chloride and other volatile organic compounds which occurred prior to GTC's lease of the facility. Through a series of evaluations, it was determined that ground water contamination is also present off site. In December 1986, Honeywell, Inc. ("Honeywell"), a prior operator of the facility, entered into a consent order (the "Consent Order") with the State of Florida Department of Environmental Regulation under which Honeywell agreed to take certain corrective action to remediate the contamination. These remediation activities include the installation of recovery wells and the treatment of the contaminated ground water. Under the Consent Order, Honeywell assumed the responsibility for initiating and conducting these remediation activities, including the annual cost associated with these remediation activities, currently estimated to be up to $500,000 per year. At the time GTC purchased the assets of the business located on this leased site, it obtained an agreement from the seller, Philips Electronics North America Corporation, to indemnify and hold GTC harmless with respect to such matters. GTC vacated the property in December 1994, at which time its lease obligation expired.

     In the course of Metrum's acquisition of certain assets of a business from Alliant Techsystems, Inc. ("Alliant"), Metrum and GTC became aware of ground water contamination that will require remedial action at the facility where the business was located in Littleton, Colorado. Evaluations indicate that certain chlorinated solvents were disposed of on the site by a previous owner of the business and these solvents have contaminated the ground water. In December 1995, a remediation system approved by the state of Colorado was put in place and it is estimated that the clean-up cost could reach as high as $20 million in the aggregate. As part of the agreement for the purchase and sale of the assets of the business, Alliant agreed to indemnify and hold Metrum harmless with respect to such matters. Metrum leased the facility from Alliant and continued operations on the site until substantially all of the assets of the business were sold on February 9, 1996. Metrum and GTC agreed to indemnify and hold Bell harmless with respect to such matters.

     Employees

     As of September 28, 1997, GTC employed approximately 700 employees, all of which were employed in the United States. GTC employed approximately 80 people in finance, sales or administration, 520 people in manufacturing operations and 100 people in various engineering functions. Approximately 350 of GTC's employees are represented by the International Brotherhood of Teamsters collective bargaining unit. In 1993, GTC and the International Brotherhood of Teamsters signed a five-year contract. GTC believes its relationships with its employees are good.

     Geographic Segments

     All of GTC's operations for 1994, 1995 and 1996 and for the nine months ended September 28, 1997 were located in the United States, Mexico and Brazil. Following the sale of the international operations on June 30, 1997, GTC's operations are located only in the United States.
Executive Officers

     The following table contains certain information concerning the directors and executive officers of GTC.

   Name                Age    Position with GTC and Principal Occupation
   ----                ---    ------------------------------------------
Jeffrey T. Gill.....  41      Director; President and Chief Executive Officer of GFP
Robert E. Gill......  72      Director; Chairman of the Board of GFP and President and Chief Executive Officer of Bell
Sidney R. Petersen..  67      Director; Retired; formerly Chairman and Chief Executive Officer of Getty Oil, Inc.
Henry F. Frigon.....  63      Director; Retired; formerly President and Chief Executive Officer of BATUS, Inc.
Roger W. Johnson....  63      Director; Former Administrator of U.S. General Services Administration
Thomas W. Lovelock..  54      Director, President and Chief Executive Officer
David D. Johnson....  42      Vice President of Finance and Chief Financial Officer
James G. Cocke......  50      Vice President and Manager of Federal Systems Division

          All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Officers are appointed by the GTC Board and serve at the discretion of the GTC Board.

        Jeffrey T. Gill has served as Chairman of the Board of GTC since 1992 and as a director of GTC since 1989. Mr. Gill co-founded GFP and has served as its President and Chief Executive Officer since 1992 and as a director since its inception in 1983. Mr. Gill also serves as a director and officer of several other privately-held companies which are either direct or indirect subsidiaries of GFP. Jeffrey T. Gill is the son of Robert E. Gill.

        Robert E. Gill has served as a director of GTC since 1989 and as Chairman of the Board of GTC from 1989 to 1992. Mr. Gill served as President and Chief Executive Officer of GTC from October 1996 to February 1997, at which time he was elected to serve as the President and Chief Executive Officer of Bell. Mr. Gill co-founded GFP and has served as its Chairman of the Board since its inception in 1983 and as President and Chief Executive Officer from 1983 through 1992. Mr. Gill also serves as a director and officer of several other privately-held companies which are either direct or indirect subsidiaries of GFP. Robert
E. Gill is the father of Jeffrey T. Gill.

        Sidney R. Petersen has served as a director of GTC since 1994. Mr. Petersen retired as Chairman of the Board and Chief Executive Officer of Getty Oil, Inc. in 1984. Mr. Petersen served Getty Oil in a variety of increasingly responsible management positions since 1955. Mr. Petersen currently serves as director of Avery Dennison Corporation, Union Bank of California, Seagull Energy Corporation, and NICOR, Inc. and its subsidiary, Northern Illinois Gas Company.

        Henry F. Frigon has served as a director of GTC since 1994. Mr. Frigon is currently a private investor and business consultant. Mr. Frigon most recently served as Executive Vice President-Corporate Development and Strategy and Chief Financial Officer of Hallmark Cards, Inc. from 1990 through 1994. Mr. Frigon retired as President and Chief Executive Officer of BATUS, Inc. in March 1990, after serving with that company for over 10 years. Mr. Frigon currently serves as director of H & R Block, Inc., CompuServe, Inc., Buckeye Cellulose Corporation and Dimon, Inc.

        Roger W. Johnson has served as a director of GTC since 1996. Mr. Johnson most recently served as Administrator of the United States General Services Administration from 1993 through 1996. Mr. Johnson served as Chairman and Chief Executive Officer of Western Digital Corporation, a disk drive and electronics manufacturing company, from 1982 through 1993. Mr. Johnson currently serves as a director of Array Microsystems, AST Computer, Elexys International, Inc., Insulectro, JTS Corporation and Needham Funds, Inc.

        Thomas W. Lovelock has served as a director of GTC since March 1997 and as President and Chief Executive Officer of GTC since February 1997. He was also Vice President of Operations of GTC from 1989 until 1993. From 1995 to 1997, Mr. Lovelock served as President and Chief Executive Officer of Bell. From 1993 until 1995, Mr. Lovelock served as Executive Vice President and Chief Operating Officer of Bell.

        David D. Johnson has served as Vice President and Chief Financial Officer of GTC since March 1996. From 1993 to 1996, Mr. Johnson served as Financial Director, Far East South for Molex Incorporated, which manufactures electronic components and tooling used by OEMs. He served Molex in various other management positions since 1984. Prior to 1984, Mr. Johnson was a senior manager for KPMG Peat Marwick in San Francisco, California.

        James G. Cocke has served as Vice President and Manager of Federal Systems Division of GTC since March 1997. From 1995 to 1997, Mr. Cocke was Division Manager of the Services Division of Bell. Prior to 1995, he was employed as Vice President of Finance for Science Applications International Corporation, which designs and produces ruggedized computer equipment, CAE Link Corporation, which designs and produces military flight simulators, and for Smiths Industries, which designs and manufactures a wide range of electronic equipment.

        Should the Reorganization be completed, the GTC Board is expected to consist of Henry F. Frigon, Jeffrey T. Gill, Robert E. Gill, R. Scott Gill, William L. Healey, Roger W. Johnson, Sidney R. Petersen and Robert Sroka. The executive officers of GTC are expected to be as follows:

        Robert E. Gill...........Chairman
        Jeffrey T. Gill..........President and Chief Executive Officer
        Richard L. Davis.........Senior Vice President
        R. Scott Gill............Senior Vice President and Secretary
        David D. Johnson.........Vice President, Chief Financial
                                   Officer and Treasurer
        Anthony C. Allen.........Vice President and Controller

        Thomas W. Lovelock currently serves as President and Chief Executive Officer of GTC, James G. Cocke currently serves a Vice President and Manager of Federal Systems Division of GTC, and Michael L. Schuman currently serves as Secretary of GTC. Mr. Lovelock and Mr. Schuman will serve in similar capacities after the Reorganization is completed in the new wholly-owned subsidiary that will contain the operations of GTC, while Mr. Cocke will serve as Vice President and Chief Financial Officer of this new subsidiary. No other key personnel changes are currently anticipated.

Properties

        GTC's headquarters are in a 308,000 square foot office and manufacturing facility on Malcolm McKinley Drive in Tampa, Florida which GTC occupies under a ten-year lease expiring in April 2002 (with two additional five-year options).

Legal Proceedings

        GTC is, from time to time, a party to litigation which arises in the normal course of its business. There is no litigation pending or, to GTC's knowledge, threatened which, if determined adversely, would have a material adverse effect upon the business or financial condition of GTC. However, in connection with GTC's Metrum subsidiary, GTC has been notified that a claim of up to $4.0 million may be asserted against Metrum related to contracts allegedly acquired by Metrum from Alliant Techsystems, Inc. While GTC believes that Metrum has valid defenses to such a claim, an adverse determination on the claim would have a material adverse effect on GTC.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GTC

Overview

        GTC provides advanced manufacturing, engineering and testing services to OEMs of electronic products and also to certain end users such as United States government agencies. These services include the manufacture of circuit card assemblies, subsystems and end-user products for use in a wide variety of markets. In providing these services, GTC is affected by a number of internal and external factors including, but not limited to, materials management and availability, working capital needs, variability of customer requirements, production start-up costs, industry trends and competition.

        GTC's operating results are also dependent upon the efforts and abilities of key managerial and technical employees and upon its ability to attract and retain qualified employees. During 1996 and during the first quarter of 1997, GTC experienced turnover of certain key employees, including its President and Chief Executive Officer and other executive officers of GTC. See "Business of GTC--Executive Officers" for additional information regarding the executive officers of GTC.

Three and Nine months ended September 29, 1996 and September 28, 1997

        Results of Operations

        The following tables set forth certain data, expressed as a percentage of revenue, from GTC's Consolidated Statements of Operations for the three and nine-month periods ended September 29, 1996 and September 28, 1997.

                                                   Three Months Ended      Nine Months Ended
                                                 ---------------------   ---------------------
                                                 Sept. 29,   Sept. 28,   Sept. 29,   Sept. 28,
                                                   1996        1997        1996        1997
                                                 ---------   ---------   ---------   ---------
Revenue......................................      100.0%      100.0%      100.0%      100.0%
Cost of operations...........................       98.3       102.5        94.5       100.9
                                                   -----       -----       -----       -----
Gross profit (loss)..........................        1.7        (2.5)        5.5        (0.9)
Selling, general and administrative expense..        5.0         8.1         4.8         5.9
Research and development.....................         --          --         0.2         0.1
                                                   -----       -----       -----       -----
Operating (loss) income......................       (3.3)      (10.6)        0.5        (6.9)
Interest expense (income), net...............        1.5        (0.5)        1.5         1.3
Other expense (income), net..................        0.2       (14.9)        0.1        (4.1)
                                                   -----       -----       -----       -----
(Loss) income before income taxes............       (5.0)        4.8        (1.1)       (4.1)
Income tax expense...........................        0.9          --         0.4         0.1
                                                   -----       -----       -----       -----
Net (loss) income............................       (5.9)%       4.8%       (1.5)%      (4.2)%
                                                   =====       =====       =====       =====

        Revenue for the three months ended September 28, 1997 was $21.6 million, a decrease of $26.6 million or 55.3% from $48.2 million for the three months ended September 29, 1996. Revenue for the first nine months of 1997 was $84.5 million, a decrease of $95.9 million or 53.2% from $180.4 million for the first nine months of 1996. During the first nine months of 1997 as compared to the year earlier period, GTC's domestic manufacturing and engineering operations decreased by $59.0 million. This decline in revenue is associated with decreased customer demand and the termination or completion of certain contracts.

        The decreased customer demand and termination or completion of contracts experienced by GTC principally reflects the change in out-sourcing strategies of three customers which resulted in a $44.7 million reduction of revenue during the first nine months of 1997 as compared to the first nine months of 1996. One such customer utilized the contract manufacturing services of GTC on a temporary basis while it increased its capacity to provide its manufacturing services internally. The other two customers with a change in out-sourcing strategy moved their manufacturing solutions overseas. After considering the effect of these contract curtailments, GTC believes its consolidated revenue of $21.6 million in the third quarter of 1997 represents a sustainable level of quarterly revenue for GTC during the fourth quarter of 1997 and during 1998. Additionally, GTC believes that its existing customer base and related contracts, together with additional customers GTC is pursuing, will provide modest growth opportunities during the next twelve months. However, GTC cannot make any assurances with regard to its ability to attract or retain new and existing customers or that any related increase in volume or revenue will significantly improve the results of operations or financial position of GTC.

        GTC's divestiture of its name brand products business units during the first quarter of 1996 and the recognition of $4.1 million of revenue for a favorable claim settlement during the second quarter of 1996 accounted for an additional $5.7 million of the $59.0 million decline in domestic revenue during 1997. Changes in customer demand on other less significant contracts collectively accounted for the remaining $8.6 million of the decreased domestic revenue in 1997 as compared to 1996.

        GTC's Latin American operations contributed $16.9 million and $48.2 million to revenue in the first nine months of 1997 and 1996 respectively. Revenue from GTC's Latin American operations in the first nine months of 1997 as compared to the year earlier period decreased $31.3 million, principally associated with the completion or curtailment of certain contracts during the second half of 1996 and the first quarter of 1997 and GTC's divestiture of all of its Latin American operations effective June 30, 1997, as more fully described in Note 3 of the accompanying Interim Consolidated Financial Statements. During the year ended December 31, 1996 and the nine month period ended September 28, 1997, the Latin American operations accounted for approximately $1.3 million and $2.2 million, respectively, of the operating loss of GTC. While a portion of those losses were attributable to costs allocated from the Tampa headquarters, GTC expects the divestiture of the Latin American operations and the corresponding reduction in operating costs attributable to the Latin American operations will have an overall positive impact on operating income. GTC has redirected its resources in order to successfully improve the quality and profitability of its domestic operations. However, GTC cannot make any assurances that its strategy to focus on its core domestic manufacturing and engineering business will result in improved profitability.

        Gross loss for the three months ended September 28, 1997 was $0.5 million or 2.5% of revenue compared to gross profit of $0.8 million or 1.7% of revenue during the three months ended September 29, 1996. Gross loss for the first nine months of 1997 was $0.7 million or 0.9% of revenue compared to a gross profit of $9.8 million or 5.5% of revenue in the first nine months of 1996. The net decrease in year-to-date gross profit during the first nine months of 1997 was principally comprised of a $2.0 million decrease in gross profit from GTC's domestic manufacturing and engineering services (excluding the name brand products business), a $3.8 million decrease in gross profit from GTC's Latin American operations and a $4.8 million decrease from the name brand products business. The primary cause for the decline in gross profit (excluding the name brand products business decline) was the fact that decreased revenue levels experienced by GTC, as discussed above, caused GTC to underutilize its manufacturing capacity. Additionally, included in the second quarter gross profit in 1996 was a favorable name brand products business claim settlement of $4.1 million. The reduced gross profit in 1997 was also caused by low margin contracts and cost overruns on certain contracts. During the third quarter of 1997, GTC evaluated the status of certain loss contracts and recognized $0.8 million of additional costs for these contracts. These costs arose during the third quarter due to shortages of materials, delays in attaining certain contract milestones and increased warranty estimates based on returned product. GTC also recorded, in the third quarter of 1997, a provision for excess and obsolete inventories totaling $0.6 million. This provision was recorded to reflect the aging of the residual inventory resulting from contract terminations or curtailments and GTC's unsuccessful efforts to fully recover certain costs from its customers. GTC has modified its marketing strategies to focus on obtaining more profitable contractual agreements to mitigate the effects of the low margin contracts.

        Selling, general and administrative expense for the three months ended September 28, 1997 decreased to $1.7 million or 8.1% of revenue from $2.4 million or 5.0% of revenue for the three months ended September 29, 1996. Selling, general and administrative expenses for the nine months ended September 28, 1997 decreased to $5.0 million or 5.9% of revenue from $8.6 million or 4.8% of revenue for the nine months ended September 29, 1996. The $3.6 million decrease in selling, general and administrative expenses during the nine-month period ended September 28, 1997 as compared to the year earlier period is principally attributable to the aforementioned divestitures and an overall lower business volume. Additionally, for these same periods, GTC experienced a lower level of warehouse relocation costs and accounts receivable provisions during 1997 which accounted for a reduction in selling, general and administrative expense of $0.3 million and $0.7 million, respectively. With regard to warehouse relocation costs, in the second quarter of 1996, GTC implemented a cost saving strategy to integrate the materials warehousing function into its main Tampa facility. During the second quarter of 1996, GTC initially estimated that costs associated with this strategy would amount to $0.4 million, comprised of planning and interior demolition costs, labor associated with the move of the warehouse function to the main facility, the impairment of existing leasehold improvements in the warehouse and estimated lease obligations net of estimated sublease revenue. GTC later revised this estimate to $0.9 million in the fourth quarter of 1996 principally to reflect additional costs associated with moving the warehouse function and the inability to secure a subtenant at favorable lease rates. During the third quarter of 1997, GTC again assessed the probability of subleasing the space at favorable rates and increased the provision for the warehouse relocation by $0.1 million to a total of $1.0 million. The provision for doubtful accounts in the first nine months of 1997 and 1996 of $0.3 million and $1.0 million, respectively, represented a change in estimate of collectibility following extensive communications with the respective customers regarding non-payment of invoices and conclusions or settlements reached during the period regarding ultimate collectibility. Additional reductions in selling, general and administrative expense are associated with the decreased business volume, GTC's divestiture of its Latin American operations and cost saving initiatives implemented in 1996 and 1997, including workforce reductions.

        Research and development expense for the nine month period ended September 28, 1997 was $0.1 million. GTC's manufacturing and engineering services businesses currently require low levels of research and development.

        Interest expense for the three and nine month periods ended September 28, 1997 decreased $0.9 million and $1.6 million, respectively, from the comparable prior year periods. GTC's reduced level of operations has required a lower level of working capital and, therefore, reduced debt requirements. Additionally, on June 30, 1997 GTC utilized the proceeds from the sale of its Latin American operations to repay its debt with its principal lender. In connection with this repayment, the lender forfeited a portion of its warrants previously expensed by GTC, resulting in an additional reduction in interest expense amounting to $0.1 million.

        Other income during the three month period ended September 28, 1997 includes a gain on the sale of GTC's Latin American operations totaling $3.2 million, which is more fully described in Note 3 of the Interim Consolidated Financial Statements of GTC.

        Income tax expense for the nine month period ended September 28, 1997 and the three and nine month periods ended September 29, 1996, consists primarily of income taxes on earnings in foreign countries.

        Liquidity and Capital Resources

        Net cash used in operating activities was $5.3 million for the first nine months of 1997. GTC's accounts receivable decreased by $8.2 million during the first nine months of 1997 principally because of the lower level of revenue during 1997 compared to 1996 revenue amounts. While revenue declined during the first nine months of 1997, GTC's inventory increased by $4.7 million because of purchases GTC made in order to fulfill certain future contractual requirements. GTC utilized the proceeds of the accounts receivable collections and the proceeds from the sale of its Latin American operations, in part, to reduce its accounts payable and accrued liabilities by $5.4 million. While GTC has strengthened its working capital and improved the timeliness of its accounts payable payments, it continues to maintain extended payment terms with its suppliers. GTC has long-term relationships with a majority of its suppliers and has been successful in maintaining reasonable credit terms with its supplier base.

        Net cash provided by investing activities was $17.4 million for the first nine months of 1997. GTC received $18.0 million in connection with the sale of its Latin American operations. Of this amount, GTC expects to repay $2.9 million to the buyer based upon the value of net assets of its Latin American operations at June 29, 1997, subject to final determination in accordance with the purchase and sale agreement. Capital expenditures for the first nine months of 1997 amounted to $0.6 million. Current commitments for capital expenditures for the remainder of 1997 are approximately $0.3 million.

        Net cash used in financing activities was $8.7 million for the first nine months of 1997. The financing activities were comprised of proceeds from the issuance of GTC's Preferred Stock of $2.5 million off-set by repayments of debt of $11.2 million. On June 30, 1997, GTC utilized the proceeds from the sale of its Latin American operations to repay all amounts outstanding under the Credit Agreement with its primary lender and terminated the Credit Agreement.

          In connection with execution of the Credit Agreement in the first quarter of 1996, GFP invested $1.0 million in GTC in exchange for 374,531 shares of GTC's Common Stock. GTC also issued warrants to the lender under the credit agreement for purchase of 1,200,000 shares of GTC's Common Stock for $.01 per share. Of the 1,200,000 warrants, 200,000 became exercisable at closing and 125,000 became exercisable on March 31, 1997. As a result of GTC repaying all amounts payable under the Credit Agreement on June 30, 1997, the lender forfeited the remaining 875,000 warrants.

          In connection with a March 28, 1997 amendment to the Credit Agreement, GFP invested $2.5 million in GTC in exchange for 250,000 shares of Preferred Stock. The Preferred Stock pays quarterly dividends of 8.5% per annum and is redeemable at the option of the holder upon repayment by GTC of all of its outstanding Credit Agreement indebtedness. The Preferred Stock is also convertible and each share may be exchanged for 8.1 shares of GTC's Common Stock.

          On November 14, 1997, GTC joined in a credit agreement with several wholly-owned subsidiaries of GFP. The credit agreement with Bank One, Kentucky, NA totals $45 million, including a $30 million revolving credit loan and a $15 million term loan. The revolving credit loan matures on September 30, 2002. The term loan matures in quarterly installments commencing on December 31, 1997 with a payment of $500,000, payments of $750,000 occurring quarterly thereafter and terminating on September 30, 2002 with a final payment of $1.0 million. Revolving credit availability may be used on a shared basis for the general corporate purposes of GTC and the other GFP subsidiaries and for ordinary operating expenses of GFP. GTC believes that sufficient resources, including resources to be provided by this financing and resources expected to be provided by operations (with consideration given to the estimated modest revenue growth as previously discussed), will be available to meet its cash requirements through the next twelve months. If such resources otherwise prove insufficient to provide GTC with adequate funding for its working capital, management will undertake actions to mitigate the effect of such deficiencies. Such actions could consist of financing initiatives, potential asset sales, and other actions relative to maximizing the liquidity of GTC's financial resources. Cash requirements for periods beyond the next twelve months depend on GTC's profitability, its ability to manage working capital requirements and its growth rate.

Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

          Results of Operations

          The following table sets forth certain data from GTC's Consolidated Statements of Operations for the years ended December 31, 1994, 1995 and 1996 expressed as a percentage of revenue:


                                             Years ended December 31,
                                             ------------------------

                                               1994    1995     1996
                                              ------   -----   ------

Revenue......................................  100.0%  100.0%  100.0%
Cost of operations...........................   86.8    98.4    97.0
                                               -----   -----   -----
Gross profit.................................   13.2     1.6     3.0
Selling, general and administrative expense..    7.5     7.2     5.1
Research and development.....................    1.9     1.1     0.1
                                               -----   -----   -----
Operating income (loss)......................    3.8    (6.7)   (2.2)
Interest expense.............................    0.7     1.1     1.3
Other expense................................    0.2     0.2     0.0
                                               -----   -----   -----
Income (loss) before income taxes............    2.9    (8.0)   (3.5)
Income taxes (benefit).......................    1.2    (1.5)    0.3
                                               -----   -----   -----
Net income (loss)............................    1.7%   (6.5)%  (3.8)%
                                               =====   =====   =====

          Revenue

          Revenue decreased by 17.9% to $224.7 million for 1996, as compared to $273.6 million for 1995. The net decrease in revenue of $48.9 million is related to the decrease in GTC's name brand product line revenue of $31.2 million (net of contract claim revenue recognized in 1996 of $4.1 million) and a decrease in the Tampa-based manufacturing and engineering services operations of $36.1 million, partially offset by an increase in sales by GTC's international EMS operations of $18.4 million.

          The decrease in name brand product line revenue results from the disposition of substantially all of the assets of Metrum and GTC's Badger business. These dispositions, which occurred during 1995 and 1996, are more fully discussed under the caption "Disposition of Assets" included herein below. The decrease in the name brand products revenues was partially offset by the successful settlement of a $4.1 million name brand product contract claim during the second quarter of 1996.

          The Tampa manufacturing services business continued to suffer from underutilized capacity. A large government contract was completed late in 1994 and orders on two commercial contracts were reduced during 1995 due to the customers' need to reduce their inventory levels. GTC also lost opportunities with two commercial customers due to a change in outsourcing strategies which resulted in the loss of a significant level of planned business. During 1996, GTC's domestic operations also experienced the impact of reduced demand from certain semiconductor industry customers and also suffered from increased facility underutilization related to certain contract terminations. In an effort to mitigate the impact of these reduced contract requirements, management implemented cost reduction strategies and increased its Tampa marketing efforts on high mix/low volume and advanced packaging services.

          GTC's Latin American manufacturing services business grew significantly during 1995 and 1996. GTC entered into a manufacturing services agreement in July 1995 to provide contract manufacturing services in Brazil to GTC's largest commercial customer, IBM. The Brazilian operation began contributing to revenue and operating profit during the third quarter of 1995. During 1996, GTC's presence in Brazil expanded as a result of the start-up of a second Brazilian facility. While GTC also fostered growth at its Mexican facility during 1995, certain Mexican-based contracts were terminated during 1996, creating underutilized capacity at that facility. In response to this underutilized capacity, GTC retained new marketing management and has increased its high volume manufacturing marketing efforts.

          To enhance GTC's prospects for achieving an adequate revenue load in future periods, management structured the marketing and sales function to optimize GTC's capabilities at each of its manufacturing facilities. The marketing efforts for GTC's domestic, Mexican and Brazilian manufacturing services operations were focused on high mix/low volume and advanced packaging, high volume manufacturing, and box build services, respectively.

          The overall decrease in revenue during 1996 resulted in significant work force reductions during the year of approximately 36%. These reductions resulted in decreased direct and indirect costs associated with both international and domestic operations including decreases in employee benefit plan expenses. The impact of the decreased work force is considered in the following analyses of gross profit and selling, general and administrative expense.

          Gross Profit

          Gross profit increased to $6.8 million for 1996, compared to $4.5 million for 1995. The gross margin increased to 3.0% in 1996 as compared to 1.6% in 1995. The net increase of $2.3 million represents an increase in gross profit in the Tampa-based manufacturing and engineering services operations of $9.0 million and an increase from increased sales by GTC's Latin American operations of $1.4 million, partially offset by a decrease associated with GTC's divestiture of name brand product lines of $8.1 million. The name brand product line claim referred to above contributed $4.1 million to 1996 gross profit. Therefore, adjusting for the effect of this claim, the gross margin percentage in 1996 remained relatively consistent with the 1995 percentage. Included in the costs of operations in 1996 are costs amounting to $7.4 million which are more fully discussed below.

          GTC's ability to generate the expected level of profitability on contracts is highly dependent on its ability to effectively manage materials. GTC recognized inventory adjustments of $3.6 million, including $1.7 million related to two contract terminations during the year and $1.9 million related to excessive domestic and foreign scrap and related physical inventory adjustments, including fourth quarter physical inventory adjustments totaling $1.0 million. The $1.0 million inventory adjustment in the fourth quarter of 1996 was comprised of a $0.3 million domestic adjustment and a $0.7 million Latin American adjustment (Mexico City facility). GTC performed domestic and international physical inventory counts during July 1996 and August 1996, respectively, to ensure that any excess shrinkage was identified timely. Therefore, management determined that the $1.0 million adjustment was principally associated with the fourth quarter of 1996.

          As a result of the inventory adjustments recorded in the fourth quarters of 1995 and 1996, GTC developed new internal controls and enhanced existing internal controls, including refinement of accrued inventory receipts reports, increased cycle count activity, increased monitoring of scrap and shrinkage rates and utilization of a third party warehousing and freight forwarding service (for its Mexico City operation). GTC will continue to evaluate its inventory control and physical inventory count procedures to minimize the risk of material adjustments in the future.

          Management also evaluated the profitability on certain long-term contracts and recorded costs associated with changes in contract estimates of loss contracts of $1.0 million during the second quarter of 1996 and $0.8 million in the fourth quarter. Other estimate changes on long-term contracts were also recognized during 1996. These estimate changes principally resulted from GTC's inability to achieve expected labor costs or material costs during the year. During 1996, GTC also recognized charges associated with asset disposals and retirements of $0.9 million and amortization of lease payments due at the end of the respective lease terms of $0.5 million. The $0.9 million charge for asset disposals and retirements resulted from a fourth quarter review of GTC's fixed assets, in which certain assets were not readily identifiable or were deemed to be surplus as a result of the corresponding reduction in GTC's operations. The $0.5 million charge for lease payments reflected the inception-to-date amortization of end-of-lease payments for certain leases which originated during 1994. Severance costs also negatively impacted gross margin by $0.4 million in 1996.

          During 1995, GTC also recognized significant charges to its operations, which are more fully discussed under the caption "Year ended December 31, 1995 compared to year ended December 31, 1994" included herein below.

          Selling, General and Administrative Expense

          Selling, general and administrative expense was $11.5 million or 5.1% of revenue in 1996, as compared to $19.7 million or 7.2% of revenue for 1995. This decrease principally represented a $6.2 million reduction of costs associated with the sale of substantially all of the assets of Metrum. Decreased administrative expenses also resulted from continued cost reduction initiatives including work force reductions during 1996. Cost reduction activities implemented at various times during 1995 contributed to the significant cost reductions realized in 1996 as compared to the full year ended December 31, 1995. These reductions offset the impact of $1.4 million of costs in 1996, including severance costs of $0.5 million and costs incurred for the expected closure of a Tampa warehouse of $0.9 million.

          With regard to warehouse costs, in the second quarter of 1996 GTC implemented a cost saving strategy to integrate the materials warehousing function into its main Tampa facility. The total cost of the move was originally estimated to be $0.4 million, but an increased cost of $0.5 million was recorded in the fourth quarter based on actual costs incurred and the review of additional information regarding sublease strategies.

          Selling, general and administrative expense also included $1.0 million of provisions for doubtful accounts receivable, as compared to $1.3 million recognized in 1995. The provision for doubtful accounts in both 1995 and 1996 represented a change in estimate of collectibility following extensive communications with the respective customers regarding non-payment of invoices and conclusions or settlements reached during the year regarding ultimate collectibility.

          Research and Development

          Research and development expense was $0.3 million or 0.1% of revenue in 1996, as compared to $3.0 million or 1.1% of revenue for 1995. The decrease reflects the fact that GTC's research and development efforts have historically been concentrated on the divested name brand products business units. GTC's manufacturing and engineering services businesses are expected to continue to require limited levels of research and development in the future.

          Interest Expense

          Interest expense was $2.9 million or 1.3% of revenue in 1996, as compared to $2.9 million or 1.1% of revenue in 1995. Interest expense remained relatively constant with 1995 levels despite a significant reduction in outstanding debt during 1996. The increased interest rate is partly attributable to the amortization of warrants issued in the first quarter of 1996 in connection with an amended and restated credit facility. The increased interest rate also results from a higher weighted average interest rate incurred in the second half of 1995 and throughout 1996 on GTC's principal credit facility.

          Income Tax Expense

          Income tax expense of $0.8 million in 1996 is primarily attributable to GTC's international operations and Metrum state taxes payable. While an income tax benefit of $4.0 million was recognized in 1995, as of December 31, 1995, GTC had substantially exhausted the benefits of any income tax loss carrybacks. Also as of December 31, 1996, GTC has recorded a valuation allowance for all temporary differences and income tax loss carryforwards.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

          Revenue

          Revenue decreased by 0.2% to $273.6 million for 1995, as compared to $274.1 million for 1994. The net change in revenue was derived from an increase in sales by GTC's expanding Latin American operations offset by a decrease in sales related to the divestiture of certain of GTC's name brand product lines during the second quarter of 1995, a decline in sales from the balance of the name brand product lines and a decrease in sales to commercial customers of GTC's domestic manufacturing services business.

          Gross Profit

          Gross profit decreased to $4.5 million for 1995, compared to $36.3 million for 1994. The gross margin decreased to 1.6% in 1995 as compared to 13.2% in 1994. The decline in gross profit is attributable to depressed margins on GTC's domestic and international manufacturing services and charges during 1995 totaling $11.6 million related to inventories, estimated losses on terminated contracts, asset disposals, operating lease liabilities and severance costs. The lower-margin performance on the domestic and international manufacturing service resulted from the start-up of new contracts in GTC's Tampa and Mexican operations which replaced certain high-margin contracts completed in the fourth quarter of 1994. Additionally, a higher percentage of GTC's 1994 revenue was realized from contracts performed with consigned materials at relatively high gross margins as compared to 1995. During 1994, GTC also recognized gross profit of $4.5 million resulting from favorable changes in contract and claim estimates and $2.7 million from the settlement of a government contract termination claim.

          Charges recognized by GTC during the second and fourth quarters of 1995 were the result of evaluations conducted by management in the respective quarters of its reserves for excess and obsolete inventory. GTC charged $2.0 million and $3.2 million to cost of operations during the second and fourth quarters of 1995, respectively, to increase its reserve for excess and obsolete inventories. Included in the fourth quarter charge for excess and obsolete inventories was $2.2 million related to Badger inventories. The Badger product line was divested in March 1996.

          Concurrent with its review of inventory levels during the second quarter of 1995, management also evaluated a number of its contracts which were not meeting GTC's volume or margin targets. The review resulted in improved pricing on certain contracts; however, it also resulted in decisions, mutually agreed to with customers, to terminate certain unprofitable contracts. GTC charged $1.8 million and $0.5 million to cost of operations during the second and fourth quarters of 1995, respectively, to recognize estimated losses on terminated or unprofitable contracts.

          During the fourth quarter of 1995, management evaluated the probability of a contribution to future earnings from a certain specialized manufacturing equipment item currently under lease. The operating lease was entered into in November 1994 and GTC has since been unsuccessful in attracting customers requiring this specific technology. During the implementation of the technology center concept during the fourth quarter of 1995, management determined that this equipment did not adequately match the strategies of any of the technology centers. Following its review of the business opportunities for this equipment, management elected to pursue the disposition of the equipment through a sale or assignment of lease. Management charged $1.1 million to cost of operations during the fourth quarter of 1995 to recognize the net present value of future costs associated with this lease.

          GTC conducted its annual physical inventory count for its domestic and international manufacturing businesses on October 31, 1995 and December 31, 1995, respectively. Management subsequently completed the reconciliation of its perpetual inventory records to its physical count which resulted in a fourth quarter charge to cost of operations of approximately $1.7 million and a related inventory adjustment based on an accounts payable reconciliation of $0.8 million. The accounts payable reconciliation identified additional inventory to be included in the general ledger for comparison to the physical count. The total variance of $2.5 million between the perpetual and physical amounts, as more fully discussed below, was not anticipated by management. Both the physical inventory observation and inventory and accounts payable reconciliations were performed during the fourth quarter of 1995. GTC also recognized certain other charges during the fourth quarter totaling $0.5 million related to the disposal of idle manufacturing equipment.

          The significant book to physical adjustment during the fourth quarter of 1995 represented approximately an additional 2.5% shrinkage during the year and is the result of a change between historical shrinkage rates and actual shrinkage rates experienced during the year. GTC utilized its historical experience in applying scrap and shrinkage rates each month during 1995 and had no reason to believe that higher rates were being incurred on an actual basis. Therefore a physical inventory count in an interim period prior to the fourth quarter of 1995 was not conducted. The increase in the level of commercial business and the integration of a new business operation into the Tampa facility may have caused the actual rates to vary from the historical rates which variance was ultimately identified and determinable upon a full physical count of the inventory. In conclusion, GTC recognized a change in estimate from booking rates to actual scrap and shrinkage rates during the fourth quarter of 1995. Costs associated with earlier periods were not determinable. In response to this situation, management increased cycle counting and performed a semi-annual inventory observation during 1996.

          Selling, General and Administrative Expense

          Selling, general and administrative expense was $19.7 million or 7.2% of revenue in 1995, as compared to $20.6 million or 7.5% of revenue for 1994. Selling, general and administrative expense decreased due to company-wide cost reduction initiatives implemented at various times throughout 1995 and the divestiture of two of Metrum's lines of name brand products during the second quarter. These reductions offset the impact of a $1.3 million provision for uncollectible accounts during 1995 (including $0.8 million recorded in the second quarter following extensive communications with the respective customers regarding non-payment of invoices and conclusions or settlements reached regarding ultimate collectibility) and increased costs associated with GTC's Latin American operations. GTC also recognized certain other charges during the second quarter totaling $0.6 million related to employee severance costs and costs associated with an uncompleted business acquisition. GTC also recognized a charge during the fourth quarter totaling $0.5 million related to the write-off of terminated financing agreement costs.

          Research and Development

          Research and development expense was $3.0 million or 1.1% of revenue in 1995, as compared to $5.2 million or 1.9% of revenue for 1994. Reductions in research and development expense were implemented in the first quarter of 1995, and the second quarter Metrum divestitures resulted in further reductions.

          Interest Expense

          Interest expense was $2.9 million or 1.1% of revenue in 1995, as compared to $2.0 million or 0.7% of revenue in 1994. Interest expense increased due to a significant increase in the average debt outstanding and an increase in GTC's interest rate which occurred during the third quarter of 1995.

          Income Tax Expense

          Income taxes include current and deferred tax benefits and expense in 1995 and 1994. GTC recorded a $4.4 million valuation allowance against its deferred tax assets during 1995. GTC also recorded a current tax benefit for the amount of federal and state income taxes refundable as a result of the 1995 operating loss.

          Dispositions of Assets

          Beginning in 1995, management focused its attention toward the actions necessary to return GTC's core manufacturing services business to profitability. Management believed that the focus of GTC's human and financial resources should be directed to its core business and, therefore, made decisions during 1995 to begin the divestiture of substantially all of GTC's line of name brand products. Another factor considered by management in reaching its decision to divest these operations was GTC's need to reduce its outstanding debt under its revolving credit agreement, which resulted in part from non-compliance with its credit agreement. These divestitures were completed during the first quarter of 1996.

          GTC's product offerings historically included a line of name brand products. All sales of GTC's Metrum subsidiary were considered name brand products, namely computer peripheral products, digital color imaging products and instrumentation recording products. GTC also marketed a line of ruggedized computers under the Badger tradename. Management successfully completed sale transactions for substantially all of the assets of the peripherals products and imaging products businesses during the second quarter of 1995 and the instrumentation products and Badger products businesses during the first quarter of 1996. The aggregate sales price of the name brand products businesses was approximately $18.0 million, which was paid with $16.4 million in cash and a note receivable of $1.6 million. GTC retained approximately $2.4 million in liabilities associated with the Metrum business, which liabilities related primarily to certain employee benefits, accrued income taxes and commissions. GTC retained certain warranty obligations of the Badger product in addition to performance obligations under a contract with a customer who is in competition with the buyer of the assets. GTC recorded charges of $0.2 million and $0.3 million to cost of operations and other expense, respectively, during the second quarter of 1995 related to the Metrum divestitures and a $2.2 million charge to cost of operations during the fourth quarter of 1995 to write down its Badger inventories to the negotiated sale price. GTC recorded a $0.6 million increase in capital related to the first quarter 1996 instrumentation products divestiture.

          Revenue from GTC's name brand products line, in the aggregate, typically generated higher gross profit margins than revenue from GTC's manufacturing and engineering services. However, the development of name brand products and the maintenance and growth of the market position of these name brand products require significantly higher amounts of research and development and selling, general and administrative expenditures than are required by GTC's manufacturing and engineering services.

          Foreign Currency

          In addition to its domestic operations, GTC provides manufacturing services in Brazil and Mexico. GTC recognized foreign currency exchange losses due to the devaluation of the Mexican new peso, which, in the aggregate, amounted to $0.5 million or 0.2% of revenue in 1994. Foreign currency transaction gains and losses in Latin America have generally not been significant.

          Liquidity and Capital Resources

          Net cash provided by operating activities was $7.7 million and $9.4 million in 1996 and 1995, respectively. The principal contributors to the positive operating cash flow in 1996 include recognition and collection of a name brand products claim, collection of income tax refunds, collection of accounts receivable and reduced inventory levels. Significant cash payments reducing accounts payable served to partially off-set the positive contributing items. At the end of 1995, GTC was substantially beyond its payment terms with its suppliers. While GTC continued to extend its payments beyond normal terms, a significant effort was made during 1996 to reduce the days accounts payable were outstanding, contributing to the overall reduction in accounts payable. GTC has long-term relationships with a majority of its suppliers and as a result, has been successful in continuing to work on reasonable credit terms with its supplier base.

          Net cash provided by investing activities was $8.2 million as compared to net cash used in investing activities of $2.8 million in 1995. Capital expenditures in 1996 and 1995 were $3.4 million and $8.0 million, respectively. GTC's investments in manufacturing equipment in both 1996 and 1995 were required to expand its Latin American capacity, maintain its competitive position and respond to technological changes. GTC expects its capital expenditures in 1997 to be comparable to or less than 1996 levels. The divestiture of GTC's name brand product lines during 1996 and 1995 generated net proceeds of approximately $11.6 million and $5.2 million, respectively.

          Net cash used in financing activities was $17.4 million and $5.8 million during 1996 and 1995, respectively. During both 1996 and 1995, GTC significantly reduced debt outstanding on its primary credit agreement and other debt. The 1996 reductions were principally provided for by the divestiture of GTC's name brand products line in the first quarter of 1996, settlement of a name brand products claim, and by income tax refunds received during the year. GTC also invested $0.3 million in 1995 to provide funding for the start-up of GTC's Brazilian operation.

          GTC had a credit agreement in place at the beginning of 1996 with its bank and thereafter entered into an amendment on March 29, 1996 (the "Credit Agreement") and a further amendment on March 28, 1997. As more fully discussed below, the March 27, 1997 amendment (the "Amendment") resulted in, among other matters, reduced credit availability, an investment from GTC, and more lenient financial covenants. A revolving credit facility issued under the Credit Agreement provided credit availability up to $27.5 million through December 1996 and, as amended, provides $13.5 million through March 1998, subject to a borrowing base consisting of eligible accounts receivable and inventories. During 1996, GTC fully repaid a $5.0 million note and reduced the principal outstanding on a $3.3 million term note by $0.6 million. Both of the notes payable were issued under the Credit Agreement.

          In connection with execution of the Credit Agreement in 1996, GTC invested $1.0 million in GTC in exchange for 374,531 shares of GTC Common Stock. GTC also issued warrants to the bank to purchase 1.2 million shares of GTC Common Stock for $.01 per share, 0.2 million of which became vested at closing. As amended, the Credit Agreement provided for the balance of the warrants to become exercisable as follows: 125,000 on March 31, 1997; 375,000 on June 30, 1997; 250,000 on September 30, 1997; and 250,000 on December 31, 1997. Vesting
of these warrants was also subject to an acceleration clause included in the Credit Agreement. The bank forfeited all remaining unvested warrants when GTC repaid all debt outstanding on June 30, 1997.

Impact of Year 2000

          Some of GTC's older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

          GTC has completed an assessment and will have to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The total year 2000 project cost for the purchase of new software is not expected to be material. To date, GTC has incurred minor expenses, primarily for assessment of the year 2000 issue and the development of a modification plan and purchase of new software.

          The project is estimated to be completed not later than December 31, 1999, which is prior to any anticipated impact on its operating systems. GTC believes that with modifications to existing software and conversions to new software, the year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the year 2000 issue could have a material impact on the operations of GTC.

          GTC has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which GTC's interface systems are vulnerable to those third parties' failure to remediate their own year 2000 issues. There is no guarantee that the systems of other companies on which GTC's systems rely will be timely converted and would not have an adverse effect on GTC's systems.

          The costs of the project and the date on which GTC believes it will complete the year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

                         OWNERSHIP OF GFP COMMON STOCK

          The authorized capital stock of GFP consists of 1,000,000 shares of GFP Common Stock. As of January 30, 1998, there were 315,953 shares outstanding which were held by 9 shareholders. The holders of GFP Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders except for the election of directors in which case shareholders may vote cumulatively.

          The following table sets forth certain information with respect to beneficial ownership of the GFP Common Stock as of January 30, 1998, including beneficial ownership (i) by each person (or group of affiliated persons) who is known by GFP to beneficially own more than 5% of the shares of GFP Common Stock,
(ii) by each of GFP's directors who owns shares, and (iii) by all directors and executive officers as a group. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares of GFP Common Stock shown as beneficially owned by them.

                                                   Shares Beneficially Owned
                                                   -------------------------
       Name                                           Number      Percent
       ----                                           -------     -------
Jeffrey T. Gill (1)..............................     102,943      32.3%
 455 South Fourth Avenue
 Louisville, Kentucky 40202
R. Scott Gill....................................      88,565      28.0
 455 South Fourth Avenue
 Louisville, Kentucky 40202
Virginia G. Gill (2).............................      62,234      19.7
 455 South Fourth Avenue
 Louisville, Kentucky 40202
Robert E. Gill (3)...............................      61,104      19.3
 455 South Fourth Avenue
 Louisville, Kentucky 40202
Anthony C. Allen (4).............................       3,162       *
Richard L. Davis (5).............................       2,909       *
All directors and executive officers as a group..     320,917      99.8

-----------------
*    Less than 1%

(1) Includes 253 shares held by Mr. Gill's spouse and 650 shares issuable to Mr. Gill's spouse under currently exercisable options.

(2) Shares held as trustee for the Virginia G. Gill Trust dated the fourth day of November 1993, for which Virginia G. Gill has sole voting and investment power.

(3) Shares held as trustee for the Robert E. Gill Trust dated the fourth day of November 1993, for which Robert E. Gill has sole voting and investment power.

(4)  Includes 2,200 shares issuable under currently exercisable options.

(5)  Includes 2,600 shares issuable under currently exercisable options.

                      OWNERSHIP OF TUBE TURNS COMMON STOCK

          The authorized capital stock of Tube Turns consists of 2,000,000 shares of no par value common stock. As of January 30, 1998, there were 1,306,829 shares outstanding which were held by 140 shareholders. The holders of Tube Turns Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders except for the election of directors in which case shareholders may vote cumulatively.

          The following table sets forth certain information with respect to beneficial owners of the Tube Turns Common Stock as of January 30, 1998, including beneficial ownership (i) by each person (or group of affiliated persons) who is known by Tube Turns to beneficially own more than 5% of the shares of Tube Turns Common Stock, (ii) by each of Tube Turns' directors who owns shares, and (iii) by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of the Tube Turns Common Stock shown as beneficially owned by them.

                                                          Shares Beneficially Owned
                                                          -------------------------
        Name                                               Number           Percent
        ----                                               ------           -------
(a) Certain Beneficial Owners
     Group Financial Partners, Inc. (1)...............    1,288,600          98.6%
      455 South Fourth Avenue
      Louisville, Kentucky 40202

(b) Management
     John M. Kramer (2)...............................       32,068           2.4%
     Russell H. Johnson, Jr. (3)......................       16,195           1.2%
     Norman E. Zelesky (4)............................        6,043             *
     Kevin H. Kramer..................................           75             *
     Robert E. Gill (5)...............................    1,288,600          98.6%
     Jeffrey T. Gill (6)..............................    1,288,600          98.6%
     R. Scott Gill (7)................................    1,288,600          98.6%
     All directors and executive officers as a group..    1,342,981          99.0%

-------------
*    Less than 1%

(1) GFP directly owns shares of Tube Turns Common Stock. Robert E. Gill, Jeffrey T. Gill, R. Scott Gill, Virginia G. Gill and Patricia G. Gill own 19.3%, 32.3%, 28.0%, 19.7% and 0.1%, respectively (99.4% in the aggregate), of the outstanding stock of GFP and, therefore, may be deemed to have an indirect beneficial interest in all of the shares of Tube Turns Common Stock owned by GFP. Robert E. Gill, Jeffrey T. Gill and R. Scott Gill are also directors of Tube Turns. All of the shares of Tube Turns Common Stock held by GFP have been pledged by GFP to secure the credit facility between Tube Turns and Bank One, Kentucky, NA, and other parties to the agreement. Each of Robert E. Gill, Jeffrey T. Gill, R. Scott Gill, Virginia G. Gill and Patricia G. Gill disclaims beneficial ownership of any shares of Tube Turns Common Stock held by GFP, other than the pro rata portion of such shares allocable to any of them and their spouses.

(2)  Includes 30,000 shares issuable under currently exercisable options.

(3)  Includes 15,000 shares issuable under currently exercisable options.

(4)  Includes 5,000 shares issuable under currently exercisable options.

(5) Consists of 1,288,600 shares of Tube Turns Common Stock held by GFP which may be deemed beneficially owned by Robert E. Gill and his spouse, but a portion of which ownership is disclaimed as set forth in note (1) above.

(6) Consists of 1,288,600 shares of Tube Turns Common Stock held by GFP which may be deemed beneficially owned by Jeffrey T. Gill and his spouse, but a portion of which ownership is disclaimed as set forth in note (1) above.

(7) Consists of 1,288,600 shares of Tube Turns Common Stock held by GFP which may be deemed beneficially owned by R. Scott Gill, but a portion of which ownership is disclaimed as set forth in note (1) above.

                         OWNERSHIP OF BELL COMMON STOCK

     The authorized capital stock of Bell consists of 1,500,000 shares of $.01 par value common stock. As of January 30, 1998, there were 869,020 shares outstanding which were held by 247 shareholders. The holders of Bell Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders.

     The following table sets forth certain information with respect to beneficial owners of the Bell Common Stock as of January 30, 1998, including beneficial ownership (i) by each person (or group of affiliated persons) who is known by Bell to beneficially own more than 5% of the shares of Bell Common Stock, (ii) by each of Bell's directors who owns shares, and (iii) by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of the Bell Common Stock shown as beneficially owned by them.

                                                       Shares Beneficially Owned
                                                       -------------------------
             Name                                          Number    Percent
             ----                                          ------    -------

(a) Certain Beneficial Owners
       Group Financial Partners, Inc. (1)...............   842,694     95.8%
        455 South Fourth Avenue
        Louisville, Kentucky 40202

(b) Management
       Edmund J. Laveck (2).............................    35,832      4.0%
       Thomas C. Jamieson (3)...........................     5,360      *
       Rick A. Affolter (4).............................     4,000      *
       John B. Krauss...................................     1,010      *
       Robert Sroka (5).................................     2,000      *
       Robert E. Gill (6)...............................   842,694     97.0%
       Jeffrey T. Gill (7)..............................   842,694     97.0%
       R. Scott Gill (8)................................   842,694     97.0%
       All directors and executive officers as a group..   890,896     97.7%

------------
*    Less than 1%

(1) GFP directly owns shares of Bell Common Stock. Robert E. Gill, Jeffrey T. Gill, R. Scott Gill, Virginia G. Gill and Patricia G. Gill own 19.3%, 32.3%, 28.0%, 19.7% and 0.1%, respectively (99.4% in the aggregate), of the outstanding stock of GFP and, therefore, may be deemed to have an indirect beneficial interest in all of the shares of Bell Common Stock owned by GFP. Robert E. Gill, Jeffrey T. Gill and R. Scott Gill are also directors of Bell. All of the shares of Bell Common Stock held by GFP have been pledged by GFP to secure the credit facility between Bell and Bank One, Kentucky, NA, and other parties to the agreement. Each of Robert E. Gill, Jeffrey T. Gill, R. Scott Gill, Virginia G. Gill and Patricia G. Gill disclaims beneficial ownership of any shares of Bell Common Stock, other than the pro rata portion of such shares allocable to any of them and their spouses.

(2)  Includes 21,500 shares issuable under currently exercisable options.

(3)  Includes 3,900 shares issuable under currently exercisable options.

(4)  Includes 4,000 shares issuable under currently exercisable options.

(5)  Includes 2,000 shares issuable under currently exercisable options.

(6) Consists of 842,694 shares of Bell Common Stock held by GFP which may be deemed beneficially owned by Robert E. Gill and his spouse, but a portion of which ownership is disclaimed as set forth in note (1) above.

(7) Consists of 842,694 shares of Bell Common Stock held by GFP which may be deemed beneficially owned by Jeffrey T. Gill and his spouse, but a portion of which ownership is disclaimed as set forth in note (1) above.

(8) Consists of 842,694 shares of Bell Common Stock held by GFP which may be deemed beneficially owned by R. Scott Gill, but a portion of which ownership is disclaimed as set forth in note (1) above.

                                 BUSINESS OF GFP
General

          GFP is a private holding company that was founded in 1983 by Robert E. Gill and Jeffrey T. Gill. The initial strategy of GFP was to acquire divisions of Fortune 500 companies which were viewed to be underperforming. Once purchased, GFP's strategy was to install employee profit sharing plans, stock purchase plans and provide management of the companies with the autonomy to run the companies as stand-alone enterprises. Each company assumed responsibility for the management of its own treasury function and, as the acquisition indebtedness was reduced, management of each company was free to utilize the balance sheet and excess cash flow of its business to acquire businesses that were synergistic and/or diversified the risk of its main business operation.

          Between 1986 and 1995, GFP acquired thirteen (13) businesses from a variety of companies. Over the years, these businesses were combined to form GTC, Bell and Tube Turns. As of January 7, 1998, GFP owned 80% or more of the common stock of each of Bell, GTC and Tube Turns. The material operating assets of GFP consist of its investments in these operating companies.

          Between 1984 and 1988, GFP also invested in the purchase of commercial real estate. The objective was to utilize the investment as an inflationary hedge and to increase the after tax cash flow of GFP by using the accelerated depreciation then available for real estate to reduce the consolidated taxable earnings of GFP. GFP formed Unison to manage these properties. In 1995, GFP made the decision to exit the real estate business and to concentrate the investment of its resources in support of its other businesses. On February 28, 1997, GFP completed the sale of its sole remaining commercial property.

          It is anticipated that after the completion of the Reorganization, Robert E. Gill will become the Chairman of GTC and Jeffrey T. Gill will become the President and Chief Executive Officer of GTC. After consummation of the Reorganization, the Gill Family will continue to control in excess of 80% of the shares of the GTC Common Stock.

          The Company is currently organized in two business segments: the Electronics Manufacturing Support Services Segment and the Forged and Fabricated Products Support Services Segment.

          The Electronics Manufacturing Segment ("Electronics Services") provides custom manufacturing and related design and quality assurance services to its customers in the high technology electronics industry. The Company's Electronics Services operations are conducted by GTC and Bell, which collectively offer comprehensive solutions for the engineering, design, manufacture, qualification and service demands of modern electronic systems, subsystems and end products used by its customers. The operations of Datatape, which were acquired by the Company on November 14, 1997, will be included with the Company's Electronics Services (see "Recent Developments").

          The Forged and Fabricated Products Manufacturing Segment ("Forging and Fabrication Services") provides custom manufacturing services to its customers in the energy, powertrain and aerospace industries. The Company's Forging and Fabrication Services are conducted exclusively by Tube Turns.

Electronics Services

  Group Technologies Corporation

     See "Business of GTC."

  Bell Technologies, Inc.

     The Company

     Bell was founded as F. W. Bell, Inc. in 1944 to market products that measure an electrical circuit's performance through the uninterrupted measurement of its electromagnetic field. Over the ensuing forty years, Bell occupied a small but profitable niche selling gaussmeters and probes into a wide variety of industrial and research applications. Bell was acquired in 1986 by GFP from Allegheny International, Inc. ("Allegheny").

     In December 1992, Bell expanded beyond its core product business with the acquisition of Viking Laboratories and Metrum Services from Alliant. Concurrently with these acquisitions, GFP merged Continental Testing Laboratories, Inc. (another company purchased from Allegheny in 1986) into Bell. Bell expanded further in 1995 with the acquisition of Associated Testing Laboratories from Publicker Industries, Inc. and again in 1996, with the acquisition of Teslatronics from its principal shareholder and the acquisition of Metrum from GTC.

     Today, Bell provides electronic products and services to the high technology segment of the electronics industry. Bell manufactures and distributes a line of data acquisition and storage products (Metrum), current sensors, gaussmeters and probes (F. W. Bell), and provides a wide variety of electronic testing (Associated, Continental/Viking) and calibration services (Metrum Services). The President and Chief Executive Officer of Bell is Robert
E. Gill. Mr. Gill will serve in this position until a new Chief Executive Officer is identified. Rick A. Affolter is Bell's Vice President and Chief Financial Officer and John B. Krauss is Vice President and General Manager of Metrum.

     Sales and Marketing

     Bell sells its products and services through its direct sales force, as well as through a series of domestic and international sales representatives and distributors. Bell utilizes a central marketing organization to insure that a consistent marketing message is delivered to all customers across all divisions. National sales organizations exist in all divisions to serve the specific needs of the varying customer base. In addition to the centralized marketing organization, the managers of each of the testing and calibration branches provide sales and marketing coverage for their specific geographical regions. Bell's sales efforts are supported by advertising in numerous trade media, sales literature, participation in trade shows and direct mail promotions.

     Bell considers its presence in international markets important to its success in attracting new customers, to retaining existing customers, and to servicing certain customers' manufacturing facilities outside of the U.S., principally in the Pacific Rim. Bell markets and sells its products overseas primarily through independent sales representatives. Bell's overseas sales are subject to risks common to many technology export activities, such as the imposition of government controls, the need to comply with a variety of foreign and U.S. export laws, political and economic instability, trade restrictions, changes in tariffs and taxes, and the greater difficulty associated with the administration of business oversees.

     Customers

     Bell's customers include Allied Signal, Bailey Controls, Boeing, Honeywell, General Electric, ITT, Lockheed-Martin, Westinghouse, Fluke, General Motors, Hughes Aircraft, John Deere, various agencies of the U.S. government, as well as hundreds of smaller customers located in various countries around the world. Bell's principal sources of new business originate from the expansion of existing relationships, referrals and direct sales through senior management, direct sales personnel, distributors and sale representatives. Bell considers repeat business to be important to its success and strives to maintain close relationships with its customers. No single customer accounted for 10% or more of revenue in any of the past three years.

     Competition

     The market for Bell's products and services is highly competitive and is divided among a large number of companies, most of which provide only regional and/or local coverage. Bell believes that the amount of competition can vary in any given market based upon the technical capabilities and characteristics of the products and services offered and the local needs of the individual customer. Bell faces competition from a wide variety of large and small companies, including Ampex, Loral, Lake Shore Cryotronics, LEM USA, GE, AT&T, Simco, National Technical Services and QPL.

     Employees

     Bell has approximately 539 employees. Many of these employee's have specialized skills that are of great value to Bell. The future success of Bell will depend in large part upon its ability to attract and retain highly skilled technical, managerial, sales, financial and marketing personnel. Bell has never experienced a work stoppage or strike and none of its employees are represented by a union or covered by a collective bargaining agreement. Bell believes that its relationships with its employees are good.

     Properties

     Bell owns a 62,000 square foot facility situated on ten acres of land on Hanging Moss Road in Orlando, Florida. Bell's principal executive offices and corporate headquarters are located in this facility, along with various testing, calibration and manufacturing operations. The electronic testing division of Bell leases an aggregate of 94,000 square feet in facilities located in Arizona, California, Massachusetts and New Jersey. The repair and calibration division leases offices in Arizona, California, Georgia, Illinois, Maryland, Massachusetts, Michigan, Ohio and Texas, and has approximately 76,000 square feet under lease. The instrumentation division leases approximately 70,000 square feet in a single facility located in Colorado. This facility in Colorado is subject to certain environmental contamination. See "Business of GTC-- Government Regulation."

     Lease commitments for these facilities are short term, ranging in length typically from one to three years. Management believes that its existing facilities are in good condition and are suitable and adequate to meet its requirements for the foreseeable future and that suitable additional or substitute space will be readily available as needed. Most of the manufacturing and testing equipment, fixtures and furnishings are owned by Bell and are considered by it to be modern, efficient and adequate for Bell's immediate requirements. Bell believes that its operations are in compliance in all material respects with requirements relating to the environmental quality and energy conservation.

     Legal Proceedings

     Bell is, from time to time, a party to litigation which arises in the normal course of business. There is no litigation pending or, to Bell's knowledge, threatened which, if determined adversely, would have a material adverse effect upon the business or financial condition of Bell.

Forging and Fabrication Services

  Tube Turns Technologies, Inc.

     The Company

     Tube Turns was founded in 1927 by the Girdler Corporation and originally manufactured elbows and fittings for high pressure oil and gas pipelines. Tube Turns has been a participant in the forgings market for over fifty years and continues to benefit from wide-spread name recognition. Tube Turns was acquired in 1988 by GFP from Sumitomo Metals and in 1991 was merged with Tri-Tech, a company that had been purchased by GFP from Sumitomo in 1986.

     Today, Tube Turns is a contract manufacturer of forged products and proprietary piping components for use in a wide variety of markets, including the energy, power train and aerospace industries. Tube Turns manufactures heavy duty truck axles, aircraft engine cylinders and shafts, high pressure closures for storage tanks, insulated joints for underground piping, and numerous other forged and fabricated products. The President and Chief Executive Officer of Tube Turns is John M. Kramer, the Executive Vice President and Chief Operating Officer is Russell H. Johnson, Jr. and the Controller is Norman E. Zelesky.

     Sales and Marketing

     Tube Turns serves a broad range of Fortune 500, specialty and niche companies in a wide variety of markets, including the energy, aerospace and power train industries. Tube Turns depends in large part on repeat business and its ability to retain customers for extended periods of time to insure the financial success of the company. Tube Turns' principle sources of new business originate from the expansion of existing relationships, inquiries stemming from the company's name being found on end-user specification lists, referrals and direct sales. The executive staff also identifies and attempts to develop relationships with project managers and potential customers who meet a certain profile.

     Tube Turns markets its products to potential customers through senior management, direct sales personnel and independent representatives worldwide. Tube Turns identifies prospective customers through networking in the industry and attempts to develop long-term business relationships. Though competition is intense for new accounts, once an account is won, it is generally retained unless Tube Turns does not meet the needs of the customer. Prospective accounts are identified through networking in the industry, outside sales efforts to get on end user specification lists requiring suppliers to use Tube Turns' products, direct contact with pipeline project managers, advertising in trade journals and through direct mail. Most new business is received from inquiries due to being on end user specification lists. Tube Turns is currently marketing most heavily in the Southwest and Northeast corridors of the U.S. and internationally. Though virtually all the company's products are used internationally, many companies working on the international pipelines incorporating Tube Turns' products are located in the Southwest and Northeast corridor of the United States.

     Customers

     Tube Turns' major customers include Rockwell, John Deere, Caterpillar, TCM, Pratt & Whitney, Dow Chemical, Exxon, Shell and Smith Systems. Tube Turns' two largest customers are Rockwell and John Deere, which accounted for 13.5% and 14.0% of total revenue, respectively, during 1996. Tube Turns markets it line of proprietary products to hundreds of small customers in the energy, gas transmission and chemical industries.

     Competition

     Tube Turns faces substantial competition in its chosen market segments from both established competitors and potential new entrants. The company's major competitors include Commercial Forge, Midwest Forge, Fox Valley Forge and Portland Forge. Tube Turns believes that its name, its reputation for being a very responsive, low-cost supplier and the quality of its products broadens its appeal to local, national and international customers. In the market for proprietary products, the company's major competitors include GD Engineering, Huber Yale, Perry Equipment, Thaxton, EPI, Bi-Braze and Alltech. Tube Turns also faces international competition from companies including TD Williamson in Great Britain, Prochind and Zunt in Italy, RMA in Germany, and Hydratech in Mexico. Tube Turns believes that its name, reputation, niche in the high pressure piping market and ability to both fabricate and machine its products broadens its appeal to local, national and international customers.

     Employees

     Tube Turns employs approximately 174 persons, the majority of which belonged to one of three unions. Many of these employees have specialized skills of value to the company. Tube Turns' future success will depend in large part upon its ability to attract and retain highly skilled engineering, technical, managerial, sales, financial, and marketing personnel. Tube Turns believes its relationships with non-union employees to be good.

     Tube Turns employs approximately 128 union workers represented by three unions. The United Steelworkers of America has 114 members, the International Brotherhood of Electrical Workers has 4 members, and the International Association of Machinists and Aerospace Workers has 10 members. The current union contracts expire in June 2000 and have set wages and benefits. In June 1995, Tube Turns experienced a one-week work stoppage by the United Steelworkers of America prior to the signing of the current contract with that union. The company believes its relationships with its union employees are good.

     Properties

     The headquarters of Tube Turns are located in a 383,000 square foot office and manufacturing facility at 2820 West Broadway in Louisville, Kentucky. Tube Turns owns its headquarters facility, as well as an unoccupied 58,000 square foot facility that is being offered for sale. Tube Turns believes that its existing facilities are in good condition and are suitable and adequate to meet its requirements for the foreseeable future and that suitable additional or substitute space will be available as needed. All of the manufacturing equipment, fixtures and furnishings are owned by the company and are considered by the company to be efficient and adequate for the company's immediate requirements. The facility of Tube Turns was subject to environmental contamination involving underground storage tanks by a predecessor owner. Tube Turns has obtained a $1.0 million indemnity from Sumitomo Metal Industries, Ltd., Sumitomo Corporation and Sumitomo Corporation of America for these matters, substantially all of which has been expended. Tube Turns believes, however, that such contamination has been substantially remediated and that any further costs of remediation, if any, will not be material.

     Legal Proceedings

     Tube Turns is, from time to time, a party to litigation which arises in the normal course of its business. Other than as discussed below, there is no litigation pending, or to Tube Turns' knowledge, threatened which, if determined adversely, would have a material adverse effect upon the business or financial condition of Tube Turns. Tube Turns is a co-defendant in two lawsuits described under the heading "Risk Factors" in this Joint Proxy Statement/Prospectus which, if determined adversely, could have a material adverse effect on Tube Turns business and financial condition. However, Tube Turns believes that it has valid defenses in such litigation.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GFP

     The following discussion and analysis is based on the Consolidated Financial Statements of GFP which include the accounts of GFP and its majority-owned subsidiaries. GFP's majority-owned subsidiaries for all periods presented include GTC, Bell and Tube Turns and certain other entities engaged in the ownership and operation of commercial real estate properties. GFP has divested its ownership in all of its real estate operations and, accordingly, these operations have been accounted for as discontinued operations in the Consolidated Financial Statements of GFP for all periods presented.

     For segment reporting purposes, the operations of GTC and Bell are included in Electronics Services and Tube Turns' operations are included in Forging and Fabrication Services (see "Business of GFP"). Segment discussion is included for revenue and operating income in the following discussion and analysis of GFP's consolidated results of operations. The following tables present revenue and operating income data for GFP's two industry segments:

                                    Revenue

                                                                                             Nine months ended
                                                  Years ended December 31,                     September 30,
                                        ---------------------------------------------   -----------------------------
                                             1994            1995            1996            1996            1997
                                        -------------   -------------   -------------   -------------   -------------
                                         Amount    %     Amount    %     Amount    %     Amount    %     Amount    %
                                        --------  ---   --------  ---   --------  ---   --------  ---   --------  ---
                                                            (in thousands, except percent data)
Electronics Services..................  $303,179   93   $305,119   93   $283,915   92   $222,803   92   $136,739   86
Forging and Fabrication Services......    23,148    7     23,858    7     24,683    8     18,160    8     22,497   14
                                        --------  ---   --------  ---   --------  ---   --------  ---   --------  ---
Total revenue.........................  $326,327  100   $328,977  100   $308,598  100   $240,963  100   $159,236  100
                                        ========  ===   ========  ===   ========  ===   ========  ===   ========  ===

  Income (Loss) before Gain on Issuance of Stock by Subsidiary, Income Taxes,
                 Minority Interests and Discontinued Operations

                                                                                             Nine months ended
                                                  Years ended December 31,                     September 30,
                                        ---------------------------------------------   -----------------------------
                                             1994            1995            1996            1996            1997
                                        -------------   -------------   -------------   -------------   -------------
                                         Amount    %     Amount    %     Amount    %     Amount    %     Amount    %
                                        --------  ---   --------  ---   --------  ---   --------  ---   --------  ---
                                                            (in thousands, except percent data)
Electronics Services..................  $ 12,302   90   $(15,975)  --   $   (501)  --   $  4,473   86   $ (1,391)  --
Forging and Fabrication Services......     1,402   10      1,280   --      1,225   --        707   14      1,750   --
                                        --------  ---   --------  ---   --------  ---   --------  ---   --------  ---
Operating income(loss)................    13,704  100    (14,695) 100        724  100      5,180  100        359  100
                                                  ===             ===             ===             ===             ===
Interest expense, net.................    (2,558)         (3,397)         (3,979)         (3,549)         (1,724)
Corporate and other income (expense),
 net(a)...............................        65            (317)            617             505           3,432
                                        --------        --------        --------        --------        --------
Income (loss) before gain on issuance
 of stock by subsidiary, income taxes,
 minority interests and discontinued
 operations...........................   $11,211        $(18,409)       $ (2,638)       $  2,136        $  2,067
                                        ========        ========        ========        ========        ========

------------
(a) Includes general corporate expenses, gains and losses on disposals of assets and miscellaneous income and expense.

     Due to the relative size of GTC as compared to the balance of GFP's consolidated operations, the following discussion and analysis should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of GTC" included elsewhere in this Joint Proxy

Statement/Prospectus. The following discussion and analysis should also be read in conjunction with the "Selected Historical Consolidated Financial Data of GFP," the "Selected Unaudited Pro Forma Combined Financial Data" and the Consolidated Financial Statements of GFP and accompanying notes included elsewhere in this document.

Nine months ended September 30, 1996 and 1997

     Revenue for the first nine months of 1997 was $159.2 million, a decrease of $81.8 million or 33.9% from $241.0 million for the first nine months of 1996. The decrease in revenue is due to a $95.9 million decline in revenue at GTC, which is associated with decreased customer demand and termination or completion of certain contracts. Revenue from GTC's Latin American operations in the first nine months of 1997 as compared to the year earlier period decreased $31.3 million, principally associated with the completion or curtailment of certain contracts during the second half of 1996 and the first quarter of 1997 and the divestiture of GTC's Latin American operations effective June 30, 1997. The significant decline in revenue at GTC was partly offset by increased sales of services and related products by Bell, resulting in a net decrease in revenue of $86.1 million in Electronics Services. Electronics Services' percentage of consolidated revenue for the nine months ended September 30, 1997 decreased to 86% from 92% for the comparable prior year period. Forging and Fabrication Services continued its trend of stable revenue growth for the comparable nine month periods, increasing from $18.2 million in 1996 to $22.5 million in 1997. The increase in Forging and Fabrication Services revenue is attributable to increased volume in the production and shipments of a forged product.

     Selling, general and administrative expenses were $21.7 million, or 13.6% of revenue for 1997 as compared to $21.1 million, or 8.7% of revenue for 1996. The components of the year-to-year change include an increase of $0.5 million in expenses directly traceable to Forging and Fabrication Services associated with additional volume and an increase of $1.0 million in operating expenses incurred that are allocable to GFP's two industry segments. These increases were partly offset by a reduction in expenses of $0.9 million directly traceable to Electronics Services associated with the decrease in volume in 1997 as compared to 1996.

     Operating income was $0.4 million for the nine months ended September 30, 1997 as compared to $5.2 million for the comparable prior year period. The $4.8 million decrease in operating income was driven by the depressed level of gross profit generated by the substantially lower revenue base. Electronics Services' operating income decreased by $5.8 million during the comparable year-to-year periods. In addition to a 39% decline in Electronic Services revenue, the 1996 nine month period also included the recognition of $4.1 million of operating profit at GTC related to a favorable claim settlement. Forging and Fabrication Services' operating income improved by $1.0 million as a result of obtaining additional business in the forging operations at improved margins as well as reducing operating costs.

     Interest expense for the first nine months of 1997 decreased to $1.7 million from $3.5 million for the comparable prior year period. GTC's reduced level of operations has required a lower level of working capital and, therefore, reduced debt requirements.

     Other income during the period ended September 30, 1997 includes a gain on the sale of GTC's Latin American operations totaling $3.2 million, after giving consideration to an expected repayment to the buyer of $2.9 million, which is subject to final determination to be made in accordance with the purchase and sale agreement.

     Income tax expense for the nine months ended September 30, 1997 consists principally of currently payable state income taxes on the stand-alone taxable income of Tube Turns and Bell and foreign income taxes on the taxable income of GTC's Latin American operations.

     GFP recorded the minority shareholders' proportionate share of the net loss of GTC for the nine month periods as a reduction in the consolidated loss before discontinued operations.

     Results of operations of GFP's real estate segment are presented as discontinued operations in the consolidated statements of operations. The divestiture of real estate properties occurred in the second quarter of 1996 and the first quarter of 1997 of the comparable nine month periods.

Liquidity and Capital Resources


     Net cash used in operating activities was $0.7 million for the nine months ended September 30, 1997. Accounts receivable decreased by $7.6 million due primarily to the reduction in revenue at GTC. Inventories increased by $5.3 million due primarily to the increase in purchases at GTC to fulfill certain future contractual requirements. GFP also reduced accounts payable by $5.9 million, primarily attributable to increased cash availability and a corresponding reduction in balances with suppliers. These changes in working capital accounts are exclusive of the changes resulting from the sale of the Latin American operations of GTC.

     Net cash provided by investing activities was $35.2 million for the nine months ended September 30, 1997. GFP made capital expenditures of $4.1 million in the nine months ended September 30, 1997 as compared to $5.2 million in the year earlier period. The reduction in capital expenditures is related to efforts to minimize capital expenditures at GTC due to its underutilized capacity. Included in net cash provided by investing activities in 1997 is $39.6 million of proceeds from the disposal of assets, of which $18 million is due to the disposition of the Latin American operations of GTC and the balance is primarily due to the disposition of the remaining real estate owned by GFP. The disposition of the real estate assets has been accounted for in the statement of operations as discontinued operations.

     Net cash used in financing activities was $30.3 million for the nine months ended September 30, 1997. The mortgage on the real estate sold in the first quarter of 1997 was repaid which accounted for an $18.7 million reduction in debt. On June 30, 1997, GTC utilized $11.2 million of the proceeds from the sale of its Latin American operations to repay all amounts outstanding under the credit agreement with its primary lender and terminated that credit agreement.

     On March 21, 1997, GFP, through a newly formed subsidiary, BT Holdings, entered into a $30 million credit agreement with Bank One, Kentucky, NA to provide a credit facility to Bell and Tube Turns. On November 14, 1997, the credit agreement was amended and expanded to include GTC and to provide funding for the acquisition of Datatape. The credit agreement, as amended, totals $45 million, including a $30 million revolving credit loan and a $15 million term loan. The revolving credit loan matures on September 30, 2002. The term loan is payable in quarterly installments through the scheduled maturity date of September 30, 2002. Proceeds from the March 1997 loan were used to repay the outstanding debt obligations of Bell and Tube Turns. Revolving credit availability may be used for the general corporate purposes of GTC, Bell, Tube Turns and Metrum-Datatape and for ordinary operating expenses of GFP.

     GFP believes that sufficient resources, including the amended BT Holdings credit agreement and resources provided by the sale of GTC's Latin American operations, will be available to meet its cash requirements through the next twelve months. Cash requirements for periods beyond the next twelve months depend on GFP's consolidated profitability, its working capital requirements, its capital expenditure requirements and its rate of growth.

Year ended December 31, 1995 and 1996

     Revenue for 1996 was $308.6 million, a decrease of $20.4 million or 6.2% from $329.0 million for 1995. The overall decrease in revenue reflects several changes in GFP's business which occurred during 1995 and 1996. Electronics Services' revenue decreased by $21.2 million from 1995 to 1996, representing a 7% decrease, while Forging and Fabrication Services' revenue increased by $0.8 million, representing a 3% increase. The primary components of the change in Electronics Services' revenue are an increase in foreign operations of $18.4 million offset by a reduction in domestic manufacturing services operations of $36.1 million.

     Revenue at the Mexico facility increased due to a large contract which began in the second half of 1995, while the Brazil operation commenced operations in the third quarter of 1995. The majority of the domestic manufacturing services revenue decrease was related to a reduction in customer demand and to decisions by management to cancel certain non-profitable contracts during 1995. Revenue for 1996 also includes $4.1 million of revenue derived from a favorable contract claim settlement.

     A decrease in consolidated selling, general and administrative expenses of $1.7 million contributed to an improvement in GFP's operating profit. Reductions in the fixed and variable costs of the Tampa contract manufacturing facility which began in 1995 were continued in 1996.

     Operating income in 1996 improved to $0.7 million from an operating loss of $14.7 million for 1995. The $15.4 million improvement resulted from increased profitability for both of GFP's industry segments. The largest component of the improved profitability related to Electronics Services, which reported an operating loss of $16.0 million in 1995 as compared to an operating loss of $0.5 million in 1996. Gross margins from the contract manufacturing business improved significantly as provisions for obsolete inventories, contract estimate changes and severance costs charged to operations during 1996 were lower than those provisions made in 1995. Additionally, the impact of the $4.1 million favorable contract claim settlement was included in its entirety in gross profit and operating income for 1996. Forging and Fabrication Services accounted for operating income of $1.3 million in 1995 and $1.2 million in 1996.

     Interest expense in 1996 increased to $4.0 million from $3.4 million for the comparable prior year period. Interest increased despite the reduction in debt due primarily to an increased interest rate at GTC and due to the amortization of warrants issued in the first quarter of 1996 in connection with the GTC credit agreement.

     GFP divested certain facilities consisting of excess manufacturing and office space associated with Forging and Fabrication Services in 1996 and recognized a gain of $0.8 million which is included in other income.

     Income tax expense in 1996 consists of currently payable income tax of $0.7 million for state income taxes on the stand-alone taxable income of Tube Turns and Bell and foreign income taxes on taxable income of GTC's Latin American operations. Additionally, approximately $0.9 million of deferred federal income tax expense was recognized during 1996 as a result of taxable temporary differences. Income tax expense in 1995 included the recognition of a valuation allowance of $4.4 million against the consolidated deferred tax assets of GFP and a current tax benefit for federal and state income taxes refundable which were generated by GTC's operating loss.

     GFP recorded the minority shareholders' proportionate share of the net loss of GTC for both years as a reduction in the consolidated loss before discontinued operations.

     Results of operations of GFP's real estate segment are presented as discontinued operations in the consolidated statements of operations. The divestiture of real estate properties occurred in the fourth quarter of 1995 and the second and fourth quarters of 1996.

Liquidity and Capital Resources

     Net cash provided by operating activities was $14.1 million for 1996. Accounts receivable and inventories decreased by $2.0 million and $15.2 million, respectively, due to the decline in volume in GFP's domestic contract manufacturing operations and improved control and management of inventories. GFP also reduced accounts payable by $17.8 million, primarily attributable to the decline in volume and a reduction in balances with suppliers.

     Net cash used in investing activities was $1.5 million for 1996. GFP made capital expenditures of $7.4 million in 1996 as compared to $10.2 million in 1995. GFP received proceeds of $3.5 million on the sale of a real estate property. In addition, GTC received proceeds of $1.5 million in February 1996 for the sale of its Badger product line and Tube Turns received proceeds of $0.9 million from the disposition of certain underutilized land and buildings in September 1996.

     Net cash used in financing activities was $12.2 million for 1996. The Electronics Services' segment reduced its debt by $11.2 million in 1996 primarily as a result of cash provided by operating activities. The financing activities related to the transaction for the sale of the instrumentation product line from GTC to Bell during the first quarter of 1996 did not impact aggregate debt outstanding. During 1996, Tube Turns reduced its outstanding borrowings by $0.2 million and mortgage payments on real estate borrowings amounted to $0.7 million.

Years ended December 31, 1994 and 1995

     Revenue was $326.3 million and $329.0 million for 1994 and 1995, respectively, representing an increase of $2.7 million or 0.8% from 1994 to 1995. Electronics Services' revenue increased by $1.9 million from $303.2 million in 1995 to $305.1 million in 1996, representing a 0.6% increase, while Forging and Fabrication Services' revenue increased by $0.8 million, from $23.1 million to $23.9 million representing a 3.1% increase. Electronics Services' revenue growth has been slowed by reductions in volume during both 1994 and 1995 with certain of its domestic commercial contract manufacturing customers, reductions in volume with government customers through the completion of a large government contract during the fourth quarter of 1994, the general decline in government spending in recent years, and the divestiture of certain of its name brand product lines during the second quarter of 1995. The cumulative impact of these contractions has served to offset revenue growth from GTC's entry into international contract manufacturing operations, and the expansion of Bell's electronic testing services. The revenue growth in Forging and Fabrication Services is attributable to increased volume and pricing for Tube Turns' forged and fabricated product lines for commercial customers, partly offset by the completion of a certain government contract.

     GTC's Mexico contract manufacturing operation continued to contribute to the increase in Electronics Services' revenue, primarily as a result of the start-up on a large contract during the second half of 1995. GTC also entered into a manufacturing services agreement in July 1995 to provide contract manufacturing services in Brazil which generated additional revenue growth. Revenue generated by the Mexico and Brazil operations during 1995 was $40.2 million. Bell also acquired an electronic testing facility in January 1995 to expand its geographic presence and increase its testing capabilities.

     GTC's domestic contract manufacturing operation, which suffered volume reductions during 1994, experienced further declines during 1995. GTC's aggressive sales efforts during 1994 and 1995 to counterbalance the reduction in volume yielded a number of new contracts; however, the volumes and pricing associated with these contracts were not sufficient to maintain 1995 revenue at the previous year level. Revenue also decreased in response to the divestiture of two product lines during the second quarter of 1995. The divestitures were accomplished through the sale of the net assets associated with the non-strategic product lines to unrelated entities.

     Operating income was $13.7 million for 1994 as compared to an operating loss of $14.7 million for 1995. The $28.4 million decrease in profitability was comprised of a decrease of $28.3 million in Electronics Services and a decrease of $0.1 million in Forging and Fabrication Services. The decline in profitability at GTC has dominated the year-to-year changes in profitability of the Electronics Services' operations. Forging and Fabrication Services accounted for operating income of $1.4 million in 1994 and $1.3 million in 1995.

     The decrease in profitability from 1994 to 1995 is attributable to depressed margins on GTC's domestic and international contract manufacturing services and charges totaling $12.0 million related to inventories, estimated losses on terminated contracts, asset disposals and severance costs. The lower margin performance on the domestic and international manufacturing operations resulted from the start-up of new contracts in GTC's Tampa and Mexico operations which replaced certain high margin contracts completed in the fourth quarter of 1994. Additionally, a higher percentage of GTC's 1994 revenue was realized from contracts performed with consigned materials at relatively high gross margins as compared to 1995.

     Interest expense was $2.6 million and $3.4 million in 1994 and 1995, respectively. The increase is due to an increase in the average debt outstanding and an increase in the interest rate of GTC's revolving credit facility during the third quarter of 1995.

     During 1994, GFP recognized a gain of $13.3 million on the issuance of 2,050,000 shares of GTC Common Stock in an initial public offering. The gain was based upon the increase in GFP's proportional share of GTC's total shareholders' equity giving effect to the initial public offering as compared to the book value of GFP's investment in GTC prior to the offering.

     Income taxes consist primarily of current and deferred tax expense in 1994 and current tax benefits in 1995. GFP recorded a $4.4 million valuation allowance against its deferred tax assets during 1995. GFP also recorded a current tax benefit for the amount of federal and state income taxes refundable which were generated by GTC's 1995 operating loss.

     GFP recorded the minority shareholders' proportionate share of the net income or net loss of GTC for the periods subsequent to the initial public offering of GTC common stock as a reduction in the consolidated income or loss.

Liquidity and Capital Resources

     Cash at December 31, 1994 and 1995 was $6.4 million and $5.7 million, respectively. Net cash used by operating activities was $4.4 million in 1994 while net cash provided by operating activities was $14.9 million in 1995.

     Net cash was provided by operating activities in 1995 as reductions in working capital generated an offset to the consolidated operating loss. Accounts receivable and inventories were reduced by the impact of $8.5 million in provisions for doubtful accounts and excess and obsolete inventories combined with a reduction of $4.0 million in accounts receivable and inventories. The accounts receivable and inventory provisions were the result of evaluations conducted by management regarding the adequacy of its reserves for excess and obsolete inventories and the collectibility of accounts receivable. The balance of the reduction in accounts receivable and inventories resulted from a decline in GTC's domestic contract manufacturing operations. An increase in accounts payable of $8.8 million related to the extension of payment terms to GTC's supplier base as a result of a reduction in borrowing capacity on its revolving credit note.

     Net cash used in investing activities was $10.2 million and $7.0 million in 1994 and 1995, respectively. GFP invested $11.9 million and $10.2 million in capital assets during 1994 and 1995, respectively, to improve its technological capabilities and increase production capacity. GFP sold various excess and idle real property and equipment during 1994 and 1995, and divested two product lines in 1995, together providing net cash of $5.9 million.

     A series of acquisitions were completed during 1994 and 1995. GTC acquired a contract manufacturing operation in Mexico City, Mexico in July 1994 for $1.2 million which was payable to the seller under an earn-out provision. Bell acquired an electronic testing operation in Massachusetts in January 1995 for $2.2 million which was financed by borrowings from a bank. GTC acquired a contract manufacturing operation in Hortolandia, Brazil in July 1995 for $4.9 million which is payable to the seller.

     Net cash provided by financing activities was $10.0 million in 1994 and net cash of $8.6 million was used in financing activities during 1995. The various credit agreements of GFP's subsidiaries have experienced several modifications during 1994 and 1995 as a result of refinancings, acquisitions, and, in the case of GTC, technical defaults occurring during 1995 under certain terms and conditions of its revolving credit agreement. In 1994, Bell had a net reduction in total borrowings and in 1995 Bell had a net increase, attributable to its acquisition of ATL. During 1994, Tube Turns refinanced a term note and revolving credit note with a $5.0 million revolving credit note and reduced total borrowings in 1994 and 1995.

     During 1994, the completion of the initial public offering of GTC Common Stock provided net cash of $17.8 million. The proceeds from the offering were used to repay the balance of the $15.0 million term note and to reduce outstanding borrowings on the revolving credit note. Also during 1994, GTC's revolving credit and term notes were restructured with their primary bank in the form of a $100.0 million revolving credit facility. The increase in working capital during 1994 required GTC to increase its borrowings under the revolving credit facility. In November 1995, GTC and its bank entered into a forbearance agreement which subjected GTC's credit availability to a collateral pool which resulted in a reduction in liquidity. The forbearance agreement expired in January 1996, and the bank continued to provide financing under terms similar to those contained in the forbearance agreement until the debt was restructured on March 29, 1996.

     GFP's real estate entities also decreased borrowings in 1994 and 1995 through the scheduled payments on mortgage notes. The extinguishment of debt related to the divestiture of a real estate property during 1995 further reduced GFP's consolidated outstanding debt.

Impact of Year 2000

     Some of GFP's older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     GFP has completed an assessment and will have to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The total year 2000 project cost for the purchase of new software is not expected to be material. To date, GFP has incurred minor expenses, primarily for assessment of the year 2000 issue and the development of a modification plan and purchase of new software.

     The project is estimated to be completed not later than December 31, 1999, which is prior to any anticipated impact on its operating systems. GFP believes that with modifications to existing software and conversions to new software, the year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the year 2000 issue could have a material impact on the operations of GFP.

     GFP has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which GFP's interface systems are vulnerable to those third parties' failure to remediate their own year 2000 issues. There is no guarantee that the systems of other companies on which GFP's systems rely will be timely converted and would not have an adverse effect on GFP's systems.

     The costs of the project and the date on which GFP believes it will complete the year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of GTC Common Stock offered pursuant to this Joint Proxy Statement/Prospectus will be passed upon for GTC by Fowler, White, Gillen, Boggs, Villareal and Banker, P.A., counsel to GTC. In addition, Wyatt, Tarrant & Combs has advised GFP that the information set forth in the description of federal income tax consequences contained in the section entitled "The Reorganization--Certain Federal Income Tax Consequences," and in "The GTC Special Meeting--Proposal to Approve the Reincorporation" subject to the limitations set forth therein, contains a summary of the material federal income tax considerations relevant to the GFP, Tube Turns and Bell shareholders receiving GTC Common Stock pursuant to the Reorganization and relevant to GTC shareholders receiving Sypris Common Stock pursuant to the Reincorporation.

                                    EXPERTS

     The consolidated financial statements and schedule of Group Technologies Corporation at December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, appearing in this Joint Proxy Statement/ Prospectus, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and schedule of Group Financial Partners, Inc. and subsidiaries at December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, appearing in this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of DATATAPE Incorporated at December 31, 1995 and 1996, and for the period from July 22, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996, appearing in this Joint Proxy Statement/Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon the report, which includes an explanatory paragraph regarding an uncertainty as to DATATAPE Incorporated's ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

Other Matters

     The Board of Directors of each of GTC, Bell, GFP and Tube Turns know of no other matters to be presented at the Special Meetings other than as described in the Notices of Special Meetings accompanying this Joint Proxy Statement/ Prospectus. If any other matter does properly come before the Special Meetings, the appointees named in the proxies will vote their proxies in accordance with their best judgment.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



     The following audited consolidated financial statements of GTC, GFP and Datatape, respectively, together with the related reports of Ernst & Young LLP and Coopers & Lybrand LLP, and unaudited condensed consolidated financial statements of GTC, GFP and Datatape, respectively, are filed as part of this Joint Proxy Statement/Prospectus:



                                                                                        Page
                                                                                        ----
                         GROUP TECHNOLOGIES CORPORATION

AUDITED CONSOLIDATED FINANCIAL STATEMENTS (Years ended
  December 31, 1994, 1995 and 1996)

Report of Independent Certified Public Accountants.....................................  F-2
Consolidated Balance Sheets............................................................  F-3
Consolidated Statements of Operations..................................................  F-4
Consolidated Statements of Shareholders' Equity........................................  F-5
Consolidated Statements of Cash Flows..................................................  F-6
Notes to Consolidated Financial Statements.............................................  F-7


UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets (December 31, 1996 and September 28, 1997).................  F-25
Consolidated Statements of Operations (Three months and nine months ended
  September 29, 1996 and September 28, 1997)...........................................  F-26
Consolidated Statements of Cash Flows (Nine months ended September 29, 1996 and September 28, 1997)..............................................................  F-27
Notes to Condensed Consolidated Financial Statements...................................  F-28


                 GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS (Years ended
  December 31, 1994, 1995 and 1996)

Report of Independent Public Accountants...............................................  F-31
Consolidated Balance Sheets............................................................  F-32
Consolidated Statements of Operations..................................................  F-33
Consolidated Statements of Shareholders' Equity........................................  F-34
Consolidated Statements of Cash Flows..................................................  F-35
Notes to Consolidated Financial Statements.............................................  F-36


UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets (December 31, 1996 and September 30, 1997).................  F-61
Consolidated Statements of Operations (Nine months ended September 30, 1996 and 1997)..  F-62
Consolidated Statements of Cash Flows (Nine months ended September 30, 1996 and 1997)..  F-63
Notes to Condensed Consolidated Financial Statements...................................  F-64



                                                                               Page
                                                                               ----
                            DATATAPE, INCORPORATED

AUDITED FINANCIAL STATEMENTS (Period from July 22, 1994 through
  December 31, 1994 and the years ended December 31, 1995 and 1996)
Report of Independent Accountants............................................  F-69
Balance Sheets...............................................................  F-70
Statements of Operations.....................................................  F-71
Statements of Stockholders' Equity (Deficiency)..............................  F-72
Statements of Cash Flows.....................................................  F-73
Notes to Financial Statements................................................  F-74

UNAUDITED CONDENSED FINANCIAL STATEMENTS

Balance Sheets (December 31, 1996 and September 28, 1997)....................  F-92
Statements of Operations (Nine months ended September 29, 1996 and
  September 28, 1997)........................................................  F-93
Consolidated Statements of Cash Flows (Nine months ended September 29, 1996 and September 28, 1997)....................................................  F-94
Notes to Condensed Financial Statements......................................  F-95



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
Group Technologies Corporation



     We have audited the accompanying consolidated balance sheets of Group Technologies Corporation as of December 31, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule listed in the index. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Group Technologies Corporation at December 31, 1995 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                 Ernst & Young LLP

Tampa, Florida
March 28, 1997

                         GROUP TECHNOLOGIES CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                     (in thousands, except for share data)

                                                            December 31,
                                                         ------------------
                                                           1995      1996
                                                         --------   -------
                                  ASSETS

Current assets:
 Cash and cash equivalents.............................  $  2,143   $   661
 Accounts receivable, net..............................    31,167    22,754
 Inventories, net......................................    46,499    20,220
 Other current assets..................................     7,965     2,102
                                                         --------   -------

  Total current assets.................................    87,774    45,737

Property and equipment, net............................    24,090    21,206

Other assets...........................................     1,242       522
                                                         --------   -------

                                                         $113,106   $67,465
                                                         ========   =======

                    LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable......................................  $ 37,789   $17,969
 Accrued liabilities...................................    17,892    16,416
 Current portion of long-term debt.....................     8,171     3,513
                                                         --------   -------

  Total current liabilities............................    63,852    37,898

Long-term debt.........................................    23,050    10,119
Other liabilities......................................       364        45
                                                         --------   -------

   Total liabilities...................................    87,266    48,062

Commitments and contingencies

Shareholders' equity:
 Preferred Stock, $.01 par value, 1,000,000 shares
  authorized, no shares issued and outstanding.........        --        --
 Common Stock, $.01 par value, 40,000,000 shares
  authorized; 15,828,707 and 16,220,629 shares issued
  and outstanding in 1995 and 1996, respectively.......       158       162
 Additional paid-in capital............................    22,537    24,675
 Retained earnings (deficit)...........................     3,145    (5,434)
                                                         --------   -------

   Total shareholders' equity..........................    25,840    19,403
                                                         --------   -------

                                                         $113,106   $67,465
                                                         ========   =======

   The accompanying notes are an integral part of the consolidated financial statements.

                         GROUP TECHNOLOGIES CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except for per share data)

                                                                  Years ended December 31,
                                                               ------------------------------
                                                                 1994       1995       1996
                                                               --------   --------   --------

Revenue.....................................................   $274,147   $273,647   $224,661
Cost of operations..........................................    237,867    269,150    217,890
                                                               --------   --------   --------

  Gross profit..............................................     36,280      4,497      6,771

Selling, general and administrative expense.................     20,561     19,683     11,453
Research and development....................................      5,170      3,041        299
                                                               --------   --------   --------

  Operating income (loss)...................................     10,549    (18,227)    (4,981)

Interest expense............................................      2,048      2,907      2,858
Other expense...............................................        504        521        (59)
                                                               --------   --------   --------

  Income (loss) before income taxes.........................      7,997    (21,655)    (7,780)

Income taxes................................................      3,297     (3,982)       799
                                                               --------   --------   --------

  Net income (loss).........................................   $  4,700   $(17,673)  $ (8,579)
                                                               ========   ========   ========

Net income (loss) per share:
  Primary...................................................   $   0.30   $  (1.13)  $  (0.53)
  Fully diluted.............................................   $   0.30   $  (1.13)  $  (0.53)
Shares used in computing per share amounts:
  Primary...................................................     15,644     15,695     16,157
  Fully diluted.............................................     15,789     15,695     16,157

   The accompanying notes are an integral part of the consolidated financial statements.

                         GROUP TECHNOLOGIES CORPORATION
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     (in thousands, except for share data)


                                                              Common Stock               Additional
                                                          --------------------  Paid-In   Retained      Deferred     Shareholders'
                                                             Shares     Amount  Capital   Earnings    Compensation       Equity
                                                          ------------  ------  -------  -----------  -------------  --------------
Balance at December 31, 1993............................    12,508,800    $125  $   875    $ 16,492          $(152)       $ 17,340

Common stock issued.....................................     2,050,560      20   17,793          --             --          17,813
Compensation expense recorded in connection with
 issuance of redeemable common stock....................            --      --       --         277             --             277
Deferred compensation...................................            --      --       --          --            152             152
Conversion of redeemable common stock to shareholders'
 equity.................................................     1,067,187      11    3,157        (651)            --           2,517
Net income..............................................            --      --       --       4,700             --           4,700
                                                            ----------    ----  -------    --------          -----        --------

Balance at December 31, 1994............................    15,626,547     156   21,825      20,818             --          42,799

Common stock issued and issuable........................       202,160       2      712          --             --             714
Net loss................................................            --      --       --     (17,673)            --         (17,673)
                                                            ----------    ----  -------    --------          -----        --------

Balance at December 31, 1995............................    15,828,707     158   22,537       3,145             --          25,840

Common stock issued.....................................       391,922       4    1,045          --             --           1,049
Warrants issued.........................................            --      --      480          --             --             480
Capital contribution....................................            --      --      613          --             --             613
Net loss................................................            --      --       --      (8,579)            --          (8,579)
                                                            ----------    ----  -------    --------          -----        --------

Balance at December 31, 1996............................    16,220,629    $162  $24,675    $ (5,434)         $  --        $ 19,403
                                                            ==========    ====  =======    ========          =====        ========


The accompanying notes are an integral part of the consolidated financial statements.

                         GROUP TECHNOLOGIES CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                        Years ended December 31,
                                                                                     -------------------------------
                                                                                       1994       1995        1996
                                                                                     --------   ---------   --------


Cash flows from operating activities:
 Net income (loss).................................................................    $  4,700   $(17,673)  $ (8,579)
 Adjustments to reconcile net income (loss) to net cash provided by (used in)
  operating activities:
   Depreciation and amortization...................................................       5,402      5,596      5,214
   Compensation paid with redeemable common stock..................................         429         --         --
   Deferred income taxes...........................................................       2,499        741        251
   Provision for inactive, obsolete and unsalable inventories......................         540      6,939      3,567
   Provision for doubtful accounts.................................................         571      1,293        961
   Provision for idle leased equipment.............................................          --      1,104         --
   Other...........................................................................         273        778      1,134
   Changes in operating assets and liabilities, net of acquisitions and dispositions:
    Accounts receivable............................................................      (2,856)     1,875      4,195
    Inventories....................................................................      (7,172)     3,287     15,497
    Other current and non-current assets...........................................      (4,403)    (3,752)     4,737
    Accounts payable...............................................................      (3,829)     8,043    (18,872)
    Accrued and other liabilities..................................................      (9,052)     1,183       (389)
                                                                                       --------   --------   --------

     Net cash (used in) provided by operating activities...........................     (12,898)     9,414      7,716

Cash flows from investing activities:
 Capital expenditures..............................................................      (7,271)    (8,042)    (3,408)
 Purchase of the net assets of acquired entities...................................          --         --         --
 Proceeds from disposal of assets..................................................          --      5,214     11,561
                                                                                       --------   --------   --------

     Net cash (used in) provided by investing activities...........................      (7,271)    (2,828)     8,153

Cash flows from financing activities:
 Net (repayments) proceeds under line of credit agreement..........................      19,212     (4,667)   (10,418)
 Proceeds from long-term debt......................................................          --         --         --
 Repayments of long-term debt......................................................     (22,573)    (1,505)    (7,933)
 Net proceeds from issuance of common stock........................................      17,801        401      1,000
                                                                                       --------   --------   --------

     Net cash provided by (used in) financing activities...........................      14,440     (5,771)   (17,351)
                                                                                       --------   --------   --------

Net increase (decrease) in cash and cash equivalents...............................      (5,729)       815     (1,482)


Cash and cash equivalents at beginning of year.....................................       7,057      1,328      2,143
                                                                                       --------   --------   --------

Cash and cash equivalents at end of year...........................................    $  1,328   $  2,143   $    661
                                                                                       ========   ========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                         GROUP TECHNOLOGIES CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1)  Business

     Group Technologies Corporation (the "Company") was incorporated on December 27, 1988 as a subsidiary of Group Financial Partners, Inc. (the "Parent"), a private holding company. The Parent owns approximately 80% of the outstanding Common Stock of the Company.

     The Company provides advanced manufacturing, engineering and testing services to original equipment manufacturers ("OEMs") of electronic products. The Company custom manufactures complex circuit card assemblies, subsystems and end-user products for use in a wide variety of markets, including automotive, commercial avionics, computer, government systems, industrial electronics, networking, space, and telecommunications.

(2)  Summary of Significant Accounting Policies

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries (hereinafter collectively referred to as the "Company"). The Company's operating subsidiaries are Group Technologies, S.A. de C.V. ("GTC Mexico") and Group Technologies Suprimentos de Informatica Industria e Comercio Ltda. ("GTC Brazil"). Substantially all of the assets of Metrum Inc. ("Metrum"), which remains a wholly owned subsidiary of the Company, were sold on February 9, 1996 (see Note 4). All significant intercompany transactions and accounts have been eliminated.

     Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Cash Equivalents

     The Company considers all liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     Inventories

     Contract inventories are stated at actual production costs, reduced by the cost of units for which revenue has been recognized. Gross contract inventories are considered work in process. Progress payments under long-term contracts are specified in the contracts as a percentage of cost and are liquidated as contract items are completed and shipped. Other inventories are stated at lower of cost (first-in, first-out) or market. Inventories of Metrum are stated at lower of cost (last-in, first-out) or market.

     Property and Equipment

     Property and equipment is stated at cost. Leasehold improvements are amortized over the lease term using the straight-line method. Machinery, equipment, furniture and fixtures are depreciated over their estimated economic lives (three to ten years). Expenditures for maintenance, repairs and renewals of minor items are expensed as incurred. Major renewals and improvements are capitalized.

     Effective January 1, 1995, the Company changed its method of depreciation for financial reporting purposes for newly acquired machinery, equipment, furniture and fixtures from principally an accelerated

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

method to the straight-line method. Management believes that the straight-line method of depreciation provides a preferable matching between expected productivity and cost allocation since the equipment's operating capacity and consumption generally remains consistent over time. The change had no cumulative effect on prior year earnings and was not material to operating results for the year ended December 31, 1995.

     Amortization

     Noncompete agreements are amortized over five years and patents and other intangible assets are amortized over their composite economic life of seven years, using the straight-line method. The excess of the fair value of the net assets of an acquired business over the purchase price of such net assets (negative goodwill) is amortized using the straight-line method over five years. Negative goodwill included in other non-current liabilities at December 31, 1995 was $261,000. Accumulated amortization of negative goodwill at December 31, 1995 was $396,000. In connection with the disposition of a portion of Metrum's assets during 1995, negative goodwill with an unamortized basis of $330,000 was included in the net book value of assets sold for purposes of determining the loss. As a result of the disposition of substantially all of Metrum's remaining assets during 1996, there was no negative goodwill remaining at December 31, 1996.

     Contract Revenue Recognition

     A portion of the Company's business is conducted under long-term fixed-price contracts with OEMs, the United States government and its prime contractors. Contract revenue is included in the statement of operations as units are completed and shipped using the units of delivery, percentage of completion method of accounting. The costs attributed to contract revenue are based upon the estimated average costs of all units to be shipped. The cumulative average costs of units shipped to date is adjusted through current operations as estimates of future costs to complete change (see Contract Accounting).

     Revenue recognized under the percentage of completion method of accounting amounted to $60,500,000, $57,945,000 and $54,397,000 in 1994, 1995 and 1996,
respectively. Substantially all such amounts were accounted for under the units of delivery method. All other revenue is recognized as product is shipped and title passes.

     Contract Accounting

     For long-term contracts, the Company capitalizes in inventory direct material, direct labor and factory overhead as incurred. The Company also capitalizes certain general and administrative costs for estimating and bidding on contracts awarded (of which approximately $210,000 remained in inventory at December 31, 1995 and 1996). Selling costs are expensed as incurred. Costs to complete long-term contracts are estimated on a monthly basis. Estimated margins at completion are applied to cumulative contract revenue to arrive at costs charged to operations.

     Accounting for long-term contracts under the percentage of completion method involves substantial estimation processes, including determining the estimated cost to complete a contract. As contracts may require performance over several accounting periods, formal detailed cost to complete estimates are performed which are updated monthly via performance reports. Management's estimates of costs to complete change due to internal and external factors such as labor rate and efficiency variances, revised estimates of warranty costs, estimated future material prices and customer specification and testing requirement changes. Changes in estimated costs are reflected in gross profit in the period in which they are known. If increases in projected costs to complete are sufficient to create a loss contract, the entire estimated

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED



loss is charged to operations in the period the loss first becomes known. Provisions for losses on firm fixed-price contracts amounted to $1,226,000, $700,000 and $2,327,000 in 1994, 1995 and 1996, respectively.

     The Company recognized income before income taxes in 1994 of approximately $4,500,000 resulting from favorable changes in contract and contract claim estimates for which all related costs had been charged to operations in previous years. Approximately $3,100,000 of such estimate revisions were recognized by the Company during the fourth quarter of 1994. While contract claim reserves were initially established in response to customer assertions regarding product failures, tests regarding the alleged failures ultimately were determined to be inconclusive, requiring a change in estimate. The Company also successfully negotiated the settlement of a government contract termination claim and recognized income before income taxes of approximately $2,700,000 in 1994. During the second quarter of 1996, the Company successfully settled a name brand products contract claim and recognized revenue and income before income taxes of approximately $4,100,000 associated with that settlement.

     Research and Development

     Company sponsored research and development costs are expensed as incurred.

     Income Taxes

     The Company and its domestic subsidiaries were included in the consolidated federal income tax return of the Parent from the Company's inception through March 22, 1995. Effective March 23, 1995, as a result of a decrease in the Parent's ownership percentage of the Company, the Company did not meet the 80-percent-voting power and value requirements defined by the Internal Revenue Code for affiliated group membership and ceased to be an includable member of the Parent's affiliated group. The Company and its domestic subsidiaries separately filed its initial consolidated federal income tax return for the period March 23, 1995 through December 31, 1995. Effective March 29, 1996, as a result of an increase in the Parent's ownership percentage of the Company, the Company again met the 80-percent-voting power and value requirements defined by the Internal Revenue Code for affiliated group membership and expects to be an includable member of the Parent's affiliated group beginning March 29, 1996.

     For financial reporting purposes during the tax periods in which the Company is or expects to be included in the Parent's consolidated federal income tax return, income taxes are accounted for on a separate return basis, including deferred income taxes. For those tax periods, liabilities for, or refunds of, federal income taxes were calculated on a stand-alone basis and were payable to, or receivable from, the Parent.

     The Company has applied the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach in accounting for income taxes for all years presented.

     Concentrations of Credit Risk

     Financial instruments which potentially expose the Company to concentrations of credit risk consist of accounts receivable. The Company's OEM customer base consists primarily of large computer and electronic manufacturers and its commercial accounts receivable are concentrated with a few of these large companies. Although the Company is directly affected by the well being of the computer and electronics industry, management does not believe significant credit risk exists at December 31, 1996.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     The Company earned revenue from the United States government and its agencies of approximately $51,200,000 (19% of revenue), $53,643,000 (20% of revenue) and $38,635,000 (17% of revenue) during 1994, 1995 and 1996, respectively. The Company also served as a subcontractor to a variety of prime contractors under contract with the federal government, which in the aggregate, represented approximately 11%, 9% and 12% of the Company's revenue in 1994, 1995 and 1996, respectively. The Company's largest commercial customer was IBM which represented approximately 14%, 16% and 16% of the Company's revenue in 1994, 1995 and 1996, respectively. Sales to International Game Technology represented approximately 10% of the Company's revenue in 1996. No other single customer accounted for more than 10% of the Company's revenue in 1994, 1995 or 1996.

     Foreign Currency Translation

     The United States dollar is the functional currency for the Company's GTC Mexico and GTC Brazil subsidiaries. Foreign currency transaction gains and losses, which are insignificant in all years presented, are included in determining net income.

     Net Income (Loss) Per Share

     Net income per share is computed using the weighted average number of issued and issuable common shares, redeemable common shares and equivalent shares outstanding. Net loss per share is computed using the weighted average number of issued and issuable common shares outstanding. The computation of fully diluted net loss per share was antidilutive during the years ended December 31, 1995 and 1996; therefore, the number of shares used for computing primary and fully diluted loss per share are the same. Stock issued within one year of the Company's initial public offering at below the estimated initial public offering price is reflected as outstanding for 1994. All share and per share data in the accompanying financial statements retroactively reflect a 6-for-1 stock split effected March 4, 1994.

     Impact of Recently Issued Accounting Standards

     In March 1995, Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", was issued which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' underlying carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The effect of the implementation of Statement No. 121 in 1996 was not significant.

(3)  Acquisitions

     On July 4, 1994, GTC Mexico, a wholly-owned subsidiary of the Company, acquired certain assets and assumed certain liabilities of Philips Mexicana, S.A. de C.V. The transaction was accounted for as a purchase in which a liability of $1,200,000 to the seller based on sales to customers of GTC Mexico during the next five years was allocated based on fair values of assets acquired and liabilities assumed. No goodwill resulted from this transaction. The 1994 consolidated statement of operations includes amounts for GTC Mexico from July 4, 1994.

     On July 18, 1995, GTC Brazil acquired certain manufacturing equipment of IBM Brasil-Industria, Maquinas e Sevicos Ltda. ("IBM Brasil"). The transaction was accounted for as a purchase in which the purchase price of $4,900,000, in the form of a note payable to the seller, was allocated based on fair values of assets acquired. No goodwill resulted from this transaction. The 1995 consolidated statement of operations includes amounts for GTC Brazil from July 18, 1995.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     These acquisitions did not have a significant effect on the Company's results of operations in 1994 and 1995.

(4)  Dispositions

     The Company completed two transactions during 1995 and one transaction on February 9, 1996, which, in the aggregate, resulted in the sale of substantially all of the assets of its Metrum subsidiary. On May 31, 1995, the assets of the peripherals products business unit of Metrum were sold to MountainGate Data Systems, Inc., a subsidiary of Lockheed Martin Corporation for $5,247,000, consisting of cash of $3,655,000 and a note receivable from the buyer of $1,592,000. On June 6, 1995, the assets of the imaging business unit of Metrum were sold to Sienna Imaging, Inc. for $1,331,000 cash. On February 9, 1996, the assets of the instrumentation products business unit of Metrum were sold to Bell Technologies, Inc. ("Bell"), also a subsidiary of the Parent, for $10,104,000 cash and an earn-out provision which provides for additional payments to the Company, up to $3,000,000, in the event annual earnings before interest and taxes exceeds defined amounts through December 31, 2000. The sales price for each 1995 transaction approximated the net book value of the respective business units on the date of sale. The sales price for the February 9, 1996 transaction exceeded the net book value of assets and liabilities transferred by $613,000. The proceeds from the sale transactions were used to reduce the Company's debt balance and to fund working capital needs. Revenue, net income and net income per share for Metrum were $31,268,000, $2,348,000 and $0.15, respectively, for the year ended December 31, 1995.

     Due to the common ownership interest of the Parent in the Company and Bell, the Company requested and obtained an independent opinion, which indicated that the consideration received by the Company for the sale of the instrumentation products business was fair, from a financial point of view, to the unaffiliated shareholders of the Company. In addition, due to the common ownership, the amount by which the sales price exceeds the net book value of assets and liabilities transferred of $613,000 was recorded by the Company as a contribution to its capital.

     On March 22, 1996, the Company sold substantially all of the assets related to its Badger line of name brand products. The Company recorded a $2,200,000 charge to cost of operations during the fourth quarter of 1995 to reduce Badger inventory to the sale price.


(5)  Accounts Receivable

     Accounts receivable consist of the following:
                                                          December 31,
                                                       -----------------
                                                        1995      1996
                                                       -------   -------
                                                         (in thousands)
     Commercial customers............................  $28,088   $20,237
     United States Government........................    3,862     3,763
                                                       -------   -------
                                                        31,950    24,000
     Allowance for doubtful accounts.................     (783)   (1,246)
                                                       -------   -------
                                                       $31,167   $22,754
                                                       =======   =======

     Accounts receivable from the United States Government includes amounts due under long-term contracts, which are all billed, at December 31, 1995 and 1996 of $2,568,000 and $2,463,000, respectively. The provision for doubtful accounts was $571,000, $1,293,000 and $961,000 for the years ended December 31, 1994,
1995 and 1996, respectively.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

(6)  Inventories

     Inventories consist of the following:

                                                                                   December 31,
                                                                                ------------------
                                                                                  1995      1996
                                                                                --------   -------
                                                                                  (in thousands)

     Raw materials..........................................................    $ 34,469   $12,538
     Work in process........................................................       6,840     4,100
     Finished goods.........................................................         330       107
     Costs relating to long-term contracts and programs,
      net of amounts attributed to revenue recognized to
      date..................................................................      25,766    11,655
     Progress payments related to long-term contracts
      and programs..........................................................     (12,300)   (3,292)
     Reserve for inactive, obsolete and unsalable inventory.................      (8,606)   (4,888)
                                                                                --------   -------
                                                                                $ 46,499   $20,220
                                                                                ========   =======

     The above amounts include inventory valued under the last-in, first-out ("LIFO") method totaling $5,318,000 at December 31, 1995, which approximates replacement cost at that date. Provisions for inactive, obsolete and unsalable inventories were $540,000, $6,939,000 and $3,567,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

(7)  Other Current Assets

     Other current assets consist of the following:

                                                                        December 31,
                                                                     -------------------
                                                                       1995       1996
                                                                     --------   --------
                                                                       (in thousands)

     Net deferred tax assets.........................                $    589   $     --
     Refundable income taxes.........................                   5,000        744
     Other...........................................                   2,376      1,358
                                                                     --------   --------
                                                                     $  7,965   $  2,102
                                                                     ========   ========

(8)  Property and Equipment

     Property and equipment consists of the following:

                                                                        December 31,
                                                                     --------------------
                                                                       1995       1996
                                                                     --------   --------
                                                                        (in thousands)

     Leasehold improvements..........................                $  6,954   $  6,426
     Machinery, equipment, furniture and fixtures....                  39,780     38,594
                                                                     --------   --------
                                                                       46,734     45,020
     Less accumulated depreciation...................                 (22,644)   (23,814)
                                                                     --------   --------
                                                                     $ 24,090   $ 21,206
                                                                     ========   ========

     Depreciation expense was $5,350,000, $5,073,000 and $4,848,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

(9)  Accrued Liabilities

     Accrued liabilities consist of the following:


                                                                                  December 31,
                                                                               ------------------
                                                                                1995       1996
                                                                               -------    -------
                                                                                 (in thousands)

     Payments received from customers in excess of contract costs..            $ 5,340    $ 3,657
     Employee benefit plan accruals................................              4,045      2,423
     Other.........................................................              8,507     10,336
                                                                               -------    -------
                                                                               $17,892    $16,416
                                                                               =======    =======

     Included in other current liabilities are employee payroll deductions, advance payments, accrued operating expenses and accrued interest, none of which exceed 5% of total current liabilities.

(10) Long-Term Debt

     Long-term debt consists of the following:


                                                               December 31,
                                                            -----------------
                                                             1995      1996
                                                            -------   -------
                                                             (in thousands)

     Revolving credit (a)..........................         $25,583   $ 6,934
     Term note (a).................................              --     2,690
     Other (b).....................................           5,638     4,128
                                                            -------   -------
     Total long-term debt..........................          31,221    13,752
     Less unamortized original issue discount (a)..              --      (120)
     Less current portion of long-term debt........          (8,171)   (3,513)
                                                            -------   -------
                                                            $23,050   $10,119
                                                            =======   =======

(a) On March 29, 1996, the Company entered into a financing agreement (the "Credit Agreement") with its bank to replace a prior debt instrument. The Credit Agreement provided the Company with a revolving line of credit facility (the "Revolver"), a $3,300,000 two-year facility (the "Term Note") and an additional $5,000,000 facility (the "1996 Note"). Borrowings under the Credit Agreement are secured by substantially all of the assets of the Company. Under the terms of the Credit Agreement, the Company pays interest monthly on outstanding borrowings at the prime rate (8.25% at December 31, 1996) plus 1.25%. The Company was provided credit availability on the Revolver equal to the lesser of $27,500,000 or the applicable amount of its eligible accounts receivable and inventories through December 31, 1996. Available borrowings on the Revolver at December 31, 1996 were approximately $6,800,000. As amended, the Credit Agreement provides credit availability on the Revolver equal to the lesser of $13,500,000 or the applicable amount of its eligible accounts receivable and inventories through March 1998. Principal payments are due monthly on the Term Note. The 1996 Note was repaid in full during 1996.

     The Company, in connection with the execution of the Credit Agreement, paid a $250,000 fee and issued warrants to purchase 1,200,000 shares of Common Stock at $0.01 per share to the lender. Upon execution of the Credit Agreement, 200,000 of the warrants became exercisable. As amended, the Credit Agreement provides for the balance of the warrants to become exercisable as follows; 125,000 on March 31, 1997; 375,000 on June 30, 1997, 250,000 on September 30, 1997; and, 250,000 on December 31, 1997.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     The warrants will expire five years following the issue date. The lender will forfeit any unvested warrants in the event the Company repays all debt outstanding under the Credit Agreement prior to any vesting date. On March 29, 1996, the Company believed that it was probable that the Credit Agreement would be refinanced prior to the remaining warrants becoming exercisable. Therefore, only the 200,000 warrants were considered in determining the fair value of the transaction. Unamortized original issue discount related to the issuance of the vested warrants is $120,000 at December 31, 1996.

     In connection with an amendment to the Credit Agreement on March 28, 1997, the Parent invested $2,500,000 in GTC in exchange for 250,000 shares of GTC Preferred Stock (the "Preferred Stock"). The Preferred Stock is redeemable and pays quarterly dividends of 8.5% per annum. The Company agreed to utilize $500,000 of the proceeds of the Preferred Stock to partially repay the Term Note. The Preferred Stock is redeemable at the option of the holder upon repayment by the Company of all of its outstanding Credit Agreement indebtedness. The Preferred Stock is also convertible and each share may be exchanged for 8.1 shares of the Company's Common Stock.

(b) In connection with two business acquisitions, the Company agreed to make additional payments to the sellers over a five-year period from the respective dates of acquisition based upon sales to certain customers. The Company believed the maximum future payments were probable and recorded debt equal to the net present value of the maximum future payments on the date of acquisition. At December 31, 1996, $587,000 was payable to the sellers.

     In connection with the acquisition of GTC Brazil, the Company is obligated on a note payable to IBM Brasil. The note is for a term of three years and is secured by GTC Brazil's equipment. The Company recorded the note at its net present value discounted at current market interest rates for comparable financing. The principal balance of the note is subject to annual adjustment under an economic price adjustment clause in the debt agreement. The adjustment calculated in 1996 was not significant. At December 31, 1996, $2,928,000 was payable to the seller.

     During 1996, the Company purchased approximately $1,100,000 of equipment which was financed by the manufacturer. At December 31, 1996, $613,000 was payable to the manufacturer.

     The annual maturities of long-term debt for each year ended December 31 are presented below. Maturities of debt incurred under the Credit Agreement have been reported on the basis that the commitment to lend under this agreement will be terminated at the end of its current term.

                                                     (in thousands)
     1997............................................    $3,513
     1998............................................    10,119

     Interest paid during 1994, 1995 and 1996 was $2,161,000, $3,427,000 and
     $2,974,000, respectively.

(11) Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at their carrying amount which approximates fair value because of the short-term maturity of those instruments. The carrying amount of debt outstanding under the Company's revolving credit agreement approximates fair value, due to the short-term nature of the instrument. The carrying amount of other long-

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


term debt is assumed to approximate fair value because there have not been any significant changes in market conditions or specific circumstances since the instruments were recorded at fair value.

(12) Employee Benefit Plans

     The Company sponsors defined contribution plans (the "Plans") for substantially all domestic employees of the Company. The Plans are intended to meet the requirements of Section 401(k) of the Internal Revenue Code. The Plans allow the Company to match participant contributions as approved by the Board of Directors. Contributions to the Plans during 1994, 1995 and 1996 were $2,271,000, $1,783,000 and $902,000, respectively.

     The Company has partially self-insured employee medical plans. The plans limit the Company's annual obligations to fund claims to specified amounts per participant and in the aggregate. The Company is insured for amounts in excess of these limits. Employees are responsible, in some instances, for payment of a portion of the premiums. During 1994, 1995 and 1996, the Company charged $5,287,000, $4,526,000 and $3,732,000, respectively, to operations related to reinsurance premiums, medical claims incurred and estimated, and administrative costs for its employee medical plans. The Company accounts for medical claims in the period in which they are incurred, which includes estimated costs of claims incurred but not reported. The Company estimates the amount of claims incurred but not reported based on historical experience and average monthly claims. The Company also estimates and records the effect of known claims in excess of average monthly claim amounts. Claims paid during 1994, 1995 and 1996 did not exceed the aggregate limits.

(13) Stock Plans

     In January 1990, the Company's Board of Directors adopted a stock option plan, a stock purchase plan and various incentive plans and adopted a formula price (the "Formula Price") valuation as a basis for establishing a value for a share of Common Stock. All shares of Common Stock issued to employees were subject to a restriction agreement, under which the Company was required to redeem all shares offered for redemption at the option of the employee or upon the termination, retirement, disability or death of the employee. On May 18, 1994, the effective date of the Offering, the 1990 Stock Option Plan and the Stock Purchase Plan were terminated and all restrictions on outstanding shares lapsed.

     Stock Purchase Plan

     The Company maintained a stock purchase plan (the "Stock Purchase Plan") from 1990 through May 1994. Eligible employees were permitted to purchase Common Stock annually for cash or semi-annually through payroll deductions and were awarded one bonus share of Common Stock (a "Bonus Share") for every three shares purchased. The Company amortized compensation expense related to Bonus Shares on a straight-line method over an eighteen-month vesting period. When the Stock Purchase Plan was terminated in 1994 all Bonus Shares became fully vested and the Company recognized the unamortized compensation related to the Bonus Shares as an expense.

     In addition, compensation expense of $247,000 was recorded in 1994 on shares purchased between December 31, 1993 and April 3, 1994 for the excess of the fair market value over the purchase price.

     During 1994, 20,520 shares valued at $295,000 were issued under the Stock Purchase Plan.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     Stock Option Plans

     In October 1994, the Board of Directors adopted the 1994 Stock Option Plan for Key Employees (the "1994 Plan") and the Independent Directors' Stock Option Plan (the "Directors Plan"). The 1994 Plan replaced the Stock Option Plan adopted in January 1990 (the "1990 Plan"). Options remain outstanding and exercisable under the terminated 1990 Plan; however, no further grants will be made under the 1990 Plan. During 1994, no options were granted under the 1990 Plan prior to its termination on May 18, 1994.

     Under the 1994 Plan, as amended, options may be granted to employees to purchase a maximum of 800,000 shares of Common Stock. Options to purchase 179,000 and 553,066 shares were granted under the 1994 Plan during 1995 and 1996, respectively.

     Under the Directors Plan, as amended, options may be granted to members of the Board of Directors who are not employees of the Parent, the Company or its subsidiaries to purchase a maximum of 300,000 shares of Common Stock. Options to purchase 10,000, 25,951 and 78,371 shares were granted under the Directors Plan during 1994, 1995 and 1996, respectively.

     On February 2, 1996, the Board of Directors approved, subject to further approval by the shareholders, the Group Technologies Corporation Employee Stock Purchase Plan (the Purchase Plan) and reserved 1,000,000 shares of Common Stock for issuance under the Purchase Plan. No shares have been issued under this plan.

     Options granted under the 1990 Plan have a maximum term of 13 years. Options granted under the 1994 Plan and the Directors' Plan have a maximum term of 10 years. The exercise price of all options granted under such plans must be at least 100% of the fair market value of such shares on the date of grant. The Option Plan Committee of the Board of Directors was formed in 1994 to administer the 1994 Plan and the Directors Plan. Until October 1996, the Option Plan Committee had the sole authority to select the individuals who were granted options and determine the number of shares subject to each option, fix the period during which each option may be exercised and fix the price at which shares subject to options may be purchased. Beginning in October 1996, both the full Board of Directors and the Option Plan Committee have authority to administer the stock option plans.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     The following table summarizes option activity for the three years ended December 31, 1996:


                                      Options Outstanding
                                     ----------------------
                                                   Option
                                                   price
                                       Shares    per share
                                     ----------  ----------

     Balance at December 31, 1993..  1,080,000   $1.67-2.35
      Granted......................     10,000         7.75
      Terminated/forfeited.........    (60,000)        2.12
                                     ---------   ----------
     Balance at December 31, 1994..  1,030,000    1.67-7.75
      Granted......................    204,951    4.50-6.38
      Exercised....................    (90,000)        1.67
      Terminated/forfeited.........   (125,000)   6.00-6.25
                                     ---------   ----------
     Balance at December 31, 1995..  1,019,951    1.67-7.75
      Granted......................    631,437    0.84-3.00
      Terminated/forfeited.........   (401,700)   2.35-6.00
                                     ---------   ----------
     Balance at December 31, 1996..  1,249,688   $0.84-7.75
                                     =========   ==========

     Accounting for Stock Based Compensation

     The Company applies Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, because the exercise price of the Company's employee stock options is equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income and net income per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 1995 and 1996: risk-free interest rates of 5.88% for both years; volatility factors of the expected market price of the Company's common stock of 0.71 for both years; no dividend yield; and a weighted average expected life of the options of 2.7 years and 2.6 years in 1995 and 1996, respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                       Years ended December 31,
                                      --------------------------
                                          1995          1996
                                      -------------  -----------
                                        (in thousands, except
                                           per share data)
     Pro forma net loss.............      $(17,745)     $(8,747)
                                          ========      =======
     Pro forma net loss per share:
      Primary.......................      $  (1.13)     $ (0.54)
      Fully diluted.................      $  (1.13)     $ (0.54)


     The following table summarizes the weighted average exercise prices for option activity for the year ended December 31, 1996:

     Balance at December 31, 1995......................  $2.33
     Granted at exercise price equal to market price...   2.46
     Granted at exercise price less than market price..     --
     Exercised.........................................     --
     Forfeited.........................................   2.79
     Expired...........................................   2.35
                                                         -----
     Balance at December 31, 1996......................  $2.30
                                                         =====

     The following table summarizes certain weighted average data for options outstanding and currently exercisable as of December 31, 1996:

                                  Outstanding                  Exercisable
                        --------------------------------  ---------------------
                                     Weighted Average
                                   ---------------------               Weighted
                                              Remaining                Average
                                   Exercise  Contractual               Exercise
Exercise Price Range     Shares     Price       Life        Shares      Price
----------------------  ---------  --------  -----------  -----------  --------
     $0.84 - $1.27....     19,308     $0.84          7.0           --     $  --
     $1.38 - $2.06....    570,705     $1.67          2.8      495,352     $1.67
     $2.25 - $3.38....    577,901     $2.53          7.1       53,929     $2.68
     $3.75 - $5.63....     59,823     $4.79          7.3       23,090     $4.50
     $5.75 - $7.75....     21,951     $6.84          8.3       21,951     $6.84
                        ---------                             -------
       Total..........  1,249,688     $2.30          5.0      594,322     $2.07
                        =========                             =======

     The per share weighted average fair value of options granted during the years ended December 31, 1995 and 1996 were $2.76 and $1.10, respectively.

(14) Shareholders' Equity

     On February 18, 1994, the Company increased the number of shares of authorized Common Stock from 8,000,000 to 40,000,000 and authorized a new class of 1,000,000 shares of no par value Preferred Stock, none of which have been issued. On March 4, 1994, a 6-for-1 stock split was approved and ratified by the Board of Directors.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     On April 20, 1994, the Company's Articles of Incorporation were amended to change the no par value Common Stock and Preferred Stock to $.01 par value. The stock split and the change to $.01 par value Common Stock have been retroactively reflected in the accompanying consolidated financial statements.

     On May 18, 1994, the Company completed an initial public offering of 2,000,000 shares of Common Stock at $10.00 per share (the "Offering"). The net proceeds of the Offering, after deducting applicable issuance costs and expenses were $17,348,000, of which $13,393,000 was used to reduce the Company's outstanding debt. On June 23, 1994, the Company issued an additional 50,000 shares of Common Stock at $10.00 per share and applied the net proceeds of approximately $465,000 to reduce the Company's outstanding debt. The effect on unaudited pro forma earnings per share giving effect to the Offering as if the Offering were consummated as of the beginning of 1994 is not significant.

     Also during 1995 and 1996, certain transactions were executed with related parties (see Note 17).

(15) Commitments and Contingencies

     The Company leases all of its real property and certain computer, manufacturing and office equipment. The real property operating leases have terms up to ten years and contain various renewal and rent escalation clauses. The equipment operating leases have terms of up to five years. Future minimum noncancelable lease payments for each year ending December 31, are as follows:

                                                                  (in thousands)

     1997.........................................................    $3,638
     1998.........................................................     3,553
     1999.........................................................     2,449
     2000.........................................................     1,151
     2001.........................................................     1,187
     Thereafter...................................................       593


     Rent expense for the years ended December 31, 1994, 1995 and 1996, was $3,354,000, $5,194,000 and $3,660,000, respectively.

     The Company, through its subsidiary, Metrum, is involved in matters involving alleged overpayments made by the U.S. Government to Metrum and predecessor companies which owned the Metrum business prior to December 1992. The majority of the alleged overpayments were made under various government contracts which were performed during the time the predecessor companies owned the Metrum business. Metrum is evaluating its position and developing a strategy for resolving these issues. It is not possible to reasonably estimate the extent of Metrum's liability at this time.

     The Company is involved in certain litigation and contract issues arising in the normal course of business. While the outcome of these matters cannot, at this time, be predicted in light of the uncertainties inherent therein, management does not expect that these matters will have a material adverse effect on the consolidated financial position or results of operations of the Company.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


(16) Income Taxes

     The components of income tax expense (benefit) are:

                                                      Years ended December 31,
                                                     --------------------------
                                                      1994      1995      1996
                                                     -------  ---------  ------
                                                           (in thousands)

     Income taxes currently payable (refundable):
      Federal......................................   $  528   $(5,263)  $(333)
      State........................................      270       112      62
      Foreign......................................       --       428     481
                                                      ------   -------   -----
                                                         798    (4,723)    210
     Deferred income taxes:
      Federal......................................    2,301       668     589
      State........................................      198        73      --
                                                      ------   -------   -----
                                                       2,499       741     589
                                                      ------   -------   -----
                                                      $3,297   $(3,982)  $ 799
                                                      ======   =======   =====



     Income taxes paid during 1994 and 1996 were $6,421,000 and $762,000, respectively, including federal income taxes paid to the Parent of $5,628,000 in 1994. Income tax refunds received during 1995 and 1996 were $2,350,000 and $4,928,000, respectively, all of which was received from the Parent. At December 31, 1995 and 1996, federal income taxes receivable from the Parent of $5,073,000 and $330,000, respectively, were included in other current assets.

     The following is a reconciliation of income tax expense recognized to that computed by applying the federal statutory rate of 34% in 1994, 1995 and 1996 to income before income taxes:

                                                              Years ended December 31,
                                                             --------------------------
                                                              1994     1995      1996
                                                             ------  --------  --------
                                                                   (in thousands)

     Federal tax at the statutory rate.....................  $2,719  $(7,363)  $(2,645)
     State income taxes net of federal tax benefit.........     305      (76)       46
     State tax net operating loss carry forward............      --   (1,080)     (617)
     Change in valuation allowance for deferred tax asset..      --    4,367     3,175
     Other.................................................     273      170       840
                                                             ------  -------   -------
                                                             $3,297  $(3,982)  $   799
                                                             ======  =======   =======

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Due to the uncertain nature of the ultimate realization of deferred tax assets based upon the Company's financial performance during 1995 and 1996 and the potential expiration of the net operating loss carryforward, the Company has established a valuation allowance against its deferred tax assets. The Company will recognize the benefits associated with the deferred tax assets only as reassessment demonstrates they are realizable. Realization is entirely dependent upon future earnings in specific tax jurisdictions. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits will be recorded in future operations as a reduction of the Company's income tax expense.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                             December 31,
                                                          ------------------
                                                            1995      1996
                                                          --------  --------
                                                            (in thousands)
     Deferred tax assets:
      Compensation and benefit accruals.................  $   920   $   773
      Inventory valuation...............................    2,279     1,550
      Net operating loss carryforward...................    1,080     4,442
      Other.............................................    1,037     1,409
                                                          -------   -------
                                                            5,316     8,174
     Valuation allowance................................   (4,367)   (7,542)
      Deferred tax liabilities:
      Depreciation......................................       --      (458)
      Contract provisions...............................     (360)     (130)
      Other.............................................       --       (44)
                                                          -------   -------
     Net deferred tax asset.............................  $   589   $    --
                                                          =======   =======

     During the years ended December 31, 1995 and 1996, the Company recorded a valuation allowance of $4,367,000 and $3,175,000, respectively, on its deferred tax assets to reduce the total to an amount that management believes will more likely than not be realized. Realization of deferred tax assets is dependent upon sufficient taxable income during the period that temporary differences and carryforwards are expected to be available to reduce taxable income.

     At December 31, 1996, for federal income tax purposes, the Company had a net operating loss carryforward of approximately $7,920,000, which will expire in 2011. At December 31, 1996, for state income tax purposes, the Company had a net operating loss carryforward of approximately $31,830,000, which will expire beginning in 2010.

(17) Related Party Transactions

     The Company paid a corporate allocation (0.2% of revenue) to the Parent of $548,000 during 1994. The Company's corporate allocation for 1995, charged to operations, consisted of $274,000 in cash and 69,813 shares of Common Stock valued at $300,000, based on the fair market value of the shares during the related period. All shares issuable as of December 31, 1995 were issued during 1996. During 1996, the corporate allocation consisted of the issuance of 17,391 shares of Common Stock valued at approximately $50,000. The Company is also a party to a consolidated federal income tax sharing agreement with the Parent applicable to the tax periods during which the Company is includable in the Parent's consolidated federal income tax return.

     The Company issued 374,531 shares of its Common Stock to the Parent in a private placement transaction in March 1996. The shares were sold to the Parent in exchange for $1,000,000 in cash. The per share price of the transaction was equal to an average of the prices for the last sale transactions of the Common Stock on each of the last three business days immediately preceding the date of sale.

     On February 9, 1996, the Company sold substantially all of the assets of its Metrum subsidiary to a related party, which resulted in the recognition of additional paid-in capital of $613,000 (see Note 4).

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


(18) Geographic Segments

     The Company is a multinational corporation with operations in the United States, Mexico and Brazil. For the year ended December 31, 1994, revenue, operating profit and identifiable assets of the Company's foreign operations were not significant. Information about the Company's operations in geographic areas for the years ended December 31, 1996 and 1995 is as follows:

                                                             December 31,
                                                         --------------------
                                                           1995       1996
                                                         ---------  ---------
                                                            (in thousands)
     Revenue:
      United States...................................   $233,515   $166,204
      Latin America...................................     40,132     58,457
                                                         --------   --------
                                                         $273,647   $224,661
                                                         ========   ========
     Operating Loss:
      United States...................................   $(16,172)  $ (3,665)
      Latin America...................................     (2,055)    (1,316)
                                                         --------   --------
                                                         $(18,227)  $ (4,981)
                                                         ========   ========
     Identifiable Assets:
      United States...................................   $ 87,049     47,311
      Latin America...................................     26,057     20,154
                                                         --------   --------
                                                         $113,106   $ 67,465
                                                         ========   ========

     Identifiable assets of foreign subsidiaries are those assets related to the operations of those subsidiaries. The Company's domestic assets consist of all other operating assets of the Company.

(19) Fourth Quarter Adjustments

     The Company recognized charges during the fourth quarter of 1995 totaling approximately $8,300,000, which increased cost of operations by $7,300,000, selling, general and administrative expense by $800,000 and other expense by $200,000. The charges to cost of operations were primarily related to an inventory adjustment for the discontinued Badger line of name brand products of $2,200,000, inventory adjustments required based upon the October physical inventory count of $1,700,000, inventory adjustments for an accounts payable reconciliation performed contemporaneously with the physical inventory of $800,000, the idle status of specialized manufacturing equipment under lease amounting to $1,100,000, an increase to the excess and obsolete inventory reserve of $1,000,000 and the recognition of estimated losses on terminated or unprofitable contracts of $500,000. The Company believes the inventory adjustments totaling $2,500,000, including the effect of account reconciliations, arose principally from excessive scrap and shrinkage rates and were not determinable prior to a physical count of the inventory. The Company believes that the implementation of system software contributed to the inventory adjustments. The account reconciliation which contributed $800,000 to the inventory adjustment identified receipts of inventory which the general ledger failed to properly accumulate due to system software problems. Upon completion of the reconciliation and revision of the general ledger to reflect all inventory received, the total general ledger inventory amount exceeded the physical inventory by $2,500,000. Both the physical inventory and inventory and accounts payable reconciliations were performed during the fourth quarter of 1995. The fourth quarter charges to selling, general and administrative expense related primarily to the acceleration of loan fee amortization due to the Company's refinancing agreement described in Note 10 and the increase in the reserve for uncollectible accounts receivable. The fourth quarter charges to other expense related primarily to losses on the sale of equipment.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED



     The Company recognized charges during the fourth quarter of 1996 totaling approximately $5,100,000, which increased cost of operations by $3,800,000 and selling, general and administrative expense by $1,300,000. The charges to cost of operations were primarily related to a December domestic operations physical inventory adjustment of $300,000, a December foreign operations physical inventory adjustment of $700,000, estimate revisions for costs of sales related to long-term contracts of $800,000, increased reserves for excess inventories of $600,000, and costs associated with asset disposals and retirements of $900,000 and amortization of lease payments due at the end of the respective lease terms of $500,000. The $900,000 charge for asset disposals and retirements resulted from a fourth quarter review of the Company's fixed assets, in which certain assets were not readily identifiable or were deemed to be surplus as a result of the corresponding reduction in the Company's operations. The $500,000 charge for lease payments reflected the inception-to-date amortization of end-of-lease payments for certain lease agreements which originated during 1994. The fourth quarter charges to selling, general and administrative expense include severance costs of $500,000, warehouse move costs of $500,000 and an increase in the reserve for uncollectible accounts receivable of $300,000. With regard to the warehouse costs, in the second quarter of 1996 GTC implemented a cost saving strategy to integrate the materials warehousing function into its main Tampa facility. The total cost of the move was originally estimated to be $400,000 comprised of planning and interior demolition costs, labor associated with the move of the warehouse function to the main facility, the impairment of existing leasehold improvements in the warehouse and estimated lease obligations net of estimated sublease revenue. However, an increased cost of $500,000 was recorded in the fourth quarter based on actual costs incurred and the review of additional information regarding sublease strategies, including GTC's ability to sublease the warehouse at favorable lease rates. The anticipated date of completion of the warehouse relocation activity is contingent upon early termination of the lease. The lease currently provides for an early termination during January, 2000.

                         GROUP TECHNOLOGIES CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                     (in thousands, except for share data)


                                                                                                      December 31,  September 28,
                                                                                                         1996           1997
                                                                                                      ------------  -------------
                                                                                                                     (Unaudited)
                                    ASSETS

Current assets:
 Cash and cash equivalents..........................................................................  $   661           $ 4,070
 Accounts receivable, net...........................................................................   22,754            10,145
 Inventories, net...................................................................................   20,220            20,780
 Other current assets...............................................................................    2,102             1,374
                                                                                                      -------           -------

  Total current assets..............................................................................   45,737            36,369

Property and equipment, net.........................................................................   21,206             8,477

Other assets........................................................................................      522                40
                                                                                                      -------           -------

                                                                                                      $67,465           $44,886
                                                                                                      =======           =======

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable...................................................................................  $17,969            $ 9,027
 Accrued liabilities................................................................................   16,416             17,224
 Current portion of long-term debt..................................................................    3,513                198
                                                                                                      -------            -------

  Total current liabilities.........................................................................   37,898             26,449

Long-term debt......................................................................................   10,119
Other liabilities...................................................................................       45                 --
                                                                                                      -------            -------

   Total liabilities................................................................................   48,062             26,449

Redeemable preferred stock, $.01 par value, 1,000,000 shares authorized;
 250,000 shares issued and outstanding  in 1997.....................................................       --                  3
Additional paid-in capital - preferred stock........................................................       --              2,497

Shareholders' equity:
 Common stock, $.01 par value, 40,000,000 shares authorized;
  16,220,629 shares issued and outstanding in 1996 and 1997.........................................      162                162
 Additional paid-in capital.........................................................................   24,675             24,793
 Retained earnings..................................................................................   (5,434)            (9,018)
                                                                                                      -------            -------

   Total shareholders' equity.......................................................................   19,403             15,937
                                                                                                      -------            -------

                                                                                                      $67,465            $44,886
                                                                                                      =======            =======


The accompanying notes are an integral part of the consolidated financial statements.

                         GROUP TECHNOLOGIES CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except for per share data)


                                                     Three months ended              Nine months ended
                                               ------------------------------  ------------------------------
                                               September 29,   September 28,   September 29,   September 28,
                                                    1996            1997            1996            1997
                                               --------------  --------------  --------------  --------------
                                                        (Unaudited)                     (Unaudited)

Revenue......................................        $48,190         $21,555        $180,380         $84,452
Cost of operations...........................         47,376          22,098         170,549          85,173
                                                     -------         -------        --------         -------

  Gross profit (loss)........................            814            (543)          9,831            (721)

Selling, general and administrative expense..          2,393           1,737           8,597           4,986
Research and development.....................              2              --             296              99
                                                     -------         -------        --------         -------

  Operating income (loss)....................         (1,581)         (2,280)            938          (5,806)

Interest expense.............................            756            (106)          2,682           1,087
Other (income) expense, net..................             93          (3,206)            166          (3,461)
                                                     -------         -------        --------         -------

  Income (loss) before income taxes..........         (2,430)          1,032          (1,910)         (3,432)

Income tax expense...........................            388              --             845             152
                                                     -------         -------        --------         -------

Net income (loss)............................        $(2,818)        $ 1,032        $ (2,755)        $(3,584)
                                                     =======         =======        ========         =======

Net income (loss) per share:
  Primary....................................        $ (0.17)        $  0.06        $  (0.17)        $ (0.22)
  Fully diluted..............................        $ (0.17)        $  0.06        $  (0.17)        $ (0.22)
Shares used in computing per share amounts:
  Primary....................................         16,221          16,885          16,135          16,221
  Fully diluted..............................         16,221          17,530          16,135          16,221


   The accompanying notes are an integral part of the consolidated financial statements.

                         GROUP TECHNOLOGIES CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                                               Nine months ended
                                                                                         ------------------------------
                                                                                         September 29,   September 28,
                                                                                              1996            1997
                                                                                         --------------  --------------
                                                                                                  (Unaudited)
Cash flows from operating activities:
 Net income (loss).....................................................................       $ (2,755)        $(3,584)
 Adjustments to reconcile net income (loss) to net cash used in operating activities:
   Depreciation and amortization.......................................................          3,887           3,017
   Other...............................................................................            230          (2,882)
   Changes in operating assets and liabilities, net of dispositions:
    Accounts receivable................................................................          7,097           8,189
    Inventories........................................................................         13,264          (4,713)
    Other current and non-current assets...............................................          1,888             109
    Accounts payable...................................................................        (19,655)         (4,832)
    Accrued and other liabilities......................................................           (998)           (586)
                                                                                              --------         -------

     Net cash used in operating activities.............................................         (2,958)         (5,282)

Cash flows from investing activities:
 Capital expenditures..................................................................         (2,376)           (590)
 Proceeds from disposal of assets......................................................         11,561          18,000
                                                                                              --------         -------

     Net cash provided by (used in) investing activities...............................          9,185          17,410

Cash flows from financing activities:
 Net (repayments) proceeds under revolving credit agreement............................         (8,511)         (6,934)
 Repayments of notes payable and long-term debt........................................         (5,551)         (4,285)
 Net proceeds from issuance of common stock............................................          1,000              --
 Net proceeds from issuance of redeemable preferred stock..............................             --           2,500
                                                                                              --------         -------

     Net cash (used in) provided by financing activities...............................        (13,062)         (8,719)
                                                                                              --------         -------

Net decrease in cash and cash equivalents..............................................           (919)          3,409

Cash and cash equivalents at beginning of period.......................................          2,143             661
                                                                                              --------         -------

Cash and cash equivalents at end of period.............................................       $  1,224         $ 4,070
                                                                                              ========         =======


   The accompanying notes are an integral part of the consolidated financial statements.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


(1)  Organizational Structure

     Group Technologies Corporation (the "Company") was incorporated on December 27, 1988 as a subsidiary of Group Financial Partners, Inc. (the "Parent"), a private holding company. The Parent owns approximately 80% of the outstanding Common Stock of the Company.

     The Company provides advanced manufacturing, engineering and testing services to original equipment manufacturers ("OEMs") of electronic products. The Company custom manufactures complex circuit card assemblies, subsystems and end-user products for use in a wide variety of markets, including automotive, commercial avionics, computer, government systems, industrial electronics, networking, space, and telecommunications.

(2)  Basis of Presentation

     The unaudited consolidated financial statements and related notes have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and on substantially the same basis as the annual consolidated financial statements. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and accounts have been eliminated.

     In the opinion of management, the consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, operating results, and cash flows for those periods presented. Operating results for the three and nine month periods ended September 28, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. These consolidated financial statements should be read in conjunction with the consolidated financial statements, and notes thereto, for the year ended December 31, 1996 as presented in the Company's annual report on Form 10-K.

     During the first quarter of 1997, Statement of Financial Accounting Standard No. 128, "Earnings per Share," was issued which revises the manner in which earnings per share are calculated. In accordance with the effective date of Statement No. 128, the Company will implement the new standard during the fourth quarter of 1997. The Company does not expect that the provisions of Statement No. 128 will have a material impact upon the Company's reported earnings per share for the year ending December 31, 1997.

(3)  Disposition

     On June 30, 1997, The Company sold to SCI Systems, Inc., SCI Systems De Mexico S.A de C.V. and SCI Holdings, Inc. (collectively, "SCI"), all of the Company's investment in the capital stock and/or equity interests of three of its wholly-owned subsidiaries, Group Technologies S.A. DE C.V., Group Technologies Suprimentos de Informatica Industria E Comercio Ltda., and Group Technologies Integracoes em Electronica Ltda. These three subsidiaries comprised all of the Company's Latin American operations. The Company also sold or assigned to SCI certain assets principally used in or useful to the operations being sold, including accounts receivable, inventory, equipment, accounts payable and equipment leases.

     The initial sales price of the aforementioned assets amounted to $18,000,000 in cash and the assumption by SCI of certain liabilities. Pursuant to procedures described in the purchase and sale agreement, the price is subject to subsequent adjustment, upward or downward, based upon, among other things, the value of the net assets of the Company's Latin American operations at June 29, 1997.

                        GROUP TECHNOLOGIES CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


The Company expects to repay $2,900,000 of the initial sales price to SCI, subject to a final determination to be made in accordance with the purchase and sale agreement. The Company recognized a gain of $3,200,000 during the three month period ended September 28, 1997, after giving consideration to the Company's recorded liability and expected repayment of $2,900,000, relative to this disposition.

(4)  Net (Loss) Income Per Share

     Net (loss) income per share is computed using the weighted average number of issued and issuable common shares and dilutive common equivalent shares outstanding during the applicable period. Common equivalent shares consist of stock options and warrants (vested and unvested) and are computed using the treasury stock method. The computation includes those common shares and common equivalent shares as prescribed by the Securities and Exchange Commission Staff Accounting Bulletins.

(5)  Inventories

     Inventories consist of the following:

                                                                                   December 31,   September 28,
                                                                                       1996            1997
                                                                                   ------------   -------------
                                                                                          (in thousands)
     Raw materials...............................................................  $     12,538   $       8,055
     Work in process.............................................................         4,100           5,011
     Finished goods..............................................................           107              --
     Costs relating to long-term contracts and programs, net
       of amount attributed to revenue recognized to date........................        11,655          17,263
     Progress payments related to long-term contracts and programs...............        (3,292)         (5,397)
     Reserve for inactive, obsolete and unsalable inventories....................        (4,888)         (4,152)
                                                                                   ------------   -------------
                                                                                   $     20,220   $      20,780
                                                                                   ============   =============

     The Company recognized revenue and income before income taxes during the second quarter of 1996 of $4,083,000 upon the favorable settlement of a contractual claim.

(6)  Note Payable and Long-Term Debt

     On June 30, 1997, the Company utilized the proceeds from the sale of its Latin American operations (see Note 3) to repay all of its outstanding borrowings under a financing agreement (the "Credit Agreement") with its bank and terminated the Credit Agreement which previously provided the Company with a revolving line of credit facility (the "Revolver") and a term note (the "Term Note").

     In connection with the initial execution of the Credit Agreement during 1996, the Company issued warrants to purchase 1,200,000 shares of Common Stock at $0.01 per share to the lender. At the time of issuance, the Company estimated that 1,000,000 warrants would be forfeited by the lender, based on the warrant vesting schedule and the Company's intent to refinance the debt outstanding under the Credit Agreement. During the first quarter of 1997, the Company, based upon the continued utilization of the Credit Agreement, revised its estimate of warrants to be forfeited by the lender to 500,000, and therefore recognized additional paid-in capital and original issue discount of $471,000. As a result of the early repayment and termination of the Credit Agreement on June 30, 1997, 875,000 unvested warrants were forfeited by the lender. The Company therefore reduced additional paid-in capital by $353,000, which was the value of recorded but unvested warrants, and it reduced interest expense by $118,000 which was the value of warrants that were amortized but subsequently forfeited by the lender.

                        GROUP TECHNOLOGIES CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     In connection with the March 28, 1997 amendment to the Credit Agreement, the Parent invested $2,500,000 in the Company in exchange for 250,000 shares of the Company's Preferred Stock (the "Preferred Stock").

     Long-term debt consists of the following:

                                                                      December 31,   September 28,
                                                                          1996           1997
                                                                      ------------   -------------
                                                                            (in thousands)
     Revolver.......................................................     $ 6,934         $  --
     Term Note......................................................       2,690            --
     Other..........................................................       4,128           198
                                                                         -------         -----
     Total long-term debt...........................................      13,752           198
     Unamortized original issue discount related to issuance of
      warrants exercisable on date of issuance......................        (120)           --

     Current portion of long-term debt..............................      (3,513)         (198)
                                                                         -------         -----
                                                                         $10,119         $  --
                                                                         =======         =====

(7)  Preferred Stock

     Each share of Preferred Stock outstanding may be exchanged for 8.1 shares of the Company's Common Stock. The Preferred Stock outstanding is also redeemable at the option of the holder (the Parent), subject to certain restrictions, and pays quarterly dividends of 8.5% per annum. The shares of Preferred Stock outstanding have voting rights equal to the voting rights of the Company's Common Stock, except that the holder of each share of Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock that would be receivable upon conversion. The rates and preferences of Preferred Stock authorized but not issued have not been determined.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
Group Financial Partners Inc. and Subsidiaries



     We have audited the accompanying consolidated balance sheets of Group Financial Partners Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows and schedule for each of the three years in the period ended December 31, 1996. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Group Financial Partners Inc. and Subsidiaries at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                 Ernst & Young LLP

Louisville, Kentucky
September 10, 1997

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                     (in thousands, except for share data)

                                                               December 31,
                                                           --------------------
                                                             1995        1996
                                                           --------    --------
                                    ASSETS

Current assets:
 Cash and cash equivalents................................ $  5,696    $  6,012
 Accounts receivable, net.................................   39,531      37,254
 Inventories, net.........................................   54,970      34,288
 Other current assets.....................................    7,869       2,307
                                                           --------    --------

  Total current assets....................................  108,066      79,861

Property, plant and equipment, net........................   59,832      48,602

Other assets..............................................    5,130       4,497
                                                           --------    --------

                                                           $173,028    $132,960
                                                           ========    ========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable......................................... $ 41,543    $ 23,920
 Accrued liabilities......................................   23,498      24,595
 Notes payable............................................    5,920          --
 Current portion of long-term debt........................   10,946      25,009
                                                           --------    --------

  Total current liabilities...............................   81,907      73,524

Noncurrent liabilities:
 Long-term debt...........................................   52,868      21,588
 Other noncurrent liabilities.............................   10,459      10,381
                                                           --------    --------

  Total noncurrent liabilities............................   63,327      31,969

Minority interests in subsidiaries........................    4,525       3,262
Redeemable common stock...................................    1,806       1,821

Shareholders' equity:
 Common stock, no par value, 1,000,000 shares authorized;
  314,196 shares issued and outstanding in 1995 and 1996,
  respectively............................................    7,892       7,892
 Retained earnings........................................   13,571      14,492
                                                           --------    --------

  Total shareholders' equity..............................   21,463      22,384
                                                           --------    --------

                                                           $173,028    $132,960
                                                           ========    ========

                  The accompanying notes are an integral part
                   of the consolidated financial statements.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except for share and per share data)

                                                                                              Years ended December 31,
                                                                                            ------------------------------
                                                                                              1994       1995       1996
                                                                                            --------   --------   --------
Revenue...........................................................................          $326,327   $328,977   $308,598
Cost and expenses:
 Cost of services rendered and products sold......................................           279,609    312,712    278,678
 Selling, general and administrative expense......................................            33,148     31,081     29,407
 Interest expense, net............................................................             2,558      3,397      3,979
 Other (income) expense, net......................................................              (199)       196       (828)
                                                                                            --------   --------   --------
Total cost and expenses...........................................................           315,116    347,386    311,236
                                                                                            --------   --------   --------
Income (loss) before gain on issuance of stock by subsidiary, income taxes,
 minority interests and discontinued operations...................................            11,211    (18,409)    (2,638)
Gain on issuance of stock by subsidiary...........................................            13,307         --         --
                                                                                            --------   --------   --------
Income (loss) before income taxes, minority interests and discontinued operations.            24,518    (18,409)    (2,638)
Income taxes......................................................................             9,845     (3,109)     1,614
                                                                                            --------   --------   --------
Income (loss) before minority interests and discontinued operations...............            14,673    (15,300)    (4,252)
Minority interests in (earnings) losses of consolidated subsidiaries..............              (331)     3,535      1,716
                                                                                            --------   --------   --------
Income (loss) from continuing operations..........................................            14,342    (11,765)    (2,536)
Loss from discontinued operations (net of applicable tax of $166, $406 and $205
 in 1994, 1995 and 1996, respectively)............................................              (437)      (905)      (609)
Gain on disposal of discontinued operations (net of applicable tax of $2,389 and
 $2,932 in 1995 and 1996, respectively)...........................................                --      4,637      4,066
                                                                                            --------   --------   --------
Net income (loss).................................................................          $ 13,905   $ (8,033)  $    921
                                                                                            ========   ========   ========

Earnings per share:
 Income (loss) from continuing operations.........................................          $  44.62    $(36.64)   $ (7.92)
 Net income (loss)................................................................          $  43.26    $(25.02)   $  2.88

Shares used in computing per share amounts........................................           321,424    321,084    320,128



   The accompanying notes are an integral part of the consolidated financial statements.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     (in thousands, except for share data)

                                      Common Stock                    Total
                                    ----------------   Retained   Shareholders'
                                    Shares    Amount   Earnings      Equity
                                    -------   ------   --------   -------------
Balance at January 1, 1994 ......   314,196   $7,892    $ 7,699      $15,591
Net income ......................        --       --     13,905       13,905
                                    -------   ------    -------      -------
Balance at December 31, 1994 ....   314,196    7,892     21,604       29,496
Net loss ........................        --       --     (8,033)      (8,033)
                                    -------   ------    -------      -------
Balance at December 31, 1995 ....   314,196    7,892     13,571       21,463
Net income ......................        --       --        921          921
                                    -------   ------    -------      -------
Balance at December 31, 1996 ....   314,196   $7,892    $14,492      $22,384
                                    =======   ======    =======      =======


              The accompanying notes are an integral part of the
                      consolidated financial statements.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                                                                Years ended December 31,
                                                                                            --------------------------------
                                                                                              1994        1995        1996
                                                                                            --------    --------    --------
Cash flows from operating activities:
    Net income (loss) ..................................................................    $ 13,905    $ (8,033)   $    921
    Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
        Depreciation and amortization ..................................................      10,076      10,244       9,897
        Deferred income taxes ..........................................................       7,079        (142)        563
        Minority interests in earnings (losses) of consolidated subsidiaries ...........         331      (3,535)     (1,716)
        Provision for excess and obsolete inventories ..................................         573       6,990       4,106
        Provision for doubtful accounts ................................................         650       1,523       1,208
        Gain on disposal of discontinued operations, net of tax ........................          --      (4,637)     (4,066)
        Gain on issuance of stock by subsidiary ........................................     (13,307)         --          --
        Other noncash charges ..........................................................       1,075       1,930       1,011
    Changes in operating assets and liabilities, net of acquisitions and dispositions:
        Accounts receivable ............................................................      (1,862)      1,027       2,047
        Inventories ....................................................................      (6,838)      2,950      15,164
        Other current and noncurrent assets ............................................      (4,652)     (2,144)      3,921
        Accounts payable ...............................................................      (4,480)      8,801     (17,774)
        Accrued and other liabilities ..................................................      (6,985)        (36)     (1,221)
                                                                                            --------    --------    --------
Net cash (used in) provided by operating activities ....................................      (4,435)     14,938      14,061
Cash flows from investing activities:
    Capital expenditures ...............................................................     (11,871)    (10,201)     (7,366)
    Proceeds from disposal of assets ...................................................       1,344       5,928       6,399
    Purchase of the net assets of acquired entities ....................................          --      (2,245)         --
    Changes in nonoperating assets and liabilities .....................................         300        (509)       (548)
                                                                                            --------    --------    --------
Net cash used in investing activities ..................................................     (10,227)     (7,027)     (1,515)
Cash flows from financing activities:
    Net proceeds (repayments) under revolving credit agreements ........................      19,068      (6,573)        216
    Proceeds from long-term debt .......................................................       1,085       2,240      10,000
    Principal payments on long-term debt ...............................................     (27,950)     (4,151)    (22,321)
    Proceeds from GTC initial public offering ..........................................      17,813          --          --
    Payments for redemption of common stock in subsidiaries, net .......................         (17)       (112)       (125)
                                                                                            --------    --------    --------
Net cash provided by (used in) financing activities ....................................       9,999      (8,596)    (12,230)
                                                                                            --------    --------    --------
Net (decrease) increase in cash and cash equivalents ...................................      (4,663)       (685)        316
Cash and cash equivalents at beginning of year .........................................      11,044       6,381       5,696
                                                                                            --------    --------    --------
Cash and cash equivalents at end of year ...............................................    $  6,381    $  5,696    $  6,012
                                                                                            ========    ========    ========

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1996


(1)  Organization and Significant Accounting Policies

  Organization and Consolidation Policy

     Group Financial Partners Inc. ("GFP"), located in Louisville, Kentucky, is a privately-held holding company which owns a majority interest in the entities described below. The accompanying consolidated financial statements include the accounts of GFP and its subsidiaries (collectively, the "Company"). All significant accounts and transactions between GFP and its subsidiaries have been eliminated. The Company records gains or losses arising from issuances of stock by subsidiaries as non-operating income or expense in its consolidated statement of operations.

     GFP is the parent for the following corporations (the "Operating Companies"): Tube Turns Technologies, Inc.; Bell Technologies, Inc.; Group Technologies Corporation; and Unison Commercial Group, Inc. GFP or a subsidiary is the General Partner of the following limited partnerships (the "Real Estate Companies"): GFP Partners-II, Limited; GFP Partners-III, Limited; GFP Partners-IV, Limited; and GFP Partners-VI, Limited. As of December 31, 1996, GFP owned 80% or greater of the outstanding common stock of each of the Operating Companies. Partnerships in which the Company or a subsidiary serves as General Partner with a 99% interest are accounted for as subsidiaries in the accompanying consolidated financial statements.

     Tube Turns Technologies, Inc. ("TTT"), located in Louisville, Kentucky, manufactures forgings, fittings and related subassemblies primarily for the aerospace, commercial vehicle, petrochemical and defense markets.

     Bell Technologies, Inc. ("Bell"), headquartered in Orlando, Florida, manufactures magnetic sensing components and instruments and digital and analog recording products, provides qualification and reliability testing and electronic component screening services and provides maintenance, calibration and repair services for test and measurement equipment to customers located primarily in the United States. On February 9, 1996, Bell acquired substantially all of the assets of Metrum, Inc. ("Metrum") from GTC (see Note 15).

     Group Technologies Corporation ("GTC"), headquartered in Tampa, Florida, provides advanced manufacturing, engineering and testing services to original equipment manufacturers ("OEMs") of electronic products. GTC custom manufactures complex circuit card assemblies, subsystems and end-user products for use in a wide variety of markets, including automotive, commercial avionics, computer, government systems, industrial electronics, networking, space and telecommunications. GTC is the parent for Group Technologies, S.A. de C.V. ("GTC Mexico") located in Mexico City, Mexico and Group Technologies Suprimentos de Informatica Industria e Comercio Ltda. ("GTC Brazil") located in Hortolandia, Brazil. Substantially all of the assets of Metrum, which remains a wholly owned subsidiary of GTC, were sold during 1995 and 1996 (see Notes 3 and 15).

     The Real Estate Companies' assets were primarily comprised of land, commercial office and industrial buildings owned or under capitalized lease by the respective limited partnerships. Unison Commercial Group, Inc. ("Unison") provided management and other services for these assets as well as other third-party owned properties. During 1995, 1996 and the first quarter of 1997, the Company completed a series of transactions which resulted in the sale or transfer of ownership interest in substantially all of the assets of each limited partnership (see Note 17).

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Inventories

     Contract inventories are stated at actual production costs, reduced by the cost of units for which revenue has been recognized. Gross contract inventories are considered work in process. Progress payments under long-term contracts are specified in the contracts as a percentage of cost and are liquidated as contract items are completed and shipped. Other inventories are stated at lower of cost (first-in, first-out method) or market. Certain inventories of TTT, and inventories of Metrum, while a subsidiary of GTC in 1994 and 1995, are stated at lower of cost (last-in, first-out method) or market.

  Property, Plant and Equipment

     Property, plant and equipment, including property under capitalized leases, is stated on the basis of cost. Buildings and building improvements are depreciated over their estimated economic lives principally using the straight-line method. Machinery, equipment, furniture and fixtures are depreciated over their estimated economic lives principally using accelerated methods. Leasehold improvements are amortized over the lease term using the straight-line method. Depreciation methods and lives are generally consistent for financial reporting and income tax purposes. Expenditures for maintenance, repairs and renewals of minor items are expensed as incurred. Major renewals and improvements are capitalized.

     Effective January 1, 1995, GTC changed its method of depreciation for newly acquired machinery, equipment, furniture and fixtures from principally an accelerated method to the straight-line method. Management believes that the straight-line method of depreciation provides a preferable matching between expected productivity and cost allocation since the equipment's operating capacity and consumption generally remains consistent over time. The change had no cumulative effect on prior year earnings and was not material to operating results for the year ended December 31, 1995.

  Amortization

     Goodwill, patents, non-compete agreements, product drawings, and similar intangible assets are amortized over their estimated economic lives of five to fifteen years, using the straight-line method. Lease commissions and tenant improvement allowances are deferred and amortized over the related lease terms using the straight-line method. Accumulated amortization at December 31, 1995 and 1996 was $1,809,000 and $1,798,000, respectively.

     The excess of the fair value of the net assets of an acquired business over the purchase price of such net assets (negative goodwill) is being amortized using the straight-line method over five years. Negative goodwill included in other noncurrent liabilities at December 31, 1995 was $261,000. Accumulated amortization of negative goodwill at December 31, 1995 was $396,000. In connection with

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


GTC's disposition of a portion of Metrum's assets during 1995, negative goodwill with an unamortized basis of $330,000 was included in the net book value of assets sold for purposes of determining the loss. As a result of GTC's disposition of substantially all of Metrum's remaining assets during 1996, there was no negative goodwill remaining at December 31, 1996.

  Minority Interests in Subsidiaries

     Minority interests in subsidiaries represents minority shareholders' proportionate share of the equity of GTC.

  Contract Revenue Recognition

     A portion of the Company's business is conducted under long-term, fixed-price contracts with OEMs, the United States Government and its prime contractors. Contract revenue is included in the consolidated statement of operations as units are completed and shipped using the units of delivery, percentage of completion method of accounting. The costs attributed to contract revenue are based upon the estimated average costs of all units to be shipped. The cumulative average costs of units shipped to date is adjusted through current operations as estimates of future costs to complete change (see Note 1-- Contract Accounting).

     Revenue recognized under the percentage of completion method of accounting amounted to $60,500,000, $57,945,000 and $54,397,000 in 1994, 1995 and 1996,
respectively. Substantially all such amounts were accounted for under the units of delivery method. All other revenue is recognized as product is shipped and title passes or when services are rendered.

  Contract Accounting

     For long-term contracts, the Company capitalizes in inventory direct material, direct labor and factory overhead as incurred. The Company also capitalizes certain general and administrative costs for estimating and bidding on contracts awarded (of which approximately $210,000 remained in inventories at December 31, 1995 and 1996). Selling costs are expensed as incurred. Costs to complete long-term contracts are estimated on a monthly basis. Estimated margins at completion are applied to cumulative contract revenue to arrive at costs charged to operations.

     Accounting for long-term contracts under the percentage of completion method involves substantial estimation processes, including determining the estimated cost to complete a contract. As contracts may require performance over several accounting periods, formal detailed cost to complete estimates are performed which are updated monthly via performance reports. Management's estimates of costs to complete change due to internal and external factors such as labor rate and efficiency variances, revised estimates of warranty costs, estimated future material prices and customer specification and testing requirement changes. Changes in estimated costs are reflected in gross profit in the period in which they are known. If increases in projected costs to complete are sufficient to create a loss contract, the entire estimated loss is charged to operations in the period the loss first becomes known. Provisions for losses on firm fixed priced contracts amounted to $1,226,000, $700,000 and $2,327,000 in 1994, 1995 and 1996, respectively.

     The Company recognized income before income taxes in 1994 of approximately $4,500,000 resulting from favorable changes in contract and contract claim estimates for which all related costs had been charged to operations in previous years. Approximately $3,100,000 of such estimate revisions were recognized by the Company during the fourth quarter of 1994. While contract claim reserves were initially established in response to customer assertions regarding product failures, tests regarding the alleged failures

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


ultimately were determined to be inconclusive, requiring a change in estimate. The Company also successfully negotiated the settlement of a government contract termination claim and recognized income before income taxes of approximately $2,700,000 in 1994. During the second quarter of 1996, the Company successfully settled a name brand products contract claim and recognized revenue and income before income taxes of approximately $4,100,000 associated with that settlement.

  Research and Development

     Company sponsored research and development costs are expensed as incurred. Research and development expense was $5,799,000, $3,893,000 and $3,049,000 in 1994, 1995 and 1996, respectively.

  Income Taxes

     GFP files a consolidated federal income tax return which includes all domestic subsidiaries in which it has at least an 80% ownership interest. Subsidiaries prepare income tax provisions on a stand-alone basis.

     Effective March 23, 1995, as a result of a decrease in GFP's ownership percentage of GTC, GTC did not meet the 80% voting power and value requirements defined by the Internal Revenue Code for affiliated group membership and ceased to be an includable member in GFP's affiliated group. GTC and its domestic subsidiaries separately filed its initial consolidated federal income tax return for the period beginning March 23, 1995 through December 31, 1995. Effective March 29, 1996, as a result of an increase in GFP's ownership percentage of GTC, GTC again met the 80% voting power and value requirements defined by the Internal Revenue Code for affiliated group membership, and therefore has filed an election for reaffiliation and expects to be an includable member of GFP's affiliated group beginning March 29, 1996.

  Concentrations of Credit Risk

     Financial instruments which potentially expose the Company to concentrations of credit risk consist of accounts receivable. The Company's OEM customer base consists primarily of large computer and electronic manufacturers and its commercial accounts receivable are concentrated with a few of these large companies. Although the Company is directly affected by the well being of the computer and electronics industry, management does not believe significant credit risk exists at December 31, 1996. The Company performs periodic credit evaluations of its customers' financial condition and does not require collateral on its commercial accounts receivable. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

     The Company earned revenue from the United States Government and its agencies of approximately $51,352,000, $53,643,000 and $38,725,000 during 1994,
1995 and 1996, respectively. The Company also served as a subcontractor to a variety of prime contractors under contract with the federal government which, in the aggregate, represented 12%, 11% and 12% of the Company's revenue in 1994, 1995 and 1996, respectively. The Company's largest commercial customer was IBM which represented approximately 12%, 13% and 12% of the Company's revenue in 1994, 1995 and 1996, respectively. No other single customer accounted for more than 10% of the Company's revenue in 1994, 1995 or 1996.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


  Foreign Currency Translation

     The United States dollar is the functional currency for GTC Mexico and GTC Brazil. Foreign currency transaction gains and losses, which are insignificant in all years presented, are included in determining net income.

  Earnings Per Share

     Earnings per share are computed using the weighted average number of common and common equivalent shares outstanding during each period. Shares of common stock issuable under the Company's stock plans are treated as common stock equivalents when dilutive. Primary and fully diluted earnings per share are the same.

  Impact of Recently Issued Accounting Standards

     In March 1995, Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," was issued which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's underlying carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed. The effect of the implementation of Statement No. 121 in 1996 was not significant.

  Reclassifications

     Certain amounts in the Company's 1994 and 1995 consolidated financial statements have been reclassified to conform with the 1996 presentation.

(2)  Acquisitions

     On July 4, 1994, GTC Mexico acquired certain assets and assumed certain liabilities of Philips Mexicana, S.A. de C.V. The transaction was accounted for as a purchase in which a liability of $1,200,000, payable to the seller based on sales to certain customers of GTC Mexico during the next five years, was allocated based on fair values of assets acquired and liabilities assumed. The 1994 consolidated statement of operations includes amounts for GTC Mexico from July 4, 1994. GTC sold its investment in the capital stock of GTC Mexico in June 1997 (see Note 18).

     On January 31, 1995, Bell acquired certain assets and assumed certain liabilities of Associated Testing Laboratories, Inc. ("ATL"). The transaction was accounted for as a purchase in which the purchase price of $2,245,000 was allocated based on the fair values of assets acquired and liabilities assumed. Goodwill in the amount of $1,000,000 was recorded as a result of the transaction and will be amortized over fifteen years. The acquisition was financed by a term note with a bank. The 1995 consolidated statement of operations includes amounts for ATL from January 31, 1995.

     On July 18, 1995, GTC Brazil acquired certain manufacturing equipment of IBM Brasil-Industria, Maquinas e Sevicos Ltda. ("IBM Brasil"). The transaction was accounted for as a purchase in which the purchase price of $4,900,000, in the form of a note payable to the seller, was allocated based on fair values of assets acquired. No goodwill resulted from this transaction. The 1995 consolidated statement of operations includes amounts for GTC Brazil from July 18, 1995. GTC sold its investment in the equity interests of GTC Brazil in June 1997 (see Note 18).

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


(3)  Dispositions

     GTC completed a series of transactions which, in the aggregate, resulted in the sale of substantially all of the assets of its name brand products business units, including the assets of its Metrum subsidiary. On May 31, 1995, the assets of the peripherals products business unit of Metrum were sold for $5,247,000, consisting of cash of $3,655,000 and a note receivable from the buyer of $1,592,000. On June 6, 1995, the assets of the imaging business unit of Metrum were sold for $1,331,000 cash. On February 9, 1996, the assets of the instrumentation products business unit of Metrum were sold to Bell (see Note
15). On March 22, 1996, GTC sold substantially all of the assets related to its Badger line of name brand products for $1,457,000 in cash. The sales price for each transaction approximated the net book value of the respective business units on the date of sale. The proceeds from the sale transactions were used to reduce GTC's debt balance and to fund working capital needs.

(4)  Accounts Receivable

     Accounts receivable consist of the following:

                                                              December 31,
                                                          ---------------------
                                                            1995         1996
                                                          --------     --------
                                                            (in thousands)
     Commercial......................................     $ 36,205     $ 33,641
     U.S. Government.................................        4,416        5,624
                                                          --------     --------
                                                            40,621       39,265
     Allowance for doubtful accounts.................       (1,090)      (2,011)
                                                          --------     --------
                                                          $ 39,531     $ 37,254
                                                          ========     ========

     Accounts receivable from the U.S. Government includes amounts due under long-term contracts, all of which are billed at December 31, 1995 and 1996 of $2,904,000 and $2,463,000, respectively. The provision for doubtful accounts was $650,000, $1,523,000 and $1,208,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

(5)  Inventories

     Inventories consist of the following:

                                                                              December 31,
                                                                          ---------------------
                                                                            1995         1996
                                                                          --------     --------
                                                                             (in thousands)
     Raw materials....................................................    $ 37,363     $ 20,360
     Work-in process..................................................      12,139       11,993
     Finished goods...................................................       1,274          847
     Costs relating to long-term contracts and programs, net of
       amounts attributed to revenue recognized to date...............      25,766       11,655
     Progress payments related to long-term contracts and programs....     (12,300)      (3,292)
     LIFO reserve.....................................................        (709)        (744)
     Reserve for excess and obsolete inventories......................      (8,563)      (6,531)
                                                                          --------     --------
                                                                          $ 54,970     $ 34,288
                                                                          ========     ========

     The preceding amounts include inventories valued under the last-in, first-out ("LIFO") method totaling $10,798,000 and $6,512,000 at December 31, 1995 and 1996, respectively, which approximates

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


replacement cost. Provisions for obsolete, inactive and unsalable inventories were $573,000, $6,990,000 and $4,106,000 for the years ended December 31, 1994,
1995 and 1996, respectively.

(6)  Property, Plant and Equipment

     Property, plant and equipment consists of the following:

                                                         December 31,
                                                     --------------------
                                                       1995       1996
                                                     ---------  ---------
                                                        (in thousands)
     Land and land improvements....................  $  5,753   $  4,656
     Buildings and building improvements...........    49,054     35,990
     Machinery, equipment, furniture and fixtures..    56,604     59,356
     Facilities in progress........................       333        943
                                                     --------   --------
                                                      111,744    100,945
     Accumulated depreciation......................   (51,912)   (52,343)
                                                     --------   --------
                                                     $ 59,832   $ 48,602
                                                     ========   ========

     Depreciation expense was $9,641,000, $9,350,000 and $9,218,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

(7)  Accrued Liabilities

     Accrued liabilities consist of the following:

                                                                                     December 31,
                                                                                 -------------------
                                                                                   1995       1996
                                                                                 -------     -------
                                                                                  (in thousands)

     Payments received from customers in excess of contract costs..              $ 5,340     $ 3,657
     Employee benefit plan accruals................................                5,470       6,241
     Other.........................................................               12,688      14,697
                                                                                 -------     -------
                                                                                 $23,498     $24,595
                                                                                 =======     =======

     Included in other current liabilities are employee payroll deductions, advance payments, accrued operating expenses and accrued interest, none of which exceed 5% of total current liabilities.

(8)  Notes Payable

     Notes payable at December 31, 1995 consisted of the following:

                                 (in thousands)
     Bell Line of Credit Note..      $  112
     P-III Mortgage Note.......       5,808
                                     ------
                                     $5,920
                                     ======

     The Bell Line of Credit Note was refinanced on March 21, 1997 (see
Note 9). No amounts were outstanding on the Bell Line of Credit Note at December 31, 1996.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     The Company was released from its obligation on the P-III Mortgage Note in connection with the transfer of title for the mortgaged property to the lender on April 1, 1996 (see Note 17).

(9)  Long-Term Debt

     Long-term debt consists of the following:


                                                          December 31,
                                                      -------------------
                                                        1995       1996
                                                      --------   --------
                                                         (in thousands)

     TTT Revolving Credit Agreement............       $    143   $     --
     Bell Term Note............................          2,000         --
     Bell Mortgage Note........................          2,146      1,993
     Bell Equipment Term Note..................            325         --
     Bell 1995 Note............................          2,010         --
     Bell Reducing Revolver Note...............             --     11,850
     GTC Revolver..............................         25,583      6,934
     GTC Term Note.............................             --      2,690
     P-IV Mortgage Note........................         17,775     17,398
     P-IV Second Mortgage Note.................          1,650      1,300
     P-VI Industrial Revenue Bonds.............          6,228         --
     Other.....................................          5,954      4,552
                                                      --------   --------
                                                        63,814     46,717
     Less unamortized original issue discount..             --       (120)
     Less current portion......................        (10,946)   (25,009)
                                                      --------   --------
                                                      $ 52,868   $ 21,588
                                                      ========   ========

     On March 21, 1997, Bell and TTT entered into a financing agreement (the "BT Credit Agreement", under the terms of which a bank committed a maximum of $30,000,000 to Bell and TTT for cash borrowings and letters of credit. The BT Credit Agreement provides for a term loan which permits borrowings up to $10,000,000 and a revolving credit loan which permits borrowings and letters of credit up to a maximum of $20,000,000, subject to a $5,000,000 limit for letters of credit. Under the terms of the BT Credit Agreement, interest rates are determined at the time of borrowing and are based on the prime rate, the London Interbank Offered Rates plus a spread, or certain alternative rates. The commitment fee on the unused portion of the revolving credit loan is 0.15% to 0.375% per annum. Principal payments on the term loan of $500,000 are due quarterly beginning September 1997. All borrowings under the BT Credit Agreement are secured by substantially all of the assets of Bell and TTT and a pledge of all shares of common stock of Bell and TTT owned by GFP. The proceeds from the BT Credit Agreement were used to repay all debt outstanding under the credit agreements of Bell and TTT.

     GTC's financing agreement with its bank (the "Credit Agreement") was entered into on March 29, 1996 and amended on March 28, 1997. The Credit Agreement provided GTC with a revolving line of credit facility (the "Revolver"), a $3,300,000 two-year facility (the "Term Note") and an additional $5,000,000 facility (the "1996 Note"). The 1996 Note was repaid in full during 1996. The Revolver and the Term Note were repaid in full on June 30, 1997 with proceeds from the sale of GTC's Latin American operations (see Note 18), and the Credit Agreement was terminated.

     GTC, in conjunction with the Credit Agreement, paid a $250,000 fee and issued warrants to purchase 1,200,000 shares of common stock at $0.01 per share to the lender. Upon execution of the Credit Agreement, 200,000 of the warrants became exercisable and, on March 31, 1997, an additional

               GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


125,000 of the warrants became exercisable. The exercise period for the 325,000 warrants expires on March 29, 2001. As a result of the early repayment and termination of the Credit Agreement, the remaining 875,000 unvested warrants were forfeited by the lender.

     The P-IV mortgage notes were repaid on February 28, 1997 in connection with the sale of assets by P-IV (see Note 17).

     Long-term debt is subject to various credit agreements which contain a number of restrictive financial covenants and other covenants, including covenants requiring the respective subsidiary to maintain a minimum level of working capital, tangible net worth and various financial ratios. The various credit agreements also contain certain restrictive covenants which impose limitations with respect to, among other things, dividends, capital expenditures, additional borrowings, investments, and cash transfers to GFP and between and among subsidiaries.

     The annual maturities of long-term debt, as adjusted for the effects of the refinancing of the Bell and TTT debt and the repayment of the GTC debt with the proceeds from the sale of its Latin American operations, are presented below. Maturities of debt under the Bell and TTT revolving credit notes issued pursuant to the March 1997 financing agreement have been reported on the basis that the commitment to lend under this agreement will be terminated at the end of its current term.

                                                                                        (in thousands)
     1997.........................................................................        $ 1,330
     1998.........................................................................          2,332
     1999.........................................................................          2,067
     2000.........................................................................          2,000
     2001.........................................................................          2,000
     Thereafter...................................................................          4,843
                                                                                          -------
                                                                                           14,572
     Reduction in debt outstanding at December 31, 1996 due to the repayment of P-IV mortgage note and second mortgage
      note on February 26, 1997...................................................         18,698
     Reduction in debt outstanding at December 31, 1996 due to the repayment of the GTC term note and revolving credit
      agreement and the assumption by the buyer of debt carried
      by GTC's Latin American operations on June 30, 1997.........................         13,447
                                                                                          -------
                                                                                          $46,717
                                                                                          =======

     Interest paid during 1994, 1995 and 1996 was $6,179,000, $7,381,000 and $6,082,000, respectively.

(10) Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at their carrying amount which approximates fair value because of the short-term maturity of those instruments. The carrying amount of debt outstanding under the Company's revolving credit agreement approximates fair value, due to the short-term nature of the instrument. The carrying amount of other long-term debt is assumed to approximate fair value because there have not been any significant changes in market conditions or specific circumstances since the instruments were recorded at fair value.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


(11) Employee Benefit Plans

     TTT has a number of noncontributory defined benefit pension plans (the
"TTT Pension Plans") covering substantially all employees. TTT Pension Plans covering salaried and management employees provide pension benefits that are based on the employees' highest 5-year average compensation within 10 years before retirement. TTT Pension Plans covering hourly employees and union members generally provide benefits at stated amounts for each year of service. TTT's funding policy is to make the minimum annual contributions required by the applicable regulations. Pension expense for 1994, 1995 and 1996 was $476,000, $708,000 and $825,000, respectively. The net pension cost of the TTT Pension Plans included the following components:

                                                                                              Years ended December 31,
                                                                                             ---------------------------
                                                                                               1994      1995     1996
                                                                                             --------  --------  -------
                                                                                                   (in thousands)
Service cost benefits earned during the period.............................................   $  149   $   147   $  183
Interest cost of projected benefit obligation..............................................    1,047     1,175    1,266
Net amortizations and deferrals............................................................     (879)    1,323       32
Actual return on plan assets...............................................................      159    (1,937)    (656)
                                                                                              ------   -------   ------
                                                                                              $  476   $   708   $  825
                                                                                              ======   =======   ======

      The significant assumptions used in accounting for the TTT Pension Plans are as follows:

                                                                                                          1995     1996
                                                                                                       -------   ------
Discount rate used in determining present values...........................................               8.00%    8.75%
Annual increase in future compensation levels..............................................               4.00%    4.75%
Expected long-term rate of return on assets................................................               8.50%    8.50%

          The funded status of the TTT Pension Plans and amounts recognized in the Company's consolidated balance sheet are as follows:

                                                                                                               December 31,
                                                                                                            ------------------
                                                                                                              1995      1996
                                                                                                            --------  --------
                                                                                                              (in thousands)
     Accumulated benefit obligation, including vested benefits of 1995 - $13,768,000; 1996 - $14,576,000..  $14,828   $15,337
                                                                                                            =======   =======
     Projected benefit obligation for service rendered to date............................................  $15,074   $15,637
     Plan assets at fair value (primarily debentures, stocks and cash)....................................    9,300    10,303
                                                                                                            -------   -------
     Projected benefit obligation in excess of plan assets................................................    5,774     5,334
     Unrecognized prior service cost......................................................................   (1,217)   (1,075)
     Unrecognized net gain................................................................................    1,423       837
     Additional pension liability.........................................................................       --       790
                                                                                                            -------   -------
     Accrued pension cost.................................................................................  $ 5,980   $ 5,886
                                                                                                            =======   =======
     Included in:
       Current liabilities................................................................................  $ 1,252   $ 1,263
       Noncurrent liabilities.............................................................................  $ 4,728   $ 4,623

          The Company sponsors defined contribution plans (the "Defined Contribution Plans") for substantially all employees of the Company. The Defined Contribution Plans are intended to meet the requirements of Section 401(k) of the Internal Revenue Code. The Defined Contribution Plans allow the

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


Company to match participant contributions as approved by the respective Board of Directors of GFP and of each of the Operating Companies, and certain of the Defined Contribution Plans include required base contributions and discretionary contributions. Contributions to the Defined Contribution Plans for 1994, 1995 and 1996 were $3,280,000, $3,079,000 and $2,676,000, respectively.

          The Company has partially self-insured medical plans (the "Medical Plans") for the employees of GTC. The Medical Plans limit the Company's annual obligations to fund claims to specified amounts per participant and in the aggregate. The Company is adequately insured for amounts in excess of these limits. Employees are responsible, in some instances, for payment of a portion of the premiums. During 1994, 1995 and 1996, the Company charged $5,287,000, $4,526,000 and $3,732,000, respectively, to operations related to reinsurance premiums, medical claims incurred and estimated, and administrative costs for the Medical Plans. The Company accounts for medical claims in the period in which they are incurred, which includes estimated costs of claims incurred but not reported. The Company estimates the amount of claims incurred but not reported based on historical experience and average monthly claims. The Company also estimates and records the effect of known claims in excess of average monthly claim amounts. Claims paid during 1994, 1995 and 1996 did not exceed the aggregate limits.

(12) Commitments And Contingencies

     The Company leases certain of its real property and certain computer, manufacturing and office equipment under operating leases with terms ranging from month-to-month to 10 years and which contain various renewal and rent escalation clauses. Future minimum noncancelable lease payments for each year ending December 31, are as follows:

                            (in thousands)
     1997.................      $ 5,052
     1998.................        4,328
     1999.................        3,040
     2000.................        1,680
     2001.................        1,632
     2002 and thereafter..          903
                                -------
                                $16,635
                                =======

     Rent expense for the years ended December 31, 1994, 1995 and 1996 was $4,393,000, $6,104,000 and $4,892,000, respectively.

          TTT is a co-defendant in two lawsuits in Louisiana arising out of an explosion in a coker plant owned by Exxon Corporation located in Baton Rouge, Louisiana. According to the complaints, TTT is the alleged manufacturer of a carbon steel pipe elbow which failed causing the explosion which destroyed the coker plant and caused unspecified damages to surrounding property owners. The suits are being defended for TTT by its insurance carrier. One of the actions was brought by Exxon and claims damages for destruction of the plant which Exxon estimates exceed $100,000,000. In this action TTT is a co-defendant with the fabricator who built the pipe line in which the elbow was incorporated and with the general contractor for the plant. The second action is a class action filed on behalf of the residents living around the plant and claims damages in an amount as yet undetermined. Exxon is a co-defendant with TTT, the contractor and the fabricator in this action. TTT intends to vigorously defend its case and although it is not possible to reasonably estimate the extent of TTT's liability at this time, TTT believes that a settlement or related judgement would not result in a material loss to TTT or the Company. No amounts are recorded on the books of the Company in anticipation of a loss on this contingency.

          GTC, through its subsidiary, Metrum, is involved in matters involving alleged overpayments made by the U.S. Government to Metrum and predecessor companies which owned the Metrum business prior to December 1992. The majority of the alleged overpayments were made under various government contracts which were performed during the time the predecessor companies owned the Metrum business. Metrum is evaluating its position and developing a strategy for resolving these issues. It is not possible to reasonably estimate the extent of Metrum's liability at this time.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     The Company is involved in certain litigation and contract issues arising in the normal course of business. While the outcome of these matters cannot, at this time, be predicted in light of the uncertainties inherent therein, management does not expect that these matters will have a material adverse effect on the consolidated financial position or results of operations of the Company.

(13) Stock Plans

     The Company has various stock option plans, stock purchase plans and incentive plans which provide for the issuance of common stock to the employees of each company. The Company has also adopted a formula price (the "Formula Price") valuation as a basis for establishing a value for a share of common stock for all stock which is not publicly traded. Effective March 31, 1996, Unison terminated its existing stock plans and repurchased all outstanding shares from its employees.

     The Formula Prices for GFP, Bell and TTT are determined by the Board of Directors of the respective companies. In determining the Formula Prices, the Boards consider a number of factors generally used in the evaluation of securities of closely held and of publicly held companies; however, the decisions by the Boards have been based primarily on the judgment of the Boards in the application of these factors to arrive at Formula Prices which the Boards believe approximate market value. The judgment of the Boards is based on the long-range prospects of the respective companies as opposed to short-range trends of the companies or to the values of securities generally.

     The principal shareholders of GFP consist of five members of the Gill family, who, in the aggregate, own approximately 99.4% of the issued and outstanding stock of GFP as of December 31, 1996. The remaining shares of common stock of GFP are held by four employees not related to the Gill family.


     Shares of common stock issued to employees of GFP, Bell and Tube Turns are subject to restriction agreements (the "Stock Restriction Agreements"), under which the Company is required to redeem all shares offered for redemption at the option of the employee. The Stock Restriction Agreements also require the redemption of all shares held by an employee upon the termination, retirement, disability or death of the employee. Such redeemable common stock is shown separately in the accompanying consolidated balance sheet separately from shareholders' equity and is carried at its redemption value at December 31, 1995 and 1996. Common stock held by the principal shareholders of GFP is not subject to the redemption obligation and is shown in the accompanying consolidated balance sheet in shareholders' equity.


     Stock Purchase Plan

     The stock purchase plans (the "Stock Purchase Plans") permit eligible employees to purchase common stock of their respective companies for cash or through payroll deductions for the Formula Price at the purchase date. An employee is awarded one bonus share of common stock (a "Bonus Share") for every three shares purchased. Bonus Shares vest over periods ranging from 18 to 24 months following the award date. Deferred compensation is recorded for Bonus Shares and is amortized on a straight-line basis over the vesting period.

     Incentive Plans

     The incentive plans (the "Incentive Plans") provide for incentive awards to be made to certain employees for individual performance and to all employees or certain key employees based upon the achievement of selected financial measures of the respective companies for each calendar year as

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


compared to its business plan. Compensation expense is recognized for the Incentive Plans in the year in which the individual performance and financial measures are achieved. The incentive awards are generally paid to the employee with 50% in cash and 50% in Bonus Shares of common stock of their respective companies.


     Stock Option Plan

     Under the stock option plans (the "Stock Option Plans"), options to purchase common stock may be granted to certain key employees and independent directors of subsidiaries. Options granted under the Stock Option Plans have maximum terms ranging from 8 to 13 years. The exercise price of all options issued under the Stock Option Plans must be at least 100% of the Formula Price or, in the case of GTC, the fair market value of such shares on the date of grant. Stock options issued by companies which do not have publicly traded common stock are subject to agreements which require the respective companies to redeem the options for the amount by which the Formula Price on the exercise date exceeds the exercise price. Each company's Board of Directors or its designated committee selects the individuals who will be granted options and determines the number of shares subject to each option, fixes the period during which each option may be exercised and fixes the price at which shares subject to options may be purchased.


     The following table summarizes option activity for the years ended December 31, 1994, 1995 and 1996:

                             GFP                  TTT                   Bell                  GTC
                   ---------------------  --------------------  --------------------  ----------------------
                              Exercise              Exercise               Exercise                 Exercise
                               Price                 Price                  Price                    Price
                   Shares      Range      Shares     Range      Shares      Range       Shares       Range
                   -------  ------------  ------  -----------  --------  ------------  ---------  ----------
Balance at
 January 1, 1994    6,880   $45.99-73.40  55,000        $9.05   69,350    $9.92-13.56  1,080,000  $1.67-2.35
Granted............    --             --      --           --       --             --     10,000        7.75
Exercised..........    --             --      --           --       --             --         --          --
Forfeited..........    --             --      --           --   (7,200)    9.92-11.78    (60,000)       2.12
Expired............    --             --      --           --       --             --         --          --
                    -----   ------------  ------  -----------  -------   ------------  ---------   ---------
Balance at
 December 31, 1994  6,880    45.99-73.40  55,000         9.05   62,150     9.92-13.56  1,030,000   1.67-7.75
Granted............    --             --      --           --   24,500          15.49    204,951   4.50-6.38
Exercised..........    --             --      --           --       --             --    (90,000)       1.67
Forfeited..........    --             --      --           --   (2,000)         15.49   (125,000)  6.00-6.25
Expired............    --             --      --           --  (10,000)         10.38         --          --
                    -----   ------------  ------  -----------  -------   ------------  ---------   ---------
-
Balance at
 December 31, 1995  6,880    45.99-73.40  55,000         9.05   74,650     9.92-15.49  1,019,951   1.67-7.75
Granted............    --             --  20,000        10.75   35,000    13.47-16.56    631,437   0.84-3.00
Exercised..........  (280)         73.40      --           --       --             --         --          --
Forfeited..........    --             --      --           --       --             --   (251,700)  2.35-6.00
Expired............    --             --      --           --       --             --   (150,000)       2.35
                    -----   ------------  ------  -----------  -------   ------------  ---------   ---------
Balance at
 December 31, 1996  6,600   $45.99-73.40  75,000  $9.05-10.75  109,650    $9.92-16.56  1,249,688  $0.84-7.75
                    =====   ============  ======  ===========  =======   ============  =========  ==========
Exercisable at
December 31, 1996.. 6,250   $45.99-73.40  55,000        $9.05   51,475    $9.92-15.49    594,322  $0.84-7.75
                    =====   ============  ======  ===========  =======   ============  =========  ==========

     Accounting for Stock Based Compensation

     The Company applies Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its employee stock options because,

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options is equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     The Company recognized compensation expense of $535,000 in its 1996 consolidated statement of operations for the excess of the fair market value of the GFP common stock on the date of extension over the stated exercise price related to the change in terms of the GFP options. Fair market value on the date of extension was determined by reference to the applicable Formula Price for the GFP common stock at such date. In the case of certain employee stock options granted by Bell during the year ended December 31, 1996, the Company recognized compensation expense of approximately $30,000 for stock options granted with an exercise price below the applicable Formula Price for the Bell common stock on the date of grant.

     Pro forma information regarding net income and net income per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for the options issued by the Company, excluding those issued by GTC which is a public company, were estimated at the date of grant using the minimum value method. The fair value for the options issued by GTC were estimated at the date of grant using a Black-Scholes option pricing model. The following weighted-average assumptions were used for options granted during the years ended December 31, 1995 and 1996:

                                GFP, TTT and
                                Bell Options      GTC Options
                                -------------    -------------
                                 Years ended     Years ended
                                December 31,     December 31,
                                -------------    -------------
                                 1995   1996      1995   1996
                                ------ ------    ------ ------
     Risk-free interest rate..   5.00%  5.00%     5.88%  5.88%
     Expected life in years...    9.2    8.2       2.7    2.6
     Expected dividend yield..   0.00%  0.00%     0.00%  0.00%
     Expected volatility......     --     --      0.71   0.71

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                   Years ended December 31,
                                                  --------------------------
                                                      1995          1996
                                                  -------------  -----------
                                                    (in thousands, except
                                                       per share data)
     Pro forma loss from continuing operations..      $(11,889)     $(2,805)
                                                      ========      =======
     Pro forma net (loss) income................      $ (8,157)     $   652
                                                      ========      =======
     Pro forma earnings per share:
      Loss from continuing operations...........      $ (37.03)     $ (8.76)
      Net (loss) income.........................      $ (25.40)     $  2.04


     The per share weighted average fair value of options granted during the years ended December 31, 1995 and 1996 follows:

                                                    Years ended December 31,
                                                   -------------------------
                                                      1995            1996
                                                   ---------       ---------
                                                      (in thousands, except
                                                         per share data)
     TTT........................................      $  --          $3.88
     Bell
      Exercise price equal to market price on
       date of grant............................      $6.52          $6.64
      Exercise price less than market price on
       date of grant............................      $  --          $5.44
     GTC........................................      $2.76          $1.10

     The following table summarizes the weighted average exercise prices for option activity for the year ended December 31, 1996:

                                                          GFP     TTT     Bell    GTC
                                                         ------  ------  ------  -----
     Balance at December 31, 1995......................  $49.89  $ 9.05  $12.57  $2.33
     Granted at exercise price equal to market price...      --   10.75   16.41   2.46
     Granted at exercise price less than market price..      --      --   13.47     --
     Exercised.........................................   73.40      --      --     --
     Forfeited.........................................      --      --      --   2.79
     Expired...........................................      --      --      --   2.35
                                                         ------  ------  ------  -----
     Balance at December 31, 1996......................  $48.90  $ 9.50  $13.24  $2.30
                                                         ======  ======  ======  =====

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     The following table summarizes certain weighted average data for options outstanding and currently exercisable as of December 31, 1996:

                                                             Outstanding                       Exercisable
                                                  -------------------------------------   ----------------------
                                                                   Weighted Average                     Weighted
                                                                            Remaining                   Average
                                                                Exercise   Contractual                  Exercise
     Exercise Price Range                            Shares      Price         Life          Shares      Price
     -------------------------------------------- ------------  --------  --------------  ------------  --------
     GFP
        $45.99...................................        5,900   $ 45.99             8.7         5,900   $ 45.99
        $73.40...................................          700   $ 73.40             9.2           350   $ 73.40
                                                     ---------                                --------
         Total...................................        6,600   $ 48.90             8.8         6,250   $ 47.52
                                                     =========                                ========
     TTT
        $9.05 - $10.75...........................       75,000   $  9.50             5.1        55,000   $  9.05
     Bell
        $9.92 - $13.56...........................       62,150   $ 11.16             3.6        49,475   $ 10.75
        $15.49 - $16.56..........................       47,500   $ 15.97             8.8         2,000     15.49
                                                     ---------                                --------
         Total...................................      109,650   $ 13.24             5.8        51,475   $ 10.94
                                                     =========                                ========
     GTC
        $0.84 - $1.27............................       19,308   $  0.84             7.0            --   $    --
        $1.38 - $2.06............................      570,705   $  1.67             2.8       495,352   $  1.67
        $2.25 - $3.38............................      577,901   $  2.53             7.1        53,929   $  2.68
        $3.75 - $5.63............................       59,823   $  4.79             7.3        23,090   $  4.50
        $5.75 - $7.75............................       21,951   $  6.84             8.3        21,951   $  6.84
                                                     ---------                                --------
         Total...................................    1,249,688   $  2.30             5.0       594,322   $  2.07
                                                     =========                                ========


(14) Income Taxes

     The components of income tax expense are:

                                                          Years Ended December 31,
                                                    ------------------------------------
                                                      1994          1995          1996
                                                    --------      --------      --------
                                                               (in thousands)
     Current:
      Federal....................................   $  2,341      $ (4,123)     $   (189)
      State......................................        402           507           407
      Foreign and other..........................         --           449           495
                                                    --------      --------      --------
                                                       2,743        (3,167)          713
     Deferred:
      Federal....................................      6,359            22           931
      State......................................        743            36           (30)
                                                    --------      --------      --------
                                                       7,102            58           901
                                                    --------      --------      --------
                                                    $  9,845      $ (3,109)     $  1,614
                                                    ========      ========      ========

     Income taxes paid during 1994, 1995 and 1996 were $8,851,000, $954,000 and
$3,708,000, respectively. Income tax refunds received during 1995 and 1996 were $2,377,000 and $4,518,000, respectively.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     The following is a reconciliation of income tax expense to that computed by applying the federal statutory rate of 34% in 1994, 1995 and 1996 to income before income taxes, minority interest and discontinued operations:

                                                                    Years ended December 31,
                                                                --------------------------------
                                                                 1994        1995         1996
                                                               --------    --------     --------
                                                                        (in thousands)
     Federal tax at the statutory rate......................   $  8,336    $ (6,259)    $  (897)
     State income taxes, net of federal tax benefit.........        739         215         372
     Foreign income taxes...................................         --         428         481
     State tax net operating loss carryforward..............         --      (1,080)       (671)
     Change in valuation allowance for deferred tax asset...         --       4,367       1,144
     Other..................................................        770        (780)      1,185
                                                                -------    --------     -------
                                                                $ 9,845    $ (3,109)    $ 1,614
                                                                =======    ========     =======

     Deferred income tax assets and liabilities are as follows:

                                                                               December 31,
                                                                           --------------------
                                                                             1995        1996
                                                                           --------     -------
                                                                               (in thousands)
     Deferred tax assets:
      Compensation and benefit accruals................................    $  1,283     $ 1,356
      Inventory valuation..............................................       1,837       1,168
      Net operating loss carryforward..................................       1,080       1,908
      Accounts receivable allowance....................................         173         603
      Depreciation.....................................................         430          27
      Defined benefit pension plan.....................................       1,607       1,476
      Other............................................................       1,084       1,075
                                                                           --------     -------
                                                                              7,494       7,613
      Valuation allowance..............................................      (5,367)     (6,511)
                                                                           --------     -------
                                                                              2,137       1,102
     Deferred tax liabilities:
      Stock issuance by subsidiary.....................................      (5,051)     (5,051)
      Contract provisions..............................................        (360)       (130)
      Other............................................................          --         (54)
                                                                           --------     -------
                                                                             (5,411)     (5,235)
                                                                           --------     -------
     Net deferred tax liability........................................    $ (3,274)    $(4,133)
                                                                           ========     =======

     During the years ended December 31, 1995 and 1996, the Company recorded a valuation allowance of $4,367,000 and $1,144,000 on its deferred tax assets to reduce the total to an amount that management believes will more likely than not be realized. Realization of deferred tax assets is dependent upon sufficient taxable income during the period that temporary differences and carryforwards are expected to be available to reduce taxable income.

     At December 31, 1996, for state income tax purposes, GTC and Bell had net operating loss carryforwards of approximately $31,830,000 and $2,486,000, respectively. The GTC and Bell state tax net operating loss carryforwards will expire beginning in 2010 and 2001, respectively.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED



(15) Related Party Transaction

     On February 9, 1996, Bell purchased the assets of the instrumentation products business unit of Metrum from GTC for $10,000,000 cash and an earn-out provision which provides for additional payments to GTC, up to $3,000,000 in the event annual earnings before interest and taxes exceeds defined amounts through December 31, 2000. Due to the common ownership of GFP in GTC and Bell, an independent opinion was obtained which indicated that the consideration received by GTC for the sale of the instrumentation products business was fair, from a financial point of view, to unaffiliated shareholders of GTC.

(16) Segment Information

     Industry Segments

     The Company currently operates in two industry segments: Electronics Services and Forging and Fabrication Services. The Company's real estate operations were formerly included in a third industry segment; however, these operations were terminated effective with the divestiture of the Company's sole remaining property in the first quarter of 1997, and accordingly, the results of operations for the real estate segment are presented as discontinued operations in the Company's consolidated statements of operations for the years ended December 31, 1994, 1995 and 1996 (see Note 17). All of the real estate operations were located in the United States.

     Revenue by industry segment consists of sales to customers, as reported in the Company's consolidated statements of operations. There were no intersegment sales during the three years ended December 31, 1996.

     Operating profit by industry segment is total revenue less operating expenses. In computing operating profit by industry segment, the effects of general corporate expenses, interest income and expense, gains and losses on asset disposals, minority interests, other income and expense items and income taxes are not included.

     Identifiable assets by industry segment are those assets used in the Company's operations in each segment. General corporate assets are principally cash and cash equivalents. Capital expenditures are reported exclusive of acquisitions.

     Information about the Company's industry segments for the three years ended December 31, 1996 are as follows:


                                                 Years ended December 31,
                                           -----------------------------------
                                             1994          1995         1996
                                           --------      --------     --------
                                                      (in thousands)

    Revenue:
     Electronics Services..............    $303,179      $305,119     $283,915
     Forging and Fabrication Services..      23,148        23,858       24,683
                                           --------      --------     --------
                                           $326,327      $328,977     $308,598
                                           ========      ========     ========


                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


                                                   Years ended December 31,
                                               --------------------------------
                                                 1994        1995        1996
                                               --------    --------    --------
                                                        (in thousands)
Income (Loss) before Gain on Issuance of
 Stock by Subsidiary, Income Taxes,
 Minority Interests and Discontinued
 Operations:
  Electronics Services.....................    $ 12,302    $(15,975)   $   (501)
  Forging and Fabrication Services.........       1,402       1,280       1,225
                                               --------    --------    --------
  Operating Profit (Loss)..................      13,704     (14,695)        724
  General Corporate........................        (134)       (121)       (211)
  Interest expense.........................      (2,558)     (3,397)     (3,979)
  Other income (expense), net..............         199        (196)        828
                                               --------    --------    --------
                                               $ 11,211    $(18,409)   $ (2,638)
                                               ========    ========    ========
Identifiable Assets:
  Electronics Services.....................    $136,257    $129,330    $ 97,160
  Forging and Fabrication Services.........      13,214      13,174      16,221
  General Corporate........................       6,205       4,021       4,084
                                               --------    --------    --------
                                                155,676     146,525     117,465
  Discontinued Operations (Real Estate)....      32,624      26,503      15,495
                                               --------    --------    --------
                                               $188,300    $173,028    $132,960
                                               ========    ========    ========
Depreciation and Amortization:
  Electronics Services.....................    $  6,307    $  6,713    $  7,033
  Forging and Fabrication Services.........         667         581         629
  General Corporate........................          62          59          56
                                               --------    --------    --------
                                                  7,036       7,353       7,718
  Discontinued Operations (Real Estate)....       3,040       2,891       2,179
                                               --------    --------    --------
                                               $ 10,076    $ 10,244    $  9,897
                                               ========    ========    ========
Capital Expenditures:
  Electronics Services.....................    $  9,362    $  8,844     $ 5,266
  Forging and Fabrication Services.........       1,436         369       1,614
  General Corporate........................          64          78          29
                                               --------    --------    --------
                                                 10,862       9,291       6,909
  Discontinued Operations (Real Estate)....       1,009         910         457
                                               --------    --------    --------
                                               $ 11,871    $ 10,201    $  7,366
                                               ========    ========    ========

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


  Geographic Segments:

     The Company is a multinational corporation with operations in the United States, Mexico and Brazil. For the year ended December 31, 1994, revenue, operating profit and identifiable assets of the Company's foreign operations were not significant. Revenue and operating profit information presented below for the Company's geographic segments relates to the Company's continuing operations. Information about the Company's operations in geographic areas for the years ended December 31, 1995 and 1996 is as follows:

                                   Years ended December 31,
                                   ------------------------
                                     1995            1996
                                   --------        --------
                                        (in thousands)
     Revenue:
       United States.............  $288,845        $250,141
       Latin America.............    40,132          58,457
                                   --------        --------
                                   $328,977        $308,598
                                   ========        ========

     Operating Profit (Loss):
       United States.............  $(12,640)       $  2,040
       Latin America.............    (2,055)         (1,316)
                                   --------        --------
                                   $(14,695)       $    724
                                   ========        ========

     Identifiable Assets:
       United States.............  $146,971        $112,806
       Latin America.............    26,057          20,154
                                   --------        --------
                                   $173,028        $132,960
                                   ========        ========

     Identifiable assets of foreign subsidiaries are those assets related to the operations of those subsidiaries. United States assets consist of all other operating assets of the Company.

(17) Discontinued Operations

     The Company's real estate operations were divested at various times beginning in October 1995 and ending in February 1997. The real estate segment is accounted for as discontinued operations and, accordingly, the results of operations and related gain on the disposal of the properties are segregated in the accompanying consolidated statements of operations. Per share data for the results of discontinued operations and the gain on disposal of discontinued operations included in the accompanying consolidated statements of operations is as follows:

                                                   Years Ended December 31,
                                                -------------------------------
                                                  1994       1995       1996
                                                ---------  ---------  ---------
   Loss from discontinued operations (net of
     applicable income tax)..................... $  (1.36)  $  (2.82)  $  (1.90)
   Gain on disposal of discontinued operations
     (net of applicable income tax)............. $     --   $  14.44   $  12.70
   Shares used in computing per share amounts...  324,424    321,084    320,128

     On October 1, 1995, GFP Partners-II, Ltd. ("P-II") and its lender, which held a promissory note secured by a mortgage on a commercial office building and land located at 515 West Market Street in Louisville, Kentucky (the "515 Building"), executed an agreement which transferred title for the 515

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


Building to the lender in exchange for a release of P-II's liability for payment of the unpaid balance of the principal and accrued and unpaid interest due on the mortgage. As a result of the exchange, the Company recognized a gain on the extinguishment of debt of $7,026,000, before applicable income taxes of $2,389,000, in its 1995 consolidated statement of operations.

     On April 1, 1996, GFP Partners-III, Ltd. ("P-III") and its lender, which held a promissory note secured by a mortgage on a commercial office building and land located at 500 New Circle Road in Lexington, Kentucky (the "North Park Building"), executed an agreement which transferred title for the North Park Building to the lender in exchange for a release of P-III's liability for payment of the unpaid balance of the principal and accrued and unpaid interest due on the mortgage. As a result of the exchange, the Company recognized a gain on the extinguishment of debt of $2,182,000, before applicable income taxes of $915,000, in its 1996 consolidated statement of operations.

     On November 19, 1996, GFP Partners-VI, Ltd. ("P-VI") completed a transaction in which it sold to BSRT Riverport Corp. substantially all of the assets associated with the industrial warehouse and land located at 6310 Cane Run Road in Louisville, Kentucky. Assets sold included the leasehold interest in the real property and improvements thereon, related personal property and leases. The proceeds from the sale, net of related disposition expenses was approximately $3,900,000. The Company recognized a gain on the sale of $4,816,000, before applicable income taxes of $2,017,000, in its 1996 consolidated statement of operations.

     On February 28, 1997, GFP Partners-IV, Ltd. ("P-IV") completed a transaction in which it sold to Empire State Collateral Corporation substantially all of the assets associated with the commercial office building and land located at 455 Fourth Avenue in Louisville, Kentucky and the parking garage and land located at 430 South Third Street in Louisville, Kentucky. Assets sold included the real property and improvements thereon, related personal property and leases. The proceeds from the sale, net of related disposition expenses was approximately $21,200,000, a portion of which was used to repay the mortgage note and second mortgage note secured by the real property. The Company recognized a gain on the sale of $6,352,000, before applicable income taxes of $2,160,000, in its 1997 consolidated statement of operations.

     The components of net assets related to discontinued operations included in the consolidated balance sheets as of December 31, 1995 and 1996 were as follows:

                                                    December 31,
                                                  ----------------
                                                   1995     1996
                                                  -------  -------
                                                   (in thousands)
     Current assets.............................  $   205  $   156
     Property, plant and equipment, net.........   25,986   15,248
     Accounts payable and accrued liabilities...    1,351      232
     Long-term debt, including current portion..   31,461   18,698
     Total assets...............................   26,503   15,495

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     The components of the gain on disposal of discontinued operations included in the accompanying consolidated statements of operations is as follows:

                                                Years ended December 31,
                                                ------------------------
                                                 1995             1996
                                                -------          -------
                                                     (in thousands)

     Gain on extinguishment of debt..           $ 7,026          $ 2,182
     Gain on sale of assets..........                --            4,816
                                                -------          -------
                                                  7,026            6,998
     Income tax expense..............            (2,389)          (2,932)
                                                -------          -------
                                                $ 4,637          $ 4,066
                                                =======          =======


(18) Subsequent Event

     On June 30, 1997, GTC sold to SCI Systems, Inc., SCI Systems De Mexico S.A. de C.V. and SCI Holdings, Inc. (collectively, "SCI"), all of GTC's investment in the capital stock and/or equity interests of three of its wholly-owned subsidiaries, GTC Mexico, GTC Brazil and Group Technologies Integracoes em Electronica Ltda. These three subsidiaries comprised all of the Company's Latin American operations. GTC also sold or assigned to SCI certain assets principally used in or useful to the operations being sold, including accounts receivable, inventories, equipment, accounts payable and equipment leases.

     The initial sales price of the aforementioned assets amounted to $18,000,000 in cash and the assumption by SCI of certain liabilities. Pursuant to procedures described in the purchase and sale agreement, the price is subject to subsequent adjustment, upward or downward, based upon, among other things, the value of the net assets of GTC's Latin American operations at June 29, 1997. The Company expects to repay $2,900,000 of the initial sales price to SCI, subject to final determination in accordance with the purchase and sale agreement. GTC recognized a gain of $3,200,000 during the third quarter of 1997, after giving consideration to GTC's recorded liability and expected repayment of $2,900,000, relative to this disposition.

     GFP has entered into an Agreement and Plan of Reorganization with TTT, Bell and GTC (the "Reorganization"), which will result in, among other things, the merger of GFP with and into GTC and the conversion of all outstanding shares of common stock of GFP, TTT and Bell into shares of common stock of GTC. On January 24, 1997, GTC filed a registration statement on Form S-4 with the Securities and Exchange Commission which includes the Joint Proxy Statement/Prospectus relating to the Reorganization. GTC will file an amendment to Form S-4 during the third quarter of 1997 and expects the Reorganization will become effective prior to December 31, 1997.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

(19) Supplementary Information on Certain Subsidiaries

     Condensed financial data as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, for the Company's TTT and Bell subsidiaries, respectively, are presented below. The condensed financial data for these subsidiaries excludes intercompany eliminations.

                                                    TTT               Bell
                                              ----------------  -----------------
                                                December 31,      December 31,
                                              ----------------  -----------------
                                               1995     1996      1995     1996
                                              -------  -------  -------   -------
                                                        (in thousands)
Balance Sheet Data:

Current assets:
  Cash and cash equivalents.................  $   119  $   992  $   127   $   700
  Accounts receivable, net..................    3,038    2,882    5,189    11,516
  Inventories, net..........................    5,480    6,512    2,991     7,556
  Other current assets......................       95       87      549       723
                                              -------  -------  -------   -------
Total current assets........................    8,732   10,473    8,856    20,495

Property and equipment, net.................    3,471    4,355    6,122     7,657

Other assets................................    3,471    3,893    1,246     1,543
                                              -------  -------  -------   -------
Total assets................................  $15,674  $18,721  $16,224   $29,695
                                              =======  =======  =======   =======
Current liabilities:
  Accounts payable..........................  $ 1,818  $ 3,724  $ 1,847   $ 2,211
  Accrued liabilities.......................    2,129    1,752    1,142     4,671
  Note payable..............................       --       --      112        --
  Current portion of long-term debt.........       --       --    1,748     2,798
                                              -------  -------  -------   -------
Total current liabilities...................    3,947    5,476    4,849     9,680

Long-term debt..............................      143       --    5,049    11,469
Other liabilities...........................    4,728    4,623      307       482
                                              -------  -------  -------   -------
Total noncurrent liabilities................    4,871    4,623    5,356    11,951

Redeemable common stock.....................      419      535    1,059     1,056

Shareholders' equity:
  Common stock..............................    1,860    1,860        9         9
  Additional paid-in capital................       --       --    4,999     4,999
  Retained earnings.........................    4,577    6,227      (48)    2,000
                                              -------  -------  -------   -------
Total shareholders' equity..................    6,437    8,087    4,960     7,008
                                              -------  -------  -------   -------
Total liabilities and shareholders' equity..  $15,674  $18,721  $16,224   $29,695
                                              =======  =======  =======   =======

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED



                                                            TTT                         Bell
                                                ---------------------------   ------------------------
                                                  Years Ended December 31,    Years Ended December 31,
                                                ----------------------------  -------------------------
                                                  1994      1995      1996     1994     1995     1996
                                                --------  --------  --------  -------  -------  -------
                                                          (in thousands, except per share data)
Statement of Operations Data:
Revenue.......................................  $23,148   $23,858   $24,683   $30,264  $33,499  $59,254
Cost and expenses:
 Cost of services rendered and products sold..   20,063    20,730    21,656    22,911   24,859   39,132
 Selling, general and administrative expense..    1,683     1,848     1,741     5,179    6,119   14,242
 Interest expense, net........................      224        70        22       479      658    1,210
 Other (income) expense, net..................     (703)     (446)     (832)       --      121       63
                                                -------   -------   -------   -------  -------  -------
Total cost and expenses.......................   21,267    22,202    22,587    28,569   31,757   54,647
                                                -------   -------   -------   -------  -------  -------
Income before income taxes....................    1,881     1,656     2,096     1,695    1,742    4,607
Income taxes..................................      855       601       432       642      682    1,840
                                                -------   -------   -------   -------  -------  -------
Net income....................................  $ 1,026   $ 1,055   $ 1,664   $ 1,053  $ 1,060  $ 2,767
                                                =======   =======   =======   =======  =======  =======
Net income per share..........................  $  0.77   $  0.76   $  1.23   $  1.17  $  1.15  $  2.98
Shares used in computing net income per share.    1,326     1,396     1,349       904      920      928



                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                                                                        TTT                                 Bell
                                                          -------------------------------     --------------------------------
                                                             Years ended December 31,             Years ended December 31,
                                                          -------------------------------     --------------------------------
                                                            1994       1995        1996        1994        1995         1996
                                                          -------     -------     -------     -------     -------     --------
                                                                                     (in thousands)
Statement of Cash Flows Data:
Cash flows from operating activities:
 Net income.............................................  $ 1,026     $ 1,055     $ 1,664     $ 1,053     $ 1,060     $  2,767
 Adjustments to reconcile net income to net cash
  provided by operating activities:
 Depreciation and amortization..........................      667         581         629         905       1,117        1,819
 Other..................................................     (683)       (197)       (717)        410         340          584
 Changes in operating assets and liabilities............    1,032        (117)        656         613          83          221
                                                          -------     -------     -------     -------     -------     --------
 Net cash provided by operating activities..............    2,042       1,322       2,232       2,981       2,600        5,391
Cash flows from investing activities:
 Capital expenditures...................................   (1,436)       (369)     (1,614)     (2,091)       (802)      (1,858)
 Proceeds from sale of assets...........................    1,344         708         953          --          --           --
 Purchase of the net assets of acquired entities........       --          --          --          --      (2,245)     (10,000)
 Changes in nonoperating assets and liabilities.........      259        (485)       (551)         --          --           --
                                                          -------     -------     -------     -------     -------     --------
 Net cash provided by (used in)
   investing activities................................      167         (146)     (1,212)     (2,091)     (3,047)     (11,858)
Cash flows from financing activities:
 Net proceeds (repayments) under line of credit
  agreement.............................................    1,104      (1,561)       (143)     (1,248)       (345)      10,777
 Proceeds from long-term debt...........................       --          --          --       1,085       2,240       10,000
 Repayments of long-term debt...........................   (3,000)                     --      (1,061)     (1,361)     (13,661)
 Net proceeds from issuance of common stock.............       (7)        (74)         (4)         63          38          (76)
                                                          -------     -------     -------     -------     -------     --------
 Net cash (used in) provided by financing activities....   (1,903)     (1,635)       (147)     (1,161)        572        7,040
                                                          -------     -------     -------     -------     -------     --------
Net increase (decrease) in cash and cash equivalents....      306        (459)        873        (271)        125          573
Cash and cash equivalents at beginning of year..........      272         578         119         273           2          127
                                                          -------     -------     -------     -------     -------     --------
Cash and cash equivalents at end of year................  $   578     $   119     $   992     $     2     $   127     $    700
                                                          =======     =======     =======     =======     =======     ========

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                     (in thousands, except for share data)


                                                 December 31,  September 30,
                                                    1996           1997
                                                 -----------   ------------
                                                                (Unaudited)
                                    ASSETS


Current assets:
 Cash and cash equivalents...................... $     6,012   $     10,197
 Accounts receivable, net.......................      37,254         25,140
 Inventories, net...............................      34,288         35,267
 Other current assets...........................       2,307          2,961
                                                 -----------   ------------
  Total current assets..........................      79,861         73,565

Property, plant and equipment, net..............      48,602         21,860

Other assets....................................       4,497          3,105
                                                 -----------   ------------

                                                 $   132,960   $     98,530
                                                 ===========   ============

                     LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities:
 Accounts payable............................... $    23,920   $     13,865
 Accrued liabilities............................      24,595         26,964
 Current portion of long-term debt..............      25,009          2,356
                                                 -----------   ------------
  Total current liabilities.....................      73,524         43,185

Noncurrent liabilities:
 Long-term debt.................................      21,588         13,114
 Other noncurrent liabilities...................      10,381         10,339
                                                 -----------   ------------
  Total noncurrent liabilities..................      31,969         23,453

Commitments and contingencies

Minority interests in subsidiaries..............       3,262          2,662

Redeemable common stock.........................       1,821          1,079

Shareholders' equity:
 Common stock, no par value, 1,000,000 shares
  authorized; 314,196 shares issued and
   outstanding in 1996 and 1997.................       7,892          7,892
 Retained earnings..............................      14,492         20,259
                                                 -----------   ------------
     Total shareholders' equity.................      22,384         28,151
                                                 -----------   ------------
                                                 $   132,960   $     98,530
                                                 ===========   ============

   The accompanying notes are an integral part of the consolidated financial statements.

                 GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except for per share data)

                                                                                                   Nine months ended September 30,
                                                                                                  ---------------------------------
                                                                                                        1996              1997
                                                                                                  -----------------  --------------
                                                                                                              (Unaudited)

Revenue.........................................................................................          $240,963        $159,236
Cost and expenses:
 Cost of services rendered and products sold....................................................           214,753         137,369
 Selling, general and administrative expense....................................................            21,133          21,719
 Interest expense, net..........................................................................             3,549           1,724
 Other income, net..............................................................................              (608)         (3,643)
                                                                                                          --------        --------

Total cost and expenses.........................................................................           238,827         157,169
                                                                                                          --------        --------
Income before income taxes, minority
 interests and discontinued operations..........................................................             2,136           2,067

Income taxes....................................................................................             2,317             750
                                                                                                          --------        --------

(Loss) income before minority interests and
 discontinued operations........................................................................              (181)          1,317
Minority interests in losses of consolidated
 subsidiaries...................................................................................               551             717
                                                                                                          --------        --------

Income from continuing operations...............................................................               370           2,034

Loss from discontinued operations (net of applicable tax of $129 and $164 in 1996 and 1997,
 respectively)..................................................................................              (336)           (327)
Gain on disposal of discontinued operations (net of applicable tax of $805 and $2,160 in 1996
 and 1997, respectively)........................................................................             1,210           4,192
                                                                                                          --------        --------

Net income......................................................................................          $  1,244        $  5,899
                                                                                                          ========        ========

Earnings per share:
 Income from continuing operations..............................................................             $1.16           $6.33
 Net income.....................................................................................             $3.89          $18.35

Shares used in computing per share amounts......................................................           320,131         321,449



   The accompanying notes are an integral part of the consolidated financial statements.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                             Nine months ended
                                                               September 30,
                                                           --------------------
                                                             1996        1997
                                                           --------    --------
                                                                (Unaudited)
Cash flows from operating activities:
  Net income.............................................. $  1,244    $  5,899
  Adjustments to reconcile net income to net cash
   (used in) provided by operating activities:
    Depreciation and amortization.........................    7,411       5,832
    Deferred income taxes.................................       (8)       (176)
    Minority interests in earnings (losses) of
     consolidated subsidiaries............................     (551)       (717)
    Gain on disposal of discontinued operations, net of
     tax..................................................   (1,210)     (4,192)
    Other noncash credits.................................     (530)     (2,602)
    Changes in operating assets and liabilities, net of
     acquisitions and disposals:
      Accounts receivable.................................    5,545       7,631
      Inventories.........................................   13,867      (5,300)
      Other current and non-current assets................    2,869      (1,339)
      Accounts payable....................................  (19,992)     (5,940)
      Accrued and other liabilities.......................   (1,207)        178
                                                           --------    --------
        Net cash (used in) provided by operating
         activities.......................................    7,438        (726)

Cash flows from investing activities:
  Capital expenditures....................................   (5,180)     (4,094)
  Proceeds from disposal of assets........................    2,396      39,588
  Other...................................................      492        (323)
                                                           --------    --------
        Net cash (used in) provided by investing
         activities.......................................   (1,378)     35,171

Cash flows from financing activities:
  Net (repayments) proceeds under revolving credit
   agreement..............................................   (8,763)    (15,331)
  Proceeds from long-term debt............................   10,000      10,000
  Principal payments on long-term debt....................   (8,101)    (23,483)
  Payments for retirement of common stock, net............     (149)     (1,446)
                                                           --------    --------
        Net cash used in financing activities.............   (7,013)    (30,260)
                                                           --------    --------

Net (decrease) increase in cash and cash equivalents......   (1,867)      4,185

Cash and cash equivalents at beginning of period..........    5,696       6,012
                                                           --------    --------

Cash and cash equivalents at end of period................ $  3,829    $ 10,197
                                                           ========    ========

                  The accompanying notes are an integral part
                   of the consolidated financial statements.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
            NOTES TO CONDENSED TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1997
                                  (Unaudited)


(1)  Basis Of Presentation

     The accompanying consolidated balance sheet of Group Financial Partners Inc. and Subsidiaries (the "Company") as of September 30, 1997, and the related consolidated statements of operations and cash flows for the nine months ended September 30, 1996 and 1997, have been prepared on substantially the same basis as the annual consolidated financial statements. In the opinion of the Company, the financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, operating results, and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of results to be expected for the entire year. These consolidated financial statements should be read in conjunction with the consolidated financial statements, and notes thereto, for the year ended December 31, 1996.

(2)  Dispositions

     On February 28, 1997, GFP Partners-IV, Ltd. ("P-IV") completed a transaction in which it sold substantially all of the assets associated with the commercial office building and land located at 455 Fourth Avenue in Louisville, Kentucky and the parking garage and land located at 430 South Third Street in Louisville, Kentucky. Assets sold included the real property and improvements thereon, related personal property and leases.

     On June 30, 1997, GTC sold to SCI Systems, Inc., SCI Systems De Mexico S.A de C.V. and SCI Holdings, Inc. (collectively, "SCI"), all of GTC's investment in the capital stock and/or equity interests of three of its wholly-owned subsidiaries, Group Technologies S.A. de C.V., Group Technologies Suprimentos de Informatica Industria E Comercio Ltda., and Group Technologies Integracoes em Electronica Ltda. These three subsidiaries comprised all of the Company's Latin American operations. GTC also sold or assigned to SCI certain assets principally used in or useful to the operations being sold, including accounts receivable, inventory, equipment, accounts payable and equipment leases.

     The initial sales price of the aforementioned assets amounted to $18,000,000 in cash and the assumption by SCI of certain liabilities. Pursuant to procedures described in the purchase and sale agreement, the price is subject to subsequent adjustment, upward or downward, based upon, among other things, the value of the net assets of the GTC's Latin American operations at June 29, 1997. GTC expects to repay $2,900,000 of the initial sales price to SCI, subject to a final determination to be made in accordance with the purchase and sale agreement. The Company recognized a gain of $3,200,000 during the three month period ended September 30, 1997, after giving consideration to GTC's recorded liability and expected repayment of $2,900,000, relative to this disposition.

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED



(3)  Inventories

     Inventories consist of the following:
                                                                                                       December 31,    September 30,
                                                                                                           1996            1997
                                                                                                       ------------    ------------
                                                                                                               (in thousands)
     Raw materials.................................................................................        $20,360         $16,681
     Work in process...............................................................................         11,993          12,641
     Finished goods................................................................................            847           1,116
     Costs relating to long-term contracts and programs,
      net of amounts attributed to revenue recognized to date......................................         11,655          17,263
     Progress payments related to long-term contracts and programs.................................         (3,292)         (5,397)
     LIFO reserve..................................................................................           (744)           (744)
     Reserve for inactive, obsolete and unsalable inventory........................................         (6,531)         (6,293)
                                                                                                           -------         -------
                                                                                                           $34,288         $35,267
                                                                                                           =======         =======

     The Company recognized revenue and income before income taxes during the second quarter of 1996 of $4,083,000 upon the favorable settlement of a contractual claim.

(4)  Long-Term Debt

     On February 28, 1997, the first and second mortgage notes of P-IV were repaid in connection with the sale of assets by P-IV (see Note 2). The total amount repaid on February 28, 1997 was $18,781,000, including accrued interest and repayment penalty of $98,000 and $100,000, respectively.

     On March 21, 1997, Bell and TTT entered into a financing agreement (the "BTH Loan"), under the terms of which a bank committed a maximum of $30,000,000 to Bell and TTT for cash borrowings and letters of credit. The financing agreement provides for a term loan which permits borrowings up to $10,000,000 and a revolving credit loan which permits borrowings and letters of credit up to a maximum of $20,000,000, subject to a $5,000,000 limit for letters of credit. Under the terms of the financing agreement, interest rates are determined at the time of borrowing and are based on the prime rate, the London Interbank Offered Rates plus a spread, or certain alternative rates. The commitment fee on the unused portion of the revolving credit loan is 0.15% to 0.375% per annum. Principal payments on the term loan of $500,000 are due quarterly beginning September 1997. Proceeds from the BTH Loan were used to repay all debt outstanding under the credit agreements of Bell and TTT in March 1997.

     On June 30, 1997, GTC utilized a portion of the proceeds from the sale of its Latin American operations (see Note 2) to repay all of its outstanding borrowings under a financing agreement (the "Credit Agreement") with its bank and terminated the Credit Agreement which previously provided GTC with a revolving line of credit facility (the "GTC Revolving Credit Agreement") and a term note (the "GTC Term Note").

     In connection with the initial execution of the Credit Agreement during 1996, GTC issued warrants to purchase 1,200,000 shares of Common Stock at $0.01 per share to the lender. At the time of issuance, GTC estimated that 1,000,000 warrants would be forfeited by the lender based upon the warrant vesting schedule and GTC's intent to refinance the debt outstanding under the Credit Agreement. During the first quarter of 1997, GTC, based upon the continued utilization of the Credit Agreement, revised its estimate of warrants to be forfeited by the lender to 500,000, and therefore recognized additional paid-in capital and original issue

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


discount of $471,000. As a result of the early repayment and termination of the Credit Agreement on June 30, 1997, 875,000 unvested warrants were forfeited by the lender. GTC therefore reduced additional paid-in capital by $353,000, which was the value of recorded but unvested warrants, and it reduced interest expense by $118,000 which was the value of warrants that were amortized but subsequently forfeited by the lender.


     In connection with the March 28, 1997 amendment to the Credit Agreement, GFP invested $2,500,000 in GTC in exchange for 250,000 shares of GTC's Preferred Stock (the "Preferred Stock"). Each share of GTC's Preferred Stock may be exchanged for 8.1 shares of GTC's Common Stock, at the option of GFP, subject to certain revisions, and pays quarterly dividends of 8.5% per annum.

     On November 14, 1997, the BTH Loan was amended to increase the maximum borrowings to $45,000,000, consisting of a $15,000,000 term loan and a $30,000,000 revolving credit loan. The Company borrowed $14,400,000 on the BTH Loan on November 14, 1997 to finance the acquisition of substantially all of the assets of Datatape Incorporated by Metrum-Datatape, Inc., a newly formed wholly-owned subsidiary of the Company (see Note 6). Metrum-Datatape and GTC became additional borrowers under the amendment to the BTH Loan. Under the terms of the amendment, principal payments will increase to $750,000 per quarter beginning March 1998,and the amended BTH Loan matures in 2002.

     Long-term debt consists of the following:
                                                  December 31,          September 30,
                                                        1996               1997
                                                 -------------          -------------
                                                            (in thousands)

     Bell Mortgage Note........................        $ 1,993               $    --
     Bell Reducing Revolver Note...............         11,850                    --
     BTH Term Loan.............................             --                 9,500
     BTH Revolver Loans........................             --                 5,500
     GTC Revolving Credit Agreement............          6,934                    --
     GTC Term Note.............................          2,690                    --
     P-IV Mortgage Note........................         17,398                    --
     P-IV Second Mortgage Note.................          1,300                    --
     Other.....................................          4,552                   470
                                                       -------               -------
                                                        28,019                15,470
     Less unamortized original issue discount..           (120)                   --
     Less current portion......................         (6,311)               (2,356)
                                                       -------               -------
                                                       $21,588               $13,114
                                                       =======               =======

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


(6)  Subsequent Event

     On November 14, 1997, Metrum-Datatape, Inc. acquired substantially all of the assets and assumed certain liabilities of Datatape Incorporated ("Datatape"). The purchase price of $14,400,000 will be allocated based on the fair values of assets acquired, with the excess amount allocated to goodwill. The acquisition was financed by proceeds from the amended BTH Loan. Datatape provides a range of special purpose digital and analog data acquisition and storage systems for use in a variety of high performance applications.


(7)  Supplementary Information on Certain Subsidiaries

     Condensed financial data as of September 30, 1997, and for the nine month periods ended September 30, 1996 and 1997, for the Company's TTT and Bell subsidiaries, respectively, are presented below. The condensed financial data for these subsidiaries excludes intercompany eliminations.

                                                            September 30, 1997
                                                            ------------------
                                                              TTT        Bell
                                                            -------    -------
                                                              (in thousands)
Balance Sheet Data:

Current assets:
    Cash and cash equivalents ..........................    $  (754)   $   775
    Accounts receivable, net ...........................      3,645     11,022
    Inventories, net ...................................      5,767      8,720
    Other current assets ...............................         88        932
                                                            -------    -------
Total current assets ...................................      8,746     21,449
Property and equipment, net ............................      5,614      7,625
Other assets ...........................................      5,135      1,440
                                                            -------    -------
Total assets ...........................................    $19,495    $30,514
                                                            =======    =======
Current liabilities:
    Accounts payable ...................................    $ 2,892    $ 2,047
    Accrued liabilities ................................      2,402      4,951
    Current portion of long-term debt ..................         --        158
                                                            -------    -------
Total current liabilities ..............................      5,294      7,156
Long-term debt .........................................         --     12,396
Other liabilities ......................................      4,623        482
                                                            -------    -------
Total noncurrent liabilities ...........................      4,623     12,878
Redeemable common stock ................................        261        590
Shareholders' equity:
    Common stock .......................................      1,860          9
    Additional paid-in capital .........................         --      4,999
    Retained earnings ..................................      7,457      4,882
                                                            -------    -------
Total shareholders' equity .............................      9,317      9,890
                                                            -------    -------
Total liabilities and shareholders' equity .............    $19,495    $30,514
                                                            =======    =======

                GROUP FINANCIAL PARTNERS INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                                                                           TTT                  Bell
                                                                   -------------------   -------------------
                                                                    Nine Months Ended     Nine Months Ended
                                                                      September 30,         September 30,
                                                                   -------------------   -------------------
                                                                     1996       1997       1996       1997
                                                                   --------   --------   --------   --------
                                                                     (in thousands, except per share data)
Statement of Operations Data:

Revenue ........................................................   $ 18,160   $ 22,497   $ 42,445   $ 52,287
Cost and expenses:
    Cost of services rendered and products sold ................     16,179     18,774     28,047     33,422
    Selling, general and administrative expense ................      1,274      1,778     10,170     12,972
    Interest expense ...........................................         13          8        942        822
    Other expense ..............................................       (774)      (154)        --         --
                                                                   --------   --------   --------   --------
Total cost and expenses ........................................     16,692     20,406     39,159     47,216
                                                                   --------   --------   --------   --------
Income before income taxes .....................................      1,468      2,091      3,286      5,071
Income taxes ...................................................        368        694      1,282      2,049
                                                                   --------   --------   --------   --------
Net income .....................................................   $  1,100   $  1,397   $  2,004   $  3,022
                                                                   ========   ========   ========   ========

Net income per share............................................   $   0.81   $   1.04   $   2.16   $   3.27
Shares used in computing net income per share...................      1,350      1,347        928        924

                                                                           TTT                  Bell
                                                                   -------------------   -------------------
                                                                    Nine Months Ended     Nine Months Ended
                                                                      September 30,         September 30,
                                                                   -------------------   -------------------
                                                                     1996       1997       1996       1997
                                                                   --------   --------   --------   --------
                                                                                (in thousands)
Statement of Cash Flows Data:

Cash flows from operating activities:
    Net income .................................................   $  1,100   $  1,397   $  2,004   $  3,022
    Adjustments to reconcile net income to net cash provided
      by operating activities:
        Depreciation and amortization ..........................        451        607      1,339      1,766
        Other ..................................................       (794)      (164)        31        273
        Changes in operating assets and liabilities ............       (753)      (215)     1,398       (702)
                                                                   --------   --------   --------   --------
    Net cash provided by operating activities ..................          4      1,625      4,772      4,359
Cash flows from investing activities:
    Capital expenditures .......................................       (923)    (1,827)    (1,522)    (1,605)
    Proceeds from sale of assets ...............................        939        243
    Purchase of the net assets of acquired entities ............         --         --    (10,104)
    Other ......................................................         10     (1,287)       496        (27)
                                                                   --------   --------   --------   --------
    Net cash provided by (used in) in investing activities .....         26     (2,871)   (11,130)    (1,632)
Cash flows from financing activities:
    Net (repayments) proceeds under line of credit agreement ...       (140)        --       (112)    (1,714)
    Proceeds from long-term debt ...............................         --         --     10,000         --
    Repayments of long-term debt ...............................         --         --     (2,045)        --
    Payments for retirement of common stock ....................         (9)      (500)       (95)      (942)
                                                                   --------   --------   --------   --------
    Net cash (used in) provided by financing activities ........       (149)      (500)     7,748     (2,656)
                                                                   --------   --------   --------   --------
Net (decrease) increase in cash and cash equivalents ...........       (119)    (1,746)     1,390         71
Cash and cash equivalents at beginning of period ...............        119        992        127        700
                                                                   --------   --------   --------   --------
Cash and cash equivalents at end of period .....................   $     --   $   (754)  $  1,517   $    771
                                                                   ========   ========   ========   ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

                                  ----------


The Board of Directors and Stockholder
DATATAPE Incorporated


We have audited the accompanying balance sheets of DATATAPE Incorporated (a wholly-owned subsidiary of Delta Tango, Inc.) as of December 31, 1995 and 1996, and the related statements of operations, stockholder's equity (deficiency) and cash flows for the period from July 22, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DATATAPE Incorporated as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the period from July 22, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 17 to the financial statements, in November 1997, the Company sold substantially all of its assets, and used the proceeds to pay off certain debt, in which the Company and the Company's Parent were in default. The proceeds of the asset sale, after repayment of the debt, together with the remaining assets of the Company are not sufficient to meet all of the remaining obligations of the Company or to fund ongoing operating needs. Management's plans in regard to these matters are also described in Note 17. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   /s/ COOPERS & LYBRAND, L.L.P.

Newport Beach, California
April 25, 1997, except for Note 17,
  as to which the date is November 14, 1997

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                                BALANCE SHEETS
                          December 31, 1995 And 1996

                                  ----------

                                                                                                 1995          1996
                                                                                             ------------  ------------
                                         ASSETS:
Current assets:
  Cash and cash equivalents...............................................................   $    273,860  $    728,633
  Accounts receivable, less allowance for doubtful accounts of $16,769 and $273,789 at
     December 31, 1995 and 1996, respectively.............................................      8,044,816     8,329,825
 Inventories, net.........................................................................     15,425,094    13,667,186
 Prepaid expenses and other current assets................................................        372,484       333,697
                                                                                             ------------  ------------
      Total current assets................................................................     24,116,254    23,059,341

Property and equipment, net...............................................................      8,443,110     8,681,102
Intangible assets, net of accumulated amortization of $353,069 and $562,115 at
  December 31, 1995 and 1996, respectively................................................        885,900       765,994
Restricted cash...........................................................................             --       232,530
Other assets..............................................................................             --       164,690
                                                                                             ------------  ------------
      Total assets........................................................................   $ 33,445,264  $ 32,903,657
                                                                                             ============  ============

        LIABILITIES, SENIOR PREFERRED STOCK AND STOCKHOLDER'S EQUITY (DEFICIENCY):

Current liabilities:
  Line of credit..........................................................................   $  5,852,558  $  3,987,108
  Industrial revenue bonds, current.......................................................             --       170,000
  Accounts payable........................................................................      2,595,610     2,802,654
  Accrued liabilities (Note 12)...........................................................      8,130,168     7,611,590
  Income tax payable......................................................................        196,083       196,883
  Notes payable and obligation under capital leases, current..............................      6,219,953     8,440,050
                                                                                             ------------  ------------
      Total current liabilities...........................................................     22,994,372    23,208,285

Deferred compensation and other credits...................................................      2,152,453     1,967,267
Post-retirement benefits..................................................................      8,154,900     7,909,400
Industrial revenue bonds, noncurrent......................................................             --     1,530,000
Notes payable and obligation under capital lease, noncurrent..............................      1,829,514       271,272
                                                                                             ------------  ------------
      Total liabilities...................................................................     35,131,239    34,886,224
                                                                                             ------------  ------------

Commitments and contingencies (Notes 3, 14, 15 and 17)

Senior preferred stock, liquidation preference of $4,696,250 and $4,993,750 at
  December 31, 1995 and 1996, respectively, mandatorily redeemable, cumulative
  dividends at 7%, $100 par value, 42,500 shares authorized issued and outstanding........      4,696,250     4,993,750

Stockholder's equity (deficiency):
  Common stock, no par value, 1,000 shares authorized, 500 shares issued and outstanding..      4,000,000     4,000,000
  Additional paid-in capital..............................................................      4,238,992     3,941,492
  Amount due from stockholder.............................................................    (10,759,557)  (10,759,557)
  Accumulated deficit.....................................................................     (3,861,660)   (4,158,252)
                                                                                             ------------  ------------
      Total stockholder's equity (deficiency).............................................     (6,382,225)   (6,976,317)
                                                                                             ------------  ------------

      Total liabilities, senior preferred stock and stockholder's equity (deficiency).....   $ 33,445,264  $ 32,903,657
                                                                                             ============  ============

The accompanying notes are an integral part of these financial statements.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                           STATEMENTS OF OPERATIONS
          For The Period From July 22, 1994 Through December 31, 1994
              And For The Years Ended December 31, 1995 And 1996


                                                                July 22, 1994
                                                                   Through
                                                              December 31, 1994       1995          1996
                                                              ------------------  ------------  ------------
Net sales...................................................        $19,608,899   $49,904,514   $50,485,065
Cost of sales...............................................         13,845,532    36,401,233    33,111,126
                                                                    -----------   -----------   -----------
     Gross profit...........................................          5,763,367    13,503,281    17,373,939
Operating expenses:
 Selling and distribution...................................          2,175,651     4,690,319     4,974,860
 General and administrative.................................          1,863,280     5,280,370     4,840,317
 Research and development...................................          1,640,933     2,645,660     4,358,551
 Management and administrative services provided by Parent..            990,000     1,647,500     1,720,000
                                                                    -----------   -----------   -----------
     (Loss) income from operations..........................           (906,497)     (760,568)    1,480,211
                                                                    -----------   -----------   -----------
Other expense (income):
 Interest expense...........................................            591,338     1,490,519     1,437,048
 Other......................................................            114,004      (197,349)      338,955
                                                                    -----------   -----------   -----------
     Total other expense....................................            705,342     1,293,170     1,776,003
                                                                    -----------   -----------   -----------
Loss before provision (benefit) for income taxes............         (1,611,839)   (2,053,738)     (295,792)
Provision (benefit) for income taxes........................            762,333      (566,250)          800
                                                                    -----------   -----------   -----------
Net loss....................................................        $(2,374,172)  $(1,487,488)  $  (296,592)
                                                                    ===========   ===========   ===========
Net loss attributable to holders of common stock............        $(2,522,922)  $(1,784,988)  $  (594,092)
                                                                    ===========   ===========   ===========

The accompanying notes are an integral part of these financial statements.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIENCY)
          For The Period From July 22, 1994 Through December 31, 1994
              And For The Years Ended December 31, 1995 And 1996

                                                 Common Stock     Additional      Amounts
                                              ------------------    Paid-In      Due From     Accumulated
                                              Shares    Amount      Capital     Stockholder     Deficit         Total
                                              ------  ----------  -----------  -------------  ------------  -------------
Balances, July 22, 1994.....................     500  $4,000,000  $4,685,242   $(10,583,858)  $        --   $ (1,898,616)

Loan to stockholder.........................      --          --          --        (88,892)           --        (88,892)

Senior preferred stock accretion (Note 14)..      --          --    (148,750)            --            --       (148,750)

Net loss....................................      --          --          --             --    (2,374,172)    (2,374,172)
                                              ------  ----------  ----------   ------------   -----------   ------------

Balances, December 31, 1994.................     500   4,000,000   4,536,492    (10,672,750)   (2,374,172)    (4,510,430)

Loan to stockholder.........................      --          --          --        (86,807)           --        (86,807)

Senior preferred stock accretion (Note 14)..      --          --    (297,500)            --            --       (297,500)

Net loss....................................      --          --          --             --    (1,487,488)    (1,487,488)
                                              ------  ----------  ----------   ------------   -----------   ------------

Balances, December 31, 1995.................     500   4,000,000   4,238,992    (10,759,557)   (3,861,660)    (6,382,225)

Senior preferred stock accretion (Note 14)..      --          --    (297,500)            --            --       (297,500)

Net loss....................................      --          --          --             --      (296,592)      (296,592)
                                              ------  ----------  ----------   ------------   -----------   ------------

Balances, December 31, 1996.................     500  $4,000,000  $3,941,492   $(10,759,557)  $(4,158,252)  $ (6,976,317)
                                              ======  ==========  ==========   ============   ===========   ============

The accompanying notes are an integral part of these financial statements.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                           STATEMENTS OF CASH FLOWS
          For The Period From July 22, 1994 Through December 31, 1994
              And For The Years Ended December 31, 1995 And 1996

                                                                                  July 22, 1994 Through
                                                                                    December 31, 1994         1995          1996
                                                                                  ----------------------  ------------  ------------

Cash flows from operating activities:
 Net loss.......................................................................           $ (2,374,172)  $(1,487,488)  $  (296,592)
 Adjustments to reconcile net loss to net cash provided by operating activities:
  Loss on disposal of property and equipment....................................                149,896        49,710       141,567
  Inventory valuation provisions................................................               (382,197)     (462,195)       22,009
  Depreciation and amortization.................................................              1,426,658     2,142,559     2,295,548
  Bad debt expense..............................................................                 16,769            23       268,713
  Change in assets and liabilities:
   Accounts receivable..........................................................              5,849,307    (1,768,958)     (553,722)
   Inventories..................................................................             (3,076,216)    4,714,460     1,735,899
   Prepaid expenses and other current assets....................................                (17,800)     (104,537)       38,787
   Accounts payable.............................................................              1,817,098        94,227       207,044
   Accrued liabilities..........................................................              1,253,899    (1,505,373)     (518,578)
   Income tax payable...........................................................                762,333      (566,250)          800
   Other assets.................................................................                 83,875            --      (164,690)
   Deferred compensation and other credits......................................                164,942      (274,697)     (185,186)
   Post-retirement benefits.....................................................                 49,200       233,700      (245,500)
                                                                                           ------------   -----------   -----------
     Net cash provided by operating activities..................................              5,723,592     1,065,181     2,746,099
                                                                                           ------------   -----------   -----------
Cash flows from investing activities:
 Purchases of property and equipment............................................               (886,752)   (2,910,867)   (2,413,509)
 Proceeds from sale of property and equipment...................................                134,000         7,075            --
 Expenditures made for intangible assets........................................                (36,522)      (28,477)     (141,692)
                                                                                           ------------   -----------   -----------
     Net cash used in investing activities......................................               (789,274)   (2,932,269)   (2,555,201)
                                                                                           ------------   -----------   -----------
Cash flows from financing activities:
 Net borrowings (payments) on line of credit....................................              3,452,956     1,964,603    (1,865,450)
 Proceeds from notes payable....................................................              3,930,000            --     1,785,000
 Proceeds from industrial revenue bonds.........................................                                          1,700,000
 Payments of notes payable and obligation under capital lease...................               (409,375)   (1,029,677)   (1,123,145)
 Loans made to Parent...........................................................            (11,921,693)      (86,807)           --
 Restricted cash................................................................                     --            --      (232,530)
                                                                                           ------------   -----------   -----------
     Net cash (used in) provided by financing activities........................             (4,948,112)      848,119       263,875
                                                                                           ------------   -----------   -----------
     Increase (decrease) in cash and cash equivalents...........................                (13,794)   (1,018,969)      454,773
Cash and cash equivalents, beginning of period..................................              1,306,623     1,292,829       273,860
                                                                                           ------------   -----------   -----------
Cash and cash equivalents, end of year..........................................           $  1,292,829   $   273,860   $   728,633
                                                                                           ============   ===========   ===========
Supplemental disclosures of cash flow information:
 Cash paid during the period for:
  Income taxes..................................................................           $     18,268   $   154,869   $    73,388
                                                                                           ============   ===========   ===========
  Interest......................................................................           $    417,974   $ 1,069,649   $ 1,016,178
                                                                                           ============   ===========   ===========
 During the year ended December 31, 1995, the Company entered into a capital lease for equipment that totaled $486,320.

The accompanying notes are an integral part of these financial statements.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                         NOTES TO FINANCIAL STATEMENTS
                                    ------


1.   The Company And Basis Of Presentation:

     DATATAPE Incorporated (the "Company"), a wholly-owned subsidiary of Delta Tango, Inc. ("Delta Tango" or the "Parent"), is primarily in the business of designing, developing, and producing high-performance recorders, storage devices and systems. The Company produces standard off-the-shelf recorders which may be selected from a catalog. The Company also customizes products to meet the specific needs of its customers. The Company's primary customers are military contractors and the U.S. Government.

     As more fully discussed in Note 3, the accompanying statements of operations for the period from July 22, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996, reflect the operations of the Company since its acquisition by Delta Tango, Inc. Prior to July 22, 1994, the Company was a wholly-owned subsidiary of the Eastman Kodak Company ("EKC").


2.   Summary Of Significant Accounting Policies:

     Fiscal Year:

     The Company's fiscal year is the 52-53 week period ending on the last Sunday of December. The fiscal year-end dates for the years being reported herein are December 25, 1994, December 31, 1995 and December 29, 1996. For clarity of presentation, fiscal year-end dates in the accompanying financial statements and notes thereto are referred to as December 31.

     Management Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash And Cash Equivalents:

     Cash and cash equivalents consist primarily of cash in banks and money market funds. All highly liquid investments with maturity dates of three months or less when acquired are considered to be cash equivalents.

     Accounts Receivable from Long-term Contracts:

     The balances billed but not paid by customers pursuant to retainage provisions in long-term sales contracts will be due upon completion of the contracts and acceptance by the customer. Included in trade accounts receivable at December 31, 1995 and 1996 are retention balances of approximately $729,000 and $790,000, respectively. Based on the Company's experience with similar contracts in recent years, the retention balances at December 31, 1996 are expected to be collected within one year.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued
                                    ------

     Inventories:

     Inventories are stated at the lower of cost or market. Cost is determined using the standard cost method, which approximates the average cost method. Cost accumulated under long-term contracts are stated at cost, not to exceed net realizable value.

     Work-in-process inventory includes direct production costs and allocable operating overhead.

     In some instances, inventories are attributable to long-term contacts or programs in which the related operation cycles are longer than one year. In accordance with industry practice, these inventories are included in current assets.

     Property And Equipment:

     Property and equipment are stated at cost, less accumulated depreciation. Upon retirement or other disposal, the asset cost and related accumulated depreciation are removed from the accounts, and the net amount less any proceeds, is charged or credited to operations. Maintenance and repairs are charged to expense as incurred.

     The Company provides for depreciation on the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized on the straight-line method over the estimated useful lives of the respective assets or the terms of the respective leases, whichever are shorter.

     Property and equipment are depreciated over the following estimated useful lives:

                                             Years
                                             -----
          Computer equipment and software..      5
          Office furniture and equipment...      5
          Production equipment.............      8

     Intangible Assets:

     Intangible assets are stated at cost, less accumulated amortization, and consist of goodwill, which is amortized on the straight-line method over 15 years and loan costs which are amortized on the straight-line method over the term of the respective loan, which approximates the effective interest method. The Company assesses whether there has been a permanent impairment in the value of intangible assets by considering such factors as expected future operating income, trends and prospects, and the effects of demand, competition, and other economic factors. Management believes no permanent impairment has occurred.

     Revenue Recognition:

     Revenue is generally recognized upon shipment to the customer. The Company provides for the estimated costs of warranty at the time of sale.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued
                                    ------

     Sales on long-term production-type contracts are recorded as units are shipped; profits applicable to such shipments are recorded pro rata, based upon estimated total profit at completion of the contract. Sales and estimated profits on cost reimbursable contracts are recognized as costs are incurred. Sales and estimated profits under other long-term contracts are recognized under the percentage-of-completion method of accounting using the units of delivery method. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and realization is probable.

     Losses on contracts are recognized when estimable. Revisions in estimates are reflected in the period in which the factors affecting such revisions become known.

     Net Loss Attributable to Holders of Common Stock:

     Net loss attributable to holders of common stock is based on reported net loss with such reported net loss increased for accretion of the redeemable preferred stock (Note 13). The resulting amount is presented below as net loss attributable to holders of common stock.

                                                                 July 22, 1994
                                                                    Through
                                                               December 31, 1994       1995         1996
                                                               ------------------  ------------  ----------
     Reported net loss.......................................        $(2,374,172)  $(1,487,488)  $(296,592)
     Adjustment for accretion of redeemable preferred stock..           (148,750)     (297,500)   (297,500)
                                                                     -----------   -----------   ---------
     Net loss attributable to holders of common stock........        $(2,522,922)  $(1,784,988)  $(594,092)
                                                                     ===========   ===========   =========

     Income Taxes:

     The Company utilizes Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences, in future years, of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     Risks And Uncertainties:

     Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of accounts receivable. As of December 31, 1995 and 1996, approximately 56% and 36%, respectively, of accounts receivable were concentrated with one customer, the U.S. government. The Company does not generally require collateral on accounts receivable.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                    NOTES TO FINANCIAL STATEMENTS--Continued
                                    ------

     At December 31, 1995 and 1996, the Company had amounts on deposit with financial institutions that were in excess of the federally insured limit of $100,000.

     Reclassifications:

     Certain reclassifications have been made to the 1994 and 1995 financial statements to conform to the 1996 presentation.


3.   Acquisition By Delta Tango, Inc.:

     On July 22, 1994, Delta Tango, Inc. and EKC closed an acquisition transaction (the "Acquisition") under a Stock Purchase Agreement (the "Agreement") that provided for the sale of all of the Company's issued and outstanding common stock to Delta Tango, for $4.1 million in cash, the issuance of $4.25 million of the Company's Senior Preferred Stock to EKC and a note payable to EKC from Delta Tango (the "Seller Note"), recorded at issuance by Delta Tango in the amount of $12.65 million. The Company's initial capitalization at the date of the Acquisition consisted of the Senior Preferred Stock, common stock and additional paid in capital, less amounts loaned to Delta Tango at the date of the Acquisition.

     The Seller Note is noninterest-bearing (interest at 10% accrues under certain circumstances such as events of default) and was due on July 20, 1995. It is collateralized by substantially all the assets of the Company, although such collateralization is subordinate, except with respect to certain types of accounts receivable amounting to approximately $500,000 at December 31, 1996, to the collateralization under the credit facility described in Notes 7 and 8. At December 31, 1996, Delta Tango had recorded a remaining balance of $2,288,340 due on the note, such amount being subject to the resolution of the matters discussed below.

     Delta Tango and EKC are in dispute over certain aspects of the Agreement and Seller Note. Delta Tango's position in such dispute is that: (a) the Seller Note payable to EKC should have been reduced by $325,000 from its original face amount at the date of the Acquisition, and (b) remittances made by the Company to EKC prior to the date of the Acquisition, amounting to $2,429,000, should have been applied against the Seller Note.

     As more fully described in Note 17 to the financial statements, in July 1997, EKC declared Delta Tango in default of the Seller Note in the remaining principal amount of $4,208,701, plus interest at the rate of 10% per annum from July 21, 1994 forward, which is reflected in the Company's financial statements, and the Company and Delta Tango settled all amounts due under the Seller Note and related interest.


4.   Related Party Transactions:

     Delta Tango charged the Company a discretionary fee of $990,000, $1,647,500 and $1,720,000 for the period from July 22, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996, respectively. In return for such fees, Delta Tango provided the services of the Company's CEO, as well as other management services. All such amounts have been paid to Delta Tango.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                    NOTES TO FINANCIAL STATEMENTS--Continued
                                    ------

     Additionally, the Company has recorded a receivable from the Parent, which is treated as a reduction of stockholder's equity in the balance sheet, and relates to amounts loaned to Delta Tango.

5.   Restricted Cash:

     Proceeds from the Industrial Revenue Bonds ("IRBs") (Note 10) are restricted for payments for the rehabilitation of the property being leased at the facility located in San Diego, California. Payments are administered by an independent trustee. Approximately $2,000 of unused IRB proceeds were remaining at the completion of the Project during 1997 and were paid to the Bond Redemption Fund.

     Fund assets held by the trustee at December 31, 1996 were $232,530. Restricted funds are invested in certain short-term interest-bearing securities. The market prices of the investments as of December 31, 1996 approximate cost.

6.   Inventories:

     Inventories, net consist of the following:


                                                                                        December 31
                                                                                  --------------------------
                                                                                      1995          1996
                                                                                  ------------  ------------
     Finished goods, purchased parts, and spare parts...........................  $14,968,428   $15,064,960
     Work-in-process............................................................    6,227,365     4,394,934
                                                                                  -----------   -----------
                                                                                   21,195,793    19,459,894
     Allowance to reduce inventories to their net realizable value..............   (5,770,699)   (5,792,708)
                                                                                  -----------   -----------
                                                                                  $15,425,094   $13,667,186
                                                                                  ===========   ===========

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                    NOTES TO FINANCIAL STATEMENTS--Continued
                                    ------


7.   Property And Equipment:

     Property and equipment, net consist of the following:

                                                                                        December 31,
                                                                                  -------------------------
                                                                                      1995         1996
                                                                                  -----------   -----------
     Machinery and equipment.................................................     $ 6,636,867   $ 7,933,519
     Furniture, fixtures and equipment.......................................          62,318       100,900
     Computers...............................................................       1,202,773     1,338,717
     Software................................................................       1,181,659     1,302,354
     Leasehold improvements..................................................         695,561     1,928,335
     Equipment under capital lease obligations...............................         599,599       497,713
     Construction in progress................................................         717,453       193,630
                                                                                  -----------   -----------
                                                                                   11,096,230    13,295,168
     Less, Accumulation depreciation and amortization........................      (2,653,120)   (4,614,066)
                                                                                  -----------   -----------
                                                                                  $ 8,443,110   $ 8,681,102
                                                                                  ===========   ===========

     Depreciation expense was $1,258,834, $1,969,336 and $2,008,791 for the period from July 22, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996, respectively.

8.   Line Of Credit:

     At the date of the Acquisition, the Company entered into a loan agreement ("Old Agreement") with its principal lender which provided for a $13.0 million credit facility at that date, comprised of a revolving line of credit and a note payable (Note 9). This agreement was subsequently renegotiated ("New Agreement") during 1996. The original credit facility was collateralized by the Company's accounts receivable, intangibles, inventories, and property and equipment, with interest at the principal lender's prime rate plus 2.25% (an effective rate of 10.75% as of December 31, 1995) with interest payable monthly, maturing on July 21, 1996.

     Under the terms of the New Agreement, interest is payable at the principal lender's prime rate plus 1.75% (an effective rate of 10% as of December 31, 1996), the due date of the revolving line of credit was extended to July 1999, at which time the credit facility may be renegotiated or extended, the Company may borrow up to 85% of eligible accounts receivable, the borrowing limit under the line of credit was established at $9,250,000 and principal balance of the note payable was increased to $3,750,000 (Note 9). At December 31, 1996, the balance outstanding on the revolving line of credit was $3,987,108.

     The credit facility requires that the Company meet certain financial (working capital and equity) and nonfinancial covenants and limits the payment of dividends.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued

                                  ----------


     As more fully described in Note 17 to the financial statements, in August 1997, the Company was declared in default by the principal lender on the credit facility, and subsequently the Company repaid all amounts due under the credit facility.

     The credit facility is guaranteed by the shareholder of Delta Tango.

9.   Notes Payable, Bonds And Obligation Under Capital Leases:

     Notes payable, bonds and obligation under capital leases consists of the following:

                                                             December 31,
                                                       -------------------------
                                                          1995          1996
                                                       -----------   -----------
     Note payable to the Eastman Kodak Company
       (Notes 3 and 16)..............................  $ 5,072,199   $ 5,072,199
     Note payable, collateralized by substantially
       all of the Company's tangible and intangible
       property, with interest at prime rate plus
       2.25% as of December 31, 1995 and 1.75% as
       of December 31, 1996 (an effective rate of
       10.75% at December 31, 1995 and 10.00% at
       December 31, 1996), payable in monthly
       installments of $100,000 and $81,875 under
       the New and Old Agreements, respectively......    2,538,125     3,250,000
     Industrial revenue bonds (note 10)..............           --     1,700,000
     Obligation under capital leases.................      439,143       389,123
                                                       -----------   -----------
     Total notes payable, bonds and obligation
       under capital leases..........................    8,049,467    10,411,322
     Less, current maturities........................    6,219,953     8,610,050
                                                       -----------   -----------
                                                       $ 1,829,514   $   271,272
                                                       ===========   ===========

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued

                                  ----------


     The maturities of notes payable, bonds and obligation under capital leases are as follows:

                                                     Note Payable     Capital
     For The Years Ending December 31,                and Bonds        Leases
     ---------------------------------               ------------   ------------
     1997........................................    $  8,492,199   $    117,851
     1998........................................         170,000        185,671
     1999........................................         170,000        147,677
     2000........................................         170,000             --
     2001........................................         170,000             --
     Thereafter..................................         850,000             --
                                                     ------------   ------------
                                                       10,022,199        451,199
     Less, amounts on obligation under capital
       leases representing interest..............              --         62,076
                                                     ------------   ------------
                                                     $ 10,022,199   $    389,123
                                                     ============   ============

     In connection with the renegotiation of the Company's credit facility discussed in Note 8, the Company refinanced the note payable due thereunder in July 1996. Under the terms of the New Agreement, the due date of the note payable to the principal lender was extended to July 1999, at which time the credit facility may be renegotiated or extended. The principal balance of the note payable to the principal lender was increased to $3,750,000, payable in monthly principal installments of $100,000.

     The note payable to the principal lender is guaranteed by a shareholder of the Parent.

     As more fully described in Note 17 to the financial statements, in July and August 1997, respectively, the Company was declared in default on the Seller Note and the credit facility by EKC and the principal lender, respectively, and the amounts owed under the credit facility, the Seller Note and the Industrial Revenue Bonds were repaid.

10.  Industrial Revenue Bonds:

     During June 1996, the Company received proceeds of $1,700,000 from the issuance of variable rate Industrial Revenue Bonds ("IRB's") by California Statewide Communities Development Authority for the rehabilitation of a facility leased by the Company in San Diego, California (the "Project"). This lease also commenced in June 1996. The Project was completed during the first quarter in fiscal 1997. The IRBs mature on June 1, 2006. The IRBs are collateralized by a letter of credit issued by a bank to the trustee of the IRBs in the amount of $1,751,000. The Company has guaranteed and collateralized the payment of the letter of credit with the fixed assets under construction at the facility, the unused IRB proceeds, and payments made to the Bond Redemption Fund.

     Interest on the IRBs is payable monthly based on a variable weekly rate. The annualized interest rates have ranged from 2.45% to 4.15%. As of December 31, 1996, the IRBs had a weighted average interest rate of 3.457%. The Company may elect to change the method of calculating interest to a number of other methods at any time in the future upon 45 days' written notice. All

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued

                                  ----------


     interest, however, must be paid monthly. Interest for the year ended December 31, 1996 was approximately $30,000, and such amount was capitalized into construction in process.

     The IRBs are subject to partial redemption annually on June 1, commencing in 1997 through the maturity date in installments of $170,000 per year, including accrued interest up to the redemption date.

     If in the future the Company elects to change the method of calculating interest to the fixed rate method, the Company may redeem the outstanding bonds, in whole or in part, on any interest payment date during certain periods, with consent of the trustee.

     As described in Note 17 to the financial statements, the IRB's were repaid subsequent to December 31, 1996.

11.  Income Taxes:

     The following table presents the current and deferred income tax provision (benefit) for federal and state income taxes for the period from July 22, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996:

                                          1994           1995             1996
                                       ---------      ----------       ---------
     Current:
       Federal....................     $ 596,192      ($ 567,050)             --
       State......................       166,141             800       $     800
     Deferred:
       Federal....................            --              --              --
       State......................            --              --              --
                                       ---------      ----------       ---------
                                       $ 762,333      ($ 566,250)      $     800
                                       =========      ==========       =========

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued
                                    ------

     The temporary differences which give rise to the deferred income tax provision (benefit) consist of the following for the period from July 22, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996:

                                                 1994          1995         1996
                                             ------------  ------------  ----------
     Depreciation..........................  $    17,300   $   401,700   $ 256,800
     Disallowed cost reserve...............     (215,100)     (261,600)     73,900
     Sec. 263A adjustment..................     (119,100)     (170,000)   (147,900)
     Deferred liabilities..................     (133,600)      118,000     (40,100)
     Estimated losses......................     (730,000)      730,000          --
     Accrued warranty expense..............     (134,500)       81,600     (10,700)
     Deferred income.......................      (53,800)       30,700      23,000
     Capitalized assets....................           --       293,400      24,600
     Credit carryovers.....................           --       (60,900)         --
     Net operating losses..................           --    (1,332,400)    (90,300)
     State tax and other...................      (37,700)       78,500    (110,000)
                                             -----------   -----------   ---------
     Total.................................   (1,406,500)      (91,000)    (20,700)

     Valuation allowance...................    1,406,500        91,000      20,700
                                             -----------   -----------   ---------
     Net deferred tax provision (benefit)..  $        --   $        --   $      --
                                             ===========   ===========   =========

     The provision (benefit) for income taxes for the period from July 22, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996 differs from the amount that would result from applying the federal statutory rate as follows:

                                                   1994     1995    1996
                                                  -------  ------  -------
     Statutory regular federal income tax rate..   34.00%  34.00%   34.00%
     Non-deductible expenses....................   (0.29)  (1.39)  (16.67)
     Change in valuation allowance..............  (69.27)  (5.67)  (12.43)
     Other, net.................................  (11.74)   0.63    (5.17)
                                                  ------   -----   ------
     Effective income tax rate..................  (47.30)% 27.57%   (0.27)%
                                                  ======   =====   ======

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued
                                    ------


     The components of the deferred tax asset and (liability) as of December 31 are as follows:

                                               December 31,
                                       -------------------------------
                                            1995              1996
                                       --------------     ------------
     Depreciation...............         $  (419,000)     $  (675,700)
     Disallowed cost reserve....             476,700          402,800
     Sec. 263A adjustment.......             289,100          437,000
     Deferred liabilities.......              15,700           55,800
     Estimated losses...........                  --               --
     Accrued warranty expense...              53,000           63,700
     Deferred income............              23,000               --
     Capitalized assets.........            (293,400)        (318,000)
     Credit carryovers..........              60,900           60,900
     Net operating losses.......           1,332,400        1,422,600
     State tax and other........             (40,800)          69,200
                                         -----------      -----------

     Total......................           1,497,600        1,518,300

     Valuation allowance........          (1,497,600)      (1,518,300)
                                         -----------      -----------
     Net deferred income taxes..         $        --      $        --
                                         ===========      ===========

     The Company has established a valuation allowance against its deferred tax assets following the criteria under SFAS 109 as it is considered more likely than not that such assets will not be realized.

     As of December 31, 1996, the Company had net operating loss carryforwards for federal and state purposes of $3,502,000 and $2,494,000, respectively. The net operating loss carryforwards begin expiring in 2009 and 1999, respectively.

     The Company also has research and experimentation credit carryforwards for federal and state purposes of approximately $20,500 and $11,200, respectively. The research and experimentation credits begin to expire in 2010 for federal purposes and carryforward indefinitely for state purposes. The Company has an alternative minimum tax credit carryforward for federal purpose of approximately $29,100. The alternative minimum tax credit will begin to expire in 2009.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued
                                    ------

12.  Accrued Liabilities:

     Accrued liabilities consisted of the following as of December 31, 1995 and 1996:

                                                           December 31,
                                                      ----------------------
                                                         1995        1996
                                                      ----------  ----------
     Accrued compensation absences..................  $1,300,000  $1,600,000
     Accrued interest...............................     596,233   1,022,103
     Reserve for close-out of government contracts..   2,212,621   2,041,845
     Payroll related................................   1,306,224     963,092
     Other accrued liabilities......................   2,715,090   1,984,550
                                                      ----------  ----------
                                                      $8,130,168  $7,611,590
                                                      ==========  ==========

13.  Post-Retirement Benefits Other Than Pensions:

     The Company provides certain healthcare and life and dental insurance benefits for retired employees. Generally, qualified employees may become eligible for these benefits if they retire in accordance with the Company's established retirement policy and are continuously insured under the Company's insurance plans prior to retirement. All retired employees of the Company who are age 55 with 10 years of service in a plan offered by the Company are eligible for these benefits. The Company's post-retirement benefit plans currently are not funded. The Company accrues the cost of retiree healthcare and life insurance benefits during the employee's service with the Company.

     Post-retirement benefit costs for the period from July 22, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996 consist of the following:

                                                                           1994      1995      1996
                                                                         --------  --------  --------
     Service costs earned during the period............................  $ 58,100  $142,300  $ 59,000
     Interest costs on accumulated post-retirement benefit obligation..   254,700   575,900   360,300
                                                                         --------  --------  --------
     Post-retirement benefit costs.....................................  $312,800  $718,200  $419,300
                                                                         ========  ========  ========

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued

                                 ------------


     Accumulated post-retirement benefits at December 31, 1995 and 1996 consist of the following:

                                                                    December 31,
                                                              ----------------------
                                                                 1995        1996
                                                              ----------  ----------
     Accumulated post-retirement benefit
      obligation:
       Retirees and dependents...........................     $5,299,900  $3,897,300
       Fully eligible active plan participants...........        789,300     522,500
       Other active plan participants....................      2,065,700     769,900
                                                              ----------  ----------
       Accumulated post-retirement benefit
        obligation.......................................      8,154,900   5,189,700
     Unrecognized gain...................................             --   2,719,700
                                                              ----------  ----------
       Accrued post-retirement benefit
        costs recognized in the balance
        sheets...........................................     $8,154,900  $7,909,400
                                                              ==========  ==========

     The weighted average healthcare costs trend rate used in measuring the accumulated post-retirement benefit obligation and post-retirement benefit cost was 7.0% in 1996, gradually declining to 5.0% in 2000, and remained at that level thereafter. A 1.0% increase in the assumed healthcare cost trend rate for each year would increase the accumulated post-retirement benefit obligation by $276,100 and would increase the sum of the service cost and interest cost by $30,600.

     The weighted average discount rate used in determining the accumulated post-retirement benefit obligation was 7.5%.

14.  Redeemable Preferred Stock:

     In connection with the acquisition of the Company by Delta Tango as discussed in Note 3, the Company issued 42,500 shares of Senior Preferred Stock to EKC. The Senior Preferred Stock has a par value of $100 per share, is nonvoting, and the holder is entitled to cumulative, quarterly dividends at the rate of $7 per share per annum. The Company has not declared any dividends, and accumulated, unpaid dividends amounted to $446,250 and $743,750 as of December 31, 1995 and 1996, respectively, which have been accreted. The holder of the Senior Preferred Stock may request the Company to redeem all or part of the shares in accordance with the following schedule:

                                                             Maximum Number Of
                                                             Shares Redeemable
                                                             -----------------
     1997....................................................      10,625
     1998....................................................      21,250
     1999....................................................      31,875
     2000....................................................      42,500

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued

                                 -------------

     The redemption price shall be $100 per share plus an amount equal to all cumulative, unpaid dividends. The Company is not required to honor any redemption requests subsequent to June 30, 2001. If, prior to June 30, 2001, control of the Company is acquired by another party, the Company is required to redeem all outstanding shares of Senior Preferred Stock for $100 per share plus an amount equal to all cumulative, unpaid dividends. Any shares of Senior Preferred Stock that are redeemed by the Company shall be retired and may not be reissued.

     Under the terms of the loan agreement between the company and its principal lender, discussed in Notes 8 and 9, during the period in which there are outstanding amounts due under such loan agreement, EKC must obtain the consent of the Company's lender, which consent shall not be unreasonably withheld by the lender, before EKC receives payments related to the Senior Preferred Stock.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holder of the Senior Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, for each share held, an amount in cash equal to $100 plus all dividends accrued but unpaid on the Senior Preferred Stock and the proportional part of the quarterly dividend accrued from the immediately preceding quarterly dividend payment date to the date of final distribution, before any distribution of the assets of the Company shall be made to the holders of any class of common stock or of any other class of preferred stock. If the assets of the Company available for distribution to holders of Senior Preferred Stock shall be insufficient to pay the full amount of the liquidation preference, the available assets shall be distributed on a pro rata basis among the outstanding shares of Senior Preferred Stock.

     As described in Note 17 to the financial statements, the Senior Preferred Stock has been settled subsequent to December 31, 1996.

15.  Commitments and Contingencies:

     Government Contract Compliance:

     In 1996, the General Services Administration ("GSA") made an oral demand to the Company for payments of approximately $8 million related to the GSA's contention that the Company failed to provide cost and pricing data to the government relating to the pricing of the Company's DTR-6 product. The Company believes that it was not required to submit cost or pricing data and that the product was properly priced. No written demand has been received by the Company, and the Company will vigorously contest any such claim, should it be received, since the Company is not aware of an appropriate basis for such claim.

     Certain of the Company's cost reimbursable contracts are subject to audit by the U.S. government for compliance with government procurement regulations. Although the precise outcome of such audits is not currently determinable, management believes that such outcome will not have a material effect on the Company's financial position or results of operations. As of December 31, 1995 and 1996, the Company had recorded reserves of approximately $2,200,000 and $2,000,000, respectively, for contracts which have not been audited by the U.S. Government.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued

                                  -----------

     Default On The Seller Note:

     As further discussed in Note 17, Delta Tango was declared in default by EKC on the Seller Note, and EKC initiated civil action against Delta Tango to recover the note balance plus accrued interest and the costs incurred in recovering the amounts.

     Legal Matters:

     The Company is involved in other various legal matters resulting from the normal course of business. Such legal matters, when ultimately determined, will not, in the opinion of management, have a material effect on the financial position or the results of operations of the Company.

     Operating Leases:

     The Company leases certain of its facilities and equipment under noncancelable operating leases. Minimum annual rental commitments under noncancelable operating leases are as follows:


For The Years Ending December 31,
---------------------------------
     1997..................................................    $ 1,662,910
     1998..................................................      1,549,993
     1999..................................................      1,441,964
     2000..................................................      1,441,061
     2001..................................................      4,593,208
                                                               -----------
                                                               $10,689,136
                                                               ===========

     Rent expense was $869,576, $2,880,796 and $1,963,493 for the period from July 22, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996, respectively.

     Profit-Sharing Plan:

     The Company's Capital Accumulation Plan (the "Plan") is a defined contribution plan. The Plan became effective October 1, 1983. The Plan was amended and restated effective January 1, 1995. Employees are eligible to participate in the Plan as of their employment date. Employees who are eligible may elect to contribute from 2% to 16% of their total compensation to the Plan. The Company will then contribute the employee's elected deferral amount to the Plan on the employee's behalf for investment by the Plan trustee. Prior to January 1, 1995, the Company made a matching contribution in the amount of at least 50% of the first 6% of compensation contributed by an employee. These Company matching contributions vested over five years in even 20% increments. Participating employees are immediately and fully vested in the value of their salary contribution and the earnings on them. Beginning January 1, 1995, the Plan was amended and modified to be a discretionary profit-sharing plan. The profit-sharing plan is available to all employees of the Company. Profit-sharing contributions are 100% vested automatically and are allocated to the funds selected by the participant. Profit-sharing contributions are determined and contributed on a quarterly basis at the discretion of the

                            DATATAPE INCORPORATED
           (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

               NOTES TO FINANCIAL STATEMENTS--Continued

                             ------------


     Company. Total contributions from the Company for the period from July 22, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996 were $227,332, $198,812 and $180,941, respectively.

     Deferred Compensation Plan:

     The Company has an unfunded Deferred Compensation Plan which allows officers and key employees to defer a portion of their earned compensation. Compensation deferred under the plan earns interest at the prime lending rate as stated by Morgan Guaranty Trust Company (8.50% at December 31, 1995 and 8.25% at December 31, 1996). The payment of deferred compensation will commence upon retirement, disability, or death of eligible employees. Payments are made in installments at the discretion of the plan administrator, with a maximum of 10 payments, and all payments must be received by the participant by age 71. In the event of termination, compensation deferred pursuant to this plan will become payable as agreed upon by the Plan Administrator and the participant.

16.  Fair Value Information:

     The following disclosure of the estimated fair value of financial instruments at December 31, 1995 and 1996, is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop these estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are a reasonable estimate of their fair value.

     The fair value of the line of credit and notes payable and obligation under capital leases approximates carrying value based upon the Company's effective borrowing rate for the issuance of debt with similar terms and remaining maturities.

     Fair value information herein is based on pertinent information available to management as of December 31, 1995 and 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

                            DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued

                                 ------------

17.  Subsequent Events:

     Acquisition:

     On March 7, 1997, the Company acquired the assets, which consist primarily of inventory and equipment, of a former distributor for $800,000. The transaction was financed through a deposit of $200,000 and a note payable for the difference. The note payable expires on July 31, 2001.

     Defaults And Proposed Asset Sale:

     In July 1997, EKC initiated civil action against Delta Tango and Delta Tango's principal stockholder, declaring Delta Tango and the stockholder in default of the Seller Note (Note 3) in the amount of $4,208,701, plus interest, accruing daily at the rate of 10% per annum from July 21, 1994 forward (approximately $1,330,000 as of September 30, 1997) together with all costs and expenses incurred by EKC in determining and enforcing its rights under the Seller Note, and seeking judicial relief, jointly and severally against Delta Tango and the stockholder. Simultaneously, EKC notified the Company's principal lender (Notes 8 and 9) that the Company has been in default under the Seller Note since July 21, 1994.

     As a result of such notice, in August 1997, the Company's principal lender notified the Company that an event of default has occurred under the New Agreement. As discussed in Notes 3, 8 and 9 to the financial statements, the Seller Note, the revolving line of credit and the note payable to the principal lender are collateralized by substantially all the assets of the Company.

     In November 1997, Delta Tango entered into an agreement with Group Financial Partners, Inc. (the "Buyer") for the Company and Delta Tango to sell, transfer and assign to the Buyer substantially all of the assets and certain of the liabilities of the Company (the "Asset Sale"). The purchase price received for the sale and transfer of the assets was $14,400,000, consisting of $13,000,000 at the closing date and $1,400,000 which was placed into an escrow account at the closing date, plus the assumption of the assumed liabilities. The escrow account is provided for in the agreement to fund certain liabilities of the Company.

     Upon completion of the Asset Sale, the Company paid in full the line of credit and note payable with its principal lender.

     In November 1997, The Company, Delta Tango and Delta Tango's principal stockholder entered into a settlement and release agreement with EKC, whereby EKC received $4,208,701 in full settlement of all liabilities and obligations of Delta Tango, the Company and the Delta Tango's principal stockholder, EKC dismissed its litigation against the Company as described above, and EKC canceled the Company's Senior Preferred Stock (Note 14). The $4,208,701 was paid for out of the proceeds of the Asset Sale described above.

     Out of the remaining proceeds of the Asset Sale, the Company repaid its principal lender all amounts due under the revolving line of credit and the note payable (Notes 8 and 9), and repaid the remaining balance of the Industrial Revenue Bonds (Notes 9 and 10).

                            DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--Continued

                                 -----------

     Subsequent to the Asset Sale, the Company plans to continue to operate with its Spin Physics division and Impact Data division. The remaining proceeds from the Asset Sale after the payments to EKC and the Company's principal lender as described above, together with other assets remaining in the Company, are not sufficient to meet all the remaining obligations of the Company or to fund ongoing operating needs. Management is giving consideration to potential additional restructuring of the Company's liabilities and additional financing sources in order to alleviate these conditions. There can be no assurance, however, as to the ultimate outcome of these plans.

     The above factors raise substantial doubt about the Company's ability to continue as a going-concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

18.  Event (Unaudited) Subsequent to the Date of the Independent Auditor's
     Report:

     In December 1997, the Company notified employees, retirees and other persons eligible under the DATATAPE Incorporated Medical/Dental and Life Insurance Plans that such plans have been amended; and, as a result thereof, effective January 1, 1998, benefits under such plans will no longer be extended to retirees, spouses and dependents of retirees, and persons who were eligible for such benefits by virtue of long term disability status. The effect of this plan termination has not been reflected in the financial statements.

                             DATATAPE INCORPORATED
                (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                                 BALANCE SHEETS
                    December 31, 1996 and September 28, 1997
                     (in thousands, except for share data)
                                   __________

                                                                                                         December 31,  September 28,
                                                                                                             1996          1997
                                                                                                         -----------   ------------
                                                                                                                        (Unaudited)
                                    ASSETS:
Current assets:
 Cash and cash equivalents ..............................................................................  $   729       $   610
 Accounts receivable, net................................................................................    8,330         4,413
 Inventories, net........................................................................................   13,667        15,299
 Other current assets....................................................................................      334           311
                                                                                                           -------       -------
     Total current assets................................................................................   23,060        20,633

Property and equipment, net..............................................................................    8,681         7,491
Intangible assets, net...................................................................................      766           737
Restricted cash..........................................................................................      232            --
Other assets.............................................................................................      165           127
                                                                                                           -------       -------
     Total assets........................................................................................  $32,904       $28,988
                                                                                                           =======       =======

  LIABILITIES, SENIOR PREFERRED STOCK AND STOCKHOLDER'S EQUITY (DEFICIENCY):

Current liabilities:
 Line of credit..........................................................................................  $ 3,987       $ 2,456
 Industrial revenue bonds, current.......................................................................      170           170
 Accounts payable........................................................................................    2,803         4,116
 Accrued liabilities.....................................................................................    7,610         8,406
 Income tax payable......................................................................................      197           228
 Notes payable and obligation under capital leases, current..............................................    8,440         7,540
                                                                                                           =======        ======

     Total current liabilities...........................................................................   23,207        22,916

Deferred compensation and other credits..................................................................    1,967         1,722
Post-retirement benefits.................................................................................    7,909         7,909
Industrial revenue bonds, noncurrent.....................................................................    1,530         1,360
Obligation under capital leases, noncurrent..............................................................      272           184
                                                                                                           -------       -------
     Total liabilities...................................................................................   34,885        34,091

Commitments and contingencies

Senior preferred stock, liquidation preference at $4,994 and $5,217 at December 31, 1996 and September 28,
 1997, respectively, manditorily redeemable, cumulative dividends at 7%, $100 par value, 42,500 shares
 authorized, issued and outstanding......................................................................    4,994         5,217

Stockholders' equity (deficiency):
 Common stock, no par value, 1,000 shares authorized; 500 shares issued and outstanding..................    4,000         4,000
 Additional paid-in capital..............................................................................    3,942         3,719
 Amount due from Stockholder and affiliates..............................................................  (10,759)      (11,374)
 Accumulated deficit.....................................................................................   (4,158)       (6,665)
                                                                                                           -------       -------

     Total stockholder's equity (deficiency).............................................................   (6,975)      (10,320)
                                                                                                           -------       -------

     Total liabilities, senior preferred stock and stockholder's equity (deficiency).....................  $32,904       $28,988
                                                                                                           =======       =======

The accompanying notes are an integral part of these financial statements.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                           STATEMENTS OF OPERATIONS
      For The Nine Months Ended September 29, 1996 And September 28, 1997
                                (in thousands)

                                --------------


                                                                                              Nine months ended
                                                                                        ------------------------------
                                                                                        September 29,   September 28,
                                                                                             1996            1997
                                                                                        --------------  --------------
                                                                                                  (Unaudited)
Net sales.............................................................................        $38,612         $29,880
Cost of sales.........................................................................         26,026          18,125
                                                                                              -------         -------
     Gross profit.....................................................................         12,586          11,755

Operating expenses:
 Selling and distribution.............................................................          3,591           3,984
 General and administration...........................................................          3,855           3,536
 Research and development.............................................................          2,881           4,768
 Management and administrative services provided by Parent............................          1,120             757
                                                                                              -------         -------
     Income (loss) from operations....................................................          1,139          (1,290)
                                                                                              -------         -------
Other expenses:
 Interest expense.....................................................................          1,121           1,090
 Other................................................................................            246             127
                                                                                              -------         -------
     Total other expense..............................................................          1,367           1,217
                                                                                              -------         -------
Loss before provision for income taxes................................................           (228)         (2,507)
Provision for income taxes............................................................             73              --
                                                                                              -------         -------
Net loss..............................................................................        $  (301)        $(2,507)
                                                                                              =======         =======

The accompanying notes are an integral part of these unaudited financial statements.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                           STATEMENTS OF CASH FLOWS
      For The Nine Months Ended September 29, 1996 And September 28, 1997
                                (in thousands)

                                  ----------

                                                                                                    Nine months ended
                                                                                             -------------------------------
                                                                                             September 29,     September 28,
                                                                                                 1996              1997
                                                                                             -------------     -------------
                                                                                                       (Unaudited)
Cash flows from operating activities:
 Net loss.............................................................................       $        (301)    $      (2,507)
 Adjustments to reconcile net income to net cash provided by operating activities:
  Inventory valuation provisions......................................................                  --              (222)
  Depreciation and amortization.......................................................               1,744             1,604
  Change in assets and liabilities:
   Accounts receivable................................................................              (2,429)            3,917
   Inventories........................................................................               3,634            (1,403)
   Prepaid expenses and other current assets..........................................                  61                23
   Accounts payable...................................................................                (580)            1,313
   Accrued liabilities................................................................                 241               813
   Other assets.......................................................................                  62                72
   Deferred compensation and other credits............................................                (211)             (245)
   Post-retirement benefits...........................................................                (283)               --
                                                                                             -------------     -------------
     Net cash provided by operating activities........................................               1,938             3,365
                                                                                             -------------     -------------
Cash flows from investing activities:
 Purchases of property and equipment..................................................              (2,184)             (414)
                                                                                             -------------     -------------
     Net cash used in investing activities............................................              (2,184)             (414)
                                                                                             -------------     -------------
Cash flows from financing activities:
 Net payments on line of credit.......................................................              (2,163)           (1,531)
 Proceeds from note payable...........................................................               1,785                --
 Proceeds from industrial revenue bonds...............................................               1,700                --
 Payments of note payable and obligation under capital leases.........................                (889)           (1,157)
 Loans made to Parent and affiliates..................................................                  --              (615)
 Restricted cash......................................................................                (466)              233
                                                                                             -------------     -------------
     Net cash used in financing activities............................................                 (33)           (3,070)
                                                                                             -------------     -------------
     Decrease in cash and cash equivalents............................................                (279)             (119)
Cash and cash equivalents, beginning of period........................................                 274               729
                                                                                             -------------     -------------
Cash and cash equivalents, end of period..............................................       $          (5)    $         610
                                                                                             =============     =============

The accompanying notes are an integral part of these unaudited financial statements.

                             DATATAPE INCORPORATED
               (A Wholly-Owned Subsidiary Of Delta Tango, Inc.)

                     NOTES TO INTERIM FINANCIAL STATEMENTS

                                  ----------


1.   The Company and Basis of Presentation:

     The accompanying unaudited balance sheet of DATATAPE Incorporated (the "Company") as of September 28, 1997 and the related unaudited statements of operations and cash flows for the nine months ended September 29, 1996 and September 28, 1997, have been prepared on substantially the same basis as the annual financial statements. In the opinion of the Company, these financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, operating results, and cash flows for the periods presented. The results of operations for the nine months ended September 28, 1997 are not necessarily indicative of results to be expected for the entire year. These unaudited financial statements should be read in conjunction with the financial statements, and notes thereto, for the year ended December 31, 1996.

2.   Inventories:

     Inventories, net consist of the following:

                                                                           December 31,          September 28,
                                                                               1996                  1997
                                                                           ------------          -------------
                                                                                                  (unaudited)
                                                                                     (in thousands)
     Finished goods, purchased parts, and spare parts................      $     15,065          $      16,547
     Work-in-process.................................................             4,395                  4,323
                                                                           ------------          -------------
                                                                                 19,460                 20,870
     Allowance to reduce inventories to their net realizable value...            (5,794)                (5,571)
                                                                           ------------          -------------
                                                                           $     13,667          $      15,299
                                                                           ============          =============

3. Note Payable and Obligation Under Capital Leases:

   Note payable and obligation under capital leases consist of the following:

                                                                                                        December 31,   September 28,
                                                                                                           1996            1997
                                                                                                        -----------    ------------
                                                                                                                        (unaudited)
                                                                                                              (in thousands)
Note payable to Eastman Kodak............................................                                 $ 5,072        $ 5,072

Note payable, collateralized by substantially all of the
  Company's tangible and intangible property, with interest at prime rate plus 2.0% as of December 31, 1996 and September
  28, 1997, payable in monthly installments of $100,000..................                                   3,250          2,350
 Obligation under capital leases.........................................                                     389            302
                                                                                                          -------        -------
Total notes payable and obligation under capital leases..................                                   8,712          7,724
Less current maturities..................................................                                   8,440          7,540
                                                                                                          -------        -------
Total notes payable and obligation under capital leases..................                                 $   272        $   184
                                                                                                          =======        =======

                                                                  APPENDIX A

                          THIRD AMENDED AND RESTATED
                          --------------------------
                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


          THIRD AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 5, 1998 (the "Agreement"), by and among GROUP FINANCIAL PARTNERS, INC., a Kentucky corporation ("GFP"), BELL TECHNOLOGIES, INC., a Florida corporation and a subsidiary of GFP ("Bell"), TUBE TURNS TECHNOLOGIES, INC., a Kentucky corporation and a subsidiary of GFP ("Tube Turns") and GROUP TECHNOLOGIES CORPORATION, a Florida corporation and a subsidiary of GFP ("Group Tech").


                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Board of Directors of each of GFP, Tube Turns, Bell and Group Tech, as applicable, have approved, to occur in the following chronological order, [i] the distribution of all of the outstanding shares of GFP Partners-V, Inc. ("Partners-V"), Unison Commercial Group, Inc. ("Unison") and BW Riverport, Inc. ("BW") to the shareholders of GFP (the "Spin Off"), [ii] the merger of Tube Turns with and into New Tube Turns Technologies, Inc. ("New Tube Turns"), a newly formed, wholly owned subsidiary of Group Tech (the "Tube Turns Merger"), [iii] the merger of Bell with and into Bell Acquisition Corporation ("New Bell"), a newly formed, wholly owned subsidiary of Group Tech (the "Bell Merger"), [iv] the merger of GFP with and into Group Tech (the "Merger"), and [v] the contribution of all of the assets of Group Tech (other than the shares of New Tube Turns and New Bell and the shares of BT Holdings, Inc. and Metrum-DATATAPE, Inc., former wholly owned subsidiaries of GFP) into a newly formed, wholly owned subsidiary of Group Tech and the assumption of the liabilities of Group Tech by this subsidiary (the "Group Tech Contribution"), all in accordance with the Florida Business Corporation Act, as amended (the "FBCA") and the Kentucky Revised Statutes, as amended (the "KRS");

          WHEREAS, the Board of Directors of each of GFP, Tube Turns, Bell and Group Tech, as applicable, has determined that each of the Spin Off, the Tube Turns Merger, the Bell Merger, the Merger and the Group Tech Contribution, as applicable, is fair to and in the best interest of the stockholders of GFP, Tube Turns, Bell and Group Tech, as applicable, and resolved to approve and adopt this Agreement and the transactions contemplated hereby and, subject to the terms and conditions set forth herein, to recommend the approval and adoption of this Agreement by the stockholders of GFP, Tube Turns, Bell and Group Tech;

          WHEREAS, for federal income tax purposes, it is intended that [i] the Tube Turns Merger, the Bell Merger and the Merger shall qualify as tax free reorganizations under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and [ii] the Group Tech Contribution shall qualify as a tax-free transfer of property to a controlled corporation under Section 351 of the Code;


          WHEREAS, GFP, Bell, Tube Turns and Group Tech previously entered into a Third Amended and Restated Agreement and Plan of Reorganization dated as of January 9, 1998 and desire to amend and restate such agreement as set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

     (i) "Bell Shareholder Approval" means the approval of the Bell Merger by the holders of shares of Bell Common Stock (hereinafter defined) voted, in person or by proxy, at the stockholders meeting of Bell held to approve such transaction.

     (ii) "Business Day" means each day that banking institutions in New York City are not authorized or obligated by law or executive order to close.

     (iii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (iv) "GFP Stockholder Approval" means the approval of the Spin Off and the Merger by the holders of shares of GFP Common Stock (hereinafter defined) voted, in person or by proxy, at the stockholders meeting of GFP held to approve such transactions.

     (v) "Group Tech Stockholder Approval" means the approval of the Merger and the Group Tech Contribution by the holders of shares of Group Tech Common Stock (hereinafter defined) and, if necessary, Group Tech Preferred Stock voted, in person or by proxy, at the stockholders meetings of Group Tech held to approve such transactions.

     (vi) "Hazardous Wastes" include, without limitation: [i] hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource

Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and any other applicable federal, state or local law, rule, regulation, ordinance or requirement, all as amended or hereafter amended; [ii] petroleum, including without limitation crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); [iii] any radioactive material, including without limitation any source, special nuclear, or by-product material as defined in 42 U.S.C. Section 2011 et seq.; and [iv] asbestos or any asbestiform minerals in any form or condition.

     (vii) "Knowledge" means, (i) with respect to any Person that is a corporation, the actual knowledge after due inquiry of any of such Person's respective executive officers or directors or (ii) with respect to any Person that is a group, the actual knowledge after due inquiry of the members of such group.

     (viii) "Lien" means and includes any lien, security interest, pledge, charge, option, right of first refusal, claim, mortgage, lease, easement or any other encumbrance whatsoever.

     (ix) "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects, is or is reasonably likely to be materially adverse to the business, assets, prospects, liabilities, results of operations or condition (financial or otherwise) of the entity to which the term relates and such entity's (or entities') Subsidiaries, taken as a whole.

     (x) "Person" means any individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity.

     (xi) "Subsidiary" or "Subsidiaries" of any Person, means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     (xii) "Tube Turns Shareholder Approval" means the approval of the Tube Turns Merger by the holders of shares of Tube Turns Common Stock (hereafter defined) voted, in person or by proxy, at the stockholders meeting of Tube Turns held to approve such transaction.

                                   ARTICLE II

                     THE SPIN OFF OF GFP PARTNERS-V, INC.,
              UNISON COMMERCIAL GROUP, INC. AND BW RIVERPORT, INC.


          Section 2.01. The Spin Off. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the KRS immediately prior to the Effective Time as defined in Article III, all of the issued and outstanding shares of Partners-V, Unison and BW shall be distributed by GFP to the shareholders of GFP in accordance with and as set forth in the letter (the "GFP Disclosure Letter") delivered by GFP to GTC prior to the execution hereof.

        Section 2.02. Distribution of Shares. Immediately prior to the Effective Time as defined in Article III, by virtue of the Spin Off, GFP shall transfer, and GFP shall cause Partners-V, Unison and BW to transfer, the shares of Partners-V, Unison and BW held by GFP on the books of Partners-V, Unison and BW to the shareholders of GFP in accordance with the GFP Disclosure Letter, and to thereafter cancel the certificates representing shares of Partners-V, Unison and BW held by GFP immediately prior to the Effective Time.


                                  ARTICLE III

                                 THE MERGER OF
                         TUBE TURNS TECHNOLOGIES, INC.

          Section 3.01. The Tube Turns Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement and the exhibits hereto, and in accordance with the KRS at the Effective Time, Tube Turns shall be merged with and into New Tube Turns in accordance with the KRS, whereupon the separate existence of Tube Turns shall cease and New Tube Turns shall continue as the surviving corporation (for purposes of this Article, the "Surviving Corporation").

          (b) As promptly as practicable after satisfaction or, to the extent permitted hereunder, waiver of all the conditions set forth in Article XI hereof, Tube Turns and New Tube Turns shall file articles of merger, executed in accordance with the relevant provisions of the KRS, with the Secretary of State of the Commonwealth of Kentucky and make all other filings or recordings required by the KRS in connection with the Tube Turns Merger. A plan of merger in substantially the form attached as Exhibit A hereto and incorporated by reference herein shall be attached to, included in and filed with such articles of merger. The Tube Turns Merger shall become effective at such time as the articles of merger are duly filed with the Secretary of State of the Common-wealth of Kentucky or at such later time as is specified in the articles of merger (for purposes of this Article, the "Effective Time"). The date on which the Effective Time occurs shall, for the purposes of this Article, be the "Effective Date".

          Section 3.02. Effects of the Tube Turns Merger. At the Effective Time, the Tube Turns Merger shall have the effects set forth in the applicable provisions of the KRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of Tube Turns and New Tube Turns, shall vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of Tube Turns and New Tube Turns shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 3.03. Conversion of Shares; Adjustments. At the Effective Time, by virtue of the Tube Turns Merger and without any action on the part of Tube Turns or New Tube Turns or the stockholders of either of the foregoing entities:

               (i) each share of the common stock of Tube Turns, no par value per share (the "Tube Turns Common Stock"), issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive such shares of Group Tech Common Stock as is equal to the Tube Turns Conversion Ratio; and

               (ii) each share of the common stock of New Tube Turns issued and outstanding immediately prior to the Effective Time shall be unchanged after the Effective Time.

          Section 3.04. Exchange of Certificates. (a) On or prior to the Effective Time, Group Tech and New Tube Turns shall make available to each record holder who, as of the Effective Time, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Tube Turns Common Stock (for purposes of this Article, the "Certificate" or "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Group Tech and the form of letter of transmittal shall so reflect. Upon surrender to Group Tech of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Group Tech Common Stock to which such holder of Tube Turns Common Stock shall have become entitled pursuant to the provisions of Section 3.03 hereof, and the Certificate so surren-dered shall forthwith be cancelled. No interest will be paid or accrued on any cash payable upon the surrender of the Certificates. If any portion of the consideration to be received pursuant to Section 3.03 hereof, upon exchange of a Certificate, is to be issued or paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer. From the Effective Time until surrender in accordance with the provisions of this Section 3.04, each Certificate shall represent for all purposes only the right to receive the consideration provided in Section 3.03 hereof. All payments in respect of shares of Tube Turns Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of rights pertaining to such securities.

          (b) In the case of any lost, mislaid, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the consideration described in Section 3.03, to deliver to Group Tech and New Tube Turns a lost stock certificate affidavit and satisfactory indemnity agreement as Group Tech and New Tube Turns may direct as indemnity against any claim that may be made against Group Tech and/or New Tube Turns with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

          (c) After the Effective Time, there shall be no transfers on the stock transfer books of New Tube Turns of the shares of Tube Turns Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Group Tech for transfer, they shall be cancelled and exchanged for the consideration described in Section 3.03 hereof.

          Section 3.05. Stock Options. (a) At the Effective Time, Group Tech shall assume all of Tube Turns' rights and obligations with respect to certain outstanding stock options held by certain employees of Tube Turns, which are outstanding and unexercised at the Effective Time (the "Tube Turns Options"), whether or not the Options are then exercisable. Immediately following such assumption, Group Tech shall substitute for such Tube Turns Options non-qualified options to be granted under the Group Tech 1994 Stock Option Plan for Key Employees (the "Non-Qualified Options (Tube Turns)") with vesting terms and conditions matching those contained in the Tube Turns Options at the Effective Time to the extent such vesting terms and conditions are consistent with the terms and conditions of the Group Tech 1994 Stock Option Plan for Key Employees and such other revisions to such terms and conditions as Group Tech and Tube Turns shall mutually agree upon. Each Non-Qualified Option (Tube Turns) shall thereafter evidence the right to purchase the number of shares of Group Tech Common Stock equal to the product (rounded up or down as appropriate to a whole share) of (i) the number of shares of Tube Turns Common Stock covered by such Tube Turns Option immediately prior to the Effective Time, multiplied by
(ii) the Tube Turns Conversion Ratio. The exercise price of such Non-Qualified Options (Tube Turns) for each share of Group Tech Common Stock subject thereto shall be equal to the quotient (rounded up or down as appropriate to a whole cent) obtained by dividing (i) the per share exercise price for shares of Tube Turns Common Stock subject to such Option immediately prior to the Effective Time, by (ii) the Tube Turns Conversion Ratio.

          (b) At least ten (10) days prior to the Effective Time, Group Tech shall deliver to each holder of a Tube Turns Option an appropriate written notice and option assumption agreement (the "Option Assumption Agreement") setting forth Group Tech's assumption of the Tube Turns Option and substitution of the Non-Qualified Option (Tube Turns) in accordance with the terms of this
Section 3.05. The form of such Tube Turns Option Assumption Agreement shall be delivered to Tube Turns prior to its distribution to holders of the Tube Turns Options and shall be subject to its reasonable approval. Group Tech shall have received from each of the holders of Options a duly executed Option Assumption Agreement on or prior to the Closing Date. Tube Turns shall not grant any options under any plan or otherwise after the date of this Agreement.

          (c) Group Tech agrees to cause the shares of Group Tech Common Stock issuable upon exercise of the Non-Qualified Options (Tube Turns) to be registered with the Securities and Exchange Commission (the "Commission") on a Form S-8 Registration Statement as promptly following the Effective Time as is reasonably practicable. Group Tech further agrees to cause the shares of Group Tech Common Stock issuable upon exercise of the Non-Qualified Options (Tube Turns) to be registered or exempt from the registration requirements of all applicable state securities laws, rules and regulations.

          (d) Approval by the stockholders of Tube Turns of this Agreement shall constitute authorization and approval of any and all of the actions described in this Section 3.05.

          Section 3.06. Dissenting Shares. To the extent that appraisal rights are available under the KRS, shares of Tube Turns Common Stock that are issued and outstanding immediately prior to the Effective Time and that have not been voted for adoption of the Tube Turns Merger and with respect to which appraisal rights have been properly demanded in accordance with the KRS (for purposes of this Article, "Dissenting Shares") shall not be converted into the right to receive the consideration provided for in Section 3.03 hereof at or after the Effective Time unless and until the holder of such shares becomes ineligible for such appraisal. If a holder of Dissenting Shares becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in Section 3.03 hereof. If any holder of Tube Turns Common Stock shall assert the right to be paid the fair value of such Tube Turns Common Stock as described above, Tube Turns shall give New Tube Turns and Group Tech notice thereof and New Tube Turns and Group Tech shall have the right to participate in all negotiations and proceedings with respect to any such demands. Tube Turns shall not, except with the prior written consent of Group Tech and New Tube Turns, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Payment for Dissenting Shares shall be made as required by the KRS.

          Section 3.07. Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of New Tube Turns, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein and in accordance with applicable law, provided that, as of the Effective Time, such Articles of Incorporation shall be amended to change the name of New Tube Turns to "Tube Turns Technologies, Inc."

          Section 3.08. By-Laws of Surviving Corporation. The By-Laws of New Tube Turns in effect at the Effective Time shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the terms of the Articles of Incorporation of the Surviving Corporation and as provided by applicable law.

          Section 3.09. Directors and Officers of Surviving Corporation. From and after the Effective Time: (i) the directors of New Tube Turns immediately prior to the Effective Time shall be the directors of the Surviving Corporation; and (ii) the officers of New Tube Turns immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by applicable law.


          Section 3.10. Tube Turns Conversion Ratio and Adjustment Event. (a) The "Tube Turns Conversion Ratio" shall be equal to such fraction as is obtained by dividing the Group Tech Merger Shares (as hereinafter defined) by the Total Tube Turns Shares (as hereinafter defined). For purposes of this Article, the "Group Tech Merger Shares" shall be equal to such number of whole shares of Group Tech Common Stock as is obtained by dividing the Aggregate Tube Turns Consideration (as hereinafter defined) by the GTC Share Value (as defined in Section 5.11 hereof). The "Total Tube Turns Shares" shall be equal to 1,376,829. The "Aggregate Tube

Turns Consideration" shall be equal to TWENTY TWO MILLION SEVEN HUNDRED SEVENTEEN THOUSAND SIX HUNDRED SEVENTY NINE DOLLARS ($22,717,679).

          (b) In the event of any change in Group Tech Common Stock or Tube Turns Common Stock between the date of this Agreement and the Effective Time by reason of any stock dividend, stock split, subdivision, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), the Tube Turns Conversion Ratio shall be appropriately adjusted so that each holder of Tube Turns Common Stock will receive in the Merger the same proportionate amount of Group Tech Common Stock such holder would have been entitled to receive if the Effective Time had been immediately prior to such Adjustment Event.


          Section 3.11. Fractional Shares. No scrip or fractional shares of Group Tech Common Stock shall be issued in the Tube Turns Merger. All fractional shares of Group Tech Common Stock to which a holder of Tube Turns Common Stock immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of such stockholder's Certificate(s) that represent such shares of Tube Turns Common Stock, to receive from Group Tech an amount in cash in lieu of such fractional share, based on the GTC Share
Value.

          Section 3.12. Tube Turns Stock Plans. At the Effective Time, the Tube Turns Employee Stock Purchase Plan, Stock Option Plan dated January 22, 1991, and Stock Restriction Agreement shall terminate and any shares of Tube Turns Common Stock subject to vesting requirements under such plans shall, upon conversion into the right to receive shares of Group Tech Common Stock in accordance with this Agreement, continue to be subject to such vesting requirements. Approval by the stockholders of Tube Turns of this Agreement shall constitute authorization and approval of any and all of the actions described in this Section 3.12.


                                   ARTICLE IV

                     THE MERGER OF BELL TECHNOLOGIES, INC.

          Section 4.01. The Bell Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement and the exhibits hereto, and in accordance with the FBCA at the Effective Time, Bell shall be merged with and into New Bell in accordance with the FBCA, whereupon the separate existence of Bell shall cease and New Bell shall continue as the surviving corporation (for purposes of this Article, the "Surviving Corporation").

          (b) As promptly as practicable after satisfaction or, to the extent permitted hereunder, waiver of all the conditions set forth in Article XI hereof, Bell and New Bell shall file articles of merger, executed in accordance with the relevant provisions of the FBCA, with the Secretary of State of the State of Florida and make all other filings or recordings required by the FBCA in connection with the Bell Merger. A plan of merger in substantially the form attached as Exhibit B hereto and incorporated by reference herein shall be attached to, included in and filed with such articles of merger. The Bell Merger shall become effective at such time as the articles of merger are duly filed with the Secretary of State of the State of Florida or at such later time as is specified in the articles of merger (for purposes of this Article, the "Effective Time"). The date on which the Effective Time occurs shall, for the purposes of this Article, be the "Effective Date".

          Section 4.02. Effects of the Bell Merger. At the Effective Time, the Bell Merger shall have the effects set forth in the applicable provisions of the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of Bell and New Bell, shall vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of Bell and New Bell shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 4.03. Conversion of Shares; Adjustments. At the Effective Time, by virtue of the Bell Merger and without any action on the part of Bell or New Bell or the stockholders of either of the foregoing entities:

               (i) each share of the common stock of Bell, $.01 par value per share (the "Bell Common Stock"), issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive such shares of Group Tech Common Stock as is equal to the Bell Conversion Ratio; and

               (ii) each share of the common stock of New Bell issued and outstanding immediately prior to the Effective Time shall be unchanged after the Effective Time.

          Section 4.04. Exchange of Certificates. (a) On or prior to the Effective Time, Group Tech and New Bell shall make available to each record holder who, as of the Effective Time, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Bell Common Stock (for purposes of this Article, the "Certificate" or "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Group Tech and the form of letter of transmittal shall so reflect. Upon surrender to Group Tech of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Group Tech Common Stock to which such holder of Bell Common Stock shall have become entitled pursuant to the provisions of Section
4.03 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash payable upon the surrender of the Certificates. If any portion of the consideration to be received pursuant to
Section 4.03 hereof, upon exchange of a Certificate, is to be issued or paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer. From the Effective Time until surrender in accordance with the provisions of this Section 4.04, each Certificate shall represent for all purposes only the right to receive the consideration provided in Section 4.03 hereof. All payments in respect of shares of Bell Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of rights pertaining to such securities.

          (b) In the case of any lost, mislaid, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the consideration described in Section 4.03, to deliver to Group Tech and New Bell a lost stock certificate affidavit and satisfactory indemnity agreement as Group Tech and New Bell may direct as indemnity against any claim that may be made against Group Tech and/or New Bell with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

          (c) After the Effective Time, there shall be no transfers on the stock transfer books of New Bell of the shares of Bell Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Group Tech for transfer, they shall be cancelled and exchanged for the consideration described in Section 4.03 hereof.

          Section 4.05. Stock Options. (a) At the Effective Time, Group Tech shall assume all of Bell's rights and obligations with respect to certain outstanding stock options held by certain employees of Bell which are outstanding and unexercised at the Effective Time (the "Bell Options"), whether or not the Bell Options are then exercisable. Immediately following such assump-tion, Group Tech shall substitute for such Bell Options non-qualified options to be granted under the Group Tech 1994 Stock Option Plan for Key Employees and the Group Tech Independent Directors' Stock Option Plan (the "Non-Qualified Options
(Bell)") with vesting terms and conditions matching those contained in the Bell Options at the Effective Time to the extent such vesting terms and conditions are consistent with the terms and conditions of the Group Tech 1994 Stock Option Plan for Key Employees and the Group Tech Independent Directors' Stock Option Plan and such other revisions to such terms and conditions as Group Tech and Bell shall mutually agree upon. Each Non-Qualified Option (Bell) shall thereafter evidence the right to purchase the number of shares of Group Tech Common Stock equal to the product (rounded up or down as appropriate to a whole share) of (i) the number of shares of Bell Common Stock covered by such Bell Option immediately prior to the Effective Time, multiplied by (ii) the Bell Conversion Ratio. The exercise price of such Non-Qualified Options (Bell) for each share of Group Tech Common Stock subject thereto shall be equal to the quotient (rounded up or down as appropriate to a whole cent) obtained by dividing (i) the per share exercise price for shares of Bell Common Stock subject to such option immediately prior to the Effective Time, by (ii) the Bell Conversion Ratio.

          (b) At least ten (10) days prior to the Effective Time, Group Tech shall deliver to each holder of a Bell Option an appropriate written notice and option assumption agreement (the "Option Assumption Agreement") setting forth Group Tech's assumption of the Bell Option and substitution of the Non-Qualified Option (Bell) in accordance with the terms of this Section 4.05. The form of such Option Assumption Agreement shall be delivered to Bell prior to its distribution to holders of the Bell Options and shall be subject to its reasonable approval. Group Tech shall have received from each of the holders of Bell Options a duly executed Option Assumption Agreement on or prior to the Closing Date. Bell shall not grant any options under any plan or otherwise after the date of this Agreement.

          (c) Group Tech agrees to cause the shares of Group Tech Common Stock issuable upon exercise of the Non-Qualified Options (Bell) to be registered with the Securities and Exchange Commission (the "Commission") on a Form S-8 Registration Statement as promptly following the Effective Time as is reasonably practicable. Group Tech further agrees to cause the shares of Group Tech Common Stock issuable upon exercise of the Non-Qualified Options (Bell) to be registered or exempt from applicable state securities laws, rules and regulations.

          (d) Approval by the stockholders of Bell of this Agreement shall constitute authorization and approval of any and all of the actions described in this Section 4.05.

          Section 4.06. Dissenting Shares. To the extent that appraisal rights are available under the FBCA, shares of Bell Common Stock that are issued and outstanding immediately prior to the Effective Time and that have not been voted for adoption of the Bell Merger and with respect to which appraisal rights have been properly demanded in accordance with the FBCA (for purposes of this Article, "Dissenting Shares") shall not be converted into the right to receive the consideration provided for in Section 4.03 hereof at or after the Effective Time unless and until the holder of such shares becomes ineligible for such appraisal. If a holder of Dissenting Shares becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in Section 4.03 hereof. If any holder of Bell Common Stock shall assert the right to be paid the fair value of such Bell Common Stock as described above, Bell shall give New Bell and Group Tech notice thereof and New Bell and Group Tech shall have the right to participate in all negotiations and proceedings with respect to any such demands. Bell shall not, except with the prior written consent of Group Tech and New Bell, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Payment for Dissenting Shares shall be made as required by the FBCA.

          Section 4.07.  Articles of Incorporation of Surviving Corporation.
The Articles of Incorporation of New Bell, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until amended as provided therein and in accordance with applicable law, provided that, as of the Effective Time, such Articles of Incorporation shall be amended to change the name of New Bell to "Bell Technologies, Inc."

          Section 4.08. By-Laws of Surviving Corporation. The By-Laws of New Bell in effect at the Effective Time shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the terms of the Articles of Incorporation of the Surviving Corporation and as provided by applicable law.

          Section 4.09. Directors and Officers of Surviving Corporation. From and after the Effective Time: (i) the directors of New Bell immediately prior to the Effective Time shall be the directors of the Surviving Corporation; and (ii) the officers of New Bell immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by applicable law.

          Section 4.10. Bell Conversion Ratio and Adjustment Event. (a) The "Bell Conversion Ratio" shall be equal to such fraction as is obtained by dividing the Group Tech Merger Shares (as hereinafter defined) by the Total Bell Shares (as hereinafter defined). For purposes of this Article, the "Group Tech Merger Shares" shall be equal to such number of whole shares of Group Tech Common Stock as is obtained by dividing the Aggregate Bell Consideration (as hereinafter defined) by the GTC Share Value. The "Total Bell Shares" shall be equal to 942,320. The "Aggregate Bell Consideration" shall be equal to FORTY ONE MILLION FOUR HUNDRED SIXTY-TWO THOUSAND EIGHTY DOLLARS ($41,462,080).

          (b) In the event of any change in Group Tech Common Stock or Bell Common Stock between the date of this Agreement and the Effective Time by reason of any stock dividend, stock split, subdivision, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), the Bell Conversion Ratio shall be appropriately adjusted so that each holder of Bell Common Stock will receive in the Merger the same proportionate amount of Group Tech Common Stock such holder would have been entitled to receive if the Effective time had been immediately prior to such Adjustment Event.


          Section 4.11. Fractional Shares. No scrip or fractional shares of Group Tech Common Stock shall be issued in the Bell Merger. All fractional shares of Group Tech Common Stock to which a holder of Bell Common Stock immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of such stockholder's Certificate(s) that represent such shares of Bell Common Stock, to receive from Group Tech an amount in cash in lieu of such fractional share, based on the GTC Share Value.

          Section 4.12. Bell Stock Plans. At the Effective Time, the Bell Employee Stock Purchase Plan dated July 6, 1988, Stock Option Plan dated January 24, 1990, as amended October 24, 1990, Employee Stock Restriction Agreement dated July 1, 1988, as amended April 28, 1994, as further amended April 27, 1995, 1995 Stock Option Plan for Key Employees and the Independent Directors' Stock Option Plan shall terminate and any shares of Bell Common Stock subject to vesting requirements under such plans shall, upon conversion into the right to receive shares of Group Tech Common Stock in accordance with this Agreement, continue to be subject to such vesting requirements. Approval by the stockholders of Bell of this Agreement shall constitute authorization and approval of any and all actions described in this Section 4.12.

                                   ARTICLE V

                  THE MERGER OF GROUP FINANCIAL PARTNERS, INC.

          Section 5.01. The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement and the exhibits hereto, and in accordance with the KRS and the FBCA at the Effective Time, GFP shall be merged with and into Group Tech in accordance with the KRS and the FBCA, whereupon the separate existence of GFP shall cease and Group Tech shall continue as the surviving corporation (for purposes of this Article, the "Surviving Corporation").

          (b) As promptly as practicable after satisfaction or, to the extent permitted hereunder, waiver of all the conditions set forth in Article XI hereof, GFP and Group Tech shall file articles of merger, executed in accordance with the relevant provisions of the KRS and the FBCA, with the Secretary of State of each of the Commonwealth of Kentucky and the State of Florida and make all other filings or recordings required by the KRS and/or the FBCA in connection with the Merger. A plan of merger in substantially the form attached as Exhibit C hereto and incorporated by reference herein shall be attached to, included in and filed with such articles of merger. The Merger shall become effective at such time as the articles of merger are duly filed with the Secretary of State of the Commonwealth of Kentucky and the Secretary of State of the State of Florida or at such later time as is specified in the articles of merger (for purposes of this Article, the "Effective Time"). The date on which the Effective Time occurs shall, for purposes of this Article, be the "Effective Date".

          Section 5.02. Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the KRS and the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of GFP and Group Tech, shall vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of GFP and Group Tech shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 5.03. Conversion of Shares; Adjustments. At the Effective Time, by virtue of the Merger and without any action on the part of GFP or Group Tech or the stockholders of either of the foregoing entities:

               (i) each share of the outstanding common stock, no par value per share, of GFP ("GFP Common Stock"), issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive such shares of common stock, $.01 par value, of Group Tech ("Group Tech Common Stock") as is equal to the GFP Conversion Ratio (hereinafter defined);

               (ii) each share of Group Tech Common Stock issued and outstanding immediately prior to the Effective Time which is held by GFP shall be cancelled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor; and

               (iii) each share of Group Tech Common Stock issued and outstanding immediately prior to the Effective Time and which is not held by GFP shall be unchanged after the Effective Time.

          Section 5.04. Exchange of Certificates. (a) On or prior to the Effective Time, Group Tech shall make available to each record holder who, as of the Effective Time, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of GFP Common Stock (for purposes of this Article, the "Certificate" or "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Group Tech and the form of letter of transmittal shall so reflect. Upon surrender to Group Tech of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Group Tech Common Stock to which such holder of GFP Common Stock shall have become entitled pursuant to the provisions of Section 5.03 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash payable upon the surrender of the Certificates. If any portion of the consideration to be received pursuant to Section 5.03 hereof, upon exchange of a Certificate, is to be issued or paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer. From the Effective Time until surrender in accordance with the provisions of this Section 5.04, each Certificate shall represent for all purposes only the right to receive the consideration provided in Section 5.03 hereof. All payments in respect of shares of GFP Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of rights pertaining to such securities.

          (b) In the case of any lost, mislaid, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the consideration described in Section 5.03, to deliver to Group Tech a lost stock certificate affidavit and satisfactory indemnity agreement as Group Tech may direct as indemnity against any claim that may be made against Group Tech with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

          (c) After the Effective Time, there shall be no transfers on the stock transfer books of Group Tech of the shares of GFP Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Group Tech for transfer, they shall be cancelled and exchanged for the consideration described in Section 5.03 hereof.

          Section 5.05. Stock Options. (a) At the Effective Time, Group Tech shall assume all of GFP's rights and obligations with respect to certain outstanding stock options held by certain employees of GFP, which are outstanding and unexercised at the Effective Time (the "GFP Options"), whether or not the GFP Options are then exercisable. Immediately following such assumption, Group Tech shall substitute for the GFP Options non-qualified options to be granted under the Group Tech 1994 Stock Option Plan for Key Employees (the "Non-Qualified Options (GFP)") with vesting terms and conditions matching those contained in the GFP Options at the Effective Time to the extent such vesting terms and conditions are consistent with the terms and conditions of the Group Tech 1994 Stock Option Plan for Key Employees and such other revisions to such terms and conditions as Group Tech and GFP shall mutually agree upon. Each Non-Qualified Option (GFP) shall thereafter evidence the right to purchase the number of shares of Group Tech Common Stock equal to the product (rounded up or down as appropriate to a whole share) of (i) the number of shares of GFP Common Stock covered by such GFP Option immediately prior to the Effective Time, multiplied by (ii) the GFP Conversion Ratio. The exercise price of such Non-Qualified Options (GFP) for each share of Group Tech Common Stock subject thereto shall be equal to the quotient rounded up or down as appropriate to a whole cent) obtain by dividing (i) the per share exercise price for shares of GFP Common Stock subject to such GFP Option immediately prior to the Effective Time, by (ii) the GFP Conversion Ratio.

          (b) At least ten (10) days prior to the Effective Time, Group Tech shall deliver to each holder of a GFP Option an appropriate written notice and option assumption agreement (the "Option Assumption Agreement") setting forth Group Tech's assumption of the GFP Option and substitution of the Non-Qualified Option (GFP) in accordance with the terms of this Section 5.05. The form of such Option Assumption Agreement shall be delivered to GFP prior to its distribution to holders of the GFP Options and shall be subject to its reasonable approval. Group Tech shall have received from each of the holders of GFP Options a duly executed Option Assumption Agreement on or prior to the Closing Date. GFP shall not grant any options under any plan or otherwise after the date of this Agreement.

          (c) Group Tech agrees to cause the shares of Group Tech Common Stock issuable upon exercise of the Non-Qualified Options to be registered with the Securities and Exchange Commission (the "Commission") on a form S-8 Registration Statement as promptly following the Effective Time as is reasonably practicable. Group Tech further agrees to cause the shares of Group Tech Common Stock issuable upon exercise of the Non-Qualified Options to be registered or exempt from the registration requirements of all applicable state securities laws, rules and regulations.

          (d) Approval by the stockholders of GFP of this Agreement shall constitute authorization and approval of any and all of the actions described in this Section 5.05.

          Section 5.06. Dissenting Shares. (a) To the extent that appraisal rights are available under the KRS, shares of GFP Common Stock that are issued and outstanding immediately prior to the Effective Time and that have not been voted for adoption of the Merger and with respect to which appraisal rights have been properly demanded in accordance with the KRS (for purposes of this Article, "Dissenting Shares") shall not be converted into the right to receive the consideration provided for in Section 5.03 hereof at or after the Effective Time unless and until the holder of such shares becomes ineligible for such appraisal. If a holder of Dissenting Shares becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in Section 5.03 hereof. If any holder of GFP Common Stock shall assert the right to be paid the fair value of such GFP Common Stock as described above, GFP shall give Group Tech notice thereof and Group Tech shall have the right to participate in all negotiations and proceedings with respect to any such demands. GFP shall not, except with the prior written consent of Group Tech, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Payment for Dissenting Shares shall be made as required by the KRS.

          (b) To the extent that appraisal rights are available under the FBCA, shares of Group Tech Common Stock that are issued and outstanding immediately prior to the Effective Time and that have not been voted for adoption of the Merger and with respect to which appraisal rights have been properly demanded in accordance with the FBCA shall receive payment as required by the FBCA.

          Section 5.07. Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of Group Tech, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein and in accordance with applicable law.

          Section 5.08. By-Laws of Surviving Corporation. The By-Laws of Group Tech in effect at the Effective Time shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the terms of the Articles of Incorporation of the Surviving Corporation and as provided by applicable law.

          Section 5.09. Directors and Officers of Surviving Corporation. From and after the Effective Time: (i) the directors of Group Tech immediately prior to the Effective Time shall be the directors of the Surviving Corporation; and
(ii) the officers of Group Tech immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by applicable law.


          Section 5.10. GFP Conversion Ratio and Adjustment Event. (a) The "GFP Conversion Ratio" shall be equal to such fraction as is obtained by dividing the Group Tech Merger Shares (as hereinafter defined) by the Total GFP Shares (as hereinafter defined). For purposes of this Article, the "Group Tech Merger Shares" shall be equal to such number of whole shares of Group Tech Common Stock as is obtained by dividing the Aggregate GFP Consideration (hereinafter defined) by the GTC Share Value. The "Total GFP Shares" shall be equal to 322,553.
The "Aggregate GFP Consideration" shall be equal to the product of 15,064,625 plus the number of whole shares of Group Tech Common Stock received or receivable by GFP pursuant to the Tube Turns Merger and the Bell Merger (as described in Articles III and IV of this Agreement) multiplied by the GTC Share Value.

          (b) In the event of any change in Group Tech Common Stock or GFP Common Stock between the date of this Agreement and the Effective Time by reason of any stock dividend, stock split, subdivision, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), the GFP Conversion Ratio shall be appropriately adjusted so that each holder of GFP Common Stock will receive in the Merger the same proportionate amount of the Group Tech Common Stock such holder would have been entitled to receive if the Effective Time had been immediately prior to such Adjustment Event.

          Section 5.11. Fractional Shares. No scrip or fractional shares of Group Tech Common Stock shall be issued in the Merger. All fractional shares of Group Tech Common Stock to which a holder of GFP Common Stock immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the later of (a) the Effective Time, or (b) the surrender of such stockholder's Certificate(s) that represent such shares of the GFP Common Stock, to receive from Group Tech an amount in cash in lieu of such fractional share, based on the GTC Share Value (as hereinafter defined). For purposes of this Agreement, the "GTC Share Value" shall be the arithmetic average of the closing price per share of the Group Tech Common Stock, as reported on the Nasdaq National Market, for each of the ten (10) consecutive trading days ending February 5, 1998, which is $3.04 per share of Group Tech Common Stock.

          Section 5.12. GFP Stock Plans. At the Effective Time, the GFP Stock Purchase Plan, Stock Option Plan and Stock Restriction Agreement shall terminate and any shares of GFP Common Stock subject to vesting requirements under such plans shall, upon conversion into the right to receive shares of Group Tech Common Stock in accordance with this Agreement, continue to be subject to such vesting requirements. Approval by the stockholders of GFP of this Agreement shall constitute authorization and approval of any and all of the actions described in this Section 5.12.


                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF GFP

          With and subject to such exceptions as are set forth in the GFP Disclosure Letter, GFP represents and warrants to Group Tech as follows:

          Section 6.01. Organization and Qualification. Each of GFP, BT Holdings, Inc. and Metrum-DATATAPE, Inc. is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on GFP. BT Holdings, Inc. has no assets other than cash and its rights associated with its credit facility with Bank One, Kentucky,

NA (the "Bank One Facility") and any readvance by it, to its affiliates, of funds advanced thereunder, and no liabilities other than as associated with the Bank One Facility and the funds advanced thereunder.

          Section 6.02. Capitalization. The authorized capital stock of GFP consists of 1,000,000 shares of GFP Common Stock. As of December 31, 1997, there were (i) 315,953 shares of GFP Common Stock issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights, and (ii) 6,600 shares of unissued GFP Common Stock issuable upon exercise of outstanding options under the Group Financial Partners, Inc. Stock Option Plan. Except as set forth in the GFP Disclosure Letter, since December 31, 1997, no shares of GFP Common Stock have been issued by GFP, except pursuant to the exercise of outstanding options in accordance with their terms, and no options have been granted and the vesting schedule of any outstanding options has not been changed (in either case, whether or not under such GFP stock option plan). The GFP Disclosure Letter sets forth, as of the date hereof, a true and complete list of all of the Subsidiaries of GFP (except Group Tech and the Subsidiaries of Group Tech), including the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other ownership interest owned by GFP or another Subsidiary of GFP or by any other Person. Each of the outstanding shares of capital stock of the Subsidiaries of GFP listed on the GFP Disclosure Letter is duly authorized, validly issued, fully paid and nonassessable and is not subject to any preemptive rights. Except as set forth above, there are no options, warrants, voting agreements or other rights, agreements, arrangements or commitments to which GFP is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, GFP or obligating GFP to grant, issue or sell any shares of the capital stock of, or other equity interests in, GFP by sale, lease, license or otherwise. Except as set forth in the GFP Disclosure Letter with respect to the shares of the Subsidiaries reflected on the GFP Disclosure Letter as held by GFP, GFP has good and valid title to such shares, free and clear of all Liens.

          Section 6.03. Authority. GFP has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (for purposes of this Article, collectively, the "Transactions"). The execution and delivery of this Agreement by GFP and the consummation by GFP of the Transactions have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of GFP are necessary to authorize this Agreement or to consummate the Transactions (other than the GFP Stockholder Approval). This Agreement has been duly executed and delivered by GFP and constitutes a legal, valid and binding obligation of GFP, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          Section 6.04. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by GFP do not, the performance of this Agreement by GFP will not and the consummation of the Merger and the other Transactions by GFP will not, (i) conflict with or violate the Articles of Incorporation, as amended, or By-Laws, as amended, of GFP (ii) subject to (x) obtaining GFP Stockholder Approval and (y) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any governmental or regulatory authority, domestic or foreign ("Governmental Entities"), pursuant to the applicable requirements, if any, of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), state securities or blue sky laws and the rules and regulations thereunder ("Blue Sky Laws"), the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), or with respect to the filing and recordation of appropriate merger documents as required by the KRS, conflict with or violate any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to GFP or by which any of its respective properties are bound or affected, or (iii) other than as set forth on the GFP Disclosure Letter, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the properties or assets of GFP pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which GFP is a party or by which GFP or any of its respective properties are bound or affected, except for any such conflicts or violations described in clause (ii) and except for such conflicts or violations which will not, individually or in the aggregate, have a Material Adverse Effect on GFP.

          (b) The execution and delivery of this Agreement by GFP do not, and the performance of the Transactions by GFP will not, require any action by or in respect of, or filing with, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, Exchange Act, Blue Sky Laws, Nasdaq or the HSR Act, and the filing and recordation of appropriate merger documents as required by the KRS or the FBCA or (ii) where the failure to obtain such consents, approvals or authorizations, or to make such filings, would not adversely affect the ability of GFP to consummate, or prevent or materially delay the consummation of, the Merger or any of the other Transactions and would not have a Material Adverse Effect on GFP.

          Section 6.05. Litigation. Except as set forth in the GFP Disclosure Letter, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the Knowledge of GFP, threatened against GFP which if adversely decided would individually or in the aggregate, have a Material Adverse Effect on GFP. GFP is not subject to any judgment, order, writ, injunction, or decree that would have a Material Adverse Effect on it.

          Section 6.06. Compliance with Applicable Laws. GFP holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "GFP Permits"), except where the failure so to hold would not have a Material Adverse Effect on GFP. GFP is in compliance with the terms of the GFP Permits, except where the failure so to comply would not have a Material Adverse Effect on GFP. To GFP's Knowledge, GFP is in material compliance with all applicable Laws. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to GFP is pending or, to GFP's Knowledge, threatened, the outcome of which is reasonably likely to have a Material Adverse Effect on GFP.

          Section 6.07. Taxes. Each member of the consolidated group of which GFP is a member or has ever been a member (other than Group Tech and the Subsidiaries of Group Tech) (for purposes of this Article, the "Group") has filed or caused to be filed all federal and state income tax returns required to be filed and in which the filing included or was required to include GFP (for purposes of this Article, "Income Tax Returns"), and all such Income Tax Returns were correct and complete in all material respects. Each member of the Group has filed or caused to be filed all other tax returns, including franchise, gross receipts, payroll, sales, use, withholding, occupancy, excise, real and personal property, and employment, required to be filed in which the filing included or was required to include GFP or any GFP Subsidiary (other than Group Tech and the Subsidiaries of Group Tech) (for purposes of this Article, the "Other Tax Returns") and all such Other Tax Returns are correct and complete in all material respects, except for inaccuracies or omissions which do not and will not have a Material Adverse Effect on GFP. With respect to the Income Tax Returns and the Other Tax Returns, each member of the Group has paid, or made adequate provisions for the payment of, all material taxes, interest payments, penalties and additions shown on such returns to be owed by it. Except as set forth on the GFP Disclosure Letter, the Income Tax Returns of GFP have not been audited during its existence, and, to the Knowledge of GFP, no audit, examination or investigation is threatened against GFP by any taxing authority. No unpaid tax deficiencies or additional liabilities have been proposed by any governmental representative which have not been resolved; and no agreements for the extension of time for the assessment of any amounts of tax have been entered into at the present time by or on behalf of any member of the Group.

          Section 6.08. Employee Benefits; Labor. (a) The GFP Disclosure Letter lists each bonus, pension (as defined in ERISA), profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, providing benefits to any current or former employee, officer or director of GFP maintained, or contributed to, by GFP (for purposes of this Article, collectively, "Benefit Plans"), and any employment, consulting, severance, termination or indemnification agreement, arrangement or understanding between GFP and any officer, director or employee of GFP.

          (b) The Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws.

          (c) Each Benefit Plan which is an "Employee Benefit Pension Plan" as defined in Section 3(2) of ERISA (for purposes of this Article, "Pension Plan"), has been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the Knowledge of GFP, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or, materially increase its costs.

          Section 6.09. Financial Statements; Undisclosed Liabilities. GFP has made available to Group Tech: (i) the audited consolidated balance sheet of GFP as of December 31, 1996, and the audited consolidated statements of income, stockholders' equity and cash flows for the respective fiscal years then ended, including the notes thereto, examined by and accompanied by the report of Ernst & Young, independent public accountants with respect to GFP; and (ii) the unaudited consolidated balance sheet of GFP as of September 30, 1997 and the related unaudited consolidated statement of income and stockholders' equity for the nine-month period ended September 30, 1997. All of the foregoing financial statements are hereinafter collectively referred to as the "GFP Financial Statements" and the balance sheet as of September 30, 1997 is hereinafter referred to, for purposes of this Article, as the "1997 Balance Sheet." The GFP Financial Statements present fairly the consolidated financial position and consolidated results of operations of GFP as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles ("GAAP"), consistently applied, except as otherwise stated in the GFP Financial Statements. GFP does not have any material liabilities or material obligations or commitments except those disclosed in the GFP Financial Statements, those entered into in the ordinary course of business since September 30, 1997, those disclosed in or permitted by other sections or provisions of this Agreement, and those incurred in connection with the transactions contemplated hereby.

          Section 6.10. Title to Properties and Assets; Liens. Except as set forth on the GFP Disclosure Letter, GFP has good and valid title to all of its respective properties and assets free and clear of all Liens, except for (i) Liens and imperfections of title that do not have a Material Adverse Effect on GFP, and (ii) Liens reflected in the GFP Financial Statements and/or the 1997 Balance Sheet.

          Section 6.11. Business Contracts. (a) The GFP Disclosure Letter contains a list of all material contracts, leases, agreements and arrangements, written or oral, in force on the date hereof (for purposes of this Article, the "Business Contracts") to which GFP or BT Holdings, Inc. is a party and that after the Effective Time will involve the payment to or from GFP or BT Holdings, Inc. of amounts in excess of $100,000 in any single case or $100,000 per year.

          (b) Except as disclosed on the GFP Disclosure Letter, (i) each of the Business Contracts, after giving effect to the consummation of the Transactions, constitutes a valid and binding obligation of GFP or BT Holdings, Inc. as applicable, and is in full force and effect and legally enforceable in all material respects in accordance with its terms against the other parties thereto, (ii) each of GFP and BT Holdings, Inc. has complied with all of the material provisions of such Business Contracts, and (iii) to GFP's Knowledge, there has not occurred any event that (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default thereunder. Except as disclosed on the GFP Disclosure Letter the parties to the Business Contracts other than GFP and BT Holdings, Inc. are not, to GFP's Knowledge, in material default under any such Business Contract nor is GFP aware of any intent on the part of the other party to any Business Contract to cancel or not to renew.

          Section 6.12. Intangible Property. (a) Except as set forth on the GFP Disclosure Letter, each material trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design and copyright owned, used or useful in connection with and material to the operation of GFP as well as all registrations thereof and pending applications therefor, and each license or other contract relating thereto (for purposes of this Article, collectively, the "Intangible Property") is in good standing and is owned by GFP free and clear of any and all Liens. The use of the Intangible Property by GFP does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other Person and there have been no claims made and GFP has not received any notice of any claim or otherwise knows that any of the Intangible Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intangible Property.

          (b) To GFP's Knowledge, GFP possesses all Intangible Property necessary for the operation of its business and has not forfeited or otherwise relinquished any Intangible Property.

          (c) All of the licenses or other contracts relating to the Intangible Property (for purposes of this Article, collectively, the "Intangible Property Licenses"), are in full force and effect and are valid and enforceable in all material respects in accordance with their respective terms, and there is no default (or any event that with notice or the lapse of time or both could become a default) under any Intangible Property License either by GFP or, to GFP's Knowledge, by any other party thereto.

          Section 6.13. Absence of Changes or Events. Except as set forth in the GFP Disclosure Letter, since September 30, 1997 GFP has conducted its business only in the ordinary course, and has not:

               (a) Suffered any casualty loss or destruction which is not covered by insurance, which would have a Material Adverse Effect on GFP;

               (b) Made any declaration, setting aside or payment of any dividend or other distribution of assets (whether in cash, stock or property) with respect to the capital stock of GFP or any direct or indirect redemption, purchase or other acquisition of such stock; provided that GFP may declare and pay dividends on any outstanding GFP Common Stock at or prior to the Closing;

               (c) Materially increased the aggregate compensation payable or to become payable to employees of GFP or materially increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement for such employees or entered into or amended any employment, consulting, severance or similar agreement other than increases and bonuses in the ordinary course of GFP's business or consistent with industry practice;

               (d) Paid, discharged or satisfied any claim, liability or obligation which had a Material Adverse Effect on GFP;

               (e) Sold, transferred or otherwise disposed of any of its assets which had a Material Adverse Effect on GFP;

               (f) Entered into any commitment or transaction which had a Material Adverse Effect on GFP; or

               (g) Agreed in writing, or otherwise, to take any action described in this Section.

          Section 6.14. Environmental Matters. To GFP's Knowledge, GFP is in compliance in all material respects with all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to health, safety and the environment (collectively "Environmental Laws"), including but not limited to any pertaining to Hazardous Wastes. To the extent that any violation of such Environmental Laws by GFP may exist, such violation does not and will not have a Material Adverse Effect on GFP.

          Section 6.15. GFP Stockholder Approval. No consent or approval of the stockholders of GFP other than the GFP Stockholder Approval is required for approval and adoption of this Agreement and the Transactions.

          Section 6.16. Proxy Statement and Registration Statement. The information with respect to GFP, its officers, directors and affiliates in the definitive proxy statement to be furnished to the stockholders of GFP (for purposes of this Article, the "Proxy Statement") that will form a part of the Registration Statement on Form S-4 relating to the shares of Group Tech Common Stock to be issued in connection with the Merger, the Tube Turns Merger and the Bell Merger (the "Registration Statement") or in the Registration Statement will not, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of GFP or on the effective date of the GFP Stockholder Approval, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 6.17. Datatape Transaction. GFP has provided to GTC a true and correct copy of the Asset Purchase Agreement dated November 14, 1997 among Datatape Incorporated ("Datatape"), Delta Tango, Inc., Metrum-D, Inc. (now known as Metrum-DATATAPE, Inc.), Impactdata, Inc. and M. Stuart Millar (the "Datatape Agreement"). To GFP's Knowledge, Datatape has not breached any of the representations and warranties set forth in the Datatape Agreement.

          Section 6.18. Full Disclosure. (a) No representation or warranty of GFP contained in this Agreement (including the exhibits and schedules hereto) pursuant to the terms hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

          (b) From time to time prior to the Effective Time, GFP shall promptly supplement or amend the schedules under this Article VI with respect to any matter that, if existing or known as of the date of this Agreement, would be required to be set forth in such schedules. Any such supplement or amendment shall not be deemed to modify or affect the provisions of Section 11.02(b) hereof.


                                  ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES OF GROUP TECH

          With and subject to such exceptions as are set forth in the letter (the "Group Tech Disclosure Letter") delivered by Group Tech to GFP, Tube Turns and Bell prior to the execution hereof, Group Tech represents and warrants to GFP, Tube Turns and Bell as follows:

          Section 7.01. Organization and Qualification. Group Tech is a corporation duly organized, validly existing and in good standing under the laws of Florida and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on Group Tech.

          Section 7.02. Capitalization. The authorized capital stock of Group Tech consists of 40,000,000 shares of Group Tech Common Stock and 1,000,000 shares of preferred stock, $.01 par value, of Group Tech ("Group Tech Preferred Stock"). As of December 31, 1997, there were (i) 16,233,861 shares of Group Tech Common Stock issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights, and (ii) 1,644,367 shares of unissued Group Tech Common Stock issuable upon exercise of outstanding options under the Group Technologies Corporation Stock Option Plan, adopted January 22, 1990, as amended, the Group Technologies Corporation Independent Directors Stock Option Plan, as amended, and the Group Technologies Corporation 1994 Stock Option Plan for Key Employees, as amended, and (iii) 250,000 shares of Group Tech Preferred Stock issued and outstanding. Except as set forth in the Group Tech Disclosure Letter, since December 31, 1997, no shares of Group Tech Common Stock have been issued by Group Tech, except pursuant to the exercise of outstanding options in accordance with their terms, and no options have been granted and the vesting schedule of any outstanding options has not been changed (in either case, whether or not under such Group Tech stock option plan). The Group Tech Disclosure Letter sets forth, as of the date hereof, a true and complete list of all of the Subsidiaries of Group Tech, including the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other ownership interest owned by Group Tech or another Subsidiary of Group Tech or by any other Person. Each of the outstanding shares of capital stock of the Subsidiaries of Group Tech listed on the Group Tech Disclosure Letter is duly authorized, validly issued, fully paid and nonassessable and is not subject to any preemptive rights. Except as set forth above and on the Group Tech Disclosure Letter there are no options, warrants, voting agreements or other rights, agreements, arrangements or commitments to which Group Tech or any of its Subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Group Tech or any of its Subsidiaries or obligating Group Tech or any of its Subsidiaries to grant, issue or sell any shares of the capital stock of, or other equity interests in, Group Tech or any of its Subsidiaries, by sale, lease, license or otherwise.

          Section 7.03. Authority. Group Tech has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (for purposes of this Article, collectively, the "Transactions"). The execution and delivery of this Agreement by Group Tech and the consummation by Group Tech of the Transactions have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Group Tech are necessary to authorize this Agreement or to consummate the Transactions (other than the Group Tech Stockholder Approval). This Agreement has been duly executed and delivered by Group Tech and constitutes a legal, valid and binding obligation of Group Tech, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          Section 7.04. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Group Tech do not, the performance of this Agreement by Group Tech will not and the consummation of the Merger and the other Transactions by Group Tech will not, (i) conflict with or violate the Articles of Incorporation, as amended, or By-Laws, as amended, of Group Tech or any of its Subsidiaries, (ii) subject to (x) obtaining Group Tech Stockholder Approval and (y) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any Governmental Entities, pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, Nasdaq, the HSR Act, or with respect to the filing and recordation of appropriate merger documents as required by the KRS and the FBCA, conflict with or violate any Laws applicable to Group Tech or any of its Subsidiaries or by which any of their respective properties are bound or affected, or (iii) other than as set forth on the Group Tech Disclosure Letter, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the properties or assets of Group Tech pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Group Tech is a party or by which Group Tech or any of its respective properties is bound or affected, except for any such conflicts or violations described in clause
(ii) and except for such conflicts or violations which will not, individually or in the aggregate, have a Material Adverse Effect on Group Tech.

          (b) The execution and delivery of this Agreement by Group Tech do not, and the performance of the Transactions by Group Tech will not, require any action by or in respect of, or filing with, any Governmental Entities, except
(i) for applicable requirements, if any, of the Securities Act, Exchange Act, Blue Sky Laws, Nasdaq or the HSR Act, and the filing and recordation of appropriate merger documents as required by the FBCA or (ii) where the failure to obtain such consents, approvals or authorizations, or to make such filings, would not adversely affect the ability of Group Tech to consummate, or prevent or materially delay the consummation of, the Merger or any of the other Transactions and would not have a Material Adverse Effect on Group Tech.

          Section 7.05. Litigation. Except as set forth in the Group Tech Disclosure Letter, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the Knowledge of Group Tech, threatened against Group Tech which if adversely decided would, individually or in the aggregate, have a Material Adverse Effect on Group Tech. Group Tech is not subject to any judgment, order, writ, injunction, or decree that would have a Material Adverse Effect on it.

          Section 7.06. Compliance with Applicable Laws. Group Tech holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Group Tech Permits"), except where the failure so to hold would not have a Material Adverse Effect on Group Tech. Group Tech is in compliance with the terms of the Group Tech Permits, except where the failure so to comply would not have a Material Adverse Effect on Group Tech. To Group Tech's Knowledge, Group Tech is in material compliance with all applicable Laws. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Group Tech is pending or, to Group Tech's Knowledge threatened, the outcome of which is reasonably likely to have a Material Adverse Effect on Group Tech.

          Section 7.07. Taxes. Group Tech has filed or caused to be filed all federal and state income tax returns required to be filed and in which the filing included or was required to include Group Tech (for purposes of this Article, "Income Tax Returns"), and all such Income Tax Returns were correct and complete in all material respects. Group Tech has filed or caused to be filed all other tax returns, including franchise, gross receipts, payroll, sales, use, withholding, occupancy, excise, real and personal property, and employment, required to be filed in which the filing included or was required to include Group Tech or any Group Tech Subsidiary (for purposes of this Article, the "Other Tax Returns") and all such Other Tax Returns are correct and complete in all material respects, except for inaccuracies or omissions which do not and will not have a Material Adverse Effect on Group Tech. With respect to the Income Tax Returns and the Other Tax Returns, Group Tech has paid, or made adequate provisions for the payment of, all material taxes, interest payments, penalties and additions shown on such returns to be owed by it. The Income Tax Returns of Group Tech have not been audited during its existence, and, to the Knowledge of Group Tech, no audit, examination or investigation is threatened against Group Tech by any taxing authority. No unpaid tax deficiencies or additional liabilities have been proposed by any governmental representative which have not been resolved; and no agreements for the extension of time for the assessment of any amounts of tax have been entered into at the present time by or on behalf of Group Tech.

          Section 7.08. Employee Benefits; Labor. (a) The Group Tech Disclosure Letter lists each bonus, pension (as defined in ERISA), profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, providing benefits to any current or former employee, officer or director of Group Tech maintained, or contributed to, by Group Tech (for purposes of this Article, collectively, "Benefit Plans"), and any employment, consulting, severance, termination or indemnification agreement, arrangement or understanding between Group Tech and any officer, director or employee of Group Tech.

          (b) The Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws.

          (c) Each Benefit Plan which is an "Employee Benefit Pension Plan" as defined in Section 3(2) of ERISA (for purposes of this Article, "Pension Plan"), has been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the Knowledge of Group Tech, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or, materially increase its costs.

          Section 7.09. Title to Properties and Assets; Liens. Except as set forth on the Group Tech Disclosure Letter, Group Tech has good, valid and marketable title to, or valid and subsisting leasehold interests in, all of its respective properties and assets, reflected in the Group Tech Financial Statements (hereinafter defined) or acquired since September 30, 1997, free and clear of all Liens, except for (i) Liens and imperfections of title that do not materially interfere with the present use by Group Tech of the property subject thereto or affected thereby or that otherwise do not have a Material Adverse Effect on Group Tech, (ii) Liens for assessments or governmental charges, or landlords', mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or that are being contested in good faith and (iii) Liens reflected in the Group Tech Financial Statements.

          Section 7.10. Business Contracts. (a) The Group Tech Disclosure Letter contains a list of all material contracts, leases, agreements and arrangements, written or oral, in force on the date hereof (for purposes of this Article, the "Business Contracts") to which Group Tech is a party and that after the Effective Time will involve the payment to or from Group Tech amounts in excess of $500,000 in any single case or $500,000 per year.

          (b) Except as disclosed on the Group Tech Disclosure Letter, (i) each of the Business Contracts, after giving effect to the consummation of the Transactions, constitutes a valid and binding obligation of Group Tech, and is in full force and effect and legally enforceable in all material respects in accordance with its terms against the other parties thereto, (ii) Group Tech has complied with all of the material provisions of such Business Contracts, and
(iii) to Group Tech's Knowledge, there has not occurred any event that (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default thereunder. Except as disclosed on the Group Tech Disclosure Letter, the parties to the Business Contracts other than Group Tech are not, to Group Tech's Knowledge, in material default under any such Business Contract nor is Group Tech aware of any intent on the part of the other party to any Business Contract to cancel or not to renew.

          Section 7.11. Intangible Property. (a) Except as set forth on the Group Tech Disclosure Letter, each material trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design and copyright owned, used or useful in connection with and material to the operation of Group Tech as well as all registrations thereof and pending applications therefor, and each license or other contract relating thereto (for purposes of this Article, collectively, the "Intangible Property") is in good standing and is owned by Group Tech free and clear of any and all Liens. The use of the Intangible Property by Group Tech does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other Person and there have been no claims made and Group Tech has not received any notice of any claim or otherwise knows that any of the Intangible Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intangible Property.

          (b) To Group Tech's Knowledge, Group Tech possesses all Intangible Property necessary for the operation of its business and has not forfeited or otherwise relinquished any Intangible Property.

          (c) All of the licenses or other contracts relating to the Intangible Property (for purposes of this Article, collectively, the "Intangible Property Licenses") are in full force and effect and are valid and enforceable in all material respects in accordance with their respective terms, and there is no default (or any event that with notice or the lapse of time or both could become a default) under any Intangible Property License either by Group Tech or, to Group Tech's Knowledge, by any other party thereto.

          Section 7.12. Absence of Changes or Events. Except as set forth in the Group Tech Disclosure Letter, since September 30, 1997 Group Tech has conducted its business only in the ordinary course, and has not:

               (a) Suffered any casualty loss or destruction which is not covered by insurance, which would have a Material Adverse Effect on Group Tech;

               (b) Made any declaration, setting aside or payment of any dividend or other distribution of assets (whether in cash, stock or property) with respect to the capital stock of Group Tech or any direct or indirect redemption, purchase or other acquisition of such stock; provided that Group Tech may declare and pay dividends on any outstanding Group Tech Common Stock at or prior to the Closing;

               (c) Materially increased the aggregate compensation payable or to become payable to employees of Group Tech or materially increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement for such employees or entered into or amended any employment, consulting, severance or similar agreement other than increases and bonuses in the ordinary course of Group Tech's business or consistent with industry practice;

               (d) Paid, discharged or satisfied any claim, liability or obligation which had a Material Adverse Effect on Group Tech;

               (e) Sold, transferred or otherwise disposed of any of its assets which had a Material Adverse Effect on Group Tech;

               (f) Entered into any commitment or transaction which had a Material Adverse Effect on Group Tech; or

               (g) Agreed in writing, or otherwise, to take any action described in this Section.

          Section 7.13. Environmental Matters. To Group Tech's Knowledge, Group Tech is in compliance in all material respects with all Environmental Laws, including but not limited to any pertaining to Hazardous Wastes. To the extent that any violation of such Environmental Laws by Group Tech may exist, such violation does not and will not have a Material Adverse Effect on Group Tech.

          Section 7.14. Group Tech Stockholder Approval. No consent or approval of the stockholders of Group Tech other than the Group Tech Stockholder Approval is required for approval and adoption of this Agreement and the Transactions.

          Section 7.15. Insurance. The Group Tech Disclosure Letter sets forth all material insurance policies, including property, casualty, liability and other insurance maintained with respect to the assets or businesses of Group Tech. To the Knowledge of Group Tech, all such policies and bonds are legal, valid and enforceable and in full force and effect and Group Tech is not in breach or default in any material respect (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification or acceleration under the policy by the insurer.

          Section 7.16. Proxy Statement and Registration Statement. The information with respect to Group Tech, its officers, directors and affiliates in the definitive information statement to be furnished to the stockholders of Group Tech (for purposes of this Article, the "Proxy Statement") that will form a part of the Registration Statement or in the Registration Statement will not, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of Group Tech or on the effective date of the Group Tech Stockholder Approval, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 7.17. Group Tech Commission Reports and Financial Statements. Group Tech has heretofore made available to GFP, Tube Turns and Bell (i) Group Tech's annual report on Form 10-K for the year ended December 31, 1996, including all exhibits thereto and items incorporated therein by reference, (ii) Group Tech's quarterly report on Form 10-Q for the quarter ended September 30, 1997, including all exhibits thereto and items incorporated therein by reference, (iii) the proxy statement relating to Group Tech's most recent annual meeting of stockholders, and (iv) all current reports on Form 8-K filed by Group Tech with the SEC since December 31, 1996, including all exhibits thereto and items incorporated therein by reference (items (i) through (iv) in this sentence being referred to herein collectively as the "Group Tech Commission Reports"). As of their respective dates, the Group Tech Commission Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1996, Group Tech has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Laws each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Laws, including, but not limited to, Regulation S-X, promulgated under the Exchange Act.

          The consolidated balance sheets of Group Tech and Group Tech Subsidiaries as of December 31, 1995 and December 31, 1996 and the related statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 1995 and December 31, 1996, together with the notes thereto, are included in Group Tech's annual reports on Form 10-K for the fiscal years ended December 31, 1995 and December 31, 1996, respectively, as filed with the SEC, and the unaudited consolidated balance sheets of Group Tech and Group Tech Subsidiaries as of March 31, 1997, June 30, 1997 and September 30, 1997, and the related unaudited statements of operations, changes in shareholders' equity and cash flows for the periods then ended are included in Group Tech's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, respectively, as filed with the SEC (together, the "Group Tech Financial Statements"). The Group Tech Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as disclosed therein) and fairly present, in all material respects, the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of Group Tech and consolidated Group Tech Subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which are expected to be material, and the absence of footnote disclosure). Group Tech and Group Tech Subsidiaries do not have any material liabilities or material obligations, except those disclosed in the Group Tech Financial Statements, those entered into in the ordinary course of business since September 30, 1997, those disclosed or permitted by other sections or provisions of this Agreement and those incurred in conjunction with the transactions contemplated hereby.

          Section 7.18. Fairness Opinion. The Board of Directors of Group Tech has received a written opinion, dated the date hereof, from J.C. Bradford & Company to the effect that, from a financial point of view, the Merger, the Tube Turns Merger and the Bell Merger are fair to Group Tech and its shareholders (other than GFP).

          Section 7.19. Full Disclosure. (a) No representation or warranty of Group Tech contained in this Agreement (including the exhibits and schedules hereto) pursuant to the terms hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading and, to Group Tech's Knowledge, there is no fact material to its business that has not been disclosed pursuant to this Agreement.

          (b) From time to time prior to the Effective Time, Group Tech shall promptly supplement or amend the schedules under this Article VII with respect to any matter that, if existing or known as of the date of this Agreement, would be required to be set forth in such schedules. Any such supplement or amendment shall not be deemed to modify or affect the provisions of Section 11.03(b) hereof.


                                  ARTICLE VIII

                  REPRESENTATIONS AND WARRANTIES OF TUBE TURNS

          With and subject to such exceptions as are set forth in the letter (the "Tube Turns Disclosure Letter") delivered by Tube Turns to Group Tech prior to the execution hereof, Tube Turns represents and warrants to Group Tech as follows:

          Section 8.01. Organization and Qualification. Tube Turns is a corporation duly organized, validly existing and in good standing under the laws of Kentucky and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on Tube Turns.

          Section 8.02. Capitalization. The authorized capital stock of Tube Turns consists of 2,000,000 shares of Tube Turns Common Stock. As of December 31, 1997, there were (i) 1,306,939 shares of Tube Turns Common Stock issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights, and (ii) 70,000 shares of unissued Tube Turns Common Stock issuable upon exercise of outstanding options under the Tube Turns Technologies, Inc. Stock Option Plan. Except as set forth in the Tube Turns Disclosure Letter, since December 31, 1997, no shares of Tube Turns Common Stock have been issued by Tube Turns, except pursuant to the exercise of outstanding options in accordance with their terms, and no options have been granted and the vesting schedule of any outstanding options has not been changed (in either case, whether or not under such Tube Turns stock option plan). The Tube Turns Disclosure Letter sets forth, as of the date hereof, a true and complete list of all of the Subsidiaries of Tube Turns, including the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other ownership interest owned by Tube Turns or another Subsidiary of Tube Turns or by any other Person. Each of the outstanding shares of capital stock of the Subsidiaries of Tube Turns listed on the Tube Turns Disclosure Letter is duly authorized, validly issued, fully paid and nonassessable and is not subject to any preemptive rights. Except as set forth above, there are no options, warrants, voting agreements or other rights, agreements, arrangements or commitments to which Tube Turns is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Tube Turns or obligating Tube Turns to grant, issue or sell any shares of the capital stock of, or other equity interests in, Tube Turns by sale, lease, license or otherwise.

          Section 8.03. Authority. Tube Turns has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (for purposes of this Article, collectively, the "Transactions"). The execution and delivery of this Agreement by Tube Turns and the consummation by Tube Turns of the Transactions have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Tube Turns are necessary to authorize this Agreement or to consummate the Transactions (other than the Tube Turns Stockholder Approval). This Agreement has been duly executed and delivered by Tube Turns and constitutes a legal, valid and binding obligation of Tube Turns, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          Section 8.04. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Tube Turns do not, the performance of this Agreement by Tube Turns will not and the consummation of the Tube Turns Merger and the other Transactions by Tube Turns will not, (i) conflict with or violate the Certificate of Incorporation, as amended, or By-Laws, as amended, of Tube Turns (ii) subject to (x) obtaining Tube Turns Stockholder Approval and (y) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any Governmental Entities, pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, Nasdaq, the HSR Act, or with respect to the filing and recordation of appropriate merger documents as required by the KRS, conflict with or violate any Laws applicable to Tube Turns or by which any of their respective properties are bound or affected, or (iii) other than as set forth on the Tube Turns Disclosure Letter, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the properties or assets of Tube Turns pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Tube Turns is a party or by which Tube Turns or any of its respective properties is bound or affected, except for any such conflicts or violations described in clause (ii) and except for such conflicts or violations which will not, individually or in the aggregate, have a Material Adverse Effect on Tube Turns.

          (b) The execution and delivery of this Agreement by Tube Turns do not, and the performance of the Transactions by Tube Turns will not, require any action by or in respect of, or filing with, any Governmental Entities, except
(i) for applicable requirements, if any, of the Securities Act, Exchange Act, Blue Sky Laws, Nasdaq or the HSR Act, and the filing and recordation of appropriate merger documents as required by the KRS or (ii) where the failure to obtain such consents, approvals or authorizations, or to make such filings, would not adversely affect the ability of Tube Turns to consummate, or prevent or materially delay the consummation of, the Tube Turns Merger or any of the other Transactions and would not have a Material Adverse Effect on Tube Turns.

          Section 8.05. Litigation. Except as set forth in the Tube Turns Disclosure Letter, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the Knowledge of Tube Turns, threatened against Tube Turns which if adversely decided would individually or in the aggregate, have a Material Adverse Effect on Tube Turns. Tube Turns is not subject to any judgment, order, writ, injunction, or decree that would have a Material Adverse Effect on it.

          Section 8.06. Compliance with Applicable Laws. Tube Turns holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Tube Turns Permits"), except where the failure so to hold would not have a Material Adverse Effect on Tube Turns. Tube Turns is in compliance with the terms of the Tube Turns Permits, except where the failure so to comply would not have a Material Adverse Effect on Tube Turns. To Tube Turns' Knowledge, Tube Turns is in material compliance with all applicable Laws. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Tube Turns is pending or, to Tube Turns' Knowledge, threatened, the outcome of which is reasonably likely to have a Material Adverse Effect on Tube Turns.

          Section 8.07. Taxes. Tube Turns has filed or caused to be filed all federal and state income tax returns required to be filed and in which the filing included or was required to include Tube Turns (for purposes of this Article, "Income Tax Returns"), and all such Income Tax Returns were correct and complete in all material respects. Tube Turns has filed or caused to be filed all other tax returns, including franchise, gross receipts, payroll, sales, use, withholding, occupancy, excise, real and personal property, and employment, required to be filed in which the filing included or was required to include Tube Turns or any Tube Turns Subsidiary (for purposes of this Article, the "Other Tax Returns") and all such Other Tax Returns are correct and complete in all material respects, except for inaccuracies or omissions which do not and will not have a Material Adverse Effect on Tube Turns. With respect to the Income Tax Returns and the Other Tax Returns,

Tube Turns has paid, or made adequate provisions for the payment of, all material taxes, interest payments, penalties and additions shown on such returns to be owed by it. The Income Tax Returns of Tube Turns have not been audited during its existence, and, to the Knowledge of Tube Turns, no audit, examination or investigation is threatened against Tube Turns by any taxing authority. No unpaid tax deficiencies or additional liabilities have been proposed by any governmental representative which have not been resolved; and no agreements for the extension of time for the assessment of any amounts of tax have been entered into at the present time by or on behalf of Tube Turns.

          Section 8.08. Employee Benefits; Labor. (a) The Tube Turns Disclosure Letter lists each bonus, pension (as defined in ERISA), profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, providing benefits to any current or former employee, officer or director of Tube Turns maintained, or contributed to, by Tube Turns (for purposes of this Article, collectively, "Benefit Plans"), and any employment, consulting, severance, termination or indemnification agreement, arrangement or understanding between Tube Turns and any officer, director or employee of Tube Turns.

          (b) The Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws.

          (c) Each Benefit Plan which is an "Employee Benefit Pension Plan" as defined in Section 3(2) of ERISA (for purposes of this Article, "Pension Plan"), has been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the Knowledge of Tube Turns, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or, materially increase its costs.

          Section 8.09. Financial Statements; Undisclosed Liabilities. Tube Turns has made available to Group Tech: (i) the unaudited balance sheet of Tube Turns as of December 31, 1996, and the unaudited statements of income, stockholders' equity and cash flows for the respective fiscal years then ended; and (ii) the unaudited balance sheet of Tube Turns as of September 30, 1997 and the related unaudited statement of income and stockholders' equity for the nine-month period ended September 30, 1997. All of the foregoing financial statements are hereinafter collectively referred to as the "Tube Turns Financial Statements" and the balance sheet as of September 30, 1997 is hereinafter referred to, for purposes of this Article, as the "1997 Balance Sheet." The Tube Turns Financial Statements present fairly the financial position and results of operations of Tube Turns as of the dates and for the periods indicated, in each case in conformity with GAAP, consistently applied, except as otherwise stated in the Tube Turns Financial Statements. Tube Turns does not have any material liabilities or material obligations or commitments except those disclosed in the Tube Turns Financial Statements, those entered into in the ordinary course of business since September 30, 1997, those disclosed in or permitted by other sections or provisions of this Agreement, and those incurred in connection with the transactions contemplated hereby.

          Section 8.10. Title to Properties and Assets; Liens. Except as set forth on the Tube Turns Disclosure Letter, Tube Turns has good, valid and marketable title to, or valid and subsisting leasehold interests in, all of its respective properties and assets, reflected in the Tube Turns Financial Statements and/or the 1997 Balance Sheet or acquired since the date of the 1997 Balance Sheet, free and clear of all Liens, except for (i) Liens and imperfections of title that do not materially interfere with the present use by Tube Turns of the property subject thereto or affected thereby or that otherwise do not have a Material Adverse Effect on Tube Turns, (ii) Liens for assessments or governmental charges, or landlords', mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or that are being contested in good faith and (iii) Liens reflected in the Tube Turns Financial Statements and/or the 1997 Balance Sheet.

          Section 8.11. Business Contracts. (a) The Tube Turns Disclosure Letter contains a list of all material contracts, leases, agreements and arrangements, written or oral, in force on the date hereof (for purposes of this Article, the "Business Contracts") to which Tube Turns is a party and that after the Effective Time will involve the payment to or from Tube Turns of amounts in excess of $500,000 in any single case or $1,000,000 per year.

          (b) Except as disclosed on the Tube Turns Disclosure Letter, (i) each of the Business Contracts, after giving effect to the consummation of the Transactions, constitutes a valid and binding obligation of Tube Turns, and is in full force and effect and legally enforceable in all material respects in accordance with its terms against the other parties thereto, (ii) Tube Turns has complied with all of the material provisions of such Business Contracts, and
(iii) to Tube Turns' Knowledge, there has not occurred any event that (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default thereunder. Except as disclosed on the Tube Turns Disclosure Letter, the parties to the Business Contracts other than Tube Turns are not, to Tube Turns' Knowledge, in material default under any such Business Contract nor is Tube Turns aware of any intent on the part of the other party to any Business Contract to cancel or not to renew.

          Section 8.12. Intangible Property. (a) Except as set forth on the Tube Turns Disclosure Letter, each material trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design and copyright owned, used or useful in connection with and material to the operation of Tube Turns as well as all registrations thereof and pending applications therefor, and each license or other contract relating thereto (for purposes of this Article, collectively, the "Intangible Property") is in good standing and is owned by Tube Turns free and clear of any and all Liens. The use of the Intangible Property by Tube Turns does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other Person and there have been no claims made and Tube Turns has not received any notice of any claim or otherwise knows that any of the Intangible Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intangible Property.

          (b) To Tube Turns' Knowledge, Tube Turns possesses all Intangible Property necessary for the operation of its business and has not forfeited or otherwise relinquished any Intangible Property.

          (c) All of the licenses or other contracts relating to the Intangible Property (for purposes of this Article, collectively, the "Intangible Property Licenses") are in full force and effect and are valid and enforceable in all material respects in accordance with their respective terms, and there is no default (or any event that with notice or the lapse of time or both could become a default) under any Intangible Property License either by Tube Turns or, to Tube Turns' Knowledge, by any other party thereto.

          Section 8.13. Absence of Changes or Events. Except as set forth in the Tube Turns Disclosure Letter, since September 30, 1997 Tube Turns has conducted its business only in the ordinary course, and has not:

               (a) Suffered any casualty loss or destruction which is not covered by insurance, which would have a Material Adverse Effect on Tube Turns;

               (b) Made any declaration, setting aside or payment of any dividend or other distribution of assets (whether in cash, stock or property) with respect to the capital stock of Tube Turns or any direct or indirect redemption, purchase or other acquisition of such stock; provided that Tube Turns may declare and pay dividends on any outstanding Tube Turns Common Stock at or prior to the Closing;

               (c) Materially increased the aggregate compensation payable or to become payable to employees of Tube Turns or materially increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement for such employees or entered into or amended any employment, consulting, severance or similar agreement other than increases and bonuses in the ordinary course of Tube Turns' business or consistent with industry practice;

               (d) Paid, discharged or satisfied any claim, liability or obligation which had a Material Adverse Effect on Tube Turns;

               (e) Sold, transferred or otherwise disposed of any of its assets which had a Material Adverse Effect on Tube Turns;

               (f) Entered into any commitment or transaction which had a Material Adverse Effect on Tube Turns; or

               (g) Agreed in writing, or otherwise, to take any action described in this Section.

          Section 8.14. Environmental Matters. To Tube Turns' Knowledge, Tube Turns is in compliance in all material respects with all Environmental Laws, including but not limited to any pertaining to Hazardous Wastes. To the extent that any violation of such Environmental Laws by Tube Turns may exist, such violation does not and will not have a Material Adverse Effect on Tube Turns.

          Section 8.15. Tube Turns Stockholder Approval. No consent or approval of the stockholders of Tube Turns other than the Tube Turns Stockholder Approval is required for approval and adoption of this Agreement and the Transactions.

          Section 8.16. Insurance. The Tube Turns Disclosure Letter sets forth all material insurance policies, including property, casualty, liability and other insurance maintained with respect to the assets or businesses of Tube Turns. To the Knowledge of Tube Turns, all such policies and bonds are legal, valid and enforceable and in full force and effect and Tube Turns is not in breach or default in any material respect (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification or acceleration under the policy by the insurer.

          Section 8.17. Proxy Statement and Registration Statement. The information with respect to Tube Turns, its officers, directors and affiliates in the definitive information statement to be furnished to the stockholders of Tube Turns (for purposes of this Article, the "Proxy Statement") that will form a part of the Registration Statement or in the Registration Statement will not, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of Tube Turns or on the effective date of the Tube Turns Stockholder Approval, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 8.18. Full Disclosure. (a) No representation or warranty of Tube Turns contained in this Agreement (including the exhibits and schedules hereto) pursuant to the terms hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

          (b) From time to time prior to the Effective Time, Tube Turns shall promptly supplement or amend the schedules under this Article VIII with respect to any matter that, if existing or known as of the date of this Agreement, would be required to be set forth in such schedules. Any such supplement or amendment shall not be deemed to modify or affect the provisions of Section 11.02(b) hereof.


                                   ARTICLE IX

                     REPRESENTATIONS AND WARRANTIES OF BELL

          With and subject to such exceptions as are set forth in the letter (the "Bell Disclosure Letter") delivered by Bell to Group Tech prior to the execution hereof, Bell represents and warrants to Group Tech as follows:

          Section 9.01. Organization and Qualification. Bell is a corporation duly organized, validly existing and in good standing under the laws of Florida and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on Bell.

          Section 9.02. Capitalization. The authorized capital stock of Bell consists of 1,500,000 shares of Bell Common Stock. As of December 31, 1997, there were (i) 869,020 shares of Bell Common Stock issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights, and (ii) 73,300 shares of unissued Bell Common Stock issuable upon exercise of outstanding options under the F.W. Bell, Inc. Stock Option Plan dated January 24, 1990, the F.W. Bell, Inc. 1995 Stock Option Plan for Key Employees and the F.W. Bell, Inc. Independent Directors Stock Option Plan. Except as set forth in the Bell Disclosure Letter, since December 31, 1997, no shares of Bell Common Stock have been issued by Bell, except pursuant to the exercise of outstanding options in accordance with their terms, and no options have been granted and the vesting schedule of any outstanding options has not been changed (in either case, whether or not under such Bell stock option plan). The Bell Disclosure Letter sets forth, as of the date hereof, a true and complete list of all of the Subsidiaries of Bell, including the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other ownership interest owned by Bell or another Subsidiary of Bell or by any other Person. Each of the outstanding shares of capital stock of the Subsidiaries of Bell listed on the Bell Disclosure Letter is duly authorized, validly issued, fully paid and nonassessable and is not subject to any preemptive rights. Except as set forth above, there are no options, warrants, voting agreements or other rights, agreements, arrangements or commitments to which Bell is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Bell or obligating Bell to grant, issue or sell any shares of the capital stock of, or other equity interests in, Bell by sale, lease, license or otherwise.

          Section 9.03. Authority. Bell has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (for purposes of this Article, collectively, the "Transactions"). The execution and delivery of this Agreement by Bell and the consummation by Bell of the Transactions have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Bell are necessary to authorize this Agreement or to consummate the Transactions (other than, in the case of the Bell Merger, the approval of the majority of the outstanding shares of Bell Common Stock (the "Bell Stockholder Approval"). This Agreement has been duly executed and delivered by Bell and constitutes a legal, valid and binding obligation of Bell, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          Section 9.04. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Bell do not, the performance of this Agreement by Bell will not and the consummation of the Bell Merger and the other Transactions by Bell will not, (i) conflict with or violate the Articles of Incorporation, as amended, or By-Laws, as amended, of Bell (ii) subject to (x) obtaining Bell Stockholder Approval and (y) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any Governmental Entities, pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, Nasdaq, the HSR Act, or with respect to the filing and recordation of appropriate merger documents as required by the FBCA, conflict with or violate any Laws applicable to Bell or by which any of their respective properties are bound or affected, or (iii) other than as set forth on the Bell Disclosure Letter, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the properties or assets of Bell pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Bell is a party or by which Bell or any of its respective properties is bound or affected, except for any such conflicts or violations described in clause (ii) and except for such conflicts or violations which will not, individually or in the aggregate, have a Material Adverse Effect on Bell.

          (b) The execution and delivery of this Agreement by Bell do not, and the performance of the Transactions by Bell will not, require any action by or in respect of, or filing with, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, Exchange Act, Blue Sky Laws, Nasdaq or the HSR Act, and the filing and recordation of appropriate merger documents as required by the FBCA or (ii) where the failure to obtain such consents, approvals or authorizations, or to make such filings, would not adversely affect the ability of Bell to consummate, or prevent or materially delay the consummation of, the Bell Merger or any of the other Transactions and would not have a Material Adverse Effect on Bell.

          Section 9.05. Litigation. Except as set forth in the Bell Disclosure Letter, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the Knowledge of Bell, threatened against Bell which if adversely decided would individually or in the aggregate, have a Material Adverse Effect on

Bell. Bell is not subject to any judgment, order, writ, injunction, or decree that would have a Material Adverse Effect on it.

          Section 9.06. Compliance with Applicable Laws. Bell holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Bell Permits"), except where the failure so to hold would not have a Material Adverse Effect on Bell. Bell is in compliance with the terms of the Bell Permits, except where the failure so to comply would not have a Material Adverse Effect on Bell. To Bell's Knowledge, Bell is in material compliance with all applicable Laws. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Bell is pending or, to Bell's Knowledge, threatened, the outcome of which is reasonably likely to have a Material Adverse Effect on Bell.

          Section 9.07. Taxes. Bell has filed or caused to be filed all federal and state income tax returns required to be filed and in which the filing included or was required to include Bell (for purposes of this Article, "Income Tax Returns"), and all such Income Tax Returns were correct and complete in all material respects. Bell has filed or caused to be filed all other tax returns, including franchise, gross receipts, payroll, sales, use, withholding, occupancy, excise, real and personal property, and employment, required to be filed in which the filing included or was required to include Bell or any Bell Subsidiary (for purposes of this Article, the "Other Tax Returns") and all such Other Tax Returns are correct and complete in all material respects, except for inaccuracies or omissions which do not and will not have a Material Adverse Effect on Bell. With respect to the Income Tax Returns and the Other Tax Returns, Bell has paid, or made adequate provisions for the payment of, all material taxes, interest payments, penalties and additions shown on such returns to be owed by it. The Income Tax Returns of Bell have not been audited during its existence, and, to the Knowledge of Bell, no audit, examination or investigation is threatened against Bell by any taxing authority. No unpaid tax deficiencies or additional liabilities have been proposed by any governmental representative which have not been resolved; and no agreements for the extension of time for the assessment of any amounts of tax have been entered into at the present time by or on behalf of Bell.

          Section 9.08. Employee Benefits; Labor. (a) The Bell Disclosure Letter lists each bonus, pension (as defined in ERISA), profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, providing benefits to any current or former employee, officer or director of Bell maintained, or contributed to, by Bell (for purposes of this Article, collectively, "Benefit Plans"), and any employment, consulting, sever-ance, termination or indemnification agreement, arrangement or understanding between Bell and any officer, director or employee of Bell.

          (b) The Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws.

          (c) Each Benefit Plan which is an "Employee Benefit Pension Plan" as defined in Section 3(2) of ERISA (for purposes of this Article, "Pension Plan"), has been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the Knowledge of Bell, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or, materially increase its costs.

          Section 9.09. Financial Statements; Undisclosed Liabilities. Bell has made available to Group Tech: (i) the audited balance sheets of Bell as of December 31, 1994, 1995 and 1996, and the audited statements of income, stockholders' equity and cash flows for the respective fiscal years then ended, including the notes thereto, examined by and accompanied by the report of Ernst & Young, independent public accountants with respect to Bell; and (ii) the unaudited balance sheet of Bell as of September 30, 1997 and the related unaudited statement of income and stockholders' equity for the nine-month period ended September 30, 1997. All of the foregoing financial statements are hereinafter collectively referred to as the "Bell Financial Statements" and the balance sheet as of September 30, 1997 is hereinafter referred to, for purposes of this Article, as the "1997 Balance Sheet." The Bell Financial Statements present fairly the financial position and results of operations of Bell as of the dates and for the periods indicated, in each case in conformity with GAAP, consistently applied, except as otherwise stated in the Bell Financial Statements. Bell does not have any material liabilities or material obligations or commitments except those disclosed in the Bell Financial Statements, those entered into in the ordinary course of business since September 30, 1997, those disclosed in or permitted by other sections or provisions of this Agreement, and those incurred in connection with the transactions contemplated hereby.

          Section 9.10. Title to Properties and Assets; Liens. Except as set forth on the Bell Disclosure Letter, Bell has good, valid and marketable title to, or valid and subsisting leasehold interests in, all of its respective properties and assets, reflected in the Bell Financial Statements and/or the 1997 Balance Sheet or acquired since the date of the 1997 Balance Sheet, free and clear of all Liens, except for (i) Liens and imperfections of title that do not materially interfere with the present use by Bell of the property subject thereto or affected thereby or that otherwise do not have a Material Adverse Effect on Bell, (ii) Liens for assessments or governmental charges, or landlords', mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or that are being contested in good faith and (iii) Liens reflected in the Bell Financial Statements and/or the 1997 Balance Sheet.

          Section 9.11. Business Contracts. (a) The Bell Disclosure Letter contains a list of all material contracts, leases, agreements and arrangements, written or oral, in force on the date hereof (for purposes of this Article, the "Business Contracts") to which Bell is a party and that after the Effective Time will involve the payment to or from Bell of amounts in excess of $100,000 in any single case or $100,000 per year.

          (b) Except as disclosed on the Bell Disclosure Letter, (i) each of the Business Contracts, after giving effect to the consummation of the Transactions, constitutes a valid and binding obligation of Bell, and is in full force and effect and legally enforceable in all material respects in accordance with its terms against the other parties thereto, (ii) Bell has complied with all of the material provisions of such Business Contracts, and (iii) to Bell's Knowledge, there has not occurred any event that (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default thereunder. Except as disclosed on the Bell Disclosure Letter, the parties to the Business Contracts other than Bell are not, to Bell's Knowledge, in material default under any such Business Contract nor is Bell aware of any intent on the part of the other party to any Business Contract to cancel or not to renew.

          Section 9.12. Intangible Property. (a) Except as set forth on the Bell Disclosure Letter, each material trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design and copyright owned, used or useful in connection with and material to the operation of Bell as well as all registrations thereof and pending applications therefor, and each license or other contract relating thereto (for purposes of this Article, collectively, the "Intangible Property") is in good standing and is owned by Bell free and clear of any and all Liens. The use of the Intangible Property by Bell does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other Person and there have been no claims made and Bell has not received any notice of any claim or otherwise knows that any of the Intangible Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intangible Property.

          (b) To Bell's Knowledge, Bell possesses all Intangible Property necessary for the operation of its business and has not forfeited or otherwise relinquished any Intangible Property.

          (c) All of the licenses or other contracts relating to the Intangible Property (for purposes of this Article, collectively, the "Intangible Property Licenses") are in full force and effect and are valid and enforceable in all material respects in accordance with their respective terms, and there is no default (or any event that with notice or the lapse of time or both could become a default) under any Intangible Property License either by Bell or, to Bell's Knowledge, by any other party thereto.

          Section 9.13. Absence of Changes or Events. Except as set forth in the Bell Disclosure Letter, since September 30, 1997 Bell has conducted its business only in the ordinary course, and has not:

               (a) Suffered any casualty loss or destruction which is not covered by insurance, which would have a Material Adverse Effect on Bell;

               (b) Made any declaration, setting aside or payment of any dividend or other distribution of assets (whether in cash, stock or property) with respect to the capital stock of Bell or any direct or indirect redemption, purchase or other acquisition of such stock; provided that Bell may declare and pay dividends on any outstanding Bell Common Stock at or prior to the Closing;

               (c) Materially increased the aggregate compensation payable or to become payable to employees of Bell or materially increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement for such employees or entered into or amended any employment, consulting, severance or similar agreement other than increases and bonuses in the ordinary course of Bell's business or consistent with industry practice;

               (d) Paid, discharged or satisfied any claim, liability or obligation which had a Material Adverse Effect on Bell;

               (e) Sold, transferred or otherwise disposed of any of its assets which had a Material Adverse Effect on Bell;

               (f) Entered into any commitment or transaction which had a Material Adverse Effect on Bell; or

               (g) Agreed in writing, or otherwise, to take any action described in this Section.

          Section 9.14. Environmental Matters. To Bell's Knowledge, Bell is in compliance in all material respects with all Environmental Laws, including but not limited to any pertaining to Hazardous Wastes. To the extent that any violation of such Environmental Laws by Bell may exist, such violation does not and will not have a Material Adverse Effect on Bell.

          Section 9.15. Bell Stockholder Approval. No consent or approval of the stockholders of Bell other than the Bell Stockholder Approval is required for approval and adoption of this Agreement and the Transactions.

          Section 9.16. Insurance. The Bell Disclosure Letter sets forth all material insurance policies, including property, casualty, liability and other insurance maintained with respect to the assets or businesses of Bell. To the Knowledge of Bell, all such policies and bonds are legal, valid and enforceable and in full force and effect and Bell is not in breach or default in any material respect (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification or acceleration under the policy by the insurer.

          Section 9.17. Proxy Statement and Registration Statement. The information with respect to Bell, its officers, directors and affiliates in the definitive information statement to be furnished to the stockholders of Bell (for purposes of this Article, the "Proxy Statement") that will form a part of the Registration Statement or in the Registration Statement will not, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of Bell or on the effective date of the Bell Stockholder Approval, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 9.18. Full Disclosure. (a) No representation or warranty of Bell contained in this Agreement (including the exhibits and schedules hereto) pursuant to the terms hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

          (b) From time to time prior to the Effective Time, Bell shall promptly supplement or amend the schedules under this Article IX with respect to any matter that, if existing or known as of the date of this Agreement, would be required to be set forth in such schedules. Any such supplement or amendment shall not be deemed to modify or affect the provisions of Section 11.02(b) hereof.


                                   ARTICLE X

                           COVENANTS AND AGREEMENTS

          Section 10.01. Cooperation. Each of GFP, Tube Turns, Bell and Group Tech, as applicable, shall proceed expeditiously and cooperate fully in making application for all necessary regulatory approvals, in the procurement of any other consents and approvals, and in the taking of any other action and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the transactions on the terms provided herein. Each of GFP, Tube Turns, Bell and Group Tech, as applicable, shall use all best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party to consummate the transactions contemplated by this Agreement, and (ii) to obtain (and to cooperate with the other parties to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or any other public or private third party which is required to be obtained or made by such party in connection with the transactions contemplated by this Agreement.

          Section 10.02. Conduct of Business. Except as set forth on the GFP Disclosure Letter, the Group Tech Disclosure Letter, the Tube Turns Disclosure Letter or the Bell Disclosure Letter, as applicable, from the date hereof to the Effective Time, each of GFP, Tube Turns, Bell and Group Tech will, except as required in connection with the transactions contemplated by this Agreement:

          (a) Carry on its business in the ordinary course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment except those in the ordinary course of business and not otherwise prohibited under this Section 10.02;

          (b) Neither change nor amend its articles of incorporation or bylaws, which change or amendment would have a Material Adverse Effect on the Person effecting the change;

          (c) Not issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of its capital stock or rights or obligations convertible into or exchangeable for any shares of its capital stock and, except as contemplated herein, not alter the terms of any presently outstanding options or make any changes (by split-up, combination, reorganization or otherwise) in its capital structure;

          (d) Not declare or pay any dividend or other distribution of assets (whether in cash, stock or property) with respect to its capital stock and GFP shall not cause funds to be advanced to it under or pursuant to the Bank One Facility other than for the funding of ordinary monthly operating expenses of GFP permitted pursuant to the Bank One Facility;

          (e) Not acquire or enter into an agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

          (f) Use its reasonable efforts to preserve intact its corporate existence, goodwill and business organization, to keep its officers and employees available and to preserve its relationships with customers, suppliers and others with which it has business relations on the date hereof;

          (g) Not (i) create, incur or assume any long-term debt (including obligations in respect of capital leases which individually involve annual payments in excess of $250,000 or, except in the ordinary course of business under existing lines of credit, create, incur or assume any short-term debt for borrowed money, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with industry practice, (iii) make any loans or advances to any other Person, except in the ordinary course of business and consistent with industry practice, (iv) make any capital contributions to, or investments in, any Person, except in the ordinary course of business and consistent with industry practices with respect to investments, or (v) make any capital expenditure involving in excess of $1,000,000 (in the case of Tube Turns), $500,000 (in the case of Bell) or $2,000,000 (in the case of Group Tech) in the case of any single expenditure or $2,000,000 (in the case of Tube Turns), $2,500,000 (in the case of Bell) or $5,000,000 (in the case of Group Tech) in the case of all capital expenditures;

          (h) Not enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors nor grant any increase in the compensation of officers, directors or employees, whether now or hereafter payable, including any such increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment other than increases in the ordinary course of business or consistent with industry practices;

          (i) Perform in all material respects all of its obligations under all of each of their respective Business Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Business Contract other than contracts to provide products or services entered into in the ordinary course of business;

          (j) Use its reasonable efforts to maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that maintained on the date hereof;

          (k) Use its reasonable efforts to continue to collect its accounts receivable in the ordinary course of business and consistent with past practices;

          Section 10.03. Inspection and Access to Information. (a) Between the date of this Agreement and the Effective Time, each party hereto will provide each other party and its accountants, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances to any and all of its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause their respective officers to furnish to the other parties and their authorized representatives any and all financial, technical and operating data and other information pertaining to its business, as each other party shall from time to time reasonably request.

          (b) All non-public information obtained by any of the parties hereto or any of their representatives pursuant to this Agreement or in connection with the matters contemplated hereby concerning the business, operations or affairs of the other will be kept confidential and will not be used for any purpose other than the consummation of the transactions contemplated hereby, or be disclosed to any other Person, except for such disclosure to its employees, agents and representatives who have a need to know the same and who have been advised of the confidential nature of such information and who agree to abide by the terms hereof and except for such disclosure as may be required by applicable law, court order or governmental agency request. In the event this Agreement is terminated in accordance with its terms, any non-public information furnished by any party to any other party hereto will be promptly returned.

          Section 10.04. Proxy Statement and Registration Statement. Group Tech shall prepare and file with the SEC as soon as is reasonably practicable the Registration Statement and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Group Tech also shall take any action required to be taken under applicable Blue Sky Laws in connection with the issuance of Group Tech Common Stock in connection with the Merger, the Tube Turns Merger and the Bell Merger. Each of the parties hereto will furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable for the Registration Statement, the Proxy Statement, the Stock Market Additional Shares Notification (hereinafter defined), filings under applicable Blue Sky Laws, and any other statement or application made by or on behalf of any of the parties hereto to any governmental body in connection with the transactions contemplated by this Agreement.

          Section 10.05. Stock Market Additional Shares Notification. Group Tech will file an additional shares notification with Nasdaq to approve for listing, subject to official notice of its issuance, the shares of Group Tech Common Stock to be issued in connection with the Merger, the Tube Turns Merger and the Bell Merger (the "Stock Market Additional Shares Notification"). Group Tech shall exercise reasonable good faith efforts to cause the shares of Group Tech Common Stock to be issued in the Merger, the Tube Turns Merger and the Bell Merger to be approved for listing on the applicable stock exchange, subject to official notice of issuance, prior to the Effective Time.

          Section 10.06. Affiliates. Each of GFP, Tube Turns and Bell shall deliver to Group Tech a letter identifying all Persons who are, at the time the Merger, the Tube Turns Merger and the Bell Merger, as applicable, is submitted to the stockholders of GFP, Tube Turns or Bell, as applicable, for approval, "affiliates" of each of GFP, Tube Turns and Bell for purposes of Rule 145 under the Securities Act (the "Affiliates"). Each of GFP, Tube Turns and Bell shall cause each Person who is identified as an Affiliate in such letter to deliver to Group Tech on or prior to the Effective Time a written statement, in form satisfactory to the parties hereto, that such Person will not offer to sell, transfer or otherwise dispose of any of the shares of Group Tech Common Stock issued to such Person pursuant to the Merger, the Tube Turns Merger, or the Bell Merger, as applicable, except in accordance with the applicable provisions of the Securities Laws. Group Tech shall be entitled to place legends on any certificates of Group Tech Common Stock issued to such Affiliates to restrict transfer of such shares as set forth above; provided, however, such legends shall be removed at the request of an Affiliate not earlier than two (2) years after the Closing Date.

          Section 10.07. Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless the parties disagreeing to said announcement are advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable rule of Nasdaq and then only after making a reasonable attempt to comply with the provisions of this Section 10.07).

          Section 10.08. Rule 144 Information. Group Tech shall comply with the public information requirements set forth in Rule 144(c) under the Securities Act for a period of two (2) years following the Closing Date.

          Section 10.09. Tax Treatment. Neither GFP, Tube Turns, Bell nor Group Tech shall intentionally take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger, the Tube Turns Merger and the Bell Merger as a "reorganization" within the meaning of
Section 368 of the Code.

          Section 10.10. Order of Transactions. The parties hereto hereby agree the transactions contemplated hereby shall be consummated in the following order:

               (a)  The Spin Off.

               (b)  The Tube Turns Merger and the Bell Merger.

               (c)  The Merger.

               (d)  The Group Tech Contribution.

          Section 10.11. Financial Statements and SEC Reports. Prior to the Effective Time, each of GFP and Group Tech shall deliver to the other, as soon as available but in no event later than 45 days after the end of each fiscal quarter, a consolidated balance sheet as of the last day of such fiscal period and the consolidated statements of income, stockholders' equity and cash flows of such party and its subsidiaries for the fiscal period then ended prepared in accordance with generally accepted accounting principles with such exceptions as are noted on such financial statements, and in the case of Group Tech, the requirements of Form 10-Q (or Form 10-K as the case may be) under the Exchange Act. Prior to the Effective Time, Group Tech shall deliver to GFP as soon as available all forms, reports and other documents filed by Group Tech with the SEC.

          Section 10.12. GFP Cash. As of the Effective Time of the Merger, GFP shall have at least $5,200,000 in cash.

                                   ARTICLE XI

                                   CONDITIONS

          Section 11.01. Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

          (a) Injunction. There shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the Spin Off, the Merger, the Tube Turns Merger or the Bell Merger may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced and be continuing by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any such agency indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

          (b) Tax Opinion. GFP, Tube Turns, Bell and Group Tech shall each have received a written opinion of counsel, which counsel shall be reasonably acceptable to GFP, Tube Turns, Bell and Group Tech, concerning certain federal income tax consequences of the Merger, the Tube Turns Merger, the Bell Merger and the Group Tech Contribution, substantially in the form attached hereto as Exhibit D.

          (c) HSR Act. The applicable waiting periods shall have expired, been terminated, or been determined to be inapplicable, under the HSR Act.

          (d) Registration Statement. The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or under the proxy rules of the SEC pursuant to the applicable Securities Laws and with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC. All applicable Blue Sky Laws shall have been complied with in connection with the issuance of Group Tech Common Stock to be issued in connection with the Merger, the Tube Turns Merger and the Bell Merger and no stop order suspending the effectiveness of any qualification or registration of such Group Tech Common Stock under such Blue Sky Laws shall have been issued and pending or threatened by the authorities of any such state.

          (e) Stockholder Approvals. The GFP Stockholder Approval, Group Tech Stockholder Approval, Bell Stockholder Approval and Tube Turns Stockholder Approval shall have been obtained.

          (f) The Nasdaq National Market Additional Shares Notification. The Group Tech Common Stock to be issued pursuant to this Agreement shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance by Group Tech.

          Section 11.02. Conditions to Group Tech's Obligations. The obligation of Group Tech to consummate on the Closing Date the transactions contemplated by this Agreement will be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless expressly waived in writing by Group Tech:

          (a) Opinion of Counsel for GFP, Tube Turns and Bell. Group Tech shall have received the written opinion of counsel for GFP, Tube Turns and Bell, dated the Closing Date, substantially in the forms attached as Exhibits E, F and G to this Agreement.

          (b) Representations and Warranties. The representations and warranties of each of GFP, Tube Turns and Bell set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (i) except for any such representations and warranties made as of a specified date, which shall be true and correct in all respects as of such date and (ii) to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times (each considered without any exclusions for lack of Material Adverse Effect set forth in the individual representation or warranty) does not constitute a Material Adverse Effect on each of GFP, Tube Turns and/or Bell when compared to the state of facts which would exist if all such representations and warranties were true in all respects as of the applicable times.

          (c) Performance of this Agreement. Each of the agreements and covenants to be performed and complied with by each of GFP, Tube Turns and Bell pursuant to this Agreement prior to the Effective Time shall have been duly performed and complied with except to the extent that the aggregate effect of any non-performance or noncompliance by GFP, Tube Turns and/or Bell (each considered without any exclusions for lack of Material Adverse Effect set forth in the individual covenant or agreement) does not constitute a Material Adverse Effect on GFP, Tube Turns and/or Bell when compared to the state of facts which would exist if all such agreements and covenants had been performed and complied with by each of GFP, Tube Turns and Bell.

          (d) Delivery of Certificates. Each of GFP, Tube Turns and Bell shall have delivered to Group Tech a certificate dated the Closing Date and signed by the chief executive officer of GFP, Tube Turns and Bell certifying as to the matters set forth in Sections 11.02(b) and 11.02(c).

          (e) Tax Representations of GFP, Tube Turns and Bell. Each of GFP, Tube Turns and Bell shall have delivered to Group Tech a certificate dated the Closing Date in substantially the form attached hereto as Exhibit H.

          Section 11.03. Conditions to GFP's, Tube Turns' and Bell's Obligations. The obligation of each of GFP, Tube Turns and Bell to consummate, on the Closing Date, the transactions contemplated by this Agreement will be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless expressly waived, in writing, by each of GFP, Tube Turns and Bell:

          (a) Opinion of Counsel for Group Tech. Each of GFP, Tube Turns and Bell shall have received the written opinion of counsel to Group Tech, dated the Closing Date, substantially in the form attached as Exhibit I to this Agreement.

          (b) Representations and Warranties. The representations and warranties of Group Tech set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (i) except for any such representations and warranties made as of a specified date, which shall be true and correct in all respects as of such date and (ii) to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times (each considered without any exclusions for lack of Material Adverse Effect set forth in the individual representation or warranty) does not constitute a Material Adverse Effect on Group Tech when compared to the state of facts which would exist if all such representations and warranties were true in all respects as of the applicable times.

          (c) Performance of this Agreement. Each of the agreements and covenants of Group Tech to be performed and complied with by Group Tech pursuant to this Agreement prior to the Effective Time shall have been duly performed and complied with except to the extent that the aggregate effect of any non-performance or noncompliance by Group Tech (each considered without any exclusions for lack of Material Adverse Effect set forth in the individual covenant or agreement) does not constitute a Material Adverse Effect on Group Tech when compared to the state of facts which would exist if all such agreements and covenants had been performed and complied with by Group Tech.

          (d) Delivery of Certificate. Group Tech shall have delivered to each of GFP, Tube Turns and Bell a certificate dated as of the Closing Date and signed by the chief executive officer of Group Tech certifying as to the matters set forth in Sections 11.03(b) and 11.03(c).

                                  ARTICLE XII

                 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          All representations and warranties contained in this Agreement by any party hereto or set forth in any certificate or other instrument delivered by or on behalf of the parties pursuant to this Agreement shall expire at the Effective Time.


                                  ARTICLE XIII

                                  TERMINATION

          Section 13.01. Termination. (a) Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

               (i) by the mutual written consent of GFP, Tube Turns, Bell and Group Tech;

               (ii) by GFP, Tube Turns, Bell or Group Tech if the Closing shall not have occurred on or before March 15, 1998 unless such failure to close shall be due to the failure of the party seeking such termination to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party;

               (iii) by Group Tech, if GFP, Tube Turns or Bell breaches any of its respective representations, warranties or covenants set forth in this Agreement which breach has a Material Adverse Effect on the breaching party;

               (iv) by GFP, Tube Turns or Bell, if Group Tech breaches any representation, warranty or covenant of Group Tech contained in this Agreement which breach has a Material Adverse Effect on Group Tech.

          (b) In the event of a termination pursuant to Section 13.01(a)(iii) or
Section 13.01(a)(iv), the non-breaching party shall have the right to sue the breaching party(ies) for any and all damages incurred as a result of the failure of the breaching party(ies) to perform hereunder.


                                  ARTICLE XIV

                                    CLOSING

          The Closing shall take place at 10:00 a.m. at the offices of Wyatt, Tarrant & Combs, Louisville, Kentucky, within ten (10) business days after the date on which the last of the conditions

(excluding conditions that by their terms cannot be satisfied until the Closing
Date) set forth in Article XI hereof, or at such other date, time and place as GFP, Tube Turns, Bell and Group Tech may agree in writing.


                                   ARTICLE XV

                                 MISCELLANEOUS

          Section 15.01. Confidentiality. (a) Prior to Closing. Unless and until the Closing has occurred, and except as may be otherwise required by applicable law, each party hereto shall, and shall cause its employees, agents, and representatives to, maintain in confidence and not otherwise use information, documents, and data furnished to it, or to any Person on its behalf, by any other party in connection herewith.

          (b) Failure to Close. If the Closing does not occur on the Closing Date, each of GFP, Tube Turns, Bell and Group Tech shall return all written information, documents, and data obtained pursuant to the terms hereof. Notwithstanding anything else in this Agreement to the contrary, if the transactions contemplated by this Agreement are not closed, the agreement of each party to maintain in confidence all information received by it and not to use such information in competition with the other shall continue in perpetuity and none of such information shall be used by any party, its employees, agents, or representatives or affiliates thereof in the business operations of any such Person, except to the extent that such information was: (i) possessed by such party prior to the disclosure thereof by the other party; (ii) disclosed to such party by an independent third party without a violation of any obligation of confidentiality on the part of such third party; or (iii) ascertainable from public or published information or trade sources.

          Section 15.02. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by first class, registered, or certified mail, postage prepaid, or sent via overnight reputable courier service, or delivered personally or via facsimile with copy sent by mail as provided above:

If to GFP, to:                       Copy to:

Jeffrey T. Gill                      Wyatt, Tarrant & Combs
President and Chief Executive        2800 Citizens Plaza
   Officer                           Louisville, Kentucky 40202
Group Financial Partners, Inc.       Attn: Robert A. Heath
455 Fourth Avenue                    Facsimile No.: (502) 589-0309
Louisville, Kentucky 40202
Facsimile No.: (502) 585-1602

If to Tube Turns, to:                Copy to:

John M. Kramer                       Wyatt, Tarrant & Combs
President and Chief Executive        2800 Citizens Plaza
   Officer                           Louisville, Kentucky 40202
Tube Turns Technologies, Inc.        Attn: Robert A. Heath
2820 West Broadway                   Facsimile No.: (502) 589-0309
Louisville, Kentucky 40211
Facsimile No.: (502) 774-6300

If to Bell, to:                      Copy to:

Robert E. Gill                       Wyatt, Tarrant & Combs
President and Chief Executive        2800 Citizens Plaza
   Officer                           Louisville, Kentucky 40202
Bell Technologies, Inc.              Attn: Robert A. Heath
6120 Hanging Moss Road               Facsimile No.: (502) 589-0309
Orlando, Florida 32807
Facsimile No.: (407) 678-0578

If to Group Tech, to:                Copy to:

Thomas W. Lovelock                   Fowler, White, Gillen, Boggs,
President                               Villareal and Banker, P.A.
Group Technologies Corporation       Suite 1700
10901 Malcolm McKinley Drive         401 East Kennedy Boulevard
Tampa, Florida 33612                 Tampa, Florida 33602
Facsimile No.: (813) 972-6978        Attn: David Shobe
                                     Facsimile No.: (813) 228-9401


or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given three (3) days after being mailed, and notices sent by overnight courier service shall be deemed given one (1) day after placed in the hands of a representative of such service and notice given by facsimile shall be deemed given on the date of transmission subject to sender's receipt of a confirmation copy.

          Section 15.03. Third Party Rights. It is the intention of the parties that nothing in this Agreement shall be deemed to create any right with respect to any Person not a party to this Agreement.

          Section 15.04. Parties in Interest; Assignment. All covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of their respective heirs, executors, successors, and assigns, whether so expressed or not. No party to this Agreement may assign its rights or delegate its obligations under this Agreement to any other Person without the express prior written consent of the other parties.

          Section 15.05. Construction; Governing Law. The section headings contained in this Agreement are inserted as a matter of convenience and shall not affect in any way the construction of the terms of this Agreement. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Kentucky.

          Section 15.06. Entire Agreement; Amendment and Waiver. This Agreement, including the Exhibits and Schedules hereto and documents and instruments executed and delivered at the Closing in connection herewith, constitute and contain the entire Agreement among the parties hereto with respect to the transactions contemplated hereby and supersede any prior writing by the parties. The waiver of a breach of any term or condition of this Agreement must be in writing signed by the party sought to be charged with such waiver and such waiver shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition of this Agreement. This Agreement may not be changed orally, but only in a writing signed by the parties hereto.

          Section 15.07. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

          Section 15.08. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party but all of which taken together shall constitute one and the same Agreement.

          Section 15.09. Expenses. Except as otherwise specifically provided in this Agreement, each party to this Agreement shall pay any and all fees and expenses that such party may incur in connection with the negotiation, execution, or closing of this Agreement and the other transactions contemplated by this Agreement.

          Section 15.10. Time of Essence. Time is of the essence to the performance of the obligations set forth in this Agreement.

          IN WITNESS WHEREOF, GFP, Tube Turns, Bell and Group Tech have caused this Third Amended and Restated Agreement and Plan of Reorganization to be executed by their duly authorized officers as of the day and year first written above.

                         "GFP"

                         GROUP FINANCIAL PARTNERS, INC.



                         By: /s/ Jeffrey T. Gill

                         Title: President and CEO



                         "Tube Turns"

                         TUBE TURNS TECHNOLOGIES, INC.



                         By: /s/ John M. Kramer

                         Title: President and CEO



                         "Bell"

                         BELL TECHNOLOGIES, INC.



                         By: /s/ Robert E. Gill

                         Title: President and CEO



                         "Group Tech"

                         GROUP TECHNOLOGIES CORPORATION


                         By: /s/ Thomas W. Lovelock

                         Title: President and CEO

                                   EXHIBIT A

                                PLAN OF MERGER
                                --------------

          THIS PLAN OF MERGER (the "Plan") is made and entered effective as of the 5th day of February, 1998, by and between TUBE TURNS TECHNOLOGIES, INC., a Kentucky corporation ("Tube Turns") and NEW TUBE TURNS TECHNOLOGIES, INC., a Kentucky corporation ("New Tube Turns").


          W I T N E S S E T H :


          The respective Boards of Directors of Group Financial Partners, Inc., a Kentucky corporation ("GFP"), Tube Turns, Group Technologies Corporation ("Group Tech"), and Bell Technologies, Inc., a Florida corporation ("Bell") have determined that it is desirable to effect a Fourth Amended and Restated Agreement and Plan of Reorganization (the "Agreement"), for the general welfare and advantage of their respective shareholders, under which plan, inter alia, Tube Turns would be merged with and into New Tube Turns, in accordance with the terms of the Agreement and this Plan.

          New Tube Turns is a wholly owned subsidiary of Group Tech.

          The Boards of Directors of Tube Turns and New Tube Turns have approved and adopted this Plan and have authorized the execution hereof.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements and undertakings herein contained, the parties hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                                  THE MERGER
                                  ----------

          A. The Merger. Upon the terms and subject to the conditions set forth in the Agreement and this Plan, and in accordance with the Kentucky Revised Statutes, as amended ("KRS") at the Effective Time (as hereinafter defined), Tube Turns shall be merged with and into New Tube Turns in accordance with the KRS (the "Tube Turns Merger"), whereupon the separate existence of Tube Turns shall cease and New Tube Turns shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation").

          B. Articles of Merger. Upon the terms and conditions set forth in the Agreement and this Plan, Articles of Merger (the "Articles of Merger") shall be duly prepared and executed by Tube Turns and New Tube Turns, and thereafter delivered to the Secretary of State of the Commonwealth of Kentucky for filing as provided in the KRS. The Tube Turns Merger shall become effective upon filing with the Kentucky Secretary of State or at such time and date thereafter as is provided in the Articles of Merger (the "Effective Time"). The date on which the Effective Time occurs shall be the "Effective Date".

     C. Effect of Filing. At the Effective Time, the Tube Turns Merger shall have the effects set forth in the applicable provisions of the KRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of Tube Turns and New Tube Turns, shall vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of Tube Turns and New Tube Turns shall become the debts, liabilities and duties of the Surviving Corporation.


                                   ARTICLE 2
                                   ---------

                              CONVERSION OF SHARES
                              --------------------

     A. Conversion of Shares; Adjustments. At the Effective Time, by virtue of the Tube Turns Merger and without any action on the part of Tube Turns or New Tube Turns or the stockholders of either of the foregoing entities:

               [1] each share of the common stock of Tube Turns, no par value per share (the "Tube Turns Common Stock"), issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive such shares of common stock, $.01 par value, of Group Tech ("Group Tech Common Stock") as is equal to the Tube Turns Conversion Ratio (as hereinafter defined); and

               [2] each share of common stock of New Tube Turns issued and outstanding immediately prior to the Effective Time shall be unchanged after the Effective Time.

     B.  Exchange of Certificates.
         ------------------------

               [1] On or prior to the Effective Time, Group Tech and New Tube Turns shall make available to each record holder who, as of the Effective Time, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Tube Turns Common Stock (for purposes of this Article, the "Certificate" or "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Group Tech


                                     A-A-2
     and the form of letter of transmittal shall so reflect. Upon surrender to Group Tech of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Group Tech Common Stock to which such holder of Tube Turns Common Stock shall have become entitled pursuant to the provisions of Article 2 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash payable upon the surrender of the Certificates. If any portion of the consideration to be received pursuant to Article 2 hereof, upon exchange of a Certificate, is to be issued or paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer. From the Effective Time until surrender in accordance with the provisions of this Article 2, each Certificate shall represent for all purposes only the right to receive the consideration provided in Article 2 hereof. All payments in respect of shares of Tube Turns Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of rights pertaining to such securities.

          [2] In the case of any lost, mislaid, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the consideration described in Article 2, to deliver to Group Tech and New Tube Turns a lost stock certificate affidavit and satisfactory indemnity agreement as Group Tech and New Tube Turns may direct as indemnity against any claim that may be made against Group Tech and/or New Tube Turns with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

          [3] After the Effective Time, there shall be no transfers on the stock transfer books of New Tube Turns of the shares of Tube Turns Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Group Tech for transfer, they shall be cancelled and exchanged for the consideration described in
     Article 2 hereof.

     C. Dissenting Shareholders. To the extent that appraisal rights are available under the KRS, shares of Tube Turns Common Stock that are issued and outstanding immediately prior to the Effective Time and that have not been voted for adoption of the Tube Turns Merger and with respect to which appraisal rights have been properly demanded in accordance with the KRS ("Dissenting

                                     A-A-3

Shares") shall not be converted into the right to receive the consideration provided for in Article 2 hereof at or after the Effective Time unless and until the holder of such shares becomes ineligible for such appraisal. If a holder of Dissenting Shares becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in Article 2 hereof. If any holder of Tube Turns Common Stock shall assert the right to be paid the fair value of such Tube Turns Common Stock as described above, Tube Turns shall give New Tube Turns and Group Tech notice thereof and New Tube Turns and Group Tech shall have the right to participate in all negotiations and proceedings with respect to any such demands. Tube Turns shall not, except with the prior written consent of Group Tech and New Tube Turns, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Payment for Dissenting Shares shall be made as required by the KRS.

          D. Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of New Tube Turns, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, except that Article I of the Articles of Incorporation of New Tube Turns shall be amended to read in its entirety as follows:

                                   Article I
                                   ---------

                                      Name
                                      ----

                    The name of the corporation is Tube Turns Technologies, Inc.

          E. By-Laws of Surviving Corporation. The By-Laws of New Tube Turns in effect at the Effective Time shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the terms of the Articles of Incorporation of the Surviving Corporation and as provided by applicable law.

          F. Directors and Officers of Surviving Corporation. From and after the Effective Time: (i) the directors of New Tube Turns immediately prior to the Effective Time shall be the directors of the Surviving Corporation; and (ii) the officers of New Tube Turns immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by applicable law.

                                     A-A-4

     G.  Tube Turns Conversion Ratio and Adjustment Event.

               [1] The "Tube Turns Conversion Ratio" shall be equal to such fraction as is obtained by dividing the Group Tech Merger Shares (as hereinafter defined) by the Total Tube Turns Shares (as hereinafter defined). The "Group Tech Merger Shares" shall be equal to such number of whole shares of Group Tech Common Stock as is obtained by dividing the Aggregate Tube Turns Consideration (as hereinafter defined) by the GTC Share Value (as hereinafter defined). The "Total Tube Turns Shares" shall be equal to 1,376,829. The "Aggregate Tube Turns Consideration" shall be equal to $22,717,679.

               [2] In the event of any change in Group Tech Common Stock or Tube Turns Common Stock between the date of this Plan and the Effective Time by reason of any stock dividend, stock split, subdivision, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), the Tube Turns Conversion Ratio shall be appropriately adjusted so that each holder of Tube Turns Common Stock will receive in the Tube Turns Merger the same proportionate amount of Group Tech Common Stock such holder would have been entitled to receive if the Effective Time had been immediately prior to such Adjustment Event.

               [3] For purposes of this Plan, the GTC Share Value shall be $3.04 per share of Group Tech Common Stock.

          H. New Tube Turns Common Stock. The shares of common stock of New Tube Turns issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding at the Effective Time and shall not be effected by the Tube Turns Merger.

          I. Fractional Shares. No scrip or fractional shares of Group Tech Common Stock shall be issued in the Tube Turns Merger. All fractional shares of Group Tech Common Stock to which a holder of Tube Turns Common Stock immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the later of (a) the

                                     A-A-5

Effective Time or (b) the surrender of such stockholder's Certificate(s) that represent such shares of Tube Turns Common Stock, to receive from Group Tech an amount in cash in lieu of such fractional share, based on the GTC Share
Value.

          J. Person. For purposes of this Plan, "Person" means any individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity.

                                   ARTICLE 3
                                   ---------

                                  TERMINATION
                                  -----------

          Anything contained in this Plan notwithstanding, this Plan may be terminated and the Tube Turns Merger abandoned as provided in the Agreement.

                                   ARTICLE 4
                                   ---------

                              CONDITIONS PRECEDENT
                              --------------------

          The obligations of the parties to effect the Tube Turns Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement.

                                   ARTICLE 5
                                   ---------

                               GENERAL PROVISIONS
                               ------------------

          A. Law and Section Headings. This Plan shall be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky. Section headings are used in this Plan for convenience only and are to be ignored in the construction of the terms of this Plan.

          B. Modifications. The parties hereto may amend, modify or supplement this Plan in such manner as may be agreed by them in writing.


                                     A-A-6

          IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the date first above written.

                                         "TUBE TURNS"

                                         TUBE TURNS TECHNOLOGIES, INC.

                                         By: /s/ John M. Kramer
                                             --------------------------------

                                         Title: President and CEO
                                                -----------------------------

                                         "NEW TUBE TURNS"

                                         NEW TUBE TURNS TECHNOLOGIES, INC.

                                         By: /s/ John M. Kramer
                                             --------------------------------

                                         Title: President and CEO
                                                -----------------------------


                                     A-A-7

                                   EXHIBIT B

                                PLAN OF MERGER
                                --------------

     THIS PLAN OF MERGER (the "Plan") is made and entered effective as of the 5th day of February, 1998, by and between BELL TECHNOLOGIES, INC., a Florida corporation ("Bell") and BELL ACQUISITION CORPORATION, a Florida corporation ("New Bell").

     W I T N E S S E T H :

     The respective Boards of Directors of Group Financial Partners, Inc., a Kentucky corporation ("GFP"), Tube Turns Technologies, Inc., a Kentucky corporation, Group Technologies Corporation ("Group Tech"), and Bell have determined that it is desirable to effect a Fourth Amended and Restated Agreement and Plan of Reorganization (the "Agreement"), for the general welfare and advantage of their respective shareholders, under which plan, inter alia, Bell would be merged with and into New Bell, in accordance with the terms of the Agreement and this Plan.

     New Bell is a wholly owned subsidiary of Group Tech.

     The Boards of Directors of Bell and New Bell have approved and adopted this Plan and have authorized the execution hereof.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and undertakings herein contained, the parties hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                                  THE MERGER
                                  ----------

     A. The Merger. Upon the terms and subject to the conditions set forth in the Agreement and this Plan, and in accordance with the Florida Business Corporation Act, as amended ("FBCA") at the Effective Time (as hereinafter defined), Bell shall be merged with and into New Bell in accordance with the FBCA (the "Bell Merger"), whereupon the separate existence of Bell shall cease and New Bell shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation").

     B. Articles of Merger. Upon the terms and conditions set forth in the Agreement and this Plan, Articles of Merger (the "Articles of Merger") shall be duly prepared and executed by Bell and New Bell, and thereafter delivered to the Secretary of State of the State of Florida for filing as provided in the FBCA. The Bell Merger shall become effective upon filing with the Secretary of State of the State of Florida or at such time and date thereafter as is provided in the Articles of Merger (the "Effective Time"). The date on which the Effective Time occurs shall be the "Effective Date".

     C. Effect of Filing. At the Effective Time, the Bell Merger shall have the effects set forth in the applicable provisions of the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of Bell and New Bell, shall vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of Bell and New Bell shall become the debts, liabilities and duties of the Surviving Corporation.

                                   ARTICLE 2

                              CONVERSION OF SHARES

     A. Conversion of Shares; Adjustments. At the Effective Time, by virtue of the Bell Merger and without any action on the part of Bell or New Bell or the stockholders of either of the foregoing entities:

               [1] each share of the common stock of Bell, no par value per share (the "Bell Common Stock"), issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive such shares of common stock, $.01 par value, of Group Tech ("Group Tech Common Stock") as is equal to the Bell Conversion Ratio (as hereinafter defined); and

               [2] each share of the common stock of New Bell issued and outstanding immediately prior to the Effective Time shall be unchanged after the Effective Time.

     B.  Exchange of Certificates.

               [1] On or prior to the Effective Time, Group Tech and New Bell shall make available to each record holder who, as of the Effective Time, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Bell Common Stock (for purposes of this Article, the "Certificate" or "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Group Tech and the form of letter of transmittal shall so reflect. Upon surrender to Group Tech of a Certificate, together with such letter of transmittal duly executed, the holder of such


                                     A-B-2

     Certificate shall be entitled to receive in exchange therefor one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Group Tech Common Stock to which such holder of Bell Common Stock shall have become entitled pursuant to the provisions of Article 2 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash payable upon the surrender of the Certificates. If any portion of the consideration to be received pursuant to Article 2 hereof, upon exchange of a Certificate, is to be issued or paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer. From the Effective Time until surrender in accordance with the provisions of this
     Article 2, each Certificate shall represent for all purposes only the right to receive the consideration provided in Article 2 hereof. All payments in respect of shares of Bell Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of rights pertaining to such securities.

               [2] In the case of any lost, mislaid, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the consideration described in Article 2, to deliver to Group Tech and New Bell a lost stock certificate affidavit and satisfactory indemnity agreement as Group Tech and New Bell may direct as indemnity against any claim that may be made against Group Tech and/or New Bell with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

               [3] After the Effective Time, there shall be no transfers on the stock transfer books of New Bell of the shares of Bell Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Group Tech for transfer, they shall be cancelled and exchanged for the consideration described in Article 2 hereof.

     C. Dissenting Shareholders. To the extent that appraisal rights are available under the FBCA, shares of Bell Common Stock that are issued and outstanding immediately prior to the Effective Time and that have not been voted for adoption of the Bell Merger and with respect to which appraisal rights have been properly demanded in accordance with the FBCA ("Dissenting Shares") shall not be converted into the right to receive the consideration provided for in
Article 2 hereof at or after the Effective Time unless and until the holder of such shares becomes ineligible for such appraisal. If a holder of Dissenting Shares becomes ineligi-

                                     A-B-3
ble for such appraisal, then, as of the Effective Time or the occurrence of such event whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in Article 2 hereof. If any holder of Bell Common Stock shall assert the right to be paid the fair value of such Bell Common Stock as described above, Bell shall give New Bell and Group Tech notice thereof and New Bell and Group Tech shall have the right to participate in all negotiations and proceedings with respect to any such demands. Bell shall not, except with the prior written consent of Group Tech and New Bell, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Payment for Dissenting Shares shall be made as required by the FBCA.

     D. Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of New Bell, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, except that
Article I of the Articles of Incorporation of New Bell shall be amended to read in its entirety as follows:

                                   Article I

                                     Name

                    The name of the corporation is Bell Technologies, Inc.

     E. By-Laws of Surviving Corporation. The By-Laws of New Bell in effect at the Effective Time shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the terms of the Articles of Incorporation of the Surviving Corporation and as provided by applicable law.

     F. Directors and Officers of Surviving Corporation. From and after the Effective Time: (i) the directors of New Bell immediately prior to the Effective Time shall be the directors of the Surviving Corporation; and (ii) the officers of New Bell immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by applicable law.

     G.  Bell Conversion Ratio and Adjustment Event.

               [1] The "Bell Conversion Ratio" shall be equal to such fraction as is obtained by dividing the Group Tech Merger Shares (as hereinafter defined) by the Total Bell Shares (as hereinafter defined). The "Group Tech Merger Shares" shall be


                                     A-B-4
     equal to such number of whole shares of Group Tech Common Stock as is obtained by dividing the Aggregate Bell Consideration (as hereinafter defined) by the GTC Share Value (as hereinafter defined). The "Total
     Bell Shares" shall be equal to 942,320. The "Aggregate Bell Consideration" shall be equal to $41,462,080.

               [2] In the event of any change in Group Tech Common Stock or Bell Common Stock between the date of this Plan and the Effective Time by reason of any stock dividend, stock split, subdivision, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), the Bell Conversion Ratio shall be appropriately adjusted so that each holder of Bell Common Stock will receive in the Bell Merger the same proportionate amount of Group Tech Common Stock such holder would have been entitled to receive if the Effective Time had been immediately prior to such Adjustment Event.

               [3] For purposes of this Plan, the "GTC Share Value" shall be $3.04 per share of Group Tech Common Stock.

     H. New Bell Common Stock. The shares of common stock of New Bell issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding at the Effective Time and shall not be effected by the Bell Merger.

     I. Fractional Shares. No scrip or fractional shares of Group Tech Common Stock shall be issued in the Bell Merger. All fractional shares of Group Tech Common Stock to which a holder of Bell Common Stock immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of such stockholder's Certificate(s) that represent such shares of Bell Common Stock, to receive from Group Tech an amount in cash in lieu of such fractional share, based on the GTC Share Value.

     J. Person. For purposes of this Plan, "Person" means any individual, corporation, general or limited partnership, limited

                                     A-B-5
liability company, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity.


                                   ARTICLE 3

                                  TERMINATION

          Anything contained in this Plan notwithstanding, this Plan may be terminated and the Bell Merger abandoned as provided in the Agreement.

                                   ARTICLE 4

                              CONDITIONS PRECEDENT

          The obligations of the parties to effect the Bell Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement.

                                   ARTICLE 5

                               GENERAL PROVISIONS

     A. Law and Section Headings. This Plan shall be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky. Section headings are used in this Plan for convenience only and are to be ignored in the construction of the terms of this Plan.

     B. Modifications. The parties hereto may amend, modify or supplement this Plan in such manner as may be agreed by them in writing.


                                     A-B-6

          IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the date first above written.


                                 "BELL"

                                 BELL TECHNOLOGIES, INC.

                                 By: /s/ Robert E. Gill
                                 -----------------------------------
                                 Title: President and CEO
                                       -----------------------------

                                 "NEW BELL"

                                 BELL ACQUISITION CORPORATION

                                 By: /s/ Robert E. Gill
                                    --------------------------------
                                 Title: President and CEO
                                       -----------------------------


                                     A-B-7

                                   EXHIBIT C

                                PLAN OF MERGER
                                --------------

          THIS PLAN OF MERGER (the "Plan") is made and entered effective as of the 5th day of February, 1998, by and between GROUP FINANCIAL PARTNERS, INC., a Kentucky corporation ("GFP") and GROUP TECHNOLOGIES CORPORATION, a Florida corporation ("Group Tech").

          W I T N E S S E T H :

          The respective Boards of Directors of GFP, Tube Turns Technologies, Inc., a Kentucky corporation, Group Tech, and Bell Technologies, Inc., a Florida corporation ("Bell") have determined that it is desirable to effect a Fourth Amended and Restated Agreement and Plan of Reorganization (the "Agreement"), for the general welfare and advantage of their respective shareholders, under which plan, inter alia, GFP would be merged with and into Group Tech, in accordance with the terms of the Agreement and this Plan.

          The Boards of Directors of GFP and Group Tech have approved and adopted this Plan and have authorized the execution hereof.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements and undertakings herein contained, the parties hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                                  THE MERGER
                                  ----------

          A. The Merger. Upon the terms and subject to the conditions set forth in the Agreement and this Plan, and in accordance with the Kentucky Revised Statutes, as amended ("KRS") and the Florida Business Corporation Act, as amended ("FBCA") at the Effective Time (as hereinafter defined), GFP shall be merged with and into Group Tech in accordance with the KRS and the FBCA (the "Merger"), whereupon the separate existence of GFP shall cease and Group Tech shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation").

          B. Articles of Merger. Upon the terms and conditions set forth in the Agreement and this Plan, Articles of Merger (the "Articles of Merger") shall be duly prepared and executed by GFP and Group Tech and thereafter delivered to the Secretary of State of each of the Commonwealth of Kentucky and the State of Florida for filing as provided in the KRS and the FBCA. The Merger shall become effective upon filing with the Kentucky Secretary of State and the Florida Secretary of State or at such time and date thereafter as is provided in the Articles of Merger (the "Effective Time"). The date on which the Effective Time occurs shall be the "Effective Date".

          C. Effect of Filing. At the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the KRS and the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of GFP and Group Tech, shall vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of GFP and Group Tech shall become the debts, liabilities and duties of the Surviving Corporation.


                                   ARTICLE 2
                                   ---------

                             CONVERSION OF SHARES
                             --------------------

          A. Conversion of Shares; Adjustments. At the Effective Time, by virtue of the Merger and without any action on the part of GFP or Group Tech or the stockholders of either of the foregoing entities:

               [1] each share of the outstanding common stock, no par value per share, of GFP (the "GFP Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be cancelled and extinguished and automatically converted into the right to receive such shares of common stock, $.01 par value per share, of Group Tech ("Group Tech Common Stock") as is equal to the GFP Conversion Ratio (as hereinafter defined);

               [2] each share of Group Tech Common Stock issued and outstanding immediately prior to the Effective Time which is held by GFP shall be cancelled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor; and
               [3] each share of Group Tech Common Stock issued and outstanding immediately prior to the Effective Time and which is not held by GFP shall be unchanged after the Effective Time.

          B.  Exchange of Certificates.

               [1] On or prior to the Effective Time, Group Tech shall make available to each record holder who, as of the Effective Time, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of GFP Common Stock (for purposes of this Article, the "Certificate" or "Certificates"), a form of letter of transmittal and instructions for use in effecting

                                     A-C-2
          the surrender of the Certificates for payment therefor and conversion thereof. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Group Tech and the form of letter of transmittal shall so reflect. Upon surrender to Group Tech of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Group Tech Common Stock to which such holder of GFP Common Stock shall have become entitled pursuant to the provisions of Article 2 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash payable upon the surrender of the Certificates. If any portion of the consideration to be received pursuant to Article 2 hereof, upon exchange of a Certificate, is to be issued or paid to a Person (as hereinafter defined) other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer. From the Effective Time until surrender in accordance with the provisions of this Article 2, each Certificate shall represent for all purposes only the right to receive the consideration provided in Article 2 hereof. All payments in respect of shares of GFP Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of rights pertaining to such securities.

               [2] In the case of any lost, mislaid, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the consideration described in
          Article 2, to deliver to Group Tech a lost stock certificate affidavit and satisfactory indemnity agreement as Group Tech may direct as indemnity against any claim that may be made against Group Tech with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

               [3] After the Effective Time, there shall be no transfers on the stock transfer books of Group Tech of the shares of GFP Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Group Tech for transfer, they shall be cancelled and exchanged for the consideration described in Article 2 hereof.

          C. Dissenting Shareholders. To the extent that appraisal rights are available under the KRS, shares of GFP Common Stock that are issued and outstanding immediately prior to the Effective Time

                                     A-C-3
and that have not been voted for adoption of the Merger and with respect to which appraisal rights have been properly demanded in accordance with the KRS ("Dissenting Shares") shall not be converted into the right to receive the consideration provided for in Article 2 hereof at or after the Effective Time unless and until the holder of such shares becomes ineligible for such appraisal. If a holder of Dissenting Shares becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in Article 2 hereof. If any holder of GFP Common Stock shall assert the right to be paid the fair value of such GFP Common Stock as described above, GFP shall give Group Tech notice thereof and Group Tech shall have the right to participate in all negotiations and proceedings with respect to any such demands. GFP shall not, except with the prior written consent of Group Tech, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Payment for Dissenting Shares shall be made as required by the KRS. To the extent that appraisal rights are available under the FBCA, shares of Group Tech Common Stock that are issued and outstanding immediately prior to the Effective Time and that have not been voted for adoption of the Merger and with respect to which appraisal rights have been properly demanded in accordance with the FBCA shall receive payment as required by the FBCA.

     D. Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of Group Tech, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein and in accordance with applicable law.

     E. By-Laws of Surviving Corporation. The By-Laws of Group Tech in effect at the Effective Time shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the terms of the Articles of Incorporation of the Surviving Corporation and as provided by applicable law.

     F. Directors and Officers of Surviving Corporation. From and after the Effective Time: (i) the directors of Group Tech immediately prior to the Effective Time shall be the directors of the Surviving Corporation; and (ii) the officers of Group Tech immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by applicable law.

                                     A-C-4

     G.  GFP Conversion Ratio and Adjustment Event.

               [1] The "GFP Conversion Ratio" shall be equal to such fraction as is obtained by dividing the Group Tech Merger Shares (as hereinafter defined) by the Total GFP Shares (as hereinafter defined). The "Group Tech Merger Shares" shall be equal to such number of whole shares of Group Tech Common Stock as is obtained by dividing the Aggregate GFP Consideration (as hereinafter defined) by the GTC Share Value (hereinafter defined).
     The "Total GFP Shares" shall be equal to 322,553. The "Aggregate GFP Consideration" shall be equal to the product of 15,064,625 plus the number of whole shares of Group Tech Common Stock received or receivable by GFP pursuant to the Tube Turns Merger and the Bell Merger (as defined and described in Articles II and III of the Agreement) multiplied by the GTC Share Value.

               [2] In the event of any change in Group Tech Common Stock or GFP Common Stock between the date of this Plan and the Effective Time by reason of any stock dividend, stock split, subdivision, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), the GFP Conversion Ratio shall be appropriately adjusted so that each holder of GFP Common Stock will receive in the Merger the same proportionate amount of Group Tech Common Stock such holder would have been entitled to receive if the Effective Time had been immediately prior to such Adjustment Event.

               [3] For purposes of this Plan, the "GTC Share Value" shall be $3.04 per share of Group Tech Common Stock.

     H. Fractional Shares. No scrip or fractional shares of Group Tech Common Stock shall be issued in the Merger. All fractional shares of Group Tech Common Stock to which a holder of GFP Common Stock immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of such stockholder's Certificate(s) that represent such shares of GFP Common Stock, to receive from Group Tech an amount in

                                     A-C-5
cash in lieu of such fractional share, based on the GTC Share Value.

     I. Person. For purposes of this Plan, "Person" means any individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity.

                                   ARTICLE 3
                                   ---------

                                  TERMINATION
                                  -----------

     Anything contained in this Plan notwithstanding, this Plan may be terminated and the Merger abandoned as provided in the Agreement.

                                   ARTICLE 4
                                   ---------

                             CONDITIONS PRECEDENT
                             --------------------

     The obligations of the parties to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement.

                                   ARTICLE 5
                                   ---------

                              GENERAL PROVISIONS
                              ------------------

     A. Law and Section Headings. This Plan shall be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky. Section headings are used in this Plan for convenience only and are to be ignored in the construction of the terms of this Plan.

     B. Modifications. The parties hereto may amend, modify or supplement this Plan in such manner as may be agreed by them in writing.

                                     A-C-6

     IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the date first above written.

                                            "GFP"

                                            GROUP FINANCIAL PARTNERS, INC.

                                            By: /s/ Jeffrey T. Gill
                                                -------------------------------
                                            Title: President and CEO
                                                   ----------------------------

                                            "GROUP TECH"

                                            GROUP TECHNOLOGIES CORPORATION

                                            By: /s/ Thomas W. Lovelock
                                                -------------------------------
                                            Title: President and CEO
                                                   ----------------------------

                                     A-C-7

                                                                      APPENDIX B

                           KENTUCKY REVISED STATUTES

                        SUBTITLE 13. DISSENTERS' RIGHTS

                RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

          271B.13-010. DEFINITIONS. As used in this subtitle:

          (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

          (3) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), "fair value" shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

          (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (7) "Shareholder" means the record shareholder or the beneficial shareholder. (Enact. Acts 1988, ch. 23, (S)123, effective January 1, 1989.)

          271B.13-020. RIGHT TO DISSENT. (1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party:

     1. If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

     2. If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

          (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

     1. Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

     2. Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

     3. Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

     4. Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

          (e) Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

          (f) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

          (2) A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation. (Enact. Acts 1988, ch. 23, (S)124, effective January 1, 1989.)

          271B.13-030. DISSENT BY NOMINEE AND BENEFICIAL OWNERS. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

          (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (a) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. (Enact. Acts 1988, ch. 23, (S)125, effective January 1, 1989.)


                 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

          271B.13-200. NOTICE OF DISSENTERS' RIGHTS. (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders' meeting upon request of that shareholder.

          (2) If corporate action creating dissenters' rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in KRS 271B.13-220. (Enact. Acts 1988, ch. 23, (S)126, effective January 1, 1989.)

          271B.13-210. NOTICE OF INTENT TO DEMAND PAYMENT. (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (a) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (b) Shall not vote his shares in favor of the proposed action.

          (2) A shareholder who does not satisfy the requirements of subsection
(1) of this section shall not be entitled to payment for his shares under this chapter. (Enact. Acts 1988, ch. 23, (S)127, effective January 1, 1989.)

          271B.13-220. DISSENTERS' NOTICE. (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

          (2) The dissenters' notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

          (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

          (e) Be accompanied by a copy of this subtitle. (Enact. Acts 1988, ch. 23, (S)128, effective January 1, 1989.)

          271B.13-230. DUTY TO DEMAND PAYMENT. (1) A shareholder who is sent a dissenters' notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

          (2) The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

          (3) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, shall not be entitled to payment for his shares under this subtitle. (Enact. Acts 1988, ch. 23, (S)129, effective January 1, 1989.)

          271B.13-240. SHARE RESTRICTIONS. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

          (2) The person for whom dissenters' rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. (Enact. Acts 1988, ch. 23, (S)130, effective January 1, 1989.)

          271B.13-250. PAYMENT. (1) Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

          (2) The payment shall be accompanied by:

          (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (b) A statement of the corporation's estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated; and

          (d) A statement of the dissenter's right to demand payment under KRS 271B.13-280. (Enact. Acts 1988, ch. 23, (S)131, effective January 1, 1989.)

          271B.13-260. FAILURE TO TAKE ACTION. (1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

          (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under KRS 271B.13-220 and repeat the payment demand procedure. (Enact. Acts 1988, ch. 23, (S)132, effective January 1, 1989.)

          271B.13-270. AFTER-ACQUIRED SHARES. (1) A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

          (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under KRS 271B.13-280. (Enact. Acts 1988, ch. 23, (S)133, effective January 1, 1989.)

          271B.13-280. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. (1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation's offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

          (a) The dissenter believes that the amount paid under KRS
271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (b) The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

          (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

          (2) A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection
(1) of this section within thirty (30) days after the corporation made or offered payment for his shares. (Enact. Acts 1988, ch. 23, (S)134, effective January 1, 1989.)

                         JUDICIAL APPRAISAL OF SHARES

          271B.13-300 COURT ACTION. (1) If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

          (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

          (3) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

          (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

          (5) Each dissenter made a party to the proceeding shall be entitled to judgment:

          (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

          (b) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270. (Enact. Acts 1988, ch. 23, (S)135, effective January 1, 1989.)

          271B.13-310. COURT COSTS AND COUNSEL FEES. (1) The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

          (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280; or

          (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

          (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (Enact. Acts 1988, ch. 23, (S)136, effective January 1, 1989.)

                                                                      APPENDIX C

                       FLORIDA BUSINESS CORPORATION ACT

     607.1301 DISSENTERS' RIGHTS; DEFINITIONS. -- The following definitions apply to ss. 607.1302 and 607.1320:

     (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

     607.1302 RIGHT OF SHAREHOLDERS TO DISSENT.

     (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party:

          1. If the shareholder is entitled to vote on the merger, or

          2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

     (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

     (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

     (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

     (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

          1. Altering or abolishing any preemptive rights attached to any of his shares;

          2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

          3. Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

          4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

          5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

          6. Reducing the stated dividend preference of any of his preferred shares; or

          7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

     (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

     (2) A shareholder dissenting from any amendment specified in paragraph
(l)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

     (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

     (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

     (1) (a) If a proposed corporate action creating dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

     1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

     2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

          (b) If proposed corporate action creating dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

     (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph
(1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

     (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

     (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

          (a) Such demand is withdrawn as provided in this section;

          (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

          (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

          (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

     (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

          (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

          (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

     (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

     (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

     (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                                                      APPENDIX D


                              FOURTH AMENDMENT TO
             THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                        GROUP TECHNOLOGIES CORPORATION


     GROUP TECHNOLOGIES CORPORATION, a corporation organized and operating under the laws of the State of Florida (the "Corporation"), hereby certifies as follows:

     Pursuant to a meeting of the Board of Directors of the Corporation, duly and regularly held on September 12, 1997, and pursuant to the action taken by a majority of the holders of the outstanding common stock of the Corporation at a special shareholder's meeting duly held on _____________________, 1998, a fourth amendment to the Amended and Restated Articles of Incorporation of the Corporation was adopted which deletes Article IV in its entirety and substitutes the following in lieu thereof:

                                  "ARTICLE IV

                                 Capital Stock
                                 -------------

          The total number of shares which are authorized to be issued by the corporation is 60,000,000 shares of common stock having a $.01 par value ("Common Stock"), and 1,000,000 shares of preferred stock having $.01 par value ("Preferred Stock").

          A description of the foregoing class of stock of the corporation and a statement of the voting powers, preferences and relative rights and the qualifications, limitations or restrictions granted to or imposed upon the shares of each class is as follows:

                                  Paragraph I
                                  -----------

                                Preferred Stock
                                ---------------

     A. Authority is hereby vested in the Board of Directors, by resolution, to divide any or all of the authorized shares of Preferred Stock into series and, within the limitations imposed by law and these Articles of Incorporation, to fix and determine as to each such series.

          (1) The voting rights and powers, if any, of the holders of shares of such series;

          (2)  The number of shares and designation of such series;

          (3)  The annual dividend rate;

          (4) The prices at, and the terms and conditions on which shares of such series may be redeemed;

          (5) The amounts payable on shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

          (6) The terms, if any, upon which shares of such series may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices and the rate of conversion or exchange, any adjustments thereof, and all other terms and conditions;

          (7) The sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

          (8) Such other provisions as may be fixed by the Board of Directors of the corporation pursuant to the Florida Business Corporation Act.

     B. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     C. The corporation may at any time permitted by the resolution adopted by the Board of Directors providing for the issue of any series of Preferred Stock and at the redemption price or prices and on the terms and conditions stated in said resolution, redeem the whole or any part of the series of Preferred Stock at the time outstanding.

     D. Except when otherwise herein or by statute specifically provided, or except as provided by the resolution adopted by the Board of Directors providing for the issue of any series, the holders of shares of Preferred Stock shall not be entitled to vote at the election of directors or on any question arising at any meeting of shareholders of the corporation.

     E. To the extent permitted by the Florida Business Corporation Act, the shares of Preferred Stock shall be convertible into other shares of the capital stock of this corporation upon such terms and conditions and at such rates of conversion or exchange as may be provided by the resolution adopted by the Board of Directors providing for the issue of any series.

                                 Paragraph II
                                 ------------

                                 Common Stock
                                 ------------

     A. Subject to the preferential rights of Preferred Stock, such dividends (either in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time in accordance with the Florida Business Corporation Act.

     B. Except when otherwise by statute specifically provided, and except to the extent qualified or limited by the preferential voting rights of any shares of Preferred Stock, the holders of the Common Stock shall be entitled to one vote for each share of Common Stock standing in their names on the books of the corporation at the election of directors and on any question arising at any meeting of shareholders of the corporation.

                                 Paragraph III
                                 -------------

                                    General
                                    -------

     A. No holder of shares of the corporation of any class, as such, shall have any preemptive right to subscribe to stock, obligations, warrants, subscription rights or other securities of the corporation of any class, regardless of when authorized.

     B. For the purposes of this Article VI and of any resolution of the Board of Directors providing for the issue of any series of Preferred Stock or of any articles of amendment filed with the Department of State of the State of Florida (unless otherwise expressly provided in any such resolution or articles) any class or classes of stock of the corporation shall be deemed to rank junior to any other class or classes if the rights of the holders thereof shall be subject or subordinate to the rights of the holders or shares of such other class or classes in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up."

     As required pursuant to Florida Statues (S)607.1006(1)(f), the undersigned hereby attest that the number of votes cast for the amendment by the shareholders was sufficient for approval.


     WHEREUPON, at Tampa, Florida this ______th day of ______________, 1998, the Corporation hereby certifies accordingly, under its corporate seal and the hands of its President and Secretary, so that, on the filing hereof, the Amended and Restated Articles of Incorporation shall be deemed amended accordingly.

                                       GROUP TECHNOLOGIES
                                       CORPORATION, a Florida Corporation

ATTEST:

By:                                    By:
    -------------------------              ------------------------------
     , Secretary                            , President

                                  APPENDIX E


February 4, 1998

Special Committee of the Board of Directors
Group Technologies Corporation
10901 Malcolm McKinley Drive
Tampa, Florida  33612

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding Common Stock, par value $.01 per share (the "Common Stock"), of Group Technologies Corporation (the "Company"), other than Group Financial Partners, Inc. ("GFP") (such shareholders being collectively referred to herein as the "Unaffiliated Shareholders"), of the series of transactions, contemplated by the Fourth Amended and Restated Agreement and Plan of Reorganization (the "Agreement") by and among GFP; Bell Technologies, Inc., a subsidiary of GFP ("Bell"); Tube Turns Technologies, Inc., a subsidiary of GFP ("Tube Turns"); and the Company. For purposes of this opinion, we have assumed that the draft Agreement in the form previously provided to us will not vary in any material respect from the Agreement to be signed by the parties thereto.

     The Agreement provides for, among other things, the merger of GFP with and into the Company (the "GFP Merger"); the merger of Tube Turns with and into a wholly-owned subsidiary of the Company (the "Tube Turns Merger"); and the merger of Bell with and into a wholly-owned subsidiary of the Company (the "Bell Merger"; the GFP Merger, the Tube Turns Merger, and the Bell Merger are collectively referred to herein as the "Merger Transactions"). In the Merger Transactions, the Company will issue shares of Common Stock to the shareholders (other than the Company) of GFP, Tube Turns, and Bell. The terms and conditions of the Merger Transactions are more fully set forth in the Agreement. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

     J. C. Bradford & Co., LLC, as part of its investment banking business, engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the proposed Merger Transactions and will receive a fee from the Company for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion.

     In conducting our analyses and arriving at our opinion, we have considered such financial and other information as we deemed appropriate including, among other things, the following; (i) the proposed Agreement, draft dated January 6, 1998; (ii) the historical and current financial

Special Committee of the Board of Directors
February 4, 1998
Page 2

position and results of operations of the Company as set forth in its periodic reports and proxy materials filed with the Securities and Exchange Commission and the historical and current financial position and results of operations of each of GFP, Tube Turns, Bell and Datatape, Incorporated ("Datatape") as set forth in its audited and unaudited financial statements, (iii) certain internal operating data and financial analyses and forecasts of each of the Company, GFP, Bell, Tube Turns and Datatape for the years beginning January 1, 1997 and ending December 31, 2001, prepared by its respective senior management; (iv) certain financial and securities trading data of certain other companies, the securities of which are publicly traded, that we believed to be comparable to the Company, Tube Turns, and Bell or relevant to the transaction; (v) the financial terms of certain other transactions that we believed to be relevant; (vi) reported price and trading activity for the shares of Common Stock; and (vii) such other financial studies, analyses, and investigations as we deemed appropriate for purposes of our opinion. We also have held discussions with members of the senior management of the Company, GFP, Bell, Tube Turns and Datatape regarding the past and current business operations, financial condition, and future prospects of the Company, GFP, Bell, Tube Turns and Datatape.

     We have taken into account our assessment of general economic, market, and financial and other conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the industries in which the Company, GFP, Bell, and Tube Turns operate generally. Our opinion is necessarily based upon the information made available to us and conditions as they exist and can be evaluated as of the date hereof.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of our opinion and have not assumed any responsibility for, nor undertaken an independent verification of, such information. With respect to the internal operating data and financial analyses and forecasts supplied to us, we have assumed that such data, analyses, and forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's, GFP's, Bell's, and Tube Turns' respective senior management as to the recent and likely future performance of their respective company. Accordingly, we express no opinion with respect to such analyses or forecasts or the assumptions on which they are based. In addition, we were not asked to consider and our opinion does not address the relative merits of the proposed Merger Transactions as compared to any other transactions in which the Company might engage. Furthermore, we have not conducted a physical inspection of all of the properties and facilities of GFP, Bell, or Tube Turns, and we have not made an independent evaluation or appraisal of the assets and liabilities of the Company, GFP, Bell, or Tube Turns or any of their respective subsidiaries or affiliates and have not been furnished with any such evaluation or appraisal.

Special Committee of the Board of Directors
February 4, 1998
Page 3


     The Company is entitled to reproduce this opinion, in whole or in part, in any proxy statement circulated in connection with the Group Tech Stockholder Approval as required by applicable law or appropriate; provided, that any excerpt from or reference to this opinion (including any summary thereof) in such document must be approved by us in advance in writing. Notwithstanding the foregoing, this opinion does not constitute a recommendation to any holder of shares of Common Stock to vote in favor of the Merger Transactions. We were engaged by the Special Committee of the Board of Directors of the Company to render this opinion, upon the Special Committee's request, in connection with the discharge of its fiduciary obligations. We have advised the Special Committee of the Board of Directors that we do not believe that any person (including a stockholder of the Company) other than the Special Committee of the Board of Directors has the legal right to rely upon this opinion for any claim arising under state law and that, should any such claim be brought against us, this assertion will be raised as a defense. In the absence of governing authority, this assertion will be resolved by the final adjudication of such issue by a court of competent jurisdiction. Resolution of this matter under state law, however, will have no effect on the rights and responsibilities of any person under the federal securities laws or on the rights and responsibilities of the Company's Board of Directors under applicable state law.

     Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Merger Transactions are fair to the Unaffiliated Shareholders from a financial point of view.

                                       Sincerely,


                                       /S/ J.C. BRADFORD & CO., LLC

                                                                      APPENDIX F


                              FIFTH AMENDMENT TO
             THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                        GROUP TECHNOLOGIES CORPORATION

     GROUP TECHNOLOGIES CORPORATION, a corporation organized and operating under the laws of the State of Florida (the "Corporation"), hereby certifies as follows:


     Pursuant to a meeting of the Board of Directors of the Corporation, duly and regularly held on September 12, 1997, and pursuant to the action taken by a majority of the holders of the outstanding common stock of the Corporation at a special shareholder's meeting duly held on ______________________, 1998, a fifth amendment to the Amended and Restated Articles of Incorporation of the Corporation was adopted which deletes Article IV in its entirety and substitutes the following in lieu thereof:

                                  "ARTICLE IV

                                 Capital Stock
                                 -------------

          The total number of shares which are authorized to be issued by the corporation is 15,000,000 shares of common stock having a $.01 par value ("Common Stock"), and 1,000,000 shares of preferred stock having $.01 par value ("Preferred Stock").

          A description of the foregoing class of stock of the corporation and a statement of the voting powers, preferences and relative rights and the qualifications, limitations or restrictions granted to or imposed upon the shares of each class is as follows:

                                  Paragraph I
                                  -----------

                                Preferred Stock
                                ---------------

          A. Authority is hereby vested in the Board of Directors, by resolution, to divide any or all of the authorized shares of Preferred Stock into series and, within the limitations imposed by law and these Articles of Incorporation, to fix and determine as to each such series.

               (1) The voting rights and powers, if any, of the holders of shares of such series;

               (2)  The number of shares and designation of such series;

               (3)  The annual dividend rate;

               (4) The prices at, and the terms and conditions on which shares of such series may be redeemed;

               (5) The amounts payable on shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

               (6) The terms, if any, upon which shares of such series may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices and the rate of conversion or exchange, any adjustments thereof, and all other terms and conditions;

               (7) The sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

               (8) Such other provisions as may be fixed by the Board of Directors of the corporation pursuant to the Florida Business Corporation Act.

          B. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

          C. The corporation may at any time permitted by the resolution adopted by the Board of Directors providing for the issue of any series of Preferred Stock and at the redemption price or prices and on the terms and conditions stated in said resolution, redeem the whole or any part of the series of Preferred Stock at the time outstanding.

          D. Except when otherwise herein or by statute specifically provided, or except as provided by the resolution adopted by the Board of Directors providing for the issue of any series, the holders of shares of Preferred Stock shall not be entitled to vote at the election of directors or on any question arising at any meeting of shareholders of the corporation.

          E. To the extent permitted by the Florida Business Corporation Act, the shares of Preferred Stock shall be convertible into other shares of the capital stock of this corporation upon such terms and conditions and at such rates of conversion or exchange as may be provided by the resolution adopted by the Board of Directors providing for the issue of any series.

                                 Paragraph II
                                 ------------

                                 Common Stock
                                 ------------

          A. Subject to the preferential rights of Preferred Stock, such dividends (either in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time in accordance with the Florida Business Corporation Act.

          B. Except when otherwise by statute specifically provided, and except to the extent qualified or limited by the preferential voting rights of any shares of Preferred Stock, the holders of the Common Stock shall be entitled to one vote for each share of Common Stock standing in their names on the books of the corporation at the election of directors and on any question arising at any meeting of shareholders of the corporation.

                                 Paragraph III
                                 -------------

                                    General
                                    -------

          A. No holder of shares of the corporation of any class, as such, shall have any preemptive right to subscribe to stock, obligations, warrants, subscription rights or other securities of the corporation of any class, regardless of when authorized.

          B. For the purposes of this Article VI and of any resolution of the Board of Directors providing for the issue of any series of Preferred Stock or of any articles of amendment filed with the Department of State of the State of Florida (unless otherwise expressly provided in any such resolution or articles) any class or classes of stock of the corporation shall be deemed to rank junior to any other class or classes if the rights of the holders thereof shall be subject or subordinate to the rights of the holders or shares of such other class or classes in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up.

          C. Upon this Amendment to the Articles of Incorporation of Group Technologies Corporation becoming effective pursuant to the Florida Business Corporation Act, (the "Effective Time"), each outstanding share of Common Stock, par value $0.01 per share ("Existing Stock"), shall thereupon be reclassified and changed into one-fourth (1/4) of one share of Common Stock, par value $0.01 per share ("New Stock"). Upon such Effective Time, each holder of Existing Stock shall thereupon automatically be and become the holder of one-fourth of one share of New Stock for every share of Existing Stock then held by such holder. Upon such Effective Time, each certificate formerly representing a stated number of shares of Existing Stock shall thereupon be a certificate for and shall represent one-fourth of the number of shares of New Stock as is stated in such certificate. As soon as practicable after such Effective Time, shareholders as of the date of the reclassification will be notified thereof, and, upon delivery of their certificates for Existing Stock to the Corporation, will be sent stock certificates representing their shares of New Stock, rounded up to the nearest whole number. No fractional shares for Existing Stock will be issued in connection with the stock split. In addition, appropriate entries shall be made in the accounting records of the Corporation."

     As required pursuant to Florida Statues (S)607.1006(1)(f), the undersigned hereby attest that the number of votes cast for the amendment by the shareholders was sufficient for approval. Further, the undersigned acknowledge that the amendment provides for a reclassification of issued shares. As required pursuant to Florida Statues (S)607.1025(7), the undersigned hereby attest that this Amendment does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the combination exceeding the percentage of authorized shares that were unissued before the combination.


     WHEREUPON, at Tampa, Florida this ______th day of ______________, 1998, the Corporation hereby certifies accordingly, under its corporate seal and the hands of its President and Secretary, so that, on the filing hereof, the Amended and Restated Articles of Incorporation shall be deemed amended accordingly.

                                       GROUP TECHNOLOGIES
                                       CORPORATION, a Florida Corporation

ATTEST:

By:                                    By:
    ---------------------------            ------------------------------
     , Secretary                            , President

                                                                      APPENDIX G

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Plan of Merger") made this 22nd day of September, 1997 between GROUP TECHNOLOGIES CORPORATION, a Florida corporation having an address of 10901 Malcolm McKinley Drive, Tampa, Florida 33612 ("GTC"), and SYPRIS SOLUTIONS, INC., a Delaware corporation having an address of 455 South Fourth Street, Louisville, Kentucky 40202 ("Sypris").

     WHEREAS, GTC has authorized capital stock consisting of 40,000,000 shares of common stock, par value $.01 per share, which is proposed to be increased to 60,000,000 shares, and then proposed to be reduced by a 1 for 4 reverse stock split (the "Reverse Stock Split") to 15,000,000 shares, of which 16,220,629 shares have been duly issued and are now outstanding; and 1,000,000 shares of preferred stock, par value $.01 per share, of which 250,000 shares are issued and outstanding and which will be converted into common stock, par value $.01 per share, of GTC prior to the effectiveness of this merger; and

     WHEREAS, Sypris has an authorized capital stock consisting of 20,000,000 shares of common stock, par value $.01 per share, of which 1,000 shares have been duly issued and are now outstanding and owned by GTC; 10,000,000 shares of nonvoting common stock, par value $.01 per share, of which no shares are issued and outstanding; and 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding; and

     WHEREAS, the Board of Directors of GTC and Sypris, respectively, deem it advisable and generally to the advantage and welfare of the two corporate parties and their respective shareholders to effect this Plan of Merger, for the general welfare and advantage of their respective shareholders, under which plan GTC would be merged with and into Sypris, in accordance with the terms of this Plan of Merger, and pursuant to the provisions of the Florida Business Corporation Act (the "FBCA") and of the General Corporation Law of the State of Delaware (the "GCL").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

     1. THE MERGER. Upon the terms and conditions set forth in this Plan of Merger, at the Effective Time, as hereinafter defined, GTC shall be merged with and into Sypris (the "Merger") in accordance with the provisions of and with the effect provided in the FBCA and the GCL. The terms of the Merger shall be as set forth in this Plan.

     2. EFFECTIVE TIME OF MERGER. Upon the terms and conditions set forth in this Plan, Articles of Merger (the "Articles of Merger") shall be duly prepared and executed by GTC and Sypris, and thereafter delivered to the Secretary of State of the State of Florida and the Secretary of State of the State of Delaware for filing. The Merger shall become effective upon the filing with the

Florida Secretary of State and the Delaware Secretary of State (the "Effective Time").

     3. SURVIVING CORPORATION. Sypris (sometimes referred to herein as the "Surviving Corporation") shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of GTC shall cease forthwith upon the Effective Time.

     4. SYPRIS CAPITAL STOCK. At the Effective Time, the common stock of Sypris presently issued and outstanding shall be cancelled and extinguished.

     5. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Sypris, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation following the Effective Time unless and until the same shall be amended or repealed in accordance with the provisions thereof.

     6. BYLAWS. The Bylaws of Sypris as they exist on the Effective Time shall be the Bylaws of the Surviving Corporation following the Effective Time unless and until the same shall be amended or repealed in accordance with the provisions thereof.

     7. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of the Surviving Corporation immediately after the Effective Time of the Merger shall be those persons who were the members of the Board of Directors and the officers, respectively, of Sypris immediately prior to the Effective Time of the Merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

     8. CONVERSION OF SHARES OF GTC. Each of the shares of GTC common stock (the "Shares") issued and outstanding immediately prior to the Effective Time, and assuming the prior effectiveness of the Reverse Stock Split, shall, automatically, by virtue of the Merger and at the Effective Time, be exchanged for and converted into, without any further notice to or on the part of the holder thereof, one share of the common stock, $.01 par value per share, of Sypris. At and after the Effective Time, the former holders of Shares shall be entitled only to the consideration provided for in this Section 8. From and after the Effective Time, certificates previously representing the Shares shall represent shares of common stock, $.01 par value, of Sypris.

     9. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION. At and after the Effective Time of the Merger, the Surviving Corporation shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private and all of the property, real, personal, and mixed of each of the parties hereto; all debts due to GTC on whatever account shall be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of the Surviving Corporation as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in the Surviving Corporation shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, limited in lien to the property affected by such lien at the effective time of the Merger; and all debts, liabilities, and duties of the respective parties hereto shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

     10. LAW AND SECTION HEADINGS. This Plan of Merger shall be construed and interpreted in accordance with the laws of the State of Delaware. Section headings are used in this Plan of Merger for convenience only and are to be ignored in the construction of the terms of this Plan of Merger.

     11. TERMINATION. Anything contained in this Plan notwithstanding and notwithstanding adoption hereof by the stockholders of GTC, this Plan may be terminated and the Merger abandoned by mutual agreement of the parties.

     12. MODIFICATIONS. The parties hereto may amend, modify or supplement this Plan, before or after approval thereof by the stockholders of GTC, in such manner as may be agreed by them in writing.

     IN WITNESS WHEREOF each of the parties hereto, pursuant to authority duly granted by the Board of Directors, has caused this Plan of Merger to be executed by its authorized officer.

                                GROUP TECHNOLOGIES CORPORATION


                                By: /s/ Thomas W. Lovelock
                                   --------------------------------------
                                Title: President and Chief Executive
                                      -----------------------------------
                                       Officer
                                      -----------------------------------


                                SYPRIS SOLUTIONS, INC.



                                By: /s/ Jeffrey T. Gill
                                   --------------------------------------
                                Title: President and Chief Executive
                                      -----------------------------------
                                       Officer
                                      -----------------------------------

                                                                      APPENDIX H

                          CERTIFICATE OF INCORPORATION
                                       OF
                             SYPRIS SOLUTIONS, INC.


          The undersigned Incorporator, for the purpose of forming a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST:  Name.  The name of the Corporation is Sypris Solutions, Inc.

     SECOND: Registered Office and Registered Agent. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The Registered Agent at the same address is The Corporation Trust Company.

     THIRD: Purposes. The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: Incorporator. The name and mailing address of the incorporator is Dana M. Dembkowski, 1209 Orange Street, Wilmington, Delaware 19801.

     FIFTH:  Capital Stock.

     I. Authorized Capital Stock. The total number of shares which are authorized to be issued by the Corporation is 20,000,000 shares of common stock having a $.01 par value per share ("Common Stock"), 10,000,000 shares of nonvoting common stock having a $.01 par value per share ("Nonvoting Common Stock"), and 1,000,000 shares of preferred stock having a $.01 par value per share ("Preferred Stock").

          A description of the foregoing classes of stock of the Corporation and a statement of the voting powers, preferences and relative rights and the qualifications, limitations or restrictions granted to or imposed upon the shares of each class is as follows:

     II.  Preferred Stock

          A. Authority is hereby vested in the Board of Directors, by resolution, to divide any or all of the authorized shares of Preferred Stock into series and, within the limitations imposed by law and this Certificate of Incorporation, to fix and determine as to each such series:

              [1] The voting rights and powers, if any, of the holders of shares of such series;

              [2]  The number of shares and designation of such series;

              [3]  The annual dividend rate;

              [4] The prices at, and the terms and conditions on which, shares of such series may be redeemed;

              [5] The amounts payable on shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

              [6] The terms, if any, upon which shares of such series may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices and the rate of conversion or exchange, any adjustments thereof, and all other terms and conditions;

              [7] The sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

              [8] Such other provisions as may be fixed by the Board of Directors of the Corporation pursuant to the Delaware General Corporation Law.

          B. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

          C. The Corporation may at any time permitted by the resolution adopted by the Board of Directors providing for the issue of any series of Preferred Stock and at the redemption price or prices and on the terms and conditions stated in said resolution, redeem the whole or any part of the shares of any series of Preferred Stock at the time outstanding.

          D. Except when otherwise herein or by statute specifically provided, or except as provided by the resolution adopted by the Board of Directors providing for the issue of any series, the holders of shares of Preferred Stock shall not be entitled to vote at the election of directors or on any question arising at any meeting of stockholders of the Corporation.

          E. To the extent permitted by the Delaware General Corporation Law, the shares of Preferred Stock shall be convertible into other shares of the capital stock of this Corporation upon such terms and conditions and at such rates of conversion or exchange as may be provided by the resolution adopted by the Board of Directors providing for the issue of any series.

     III. Common Stock and Nonvoting Common Stock. The Common Stock and Nonvoting Common Stock are identical, in all respects, except as follows:

          A. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a stockholders' vote, while no shares of Nonvoting Common Stock shall have any voting rights, except for those voting rights required by the Delaware General Corporation Law.

          B. Subject to the limitations prescribed herein, holders of the Common Stock and Nonvoting Common Stock shall participate equally in any dividends (payable in cash, stock or property) and stock splits, when and as declared by the Board of Directors, out of assets of the Corporation legally available therefor; provided, however, that, in the event of a stock split, or a pro rata stock dividend of like shares declared on outstanding shares, the holders of Common Stock shall receive shares of Common Stock and the holders of Nonvoting Common Stock shall receive shares of Nonvoting Common Stock.

          C. In the event the Corporation is liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Common Stock and Nonvoting Common Stock shall participate equally in any distribution. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph.

          D. If at any time while there are shares of Common Stock and Nonvoting Common Stock issued and outstanding, it shall be determined by the Board of Directors, in its sole discretion, that legislation or regulations are enacted or any judicial or administrative determination is made which would prohibit the quotation, listing, or trading of the Corporation's Common Stock or Nonvoting Common Stock on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System, or would otherwise have a material adverse effect on the Corporation, in any such case due to the Corporation having more than one class of common shares outstanding, then the Board of Directors may by reversion convert all outstanding Nonvoting Common Stock into Common Stock on a share-for-share basis. To the extent practicable, notice of such conversion of Nonvoting Common Stock specifying the date fixed for said conversion shall be mailed, postage prepaid, at least 10 days but not more than 30 days prior to said conversion date to the holders of record of shares of Common Stock and Nonvoting Common Stock at their respective addresses as the same shall appear on the books of the Corporation; provided, however, that no failure or inability to provide such notice shall limit the authority or ability of the Board of Directors to convert all outstanding Nonvoting Common Stock into Common Stock. Immediately prior to the close of business on said conversion date (or, if said conversion date is not a business day, on the next succeeding business day) each outstanding share of Nonvoting Common Stock shall thereupon automatically be converted into a share of Common Stock and each certificate theretofore representing shares of Nonvoting Common Stock shall thereupon and thereafter represent a like number of shares of Common Stock.

     IV.  General.

          A. No holder of shares of the Corporation of any class, as such, shall have any preemptive right to subscribe for stock, obligations, warrants, subscription rights or other securities of the Corporation of any class, regardless of when authorized.

          B. For the purposes of this Article FIFTH and of any resolution of the Board of Directors providing for the issue of any series of Preferred Stock or of any certificate of amendment filed with the Secretary of State of the State of Delaware (unless otherwise expressly provided in any such resolution or certificate), any class or classes of stock of the Corporation shall be deemed to rank junior to any other class or classes if the rights of the holders thereof shall be subject or subordinate to the rights of the holders of shares of such other class or classes in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up.

     SIXTH: Directors. The affairs of the Corporation are to be conducted by a Board of Directors of not fewer than three (3) nor more than twelve (12) members, the number to be set by the directors as provided in the bylaws. The Board of Directors shall have the power to increase or decrease the number of directors on the Board of Directors last approved by the stockholders pursuant to and in accordance with the limitations provided by Delaware law; provided, however, that at no time shall the number of directors be fewer than three (3) nor more than twelve (12) without amendment of this Article. Any additional director or directors elected to fill a vacancy shall be elected by the vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office for a term that shall expire at the time of the next annual meeting of stockholders at which directors are elected. In no case will a decrease in the number of directors shorten the term of any incumbent director.

     SEVENTH: Stockholder Nomination of Director Candidates. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely written notice of such nomination or nominations has been given to the Secretary of the Corporation. To be timely, such notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Each such notice to the Secretary shall set forth: (a) the name, age and address of the stockholder who intends to make the nomination; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated by the Board of Directors; and (f) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     EIGHTH: Call of Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Directors in writing, or by the holders of not less than fifty percent (50%) of all shares entitled to cast votes at the meeting. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

     NINTH: Elimination of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this Article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     TENTH: Bylaws. The bylaws for the Corporation may be adopted, amended and repealed by the Board of Directors, subject to repeal or change by action of the stockholders.

     ELEVENTH:      Right to Indemnification.

          A. Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

          B. Prepayment of Expenses. The Corporation shall pay the expenses of directors and executive officers of the Corporation, and may pay the expenses of all other officers, employees or agents of the Corporation, incurred in defending any proceeding, in advance of its final disposition, provided, however, that the payment of expenses incurred by a director, officer, employee or agent in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that the director, officer, employee or agent is not entitled to be indemnified under this Article ELEVENTH or otherwise.

          C. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          D. Non-Exclusivity of Rights. The rights conferred on any person by this Article ELEVENTH shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          E. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

          F. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article ELEVENTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     TWELFTH: Election of Directors. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.


     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of September, 1997.


                                          By: /s/ Dana M. Dembkowski
                                             ----------------------------------

                                                                      APPENDIX I

                                   BYLAWS OF

                            SYPRIS SOLUTIONS, INC.


                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

          The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The principal office of the corporation shall be located in Louisville, Kentucky. The corporation may have such other offices as the business of the corporation may require from time to time.

                                  ARTICLE II
                                  ----------

                                 STOCKHOLDERS
                                 ------------

     SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders shall be held between January 1st and December 31st of each year, beginning with the year 1998, on such date and at such hour as may be specified in the Notice of Meeting or in a duly executed Waiver of Notice thereof, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next business day which is not a legal holiday. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders to be held as soon thereafter as may be convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders of the corporation may be called in accordance with the corporation's certificate of incorporation.

     SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Delaware as the place of meeting for any annual meeting, or any place either within or without the State of Delaware as the place of meeting for any special meeting called by the Board of Directors.

     If no designation is made, or if a special meeting be called by other than the Board of Directors, the place of meeting shall be the principal office of the corporation in the State of Kentucky, except as provided in Section 5 of this Article.

     SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by telegraph, teletype or other form of wire or wireless communication, or by mail or private carrier, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting, except when a longer period of time is required by statute. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation, with first class postage thereon prepaid.

     SECTION 5. MEETING OF ALL STOCKHOLDERS. If all of the stockholders shall meet at any time and place, either within or without the State of Delaware, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, in which case the Board of Directors shall fix a new record date.

     SECTION 7. VOTING LISTS AND SHARE LEDGER. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     SECTION 8. QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. The stockholders present at a duly organized meeting can continue to do business for the remainder of the meeting and for any adjournment thereof until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, unless a new record date is or must be set for that adjourned meeting.

     SECTION 9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. A stockholder may revoke his proxy at any time prior to the establishment of a quorum at any meeting of stockholders. Such revocation shall be in writing and delivered to the secretary of the corporation prior to the time the presence of a quorum has been determined and declared.

     SECTION 10. ACTION BY CONSENT OF STOCKHOLDERS. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken, shall be dated and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such written consent(s) shall be delivered to the corporation by delivery to its principal office in Kentucky, its principal place of business, the corporate secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice must be given to those stockholders who have not consented in writing or who are not entitled to vote on the action.


                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed under the direction of a Board of Directors.

     SECTION 2. NUMBER AND TENURE. The number of directors of the corporation shall be not less than three (3) nor more than twelve (12). The Board of Directors may from time to time designate the number of directors which shall constitute the whole Board. The number of directors shall initially be eight
(8). Each director elected by the stockholders shall hold office for the term for which he is elected or until his successor shall have been elected and qualifies for the office, whichever period is longer.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5. NOTICE. Notice of any special meeting shall be given at least two (2) days prior thereto by telephone, by written notices delivered personally or mailed to each director at his address on file with the corporation, or by telegram or other form of electronic communication. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive and one or more other committees, including, without limitation, an audit committee and a compensation committee, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors to the extent permitted by the Delaware General Corporation Law, but no such committee shall have the authority of the Board of Directors to [a] approve or recommend to stockholders actions or proposals required by Delaware law to be approved by the stockholders; [b] fill vacancies on the Board of Directors or on any of its committees; [c] adopt, amend or repeal bylaws; [d] authorize or approve reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or [e] authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee (or senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

     SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall serve until the next stockholders' meeting at which directors are elected.

     SECTION 9. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors.

     SECTION 10. ACTION BY CONSENT OF DIRECTORS. Any action required or permitted to be taken at a meeting of the Board of Directors or at a meeting of a committee, may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by all of the directors, or all of the members of the committee, as the case may be, and included in minutes or filed with the corporate records.


                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

     SECTION 1. DESIGNATION OF OFFICERS. The officers of the corporation shall be a president, one or more vice presidents, a treasurer, a secretary, and such other officers, including, without limitation, a chairman of the board, a chief executive officer, one or more assistant treasurers and one or more assistant secretaries, as may be provided by the Board of Directors and elected in accordance with the provisions of this article.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed from office in the manner hereinafter provided.

     SECTION 3. REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 4. CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be chairman of the board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. The chairman of the board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

     SECTION 5. PRESIDENT. The Board of Directors shall appoint the president of the corporation. The president may sign, with the secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; he shall have authority to vote all shares of stock in other corporations owned by the corporation, unless the Board of Directors designates and appoints another person as proxy for the corporation; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. In the event the Board does not appoint a chief executive officer or in his absence or in the event of his inability or refusal to act, the president shall perform the duties of chief executive officer. The Board in its discretion may appoint the same member to the office of chairman of the board and president. When the member of the Board holds the office of chairman of the board and president, a vice chairman of the board shall be appointed to preside at any meeting of the Board at which the chairman is not present.

     SECTION 6. CHIEF EXECUTIVE OFFICER. The chief executive officer shall be the principal executive officer of the corporation and shall in general supervise and control all of the business affairs of the corporation and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. The Board in its discretion may appoint the same member to the office of chief executive officer and chairman of the board and/or president.

     SECTION 7. VICE PRESIDENT. The Board shall appoint as many vice presidents as it deems necessary and may designate one or more vice presidents as senior vice president of the corporation. Such senior vice president (or in the event no senior vice president is appointed, the vice president in the order designated at the time of their election or, in the absence of any designation, then in the order of their appointment) shall, in the absence of the president and chief executive officer or in the event of his or their inability or refusal to act, perform the duties of such office(s) and, when so acting, shall have all the powers of and be subject to all the restrictions upon such office(s). Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to them by the president or by the Board of Directors.

     SECTION 8. TREASURER. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: [a] have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; [b] in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or the Board of Directors.

     SECTION 9. SECRETARY. The secretary shall: [a] keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; [b] see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; [c] be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; [d] keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; [e] in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The secretary may also be designated as registrar of the corporation. Both the secretary and the registrar of the corporation shall have authority to sign with the president, or vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors, have general charge of the stock transfer books of the corporation and take all actions necessary for transfer of shares on the books of the corporation.

     SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries, as and if authorized by the Board of Directors, may sign with the president or vice president certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers and assistant secretaries in general shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the Board of Directors.


                                   ARTICLE V
                                   ---------

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized in advance or by ratification, by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ORDERS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                  ARTICLE VI
                                  ----------

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER
                  ------------------------------------------

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the president or vice president and by the secretary or an assistant secretary (including by facsimile signature) and may be sealed with the seal of the corporation or a facsimile thereof. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the corporation shall begin on the first day of January and end on the last day of December of each calendar year.


                                 ARTICLE VIII
                                 ------------

                               WAIVER OF NOTICE
                               ----------------

     Whenever any notice whatever is required to be given under the provisions of these bylaws, or under the provisions of the Certificate of Incorporation, or under the provisions of the corporation laws of the State of Delaware, waiver thereof in writing, signed by the person, or persons, entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE IX
                                  ----------

                              AMENDMENT OF BYLAWS
                              -------------------

          The Board of Directors may alter, amend or rescind the bylaws, subject to the rights of stockholders to replace or modify such actions.


                                   ARTICLE X
                                   ---------

                                   AUDITORS
                                   --------

          The corporation's books of account shall be examined annually by an independent firm of public accountants whose selection shall be made by the Board of Directors after recommendation by management. Upon completion of the examination by the auditors, a report shall be prepared and submitted to the Board of Directors.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

          GTC

          Article X of the Registrant's Amended and Restated Articles of Incorporation limits the liability of directors of the Registrant pursuant to the Florida Business Corporation Act (the "FBCA"). Under this Article, directors generally will be personally liable to the Registrant or it shareholders for monetary damages only for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of the law, for distributions made in violation of the FBCA, or for any transaction from which a director derives an improper personal benefit.

          Article XII of the Registrants Amended and Restated Articles of Incorporation and the Bylaws of the Registrant require the Registrant to indemnify each person against liability, and the reasonable cost or expense incurred by such person in such persons capacity as a director, officer, employee or agent of the Registrant, or in such persons like capacity with another entity at the request of the Registrant; provided, however, that no such person shall be indemnified against any such liability in connection with a proceeding in which such person has been adjudged liable on the basis that personal benefit was improperly received or if such indemnification would be prohibited by law. The Amended and Restated Articles of Incorporation and Bylaws of the Registrant further provide that the advancement of expenses incurred by such person and reimbursable thereunder prior to the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking, by or on behalf of such person, to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification.

          If a claim is not paid in full by the Registrant within ninety days after a written claim has been received, the person making the claim may bring suit against the Registrant to recover any unpaid amount. If the officer or director is successful, in whole or in part, he or she will be entitled to be paid the expense of prosecuting such claim.

          The circumstances under which Florida law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at Section 607.0850 of the FBCA.

          Generally, under Section 607.0850 of the FBCA, a corporation may indemnify any person made a party to a proceeding because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving in one of those capacities at another entity at the request of the Corporation, against liability incurred in the proceeding if:

          (a)  He or she acted in good faith; and

          (b) He or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation; and

          (c) In the case of any criminal proceeding, he or she had no reasonable cause to believe such conduct was unlawful.

     Indemnification or advancement of expenses shall not be made if a judgment or other final adjudication establishes that his or her actions or omissions to act were material to the cause of action and constitute:

     (a) A violation of the criminal law, unless such person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful;

     (b) A transaction from which such person derived an improper personal benefit;

     (c) In the case of a director, a director's approval of an unlawful distribution; or

     (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     Florida law requires corporations to indemnify officers, directors, employees or agents to the extent they are successful on the merits or otherwise in defense of any proceeding brought against such officer, director, employee or agent by reason of the fact that such person is or was an officer, director, employee or agent.

     In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.

     Sypris

     Pursuant to Article Ninth of the Delaware Certificate ("Article IX"), a director shall not be personally liable to Sypris or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Sypris or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of Sypris shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of
Article IX shall not adversely affect any right or protection of a director of Sypris existing at the time of such repeal or modification.

     Under Article Eleventh of the Delaware Certificate ("Article XI"), each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director, officer, employee or agent of Sypris or is or was serving at the request of Sypris as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by Sypris to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all liability and loss suffered and expenses reasonably incurred by such person.

     Expenses incurred by a director or executive officer of Sypris in defending any proceeding shall be paid by Sypris in advance of the final disposition of such proceeding (and in the case of all other officers, employees or agents of Sypris, Sypris may advance such expenses) only upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts so advanced in the event that it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified by the employee or agent as authorized in Article XI or otherwise.

     If a claim under Article XI is not paid in full by Sypris within 60 days after a written claim has been received by Sypris, the claimant may file suit to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. Sypris shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     The indemnification and advancement of expenses provided by Article XI shall not be deemed exclusive of any other rights to which a claimant may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Generally, under Section 145(a) of the DGCL, a corporation may indemnify any person made a party to a proceeding (other than an action by or in the right of the corporation ) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving in one of those capacities at another entity at the request of the corporation, against expenses reasonably incurred if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful. Under Section 145(b) of the DGCL, a corporation may indemnify any person made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving in one of those capacities at another entity at the request of the corporation, against expenses reasonably incurred in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances, such person is fairly and reasonably entitled to indemnification deemed proper by the court.

     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits of any proceeding referred to in subsection (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred in connection therewith.

Item 21. Exhibits and Financial Statement Schedules

     (a)  Exhibits:



Exhibit
Number     Note   Description
-------    ----   -----------

 2                Fourth Amended and Restated Agreement and Plan of
                  Reorganization (attached as Appendix A to the Joint Proxy
                  Statement/Prospectus forming a part of the Registration
                  Statement).

2.1        (1)    Purchase and Sale Agreement among Honeywell Inc., Defense
                  Communications Products Corporation (prior name of
                  Registrant), and Group Financial Partners, Inc. dated May 21,
                  1989.

2.2        (1)    Purchase and Sale Agreement among Alliant Techsystems Inc.,
                  MAC Acquisition I, Inc. and the Registrant dated December 31,
                  1992.


            2.3          (1)        Purchase and Sale Agreement among Philips
                                    Electronic North America Corporation and the
                                    Registrant dated June 25, 1993.

            2.4          (4)        Purchase Agreement among IBM-Brasil-
                                    Industria, Maquinas e Servicos, Ltda. and
                                    Group Technologies Suporte de Informatica
                                    Industria e Comercio Ltda. dated April 28,
                                    1995.

          2.4.1          (5)        Amendment dated July 18, 1995 to the
                                    Purchase Agreement among IBM-Brasil-
                                    Industria, Maquinas e Servicos, Ltda. and
                                    Group Technologies Suporte de Informatica
                                    Industria e Comercio Ltda. dated April 28,
                                    1995.

            2.5          (4)        Purchase and Sale Agreement among Metrum,
                                    Inc. and MountainGate Data Systems, Inc.
                                    dated May 3, 1995.

            2.6          (4)        Purchase and Sale Agreement among Metrum,
                                    Inc. and Sienna Imaging, Inc. dated June 6,
                                    1995.

            2.7          (6)        Asset Purchase Agreement among Metrum, Inc.,
                                    Registrant and F.W. Bell, Inc. dated
                                    February 9, 1996.

            2.8          (7)        Asset Purchase Agreement among Registrant,
                                    Teklogix Enterprises, Inc. and Teklogix
                                    International, Inc. dated March 22, 1996.

           2.10         (14)        Stock and Asset Purchase and Sale Agreement
                                    among Registrant, Group Technologies Mexican
                                    Holding Company, SCI Systems, Inc., SCI
                                    Systems de Mexico S.A. de C.V. and SCI
                                    Holdings, Inc. dated June 30, 1997.

            3.1          (1)        Amended and Restated Articles of
                                    Incorporation of the Registrant.

            3.2          (1)        Amended and Restated Bylaws of the
                                    Registrant.

            3.3          (1)        Articles of Amendment to the Amended and
                                    Restated Articles of Incorporation of the
                                    Registrant.

            3.4          (1)        Second Amendment to the Amended and Restated
                                    Articles of Incorporation of the Registrant.

            3.5         (11)        Third Amendment to the Amended and Restated
                                    Articles of Incorporation of the Registrant.

             5          (15)        Opinion of Fowler, White, Gillen, Boggs,
                                    Villareal and Banker, P.A. regarding
                                    legality.

             8                      Opinion of Wyatt, Tarrant & Combs

           10.1          (2)        Revolving Credit and Security Agreement
                                    between the Registrant and First Union
                                    Credit Corporation dated November 22, 1994.

           10.2          (3)        First Amendment to Revolving Credit and
                                    Security Agreement between Registrant and
                                    First Union Commercial Corporation dated
                                    March 29, 1995.

           10.3          (5)        Forbearance Agreement between the Registrant
                                    and First Union Commercial Corporation dated
                                    November 7, 1995.

           10.4          (7)        Amended and Restated Credit and Security
                                    Agreement between the Registrant and First
                                    Union Commercial Corporation dated March 29,
                                    1996.

         10.4.1          (9)        First Amendment to Amended and Restated
                                    Credit and Security Agreement, dated May 13,
                                    1996.

         10.4.2          (9)        Second Amendment to Amended and Restated
                                    Credit and Security Agreement, dated
                                    September 5, 1996.

10.4.3       (9)  Letter Agreement dated November 7, 1996 Pertaining to Amended and Restated Credit and Security Agreement.

10.4.4      (11)  Third Amendment to Amended and Restated Credit and Security
                  Agreement, dated March 28, 1997.

10.4.5      (15)  1997A Amended and Restated Loan Agreement between Bank One,
                  Kentucky, NA, BT Holdings, Inc., Bell Technologies, Inc., Tube
                  Turns Technologies, Inc., Group Technologies Corporation,
                  Metrum-D, Inc. and Group Financial Partners, Inc. dated
                  November 1, 1997 and effective November 14, 1997.

10.5        (1)   Form of U.S. Government Award/Contract.

10.6        (1)   Preferred Supplier Purchase Agreement for Circuit Card
                  Assembly between the Registrant and Honeywell, Inc. dated
                  July 1, 1990.

10.7        (1)   Purchase Order between the Registrant and Martin Marietta.

10.8        (1)   Standard OEM Purchase Agreement between Kulicke and Soffa
                  Industries, Inc. and Registrant dated March 16, 1993.

10.9        (1)   Purchase/Supply Agreement between Philips Circuit Assemblies and International Game Technology dated July 31, 1992.

10.10       (5)   Purchase Order between the Registrant and Lockheed Martin
                  Corporation dated September 21, 1995.

10.11      (11)   OEM Purchase Agreement between Instruments SA, Inc. and
                  Registrant dated December 11, 1996.

10.12       (1)   Cooperation and Licensing Agreement between Dauphin Technology
                  Incorporated and the Registrant dated August 11, 1993.

10.13       (1)   Master Lease Agreement between General Electric Capital
                  Corporation and the Registrant dated April 1, 1993.

10.14       (1)   Lease between Copelco Leasing Corporation and the Registrant dated April 20, 1993.

10.15       (1)   Master Rental Agreement and related documents between Hewlett-
                  Packard Company and the Registrant.

10.16       (1)   Master Equipment Lease Agreement between Ellco Leasing
                  Corporation and the Registrant dated November 9, 1990.

10.17       (1)   Master Lease Agreement between General Electric Capital
                  Corporation and the Registrant dated March 9, 1993.

10.18       (1)   Lease between John Hancock Mutual Life Insurance Company and
                  Honeywell, Inc. dated April 27, 1979; related Notice of
                  Assignment from John Hancock Mutual Life Insurance Company to
                  Sweetwell Industrial Associates, L.P., dated July 10, 1986;
                  related Assignment and Assumption of Lease between Honeywell,
                  Inc. and Defense Communications Products Corporation (prior name of Registrant) dated May 21, 1989; and related Amendment
                  I to Lease Agreement between Sweetwell Industries Associates,
                  L.P. and the Registrant dated October 25, 1991, regarding
                  Tampa Industrial park property.

10.19       (1)   Lease between the Registrant and TMC Properties, Inc. dated
                  August 24, 1994, regarding North 46th Street Property.

10.19.1     (4)   Amendment No.1 to Lease between Registrant and TMC Properties,
                  Inc. dated August 24, 1994 regarding North 46th Street
                  Property.

          10.20        (1)    Agreements between the Registrant and
                              International Brotherhood of Teamsters,
                              Chauffeurs, Warehousemen, and Helpers of America
                              Local Union No. 930 dated September 25, 1993.

          10.21        (1)    Agreements between the Registrant and
                              International Brotherhood of Teamsters,
                              Chauffeurs, Warehousemen, and Helpers of America
                              Local Union No. 930 dated November 22, 1994.

          10.22        (1)    Group Technologies Corporation Stock Option Plan,
                              as amended.

          10.22.1     (10)    Group Technologies Corporation Stock Option Plan,
                              Restated effective June 28, 1996, dated January
                              22, 1990.

          10.22.2     (11)    Group Technologies Corporation Stock Option Plan,
                              Restated effective December 17, 1996.

          10.23        (1)    Group Technologies Corporation Executive Staff
                              Incentive Compensation Plan, as amended.

          10.24        (4)    Group Technologies Corporate Management Deferred
                              Compensation Plan Restated effective January 1,
                              1994 dated May 5, 1995.

          10.25        (5)    Group Technologies Corporate Management Deferred
                              Compensation Plan Restated effective October 1,
                              1995 dated August 29, 1995.

          10.26        (4)    Group Technologies Corporation Independent
                              Directors' Stock Option Plan dated October 27,
                              1994, as approved and ratified at Annual
                              Shareholder Meeting dated April 21, 1995.

          10.26.1      (8)    Group Technologies Corporation Independent
                              Directors' Stock Option Plan Restated effective
                              February 21, 1996, dated October 27, 1994.

          10.26.2      (9)    Group Technologies Corporation Independent
                              Directors' Stock Option Plan Restated effective
                              October 29, 1996, dated October 27, 1994.

          10.26.3     (13)    Group Technologies Corporation Independent
                              Directors' Stock Option Plan Restated effective
                              June 25, 1997, dated October 27, 1994.


          10.27        (4)    Group Technologies Corporation 1994 Stock Option
                              Plan for Key Employees dated October 27, 1994, as
                              approved and ratified at annual shareholder
                              meeting dated April 21, 1995.

          10.27.1      (8)    Group Technologies Corporation 1994 Stock Option
                              Plan for Key Employees Restated effective on
                              February 21, 1996, dated October 27, 1994.

          10.27.2      (9)    Group Technologies Corporation 1994 Stock Option
                              Plan for Key Employees Restated effective on
                              October 29, 1996, dated October 27, 1994.

          10.27.3     (11)    Group Technologies Corporation 1994 Stock Option
                              Plan for Key Employees Restated effective December
                              17, 1996, dated October 27, 1994.

          10.27.4     (13)    Group Technologies Corporation 1994 Stock Option
                              Plan for Key Employees Restated effective June 25,
                              1997, dated October 27, 1994.

          10.28        (8)    Group Technologies Corporation Independent
                              Directors' Compensation Program Restated effective
                              February 21, 1996, dated September 1, 1995.

          10.28.1     (13)    Group Technologies Corporation Independent
                              Directors Compensation Program Restated effective
                              June 25, 1997, dated September 1, 1995.

10.29        (8)         Group Technologies Corporation 1996 Special Recovery
                         Bonus Plan for Vice Presidents effective as of January
                         2, 1996.

10.30        (8)         Sublease between Group Technologies Supr. Informatica
                         Ind. e Com. Ltda. and Ceccato S/A Comercio de
                         Utilidades Domesticas dated March 20, 1996 regarding
                         the Campinas, Brazil property.

10.31       (15)         Separation letter agreement dated December 10, 1996
                         between the Registrant and Carl P. McCormick.

10.32       (11)         Stock Purchase Agreement and Registration Rights
                         Agreement between Registrant and Group Financial
                         Partners, Inc. dated March 28, 1997.

10.33       (12)         Stock Purchase Right Agreement dated April 7, 1997
                         between the Registrant and Thomas W. Lovelock.

10.34       (13)         Employment Agreement by and between the Registrant and
                         Thomas W. Lovelock dated June 23, 1997.

10.35       (13)         Employment Agreement by and between the Registrant and
                         James G. Cocke dated June 23, 1997.

10.36       (13)         Special Bonus Agreement by and between the Registrant and David D.
                         Johnson dated June 25, 1997.

 18          (3)         Letter from Ernst & Young LLP, regarding change in
                         accounting principles.

 21         (15)         Subsidiaries of the Registrant.

23.1 Consent of Ernst & Young LLP, independent auditors for the Registrant.

23.2 Consent of Ernst & Young L.L.P., independent auditors for Group Financial Partners.

23.3        (15)         Consent of Fowler, White, Gillen, Boggs, Villareal and
                         Banker, P.A. (included in Exhibit 5)

23.4                     Consent of Wyatt, Tarrant & Combs (included in Exhibit
                         8)

23.5                     Consent of J.C. Bradford & Co., LLC

23.6 Consent of Coopers & Lybrand L.L.P., independent auditors for Datatape.

------------------
     (1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 filed May 18, 1994 (Registration No. 33-76326).

     (2) Incorporated by reference to the Registrant's Form 10-K for fiscal year ended December 31, 1994 filed on March 31, 1995.

     (3) Incorporated by reference to the Registrant's Form 10-Q for the Quarterly Period ended April 2, 1995 filed on May 17, 1995.

     (4) Incorporated by reference to the Registrant's Form 10-Q for the Quarterly Period ended July 2, 1995 filed on August 16, 1995.

     (5) Incorporated by reference to the Registrant's Form 10-Q for the Quarterly Period ended October 2, 1995 filed on November 15, 1995.

     (6) Incorporated by reference to the Registrant's Form 8-K filed on February 23, 1996.

     (7) Incorporated by reference to the Registrant's Form 10-K for the fiscal year ended December 31, 1995 filed on April 1, 1996.


             (8) Incorporated by reference to the Registrant's Form 10-Q for the Quarterly Period ended March 31, 1996 filed on May 14, 1996.

             (9) Incorporated by reference to the Registrant's Form 10-Q for the Quarterly Period ended September 29, 1996 filed on November 13, 1996.

            (10)         Incorporated by reference to the Registrant's
                         Registration Statement on Form S-8 filed on June 28,
                         1996 (Registration No. 333-07111).

            (11) Incorporated by reference to the Registrant's Form 10-K for the fiscal year ended December 31, 1996 filed on March 31, 1997.

            (12)         Incorporated by referenced to the Registrant's Form 10-
                         Q for the Quarterly Period ended March 30, 1997 filed on May 14, 1997.

            (13) Incorporated by reference to the Registrant's Form 10-Q for the Quarterly Period ended June 29, 1997 filed on August 13, 1997.

            (14) Incorporated by reference to the Registrant's Form 8-K filed on July 15, 1997.

            (15)         Previously filed with Registrant's Form S-4 (No. 333-
                         20299) filed on January 24, 1997, as amended September
                         24, 1997, as amended December 5, 1997, as amended
                         January 12, 1998.

     (b)  Financial Statement Schedules:

          Schedule II (a) Valuation and Qualifying Accounts; Group Technologies Corporation

          Schedule II (b) Valuation and Qualifying Accounts; Group Financial Partners, Inc. and Subsidiaries

          All other consolidated financial statement schedules have been omitted because the required information is shown in the consolidated financial statements or notes thereto or they are not applicable.

     (c) The opinions of J.C. Bradford, advisor to the Special Committee to the GTC Board, are appendices to the prospectus included in this registration statement.


Item 22.  Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement-Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(g)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on February 9, 1998.


                                    GROUP TECHNOLOGIES CORPORATION



                                    By: /s/ Thomas W. Lovelock
                                        -----------------------
                                            Thomas W. Lovelock

                                    Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                        Capacity                       Date
     ---------                        --------                       ----


/s/ Jeffrey T. Gill                                            February 9, 1998
-------------------          ----------------------------
Jeffrey T. Gill              Chairman and Director


/s/ Thomas W. Lovelock                                         February 9, 1998
----------------------       ----------------------------
Thomas W. Lovelock           President, Chief Executive
                              Officer and Director

/s/ David D. Johnson                                           February 9, 1998
----------------------       ----------------------------
David D. Johnson             Vice President of Finance,
                              Chief Financial Officer and
                               Principal Accounting
                               Officer

          *                                                    February 9, 1998
----------------------       ----------------------------
Robert E. Gill               Director

          *                                                    February 9, 1998
----------------------       ----------------------------
Henry F. Frigon              Director

          *                                                    February 9, 1998
----------------------       ----------------------------
Sidney R. Petersen           Director

          *                                                    February 9, 1998
----------------------       ----------------------------
Roger W. Johnson             Director


* By /s/ Jeffrey T. Gill
     -------------------
     Jeffrey T. Gill,
     Attorney-In-Fact

                                SCHEDULE II (a)
                      VALUATION AND QUALIFYING ACCOUNTS
                        GROUP TECHNOLOGIES CORPORATION

                                        Balance at      Charged to                           Balance at
                                        Beginning       Costs and                              End of
                                        of Period        Expenses        Deductions            Period
                                        ----------      ----------       ----------          ----------

Allowance for doubtful accounts:
Year ended December 31, 1996..........  $  783,000      $  961,000      $  498,000/(1)/     $1,246,000
                                        ==========      ==========      ==========          ==========
Year ended December 31, 1995..........  $  538,000      $1,293,000      $1,048,000/(1)/     $  783,000
                                        ==========      ==========      ==========          ==========
Year ended December 31, 1994..........  $1,144,000      $  571,000      $1,177,000/(1)/     $  538,000
                                        ==========      ==========      ==========          ==========

Reserve for inactive, obsolete and
  unsalable inventories:

Year ended December 31, 1996..........  $8,606,000      $3,567,000      $7,285,000/(2)/     $4,888,000
                                        ==========      ==========      ==========          ==========
Year ended December 31, 1995..........  $2,230,000      $6,939,000      $  563,000/(2)/     $8,606,000
                                        ==========      ==========      ==========          ==========
Year ended December 31, 1994..........  $2,139,000      $  540,000      $  449,000/(2)/     $2,230,000
                                        ==========      ==========      ==========          ==========

---------------------
(1)  Uncollectible accounts written off, net of reserves.
(2)  Inactive, obsolete and unsalable inventories written off.

                                SCHEDULE II (b)
                       VALUATION AND QUALIFYING ACCOUNTS
                GROUP FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

                                                                              Additions
                                                                         --------------------
                                                             Balance at  Charged to  Charged                   Balance at
                                                             Beginning   Costs and   to Other                    End of
                                                             of Period    Expenses   Accounts  Deductions        Period
                                                             ----------  ----------  --------  ----------      ----------
Allowance for doubtful accounts:
Year ended December 31, 1996...............................  $1,090,000  $1,208,000  $      -  $  287,000 (1)  $2,011,000
                                                             ==========  ==========  ========  ==========      ==========
Year ended December 31, 1995...............................  $  697,000  $1,523,000  $      -  $1,130,000 (1)  $1,090,000
                                                             ==========  ==========  ========  ==========      ==========
Year ended December 31, 1994...............................  $1,262,000  $  650,000  $      -  $1,215,000 (1)  $  697,000
                                                             ==========  ==========  ========  ==========      ==========
Reserve for inactive, obsolete and unsalable inventories:
Year ended December 31, 1996...............................  $8,563,000  $4,106,000  $      -  $6,138,000 (1)  $6,531,000
                                                             ==========  ==========  ========  ==========      ==========
Year ended December 31, 1995...............................  $2,473,000  $6,990,000  $      -  $  900,000 (2)  $8,563,000
                                                             ==========  ==========  ========  ==========      ==========
Year ended December 31, 1994...............................  $2,221,000  $  573,000  $      -  $  321,000 (2)  $2,473,000
                                                             ==========  ==========  ========  ==========      ==========

-----------------
(1)  Uncollectible accounts written off, net of reserves.
(2)  Inactive, obsolete and unsalable inventories written off.